FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-15

The information in this free writing prospectus is not complete and may be changed. This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 19, 2015, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED AUGUST 3, 2015)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$905,696,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-C31
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C31
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Société Générale
Basis Real Estate Capital II, LLC
Liberty Island Group I LLC
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus. The trust fund will consist primarily of a pool of 102 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $988,481,381 as of the cut-off date. The trust fund will issue 19 classes of commercial mortgage pass-through certificates, 13 of which are being offered by this free writing prospectus. The offered certificates will accrue interest from and including November 1, 2015. Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in December 2015.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates. The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)	Expected Ratings (Fitch/Moody’s/Morningstar)(4)
Class A-1	$38,222,000%		(5)	September 2020	November 2048	AAAsf/Aaa(sf)/AAA
Class A-2	$20,290,000%		(5)	October 2020	November 2048	AAAsf/Aaa(sf)/AAA
Class A-3	$200,000,000%		(5)	August 2025	November 2048	AAAsf/Aaa(sf)/AAA
Class A-4	$366,122,000	(6)%	(5)	October 2025	November 2048	AAAsf/Aaa(sf)/AAA
Class A-SB	$67,302,000%		(5)	July 2025	November 2048	AAAsf/Aaa(sf)/AAA
Class A-S(7)	$49,425,000	(8)%	(5)	October 2025	November 2048	AAAsf/Aa2(sf)/AAA
Class X-A	$741,361,000	(9)%	Variable(10)	NAP	November 2048	AAAsf/NR/AAA
Class X-B	$60,544,000	(11)%	Variable(12)	NAP	November 2048	NR/NR/AAA
Class X-D	$56,838,000	(13)%	Variable(14)	NAP	November 2048	NR/NR/AAA
Class B(7)	$60,544,000	(8)%	(5)	October 2025	November 2048	AA-sf/NR/AA
Class C(7)	$46,953,000	(8)%	(5)	November 2025	November 2048	A-sf/NR/A-
Class PEX(7)	$156,922,000	(8)%	(15)	November 2025	November 2048	A-sf/NR/A-
Class D	$56,838,000%		(5)	November 2025	November 2048	BBB-sf/NR/BBB

(footnotes to table begin on page 1)

Investing in the offered certificates involves risks. You should carefully consider the risk factors beginning on page 62 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 12, 2015.

The Issuing Entity is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) or in Rule 3a-7, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

WELLS FARGO SECURITIES	SOCIETE GENERALE
Citigroup	Morgan Stanley

October     , 2015

Wells Fargo Commercial Mortgage Trust 2015-C31

Commercial Mortgage Pass-Through Certificates, Series 2015-C31

Washington
2 properties
$46,308,118
4.7% of total
Idaho
4 properties
$29,214,154
3.0% of total
Kansas
1 property
$5,770,000
0.6% of total
Missouri
1 property
$8,210,828
0.8% of total
Iowa
1 property
$1,215,344
0.1% of total
Wisconsin
4 properties
$17,723,823
1.8% of total
Illinois
6 properties
$21,534,687
2.2% of total
Indiana
7 properties
$55,409,000
5.6% of total
Pennsylvania
3 properties
$42,466,904
4.3% of total
New York
3 properties
$36,567,000
3.7% of total
New Hampshire
1 property
$9,488,033
1.0% of total
Michigan
11 properties
$54,793,969
5.5% of total
Massachusetts
1 property
$70,000,000
7.1% of total
Ohio
6 properties
$18,155,067
1.8% of total
Connecticut
1 property
$45,000,000
4.6% of total
Oregon
2 properties
$7,288,937
0.7% of total
New Jersey
1 property
$60,000,000
6.1% of total
California
7 properties
$70,745,221
7.2% of total
Maryland
1 property
$4,477,877
0.5% of total
Virginia
3 properties
$38,008,727
3.8% of total
Arizona
2 properties
$4,772,166
0.5% of total
North Carolina
3 properties
$27,900,000
2.8% of total
Colorado
2 properties
$15,425,000
1.6% of total
Hawaii
1 property
$7,860,000
0.8% of total
Georgia
9 properties
$41,848,289
4.2% of total
Oklahoma
2 properties
$21,289,548
2.2% of total
Mississippi
1 property
$4,867,500
0.5% of total
Alabama
3 properties
$9,439,243
1.0% of total
Texas
10 properties
$63,792,651
6.5% of total
Louisiana
5 properties
$31,875,000
3.2% of total
Kentucky
2 properties
$10,850,000
1.1% of total
Tennessee
4 properties
$26,460,000
2.7% of total
Florida
8 properties
$79,724,294
8.1% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	62
Risks Related to the Offered Certificates	62
The Certificates May Not Be a Suitable Investment for You	62
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	62
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	62
Market Considerations and Limited Liquidity	65
Subordination of the Class A-S, B and C Regular Interests and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C, PEX and D Certificates	68
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	69
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	70
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	71
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	72
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	72
You Will Have No Control Over the Servicing of the Non-Serviced Loan Combinations	73
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund	74
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	75
Potential Conflicts of Interest of the Underwriters and Their Affiliates	77
Potential Conflicts of Interest of the Subordinate Class Representative	80
Potential Conflicts of Interest in the Selection of the Mortgage Loans	81
Ratings of the Certificates Have Substantial Limitations	82
The Special Servicer May Be Directed To Take Actions	85
There Are Risks Relating to the Exchangeable Certificates	85
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	86
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	86
Material Federal Tax Considerations Regarding Original Issue Discount	87
State and Local Tax Considerations	87
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	87
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	87
Risks Related to the Mortgage Loans	89
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates	89

i

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	91
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	91
Retail Properties Have Special Risks	92
Hospitality Properties Have Special Risks	95
Office Properties Have Special Risks	97
Multifamily Properties Have Special Risks	97
Self Storage Properties Have Special Risks	98
Manufactured Housing Community Properties Have Special Risks	99
Mixed Use Facilities Have Special Risks	101
Industrial Properties Have Special Risks	101
Condominium Properties Have Special Risks	103
Parking Areas Have Special Risks	103
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	104
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	104
Tenant Early Termination Options Entail Special Risks	107
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	109
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	109
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	109
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	110
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	111
Limitations on the Enforceability of Multi-Borrower/Multi-Property, Multi- Borrower/Multiple Parcel and Cross-Collateralized Mortgage Loan Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	112
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	113
Certain Mortgaged Properties May Have a Limited Operating History	113
Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties	113
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property	114
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property	115
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	115
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	115
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property	117
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	118

ii

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan	118
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	120
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	121
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	121
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	122
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	122
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	123
Increases in Real Estate Taxes May Reduce Net Operating Income	123
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	123
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	124
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	125
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates	127
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	130
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	130
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	131
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts	132
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	132
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	133
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	134
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	134
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	135
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	135
The Borrower’s Form of Entity May Cause Special Risks	136
Tenancies in Common May Hinder Recovery	137
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	138
Other Risks	138
Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	138
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	139

iii

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	139
Additional Risks	139
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	139
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	139
DESCRIPTION OF THE MORTGAGE POOL	139
General	139
Mortgage Loan History	141
Certain Characteristics of the Mortgage Pool	141
Concentration of Mortgage Loans and Borrowers	141
Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	141
Property Type Concentrations	144
Tenancies in Common; Crowd Funding	146
Condominium Structures	147
Certain Terms of the Mortgage Loans	148
Voluntary Prepayment and Defeasance Provisions	149
Non-Recourse Obligations	154
Due-on-Sale and Due-on-Encumbrance Provisions	155
Encumbered Interests	156
Loan Combinations	156
The Sheraton Lincoln Harbor Hotel Loan Combination	156
The CityPlace I Loan Combination	160
The 11 Madison Avenue Loan Combination	163
The Patrick Henry Mall Loan Combination	171
Subordinate and/or Other Financing	174
Other Additional Financing and Encumbrances	176
Net Cash Flow and Certain Underwriting Considerations	178
Cash Management Agreements/Lockboxes	178
Hazard Insurance	179
Litigation Considerations	180
Default History, Bankruptcy Issues and Other Proceedings	181
Tenant or Other Third Party Matters	182
Lease Terminations and Expirations	183
Other Matters	184
Assessments of Property Value and Condition	185
Appraisals	185
Environmental Assessments	185
Property Condition Assessments	187
Seismic Review Process and Earthquake Insurance	187
Zoning and Building Code Compliance	187
Environmental Insurance	188
Loan Purpose	189
Exceptions to Underwriting Guidelines	189
Assignment of the Mortgage Loans	190
Representations and Warranties	192
Cures, Repurchases and Substitutions	193
Changes in Mortgage Pool Characteristics	196
Finalized Pooling and Servicing Agreement and Other Material Agreements	196
TRANSACTION PARTIES	196
The Issuing Entity	196
The Depositor	197
The Sponsors, Mortgage Loan Sellers and Originators	198
Wells Fargo Bank, National Association	198
General	198
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	198
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	199
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	203

iv

Compliance with Rule 15Ga-1 under the Exchange Act	205
Rialto Mortgage Finance, LLC	208
General	208
Rialto Mortgage’s Securitization Program	208
Rialto Mortgage’s Underwriting Standards and Loan Analysis	208
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	212
Compliance with Rule 15Ga-1 under the Exchange Act	213
C-III Commercial Mortgage LLC	214
General	214
C3CM’s Underwriting Guidelines and Processes	215
Exceptions	220
Review of Mortgage Loans for Which C3CM is the Sponsor	221
Compliance with Rule 15Ga-1 under the Exchange Act	222
Société Générale	222
General	222
Société Générale’s Commercial Mortgage Securitization Program	222
Société Générale’s Underwriting Standards	223
Review of the Mortgage Loans for Which Société Générale is the Sponsor	226
Compliance with Rule 15Ga-1 under the Exchange Act	228
Basis Real Estate Capital II, LLC	228
General	228
Basis’ Securitization Program	228
Basis’ Underwriting Standards and Processes	229
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	233
Compliance with Rule 15Ga-1 under the Exchange Act	235
Liberty Island Group I LLC	235
General	235
Liberty Island’s Securitization Program	235
Liberty Island’s Underwriting Standards and Processes	236
Review of Mortgage Loans for Which Liberty Island is the Sponsor	239
Compliance with Rule 15Ga-1 under the Exchange Act	241
Compensation of the Sponsors	241
The Trustee	241
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	242
The Master Servicer	243
The Special Servicers	246
Midland Loan Services, a Division of PNC Bank, National Association	246
Rialto Capital Advisors, LLC	248
Additional Primary Servicer	251
The Trust Advisor	253
Affiliations and Certain Relationships Among Certain Transaction Parties	254
DESCRIPTION OF THE OFFERED CERTIFICATES	257
General	257
Certificate Principal Balances and Certificate Notional Amounts	258
Exchanges of Exchangeable Certificates	259
Distribution Account	260
Interest Reserve Account	262
Distributions	263
Priority of Distributions	273
Treatment of REO Properties	278
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	279
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	283
Advances of Delinquent Monthly Debt Service Payments	284
Fees and Expenses	288
Reports to Certificateholders; Available Information	293
Voting Rights	302
Delivery, Form and Denomination	302

v

Matters Regarding the Certificate Administrator and the Tax Administrator	302
Amendment of the Pooling and Servicing Agreement	303
Termination of the Pooling and Servicing Agreement	306
The Trustee	307
Eligibility Requirements	307
Duties of the Trustee	307
Matters Regarding the Trustee	308
Resignation and Removal of the Trustee	309
Suits, Actions and Proceedings by Certificateholders	309
YIELD AND MATURITY CONSIDERATIONS	310
Yield Considerations	310
Weighted Average Life	314
Yield Sensitivity of the Class X-A, X-B and X-D Certificates	319
Pre-Tax Yield to Maturity Tables	319
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	324
General	324
Servicing and Other Compensation and Payment of Expenses	330
Asset Status Reports	344
The Majority Subordinate Certificateholder and the Subordinate Class Representative	346
The Trust Advisor	349
Annual Reports and Meeting	351
Net Present Value Calculations	354
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	355
Replacement of the Special Servicer	355
Maintenance of Insurance	359
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	361
Transfers of Interests in Borrowers	362
Modifications, Waivers, Amendments and Consents	362
Required Appraisals	368
Collection Account	373
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	375
REO Account	381
Inspections; Collection of Operating Information	381
Rating Agency Confirmations	382
Servicer Termination Events	385
Rights Upon the Occurrence of a Servicer Termination Event	387
Termination, Discharge and Resignation of the Trust Advisor	389
Resignation of the Master Servicer and the Special Servicer	390
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	391
Evidence as to Compliance	394
Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations	395
Servicing of the 11 Madison Avenue Loan Combination	396
Servicing of the Patrick Henry Mall Loan Combination	398
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	400
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	400
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	401
General	401
Characterization of Investments in Offered Certificates	402
Discount and Premium; Prepayment Consideration	403
Taxation of the Exchangeable Certificates	404
Further Information	405
STATE AND OTHER TAX CONSEQUENCES	405
ERISA CONSIDERATIONS	405
Plan Assets	405
Special Exemption Applicable to the Offered Certificates	406
Insurance Company General Accounts	407
General Investment Considerations	408

vi

LEGAL INVESTMENT	408
LEGAL MATTERS	409
RATINGS	409
INDEX OF DEFINED TERMS	412

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Additional Mortgage Loan Information/Definitions	B-1

Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1

Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1

Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1

Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1

Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1

Annex F:	Form of Distribution Date Statement	F-1

Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

vii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

•	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus. The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus. In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”). THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. THE EXPRESSION “EU PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE THE EU PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS

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FREE WRITING PROSPECTUS AS COMPLETED BY THE ACCOMPANYING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(a)          TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE;

(b)          TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE), SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(c)          IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE EU PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (a) TO (c) ABOVE SHALL REQUIRE THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE EU PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT IN THE UNITED KINGDOM:

(a)          IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT (THE “FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO EITHER THE ISSUING ENTITY OR THE DEPOSITOR; AND

(b)          IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”). ACCORDINGLY, EACH UNDERWRITER

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HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS. HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY

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OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

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IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, X-D, B, C, PEX and D certificates pursuant to this free writing prospectus.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (Fitch/Moody’s/ Morningstar)(4)
Offered Certificates
A-1	$38,222,000		3.867%	30.000%	%	(5)	2.74	12/15 – 09/20	AAAsf/Aaa(sf)/AAA
A-2	$20,290,000		2.053%	30.000%	%	(5)	4.87	09/20 – 10/20	AAAsf/Aaa(sf)/AAA
A-3	$200,000,000		20.233%	30.000%	%	(5)	9.74	07/25 – 08/25	AAAsf/Aaa(sf)/AAA
A-4	$366,122,000	(6)	37.039%	30.000%	%	(5)	9.89	08/25 – 10/25	AAAsf/Aaa(sf)/AAA
A-SB	$67,302,000		6.809%	30.000%	%	(5)	7.44	10/20 – 07/25	AAAsf/Aaa(sf)/AAA
A-S(7)	$49,425,000	(8)	5.000%	25.000%	%	(5)	9.93	10/25 – 10/25	AAAsf/Aa2(sf)/AAA
X-A	$741,361,000	(9)	NAP	NAP	%	Variable(10)	NAP	NAP	AAAsf/NR/AAA
X-B	$60,544,000	(11)	NAP	NAP	%	Variable(12)	NAP	NAP	NR/NR/AAA
X-D	$56,838,000	(13)	NAP	NAP	%	Variable(14)	NAP	NAP	NR/NR/AAA
B(7)	$60,544,000	(8)	6.125%	18.875%	%	(5)	9.93	10/25 – 10/25	AA-sf/NR/AA
C(7)	$46,953,000	(8)	4.750%	14.125%	%	(5)	9.99	10/25 – 11/25	A-sf/NR/A-
PEX(7)	$156,922,000	(8)	NAP	14.125%	%	(15)	9.94	10/25 – 11/25	A-sf/NR/A-
D	$56,838,000		5.750%	8.375%	%	(5)	10.01	11/25 – 11/25	BBB-sf/NR/BBB

Non-Offered Certificates
A-4FL	$366,122,000	(16)(17)	37.039%	30.000%	LIBOR + [_]%(18)	Floating	9.89	08/25 – 10/25	AAAsf/Aaa(sf)/AAA(19)
A-4FX	$0	(17)	0.000%	30.000%	%	(5)	9.89	08/25 – 10/25	AAAsf/Aaa(sf)/AAA
E	$24,712,000		2.500%	5.875%	%	(5)	10.01	11/25 – 11/25	BB-sf/NR/BB-
F	$11,120,000		1.125%	4.750%	%	(5)	10.01	11/25 – 11/25	B-sf/NR/B
G	$46,953,380		4.750%	0.000%	%	(5)	10.06	11/25 – 09/26	NR/NR/NR
R(20)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR/NR/NR

(footnotes to table on cover and table set forth above)

(1)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus.

(2)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB certificates in the aggregate. No class of certificates will provide any credit support to the Class A-4FL certificates for any failure by the swap counterparty to make a payment under the related swap contract. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C and PEX certificates represents the approximate credit support for the Class C regular interest.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this free writing prospectus.

(4)	The expected ratings presented are those of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC, which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D certificates, the ultimate distribution of principal due on those classes on or before the date set forth in the table on the cover as the “Rated Final Distribution Date”. Fitch Ratings, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the

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underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their internet websites. Credit ratings referenced throughout this document are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(5)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, A-S, B, C, D, E, F and G certificates and the Class A-4FX, A-S, B and C regular interests, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	Represents the maximum initial principal balance of the Class A-4 certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $366,122,000.

(7)	The Class A-S, B and C certificates may be exchanged for Class PEX certificates, and Class PEX certificates may be exchanged for the Class A-S, B and C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(8)	On the closing date, the trust fund will issue the Class A-S, B and C regular interests, which will have initial principal balances equal to the initial principal balances of the Class A-S, B and C certificates, respectively. The Class A-S, B, C and PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests. Each of the Class A-S, B and C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C regular interests, respectively. The Class PEX certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of each of the Class A-S, B and C regular interests. Following any exchange of Class A-S, B and C certificates for Class PEX certificates or any exchange of Class PEX certificates for Class A-S, B and C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B and C certificates on the one hand and the Class PEX certificates on the other hand will be increased or decreased accordingly. The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C regular interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C certificates, respectively, and of the related component of the Class PEX certificates. The principal balances of the Class A-S, B and C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX certificates issued on the closing date.

(9)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the principal balance of the Class B regular interest outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B regular interest for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the principal balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class PEX certificates will not have a pass-through rate but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

(16)	Represents the maximum initial principal balance of the Class A-4FL certificates that will be issued on the closing date.

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(17)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $366,122,000. The aggregate principal balance of the Class A-4FL and A-4FX certificates will at all times equal the principal balance of the Class A-4FX regular interest. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $366,122,000. The Class A-4FL certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX certificates having the same pass-through rate as the Class A-4FX regular interest. The aggregate principal balance of the Class A-4FL certificates may be adjusted from time to time as a result of such an exchange.

(18)	The pass-through rate on the Class A-4FL certificates will be a per annum rate equal to LIBOR plus [_]%; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL certificates may convert to the pass-through rate applicable to the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

(19)	The ratings assigned to the Class A-4FL certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX regular interest. The ratings of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC do not address any shortfalls or delays in payment that investors in the Class A-4FL certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL certificates from a floating interest rate to a fixed rate following a default under the swap agreement.

(20)	The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class A-4FL, A-4FX, E, F, G and R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of November 1, 2015, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee. All the mortgage loans (other than the non-serviced pari passu mortgage loans described herein) will be serviced and administered under that agreement. The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

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Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2015-C31, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan Sellers and Originators
Wells Fargo Bank, National Association, a national banking association, Rialto Mortgage Finance, LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company, Société Générale, a société anonyme organized under the laws of France, Basis Real Estate Capital II, LLC, a Delaware limited liability company, and Liberty Island Group I LLC, a Delaware limited liability company, are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. As mortgage loan sellers, those entities will sell the mortgage loans to the depositor. Those entities and their affiliates originated or acquired the mortgage loans. See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

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Originators	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association(1)	Wells Fargo Bank, National Association	21	21	$329,977,555	33.4%
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	19	26	201,913,702	20.4
C-III Commercial Mortgage LLC	C-III Commercial Mortgage LLC	37	40	181,266,299	18.3
Société Générale	Société Générale	10	10	103,033,355	10.4
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	9	12	90,550,234	9.2
Prudential Mortgage Capital Company, LLC	Liberty Island Group I LLC	5	8	55,175,759	5.6
Société Générale / Prudential Mortgage Capital Company, LLC(2)	Société Générale	1	1	26,564,477	2.7
Total:		102	118	$988,481,381	100.0%

(1)	One (1) of the mortgage loans for which Wells Fargo Bank, National Association is the mortgage loan seller (the 11 Madison Avenue mortgage loan) was co-originated by German American Capital Corporation, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association.

(2)	Société Générale and Prudential Mortgage Capital Company, LLC co-originated one (1) of the mortgage loans (and the related pari passu companion loans), the Patrick Henry Mall mortgage loan, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Master Servicer	Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the Loan Combinations” below, Wells Fargo Bank, National Association, in that capacity, will be primarily responsible for:

	•	servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loans) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	•	making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loans); and

	•	making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Furthermore, the pari passu mortgage loans and related pari passu and/or subordinate companion loans described under “The Trust Fund—Loan Combinations” below, together comprise loan combinations. See “Description of the Mortgage Pool—General” and “—Loan Combinations” in this free writing prospectus for more information on the loan combinations. Wells Fargo Bank, National Association will be the master servicer for the mortgage loans in the Sheraton Lincoln Harbor Hotel loan combination and the CityPlace I loan combination

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and such loan combinations will be serviced under the pooling and servicing agreement for this transaction.

On the other hand, (i) the 11 Madison Avenue loan combination is being serviced under, and for the compensation in, the trust and servicing agreement entered into in connection with the MAD 2015-11MD securitization (the “MAD 2015-11MD trust and servicing agreement” or an “other securitization servicing agreement”) by KeyBank National Association, as the master servicer under that trust and servicing agreement (the “MAD 2015-11MD master servicer” or an “other master servicer”) and (ii) the Patrick Henry Mall loan combination is being serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the WFCM 2015-SG1 securitization (the “WFCM 2015-SG1 pooling and servicing agreement” or an “other securitization servicing agreement”) by Wells Fargo Bank, National Association, as the master servicer under that pooling and servicing agreement (the “WFCM 2015-SG1 master servicer” or an “other master servicer”); provided however, that Wells Fargo Bank, National Association, in its capacity as master servicer for this transaction, will be primarily responsible for making debt service advances relating to the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan.

See “Description of the Mortgage Pool—Loan Combinations”, “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as the initial special servicer under the pooling and servicing agreement. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as special servicer, will be responsible for servicing each mortgage loan (other than any non-serviced pari passu mortgage loans or excluded special servicer loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan. Additionally, prior to the occurrence of any such event, Midland Loan Services, a Division of PNC Bank, National Association will be responsible for reviewing and evaluating certain borrower requests and the master servicer’s written recommendation and analysis with respect to specific servicing actions that require the consent of the special servicer. Midland Loan Services, a Division of PNC Bank, National Association was selected to be the special servicer at the request of Eightfold Real Estate Capital Fund IV, L.P., or an affiliate, which is expected to (i) purchase the Class E, F and G certificates on the closing date and (ii) become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative.

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If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (referred to as an “excluded special servicer loan”) the special servicer will be required to resign as special servicer of that excluded special servicer loan. During a subordinate control period, the majority subordinate certificateholder, or the subordinate class representative on its behalf, will appoint (and may thereafter replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan, in which case the largest subordinate class certificateholder that is not an excluded controlling class holder will appoint (and may thereafter replace with or without cause) the excluded special servicer. During a collective consultation period, the largest subordinate class certificateholder that is not an excluded controlling class holder with respect to such excluded special servicer loan will have the right to appoint the excluded special servicer. During a senior consultation period (or during a subordinate control period if the excluded special servicer loan is also an excluded loan and all subordinate class certificateholders are also excluded controlling class holders with respect to such excluded special servicer loan, or during a collective consultation period if all subordinate class certificateholders are also excluded controlling class holders with respect to such excluded special servicer loan), upon resignation of the special servicer with respect to an excluded special servicer loan, such resigning special servicer will use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint an excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of a successor excluded special servicer. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. See “—Subordinate Class Representative” below.

Midland Loan Services, a Division of PNC Bank, National Association will be the special servicer for the mortgage loans in the Sheraton Lincoln Harbor Hotel loan combination and the CityPlace I loan combination and such loan combinations will be specially serviced (if necessary) under the pooling and servicing agreement for this transaction.

On the other hand, (i) the 11 Madison Avenue loan combination will be specially serviced (if necessary) under, and for the compensation in, MAD 2015-11MD trust and servicing agreement by KeyBank National Association, as the special servicer under that trust and servicing agreement (the “MAD 2015-11MD special servicer” or an “other special servicer”) and (ii) the Patrick Henry Mall loan combination is being serviced under, and for the compensation in, the WFCM 2015-SG1 pooling and servicing agreement by Rialto Capital Advisors, LLC, as the special servicer under that pooling and

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servicing agreement (the “WFCM 2015-SG1 special servicer” or an “other special servicer”).

See “Description of the Mortgage Pool—Loan Combinations”, “Transaction Parties—The Special Servicers”, “—Affiliations and Certain Relationships Among Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Additional Primary Servicer	Prudential Asset Resources, Inc., a Delaware corporation, a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances (except for certain emergency servicing advances), with respect to all of the mortgage loans sold to the depositor by Liberty Island Group I LLC. Liberty Island Group I LLC is partially indirectly owned by Prudential Mortgage Capital Company, LLC.

In addition, Prudential Asset Resources, Inc. is acting as primary servicer with respect to the Patrick Henry Mall mortgage loan under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

See “Transaction Parties—Additional Primary Servicer” in this free writing prospectus. The master servicer will pay the fees of the primary servicer.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of the trustee are located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2015-C31. In its capacity as trustee, Wilmington Trust, National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations

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and will become the holder of each mortgage loan upon its transfer to the trust fund. The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Loan Combinations” below with respect to the loan combinations. See “Description of the Mortgage Pool—Loan Combinations”, “Transaction Parties—The Trustee”, “—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Underwriters	Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are the underwriters of the offered certificates. Wells Fargo Securities, LLC and SG Americas Securities, LLC are acting as co-lead managers and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to each class of offered certificates. Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as co-managers.

Trust Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the non-serviced pari passu mortgage loans). Trimont Real Estate Advisors, LLC is also the trust advisor under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

Some of the rights and duties of the trust advisor will be as follows:

• The trust advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the pooling and servicing agreement) of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of the special servicer’s actions pursuant to the pooling and servicing agreement with respect to specially serviced mortgage loans. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of such special servicer’s obligations pursuant to the pooling and servicing agreement and the servicing standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by

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the special servicer to the trust advisor that is required or permitted to be delivered to the trust advisor under the pooling and servicing agreement. The special servicer will be entitled to review and provide comments on the applicable annual report before its finalization, but the content of any final annual report will nonetheless be determined solely by the trust advisor.

• During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period (other than with respect to excluded loans)) in connection with certain material actions described in the pooling and servicing agreement. Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the other special servicer with respect to any non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D certificates and the Class A-4FX, A-S, B and C regular interests has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

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The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Notwithstanding any contrary provision described above, the trust advisor under the pooling and servicing agreement for this transaction will have no rights or duties in connection with the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan. In that regard, (i) with respect to the 11 Madison Avenue mortgage loan, the MAD 2015-11MD trust and servicing agreement does not provide for a trust advisor and no party is expected to perform the services of a trust advisor or similar duties thereunder; and (ii) with respect to the Patrick Henry Mall mortgage loan, the WFCM 2015-SG1 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the Patrick Henry Mall loan combination) under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

Majority Subordinate Certificateholder	The majority subordinate certificateholder will be the holder(s) of a majority interest in the “subordinate class” which means (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer (other than with respect to any excluded loan). In addition, with respect to any excluded special servicer loan (that is also not an excluded loan), the majority subordinate certificateholder or the subordinate class representative on its behalf (during any subordinate control period) will appoint (and may thereafter remove and replace) an excluded special servicer with respect to such mortgage

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loan. The pooling and servicing agreement will specify certain conditions to any such appointment, including but not limited to the following: (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement, (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus and (iii) the successor special servicer delivers to the depositor or any applicable depositor of an other securitization that contains a serviced pari passu companion loan, any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement. If the depositor or any applicable depositor of an other securitization that contains a serviced pari passu companion loan fails to file any required notices on Form 8-K related to such replacement in a timely manner, such replacement will be void ab initio. Eightfold Real Estate Capital Fund IV, L.P., or an affiliate is expected to (i) purchase the Class E, F and G certificates on the closing date and (ii) become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the majority subordinate certificateholder has sold or transferred a majority of the Class E certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a

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corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

• a senior consultation period will be in effect; and

• the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with any non-serviced pari passu mortgage loan, other than (i) certain limited consultation rights with respect to actions of the applicable other special servicer as set forth in the related intercreditor agreement and described in this free writing prospectus (other than with respect to the 11 Madison Avenue mortgage loan) and (ii) the right to direct the termination of the other special servicer under the related other securitization servicing agreement or the right to direct the other master servicer under such other securitization servicing agreement to appoint a sub-servicer, in each case, with respect to the related loan combination if a servicer termination event (as defined under such related other securitization servicing agreement) on the part of the related other special servicer or the related other master servicer, respectively, occurs that affects this securitization, provided, however, that the rights of the majority subordinate certificateholder described in clause (i) and clause (ii) above will not apply with respect to any excluded loan.

With respect to the 11 Madison Avenue loan combination, so long as the 11 Madison Avenue subordinate companion loans are included in the MAD 2015-11MD trust, there will be no majority subordinate certificateholder or similar directing certificateholder under the MAD 2015-11MD trust and servicing agreement, or under any other securitization servicing agreement governing any securitization to which an 11 Madison Avenue pari passu or subordinate companion loan has been contributed, that will be entitled to exercise control, consent or consultation rights with respect to such loan combination similar to those described above; provided, however, that the MAD 2015-11MD trust and servicing agreement provides for certain rights that are exercisable by certificateholders under the related securitization as described in “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination—Special Servicer Appointment Rights” in this free writing prospectus.

With respect to the Patrick Henry Mall loan combination, the related intercreditor agreement and the WFCM 2015-SG1 pooling and servicing agreement grant substantially similar (but not necessarily identical) rights, in all material respects, to those granted to the majority subordinate certificateholder

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under the pooling and servicing agreement for this transaction to the majority holders of a designated controlling class of certificates or their representative, subject to any limitations imposed by the applicable pooling and servicing agreement or the related intercreditor agreement.

See “—Relevant Parties for the Loan Combinations” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Subordinate Class Representative	The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to certain limitations described herein, this right may be exercised at any time and from time to time. If at any time the majority subordinate certificateholder has not appointed a subordinate class representative (unless the majority subordinate class representative has expressly waived its right to act as or appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder), then the majority subordinate certificateholder will be deemed to be the subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

The subordinate class representative generally will be—

• during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters, and replace the special servicer with or without cause; and

• during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters;

provided, however, that such rights of the subordinate class representative will not apply with respect to any excluded loan.

A “borrower party” is (i) a borrower, a mortgagor or a manager of a mortgaged property or any affiliate thereof, (ii) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a mortgaged property, (iii) any person that owns, directly or indirectly, 25% or more of a beneficial interest in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan as set forth in clause (iv) or (iv) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a Mortgage Loan that has accelerated such mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such

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mezzanine lender and (c) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan. For purposes of the foregoing definition, “affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person.

An “excluded loan” is a mortgage loan or loan combination with respect to which the majority subordinate certificateholder or the subordinate class representative is a borrower party.

An “excluded controlling class holder” is any borrower party that is the subordinate class representative or a holder of a certificate in the subordinate class.

With respect to any excluded special servicer loan (that is not also an excluded loan), if any, the majority subordinate certificateholder or the subordinate class representative (during a subordinate control period) will appoint (and may thereafter replace with or without cause) an excluded special servicer with respect to such mortgage loan. During a collective consultation period or senior consultation period, the majority subordinate certificateholder or the subordinate class representative will not have the right to replace such excluded special servicer and such excluded special servicer will be appointed as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicers”.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class E, F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel and CityPlace I, each of which also secures one or more related pari passu companion loans, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to the consultation rights of the holders of the related

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pari passu companion loans, in each case, as provided for in the related intercreditor agreement and as described in this free writing prospectus. See “Description of the Mortgage Pool—Loan Combinations—The Sheraton Lincoln Harbor Hotel” and “—The CityPlace I Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with any non-serviced pari passu mortgage loan, other than (i) certain limited consultation rights with respect to actions of the applicable other special servicer, as set forth in the related intercreditor agreement and described in this free writing prospectus (other than with respect to the 11 Madison Avenue mortgage loan) and (ii) the right to direct the termination of the other special servicer under the related other securitization servicing agreement or the right to direct the other master servicer under such related other securitization servicing agreement to appoint a sub-servicer, in each case, with respect to the related loan combination if a servicer termination event (as defined under such related other securitization servicing agreement) on the part of the related other special servicer or the related other master servicer, respectively, occurs that affects this securitization.

With respect to the 11 Madison Avenue loan combination, so long as the 11 Madison Avenue subordinate companion loans are included in the MAD 2015-11MD trust, there will be no subordinate class representative, controlling class representative or other certificateholder under the MAD 2015 11MD trust and servicing agreement, or under any other securitization servicing agreement governing any securitization to which an 11 Madison Avenue pari passu companion loan has been contributed, that will be entitled to exercise control, consent or consultation rights with respect to such loan combination similar to those described above.

With respect to the Patrick Henry Mall loan combination, the related intercreditor agreement and the WFCM 2015-SG1 pooling and servicing agreement grant rights substantially similar in all material respects (but not necessarily identical) to those granted to the subordinate class representative under the pooling and servicing agreement for this transaction, to the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be.

The subordinate class representative’s consent and/or consultation rights in respect of the sale of a loan combination will not apply to the extent that such loan combination is an excluded loan.

See “—Relevant Parties for the Loan Combinations” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

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Relevant Parties for the
Loan Combinations	The mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, CityPlace I, 11 Madison Avenue and Patrick Henry Mall, each secure both a mortgage loan and one or more related pari passu and/or subordinate companion loans. Each of those mortgage loans and the related pari passu and/or subordinate companion loan(s) are collectively referred to as a “loan combination”. Each of the Sheraton Lincoln Harbor Hotel mortgage loan, the CityPlace I mortgage loan, the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan is sometimes referred to as a “pari passu mortgage loan”.

The loan combinations secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel and CityPlace I will be principally serviced under the pooling and servicing agreement for this transaction. Each such loan combination is sometimes referred to as a “serviced loan combination”. The Sheraton Lincoln Harbor Hotel mortgage loan and the CityPlace I mortgage loan are each sometimes referred to as a “serviced pari passu mortgage loan” or a “serviced mortgage loan” and each related pari passu companion loan is sometimes referred to as a “serviced pari passu companion loan”.

The holders of the Sheraton Lincoln Harbor Hotel companion loan and the CityPlace I companion loan will not be parties to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. Rialto Mortgage Finance, LLC is the current holder of the Sheraton Lincoln Harbor Hotel pari passu companion loan, however it is expected to contribute such pari passu companion loan to a future securitization. Wells Fargo Bank, National Association is the current holder of the CityPlace I pari passu companion loan, however it is expected to contribute such pari passu companion loan to a future securitization.

On the other hand, the 11 Madison Avenue loan combination and the Patrick Henry Mall loan combination are each sometimes referred to herein as a “non-serviced loan combination”. The 11 Madison Avenue mortgage loan is sometimes referred to as a “non-serviced pari passu mortgage loan”, the related pari passu companion loans are sometimes referred to as “non-serviced pari passu companion loans” and the related subordinate companion loans are sometimes referred to as “non-serviced subordinate companion loans”. The Patrick Henry Mall mortgage loan and each of the related companion loans are sometimes referred to herein as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”, respectively.

Wells Fargo Bank, National Association, together with German American Capital Corporation and Morgan Stanley Bank, N.A., are the co-originators and initial holders of the 11 Madison Avenue companion loans. Certain of the 11 Madison Avenue companion loans were contributed to the MAD 2015-11MD securitization. One 11 Madison Avenue pari passu companion loan was contributed to the WFCM 2015-NXS3 securitization and one 11 Madison Avenue pari passu companion loan was

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contributed to the COMM 2015-CCRE26 securitization. The other 11 Madison Avenue companion loans are currently held by German American Capital Corporation and Morgan Stanley Bank, N.A., and are expected to be contributed to one or more other securitization transactions prior to and after the closing date of this securitization transaction. The 11 Madison Avenue loan combination is being serviced under the MAD 2015-11MD trust and servicing agreement, subject to the related intercreditor agreement, as follows:

•	The MAD 2015-11MD master servicer, which is KeyBank National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the 11 Madison Avenue loan combination when such loan combination is not a specially serviced mortgage loan under the MAD 2015-11MD trust and servicing agreement and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related pari passu mortgage loan for the benefit of the certificateholders under the pooling and servicing agreement for this transaction. The master servicer under any other securitization to which any related non-serviced pari passu or subordinate companion loan has been contributed will or is expected to be primarily responsible for making debt service advances with respect to such non-serviced pari passu or subordinate companion loan for the benefit of the holders of the certificates issued pursuant to such securitization.

•	The MAD 2015-11MD special servicer, which is KeyBank National Association, will be responsible for servicing the 11 Madison Avenue loan combination following the occurrence of one or more specified events that causes such loan combination to become a specially serviced mortgage loan under the MAD 2015-11MD trust and servicing agreement.

•	The trustee of the MAD 2015-11MD securitization (the “MAD 2015-11MD trustee”), which is Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the MAD 2015-11MD master servicer fails to perform its obligations to make servicing advances with respect to the 11 Madison Avenue loan combination and will be the mortgagee of record with respect to such loan combination.

•	The custodian under the MAD 2015-11MD trust and servicing agreement will maintain custody of the mortgage loan documents for the 11 Madison Avenue loan combination (other than the promissory note evidencing the 11 Madison Avenue mortgage loan, which will be delivered by Wells Fargo Bank, National Association to the custodian under the pooling and servicing agreement for this transaction, and the promissory notes relating to the 11 Madison Avenue companion loans not being contributed to the MAD 2015-11MD securitization).

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Société Générale and Prudential Mortgage Capital Company, LLC are the co-originators and initial holders of the Patrick Henry Mall pari passu companion loans, which were contributed to the WFCM 2015-SG1 securitization. The Patrick Henry Mall loan combination is being serviced under the WFCM 2015-SG1 pooling and servicing agreement, as follows:

•	The WFCM 2015-SG1 master servicer, which is Wells Fargo Bank, National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Patrick Henry Mall loan combination when such loan combination is not a specially serviced mortgage loan under the WFCM 2015-SG1 pooling and servicing agreement and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related pari passu mortgage loan for the benefit of the certificateholders under the pooling and servicing agreement for this transaction. The master servicer under the securitization to which any related non-serviced pari passu companion loan has been contributed will be primarily responsible for making debt service advances with respect to such related pari passu companion loan for the benefit of the holders of the certificates issued pursuant to such securitization.

•	The WFCM 2015-SG1 special servicer, which is Rialto Capital Advisors, LLC, will be responsible for servicing the Patrick Henry Mall loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan under the WFCM 2015-SG1 pooling and servicing agreement.

•	The trustee of the WFCM 2015-SG1 securitization (the “WFCM 2015-SG1 trustee”), which is Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the WFCM 2015-SG1 master servicer fails to perform its obligations to make servicing advances with respect to the Patrick Henry Mall loan combination and will be the mortgagee of record with respect to such loan combination.

•	The WFCM 2015-SG1 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are substantially similar in all material respects, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

•	The WFCM 2015-SG1 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the

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servicing and administration of loans (including the Patrick Henry Mall loan combination) under that agreement that are substantially similar in all material respects, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

• The custodian under the WFCM 2015-SG1 pooling and servicing agreement will maintain custody of the mortgage loan documents for the Patrick Henry Mall loan combination (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

The servicing and administration of the serviced loan combinations will be conducted according to substantially the same provisions as applicable to mortgage loans that are not included in a loan combination, except that the holders of the related serviced pari passu companion loans, or a representative thereof, will have certain notice and consultation rights with respect to the servicing of the serviced loan combination.

See “Risk Factors—Other Risks—Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties”, “Description of the Mortgage Pool—Loan Combinations”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Affiliations and Certain
Relationships Among
Certain Transaction
Parties	Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the swap counterparty, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is the certificate administrator, paying agent and custodian under the MAD 2015-11MD trust and servicing agreement, which governs the servicing of the 11 Madison Avenue mortgage loan, and the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

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Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I LLC or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by the subject mortgage loan seller and/or its affiliates, as applicable. Some or all of the respective mortgage loans that each of Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by each such mortgage loan seller in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I LLC, or, in any such case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some or all of the mortgage loans that each of C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above in this section), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

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Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Société Générale, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Société Générale, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Société Générale will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Basis Real Estate Capital II, LLC will transfer to the depositor.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor, mortgage loan seller and originator.

Liberty Island Group I LLC, a sponsor and mortgage loan seller, is partially indirectly owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor. Prudential Asset Resources, Inc., the primary servicer of all of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service certain of Liberty Island Group I LLC’s mortgage loans prior to securitization.

Wells Fargo Bank, National Association, the master servicer, is expected to enter into a primary servicing agreement with Prudential Asset Resources, Inc., an affiliate of Liberty Island Group I LLC, pursuant to which Prudential Asset Resources, Inc. will be required to perform certain of the primary servicing duties with respect to all of the mortgage loans that Liberty Island Group I LLC will transfer to the depositor.

Wells Fargo Bank, National Association is the initial holder of the CityPlace I pari passu companion loan.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is the initial holder of the Sheraton Lincoln Harbor Hotel pari passu companion loan. In addition, Rialto Mortgage Finance, LLC is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the

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entity that is the initial majority subordinate certificateholder and the initial subordinate class representative under the WFCM 2015-SG1 pooling and servicing agreement.

Wilmington Trust, National Association, the trustee, is also the trustee under the MAD 2015-11MD trust and servicing agreement, which governs the servicing of the 11 Madison Avenue mortgage loan, and the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

Eightfold Real Estate Capital Fund IV, L.P., or an affiliate, which is expected to be the initial majority subordinate certificateholder, in connection with its expected purchase of all of the Class E, F and G certificates, engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to the mortgage loans.

Trimont Real Estate Advisors, LLC, the trust advisor under this securitization, is also the trust advisor under the WFCM 2015-SG1 pooling and servicing agreement which governs the servicing of the Patrick Henry Mall mortgage loan.

The roles and relationships described above may give rise to conflicts of interest. See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2015 (or, in the case of any mortgage loan that has its first due date in December 2015, the date that would have been its due date in November 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about November 12, 2015.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in December 2015. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

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Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in December 2015. The first distribution date is anticipated to be December 17, 2015.

Record Date	The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this free writing prospectus with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, Maryland, Minnesota, New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period	Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

• will relate to a particular distribution date,

• will be approximately one calendar month long,

• will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

• will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Assumed Final
Distribution Dates	Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date. See the definition of structuring assumptions in Annex B to this free writing

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prospectus. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
Class A-1	September 2020
Class A-2	October 2020
Class A-3	August 2025
Class A-4	October 2025
Class A-SB	July 2025
Class A-S	October 2025
Class X-A	NAP
Class X-B	NAP
Class X-D	NAP
Class B	October 2025
Class C	November 2025
Class PEX	November 2025
Class D	November 2025

*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this free writing prospectus.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in November 2048. See “Ratings” in this free writing prospectus.

Control and Consultation
Periods	The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”, “Description of the Mortgage Pool—Loan Combinations—The Sheraton Lincoln Harbor Hotel Loan Combination” and “—The CityPlace I Loan Combination” in this free writing prospectus.

• Subordinate Control Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period (other than with respect to any excluded loan) the subordinate class representative will be entitled to (i) grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) terminate and replace the special servicer with or without cause. The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

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•	Collective Consultation Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative (other than with respect to any excluded loan) and the trust advisor in connection with asset status reports and material actions described in the pooling and servicing agreement with respect to the mortgage loans. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

•	Senior Consultation Period. A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material actions described in the pooling and servicing agreement. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative

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direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel and CityPlace I, each of which also secures one or more pari passu companion loans, the holders of such related companion loans or their representatives will have, generally at all times, consultation rights with respect to asset status reports and material actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this free writing prospectus. Those rights will be in addition to the rights of the subordinate class representative in this transaction and the trust advisor as described above. See “Description of the Mortgage Pool—Loan Combinations—The Sheraton Lincoln Harbor Hotel Loan Combination” and “—The CityPlace I Loan Combination”.

Notwithstanding any contrary provision described above:

•	The existence of a subordinate control period, collective consultation period or senior consultation period under the pooling and servicing agreement for this transaction will not limit the control and/or consultation rights of the holder of any serviced pari passu companion loan or non-serviced pari passu or subordinate companion loan.

•	The trust advisor under the pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the non-serviced loan combinations.

•	With respect to the 11 Madison Avenue loan combination, the related intercreditor agreement and the MAD 2015-11MD trust and servicing agreement do not provide for any similar control, consent or consultation rights in favor of a certificateholder by the other master servicer or other special servicer thereunder.

•	With respect to the Patrick Henry Mall loan combination, the WFCM 2015-SG1 pooling and servicing agreement and the related intercreditor agreement set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans serviced under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the time periods and corresponding relative rights of the subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders under the pooling and servicing agreement for this transaction, as generally described in this free writing prospectus (including, without

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limitation, the conditions under which the related other special servicer may be removed with respect to such loan combination by the certificateholders under the related securitization or otherwise). The relevant time periods under the pooling and servicing agreement for this transaction, and the pooling and servicing agreement referenced in the immediately preceding sentence, are defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under such agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under an other pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Trust Fund

Creation of the Trust Fund	We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

	•	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

	•	All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

	•	In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from the date of this free writing prospectus up to and including the cut-off date.

	•	In the case of the Sheraton Lincoln Harbor Hotel mortgage loan, the CityPlace I mortgage loan, the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan, with respect to each of which the related

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mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but excludes any related subordinate companion loan(s).

•	The trust fund will include one (1) group of cross-collateralized and cross-defaulted mortgage loans, representing collectively approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this free writing prospectus, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this free writing prospectus.

•	None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this free writing prospectus with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, CityPlace I, 11 Madison Avenue and Patrick Henry Mall, as to each of which the related mortgaged property or portfolio of mortgaged properties also secures one or more related pari passu and/or subordinate companion loans that are not included in the trust fund).

•	The information in this free writing prospectus for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

•	Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

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B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off date pool balance	$988,481,381
	Number of mortgage loans	102
	Number of mortgaged properties	118
	Percentage of multi-property mortgage loans and cross-collateralized groups	9.9%
	Largest cut-off date principal balance	$70,000,000
	Smallest cut-off date principal balance	$1,198,704
	Average cut-off date principal balance	$9,690,994
	Highest mortgage interest rate	5.750%
	Lowest mortgage interest rate	3.560%
	Weighted average mortgage interest rate	4.631%
	Longest original term to maturity	132 months
	Shortest original term to maturity	60 months
	Weighted average original term to maturity	119 months
	Longest remaining term to maturity	130 months
	Shortest remaining term to maturity	58 months
	Weighted average remaining term to maturity	117 months
	Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)	3.89x
	Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.25x
	Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.66x
	Highest cut-off date loan-to-value ratio(1)(2)	75.0%
	Lowest cut-off date loan-to-value ratio(1)(2)	32.5%
	Weighted average cut-off date loan-to-value ratio(1)(2)	66.4%
	Highest maturity date loan-to-value ratio loan-to-value ratio(1)(2)	69.2%
	Lowest maturity date loan-to-value ratio loan-to-value ratio(1)(2)	29.7%
	Weighted average maturity date loan-to-value ratio loan-to-value ratio(1)(2)	58.7%
	Highest underwritten NOI debt yield ratio(1)(2)	17.9%
	Lowest underwritten NOI debt yield ratio(1)(2)	7.9%
	Weighted average underwritten NOI debt yield ratio(1)(2)	10.5%
	Highest underwritten NCF debt yield ratio(1)(2)	16.2%
	Lowest underwritten NCF debt yield ratio(1)(2)	7.6%
	Weighted average underwritten NCF debt yield ratio(1)(2)	9.6%

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(1)	In the case of each of the Sheraton Lincoln Harbor Hotel mortgage loan, the CityPlace I mortgage loan, the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan, with respect to each of which the related mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but does not take account of any related subordinate companion loan(s). In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this free writing prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this free writing prospectus. Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)	See Annex B to this free writing prospectus, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus, including (in some cases) taking into account reserves in such calculations and/or using a hypothetical value for the related mortgaged property in determining loan-to-value ratio.

C. Loan Combinations	The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, CityPlace I, 11 Madison Avenue and Patrick Henry Mall, representing approximately 6.1%, 4.6%, 3.1% and 2.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of loan combinations for which the same mortgage instrument(s) also secure(s) one or more notes that are pari passu or subordinate in right of payment with the respective mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to those mortgage loans and their related companion loans as “loan combinations”.

The table below shows certain information with respect to the loan combinations:

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	Loan Combinations
Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan(s) Balance as of Cut-off Date	Subordinate Companion Loan(s) Balance as of Cut-off Date	Total Mortgage Debt Balance as of Cut-off Date
Sheraton Lincoln Harbor Hotel	$60,000,000	6.1%	$20,000,000	NAP	$80,000,000
CityPlace I	$45,000,000	4.6%	$34,275,000	NAP	$79,275,000
11 Madison Avenue	$30,500,000	3.1%	$733,830,000	$310,670,000	$1,075,000,000
Patrick Henry Mall	$26,564,477	2.7%	$69,147,234	NAP	$95,711,711

For more information regarding each loan combination, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

D. Property Types	The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
Retail	33	$271,021,056	27.4%
Hospitality	14	204,877,721	20.7
Office	11	191,383,333	19.4
Multifamily	15	121,296,303	12.3
Self Storage	16	74,284,403	7.5
Manufactured	21	46,304,310	4.7
Housing
Community
Mixed Use	4	46,034,254	4.7
Industrial	4	33,280,000	3.4
Total:	118	$988,481,381	100.0%

	(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
Florida	8	$79,724,294	8.1%
California	7	70,745,221	7.2
Massachusetts	1	70,000,000	7.1
Texas	10	63,792,651	6.5
New Jersey	1	60,000,000	6.1
Indiana	7	55,409,000	5.6
Michigan	11	54,793,969	5.5
Other(2)	73	534,016,246	54.0
Total:	118	$988,481,381	100.0%

(1)

Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

(2)	Includes twenty-six (26) other states.

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F. Encumbered and Other Interests	The table below shows the number of mortgaged properties for which the encumbered interest is as indicated, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by such encumbered interests:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
Fee(2)	114	$939,426,381	95.0%
Leasehold	4	49,055,000	5.0
Total:	118	$988,481,381	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

(2)	Includes leasehold interests where the fee interest completely overlaps the leasehold interest.

G. Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Interest-only, Amortizing Balloon	42	$449,589,500	45.5%
Amortizing Balloon	51	336,081,881	34.0
Interest-only, Balloon	9	202,810,000	20.5
Total:	102	$988,481,381	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)(3)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lock-out/Defeasance/Open	92	$902,233,035	91.3%
Lock-out/Greater of Yield Maintenance or Prepayment Premium/Open	9	76,260,943	7.7
Lock-out/ Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	1	9,987,403	1.0
Total:	102	$988,481,381	100.0%

(1)	Prepayment restrictions for each mortgage loan reflect the entire life of the loan. See Annex A-1 to this free writing prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each mortgage loan.

(2)	See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(3)	Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this free writing prospectus and Annex A-1, including the footnotes thereto, to this free writing prospectus.

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The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
2-3	29	$206,292,801	20.9%
4-6	66	672,174,802	68.0
7-24	7	110,013,778	11.1
Total:	102	$988,481,381	100.0%

I. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

	•	Eight (8) groups of mortgage loans, representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to the same borrower or borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this free writing prospectus.

	•	Fourteen mortgaged properties, securing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See Annex A-1 to this free writing prospectus and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

	•	The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default and (ii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

	•	No mortgage loan permits negative amortization or the deferral of accrued interest.

J. Removal of Loans from the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

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K. Seller Repurchase and Substitution

Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller (or (1) in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loans together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

L. Sale of Defaulted Mortgage Loans

Subject to the discussion set forth below with respect to the non-serviced pari passu mortgage loans, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. In the event the special servicer sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

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With respect to the Sheraton Lincoln Harbor Hotel loan combination and the CityPlace I loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer is required to sell both the related pari passu mortgage loan and the related pari passu companion loan(s) in any such loan combination as a whole loan. See “Description of the Mortgage Pool—Loan Combinations—The Sheraton Lincoln Harbor Hotel Loan Combination” and “—The CityPlace I Loan Combination” in this free writing prospectus.

Notwithstanding any contrary provision described above, with respect to each non-serviced pari passu mortgage loan, the related other securitization servicing agreement authorizes the applicable other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is then specially serviced and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, and such a sale would be in the best economic interest of the related trust (as the holder of the related pari passu and/or subordinate companion loan(s)) and the trust fund for this transaction collectively, on a net present value basis. In connection with any such loan sale, the other special servicer under the applicable other pooling and servicing agreement will be required to sell both the mortgage loan and its related pari passu and/or subordinate companion loan(s) together as a whole loan.

M.	Defaulted Loan Purchase Options

Pursuant to the related intercreditor agreement, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General		The trust will issue 19 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $988,481,380. We are offering the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, X-D, B, C, PEX and D certificates by this free writing prospectus. The trust will also

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issue the Class A-4FL, A-4FX, E, F, G and R certificates, which are not offered hereby.

Certificate Principal Balances
The Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G certificates. The Class X-A, X-B and X-D certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests outstanding from time to time, the Class X-B certificates will have a notional amount equal to the principal balance of the Class B regular interest outstanding from time to time and the Class X-D certificates will have a notional amount equal to the principal balance of the Class D certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount		Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$38,222,000		3.867%	30.000%
Class A-2	$20,290,000		2.053%	30.000%
Class A-3	$200,000,000		20.233%	30.000%
Class A-4	$366,122,000		37.039%	30.000%
Class A-SB	$67,302,000		6.809%	30.000%
Class A-S	$49,425,000		5.000%	25.000%
Class X-A	$741,361,000		NAP	NAP
Class X-B	$60,544,000		NAP	NAP
Class X-D	$56,838,000		NAP	NAP
Class B	$60,544,000		6.125%	18.875%
Class C	$46,953,000		4.750%	14.125%
Class PEX	$156,922,000	(2)	NAP	14.125%
Class D	$56,838,000		5.750%	8.375%

(1)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C certificates and the Class PEX certificates represents the approximate credit support for the Class C regular interest.

(2)	The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange for Class PEX certificates. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate

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initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates	The Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, X-D, B, C, PEX and D certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, X-A, X-B, X-D, A-S, B, C, PEX, D, E, F and G certificates. Each class of offered certificates (other than the Class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (other than the Class PEX certificates) and the Class A-4FX regular interest are set forth in the following table:

Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-4FX regular interest		%
Class A-SB		%
Class A-S and Class A-S regular interest		%
Class X-A		%
Class X-B		%
Class X-D		%
Class B and Class B regular interest		%
Class C and Class C regular interest		%
Class PEX	NAP
Class D		%

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D certificates and the Class A-4FX, A-S, B and C regular interests, in each case, will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related

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distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B regular interest for the related distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this free writing prospectus.

The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

Exchanging Certificates
through Combination
and Recombination	If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this free writing prospectus.

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Distributions

A.	General	The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	Class A-1, A-2, A-3, A-4, A-SB, X-A(2), X-B(2) and X-D(2) certificates and the Class A-4FX regular interest
2nd	Class A-S regular interest
3rd	Class B regular interest
4th	Class C regular interest
5th	Class D certificates
6th	Non-offered certificates (other than the Class A-4FL and A-4FX certificates)

		(1)	With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D certificates and the Class A-4FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this free writing prospectus, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

		(2)	The Class X-A, X-B and X-D certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to (a) the pooling and servicing agreement for this transaction and (b) with respect to each non-serviced loan combination, the related other securitization servicing agreement governing the servicing of such loan combination, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of the Certificates—Distributions” in the accompanying prospectus.

B.	Distributions of Interest

Each class of certificates (other than the Class A-4FL and R certificates) and the Class A-4FX, A-S, B and C regular interests will bear interest that will accrue during each interest accrual period based upon:

		•	the pass-through rate for that class and interest accrual period;

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• the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

• with respect to the Class A-4FX, A-S, B and C regular interests and each class of certificates (other than the Class A-4FL and R certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D certificates and the Class B and C regular interests (and, therefore, on the Class B and C certificates and/or the Class PEX certificates, as applicable) on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under

“— A. General” above and, in the case of the Class D certificates and the Class B and C regular interests (and, therefore, the Class B and C certificates and/or the Class PEX certificates, as applicable), the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D certificates and the Class A-4FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C.	Distributions of Principal	Subject to—

• available funds,

• the distribution priorities described under “— A. General” above,

• the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal

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Balances in Connection with Losses and Expenses” below, and

•	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A, X-B and X-D certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

•	no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D certificates, and the Class A-4FX, A-S, B and C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

•	no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates, and the Class A-4FX, A-S, B and C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class C regular interest (and, therefore, on the Class C certificates and the Class C component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX and C certificates), and the Class A-4FX, A-S and B regular interests (and, therefore, the Class A-4FL, A-4FX, A-S and B certificates and the Class A-S and B components of the Class PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class B regular interest (and, therefore, on the Class B certificates and the Class B component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX, C and B certificates), and the Class A-4FX and A-S regular interests (and, therefore, the Class A-4FL, A-4FX and A-S certificates and the Class A-S component of the Class PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class A-S regular interest (and, therefore, on the Class A-S certificates and the Class A-S component of the Class PEX certificates) until the aggregate principal balance of each

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other class of offered certificates (other than the Class D, PEX, C, B and A-S certificates) and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero;

•	no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this free writing prospectus, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX, C, B and A-S certificates) and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero;

•	no principal distributions will be made on the Class A-4 certificates or the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the principal balance of the Class A-1 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus; and

•	once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class D, E, F and G certificates and the Class A-S, B and C regular interests (and,

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therefore, the Class A-S, B, C and PEX certificates) may be reduced to zero at a time when the Class A-1, A-2, A-3, A-4 and/or A-SB certificates and/or the Class A-4FX regular interest remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes and the Class A-4FX regular interest is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

• the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

• the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses	As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan

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(and any related serviced pari passu companion loan) (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan. The master servicing fee for each mortgage loan (and any related serviced pari passu companion loan) will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan (and any related serviced pari passu companion loan) is computed. The weighted average master servicing fee rate will be approximately 0.0112% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be primary serviced or sub-serviced by primary servicers or sub-servicers, respectively, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each such mortgage loan, including, without limitation, Prudential Asset Resources, Inc., which will primary service certain mortgage loans. The rate at which the primary servicing fee or sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loans, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan (and any related serviced pari passu companion loans), if any, as to which the corresponding mortgaged property has become an REO property. The special servicing fee will accrue for any specially serviced mortgage loan or REO mortgage loan at a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loans) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan (and any related serviced pari passu companion loans) worked out by the special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan. The workout fee

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will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to each payment of interest, other than default interest, and each payment of principal received on the related mortgage loan (and any related serviced pari passu companion loans) for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loans) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan by the related mortgage loan seller from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

The certificate administrator will be entitled to a fee for each mortgage loan (including each non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the certificate administrator fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The certificate administrator fee rate is 0.0045% per annum. The trustee will be entitled to a monthly fee of $210 payable by the certificate administrator from the certificate administrator’s fee pursuant to the pooling and servicing agreement.

The trust advisor will be entitled to a fee for each mortgage loan (other than the non-serviced pari passu mortgage loans) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The trust advisor fee rate is 0.00275% per annum.

With respect to each non-serviced pari passu mortgage loan, the other master servicer, the other special servicer and the other trust advisor (or other operating advisor), if any, with respect to the related other securitization will be entitled to

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fees on terms and conditions that are substantially similar in all material respects (but not necessarily identical) to the respective fees described above, in each case, pursuant to the related other securitization servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination”, “—The Patrick Henry Mall Loan Combination”, “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The master servicer, special servicer, trustee, certificate administrator and trust advisor and, with respect to each non-serviced pari passu mortgage loan, the other master servicer, the other special servicer, the other trustee, the other certificate administrator and the other trust advisor (or operating advisor), if any, under the related other securitization servicing agreement, are entitled to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the mortgage pool for this transaction, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

D.	Distributions of Yield
Maintenance Charges
and Other Prepayment
	Premiums	Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-SB and/or D certificates, and/or the Class A-4FX, A-S, B and/or C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

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Reductions of Certificate
Principal Balances in
Connection with Losses
and Expenses	Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	Non-offered certificates (other than the Class A-4FL and A-4FX certificates)
2nd	Class D certificates
3rd	Class C regular interest (and, therefore, the Class C certificates and the Class C component of the Class PEX certificates)
4th	Class B regular interest (and, therefore, the Class B certificates and the Class B component of the Class PEX certificates)
5th	Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates)
6th	Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates)

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent), if any, under the related other securitization servicing agreement, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. The

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pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest
Entitlements and
the Principal Distribution
Amount In Connection
with Certain Trust
Advisor Expenses	The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this free writing prospectus, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor (or equivalent party) with respect to such securitization, if any, may be entitled to indemnification from the trust fund for this transaction (on a pro rata basis with the other trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the related other securitization servicing agreement, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder (or the equivalent) under that securitization of its rights under that pooling and servicing agreement. Any expenses incurred by the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent), if any, under the related other securitization servicing agreement, that are indemnifiable under the pooling and servicing agreement will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class D certificates and the Class C and B regular interests (and, therefore, on the Class C and B certificates and/or the Class C and B components of the Class PEX certificates, as applicable) on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-SB and D certificates and the Class A-4FX, A-S, B and C regular interests (and, therefore, on the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) on that distribution date.

Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D certificates and the Class C and B regular interests, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the

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Class D certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (with any write-off of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any trust advisor (or equivalent party) under the pooling and servicing agreement pursuant to which the non-serviced loan combination is serviced, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent
Monthly Debt Service
Payments	The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including any non-serviced pari passu mortgage loan, but not any pari passu or subordinate companion loan), other than balloon payments, default interest and excess interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for applicable REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with

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interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan following a material default or the occurrence of certain other events described in this free writing prospectus. Based upon the results of such appraisal, or, in the case of a non-serviced pari passu mortgage loan, an appraisal obtained by the other special servicer under the applicable other securitization servicing agreement, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus. Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each non-serviced pari passu mortgage loan is subject to provisions in the applicable other securitization servicing agreement relating to appraisal reductions, and such provisions are substantially similar in all material respects (but not necessarily identical) to the provisions set forth above. The existence of an appraisal reduction in respect of a non-serviced pari passu mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination”, “—The Patrick Henry Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu or subordinate companion loan will not be advanced by the master servicer or the trustee, but may be advanced by the related other master servicer or other trustee under the other securitization servicing agreement pursuant to which that pari passu or subordinate companion loan is securitized.

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Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, on a pro rata basis to the Class A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates), and then, to the Class A-SB certificates without regard to the Class A-SB planned principal balance, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this free writing prospectus). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

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(1) The Class X-A, X-B and X-D certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal. However, loan losses allocated to the corresponding class(es) of certificates or regular interest(s) upon which such certificates’ respective notional amounts are based will generally reduce such notional amounts and, therefore, the amount of interest they accrue.

(2) Other than the Class A-4FL, A-4FX and R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the Class R, X-A, X-B or X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interest), the Class X-B certificates (to the extent such losses are allocated to the Class B regular interest) or the Class X-D certificates (to the extent such losses are allocated to the Class D certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to a non-serviced pari passu mortgage loan, the right of the other master servicer, other special servicer or other trustee under the applicable other securitization servicing agreement to receive payments of interest on unreimbursed servicing advances made in connection with such non-serviced loan combination, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated first to the related subordinate

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companion loans, if any, until their principal balances are reduced to zero, and then between the pari passu mortgage loan and its related pari passu companion loan(s) on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class X-A, X-B, X-D, A-4FL, A-4FX, A-S, B, C and PEX certificates) and the Class A-4FX, A-S, B and C regular interests, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interests. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the other trust advisor (or equivalent), if any, under the related other securitization servicing agreement, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination	The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

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Denominations	We intend to deliver the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A, X-B and X-D certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement	You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation; and

• the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

• the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates or, with respect to a non-serviced loan combination by the other master servicer, other special servicer, or other trust advisor (or other operating advisor), if any, under an applicable other

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securitization servicing agreement or any of their respective affiliates;

•	the relationships, including the ownership of other mortgage debt (including the pari passu and/or subordinate companion loans or securities backed thereby), non-mortgage debt and equity interests or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, trust advisor or, with respect to a non-serviced pari passu mortgage loan, the other master servicer, other special servicer, or other trust advisor (or other operating advisor), if any, under the applicable other securitization servicing agreement or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

•	any affiliation between the subordinate class representative and any borrower or property manager with respect to a mortgage loan, or any affiliate of the borrower or property manager, or any agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of the related borrower;

•	the obligation of the special servicer, or, with respect to a non-serviced pari passu mortgage loan (other than the 11 Madison Avenue mortgage loan), the other special servicer under the related other securitization servicing agreement, or any of their respective affiliates, to take actions at the direction or obtain the approval of the subordinate class representative or the holder of the related non-serviced pari passu companion loan or its representative;

•	the right of the majority subordinate certificateholder or the subordinate class representative on its behalf, or, with respect to a non-serviced pari passu mortgage loan (other than the 11 Madison Avenue mortgage loan), the majority subordinate certificateholder, subordinate class representative or controlling class representative (or their equivalent) under the related other securitization servicing agreement, to replace the applicable special servicer, with or without cause, and any arrangements entered into between a special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as special servicer under, and subject to the conditions set forth in, the pooling and servicing agreement;

•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•	the opportunity of the initial investor in the Class E, F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in

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order to allow certain mortgage loans to be included in this securitization; and

• the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator or, with respect to a non-serviced pari passu or subordinate companion loan, the activities of the related other master servicer, other special servicer, or other trust advisor (or equivalent), if any, under the related other securitization servicing agreement, or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund”, “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests”, “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this free writing prospectus.

Federal Tax Status	Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” (each, a “REMIC”) under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”). The Class A-4FX, A-S, B and C regular interests, together with any excess interest, and the swap contract and the related distribution account will be held in portions of a grantor trust and the Class A-4FL, A-4FX, A-S, B, C and PEX certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus. The offered certificates and the Class A-S, B and C regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-S, B, C and PEX certificates will represent undivided beneficial interests in the Class A-S, B and C regular interests. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A, X-B and X-D certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one or more of the classes of offered

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certificates that has a principal balance or the Class A-4FX, A-S, B or C regular interests, as applicable.

We anticipate that the Class [_], [_], [_] and [_] certificates will be issued at a premium for federal income tax purposes and we anticipate that the Class [_] and [_] certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

• no mortgage loan will otherwise be prepaid prior to maturity; and

• there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the accompanying prospectus.

ERISA	The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemption granted to Wells Fargo Securities, LLC, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemption have been satisfied.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC:

Class	Fitch	Moody’s	Morningstar
Class A-1	AAAsf	Aaa(sf)	AAA
Class A-2	AAAsf	Aaa(sf)	AAA
Class A-3	AAAsf	Aaa(sf)	AAA
Class A-4	AAAsf	Aaa(sf)	AAA
Class A-SB	AAAsf	Aaa(sf)	AAA
Class A-S	AAAsf	Aa2(sf)	AAA
Class X-A	AAAsf	NR	AAA
Class X-B	NR	NR	AAA
Class X-D	NR	NR	AAA
Class B	AA-sf	NR	AA
Class C	A-sf	NR	A-
Class PEX	A-sf	NR	A-
Class D	BBB-sf	NR	BBB

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A, X-B and X-D certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in November 2048. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood, timing or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC to rate certain classes of the offered certificates. Each of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC may issue ratings on one or more classes of offered certificates that we did not hire them to rate. Had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by Moody’s Investors Service, Inc. for the classes of certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those

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other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by one or more of the related pari passu or subordinate companion loans) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended. The issuing entity will be relying upon an exclusion or exemption under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended,

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or Rule 3a-7 under Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

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RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus. In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis resulted in increased

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vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure. Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation. Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility. For example, the United States government has nearly reached its borrowing limit in the past and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations. Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more U.S. states or territories could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors. For instance, the City of Detroit, Michigan has been the subject of proceedings under chapter 9 of the U.S. bankruptcy code. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. You should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines (i) may be substantial and occur in a relatively short period following the issuance of the certificates, and (ii) may or may not occur for reasons largely unrelated to the circumstances of the particular property;

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•	if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

•	if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

•	some participants in the commercial mortgage-backed securities markets have previously sought permission from the Internal Revenue Service (the “IRS”) to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities. We cannot assure you that future dislocations in the commercial

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mortgage-backed securities market will not occur. Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

•	increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

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•	investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)) and by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2011/61/EU (“Solvency II”); and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates. On 30 September 2015, the European Commission published a proposal for a Securitisation Regulation aiming to create a harmonized securitization framework within the European Union. The Securitisation Regulation, once finalized, will repeal the risk retention requirements under each of the CRR, the AIFMD and Solvency II and replace them with a single regime that will apply to all investors currently subject to the Retention Requirements, the Due Diligence Requirement or Similar Requirements. Until the proposed Securitisation Regulation is considered and adopted by the European Parliament and Council, it is not possible to tell what effect the proposed Securitisation Regulation would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective

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investors are themselves responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement or Similar Requirements.

•	Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

•	Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations. New regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as commercial mortgage-backed securities. As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act of 1940, as amended (the “Investment Company Act”) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the

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definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Regular Interests and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C, PEX and D Certificates

As described in this free writing prospectus, if your certificates are Class A-S, B, C, PEX or D certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3,

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A-4, A-SB, X-A, X-B and X-D certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) and, if your certificates are Class B, C or D certificates, to those of the holders of the Class A-S certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class A-S regular interest) and, if your certificates are Class C or D certificates, to those of the holders of the Class B certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class B regular interest), and, if your certificates are Class D certificates, to those of the holders of the Class C certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class C regular interest). See “Description of the Offered Certificates” in this free writing prospectus. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other distribution terms of, your offered certificates,

•	the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) that can result in prepayments of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or collections made in connection with purchases, sales or other removals of mortgage loans from the trust fund,

•	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

•	the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

•	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest are fully retired, on the period of time during which the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest remain outstanding. In addition, the holders of the Class A-1, A-2, A-3 or A-4 certificates or the Class

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A-4FX regular interest (and, therefore, the holders of the Class A-4FL and A-4FX certificates) may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A, X-B and X-D certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interests and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interests. The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class B regular interest and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balance of the Class B regular interest. The yield to investors on the Class X-D certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class D certificates and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balance of the Class D certificates. Investors in the Class X-A, X-B and X-D certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates. Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Partial Release and/or Partial Defeasance and/or Substitution” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan. Generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage

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loans, an event of default has occurred and is continuing. See “Yield and Maturity Considerations” in this free writing prospectus.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period. The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date. See “Risk Factors—Risks Related to the Offered Certificates—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage

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ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) and, as to interest, among the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates)). However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-SB and D certificates, and the Class A-4FX, A-S, B and C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) may suffer a permanent loss of principal and/or, solely in the case of the Class D certificates and the Class B and C regular interests (and, therefore, the Class B, C and/or PEX certificates, as applicable), interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor (i) has no consultation rights with respect to actions by the special servicer during any subordinate control period, (ii) has no ability to communicate with or directly influence the actions of borrowers at any time, (iii) has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and (iv) in the case of each non-serviced loan combination, has no consultation rights whatsoever. In addition, the trust advisor has only the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing

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agreement. Investors who disagree with the trust advisor’s determination that no material violation of the special servicer’s compliance with its obligations under the pooling and servicing agreement has occurred will have no recourse other than the limited rights with respect to the removal of the trust advisor and/or special servicer pursuant to the procedures outlined in the pooling and servicing agreement and described in this free writing prospectus. In addition, if the trust advisor is removed at the direction of investors or otherwise, the replacement trust advisor will not redetermine the special servicer’s compliance with the pooling and servicing agreement with respect to actions already reviewed by the predecessor trust advisor.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

You Will Have No Control Over the Servicing of the Non-Serviced Loan Combinations

The 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan are each part of a loan combination that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 11 Madison Avenue mortgage loan, the entire related loan combination will be serviced and administered by KeyBank National Association and, if applicable, specially serviced by KeyBank National Association, under the trust and servicing agreement entered into in connection with the MAD 2015-11MD securitization. With respect to the Patrick Henry Mall mortgage loan, the entire related loan combination will be serviced and administered by Wells Fargo Bank, National Association and, if applicable, specially serviced by Rialto Capital Advisors, LLC, under the pooling and servicing agreement entered into in connection with the WFCM 2015-SG1 securitization. The MAD 2015-11MD trust and servicing agreement provides for a servicing arrangement that is substantially similar in all material respects to this securitization transaction, however so long as the 11 Madison Avenue subordinate companion loans are included in the MAD 2015-11MD trust, no certificateholder under the MAD 2015-11MD trust and servicing agreement, the pooling and servicing agreement for this transaction, or any other securitization servicing agreement governing a securitization to which an 11 Madison Avenue pari passu companion loan has been contributed, will have any control, consent or consultation rights with respect to the 11 Madison Avenue mortgage loan that are comparable to the rights granted to the subordinate majority certificateholder and the subordinate class representative under the pooling and servicing agreement. On the other hand, the WFCM 2015-SG1 pooling and servicing agreement provides for a servicing arrangement that is substantially similar in all material respects (but not necessarily identical) to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative (or their equivalents).

As a result, no certificateholder will have any control over any servicing of the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan, except that, with respect to the Patrick Henry Mall mortgage loan, the majority subordinate certificateholder under this securitization will have the right to consult with respect to certain matters (other than with respect to any excluded loan), on a non-binding basis, with the related other special servicer for the WFCM 2015-SG1 pooling and servicing agreement, to the extent set forth in the related intercreditor agreement. In addition, no certificateholder will have any right to replace the related other special servicer for any such other securitization, except in connection with a servicer termination event to the extent described in “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination—Special Servicer Appointment Rights” and “—The Patrick Henry Mall Loan Combination”.

See “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination”, “—The Patrick Henry Mall Loan Combination”. and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

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If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus. Each of the MAD 2015-11MD trust and servicing agreement and the WFCM 2015-SG1 pooling and servicing agreement provides that the 11 Madison Avenue loan combination and the Patrick Henry Mall loan combination, respectively, will be administered, in accordance with a servicing standard that is substantially similar in all material respects (but not necessarily identical) to the servicing standard set forth in the pooling and servicing agreement for this transaction. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, each subservicer, the special servicer, or any of their respective affiliates, and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the other master servicer (or related subservicer) and the special servicer with respect to any securitization of a non-serviced pari passu or subordinate companion loan or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates. The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu, subordinate or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a non-offered class of certificates or subordinate or mezzanine debt relating to a mortgage loan or an equity interest in a borrower under a mortgage loan, the special servicer might defer acceleration under the mortgage loan in an attempt to reduce the potential for losses allocable to its non-offered certificates, subordinate or mezzanine debt or equity interest in hope of maximizing future proceeds. That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, each of the master servicer and the special servicer, as applicable, is required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special

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servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. Similarly, with respect to each non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor. In the normal course of its business, the trust advisor, Trimont Real Estate Advisors, LLC, and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included, institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters, the majority subordinate certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Trimont Real Estate Advisors, LLC’s duties as trust advisor.

In addition, Trimont Real Estate Advisors, LLC and its affiliates may in the future, in the ordinary course of their business, perform contract underwriting services and advisory services, as well as service or specially service existing and new commercial and multifamily mortgage loans for third or related parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, the mortgaged properties securing certain of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Further, Trimont Real Estate Advisors, LLC or its affiliates may in the future, in the ordinary course of their business, own mortgage loans similar to the Mortgage Loans, which are secured by real properties in the same markets as the real properties securing the Mortgage Loans, and own real properties similar to and in the same markets as the real properties securing the Mortgage Loans. This may pose inherent conflicts of interest for Trimont Real Estate Advisors, LLC

We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement. In addition, the trust advisor and its affiliates may have

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interests that are in conflict with those of certificateholders if the trust advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan (other than the MAD 2015-11MD trust and servicing agreement and the 11 Madison Avenue mortgage loan), the statements set forth above generally apply in a similar manner in relation to the trust advisor (or the equivalent) and its activities under the related other securitization servicing agreement.

Trimont Real Estate Advisors, LLC is also the trust advisor under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this free writing prospectus. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties. One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; and/or (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Loan Combinations” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—Sheraton Lincoln Harbor Hotel” and “—CityPlace I” in Annex A-3 to this free writing prospectus.

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Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Companion Loans. With respect to each of the Sheraton Lincoln Harbor Hotel mortgage loan, the CityPlace I mortgage loan, the 11 Madison Avenue mortgage loan and the Patrick Henry Mall mortgage loan, the related mortgaged property or portfolio of mortgaged properties also secures one or more pari passu and/or subordinate companion loans.

With respect to each of the Sheraton Lincoln Harbor Hotel mortgage loan and the CityPlace I mortgage loan, such mortgage loan and its related pari passu companion loan(s) will be serviced pursuant to the pooling and servicing agreement related to this transaction. Pursuant to the related intercreditor agreements, for so long as either such mortgage loan and its related pari passu companion loan(s) are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require consultation with the holder of each related pari passu companion loan (on a non-binding basis).

With respect to the 11 Madison Avenue mortgage loan, the related loan combination will be serviced under the MAD 2015-11MD trust and servicing agreement and neither the other master servicer nor the other special servicer under the MAD 2015-11MD trust and servicing agreement will be obligated to consult with any party or certificateholder with respect to this securitization transaction with respect to the servicing of such loan combination.

With respect to the Patrick Henry Mall mortgage loan, the related loan combination will be serviced pursuant to the WFCM 2015-SG1 pooling and servicing agreement, and certain decisions to be made with respect to the Patrick Henry Mall mortgage loan may require the approval of the subordinate class representative under the WFCM 2015-SG1 pooling and servicing agreement, respectively, or such other party specified in the related intercreditor agreement. As a result, you will have less control over the servicing of the Patrick Henry Mall mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

The interests of a holder of any pari passu and/or subordinate companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a pari passu or subordinate companion loan (or its designee) for having acted solely in its own interest.

See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator, the swap counterparty or the master servicer in this securitization or as a similar party under the MAD 2015-11MD trust and servicing agreement or the WFCM 2015-SG1 pooling and servicing agreement) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of

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clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the pari passu and/or subordinate companion loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the pari passu and/or subordinate companion loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu or subordinate companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above.

Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the swap counterparty, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.

In addition, SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor, mortgage loan seller and originator.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC, and Liberty Island Group I, LLC respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC

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on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $197,046,202. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date principal balance of the mortgage loans that (i) are (or, as of the securitization closing date, are expected to be) subject to the repurchase facility and (ii) will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, is projected to equal approximately $181,266,299. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $90,550,234. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $39,425,759. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I, LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some or all of the mortgage loans that each of C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I, LLC, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II and Liberty Island Group I, LLC, LLC, respectively, to the depositor.

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Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and Liberty Island Group I, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, and certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Société Générale, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Société Générale, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Société Générale will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Basis Real Estate Capital II, LLC will transfer to the depositor.

Liberty Island Group I LLC, a sponsor, is partially indirectly owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor. Prudential Asset Resources, Inc., the primary servicer of all of those mortgage loans, is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short term warehousing facility described herein), in each case to primary service certain of Liberty Island Group I LLC’s mortgage loans prior to securitization.

Prudential Asset Resources, Inc. is also the primary servicer of the Patrick Henry Mall mortgage loan under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

Wells Fargo Bank, National Association is the certificate administrator, paying agent and custodian under the MAD 2015-11MD trust and servicing agreement, which governs the servicing of the 11 Madison Avenue mortgage loan, and the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under the WFCM 2015-SG1 pooling and servicing agreement, which governs the servicing of the Patrick Henry Mall mortgage loan.

In addition, it is possible that an affiliate of any of the mortgage loan sellers, each of which is a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that Eightfold Real Estate Capital Fund IV, L.P. or an affiliate will be the initial subordinate class representative (other than with respect to any non-serviced pari passu mortgage

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loans). In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be appointed by the majority subordinate certificateholder, which is expected initially to be Eightfold Real Estate Capital Fund IV, L.P. or an affiliate. The subordinate class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this free writing prospectus.

In order to minimize the effect of the conflict of interest, for so long as any borrower party is the subordinate class representative or the majority subordinate certificateholder, the subordinate class representative will not have consent or consultation rights with respect to the related excluded loan (however, the subordinate class representative will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the subordinate class representative or a holder of a certificate in the subordinate class (each, as applicable, an “excluded controlling class holder”), the subordinate class representative or such holder of a certificate in the subordinate class, as applicable, will not be given access to certain excluded information related to the related mortgage loan (an “excluded controlling class loan”). Notwithstanding those restrictions, there can be no assurance that the subordinate class representative will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded controlling class loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded controlling class loan becomes subject to a workout or liquidation. Furthermore, we cannot assure you that any holder of a certificate in the subordinate class that is not an excluded controlling class holder will not share with an excluded controlling class holder such related excluded information in a manner that adversely impacts your certificates. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender, investor or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class E, F and G certificates (which investor, as the expected purchaser of such certificates on the closing date, is expected to be the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests. In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance

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of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator. Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than (a) any non-serviced pari passu mortgage loans and (b) any excluded loan) and, during the subordinate control period, the right to replace the special servicer (other than with respect to any excluded loan) under some circumstances. In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving any non-serviced pari passu mortgage loan (except with respect to the 11 Madison Avenue mortgage loan and to the extent that such mortgage loan is an excluded loan). In addition, with respect to a serviced pari passu mortgage loan, the holder(s) of the related serviced pari passu companion loan(s) will have certain non-binding consultation rights with regard to material servicing decisions involving such serviced pari passu mortgage loan. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to some or all classes of certificates by each of the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant structural features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by

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the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in each of this free writing prospectus and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate certain classes of the certificates. We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Moreover, any of the three (3) nationally recognized statistical rating organizations that we have hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those five (5) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other two (2) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating

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organizations would ultimately have assigned to the certificates. In addition, had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by Moody’s Investors Service, Inc. for the classes of certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates. Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency. The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any

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obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative (other than with respect to any excluded loan, with respect to which the subordinate class representative will have no right to provide direction or advice), take actions with respect to the specially serviced mortgage loans pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be controlled by the Class F or G certificateholders and will initially be appointed by the investor that has committed to purchase the Class E, F and G certificates on the closing date (which investor may trade any of such certificates prior to, on or after the closing date). The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of the holders of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, the related other special servicer thereunder may, at the direction or upon the advice of the related other subordinate class representative (or the equivalent) (except, in the case of the 11 Madison Avenue mortgage loan, with respect to which the MAD 2015-11MD trust and servicing agreement identifies no “controlling noteholder” or “directing holder”), take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates. Such other subordinate class representative (or the equivalent) (except, in the case of the 11 Madison Avenue mortgage loan, with respect to which the MAD 2015-11MD trust and servicing agreement identifies no “controlling noteholder” or “directing holder”) may have interests in conflict with those of the certificateholders. Although the special servicer, or other special servicer, as applicable, will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the pooling and servicing agreement or applicable other securitization servicing agreement, the servicing standard and other provisions of the pooling and servicing agreement or applicable other securitization servicing agreement will generally protect the special servicer, or other special servicer, as applicable, from liability for errors in judgment. In addition, the servicing standard under the pooling and serving agreement or applicable other securitization servicing agreement is a generalized standard of conduct that allows the special servicer, or other special servicer, as applicable discretion in determining its response to particular circumstances.

In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEX certificates will reflect, in the aggregate, the characteristics of the Class A-S, B and C certificates, which, together with the Class PEX certificates, are referred to as “exchangeable certificates” in this free writing prospectus. As a result, the Class PEX certificates will be subject to the same risks as the Class A-S, B and C certificates described in this

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free writing prospectus. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

•	A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

•	Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the Class A-S, B or C regular interest (and, correspondingly, the Class A-S, B or C certificates and, to the extent evidencing an interest in the Class A-S, B or C regular interests, the Class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such Class, exchanges will no longer be permissible.

•	Certificates may only be held in authorized denominations.

An administrative fee may be payable to DTC or any successor depository in connection with each exchange of certificates.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations: (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor

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Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166. See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in each of this free writing prospectus and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

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Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller (other than Société Générale) or the depositor were to become a debtor under the U.S. bankruptcy code, or Société Générale, acting through its New York Branch, were to become the subject of an insolvency proceeding under the law of the France and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Banks were to take possession of the New York Branch, it is possible that the New York Superintendent of Banks, a creditor or trustee in an insolvency proceeding or bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller (other than Société Générale) or the depositor were to become subject to a proceeding under the U.S. bankruptcy code or Société Générale, acting through its New York Branch, were to become the subject of an insolvency proceeding under the law of France and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Banks were to take possession of the New York Branch. Nevertheless, we cannot assure you that the New York Superintendent of Banks, a creditor, a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Société Générale as mortgage loan seller is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (periode suspecte). The hardening period is the period between the date on which the company became insolvent and the date of order of the court commencing an insolvency proceeding. The date of insolvency is deemed to be the date of the court order commencing the proceedings, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. If Société Générale was put under a French insolvency proceeding within 18 months following the transfer of the mortgage loan, it is possible that a court appointed officer, the court or the public prosecutor try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

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Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the then-acting counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the then-acting counsel’s letter, delays or reductions in payments on the offered certificates could occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus. All of the mortgage loans were originated within five (5) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories. See “Description of the Mortgage Pool—Mortgage Loan History” in this free writing prospectus.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the proximity and attractiveness of competing properties;

•	the adequacy and effectiveness of the property’s operations, management and maintenance;

•	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

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•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in prices for key commodities or products;

•	changes in consumer tastes and preferences, including the effects of adverse publicity; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;

•	rent control laws or other laws impacting operating revenues or costs;

•	the number and diversity of tenants;

•	the availability of trained labor necessary for tenant operations;

•	the rate at which new rentals occur; and

•	the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue

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sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	convertibility of a mortgaged property to an alternative use;

•	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

•	the availability of refinancing; and

•	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	retail properties represent approximately 27.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	hospitality properties represent approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	office properties represent approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	multifamily properties represent approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	self storage properties represent approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

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•	manufactured housing community properties represent approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mixed use facilities represent approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

•	industrial properties represent approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties. For more information, you should refer to the following sections in the accompanying prospectus:

(1)        “Risk Factors”; and

(2)        “Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Thirty-three (33) of the mortgaged properties, collectively securing approximately 27.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

•	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property. Similarly, if the shadow anchor tenant is physically connected to the mortgaged property, issues requiring common direction and cooperation between land owners, such as providing for insurance and rebuilding following casualty, may become more complicated, costly and time-consuming than they would be otherwise, and adversely affect property performance. See “Description of the Mortgage Pool—Certain

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Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this free writing prospectus.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations—Terminations” in this free writing prospectus.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants. See representation and warranty nos. 8 and 44 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk. The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property. Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control. The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged

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properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying full unabated rent and/or are not yet in occupancy. See “Summaries of the Fifteen Largest Mortgage Loans—745 Atlantic Avenue”, “—11 Madison Avenue” and “—Palouse Mall” in Annex A-3 to this free writing prospectus. See also Annex A-1, including the footnotes thereto, to this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus. See representation and warranty no. 42 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

In addition, certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, automotive dealerships, educational facilities, dental or medical or veterinary offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason. For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below. In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

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•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

Certain of the retail properties may have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Retail Bank Branches Have Special Risks. Certain of the mortgaged properties may include tenants that operate as bank branches. Four (4) mortgaged properties, representing approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, each has a bank branch that is among the five (5) largest tenants (or, with respect to hospitality properties, as a tenant) at the related mortgaged property. For information regarding bank branch tenants at the mortgaged properties that represent one or more of the five (5) largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Hospitality Properties Have Special Risks

Fourteen (14) of the mortgaged properties, representing approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, all of which are subject to a franchise agreement, license agreement, membership agreement or hotel management agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

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Certain of the hospitality properties pose unique risks with respect to the franchise agreements, license agreements or membership agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise, license, membership or management agreement, as applicable.

The continuation of a franchise agreement, license agreement, membership agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement, license agreement, membership agreement or management agreement. Any loss or cancellation of rights under a franchise agreement, license agreement or membership agreement could result in a disruption in reservation bookings at the related hotel property and could adversely impact the public perception of the hotel property. Certain of the borrowers may not be in compliance with all of their respective franchise agreement, license agreement, membership agreement or management agreement standards. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus. We cannot assure you that a replacement franchise, license, membership or hotel management agreement could be obtained in the event of termination. In addition, replacement franchisors, licensors and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hotel manager. Any provision in a franchise agreement, license agreement, membership agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise, license, membership and hotel management agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor, licensor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. In addition, a franchisor, licensor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor). If a franchisor, licensor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through franchise, membership or licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers. To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof. To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise, membership or license agreement or that requires a successor or replacement franchisee, member or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise, membership interest or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license, membership interest or franchise at that time.

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In addition, certain of the hospitality properties are subject to license, membership or franchise agreements which expire prior to the maturity of each of the respective mortgage loans. In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license, membership or franchise agreement that the license, membership or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. We cannot assure you that such agreements will be renewed. In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license, membership or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents or other remedies may apply, including personal liability to the related borrower or guarantors. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—Courtyard Marriott - Tacoma” in Annex A-3 to this free writing prospectus.

In some cases where a hospitality property is subject to a license, membership or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license, membership interest or franchise. Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise arrangement. Hospitality properties often enter into franchise, membership or license agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property. See “—Retail Properties Have Special Risks” above.

Office Properties Have Special Risks

Eleven (11) of the mortgaged properties, representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Multifamily Properties Have Special Risks

Fifteen (15) of the mortgaged properties, representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are

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multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily rental property. We note in particular the following:

•	Certain of the multifamily rental properties may have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

•	Certain of the multifamily rental properties may have material concentrations of military personnel (and therefore may be materially adversely affected by the closing of, or a material reduction of personnel at, the local military base).

•	Certain of the multifamily rental properties may consist of senior housing, or may be age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants.

•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.

•	Certain of the multifamily rental properties may be subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Self Storage Properties Have Special Risks

Sixteen (16) of the mortgaged properties, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the accompanying prospectus.

Some of the self storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. In addition, some of the self storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or for use as office, retail or warehouse space or may derive income from sources unrelated to self storage such as cell phone tower leases, solar panels, truck rentals for self-moves, box sales, lock sales, auction income and storage and servicing of rental

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vehicles. Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Some of the self storage mortgaged properties may utilize shipping storage containers (which are not permanent structures) for storage purposes.

In addition, tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units at the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self storage properties that are affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Manufactured Housing Community Properties Have Special Risks

Twenty-one (21) of the mortgaged properties, representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

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With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of the manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Furthermore, certain of the manufactured housing community mortgaged properties securing mortgage loans in the trust have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

Also, certain of the manufactured housing community mortgaged properties securing mortgage loans in the trust may have material concentrations of military personnel (and therefore may be materially adversely affected by the closing of, or a material reduction of personnel at, the local military base).

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate or such a master lease may spring into effect upon the occurrence of a trigger event under the related mortgage loan. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring. In addition, under such circumstances, a large number of tenants may be in actual occupancy only during a

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portion of the calendar year and may prepay a substantial amount of their rent for the period that they are not actually living in the community. If a borrower defaults while holding those prepayments of rent, a lender may not be able to recover such amounts.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves). Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan. See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this free writing prospectus. See also representation and warranty no. 18 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

For purposes of the statistical presentation in this free writing prospectus, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Mixed Use Facilities Have Special Risks

Four (4) mortgaged properties, securing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of retail, office, manufactured housing community and industrial property. Accordingly, each such mortgaged property is subject to the risks described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Industrial Properties Have Special Risks” above. See Annex A-1 to this free writing prospectus for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

Four (4) of the mortgaged properties, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

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•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses. Further, specialized equipment may make adaptations to such properties time-consuming and costly, which may adversely affect re-tenanting. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

Certain of the industrial properties are occupied by tenants that utilize their space as a laboratory. Risks related to industrial space for laboratory and/or research and development include (i) unique layout of office space used as laboratory and/or research and development space may make re-tenanting to new office tenants more expensive; and (ii) funds for research and development rely on government and/or private sources of funding, which sources may become unavailable. These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan. See “Summaries of the Fifteen Largest Mortgage Loans—Warren Industrial Center” in Annex A-3 to this free writing prospectus.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer

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term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Condominium Properties Have Special Risks

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium, although the condominium rules or by-laws may otherwise allocate the right to select board members. In certain cases, the related borrower does not have a majority of votes on the condominium board. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this free writing prospectus.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. The New York Condominium Act also provides that in the event 75% or more of the common areas are subject to a condemnation and 75% of the unit owners (in number and common interest) do not promptly resolve to restore, then any unit owner can bring a partition action. A partition action could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not secured by condominium units.

Parking Areas Have Special Risks

Certain of the mortgaged properties contain a parking lot or parking garage. The primary source of income for parking lots and garages is the fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

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•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties, or the mortgaged properties may benefit from government-sponsored tenant subsidy programs. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

•	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—11 Madison Avenue” in Annex A-3 to this free writing prospectus.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason. See

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Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this free writing prospectus) is less than 80%. Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—745 Atlantic Avenue”, “—11 Madison Avenue” and “—Palouse Mall” in Annex A-3 to this free writing prospectus. In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy and revenue figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy. See Annex A-1, including the footnotes thereto, to this free writing prospectus.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and Annex A-1 to this free writing prospectus, including the footnotes thereto.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, we are aware that (i) on April 9, 2015, Walgreens Boots Alliance, Inc. announced its plan to close approximately 200 stores; (ii) on December 4, 2014, Sears Holdings Corporation announced that it had closed or announced for closure approximately 235 underperforming stores; (iii) in May 2014, Office Depot, Inc. announced that it will be closing 400 locations (approximately 21% of all stores) by the end of 2016; (iv) on January 7, 2015, J.C. Penney Co. identified 39 stores that it plans to close by April 4, 2015 (none of which 39 stores is located at any of the mortgaged properties); (v) on September 8, 2015, Macy’s, Inc. announced plans to close 35 to 40 underperforming stores in early 2016; (vi) on June 15, 2015, Gap, Inc. announced plans to close approximately 175 stores, approximately 140 stores of which are scheduled to close in fiscal year 2015, in an effort to reduce store locations; and (vii) on March 6, 2014, Staples, Inc. announced plans to close up to 225 retail stores in North America by the end of fiscal year 2015 as well as a costs savings plan to generate annualised pre-tax savings of approximately $500 million by the end of fiscal year 2015. Although specific properties have not been identified by the company, we cannot assure you that mortgaged properties having such tenants will not be adversely affected. While Walgreens Boots Alliance Inc., Sears Holdings Corporation, Office Depot, Inc., Macy’s, Inc., Gap, Inc. and Staples, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Walgreens, Sears, Office Depot, Macy’s, Gap or Staples as a tenant or shadow anchor. In addition, we are aware that on February 5, 2015, RadioShack Corporation filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack Corporation also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. RadioShack Corporation released a preliminary list of 1,784 stores slated for closure. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have RadioShack as a tenant or shadow anchor. See Annex A-1 to this free writing prospectus, including the footnotes thereto, for information concerning the five (5) largest tenants at each mortgaged

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property. See also “Summaries of the Fifteen Largest Mortgage Loans—Patrick Henry Mall”, “—Palouse Mall” and “—Zephyr Commons” in Annex A-3 to this free writing prospectus.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this free writing prospectus. See also representation and warranty no. 8 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan. Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—CityPlace I”, “—11 Madison Avenue”, “—Patrick Henry Mall”, “—Philadelphia Design & Distribution Center”, “—Warren Industrial Center”, “—Palouse Mall”, “—Ross Portfolio”, “—Lawton Town Center” and “—Zephyr Commons” in Annex A-3 to this free writing prospectus and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the retail, office, industrial and mixed use mortgaged properties on Annex A-1, including the footnotes thereto, to this free writing prospectus. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” and “—Other Matters” in this free writing prospectus.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this free writing prospectus, including the footnotes

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thereto. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus, “Summaries of the Fifteen Largest Mortgage Loans—745 Atlantic Avenue”, “—Warren Industrial Center” and “—Ross Portfolio” in Annex A-3 to this free writing prospectus and to review the lease expirations for major tenants and a tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and to review the lease expiration dates of mortgaged properties with single tenants on Annex A-1, including the footnotes thereto, to this free writing prospectus.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus for additional information on lease terminations and expirations at the mortgaged properties.

Thirty-nine (39) of the mortgage loans that are secured by retail, office, industrial and/or mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent approximately 82.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured, in whole or in part, by retail, office, industrial and/or mixed use properties. In addition, one mortgage loan secured by a hospitality property, and representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a tenant improvements and leasing commission reserve. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent

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property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants (either by number or based on leased space) cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property. See “Summaries of the Fifteen Largest Mortgage Loans—CityPlace I”, “—11 Madison Avenue”, “—Patrick Henry Mall”, “—Philadelphia Design & Distribution Center” and “—Palouse Mall” and for examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus for additional information regarding early termination options affecting the mortgaged properties.

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Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties. There can be no assurance that a property manager will not divert potential tenants from a mortgaged property owned or managed by it and securing one of the mortgage loans in the issuing entity to a competing property that is owned or managed by it or an affiliate.

Conflicts Between Borrower Affiliates and the Issuing Entity. Affiliates of many of the borrowers under the mortgage loans own other properties and, in some cases, those other properties compete with the mortgaged property securing a mortgage loan held by the issuing entity. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a mortgaged property owned by such borrower and securing one of the mortgage loans in the issuing entity to a competing property that is owned by an affiliate of such borrower. Accordingly, a borrower sponsor may experience a conflict of interest when leasing a mortgaged property securing a mortgage loan by the issuing entity and a competing property in which the borrower sponsor holds an interest.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties. There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties. See Annex A-1, including the footnotes thereto, to this free writing prospectus.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Florida, California, Massachusetts, Texas, New Jersey, Indiana and Michigan represent security for approximately 8.1%, 7.2%, 7.1%, 6.5%, 6.1%, 5.6% and 5.5%,

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respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 46.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including, but not limited to, military bases, federal or state governmental agencies and state universities) or the private sector (including a variety of private institutions and businesses). A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

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The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 17.7%, 24.1% and 37.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this free writing prospectus have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool mortgage loans and adversely affect distributions to certificateholders. Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

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Limitations on the Enforceability of Multi-Borrower/Multi-Property, Multi-Borrower/Multiple Parcel and Cross-Collateralized Mortgage Loan Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Five (5) of the mortgage loans, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan. In addition, there is one (1) group of cross-collateralized mortgage loans, collectively representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involve multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property or multi-parcel mortgage loan or a group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

•	the person:

(1)        was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)        was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)        intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

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Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, with respect to thirty-three (33) mortgage loans, representing approximately 39.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, initially acquired all or part of their related mortgaged property or an interest in the owner thereof contemporaneously with or shortly prior to the origination of the related mortgage loan. Such borrowers, or others who acquired their related mortgaged property or an interest in the owner thereof within the past twelve (12) months, may have limited experience operating the particular mortgaged properties. The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. Furthermore, a transfer of real estate in certain jurisdictions, including through the sale of interests in the owner thereof, may give rise to a reassessment for real estate tax purposes which may result in increased operating costs. As a result of these and other similar factors, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this free writing prospectus.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated. See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” and “Description of the Mortgage Pool—Other Matters” in this free writing prospectus. See also for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) and “Summaries of the Fifteen Largest Mortgage Loans—Ross Portfolio” and “—Lawton Town Center” in Annex A-3 to this free writing prospectus.

Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are either completing initial construction, undergoing other renovation or redevelopment, or expected to undergo such renovation or redevelopment in the future, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan. In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged

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property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—Sheraton Lincoln Harbor Hotel” in Annex A-3 to this free writing prospectus. See also Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

•	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to movie theater space, bowling alley and data centers would not easily be converted to other uses due to their unique construction requirements. In addition, converting self storage, cold storage, data center, restaurant or manufactured housing community properties, fitness centers and other facilities related to physical fitness, parking garages or other specialty use space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to any such mortgage loan, there are certain circumstances when insurance proceeds

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must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such a mortgaged property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this free writing prospectus.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, almost all of the mortgage loans (and any related companion loans) are balloon loans. All of the mortgage loans (other than loans that require interest-only payments for their entire term) have amortization schedules that are significantly longer than their respective terms and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity, as applicable. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this free writing prospectus. A longer

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amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the trust either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon at maturity depends upon its ability either to refinance the related mortgage loan (including any related pari passu and/or subordinate companion loan(s)) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu and/or subordinate companion loan(s)) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by an other master servicer and an other special servicer pursuant to a separate securitization servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the other special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

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A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. In certain cases, the total additional debt on certain of the mortgage loans may not be supported by the underwritten cash flow from the mortgaged property. In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or are unsecured loans or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s

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mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus and see also representation and warranty no. 32 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See also “Summaries of the Fifteen Largest Mortgage Loans—Sheraton Lincoln Harbor Hotel”, “—CityPlace I”, “—11 Madison Avenue” and “—Patrick Henry Mall” in Annex A-3 to this free writing prospectus.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than

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the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

•	permit a debtor to cure existing defaults and reinstate a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights. For example, the filing of a petition by or on behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien. At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder. Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender. Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this free writing prospectus.

Certain mortgage loans have a borrower or borrower sponsors or affiliates of borrower sponsors that have previously availed themselves or are affiliated with entities that have previously availed themselves of their rights under applicable bankruptcy laws. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust. See also representation and warranty no. 42 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-

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Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common; Delaware Statutory Trusts” in this free writing prospectus.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts or have separate guarantors only for very limited non-recourse carveouts. In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan. In other cases, the recourse liability may be limited to an amount less (and in some instances significantly less) than the outstanding principal balance of the related mortgage loan. For information regarding such limitations with respect to the fifteen largest mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in this free writing prospectus. See representation and warranty no. 28 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus

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(subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less. See also representation and warranty no. 33 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

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The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. The special servicer (or, in the case of a non-serviced pari passu mortgage loan serviced under an other securitization servicing agreement, the other master servicer or other special servicer under such securitization servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” and “—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well

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after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the Trust if losses are suffered. See “Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties” and “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. Any potential loss in income

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will not be covered by law and ordinance insurance. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future. Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, uses currently permitted under a zoning ordinance may be subject to “sunset” provisions that either require future approval to be continued or prohibit the use altogether after a specified period of time. Typically, no compensation is available to the landowner either from the related jurisdiction or from any insurance proceeds when a use is discontinued in such a manner. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” and “—Other Matters” in this free writing prospectus, and see also representation and warranty no. 26 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties or mortgaged properties consisting of one or more (but less than all) of the condominium units in a building subject to a condominium declaration, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord or among the condominium unit owners, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates. See

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“Description of the Mortgage Pool—Other Matters” in this free writing prospectus, and see also representation and warranty no. 14 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Each borrower is required to maintain insurance coverage in respect of the related mortgaged property in amounts and from providers satisfying certain requirements, each as provided for in the related mortgage loan documents. Some of these policies may not cover any physical damage resulting from, among other things, war, revolution, or nuclear, biological or chemical materials. In addition, even if a type of loss is covered by the insurance policies required to be in place at the related mortgaged property, the mortgaged property may suffer losses for which the insurance coverage is inadequate. For example, in the case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government. The Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

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Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015. See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not renewed prior to its expiration, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance. We cannot assure you that the Terrorism Insurance Program will create any long-term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism or that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015, may have a material effect on the availability of federal assistance in the terrorism insurance market. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy. See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Each of the mortgaged properties securing any mortgage loan have been subject to a Phase I environmental site assessment by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination (or, if applicable, acquisition) of the mortgage loans or otherwise in connection with this offering. None of the environmental assessments of the mortgaged properties in the trust was more than thirteen (13) months old as of the cut-off date. In some cases, a Phase II environmental site assessment was also performed or recommended. In certain cases, gas stations operate or previously operated at Mortgaged Properties or on third-party properties adjacent to the Mortgaged Properties, and the related environmental site assessments concluded that such gas stations and their underground storage tanks are not significant concerns for reasons including but not limited to no identified past or present spills or other releases, regulatory closure achieved for past spills or releases, and direction of hydraulic gradient. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II environmental site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II environmental site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found, abandoned on-site in accordance with state and municipal regulations and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, (iii) contaminants were

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determined to exist for other reasons, but regulatory closure was ultimately issued, or (iv) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this free writing prospectus and see also representation and warranty no. 43 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

•	if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

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•	if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

•	if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead-based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers, gasoline stations or oil wells. These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws,

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including in connection with releases into the environment of gasoline, dry-cleaning solvents, crude oil or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See representation and warranty no. 12 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination (or, if applicable, acquisition) of each mortgage loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative

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purposes only on Annex A-1 and Annex A-2 to this free writing prospectus. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. If the related appraisal is not current, there is the additional risk that events or conditions subsequent to the date of the appraisal may adversely affect the market value of the mortgaged property. See representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding the appraisals for the mortgaged properties.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and a hypothetical valuation, the latter of which is based on the assumption that certain events will occur with respect to the construction, re-tenanting, renovation or other repositioning of such properties. Accordingly, loan-to-value information presented in this free writing prospectus may be based on a valuation other than an “as-is” valuation. See “Description of the Mortgage Pool—Assessments of Property Value and Conditions” in this free writing prospectus, the footnotes to Annex A-1 to this free writing prospectus and the definition of “Appraised Value” in Annex B to this free writing prospectus.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this free writing prospectus, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and in Annex B to this free writing prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, the retention of tenants and the completion of certain renovations and construction, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” and “—Other Matters” in this free writing prospectus for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans. In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property. No guaranty can be given with respect to the

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accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as

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of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group is the sole person, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC are the sole persons) with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect. No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) defaults on its obligation to do so. If any mortgage loan seller (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates.

Each mortgage loan seller has (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC have) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has or will have, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC have or will have) sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In particular, with respect to Liberty Island Group LLC, Prudential Mortgage Capital Company and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy have agreed to discontinue the business of Liberty Island Group LLC, which discontinuance is expected to happen on or about June 30, 2016. Liberty Island Group LLC intends to acquire mortgage loans until about March 31, 2016, at which point it will cease acquiring loans from Prudential Mortgage Capital Company and will endeavor to sell or securitize any remaining mortgage loans it holds by June 30, 2016. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Liberty Island Group I LLC—General” in this free writing prospectus. In addition, the mortgage loan sellers (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or (1) in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or (2) in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller, Liberty Island

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Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period (other than with respect to any excluded loan), the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent. In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. A special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)). Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust. Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan. Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

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Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lock-out period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of four (4) mortgaged properties, collectively securing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants

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the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

For a description of ground leases at mortgaged properties subject to payment-in-lieu-of-taxes programs, see “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See “Summaries of the Fifteen Largest Mortgage Loans—Palouse Mall” attached as Annex A-3 to this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Some borrowers under the mortgage loans are not special purpose entities. See also representation and warranty no. 33 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk

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that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. While the beneficial ownership interests in a Delaware statutory trust may not presently be held by multiple parties, we cannot assure you that any beneficial interests will not subsequently be sold.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent phenomenon and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “—Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates” “—Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “—Tenancies in Common; Crowd Funding” in this free writing prospectus.

Tenancies in Common May Hinder Recovery

Six (6) mortgage loans, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common; Delaware Statutory Trusts” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the

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risks related to this ownership structure. See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the mortgage is in default, the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. Such a release and prepayment may occur despite lock-out periods that may otherwise apply. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each loan combination, although the related pari passu and/or subordinate companion loan(s) are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s). As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

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•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the loan combination upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of one hundred and two (102) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $988,481,381 as of the respective due dates for such Mortgage Loans in November 2015 (or, in the case of any Mortgage Loan that has its first due date in December 2015, the date that would have been its due date in November 2015 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date,

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whether or not received. The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this free writing prospectus. The Cut-off Date Principal Balances of the Mortgage Loans range from $1,198,704 to $70,000,000 and the average of those Cut-off Date Principal Balances is $9,690,994. As used herein, the term “Mortgage Loan” with respect to any of the Loan Combinations includes the note included in the Mortgage Pool, but does not include any related companion loan(s). See “—Loan Combinations” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest. Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, CityPlace I, 11 Madison Avenue and Patrick Henry Mall are referred to as “Pari Passu Mortgage Loans” in this free writing prospectus. Each Pari Passu Mortgage Loan has one or more pari passu companion mortgage loans, each referred to as a “Pari Passu Companion Loan” in this free writing prospectus. Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan(s), but the Pari Passu Companion Loans are not included in the Mortgage Pool. In addition, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue has three (3) companion loans (each, a “Subordinate Companion Loan”) that are subordinate in right of payment to the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans, but are not included in the Mortgage Pool. Each of the Sheraton Lincoln Harbor Hotel Mortgage Loan, the CityPlace I Mortgage Loan, the 11 Madison Avenue Mortgage Loan and the Patrick Henry Mall Mortgage Loan together with the related Pari Passu Companion Loan(s) and/or related Subordinate Companion Loans is referred to in this free writing prospectus as a “Loan Combination”.

The Sheraton Lincoln Harbor Hotel Loan Combination and the CityPlace I Loan Combination will each be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement. The Sheraton Lincoln Harbor Hotel Loan Combination and the CityPlace I Loan Combination are each sometimes referred to as a “Serviced Loan Combination”. The Sheraton Lincoln Harbor Hotel Mortgage Loan and the CityPlace I Mortgage Loan are each sometimes referred to as a “Serviced Pari Passu Mortgage Loan” or a “Serviced Mortgage Loan”, and each related Pari Passu Companion Loan is sometimes referred to as a “Serviced Pari Passu Companion Loan”, and each such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans are sometimes referred to as a “Serviced Pari Passu Loan Combination”.

The 11 Madison Avenue Loan Combination is being serviced pursuant to, and by the other master servicer and the other special servicer (if necessary) designated in, the trust and servicing agreement entered into in connection with the MAD 2015-11MD securitization (the “MAD 2015-11MD Trust and Servicing Agreement” or an “Other Securitization Servicing Agreement”) and the related intercreditor agreement. KeyBank National Association currently acts as the master servicer and special servicer under the MAD 2015-11MD Trust and Servicing Agreement.

The Patrick Henry Mall Loan Combination is being serviced pursuant to, and by the other master servicer and the other special servicer designated in, the pooling and servicing agreement entered into in connection with the WFCM 2015-SG1 securitization (the “WFCM 2015-SG1 Pooling and Servicing Agreement” or an “Other Securitization Servicing Agreement”) and the related intercreditor agreement. Wells Fargo Bank, National Association and Rialto Capital Advisors, LLC currently act as the master servicer and the special servicer, respectively, under the WFCM 2015-SG1 Pooling and Servicing Agreement. Prudential Assets Resources, Inc. currently acts as the primary servicer for the Patrick Henry Mall Loan Combination under the WFCM 2015-SG1 Pooling and Servicing Agreement.

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Each of the 11 Madison Avenue Mortgage Loan and the Patrick Henry Mall Mortgage Loan is sometimes referred to as a “Non-Serviced Pari Passu Mortgage Loan”; each of the related Pari Passu Companion Loans is sometimes referred to as a “Non-Serviced Pari Passu Companion Loan”; each of the related Subordinate Companion Loans is sometimes referred to as a “Non-Serviced Subordinate Companion Loans”; and each Non-Serviced Pari Passu Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans and any related Non-Serviced Subordinate Companion Loans are sometimes, collectively, referred to as a “Non-Serviced Loan Combination”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this free writing prospectus with respect to each Pari Passu Mortgage Loan is calculated including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the five (5) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories. See Annex A-1 to this free writing prospectus for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan is the 745 Atlantic Avenue Mortgage Loan, which has a Cut-off Date Principal Balance of $70,000,000 and represents approximately 7.1% of the Cut-off Date Pool Balance. The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 17.7%, 24.1% and 37.4%, respectively, of the Cut-off Date Pool Balance. Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this free writing prospectus.

Cross-Collateralized and Cross-Defaulted Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Eight (8) individual Mortgage Loans, representing approximately 8.8% of the Cut-off Date Pool Balance, are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans). The Mortgage Pool will also include one (1) group of Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 1.1% of the Cut-off Date Pool Balance. See the footnotes to the table below. In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups(1)

Mortgage Loan/ Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Warren Industrial Center	Multi-Property	$ 25,350,000	2.6%
Ross Portfolio	Multi-Property	20,085,000	2.0
Bernstein Portfolio	Multi-Property	15,750,000	1.6
Reynolds MHC Portfolio 1	Multi-Property	9,402,545	1.0
Louisville Apartments – Ashton Park(2)	Cross-Collateralized Group	8,463,000	0.9
Reynolds MHC Portfolio 3	Multi-Property	5,633,907	0.6
Silverstone & Key Estates MHP	Multi-Property	4,318,338	0.4
A-Safe Mini Storage Portfolio	Multi-Property	3,550,000	0.4
Riviera Estates & Elm Grove MHP	Multi-Property	3,139,154	0.3
Louisville Apartments – St. James(2)	Cross-Collateralized Group	2,387,000	0.2
Total:		$ 98,078,944	9.9%

(1)	Total may not equal the sum of amounts listed due to rounding.

(2)	Constitute a single group of cross-collateralized Mortgage Loans with an aggregate Cut-off Date Principal Balance of $10,850,000.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	The Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Reynolds MHC Portfolio 1 – Cedar Knob & Oak Creek Estates and Infinite Self Storage Greenfield, collectively securing approximately 0.5% of the Cut-off Date Pool Balance by allocated loan amount, each consists of two noncontiguous parcels.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed. The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

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Related Borrower Loans(1)(2)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance
Group A
Infinite Self Storage Nora	1	$9,351,000	0.9%
Infinite Self Storage New Lenox	1	4,785,000	0.5
Infinite Self Storage Plainfield	1	4,360,000	0.4
Infinite Self Storage Greenfield	1	3,895,000	0.4
Infinite Self Storage LaPorte	1	3,360,000	0.3
Infinite Self Storage South Chicago	1	1,721,000	0.2
Total:	6	$27,472,000	2.8%

Group B
Ross Portfolio	2	$20,085,000	2.0%
DaVita Dialysis (Lakewood, CO)	1	3,270,000	0.3
Total:	3	$23,355,000	2.4%

Group C
Reynolds MHC Portfolio 1	5	$9,402,545	1.0%
Reynolds MHC Portfolio 3	4	5,633,907	0.6
Total:	9	$15,036,452	1.5%

Group D
Redan Village	1	$4,244,175	0.4%
Valleyfield Apartments	1	4,094,732	0.4
Shadow Trace	1	2,142,162	0.2
Total:	3	$10,481,069	1.1%

Group E
CVS – Montgomery, AL	1	$3,083,629	0.3%
CVS – Douglas, GA	1	2,593,724	0.3
Total:	2	$5,677,353	0.6%

Group F
Scioto Apartments	1	$1,898,028	0.2%
Ivywood Apartments	1	1,448,502	0.1
Newberry Woods Apartments	1	1,198,704	0.1
Total:	3	$4,545,234	0.5%

Group G
Riviera Estates & Elm Grove MHP	2	$3,139,154	0.3%
Westgate Park MHC	1	1,298,602	0.1
Total:	3	$4,437,756	0.4%

Total	29	$91,004,865	9.2%

(1)	Excluding cross-collateralized groups (which are discussed above).
(2)	Totals may not equal the sum of amounts listed due to rounding.

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Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	33	$271,021,056	27.4%
Hospitality	14	204,877,721	20.7
Office	11	191,383,333	19.4
Multifamily	15	121,296,303	12.3
Self Storage	16	74,284,403	7.5
Manufactured Housing Community	21	46,304,310	4.7
Mixed Use	4	46,034,254	4.7
Industrial	4	33,280,000	3.4
Total:	118	$988,481,381	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property (other than through cross-collateralization with another Mortgage Loan) is based on allocated loan amounts as set forth on Annex A-1.

With respect to the properties set forth in the above chart, we note in particular the following:

•	Seventeen (17) of the Mortgaged Properties, collectively securing approximately 17.1% of the Cut-off Date Pool Balance in by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this free writing prospectus. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this free writing prospectus.

•	Fourteen (14) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Patrick Henry Mall, Mountain Valley Center, Barclay Square, 8350 & 8366 Westheimer, 21 West Shopping Center, Southcoast Beaches Center, 14 Mile & Middlebelt, Gulfport Plaza, City Center Retail – Lansing, Getzville Plaza, Elm Grove MHP, Benbrook Commons, Bell Plaza and James Plaza, collectively securing approximately 9.6% of the Cut-off Date Pool Balance by allocated loan amount, each have a restaurant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. In addition, certain hospitality properties securing the Mortgage Loans have restaurants on the premises. Restaurants and bakeries present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

•	Four (4) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as CityPlace I, Courtyard Marriott – Tacoma, 260 East Brown Street and Getzville Plaza, collectively securing approximately 9.3% of the Cut-off Date Pool Balance by allocated loan amount, each has a bank branch as one of its five (5) largest tenants (or, with respect to a hospitality property, as a tenant). See “Risk Factors— Risks Related to the Mortgage Loans—Retail Properties Have Special Risks—Retail Bank Branches Have Special Risks”, “Risk Factors— Risks Related to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property”” in this free writing prospectus.

•	Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Bernstein Portfolio – 400 North Business Park, Bernstein Portfolio – Miami Gardens, Princessa Plaza, Horizons Office Center, Champion Hills, Gulfport Plaza and DaVita Dialysis

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(Lakewood, CO), collectively securing approximately 3.8% of the Cut-off Date Pool Balance by allocated loan amount, are each comprised of, or include among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, veterinary offices, clinics, urgent care facilities or dental offices. Medical offices and urgent care facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this free writing prospectus.

•	Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Philadelphia Design & Distribution Center and College Village, collectively securing approximately 3.4% of the Cut-off Date Pool Balance by allocated loan amount, each includes an educational facility as part of the collateral. Educational facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

•	Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Philadelphia Design & Distribution Center and Midtown Marketplace, collectively securing approximately 3.3% of the Cut-off Date Pool Balance by allocated loan amount, each have government-sponsored tenants among their five (5) largest tenants. See “Risk Factors—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

•	Three (3) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Covington Plaza, Barclay Square and Benbrook Commons, collectively securing approximately 3.2% of the Cut-off Date Pool Balance by allocated loan amount, each have a gym, indoor trampoline park, physical therapy center, health club or fitness center among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Gyms, indoor trampoline parks, physical therapy centers, health clubs and fitness centers present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

•	Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Windsor Square and Royal Lane Office, collectively securing approximately 1.6% of the Cut-off Date Pool Balance by allocated loan amount, each have non-profit and/or charitable institutions among their five (5) largest tenants. See “Risk Factors—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

•	One (1) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Windsor Square, securing approximately 1.2% of the Cut-off Date Pool Balance by allocated loan amount, each have a movie theater and/or a bowling alley tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Movie theaters and bowling alley present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

With respect to the hospitality properties set forth in the above chart, we note in particular the following:

•	All hospitality properties are subject to a franchise agreement, license agreement or hotel management agreement. With respect to eight (8) of those properties which are identified on Annex A-1 to this free writing prospectus as Courtyard Marriott - Tacoma, Hilton Garden Inn

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Oshkosh, Comfort Inn & Suites Beachfront – Galveston, Holiday Inn Express Somerset, Best Western – La Grande, Best Western Plus South Bay, Fairfield Inn & Suites - Warner Robins and La Quinta Inn & Suites Smyrna, collectively securing approximately 8.0% of the Cut-off Date Pool Balance by allocated loan amount, the applicable franchise agreement or management agreement (including any extension options) either expires, or is unilaterally terminable by the franchisor without cause, during the term, or within twelve (12) months after the end of the term, of the related Mortgage Loan, or is otherwise renewable annually. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this free writing prospectus.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

•	With respect to the multifamily properties identified on Annex A-1 to this free writing prospectus as Ashley Place Apartments and Ivywood Apartments, collectively securing approximately 1.5% of the Cut-off Date Pool Balance by allocated loan amount, each such Mortgaged Property has some or all of its rents subsidized under, or certain related tenants receive rental assistance through, the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development or a similar assistance program (whether federal, state, county or local). We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Various Limitations and Restrictions by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this free writing prospectus and see “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” and “—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

•	With respect to one (1) Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Avalon MHC, securing approximately 0.5% of the Cut-off Date Pool Balance by allocated loan amount, such Mortgaged Properties are 20% or more occupied by student tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” in this free writing prospectus.

•	With respect to two (2) Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Valley Palms MHC and Lake Bambi MHP, collectively securing approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, such Mortgaged Properties are age-restricted to individuals who are 55 years old or above. See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” in this free writing prospectus.

Tenancies in Common; Crowd Funding

Six (6) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, Philadelphia Design & Distribution Center, Louisville Apartments – Ashton Park, Louisville Apartments – St. James, Fresh Thyme Market and Walgreens – Franklin, collectively representing approximately 7.8% of the Cut-off Date Pool Balance, have one or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition). See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” in this free writing prospectus.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Covington Plaza, representing approximately 1.6% of the Cut-off Date Pool Balance, the related borrower is partially indirectly owned by two crowd funding investor groups. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

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Condominium Structures

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, City Center Retail – Lansing and Parkway Pointe, collectively representing approximately 3.8% of the Cut-off Date Pool Balance, are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, we note in particular the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as 11 Madison Avenue, representing approximately 3.1% of the Cut-off Date Pool Balance, to obtain tax benefits from the New York City Industrial Development Agency (“IDA”), the Mortgaged Property was converted to a condominium comprised of 36 units; the borrower has a fee interest in 27 units, and the IDA has nominal legal title for the remaining 9 units (the “IDA Units”). Contemporaneously with this transfer, the IDA entered into an overlease with Credit Suisse, resulting in Credit Suisse’s retaining all rights and obligations in the nine condominium units (other than nominal legal title), including related voting rights in the owners’ association. The IDA units revert to the borrower on December 31, 2016 or upon the earlier termination of the related IDA agreement. Simultaneously with the transfer of the IDA Units to the IDA, the IDA entered into an overlease, coextensive with the IDA agreement, granting the borrower its beneficial ownership interest in the IDA Units. The condominium documents likewise provide that the borrower has the related voting rights in the owners’ association attributable to the IDA Units.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as City Center Retail – Lansing, representing approximately 0.4% of the Cut-Off Date Pool Balance, the borrower owns both commercial units in a mixed use condominium regime including 39 residential units, together with related parking rights in an adjacent parking garage owned by the City of East Lansing, Michigan. The retail units comprise 27.97% of the total association ownership. The condominium documents require major votes to be determined by 80% of the commercial unit owners and 80% of the residential unit owners, such that the borrower’s approval is required for all major actions of the owners’ association. The loan documents provide for springing recourse to the borrower and guarantor if there is any modification or termination of the condominium documents or if the property is subject to a partition action without the lender’s consent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Parkway Pointe, representing approximately 0.3% of the Cut-off Date Pool Balance, the related Mortgaged Property is one retail unit of a three-unit condominium regime. The related borrower represents and owns a 38.88% interest in the common elements of the condominium and has voting rights attributable to its percentage ownership. Major decisions by the related condominium association generally require a supermajority vote, which cannot be obtained without the related borrower’s vote.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus. See also “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus. See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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Certain Terms of the Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”). The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default. As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan. See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan. However, some jurisdictions may impose a statutorily longer period. Based solely on the express terms of the related mortgage loan documents, in no case is the grace period for purposes of events of default more than seven (7) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month. We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this free writing prospectus. The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default and (ii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics. The Mortgage Loans have the following amortization characteristics:

•	Interest-only, Amortizing Balloon: Forty-two (42) Mortgage Loans, collectively representing approximately 45.5% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and ninety-six (96) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;

•	Amortizing Balloon: Fifty-one (51) Mortgage Loans, representing approximately 34.0% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;

•	Interest-only, Balloon: Nine (9) Mortgage Loans, representing approximately 20.5% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date; and

The repayment of each Mortgage Loan in full on its stated maturity date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus and the footnotes thereto. See also “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate

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indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Ninety-two (92) of the Mortgage Loans, collectively representing approximately 91.3% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates), for a specified period of time, to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Nine (9) of the Mortgage Loans, collectively representing approximately 7.7% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to prepay the related Mortgage Loan with the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) of the Mortgage Loans, collectively representing approximately 1.0% of the Cut-off Date Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period or (ii) defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements. In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply. See “—Partial Release and/or Partial Defeasance and/or Substitution” below. Also see Annex A-1 to this free writing prospectus, including the footnotes thereto, for the individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

See Annex A-1 to this free writing prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

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Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied, and if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related mortgage loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Palouse Mall, representing approximately 2.3% of the Cut-off Date Pool Balance, the lender required that three holdbacks be established at origination: (i) a holdback in an amount equal to $1,036,000 related to the Joann and Sportsown tenants, (ii) a holdback an amount equal to $638,000 related to the Alpine Vision tenant and (iii) a holdback in an amount equal to $1,924,000 related to the Staples and Petco tenants. Such holdbacks may be disbursed provided that the following conditions, among others, are satisfied with respect to the related tenants: (a) all landlord obligations under the related tenant’s lease, including tenant improvements, have been fully and satisfactorily completed by the borrower, (b) all allowances and contributions payable by the borrower for such tenant improvements has been paid, (c) the tenant has taken possession of the entire premises and (d) the tenant has begun to pay full rent without abatement under its lease. If the holdbacks have not been released within twenty-four (24) months of the origination of the Mortgage Loan, the lender may, in its sole discretion, apply any remaining funds in the holdbacks to pay down the subject Mortgage Loan, subject to any prepayment or yield maintenance charge, if applicable.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Avalon MHC, representing approximately 0.5% of the Cut-off Date Pool Balance, the lender required that a $550,000 holdback be established at origination. Such holdback may be disbursed provided that the following conditions, among others, are satisfied: (i) there must be a minimum net operating income debt yield of no less than 9.00%, (ii) there must be a minimum debt service coverage ratio (calculated in accordance with the related loan documents) of no less than 1.40x; (iii) the related Mortgaged Property must have achieved (A) a trailing twelve month net cash flow (calculated in accordance with the loan documents) of $405,000 and (B) an economic occupancy of at least 90%; and (iv) no event of default has occurred and is continuing. If the holdback has not been released by the 18th monthly payment date, the lender may apply $500,000 of such proceeds to pay down the subject Mortgage Loan and up to $50,000 of such proceeds to pay a yield maintenance premium.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment

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Premium) in order to meet certain requirements necessary to permit a property release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in this free writing prospectus.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans. In such cases, the lender would have the right to exercise remedies available to it under the related mortgage loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference (if such difference is greater than zero) between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, and (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge, and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any. With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury securities or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents and may be increased by an applicable spread.

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Defeasance Conditions Generally

As described in this free writing prospectus, some of the Mortgage Loans permit the related borrower to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

•	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

•	will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan, and each group of cross-collateralized Mortgage Loans, that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released from the lien of the related mortgage and, if applicable, the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related mortgage loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance has occurred). See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity, as applicable, or, in some instances, the expiration of the Lock-out Period. Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances. See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

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Partial Release and/or Partial Defeasance and/or Substitution. Some of the Mortgage Loans that are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, and the group of cross-collateralized Mortgage Loans, permit the borrower to obtain the release of the mortgage on one or more of the related Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Warren Industrial Center, representing approximately 2.6% of the Cut-off Date Pool Balance, provided that no event of default has occurred and is continuing, if General Motors, LLC or its permitted assignee under the terms of the lease to General Motors, LLC, exercises its purchase option, the borrower may obtain the release of such parcel on the date that such parcel is sold to General Motors, LLC provided that the following conditions, among others, are met: (i) the borrower pays to the lender a release price equal to 110% of the allocated loan amount for the release parcel; (ii) after giving effect to the release, the debt yield for the remaining property is not less than the greater of 9.12% or the debt yield immediately prior to the release; (iii) after giving effect to the release, the debt service coverage ratio for the remaining property is at least equal to 1.46:1 or the debt service coverage ratio immediately prior to the release; and (iv) after giving effect to the release, the loan-to-value ratio for the remaining property is less than 75%.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bossier Corners, representing approximately 1.1% of the Cut-off Date Pool Balance, the related Mortgage Loan documents permit the release of a portion of the related Mortgaged Property to be determined in the lender’s sole and absolute discretion (for purposes of this bullet, the “Release Property”) so long as, among other things: (i) the Release Property is to be conveyed to a person other than the related borrower; (ii) the Release Property is unimproved at the time of release and, except for appropriate appurtenant easements, is not integral to the operation of the related Mortgaged Property as a retail center; (iii) the Release Property is made subject to recorded restrictive covenants approved by the lender, which prohibit the use thereof for purposes of duplicating an existing use of the related Mortgaged Property, and the plans for any improvements to be constructed on the Release Property are subject to the prior written approval of the lender; (iv) the Release Property complies with the terms, conditions and restrictions of all leases and other contracts affecting the related Mortgaged Property; (v) the debt yield, debt service coverage ratio and loan-to-value ratio of the subject Mortgage Loan (the “Loan Metrics”) at the time of release are equal to or better than the Loan Metrics at both the time of origination of the subject Mortgage Loan and the time immediately prior to the release; and (vi) certain REMIC requirements are satisfied.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Reynolds MHC Portfolio I, representing approximately 1.0% of the Cut-off Date Pool Balance, the related Mortgage Loan documents permit the partial release of any of the five individual Mortgaged Properties in connection with partial defeasance of 125% of the allocated loan amount for the Mortgaged Property to be released, subject to certain conditions, including: (i) after release, (A) the debt service coverage ratio of the remaining properties is no less than the greater of (1) 1.56x and (2) the debt service coverage ratio immediately prior to the release; (B) the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (1) 72.9% and (2) the loan-to-value ratio of the remaining Mortgaged Properties immediately prior to the release and (ii) the delivery of a rating agency confirmation.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Reynolds MHC Portfolio 3, representing approximately 0.6% of the Cut-off Date Pool Balance, the related Mortgage Loan documents

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permit the partial release of any of the four individual Mortgaged Properties in connection with partial defeasance of 125% of the allocated loan amount for the Mortgaged Property to be released, subject to certain conditions, including: (i) after release, (A) the debt service coverage ratio of the remaining properties is no less than the greater of (1) 1.66x and (2) the debt service coverage ratio immediately prior to the release; (B) the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (1) 69.5% and (2) the loan-to-value ratio of the remaining Mortgaged Properties immediately prior to the release and (ii) the delivery of a rating agency confirmation.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Riviera Estates & Elm Grove MHP, representing approximately 0.3% of the Cut-off Date Pool Balance, the related Mortgage Loan documents permit the free release of an identified undeveloped parcel of vacant land located at the related Mortgaged Property identified as Elm Grove MHP. Such release is subject to certain conditions including, among others: (i) the parcel to be released is conveyed to separate ownership; (ii) the debt service coverage ratio for the subject Mortgage Loan and the remaining portion of the related portfolio of Mortgaged Properties being no less than 1.35x upon release; (iii) the loan-to-value ratio for the subject Mortgage Loan and the remaining portion of the related portfolio of Mortgaged Properties not exceeding 72% upon release; (iv) the transferee of the released parcel covenanting not to construct a competing manufactured housing park or retail space without the lender’s prior written consent; and (v) satisfying certain REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—Palouse Mall” in Annex A-3 to this free writing prospectus. See also representation and warranty no. 29 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. While many mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.

In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan. In many cases, the net worth and/or the liquid assets of the related nonrecourse carveout guarantor(s) are less (and perhaps substantially less) than the amount of the subject Mortgage Loan. Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts. Such is the case, for example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 745 Atlantic Avenue, representing approximately 7.1% of the Cut-off Date Pool Balance. Additionally, the

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borrowers under the mortgage loans are generally special purpose entities with limited or no other assets. Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates” in this free writing prospectus. See also representation and warranty no. 28 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Due-on-Sale and Due-on-Encumbrance Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following: (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the mortgage loan documents (unless the lender otherwise consents). Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the Master Servicer and/or the Special Servicer or permit transfers in certain limited circumstances, including one or more of the following: (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants-in-common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants-in-common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval may be subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) transfers of direct or indirect interests in a specified upstream entity; and (11) other transfers similar in nature to the foregoing. See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. See “—Subordinate and/or Other Financing” below and see “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this free writing prospectus.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this free writing prospectus.

Encumbered Interests

In the case of one hundred and fourteen (114) of the Mortgaged Properties, securing approximately 95.0% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s fee interest completely overlaps any leasehold interests of the borrower).

In the case of four (4) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Palouse Mall, Holiday Inn – Lafayette, Holiday Garden Inn Oshkosh and WAG – Staten Island, collectively securing approximately 5.0% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists solely of a leasehold interest in the related Mortgaged Property.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.

Loan Combinations

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan(s)	Cut-off Date Principal Balance of Subordinate Companion Loan(s)	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination(1)	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	Underwritten Debt Service Coverage Ratio for Loan Combination(1)
Sheraton Lincoln Harbor Hotel	$60,000,000	$20,000,000	NAP	$80,000,000	62.5%	4.990%	4.990%	1.60x
CityPlace I	$45,000,000	$34,275,000	NAP	$79,275,000	69.2%	4.750%	4.750%	1.87x
11 Madison Avenue	$30,500,000	$733,830,000	$310,670,000	$1,075,000,000	32.5%	3.560%	3.560%	3.89x
Patrick Henry Mall	$26,564,477	$69,147,234	NAP	$95,711,711	61.7%	4.352%	4.352%	1.66x

(1)	The Cut-off Date LTV Ratio and Underwritten Debt Service Coverage Ratio presented for the 11 Madison Avenue Loan Combination in the table above take account of the related Pari Passu Companion Loans but exclude the related Subordinate Companion Loans. Taking into account the entire 11 Madison Avenue Loan Combination, the Cut-off Date LTV Ratio and Underwritten Debt Service Coverage Ratio are 45.7% and 2.77x, respectively.

The Sheraton Lincoln Harbor Hotel Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, representing approximately 6.1% of the Cut-off Date Pool Balance (the “Sheraton Lincoln Harbor Hotel Mortgage Loan”), the related Mortgaged Property (the “Sheraton Lincoln Harbor Hotel Mortgaged Property”) also secures another mortgage note, which is pari passu in right of payment with the Sheraton Lincoln Harbor Hotel Mortgage Loan (the “Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan” and, together with the Sheraton Lincoln Harbor Hotel Mortgage Loan, the “Sheraton Lincoln Harbor Hotel

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Loan Combination”). Only the Sheraton Lincoln Harbor Hotel Mortgage Loan is included in the Trust Fund. The Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan, which has an original principal balance of approximately $20,000,000 is currently held by Rialto Mortgage Finance, LLC. The Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Sheraton Lincoln Harbor Hotel Loan Combination (the “Sheraton Lincoln Harbor Hotel Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Sheraton Lincoln Harbor Hotel Noteholder (the “Sheraton Lincoln Harbor Hotel Intercreditor Agreement”).

Servicing. The Sheraton Lincoln Harbor Hotel Loan Combination will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as the Master Servicer, and Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement, subject to the terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement.

Advances. The Master Servicer, the Special Servicer (with respect to emergency Servicing Advances only) or the Trustee, as applicable, will be responsible for making (or, with respect to the Special Servicer, may choose to make): (i) any required principal and interest advances on the Sheraton Lincoln Harbor Hotel Mortgage Loan (but not on the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Sheraton Lincoln Harbor Hotel Mortgage Loan, and (ii) any required Servicing Advances with respect to the Sheraton Lincoln Harbor Hotel Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Sheraton Lincoln Harbor Hotel Loan Combination. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan will be responsible for making advances of principal and interest on the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan (but not on the Sheraton Lincoln Harbor Hotel Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan.

Reimbursement of Servicing Advances made with respect to the Sheraton Lincoln Harbor Hotel Loan Combination will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

Distributions. The terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement set forth the respective rights of the Sheraton Lincoln Harbor Hotel Noteholders with respect to distributions of funds received in respect of the Sheraton Lincoln Harbor Hotel Loan Combination, and provide, in general, that:

•	the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•	all payments, proceeds and other recoveries on or in respect of the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan will be applied to the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement, the Pooling and Servicing Agreement and the servicing agreement governing the securitization of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan.

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Consultation and Control. The controlling note holder under the Sheraton Lincoln Harbor Hotel Intercreditor Agreement with respect to the Sheraton Lincoln Harbor Hotel Loan Combination will be the Trustee, as holder of the Sheraton Lincoln Harbor Hotel Mortgage Loan, provided that, unless a Senior Consultation Period exists or the Sheraton Lincoln Harbor Hotel Loan Combination is an Excluded Loan, the Subordinate Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Sheraton Lincoln Harbor Hotel Loan Combination (such party, the “Sheraton Lincoln Harbor Hotel Controlling Note Holder”). As such, pursuant to the terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement, certain decisions to be made with respect to the Sheraton Lincoln Harbor Hotel Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) will require the approval of the Subordinate Class Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”. Generally, during a Subordinate Control Period, if the Subordinate Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or in connection with an acceptable insurance default, thirty (30) days) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Subordinate Class Representative will have certain consent and/or consultation rights with respect to the Sheraton Lincoln Harbor Hotel Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity (other than any Excluded Loan).

Notwithstanding the Sheraton Lincoln Harbor Hotel Controlling Note Holder’s consent and/or consultation rights described above, the Master Servicer or Special Servicer is permitted to implement any major decision before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan.

Pursuant to the terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement, the holder of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan (or, at any time the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan) as a non-controlling noteholder (the “Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Sheraton Lincoln Harbor Hotel Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Sheraton Lincoln Harbor Hotel Controlling Note Holder under such agreement within the same time frame that the Master Servicer or Special Servicer, as applicable, is required to provide such notices, information and reports to the Sheraton Lincoln Harbor Hotel Controlling Note Holder and (ii) to be consulted by the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Sheraton Lincoln Harbor Hotel Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder will expire ten (10) business days (or in connection with an acceptable insurance default, thirty (30) days) after the delivery by the Master Servicer or Special Servicer, as applicable, of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day (or in connection with an acceptable insurance default, thirty (30) day) consultation period will begin anew. Notwithstanding the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it

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determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan.

In addition to the consultation rights of the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder described above, the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer upon reasonable notice and at times reasonably acceptable to such Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Sheraton Lincoln Harbor Hotel Loan Combination are to be discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that is inconsistent with the Servicing Standard or any advice or consultation that would require or cause such parties to violate (a) any applicable law, including the REMIC provisions, (b) provisions of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement or the Pooling and Servicing Agreement, (c) the terms of the Sheraton Lincoln Harbor Hotel Loan Combination loan documents or (d) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Sheraton Lincoln Harbor Hotel Intercreditor Agreement, if the Sheraton Lincoln Harbor Hotel Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Sheraton Lincoln Harbor Hotel Intercreditor Agreement to pursue a sale of the Sheraton Lincoln Harbor Hotel Mortgage Loan, such Special Servicer will be required to sell the Sheraton Lincoln Harbor Hotel Mortgage Loan together with the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether certain offers received for the Sheraton Lincoln Harbor Hotel Mortgage Loan and the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan constitute a fair price. The Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Sheraton Lincoln Harbor Hotel Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder unless the Special Servicer has delivered to such Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Sheraton Lincoln Harbor Hotel Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Sheraton Lincoln Harbor Hotel Loan Combination, and any documents in the Servicing File reasonably requested by such Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Sheraton Lincoln Harbor Hotel Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence. Each Sheraton Lincoln Harbor Hotel Note Holder will be permitted to submit an offer at any sale of the Sheraton Lincoln Harbor Hotel Loan Combination unless such Sheraton Lincoln Harbor Hotel Note Holder is the borrower or an agent or affiliate of the borrower.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Termination of Special Servicer. The Subordinate Class Representative (during a Subordinate Control Period, provided that the Sheraton Lincoln Harbor Hotel Loan Combination is not an Excluded Loan) and the Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace

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the Special Servicer then acting with respect to the Sheraton Lincoln Harbor Hotel Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement. The Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder may terminate the Special Servicer upon a Servicer Termination Event under the Pooling and Servicing Agreement that affects the Sheraton Lincoln Harbor Hotel Non-Controlling Note Holder, however, such termination will only be with respect to the Sheraton Lincoln Harbor Hotel Loan Combination. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus.

For additional information regarding the servicing of the Sheraton Lincoln Harbor Hotel Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

The CityPlace I Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as CityPlace I, representing approximately 4.6% of the Cut-off Date Pool Balance (the “CityPlace I Mortgage Loan”), the related Mortgaged Property (the “CityPlace I Mortgaged Property”) also secures another mortgage note, which is pari passu in right of payment with the CityPlace I Mortgage Loan (the “CityPlace I Pari Passu Companion Loan” and, together with the CityPlace I Mortgage Loan, the “CityPlace I Loan Combination”). Only the CityPlace I Mortgage Loan is included in the Trust Fund. The CityPlace I Pari Passu Companion Loan, which has an original principal balance of approximately $34,275,000 is currently held by Wells Fargo Bank, National Association. The CityPlace I Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the CityPlace I Loan Combination (the “CityPlace I Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each CityPlace I Noteholder (the “CityPlace I Intercreditor Agreement”).

Servicing. The CityPlace I Loan Combination will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as the Master Servicer, and Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement, subject to the terms of the CityPlace I Intercreditor Agreement.

Advances. The Master Servicer, the Special Servicer (with respect to emergency Servicing Advances) or the Trustee, as applicable, will be responsible for making (or, with respect to the Special Servicer, may choose to make): (i) any required principal and interest advances on the CityPlace I Mortgage Loan (but not on the CityPlace I Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the CityPlace I Mortgage Loan, and (ii) any required Servicing Advances with respect to the CityPlace I Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the CityPlace I Loan Combination. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the CityPlace I Pari Passu Companion Loan will be responsible for making advances of principal and interest on the CityPlace I Pari Passu Companion Loan (but not on the CityPlace I Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the CityPlace I Pari Passu Companion Loan.

Reimbursement of Servicing Advances made with respect to the CityPlace I Loan Combination will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

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Distributions. The terms of the CityPlace I Intercreditor Agreement set forth the respective rights of the CityPlace I Noteholders with respect to distributions of funds received in respect of the CityPlace I Loan Combination, and provide, in general, that:

•	the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•	all payments, proceeds and other recoveries on or in respect of the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan will be applied to the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the CityPlace I Intercreditor Agreement, the Pooling and Servicing Agreement and the servicing agreement governing the securitization of the CityPlace I Pari Passu Companion Loan.

Consultation and Control. The controlling note holder under the CityPlace I Intercreditor Agreement with respect to the CityPlace I Loan Combination will be the Trustee, as holder of the CityPlace I Mortgage Loan, provided that, unless a Senior Consultation Period exists or the CityPlace I Loan Combination is an Excluded Loan, the Subordinate Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the CityPlace I Loan Combination (such party, the “CityPlace I Controlling Note Holder”). As such, pursuant to the terms of the CityPlace I Intercreditor Agreement, certain decisions to be made with respect to the CityPlace I Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) will require the approval of the Subordinate Class Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”. Generally, during a Subordinate Control Period, if the Subordinate Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or in connection with an acceptable insurance default, thirty (30) days) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Subordinate Class Representative will have certain consent and/or consultation rights with respect to the CityPlace I Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity (other than any Excluded Loan).

Notwithstanding the CityPlace I Controlling Note Holder’s consent and/or consultation rights described above, the Master Servicer or Special Servicer is permitted to implement any major decision before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan.

Pursuant to the terms of the CityPlace I Intercreditor Agreement, the holder of the CityPlace I Pari Passu Companion Loan (or, at any time the CityPlace I Pari Passu Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the CityPlace I Pari Passu Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the CityPlace I Pari Passu Companion Loan) as a non-controlling noteholder (the “CityPlace I Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the CityPlace I Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the CityPlace I Controlling Note Holder under such agreement within the same time frame that the Master Servicer or Special Servicer, as applicable, is required to provide such notices, information and reports to the CityPlace I Controlling Note Holder and (ii) to be consulted by

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the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the CityPlace I Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the CityPlace I Non-Controlling Note Holder will expire ten (10) business days (or in connection with an acceptable insurance default, thirty (30) days) after the delivery by the Master Servicer or Special Servicer, as applicable, of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day (or in connection with an acceptable insurance default, thirty (30) day) consultation period will begin anew. Notwithstanding the CityPlace I Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan.

In addition to the consultation rights of the CityPlace I Non-Controlling Note Holder described above, the CityPlace I Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer upon reasonable notice and at times reasonably acceptable to such Master Servicer or Special Servicer, as applicable, in which servicing issues related to the CityPlace I Loan Combination are to be discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that is inconsistent with the Servicing Standard or any advice or consultation that would require or cause such parties to violate (a) any applicable law, including the REMIC provisions, (b) provisions of the CityPlace I Intercreditor Agreement or the Pooling and Servicing Agreement, (c) the terms of the CityPlace I Loan Combination loan documents or (d) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the CityPlace I Intercreditor Agreement, if the CityPlace I Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the CityPlace I Intercreditor Agreement to pursue a sale of the CityPlace I Mortgage Loan, such Special Servicer will be required to sell the CityPlace I Mortgage Loan together with the CityPlace I Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether certain offers received for the CityPlace I Mortgage Loan and the CityPlace I Pari Passu Companion Loan constitute a fair price.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the CityPlace I Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the CityPlace I Non-Controlling Note Holder unless the Special Servicer has delivered to such CityPlace I Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the CityPlace I Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the CityPlace I Loan Combination, and any documents in the Servicing File reasonably requested by such CityPlace I Non-Controlling Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CityPlace I Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the CityPlace I Non-Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence. Each CityPlace I Note Holder will be permitted to submit an offer at any sale of the CityPlace I Loan Combination unless such CityPlace I Note Holder is the borrower or an agent or affiliate of the borrower.

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See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Termination of Special Servicer. The Subordinate Class Representative (during a Subordinate Control Period, provided that the CityPlace I Loan Combination is not an Excluded Loan) and the Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the CityPlace I Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the CityPlace I Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement. The CityPlace I Non-Controlling Note Holder may terminate the Special Servicer upon a Servicer Termination Event under the Pooling and Servicing Agreement that affects the CityPlace I Non-Controlling Note Holder, however, such termination will only be with respect to the CityPlace I Loan Combination. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus.

For additional information regarding the servicing of the CityPlace I Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

The 11 Madison Avenue Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, representing approximately 3.1% of the Cut-off Date Pool Balance, with a Cut-off Date Balance of $30,500,000 (the “11 Madison Avenue Mortgage Loan”), is part of a Loan Combination comprised of nineteen promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “11 Madison Avenue Mortgaged Property”). The 11 Madison Avenue Loan Combination (as defined below) is evidenced by: (i) one promissory Note A-3-C2 that evidences the 11 Madison Avenue Mortgage Loan; (ii) nine pari passu promissory notes designated as Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S1, Note A-2-S2, Note A-2-S3, Note A-3-S1, Note A-3-S2 and Note A-3-S3, respectively, having an aggregate original principal balance of $397,530,000 (the “11 Madison Avenue Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Non-Standalone Pari Passu Companion Loans; (iii) six pari passu promissory notes designated as Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-2-C1, Note A-2-C2 and Note A-3-C1, respectively, having an aggregate original principal balance of $336,300,000 (the “11 Madison Avenue Non-Standalone Pari Passu Companion Loans” and, together with the 11 Madison Avenue Standalone Pari Passu Companion Loans, the “11 Madison Avenue Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Standalone Pari Passu Companion Loans; and (iv) three promissory notes designated as Note B-1-S, Note B-2-S and Note B-3-S, respectively, with an aggregate original principal balance of $310,670,000 (together, the “11 Madison Avenue Subordinate Companion Loans” and, together with the 11 Madison Avenue Pari Passu Companion Loans, the “11 Madison Avenue Companion Loans”), which are subordinate in right of payment to each of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans. The 11 Madison Avenue Standalone Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans are collectively referred to as the “11 Madison Avenue Standalone Companion Loans”).

The 11 Madison Avenue Subordinate Companion Loans, together with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans, are referred to as the “11 Madison Avenue Loan Combination”. Only the 11 Madison Avenue Mortgage Loan is included in the Issuing Entity. Each of the 11 Madison Avenue Standalone Pari Passu Companion Loans and 11 Madison Avenue Subordinate Companion Loans was contributed to the MAD 2015-11MD securitization trust (the “MAD 2015-11MD Trust”). The 11 Madison Avenue Non-Standalone Pari Passu Companion Loans are currently being held as follows: (i) Note A-1-C1 was contributed to the COMM 2015-CCRE26 securitization, (ii) Note A-1-C2 and Note A-1-C3 are currently being held by German American Capital Corporation, (iii) Note A-2-C1 and Note A-2-C2 are currently being held by Morgan Stanley Bank, N.A. and (iv) Note A-3-C1 was contributed to the WFCM 2015-NXS3 securitization.

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The holders of the 11 Madison Avenue Loan Combination (the “11 Madison Avenue Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 11 Madison Avenue Noteholder (the “11 Madison Avenue Intercreditor Agreement”).

Servicing. The 11 Madison Avenue Loan Combination will serviced by KeyBank National Association, as master servicer (the “MAD 2015-11MD Master Servicer”), and specially serviced (if necessary) by KeyBank National Association, as special servicer (the “MAD 2015-11MD Special Servicer”), pursuant to the trust and servicing agreement (the “MAD 2015-11MD Trust and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “MAD 2015-11MD Depositor”), the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Special Servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “MAD 2015-11MD Trustee”), and Wells Fargo Bank, as certificate administrator and custodian (in such capacity, the “MAD 2015-11MD Certificate Administrator”), in connection with the MAD 2015-11MD Trust (into which each of the 11 Madison Avenue Standalone Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans was deposited), and, subject to the terms of the 11 Madison Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 11 Madison Avenue Noteholder will be effected in accordance with the MAD 2015-11MD Trust and Servicing Agreement and the 11 Madison Avenue Intercreditor Agreement.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the 11 Madison Avenue Mortgage Loan (but not on the 11 Madison Avenue Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Trustee or the Special Servicer, as applicable, determines that such an advance would not be recoverable from collections on the 11 Madison Avenue Mortgage Loan.

The MAD 2015-11MD Master Servicer or MAD 2015-11MD Trustee, as applicable, under the MAD 2015-11MD Trust and Servicing Agreement, will be responsible for making (i) any required servicing advances with respect to the 11 Madison Avenue Loan Combination, in each case unless a determination of non-recoverability is made under the MAD 2015-11MD Trust and Servicing Agreement, and (ii) any required principal and interest advances on the 11 Madison Avenue Standalone Companion Loans, in each case unless a determination of non-recoverability is made under the MAD 2015-11MD Trust and Servicing Agreement.

Distributions. The terms of the 11 Madison Avenue Intercreditor Agreement set forth the respective rights of the 11 Madison Avenue Noteholders with respect to distributions of funds received in respect of the 11 Madison Avenue Loan Combination, and provides, in general, that:

•	the 11 Madison Avenue Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans, and the right of the holders of the 11 Madison Avenue Subordinate Companion Loans (the “11 Madison Avenue Subordinate Companion Loan Holders”) to receive payments with respect to the 11 Madison Avenue Subordinate Companion Loans is, to the extent set forth in the 11 Madison Avenue Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans to receive payments with respect to the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans;

•	prior to calculating any amounts of interest or principal due to the holders of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans, the principal balances of the 11 Madison Avenue Subordinate Companion Loans will be reduced pro rata (but, in each case, not below zero) by any realized loss with respect to the 11 Madison Avenue Loan Combination, and after the principal balance of the 11 Madison Avenue Subordinate Companion Loans has been reduced to zero, the principal balances of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances, but, in each case, not below zero) by any realized loss with respect to the 11 Madison Avenue Loan Combination;

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•	If no (i) event of default with respect to an obligation of the borrowers to pay money due under the 11 Madison Avenue Loan Combination or (ii) non-monetary event of default pursuant to which the 11 Madison Avenue Loan Combination becomes a specially serviced loan (a “Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the 11 Madison Avenue Loan Combination borrowers (net of certain amounts payable or reimbursable to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Special Servicer, as applicable) will be distributed as follows:

(i) first, (A) first, to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Trustee, up to the amount of any nonrecoverable property advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (B) second, on a pro rata and pari passu basis, to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Trustee, the Master Servicer or the Trustee, and the master servicer or the trustee with respect to any 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization, up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii) second, pari passu, to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, pro rata (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable on the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, respectively, or paid or advanced by the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Special Servicer or the MAD 2015-11MD Trustee, as applicable, with respect to the 11 Madison Avenue Loan Combination, including, without limitation, unreimbursed property advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and interest thereon are then payable or reimbursable under the MAD 2015-11MD Trust and Servicing Agreement;

(iii) third, to the MAD 2015-11MD Master Servicer, the applicable accrued and unpaid primary servicing fee (without duplication of any portion of the primary servicing fee paid by the 11 Madison Avenue Loan Combination borrowers), and then to the MAD 2015-11MD Special Servicer, any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 11 Madison Avenue Loan Combination under the MAD 2015-11MD Trust and Servicing Agreement;

(iv) fourth, pari passu to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, in an amount equal to the accrued and unpaid interest on the related principal balance at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such 11 Madison Avenue Pari Passu Companion Loan and 11 Madison Avenue Mortgage Loan;

(v) fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, on a pro rata basis (based on their respective outstanding principal balances), in an amount equal to all such payments and prepayments of principal, until the related principal balances have been reduced to zero;

(vi) sixth, if the proceeds of any foreclosure sale or any liquidation of the 11 Madison Avenue Loan Combination or the 11 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan in an amount equal to the aggregate of unreimbursed realized losses previously allocated thereto, plus interest thereon at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such 11 Madison Avenue Pari Passu Companion Loan and the 11 Madison Avenue Mortgage Loan;

(vii) seventh, pari passu, to the 11 Madison Avenue Subordinate Companion Loans, pro rata (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by the 11 Madison Avenue

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Subordinate Companion Loans, with respect to the 11 Madison Avenue Loan Combination, including, without limitation, unreimbursed property advances made by the 11 Madison Avenue Subordinate Companion Loans, and any cure payment made by the 11 Madison Avenue Subordinate Companion Loans, pursuant to the 11 Madison Avenue Intercreditor Agreement;

(viii) eighth, pari passu to the 11 Madison Avenue Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the related principal balance at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such 11 Madison Avenue Subordinate Companion Loan;

(ix) ninth, in respect of principal collections, with respect to all payments and prepayments of principal, to the 11 Madison Avenue Subordinate Companion Loans, on a pro rata and pari passu basis (based on their outstanding principal balances), in an amount equal to all such payments and prepayments of principal, until the related principal balances have been reduced to zero;

(x) tenth, to the 11 Madison Avenue Subordinate Companion Loans, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated thereto), an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 11 Madison Avenue Subordinate Companion Loans plus interest thereon in each case at the related note interest rate thereon minus the primary servicing fee rate, compounded monthly from the date the related realized loss was allocated thereto;

(xi) eleventh, any interest accrued at the default rate on the 11 Madison Avenue Loan Combination to the extent such default interest amount is (i) actually paid by the 11 Madison Avenue Loan Combination borrowers, (ii) in excess of interest accrued on the principal balance at the 11 Madison Avenue Loan Combination interest rate and (iii) not required to be paid to the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Trustee or the MAD 2015-11MD Special Servicer, the Master Servicer or Trustee under the Pooling and Servicing Agreement or the master servicer or the trustee under any pooling and servicing agreement relating to an 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) through (F)) and pari passu, to (A) Note A-1 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note A-3 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-3 principal balance at the excess of (x) the Note A-3 default rate over (y) the Note A-3 interest rate, (D) Note B-1 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate, (E) Note B-2 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 of the 11 Madison Avenue Loan Combination default rate over (y) the Note B-2 interest rate and (F) Note B-3 in an amount calculated on the Note B-3 principal balance at the excess of (x) the Note B-3 default rate over (y) the Note B-3 interest rate;

(xii) twelfth, first, pro rata and pari passu to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, any prepayment premium allocable thereto and then, pro rata and pari passu to the 11 Madison Avenue Subordinate Companion Loans, any prepayment premium allocable thereto, in each case, to the extent actually paid by the 11 Madison Avenue Loan Combination borrowers;

(xiii) thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Trustee or the MAD 2015-11MD Special Servicer, the Master Servicer or Trustee under the Pooling and Servicing Agreement or the master servicer or the trustee under any pooling and servicing

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agreement relating to an 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization), to the 11 Madison Avenue Mortgage Loan, 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans, their respective percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrowers; and

(xiv) fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 11 Madison Avenue Loan Combination pro rata and pari passu in accordance with their respective initial percentage interests.

After the occurrence of and during the continuance of a Triggering Event of Default, all amounts tendered by the 11 Madison Avenue Loan Combination borrowers (net of certain amounts payable or reimbursable to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Special Servicer, as applicable) will be distributed as follows:

first, (A) first, to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Trustee, up to the amount of any nonrecoverable property advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (B) second, on a pro rata and pari passu basis, to the MAD 2015-11MD Master Servicer or the MAD 2015-11MD Trustee, the Master Servicer or the Trustee, and the master servicer or the trustee with respect any 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization, up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(xv) second, pari passu, to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, pro rata up to the amount of any unreimbursed costs paid or any costs currently payable on the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, respectively, or paid or advanced by the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Special Servicer or the MAD 2015-11MD Trustee, as applicable, with respect to the 11 Madison Avenue Loan Combination, including, without limitation, unreimbursed property advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and interest thereon are then payable or reimbursable under the MAD 2015-11MD Trust and Servicing Agreement;

(xvi) third, to the MAD 2015-11MD Master Servicer, the applicable accrued and unpaid primary servicing fee (without duplication of any portion of the primary servicing fee paid by the 11 Madison Avenue Loan Combination borrowers), and then to the MAD 2015-11MD Special Servicer, any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 11 Madison Avenue Loan Combination under the MAD 2015-11MD Trust and Servicing Agreement;

(xvii) fourth, pari passu to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan, pro rata, in an amount equal to the accrued and unpaid interest on the related principal balance at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such 11 Madison Avenue Pari Passu Companion Loan and 11 Madison Avenue Mortgage Loan;

(xviii) fifth, pari passu to 11 Madison Avenue Subordinate Companion Loans pro rata (based on the relative principal balance thereof), in an amount equal to the accrued and unpaid interest on the related principal balance at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such 11 Madison Avenue Subordinate Companion Loan;

(xix) sixth, pari passu to the 11 Madison Avenue Pari Passu Companion Loans and 11 Madison Avenue Mortgage Loan, on a pro rata basis (based on the outstanding principal balances thereof), in an amount equal to the outstanding principal balance thereof, until the related principal balances have been reduced to zero;

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(xx) seventh, if the proceeds of any foreclosure sale or any liquidation of the 11 Madison Avenue Loan Combination or the 11 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan in an amount equal to the aggregate of unreimbursed realized losses previously allocated thereto plus interest thereon at the related note interest rate minus the primary servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such 11 Madison Avenue Pari Passu Companion Loan and the 11 Madison Avenue Mortgage Loan;

(xxi) eighth, pari passu, to the 11 Madison Avenue Subordinate Companion Loans, pro rata (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by the 11 Madison Avenue Subordinate Companion Loans, with respect to the 11 Madison Avenue Loan Combination, including, without limitation, unreimbursed property advances made by the 11 Madison Avenue Subordinate Companion Loans, and any cure payment made by the 11 Madison Avenue Subordinate Companion Loans, pursuant to the 11 Madison Avenue Intercreditor Agreement;

(xxii) ninth, pari passu, to the 11 Madison Avenue Subordinate Companion Loans, on a pro rata basis (based on the outstanding principal balances thereof), in an amount equal to the outstanding principal balance of each such 11 Madison Avenue Subordinate Companion Loan, until the related principal balances have been reduced to zero;

(xxiii) tenth, to the 11 Madison Avenue Subordinate Companion Loans, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated thereto), an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 11 Madison Avenue Subordinate Companion Loans plus interest thereon at the related interest rate minus the primary servicing fee rate, compounded monthly from the date the related realized loss was allocated thereto;

(xxiv) eleventh, any interest accrued at the default rate on the principal balance of the 11 Madison Avenue Loan Combination to the extent such default interest amount is (i) actually paid by the 11 Madison Avenue Loan Combination borrowers, (ii) in excess of interest accrued on the principal balance at the 11 Madison Avenue Loan Combination interest rate and (iii) not required to be paid to the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Trustee or the MAD 2015-11MD Special Servicer, the Master Servicer or Trustee under the Pooling and Servicing Agreement or the master servicer or the trustee under any pooling and servicing agreement relating to an 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) through (F)) and pari passu, to (A) Note A-1 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note A-3 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note A-3 principal balance at the excess of (x) the Note A-3 default rate over (y) the Note A-3 interest rate, (D) Note B-1 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate, (E) Note B-2 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate and (F) Note B-3 of the 11 Madison Avenue Loan Combination in an amount calculated on the Note B-3 principal balance at the excess of (x) the Note B-3 default rate over (y) the Note B-3 interest rate;

(xxv) twelfth, first, pro rata and pari passu, to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan any prepayment premium allocable thereto and then, pro rata and pari passu to the 11 Madison Avenue Subordinate Companion Loans, any prepayment premium allocable thereto, in each case, to the extent actually paid by the 11 Madison Avenue Loan Combination borrowers;

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(xxvi) thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the MAD 2015-11MD Master Servicer, the MAD 2015-11MD Trustee or the MAD 2015-11MD Special Servicer, the Master Servicer or Trustee under the Pooling and Servicing Agreement or the master servicer or the trustee under any pooling and servicing agreement relating to an 11 Madison Avenue Non-Standalone Pari Passu Companion Loan securitization), to the 11 Madison Avenue Mortgage Loan, 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans, their respective percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrowers; and

(xxvii) fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 11 Madison Avenue Loan Combination pro rata and pari passu in accordance with their respective initial percentage interests.

The MAD 2015-11MD Master Servicer and the MAD 2015-11MD Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the related collection account or related REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the MAD 2015-11MD Trust and Servicing Agreement.

For the purpose of this “—Distributions” section, with respect to the 11 Madison Avenue Mortgage Loan, the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the 11 Madison Avenue Loan Combination.

In addition, solely for the purpose of this “—Distributions” section, the following terms have the meaning below:

“Note A-1” means, individually or collectively, Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-1-C1, Note A-1-C2 and Note A-1-C3 of the 11 Madison Avenue Loan Combination.

“Note A-2” means, individually or collectively, Note A-2-S1, Note A-2-S2, Note A-2-S3, Note A-2-C1 and Note A-2-C2, of the 11 Madison Avenue Loan Combination.

“Note A-3” means, individually or collectively, Note A-3-S1, Note A-3-S2, Note A-3-S3, Note A-3-C1 and Note A-3-C2 of the 11 Madison Avenue Loan Combination.

Consultation and Control. So long as the 11 Madison Avenue Subordinate Companion Loans are included in the MAD 2015-11MD Trust, there is no “controlling noteholder” or “directing holder” with respect to the 11 Madison Avenue Loan Combination that will be entitled to control, consent or consultation rights under the MAD 2015-11MD Trust and Servicing Agreement other than the limited rights of certain certificateholders under the MAD 2015-11MD Trust and Servicing Agreement to remove and replace the special servicer as described in “—Special Servicer Appointment Rights”.

Cure Rights. In the event that the 11 Madison Avenue Subordinate Companion Loans are no longer included in the MAD 2015-11MD Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the 11 Madison Avenue Loan Combination, then each 11 Madison Avenue Subordinate Companion Loan Holder will have the right, but not the obligation (and if an 11 Madison Avenue Subordinate Companion Loan Holder elects to cure, then all of the 11 Madison Avenue Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right) to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the 11 Madison Avenue Subordinate Companion Loan Holders elect to cure a default by way of a payment of money (a “Cure Payment”), the 11 Madison Avenue Subordinate Companion Loan Holders will be required to make such Cure Payment as directed by the MAD 2015-11MD Special Servicer and such Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Issuing Entity or the 11 Madison Avenue Pari Passu Companion Loan Holders related to the default and incurred

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during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the 11 Madison Avenue Subordinate Companion Loan Holders and the applicable cure period has not expired and the 11 Madison Avenue Subordinate Companion Loan Holders are permitted to cure under the terms of the 11 Madison Avenue Intercreditor Agreement, the default shall not be treated as a default or a Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the 11 Madison Avenue Loan Combination, modifying, amending or waiving any provisions or the related mortgage loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the 11 Madison Avenue Loan Combination as a specially serviced loan. Notwithstanding anything to the contrary, the 11 Madison Avenue Subordinate Companion Loan Holders’ right to cure a default shall be limited to 6 Cure Events over the life of the 11 Madison Avenue Loan Combination and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the 11 Madison Avenue Subordinate Companion Loan Holders’ exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option. If the 11 Madison Avenue Subordinate Companion Loans are no longer included in the MAD 2015-11MD Trust and a Triggering Event of Default has occurred and is continuing, then, upon written notice from the MAD 2015-11MD Special Servicer of such occurrence (a “Repurchase Option Notice”), any 11 Madison Avenue Subordinate Companion Loan Holder will have the right (and if all of the 11 Madison Avenue Subordinate Companion Loan Holders provide such notice, then all of the 11 Madison Avenue Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the MAD 2015-11MD Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the MAD 2015-11MD Trust and Servicing Agreement and the 11 Madison Avenue Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the 11 Madison Avenue Mortgage Loan and 11 Madison Avenue Pari Passu Companion Loans for the applicable purchase price provided in the 11 Madison Avenue Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The MAD 2015-11MD Special Servicer will be required to give the 11 Madison Avenue Subordinate Companion Loan Holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the MAD 2015-11MD Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the 11 Madison Avenue Subordinate Companion Loan Holders and the 11 Madison Avenue Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the MAD 2015-11MD Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the 11 Madison Avenue Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the MAD 2015-11MD Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans.

Sale of Defaulted Loan Combination. Pursuant to the terms of the 11 Madison Avenue Intercreditor Agreement, if the 11 Madison Avenue Loan Combination becomes a defaulted mortgage loan, and if the MAD 2015-11MD Special Servicer determines to sell the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Companion Loans in accordance with the MAD 2015-11MD Trust and Servicing Agreement, then the MAD 2015-11MD Special Servicer will have the right and the obligation to sell the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Companion Loans as notes evidencing one whole loan in accordance with the terms of the MAD 2015-11MD Trust and Servicing Agreement. In connection with any such sale, the MAD 2015-11MD Special Servicer is expected to be

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required to follow the procedures set forth in the MAD 2015-11MD Trust and Servicing Agreement, including the provision of ten (10) business days’ prior written notice to the Issuing Entity and each holder of an 11 Madison Avenue Non-Standalone Pari Passu Companion Loan of the MAD 2015-11MD Special Servicer’s intention to sell the 11 Madison Avenue Loan Combination. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations—Servicing of the 11 Madison Avenue Loan Combination” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the 11 Madison Avenue Intercreditor Agreement and the MAD 2015-11MD Trust and Servicing Agreement, the holders of requisite voting rights allocable to certain principal balance certificates issued by the MAD 2015-11MD Trust will have the right, with or without cause, to replace the MAD 2015-11MD Special Servicer then acting with respect to the 11 Madison Avenue Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The MAD 2015-11MD Special Servicer may be terminated and replaced without the consent of, or consulting with, the Trustee or any other party under this securitization; provided that upon the occurrence of a servicer termination event under the MAD 2015-11MD Trust and Servicing Agreement relating to the 11 Madison Avenue Mortgage Loan, the applicable party entitled to cause the termination and replacement of the Special Servicer as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rights Upon the Occurrence of a Servicer Termination Event” will have the right to require the appointment of a subservicer with respect to the 11 Madison Avenue Mortgage Loan or the termination of the MAD 2015-11MD Special Servicer and the appointment of a replacement therefor solely with respect to the 11 Madison Avenue Mortgage Loan.

For additional information regarding the servicing of the 11 Madison Avenue Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The Patrick Henry Mall Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Patrick Henry Mall, representing approximately 2.7% of the Cut-off Date Pool Balance (the “Patrick Henry Mall Mortgage Loan”), the related Mortgaged Property (the “Patrick Henry Mall Mortgaged Property”) also secures two other mortgage notes, each of which is pari passu in right of payment with the Patrick Henry Mall Mortgage Loan: Note A-1 with a principal balance as of the Cut-off Date of $47,855,856, and Note A-2 with a principal balance as of the Cut-off Date of $21,291,379 (each, a “Patrick Henry Mall Pari Passu Companion Loan” and, collectively, the “Patrick Henry Mall Pari Passu Companion Loans”). Note A-1 and Note A-2 are currently assets of the WFCM 2015-SG1 trust. The Patrick Henry Mall Pari Passu Companion Loans together with the Patrick Henry Mall Mortgage Loan are described herein as the “Patrick Henry Mall Loan Combination”). The Patrick Henry Mall Pari Passu Companion Loans have a principal balance, in the aggregate, as of the Cut-off Date of approximately $69,147,234. Only the Patrick Henry Mall Mortgage Loan is included in the Trust Fund. The Patrick Henry Mall Pari Passu Companion Loans are not assets of the Trust Fund.

The holders of the Patrick Henry Mall Loan Combination (the “Patrick Henry Mall Noteholders”) have entered into an intercreditor agreement, as amended, that sets forth the respective rights of each Patrick Henry Mall Noteholder (the “Patrick Henry Mall Intercreditor Agreement”).

Servicing. The Patrick Henry Mall Loan Combination will be serviced by Wells Fargo Bank, National Association (the “WFCM 2015-SG1 Master Servicer” or an “Other Master Servicer”), and specially serviced, if necessary, by Rialto Capital Advisors, LLC (the “WFCM 2015-SG1 Special Servicer” or an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFCM 2015-SG1 Depositor”), the WFCM 2015-SG1 Master Servicer, as master servicer, the WFCM 2015-SG1 Special Servicer, as special servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2015-SG1 Trustee” or an “Other Trustee”), and Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian (the “WFCM 2015-SG1 Certificate Administrator” or an

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“Other Certificate Administrator”), and Trimont Real Estate Advisors, LLC, as trust advisor (the “WFCM 2015-SG1 Trust Advisor” or an “Other Trust Advisor”) in connection with the WFCM 2015-SG1 securitization (into which the Patrick Henry Mall Controlling Pari Passu Companion Loans has been deposited) (the “WFCM 2015-SG1 Pooling and Servicing Agreement” or an “Other Securitization Servicing Agreement”), and, subject to the terms of the Patrick Henry Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Patrick Henry Mall Noteholder will be effected in accordance with the WFCM 2015-SG1 Pooling and Servicing Agreement and the Patrick Henry Mall Intercreditor Agreement.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making any required advances of principal and interest on the Patrick Henry Mall Mortgage Loan (but not on the Patrick Henry Mall Pari Passu Companion Loans) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Patrick Henry Mall Mortgage Loan.

The WFCM 2015-SG1 Master Servicer, the WFCM 2015-SG1 Special Servicer (with respect to servicing advances) or the WFCM 2015-SG1 Trustee, as applicable, under the WFCM 2015-SG1 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Patrick Henry Mall Pari Passu Companion Loans as required under the terms of the WFCM 2015-SG1 Pooling and Servicing Agreement (but not on the Patrick Henry Mall Mortgage Loan) and (ii) any required Servicing Advances with respect to the Patrick Henry Mall Loan Combination, in each case unless a determination of nonrecoverability is made under the WFCM 2015-SG1 Pooling and Servicing Agreement.

Certain costs and expenses (such as a pro rata share of a servicing advance) allocable to the Patrick Henry Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the WFCM 2015-SG1 securitization, subject to the WFCM 2015-SG1 issuing entity’s right to reimbursement from future payments and other collections on the Patrick Henry Mall Mortgage Loan or from general collections on the Mortgage Pool.

Distributions. The terms of the Patrick Henry Mall Intercreditor Agreement set forth the respective rights of the Patrick Henry Mall Noteholders with respect to distributions of funds received in respect of the Patrick Henry Mall Loan Combination, and provide, in general, that:

•	the Patrick Henry Mall Mortgage Loan and the Patrick Henry Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor; and

•	all payments, proceeds and other recoveries on or in respect of the Patrick Henry Mall Mortgage Loan and the Patrick Henry Mall Pari Passu Companion Loans will be applied to the Patrick Henry Mall Mortgage Loan and the Patrick Henry Mall Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Patrick Henry Mall Intercreditor Agreement, the Pooling and Servicing Agreement and the WFCM 2015-SG1 Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the Patrick Henry Mall Intercreditor Agreement with respect to the Patrick Henry Mall Loan Combination will be the WFCM 2015-SG1 Trustee, provided however that, pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement, unless a senior consultation period exists, the related subordinate class representative will be entitled to exercise the rights of the controlling note holder with respect to the Patrick Henry Mall Loan Combination(such party, the “Patrick Henry Mall Controlling Note Holder”). Certain decisions to be made with respect to the Patrick Henry Mall Loan Combination, including certain major decisions pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement (which major decisions are substantially similar in all material respects, but not necessarily identical, to Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust

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Fund—Modifications, Waivers, Amendments and Consents”), will require the approval of the Patrick Henry Mall Controlling Note Holder.

Pursuant to the terms of the Patrick Henry Mall Intercreditor Agreement, the Subordinate Class Representative, as representative of a non-controlling noteholder, (a “Patrick Henry Mall Non-Controlling Note Holder”), will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Patrick Henry Mall Loan Combination that the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer, as applicable, under the WFCM 2015-SG1 Pooling and Servicing Agreement is required to provide to the Patrick Henry Mall Controlling Note Holder under such agreement within the same time frame that the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer, as applicable, is required to provide such notices, information and reports to the Patrick Henry Mall Controlling Note Holder and (ii) to be consulted by the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Patrick Henry Mall Intercreditor Agreement and the implementation by the WFCM 2015-SG1 Special Servicer of any recommended actions outlined in an asset status report; provided, however, such rights will cease to exist during the existence of a senior consultation period under the WFCM 2015-SG1 Pooling and Servicing Agreement. The consultation right of the Patrick Henry Mall Non-Controlling Note Holder will expire 10 business days after the delivery by the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer, as applicable, of notice and information relating to the matter subject to consultation; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the Patrick Henry Mall Non-Controlling Note Holder’s consultation rights described above, the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period (or in connection with an acceptable insurance default, 30 day period) if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Patrick Henry Mall Mortgage Loan and the Patrick Henry Mall Pari Passu Companion Loans.

In addition to the consultation rights of the Patrick Henry Mall Non-Controlling Note Holder described above, the Patrick Henry Mall Non-Controlling Note Holder will have the right to attend annual meetings (which may be held telephonically) with the WFCM 2015-SG1 Master Servicer or WFCM 2015-SG1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2015-SG1 Master Servicer or WFCM 2015-SG1 Special Servicer, as applicable, in which servicing issues related to the Patrick Henry Mall Loan Combination are to be discussed.

Neither the WFCM 2015-SG1 Master Servicer nor the WFCM 2015-SG1 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the Patrick Henry Mall Intercreditor Agreement or the WFCM 2015-SG1 Pooling and Servicing Agreement or require or cause such parties to violate the terms of the Patrick Henry Mall Loan Combination loan documents.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Patrick Henry Mall Intercreditor Agreement, if the Patrick Henry Mall Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFCM 2015-SG1 Pooling and Servicing Agreement and thereafter the WFCM 2015-SG1 Special Servicer determines pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement and the Patrick Henry Mall Intercreditor Agreement to pursue a sale of the Patrick Henry Mall Controlling Pari Passu Companion Loan, such WFCM 2015-SG1 Special Servicer will be required to sell the Patrick Henry Mall Mortgage Loan together with the Patrick Henry Mall Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFCM 2015-SG1 Trustee’s (or any third party hired by the WFCM 2015-SG1 Trustee in accordance with the WFCM 2015-SG1 Pooling and Servicing Agreement) obligation to review whether any offer from an “Interested Person” received for the Patrick Henry Mall Mortgage Loan and the Patrick Henry Mall Pari Passu Companion Loans constitutes a fair price. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

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Notwithstanding the foregoing, the WFCM 2015-SG1 Special Servicer will not be permitted to sell the Patrick Henry Mall Loan Combination if it becomes a “defaulted mortgage loan” pursuant to the terms of the WFCM 2015-SG1 Pooling and Servicing Agreement without the written consent of the Patrick Henry Mall Non-Controlling Note Holder (provided that such consent is not required if the Patrick Henry Mall Note Holder is the borrower or an agent or affiliate of the borrower) unless the WFCM 2015-SG1 Special Servicer has delivered to such Patrick Henry Mall Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Patrick Henry Mall Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Patrick Henry Mall Loan Combination, and any documents in the Servicing File reasonably requested by such Patrick Henry Mall Non-Controlling Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Patrick Henry Mall Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2015-SG1 Master Servicer or the WFCM 2015-SG1 Special Servicer in connection with the proposed sale; provided, that the Patrick Henry Mall Non-Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence. Each Patrick Henry Mall Note Holder will be permitted to bid at any sale of the Patrick Henry Mall Loan Combination unless the Patrick Henry Mall Note Holder is the borrower or an agent or affiliate of the borrower.

Termination of Special Servicer. During any subordinate control period under the WFCM 2015-SG1 Pooling and Servicing Agreement, the Patrick Henry Mall Controlling Note Holder or its designee will have the right, with or without cause, to replace the special servicer then acting with respect to the Patrick Henry Mall Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer is a “qualified servicer” (as described in the Patrick Henry Mall Intercreditor Agreement) and satisfies the conditions set forth in the WFCM 2015-SG1 Pooling and Servicing Agreement. During any collective consultation period or senior consultation period under the WFCM 2015-SG1 Pooling and Servicing Agreement, the special servicer then acting with respect to the Patrick Henry Mall Loan Combination may be terminated by the holders of the certificates issued pursuant to such pooling and servicing agreement under substantially similar in all material respects, but not necessarily identical, circumstances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus. In either case, such special servicer may be terminated and replaced without the consent of, or consulting with, the Patrick Henry Mall Non-Controlling Note Holder, including the Trustee or any other party under this securitization; provided that upon the occurrence of a servicer termination event under the WFCM 2015-SG1 Pooling and Servicing Agreement relating to the Patrick Henry Mall Mortgage Loan, the applicable party entitled to cause the termination and replacement of the applicable special servicer as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rights Upon the Occurrence of a Servicer Termination Event” will have the right to require the appointment of a subservicer with respect to the Patrick Henry Mall Mortgage Loan or the termination of the applicable special servicer and the appointment of a replacement therefor solely with respect to the Patrick Henry Mall Mortgage Loan. See “Servicing of the Mortgage Loans and Administration of the Trust Fund— Replacement of the Special Servicer” and “—Additional Matters Relating to the Servicing of the Non- Serviced Loan Combination” in this free writing prospectus.

For additional information regarding the servicing of the Patrick Henry Mall Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

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Other than the 11 Madison Avenue Subordinate Companion Loans that forms a part of the 11 Madison Avenue Loan Combination described above, none of the Mortgage Loans have related subordinate indebtedness that is secured by the related Mortgaged Property.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio	Combined LTV Ratio
11 Madison Avenue(1)	$ 30,500,000(2)	3.1%	$ 325,000,000	Yes	1.97x	59.6%

(1)	See “Summaries of the Fifteen Largest Mortgage Loans—11 Madison Avenue” in Annex A-3 to this free writing prospectus.
(2)	The Mortgage Loan is part of a Loan Combination. The related Pari Passu Companion Loans, which are not assets of the Trust Fund, have an aggregate original balance of $733,830,000, and the related Subordinate Companion Loans, which are also not assets of the Trust Fund, have an aggregate original balance of $310,670,000. Accordingly, the total indebtedness secured by the related mortgage is $1,075,000,000.

Each mezzanine loan related to the Mortgage Loan referenced in the foregoing table is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises. In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over certain modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (d) of the second sentence of this paragraph. In some cases, upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the related Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor

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and/or indemnitor with respect to some or all of its obligations. If the related mortgage borrower has a leasehold interest in the related Mortgaged Property, the mortgage lender may be required to provide certain additional notices to the mezzanine lender and to take certain actions to help preserve the leasehold interest, including cooperating with the mezzanine lender to effectuate a cure of a default on the part of the mortgage borrower under the related ground lease.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

All of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender. However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut- off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Hilton Garden Inn Oshkosh	11,180,000	1.1%	N/A	Yes	1.30x	70%	Yes

(1)	Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

Other Additional Financing and Encumbrances

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent. See “—Certain Terms of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The mortgage loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the mortgage loan documents but do not prohibit a change in control in the event of a permitted foreclosure. In particular, with respect to the fifteen largest Mortgage Loans or groups of cross-collateralized Mortgage Loans that, if aggregated, would be of comparable size:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as 745 Atlantic Avenue, representing approximately 7.1% of the Cut-off Date Pool Balance, the loan documents permit the pledge of the direct or indirect ownership interests in the sole member of the borrower in favor of one or more permitted affiliates which may be granted solely in connection with a loan from a person that is controlled by OMERS Administration Corporation, the parent of the borrower, and in which all or substantially all of the economic interests are owned by OMERS Administration Corporation (an “Oxford Affiliate”) to another Oxford Affiliate provided that the borrower may not be an obligor on such loan and such loan must (i) be solely for tax savings purposes, (ii) subordinate

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to the Mortgage Loan (and any new mezzanine loan), (iii) be payable only out of net cash flow after all payments then due to the lender, and (iv) be held at all times by an Oxford Affiliate.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, representing approximately 3.1% of the Cut-off Date Pool Balance, to accommodate the 1031 exchange resulting in the borrower’s acquisition of the Mortgaged Property, the loan documents permit loans aggregating $1,016,022,284 from the master lessee (11 Madison EAT Lender, LLC) to the parent entities of the 6 tenants-in-common comprising the borrower. This amount effectively represents the sponsor’s equity in the mortgaged property. The master lessee has executed a subordination and standstill agreement with lender.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 260 East Brown Street, representing approximately 1.2% of the Cut-off Date Pool Balance, the loan documents permit the borrower to incur loans from affiliates permitted in an aggregate amount up to $1,000,000, subject to subordination and non-disturbance provisions.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related mortgage loan documents. For example:

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Furthermore, direct and indirect preferred equity investments have been, or are permitted to be, made in the borrowers under certain of the Mortgage Loans.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Windsor Square, representing approximately 1.2% of the Cut-off Date Pool Balance, the borrower’s operating agreement (“Operating Agreement”) permits three of the four members of the borrower (the “Preferred Holders”) to receive their full initial capital contribution (collectively, $5,603,715) by the earlier of March 17, 2018 or 30 months after the date the Preferred Holders made their initial capital contribution (the “Promoter’s Target Date”). If the capital contributions are not paid in full by such date, then each calendar month thereafter, the Preferred Holders’ distribution will increase by 1.0% of their total percentage interests proportional to their membership interests, until the Preferred Holders have received their full initial capital contributions, with a corresponding aggregate reduction for the manager of the borrower. If the borrower has not sold the Mortgaged Property by the Promoter’s Target Date, then the manager of the borrower will be required to buy out the Preferred Holders’ interests. If the buyout does not occur within 6 months of the Promoter’s Target Date (the “Buy-out Period”), then the Preferred Holders may in their discretion require the manager to sell the Mortgaged Property at fair market value. The manager of the borrower has the right to extend the Buy-out Period by up to 3 months and have its distribution percentage reduced by 1.0% for each month so extended. All amounts distributable to the Preferred Holders are limited to excess distributable cash available after payment of debt service, reserves and other borrower expenses each month. Notwithstanding the foregoing, the Operating Agreement provides that any transfer or sale of the Mortgaged Property, which would include an assumption of the Mortgage Loan or sale of the Mortgaged Property in connection with defeasance, is subject to the Mortgage Loan documents.

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Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers. Each investor should review the assumptions described in Annex B to this free writing prospectus and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy. See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus.

Cash Management Agreements/Lockboxes

Ninety-five (95) of the Mortgage Loans, representing approximately 94.7% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund. See the footnotes to Annex A-1 to this free writing prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the mortgage loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the mortgage loan documents. This includes a fire and hazard insurance policy with extended coverage. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

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If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the mortgage loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy. Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust. In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Ross Portfolio and DaVita Dialysis (Lakewood, CO), representing approximately 2.0% and 0.3% of the Cut-off Date Pool Balance, respectively, the sponsor, Deane Ross, and a sponsor affiliated company, Associated Financial Corporation (“AFC”), were named as defendants in a federal suit brought in 1997 by the United States federal government alleging fraud and kickbacks related to the management of HUD-subsidized multifamily housing. A plea agreement was reached whereby neither the AFC-affiliated parties nor the government entities and officials admitted any wrongdoing. Two companies, one of which was owned and controlled by Deane Ross, pled guilty to the charges and paid fines of $10.2 million. Though AFC-affiliated entities were party to the plea agreement, neither AFC nor Deane Ross was a party.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as WAG - Staten Island, representing approximately 0.3% of the Cut-off Date Pool Balance, the guarantor (Yama Rahimzada), a member of Y & R Management LLC, has been named with all members of such limited liability company as a defendant in lawsuit arising out of a property sale by the limited liability company to the plaintiffs. The master tenant at the property went into bankruptcy, and the plaintiffs allege fraud and breach of contract, among other things, related to the defendants’ withholding of information about the master tenant’s financial condition, and are seeking damages against defendants for approximately $100 million. The lawsuit was filed in December 2012. Cross motions for summary judgment are pending. The guarantor’s stated net worth as of June 1, 2015 was $56.7 million.

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In addition, see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund. For example:

•	With respect to twenty-seven (27) of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as CityPlace I, Philadelphia Design & Distribution Center, Brooks Landing Apartments, Covington Plaza, Windsor Square, 260 East Brown Street, Bossier Corners, Princessa Plaza, Beach MHP, Central Self Storage, Comfort Inn & Suites Beachfront – Galveston, Holiday Inn Express Somerset, Fairfield Inn & Suites - Warner Robins, Harris Teeter – Darnestown, MD, Silverstone & Key Estates MHP, Walgreens – Franklin, Redan Village, Valleyfield Apartments, City Center Retail – Lansing, Parkway Pointe, CVS – Montgomery, AL, CVS – Douglas, GA, Bell Plaza, Shadow Trace, James Plaza and Oaks MHC, collectively representing approximately 23.5% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this free writing prospectus.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as CityPlace I, representing approximately 4.6% of the Cut-off Date Pool Balance, affiliates of the sponsors (Kevin McCall and John T. Caldwell) have been involved in six mortgage loan defaults that resulted in foreclosures in the mid-2000’s, including several that involved syndicated tenancy-in-common structures.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Philadelphia Design & Distribution Center, representing approximately 2.6% of the Cut-off Date Pool Balance, affiliates of the sponsors (Kalmon Dolgin, Neil Dolgin and Joshua Dolgin) have been involved in mortgage loan defaults, as follows: (i) a loan secured by Portland, Maine retail property that resulted in 2011 deed-in-lieu of foreclosure; (ii) a loan secured by a Bethpage, NY industrial warehouse and office property that resulted in 2010 deed-in-lieu of foreclosure; and (iii) a loan secured by Portland, Maine office building that is currently delinquent and for which restructuring negotiations are ongoing.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brooks Landing Apartments, representing approximately 2.5% of the Cut-off Date Pool Balance, the Mortgaged Property was previously encumbered by a $23,000,000 loan (included in the BACM 2007-1 transaction). The borrower entered into a loan modification agreement with CWCapital Asset Management LLC, the special servicer under the prior loan, which resulted in an extension of the amortization period from thirty years to fifty years during the period of May 2010 through April 2012. In April 2012, the prior loan reverted to a 30-year amortization term, and was paid in full with Mortgage Loan proceeds.

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.”

•	Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as 745 Atlantic Avenue, 11 Madison Avenue, Palouse Mall, Bossier Corners, Midtown Marketplace, 14 Mile & Middlebelt and James Plaza, collectively securing approximately 14.9% of the Cut-off Date Pool Balance by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans and “Summaries of the Fifteen Largest Mortgage Loans—745 Atlantic Avenue”, “—11 Madison Avenue” and “—Palouse Mall” attached as Annex A-3 to this free writing prospectus.

•	Fourteen (14) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Warren Industrial Center, Ross Portfolio, Burlington Coat Factory – Independence, Kohl’s – Wadsworth, Fresh Thyme Market, Harris Teeter – Darnestown, MD, Walgreens – Franklin, DaVita Dialysis (Lakewood, CO), CVS – Montgomery, AL, WAG – Staten Island and CVS – Douglas, GA, collectively securing approximately 8.8% of the Cut-off Date Pool Balance by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus, and Annex A-1 to this free writing prospectus. See also “Summaries of the Fifteen Largest Mortgage Loans—Warren Industrial Center” and “—Ross Portfolio” attached as Annex A-3 to this free writing prospectus.

•	Ten (10) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Warren Industrial Center, Zephyr Commons, Mountain Valley Center, 260 East Brown Street, Fairfield Inn & Suites - Warner Robins, Harris Teeter – Darnestown, MD, Parkway Pointe and WAG – Staten Island, collectively securing approximately 8.5% of the Cut-off Date Pool Balance by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or

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other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this free writing prospectus. See also “Summaries of the Fifteen Largest Mortgage Loans—Warren Industrial Center” and “—Zephyr Commons” attached as Annex A-3 to this free writing prospectus and representation and/or warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

•	The Mortgaged Property identified on Annex A-1 to this free writing prospectus as Northport Loop Office, securing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, has a tenant that occupies 20% or more of the net rentable area and is an affiliate of, or otherwise related to, the related borrower.

Lease Terminations and Expirations

Expirations. See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before, or shortly following, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan or shortly following. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as CityPlace I, Patrick Henry Mall, Philadelphia Design & Distribution Center, Warren Industrial Center, Palouse Mall, Ross Portfolio, Lawton Town Center and Zephyr Commons.

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or that occurs during a specified period prior to the end of the subject lease or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

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Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

•	Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

•	Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

•	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

•	Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

•	Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

•	Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

•	Certain tenant leases permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.

•	Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.

See Annex A-1 to this free writing prospectus and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as CityPlace I, 11 Madison Avenue, Patrick Henry Mall, Philadelphia Design & Distribution Center and Palouse Mall.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Avalon MHC, securing approximately 0.5% of the Cut-off Date Pool Balance, such Mortgaged Property is a 217-site manufactured housing community, and 139 of the sites have homes owned by a borrower affiliate and are subject to a master lease between the borrower and that affiliate. Only the income from pad rentals, and not the income from home rentals, was underwritten by the related mortgage loan seller. . See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” in this free writing prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as City Center Retail – Lansing, representing approximately

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0.4% of the Cut-off Date Pool Balance, the borrower has a parking lease with City of East Lansing for a portion of a multi-level parking garage that expires July 16, 2044 (loan matures September 11, 2025). The property relies upon the parking lease for zoning compliance (zoning report indicates 58 total parking spaces required versus 78 parking spaces leased from City). The loan documents provide for personal liability to the borrower and guarantors for losses from failure to pay amounts due under the parking lease to the extent revenue is available, and for springing recourse to the borrower and guarantors if the parking lease is terminated.

Assessments of Property Value and Condition

Appraisals

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only and, unless otherwise specified, reflects calculations based on the “as-is” appraised value (or, in the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bossier Corners, securing approximately 1.1% of the Cut-off Date Pool Balance by allocated loan amount, based upon a value in the related appraisal that takes into account certain capital reserves and assumes the related repairs have been completed and paid for). None of these appraisals are more than eleven (11) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. See also representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to a Phase I environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination or acquisition of the Mortgage Loans or otherwise in connection with this offering. In some cases, a Phase II environmental site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than thirteen (13) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus. See also representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Sheraton Lincoln Harbor Hotel, representing approximately 6.1% of the Cut-off Date Pool Balance, the Mortgaged Property is subject to an environmental land use restriction (“ELUR”) that was used in the creation of the Mortgaged Property. The ELUR obligates the property owner to notify the New Jersey Department of Environmental Protection (“NJDEP”) when performing any subsurface work and to maintain the asphalt pavement cap that was added to the Mortgaged Property. Based on the ELUR, the Phase I ESA environmental site assessment (“ESA”) does not call for further action.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Warren Industrial Center, representing approximately 2.6% of the Cut-off Date Pool Balance, the related Phase I ESA reported that historic industrial activities resulted in residual soil impacts that were investigated and mitigated with engineering controls for the redeveloped Mortgaged Property. A Baseline Environmental Site Assessment was filed pursuant to the Michigan Part 201 Environmental Remediation program. The ESA recommended no further action other than ensuring that a related Due Care Plan is implemented to prevent any exacerbation of or human exposure to the residual impacted media

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Barclay Square, representing approximately 1.3% of the Cut-off Date Pool Balance, the Phase I ESA indicated a recognized environmental condition related to former dry cleaning operations located near the site. See “—Environmental Insurance” below.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as College Village, representing approximately 0.8% of the Cut-off Date Pool Balance, the related Phase I ESA reported that contamination from an adjacent third-party gas station property had migrated and impacted a portion of the Mortgaged Property. In 1999, the North Carolina Department of Environment and Natural Resources issued a letter indicating that the Mortgaged Property owner is not responsible for the contamination. The ESA concluded that since the area underlain by the impacts is not developed, there is no vapor intrusion or other risk at the Mortgaged Property. The ESA therefore did not recommend any further investigation or other action. We cannot assure you that any future circumstances such as redevelopment will not necessitate any additional action.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as 14 Mile & Middlebelt, representing approximately 0.5% of the Cut-off Date Pool Balance, a Phase II ESA was conducted in 2005 to evaluate potential soil and groundwater contamination from on-site dry cleaning operations and an adjacent property’s CITGO-branded gas station that was identified with an open leaking underground storage tank (“LUST”) case. No on-site impacts to soil and groundwater were identified from the dry cleaning operation, but elevated levels of benzene and metal lead were present in groundwater samples. Subsequent sampling in 2008 and 2009 found no elevated levels of contaminants at the Mortgaged Property. No documentation has been provided indicating the timing or actions required to attain “no further action” status. Nor has a “responsible party” been identified. The property is deemed to have a recognized environmental condition arising from historical contamination and the open LUST case. The environmental consultant concluded that vapor migration is not considered to be represent a significant concern at this time, and the lender determined that no further action was required.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Infinite Self Storage New Lenox, representing approximately 0.5% of the Cut-off Date Pool Balance, a potable water well is located on the related Mortgaged Property and, due to the related Mortgaged Property’s location, is subject to impact

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from the industrial use of the surrounding area. Testing of water supplied by the on-site domestic water well revealed contaminants below the applicable maximum contaminant limits, with the exception of a plasticizer used in manufacturing of articles made of PVC. The environmental consultant recommended that the office located at the related Mortgaged Property use bottled water for drinking and use well water for sanitary purposes only.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Infinite Self Storage South Chicago, representing approximately 0.2% of the Cut-off Date Pool Balance, a recognized environmental condition was identified off-site at two upgradient facilities located to the west of the related Mortgaged Property. A potable water well located on the related Mortgaged Property is subject to impact from these upgradient sites. Testing of water supplied by the on-site domestic water well revealed contaminants below the applicable maximum contaminant limits, with the exception of total petroleum hydrocarbon-diesel, which was detected slightly above its method detection limit. The environmental consultant recommended that the office located at the related Mortgaged Property use bottled water for drinking and use well water for sanitary purposes only.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof. Other violations may be

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known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material. In addition, certain of the Mortgaged Properties may comply with parking requirements through access to parking spaces granted pursuant to leases, licenses, easements or other private agreements. We cannot assure that such access will be retained in all instances.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

•	whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Courtyard Marriott – Tacoma, representing approximately 3.3% of the Cut-off Date Pool Balance, the related Mortgaged Property is subject to a Historic Preservation Special Valuation Agreement terminating in 2017 requiring the Mortgaged Property to comply with Washington State standards for historic properties. Alterations affecting the appearance of the Mortgaged Property will require approval of the Tacoma Landmarks Preservation Commission.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as Philadelphia Design & Distribution Center, representing approximately 2.6% of the Cut-off Date Pool Balance, the related Mortgaged Property is subject to a deed of façade and open space easement recorded in 1990 for historic preservation purposes. The agreement restricts the owner’s right to alter the façade, and, in the event of a casualty, requires that the façade be restored unless more than 25%-30% of the façade is destroyed (depending on the side of the building affected) and insurance proceeds are less than 85% of the costs of restoration, among other things. If the building is totally destroyed, the agreement restricts the height and character of any replacement structures.

See also representation and warranty nos. 26 and 27 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Insurance

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as CityPlace I, representing approximately 4.6% of the Cut-off Date Pool Balance, in lieu of obtaining a non-recourse carve-out for environmental liability from the guarantor (i.e., only the SPE borrower has environmental carve-out liability), the lender obtained a $3 million lender pollution legal liability-type environmental insurance policy from Great American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing, and the loan documents include the requirement for a $25,000 environmental insurance deductible reserve. Great American has an S & P rating of “A+”.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Barclay Square, representing 1.3% of the Cut-off Date Pool Balance, former dry cleaning operations were located nearby. The related Phase I environmental site assessment (“ESA”) report indicated that after cessation of the dry cleaning operations, impacts were detected in soil and groundwater samples, however, no organic vapors were detected. Based on a site screening report, the site is considered to be of low threat to the environment and human health; however, it is currently on a Florida Department of Environmental Protection (“FDEP”) list waiting to be assigned a cleanup contractor. No further action appears to be required by the FDEP at this time. The borrower currently holds an environmental insurance policy from Beazley Group that expires on September 13, 2025 and has a limit of $2,000,000. The policy premium was paid in full.

In general, the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Sixty-nine (69) of the Mortgage Loans, collectively representing approximately 60.2% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Thirty-three (33) Mortgage Loans, collectively representing approximately 39.8% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Properties that secure such Mortgage Loans. In some cases, the acquisition price for a particular Mortgaged Property was lower than the Appraised Value for such Mortgaged Property shown on Annex A-1 to this free writing prospectus.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank, National Association) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, representing approximately 3.1% of the Cut-off Date Pool Balance, (i) no underwritten vacancy was applied to certain investment grade tenants (Credit Suisse and Sony) on long term leases, and (ii) underwritten rent for the tenant Credit Suisse was based on its new lease (commencing on June 1, 2017) rental rate rather than its existing lease and no gap rent reserve was collected at closing; each of which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: with regard to exception (i), (a) Credit Suisse and Sony are each rated “A”, “A1” and “A” by Fitch, Moody’s and S&P, respectively and their leases expire in 2037 and 2031, respectively; (b) the U/W LTV, U/W NCF DSCR and U/W NCF Debt Yield are 32.5%, 3.89x and 14.1%, respectively; and (c) if the tenants Credit Suisse and Sony spaces are underwritten to a 1.0% vacancy, the U/W NCF DSCR and U/W NCF Debt Yield would still be 3.85x and 13.9%, respectively; with regard to exception (ii), (A) if the Credit Suisse space was underwritten based on a weighted average rent over the loan term ($57.12 per square foot), the resulting U/W NCF DSCR and U/W NCF Debt Yield would be 3.63x and 13.1% respectively; (B) the Mortgage Loan was provided as acquisition financing with approximately $1.8 billion of subordinate debt, mezzanine debt and equity (the equity consisting of $1.1 billion); and (C) the guarantor has a stated net worth and liquidity, as of December 31, 2014, of approximately $8.0 billion and $470.0 million, respectively. Certain characteristics of the Mortgage

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Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Zephyr Commons, representing approximately 1.7% of the Cut-off Date Pool Balance, the Mortgage Loan U/W LTV and U/W NCF DSCR are greater than 65.0% (68.7%) and less than 1.50x (1.31x), respectively and loan documents do not require ongoing real estate tax reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (i) ongoing real estate tax reserves are required upon the occurrence and continuance of an event of default, or if the borrower fails to provide evidence of timely payment of real estate taxes; (ii) the sponsor, North American Development Group, (1) has a cost basis of approximately $25.4 million, indicating $8.4 million of cash equity ahead of the Mortgage Loan; and (2) has developed, acquired, redeveloped and managed over 200 shopping centers totaling over 25.0 million square feet; (iii) as of July 27, 2015, the Mortgaged Property was 97.9% physically occupied; and (iv) Publix, the grocery anchor tenant, (a) reported 2014 sales of $568 per square foot, indicating a 2.7% occupancy cost; and (b) has reported increasing annual sales each year since 2010. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans. In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

•	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

•	either—

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1.	an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

•	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;

•	a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the Master Servicer); and

•	if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy shall be included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the Custodian on the Closing Date and other required mortgage loan documents may be delivered after the Closing Date. Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

Notwithstanding the foregoing, with respect to each Non-Serviced Pari Passu Mortgage Loan, the documents described above (other than the mortgage note evidencing such Non-Serviced Pari Passu Mortgage Loan) will be maintained by the custodian under the securitization pursuant to which such Non-Serviced Pari Passu Mortgage Loan is being serviced.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders. Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents. The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

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If—

•	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

•	that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect. The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under “—Assignment of Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (or (1) in the case of Mortgage Loans sold by Basis Real Estate Capital II, LLC, its affiliate, Basis Investment Group LLC, or (2) in the case of Mortgage Loans sold by Liberty Island Group I LLC, that Mortgage Loan Seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Furthermore, each Mortgage Loan Seller (or (1) in the case of Mortgage Loans sold by Basis Real Estate Capital II, LLC, its affiliate, Basis Investment Group LLC, or (2) in the case of Mortgage Loans sold by Liberty Island Group I LLC, that Mortgage Loan Seller, Liberty Island Group LLC and, solely to the extent Liberty Island Group LLC no longer exists, Prudential Mortgage Capital Company, LLC) will agree in the related Mortgage Loan Purchase Agreement that, with respect to any Non-Serviced Pari Passu Mortgage Loan sold by such Mortgage Loan Seller, any document defect under the related Other Securitization Servicing Agreement will constitute a document defect under such Mortgage Loan Purchase Agreement; provided, however, that the foregoing will not apply to any document defect related solely to the promissory note for any related Non-Serviced Pari Passu Companion Loan.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this free writing prospectus, subject to the exceptions set forth on Annex C-2 to this free writing prospectus.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this free writing prospectus, will be assigned by us to the Trustee under the Pooling and Servicing Agreement. If—

•	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

•	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase

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Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus. Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance. As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

•	prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

•	the Purchase Price, exceeds

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•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement. However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution. Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

•	all accrued and unpaid interest on that Mortgage Loan generally through the end of the mortgage loan accrual period ending in the collection period of purchase, other than Default Interest;

•	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

•	in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan.

“Default Interest” means any interest that—

•	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that such Responsible Repurchase Party and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by such Responsible Repurchase Party to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Responsible Repurchase Party may elect, in its sole discretion,

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to pay such Loss of Value Payment. Upon its making such payment, the Responsible Repurchase Party will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a material document defect or material breach (as the case may be) as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•	the applicable Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Master Servicer or the Special Servicer, as applicable, an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event or any Adverse Grantor Trust Event under the Pooling and Servicing Agreement, and

•	all of the following conditions would be satisfied if the applicable Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.	the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth on Annex A-1 to this free writing prospectus, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.	the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth on Annex A-1 to this free writing prospectus plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.	the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Adverse Grantor Trust Event” means any event or circumstance that would cause the Grantor Trust to fail to qualify as a grantor trust under the Code or result in the imposition of any tax upon the Grantor Trust.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a

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material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund. However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations.

A Responsible Repurchase Party may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2015-C31 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted

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Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this free writing prospectus. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus. The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but which does not include any Pari Passu Companion Loan’s (whether a Serviced Pari Passu Companion Loan or a Non-Serviced Pari Passu Companion Loan) pro rata interest) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates. The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans. The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the

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Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Société Générale, Basis Real Estate Capital II, LLC and Prudential Mortgage Capital Company, LLC are referred to in this free writing prospectus as the “Originators”. The Depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, Société Générale, Basis Real Estate Capital II, LLC and Liberty Island Group I, LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about November 12, 2015 (the “Closing Date”). Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this free writing prospectus (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by

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transferring them to the Depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2014, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.07 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,235 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $23.5 billion, which were included in 60 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if

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applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see Annex B to this free writing prospectus.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

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Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including

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applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and

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generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Wells Fargo Bank Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 11 Madison Avenue, representing approximately 3.1% of the Cut-off Date Pool Balance was co-originated by German American Capital Corporation, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage

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Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this free writing prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this free writing prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus. In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their

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respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2012 to June 30, 2015 or is still outstanding.

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Name of Issuing Entity(1)	Check if Regis-tered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages (1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.62
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.62

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		2	123,516,660.00		0.00	0		0	0.00		1	13,775,604.00		0	0.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

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In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed as indicated immediately below the footnotes. (For columns m-x)

(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York (“U.S. Bank vs Dexia”). On September 29, 2011, Dexia Real Estate Capital Markets (“Dexia”) received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66. Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. The initial briefing on the appeal has been completed. Additional briefs from the parties were due on August 3, 2015, with such briefs to address the impact of a recent ruling by the New York Court of Appeals that addressed issues similar to the issues in the U.S. Bank vs Dexia matter.

(11)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2015 through June 30, 2015 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

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Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated by Rialto Mortgage. This is the 22nd commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million and $1.49 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013 and 2014, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

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Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

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Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related

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borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

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Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the Mortgage Loan Seller with respect to nineteen (19) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this free writing prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

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•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Rialto Mortgage Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization described in this free writing prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 on February 6, 2015. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including September 1, 2012 to and including September 30, 2015, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

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C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this free writing prospectus. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C-III Capital Partners LLC (“C-III Parent”), a Delaware limited liability company, is the sole member of C3CM.

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first three calendar quarters of 2015.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(a)		Securitizations(b)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization

2010(c)	5	$30,090,000	0	$0
2011	35	$195,668,500	30	$181,834,330
2012	79	$365,601,000	72	$326,672,918
2013	117	$505,529,000	122	$540,435,224
2014	114	$539,760,700	97	$508,254,819
2015(d)	107	$498,473,500	102	$447,965,803

(a)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(c)	C3CM was organized on June 9, 2010.

(d)	Only for the period through September 30, 2015.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM. In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Balance of

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approximately $181,266,299, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens. Wells Fargo Bank, National Association acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans, which have an aggregate Cut-off Date Balance of approximately $181,266,299. Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on unaudited Statements of Assets, Liabilities and Members’ Equity – Income Tax Basis, as of June 30, 2015, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $342.3 million, combined total liabilities of approximately $187.4 million and combined total member’s equity of approximately $154.8 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus. In certain circumstances, due diligence reports and assessments of the type described below that were obtained with respect to any C3CM Mortgage Loan may have been prepared by an affiliate of C3CM (e.g., an affiliate that is in the business of being a title insurer or a zoning consultant).

A. Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The

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credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B. Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D. Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E. Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F. Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurer may be an affiliate of C3CM.

G. Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation,

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except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H. Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements”

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below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I. Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an

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escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s underwriting policies described above.

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Review of Mortgage Loans for Which C3CM is the Sponsor

A. Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this free writing prospectus. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B. Data Tape. To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this free writing prospectus.

C. Data Comparisons and Recalculation. The Depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this free writing prospectus regarding the C3CM Mortgage Loans. These procedures included:

•	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

•	comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the C3CM data tape; and

•	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this free writing prospectus.

D. Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed the representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

E. Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination or acquisition, as applicable, of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

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If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

F. Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this free writing prospectus is accurate in all material respects. C3CM also found and concluded with reasonable assurance that none of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s origination procedures and underwriting criteria described above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this free writing prospectus, C3CM filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 16, 2015. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including July 1, 2012 to and including June 30, 2015, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in the transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278-6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

•	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for

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securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through September 30, 2015, Société Générale has securitized 28 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $325 million.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal

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with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I environmental site assessment “ESA” or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR

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identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this free writing prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls,

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leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this free writing prospectus regarding the Société Générale Mortgage Loans. These procedures included:

•	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

•	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Société Générale Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the mortgage loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this free writing prospectus.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural

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disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this free writing prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on April 14, 2015. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2015, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Société Générale” has been provided by Société Générale.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 2110, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. All of the mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 30th commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

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During 2010, 2011, 2012, 2013, 2014 and 2015, Basis contributed approximately $1,764,712,718 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus. In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis Real Estate Capital is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment,

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lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. All mortgage loans to be originated by Basis or Basis Real Estate Capital require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis or Basis Real Estate Capital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves and/or guarantees, Basis’ or Basis Real Estate Capital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis or Basis Real Estate Capital, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or

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maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date. The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

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Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of the Basis Mortgage Loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 to this free writing prospectus and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Basis generally requires that at

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least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Basis Mortgage Loans were originated with any material exceptions to Basis Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis Real Estate Capital, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects. The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. The Basis Deal Team determined the nature, extent and timing of the review and the level of assistance provided by any third parties. Basis Real Estate Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph.

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The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this free writing prospectus regarding the Basis Mortgage Loans. These procedures included:

•	comparing the information in the Basis Data Tape against various source documents provided by Basis;

•	comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Basis Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis Real Estate Capital, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis Real Estate Capital’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis Real Estate Capital’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, the Basis Deal Team confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this free writing prospectus is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria

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Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this free writing prospectus, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 12, 2015. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including October 1, 2012 to and including September 30, 2015, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011. Liberty Island’s Parent was formed as a joint venture between an affiliate of Prudential Mortgage Capital Company (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans. PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination. Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”). Please see “Liberty Island’s Underwriting Standards and Processes” section below for further detail. Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced most of the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to certain of the Liberty Island Mortgage Loans after securitization. Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Mortgage Loans, Liberty Island, Liberty Island’s Parent and, solely to the extent Liberty Island’s Parent no longer exists, PMCC, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

PMCC and PWP have agreed to discontinue the business of Liberty Island’s Parent, which discontinuance is expected to happen on or about June 30, 2016. Liberty Island Group LLC intends to acquire mortgage loans until about March 31, 2016, at which point it will cease acquiring loans from Prudential Mortgage Capital Company and will endeavor to sell or securitize any remaining mortgage loans it holds by June 30, 2016.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility. Certain of the Liberty Island Mortgage Loans are (or are expected to be) subject to such repurchase facility. Liberty Island expects to use the proceeds from its sale of the Liberty Island Mortgage Loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program

This is the 28th commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets. However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans. As of the date of this free writing prospectus, Prudential Mortgage Capital Funding, LLC, an affiliate of PMCC, filed its most

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recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2015. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. Prudential Mortgage Capital Funding, LLC’s Central Index Key number is 0001549224. In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage-backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

Since 2012, Liberty Island contributed approximately $2,682,184,639 of mortgage loans to 27 commercial mortgage securitizations. Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties,” PMCC will conduct due diligence review on Liberty Island’s behalf. In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Mortgage Loan Seller’s counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island, Liberty Island’s Parent and, solely to the extent Liberty Island’s Parent no longer exists, PMCC, will be jointly and severally responsible for any cure, repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”. In addition, Liberty Island, Liberty Island’s Parent and PMCC have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated or co-originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the

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circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan. Areas of review and analysis include, without limitation, the following: borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable). PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval. All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island. The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition. As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances,

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repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report. Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4. The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance. Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

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Escrow Requirements. Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums. PMCC may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. PMCC may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions. Notwithstanding the discussion above, one or more of the Liberty Island Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above. In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Liberty Island Mortgage Loans were originated with any material exceptions from Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview. Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this free writing prospectus designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects. Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties. Liberty Island has ultimate

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authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database. To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process. Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Liberty Island relating to information in this free writing prospectus regarding the Liberty Island Mortgage Loans. These procedures included:

•	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island;

•	comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Liberty Island Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this free writing prospectus.

Legal Review. In anticipation of the securitization of each Liberty Island Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage Loan Seller’s counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus. In addition, Mortgage Loan Seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

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Other Review Procedures. Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

Findings and Conclusions. Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this free writing prospectus is accurate in all material respects. Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Liberty Island Group I LLC has no history as a securitizer prior to February 2012. As of the date of this free writing prospectus, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 12, 2015, generally relating to the annual period which ended on December 31, 2014. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Liberty Island Group I LLC is 0001555501. For the period from and including July 1, 2012 to and including June 30, 2015, Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)       the sum of any proceeds received or value of any interests retained from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans and any Serviced Pari Passu Companion Loans (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer), over

(b)       the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this free writing prospectus.

In the case of the Mortgage Loans, the applicable mortgage servicing rights (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street,

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Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance of approximately $100 billion, of which approximately 113 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $70 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank

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maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 residential mortgage-backed securities (“RMBS”) trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, The Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the swap counterparty, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the certificate administrator, the paying agent and the custodian under the MAD 2015-11MD Trust and

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Servicing Agreement, which governs the servicing of the 11 Madison Avenue Mortgage Loan, and the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, C3CM, Basis Real Estate Capital and Liberty Island, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage, C3CM, Basis Real Estate Capital or Liberty Island, as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Société Générale, including, prior to their inclusion in the Trust Fund, some or all of the Société Générale Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Société Générale Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, some or all of the Basis Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Basis Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank expects to enter into one or more agreements with the other Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Software Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 9/30/2015
By Approximate Number:	35,189	33,354	33,590	32,950
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.5	$434.4	$474.4	$490.9

Within this portfolio, as of September 30, 2015, are approximately 24,056 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $403.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole

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loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD September 30, 2015	$391,394,556,943	$1,652,387,266	0.42%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa1” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo Bank may engage third-party vendors to provide

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technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be

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responsible for the servicing and administration of the underlying Mortgage Loans that become Specially Serviced Mortgage Loans and any associated REO Properties (other than any REO Property with respect to any Non-Serviced Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement and with respect to non-Specially Serviced Mortgage Loans, reviewing and evaluating certain borrower requests and the Master Servicer’s written recommendation and analysis. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time, Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2015, Midland was servicing approximately 30,297 commercial and multifamily mortgage loans with a principal balance of approximately $366 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,038 of such loans, with a total principal balance of approximately $166 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of June 30, 2015, Midland was named the special servicer in approximately 185 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $101 billion. With respect to such

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transactions as of such date, Midland was administering approximately 102 assets with an outstanding principal balance of approximately $831 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the Subordinate Class Representative, a Majority Subordinate Certificateholder, other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace Midland as the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as the Special Servicer under the Pooling and Servicing Agreement, any related co-lender agreement and limitations on the right of such person to replace the Special Servicer. See “Risk Factors—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates” in this free writing prospectus.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

Eightfold Real Estate Capital Fund IV, L.P., or one of its affiliates, which is expected to serve as the initial Subordinate Class Representative and Majority Subordinate Certificateholder, engaged Midland as an independent contractor to conduct due diligence with respect to the Mortgage Loans.

The information regarding Midland set forth under this sub-heading “—The Special Servicers—Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland.

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as the special servicer under the WFCM 2015-SG1 Pooling and Servicing Agreement (the “WFCM 2015-SG1 Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Patrick Henry Mall Loan Combination (if it becomes a specially serviced mortgage loan under the WFCM 2015-SG1 Pooling and Servicing Agreement) and any associated REO Property pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

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Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of June 30, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. As of September 28, 2015, RCM has acquired and/or is managing approximately $7.1 billion of non- and sub-performing real estate assets, representing over 10,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, as of September 28, 2015, RCM has underwritten and purchased, primarily for the Funds, approximately $3.8 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 51 different securitizations totaling approximately $59.5 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Chicago, Illinois and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it

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services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2015, Rialto and its affiliates were actively special servicing over 2,200 portfolio loans with a principal balance of over $740 million and were responsible for over 1,300 portfolio REO assets with a principal balance of over $1.5 billion.

As of September 28, 2015, Rialto was also performing special servicing for 55 commercial real estate securitizations. With respect to such securitization transactions, as of September 28, 2015, Rialto was administering over 4,100 assets with a principal balance of approximately $61.2 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/12	As of 12/31/13	As of 12/31/14	As of 6/30/15
Number of CMBS Pools Named Special Servicer	16	27	45	51
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$56.0 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	33
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$143 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the WFCM 2015-SG1 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Patrick Henry Mall Loan Combination. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Patrick Henry Mall Loan Combination or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the WFCM 2015-SG1 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the WFCM 2015-SG1 Pooling and

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Servicing Agreement for assets of the same type included in the WFCM 2015-SG1 securitization, including the Patrick Henry Mall Loan Combination. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2015-SG1 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Patrick Henry Mall Loan Combination or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Patrick Henry Mall Loan Combination pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and the initial subordinate class representative under the WFCM 2015-SG1 Pooling and Servicing Agreement. In addition, Rialto Mortgage Finance, LLC is the initial holder of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan.

The information set forth under this sub-heading “—The Special Servicers—Rialto Capital Advisors, LLC” regarding Rialto has been provided by Rialto.

Additional Primary Servicer

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to some or all of those pooled mortgage loans sold by Liberty Island, a Sponsor, to the Depositor for deposit into the Trust Fund. PAR also acts as primary servicer with respect to the Patrick Henry Mall Mortgage Loan under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan.

PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island. PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201. The company was formed in 2001 to consolidate Prudential’s disparate servicing operations. PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as

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for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2+	Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CLLSS2	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:

Year-End	2012	2013	2014	As of 9/30/2015 (Approx.)
CMBS	$10,178,085,964	$8,674,700,089	$8,170,626,210	$7,333,918,962
Total Loans	$70,124,273,375	$75,410,562,561	$81,389,167,797	$85,754,868,129

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time to time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s Parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service some or all of the Liberty Island Mortgage Loans prior to securitization.

PAR has acquired the right to be appointed as the primary servicer of five (5) Mortgage Loans, representing approximately 5.6% of the Cut-off Date Pool Balance, which are all of the Liberty Island Mortgage Loans. Accordingly, Wells Fargo Bank, as Master Servicer, and PAR, as primary servicer, will

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enter into a Primary Servicing Agreement dated as of November 1, 2015 (the “PAR Primary Servicing Agreement”). The primary servicing of the related Liberty Island Mortgage Loans will be governed by the PAR Primary Servicing Agreement.

Pursuant to the PAR Primary Servicing Agreement, PAR, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Liberty Island Mortgage Loans described under “The Pooling and Servicing Agreement” in this free writing prospectus, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property. PAR will have no obligation to make monthly debt service advances on the Liberty Island Mortgage Loans. PAR will be responsible for performing the primary servicing of the Liberty Island Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

As compensation for its activities under the PAR Primary Servicing Agreement, PAR will be paid a primary servicing fee with respect to the Liberty Island Mortgage Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Liberty Island Mortgage Loans under the Pooling and Servicing Agreement. PAR will be entitled to certain additional servicing compensation with respect to the Liberty Island Mortgage Loans, including, but not limited to, a portion of Modification Fees and Assumption Fees, but only from amounts to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

PAR may not resign as primary servicer except (a) upon 30 days prior written notice to the Master Servicer and payment by PAR of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing (or as otherwise agreed to between the Master Servicer and PAR), or (b) upon the determination that its duties under the PAR Primary Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by PAR.

The Master Servicer will have the right to terminate PAR as primary servicer for so long as certain termination events under the PAR Primary Servicing Agreement occur and are not remedied. In addition, the Depositor will have the right to terminate PAR as primary servicer under the PAR Primary Servicing Agreement upon any failure of PAR to comply with the Exchange Act reporting requirements of the Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Pooling and Servicing Agreement.

The information set forth under this subheading “—Additional Primary Servicer” concerning PAR and its affiliates has been provided by PAR.

The Trust Advisor

Trimont Real Estate Advisors, LLC., a Georgia limited liability company (“Trimont”), will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices located in Irvine, California; New York, New York; Hoevelaken, The Netherlands; and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. (“KBRA”) as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 40 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $43 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

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Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of June 30, 2015, Trimont was special servicing approximately 200 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $500 million. Trimont has been named special servicer on 41 commercial mortgage-backed securities transactions (not including the subject transaction) with an aggregate original principal loan balance of approximately $36 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth in this subheading “—The Trust Advisor” concerning the Trust Advisor and its affiliates has been provided by Trimont.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have. For additional information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the custodian, the certificate registrar and the swap counterparty under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the certificate administrator, the paying agent and the custodian under the MAD 2015-11MD Trust and Servicing Agreement, which governs the servicing of the 11 Madison Avenue Mortgage Loan, and the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C3CM, a Sponsor and Mortgage Loan Seller.

In addition, Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, C3CM, Basis Real Estate Capital and Liberty Island, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose

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of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage, C3CM, Basis Real Estate Capital, Liberty Island and their respective affiliates, as applicable.

In the case of the repurchase facility provided to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The dollar amount of the Rialto Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $197,046,202. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility are projected to have an aggregate Cut-off Date Balance of approximately $181,266,299. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the Mortgage Loans subject to such repurchase facility that are to be sold by C3CM to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital, Wells Fargo Bank has agreed to purchase Mortgage Loans from Basis Real Estate Capital on a revolving basis. The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Basis Real Estate Capital to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $90,550,234. Proceeds received by Basis Real Estate Capital in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island or its affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island or its affiliate on a revolving basis. The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Liberty Island to the Depositor in connection with this securitization transaction is projected to equal, by the Closing Date, approximately $39,425,759. Proceeds received by Liberty Island in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Liberty Island to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, each of C3CM, Basis Real Estate Capital and Liberty Island, respectively, or, in any such case, a wholly-owned subsidiary or other affiliate of the related Mortgage Loan Seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that each of C3CM, Basis Real Estate Capital and Liberty Island, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage, C3CM, Basis Real Estate Capital and Liberty Island, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the Rialto Mortgage Loans, C3CM Mortgage Loans, Basis Mortgage Loans and Liberty Island Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms

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of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, each a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Société Générale, including, prior to their inclusion in the Trust Fund, some or all of the Société Générale Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Basis Mortgage Loans.

Wells Fargo Bank is the initial holder of the CityPlace I Pari Passu Companion Loan.

Rialto Mortgage, a Sponsor, Mortgage Loan Seller and Originator, is the initial holder of the Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan. In addition, Rialto Mortgage is an affiliate of Rialto, the special servicer under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan. Rialto Mortgage and Rialto are also affiliates of the entity that is the initial majority subordinate certificateholder and the initial subordinate class representative under the WFCM 2015-SG1 Pooling and Servicing Agreement.

Liberty Island, a Sponsor, is partially indirectly owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loans that Liberty Island will transfer to the Depositor under authority delegated by that Sponsor. PAR, the primary servicer of all of the Liberty Mortgage Loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. PAR has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island and Wells Fargo Bank (as the purchaser under the short-term warehousing facility described herein), in either case to primary service certain of Liberty Island’s mortgage loans prior to securitization. See “Risk Factors—Risks Related to the Offered Certificates—Potential Conflicts of Interest of the Underwriters and Their Affiliates.”

Wells Fargo Bank, the Master Servicer, is expected to enter into a primary servicing agreement with PAR, an affiliate of Liberty Island, pursuant to which PAR will be required to perform certain of the primary servicing duties with respect to all of the Mortgage Loans that Liberty Island will transfer to the Depositor.

PAR is also the primary servicer with respect to the Patrick Henry Mall Mortgage Loan under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan.

Wilmington Trust, National Association, the Trustee, is the trustee under the MAD 2015-11MD Trust and Servicing Agreement, which governs the servicing of the 11 Madison Avenue Mortgage Loan, and the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan.

Eightfold Real Estate Capital Fund IV, L.P., or an affiliate, which is expected to be the initial Majority Subordinate Certificateholder, in connection with its expected purchase of the Class E, F and

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G Certificates on the Closing Date, engaged Midland as an independent contractor to conduct due diligence with respect to the Mortgage Loans.

Trimont, the trust advisor, is also the trust advisor under the WFCM 2015-SG1 Pooling and Servicing Agreement, which governs the servicing of the Patrick Henry Mall Mortgage Loan.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “—The Special Servicers” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 19 classes (each, a “Class”). Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus. For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

•	the Mortgage Loans;

•	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

•	the mortgage loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

•	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

•	any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes (a) with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination and (b) with respect to any Serviced Loan Combination, the Trust’s interest therein (but not the pro rata interest of the holder(s) of the related Serviced Pari Passu Companion Loan(s)); and

•	those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this free writing prospectus, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

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The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, X-A, X-B, X-D, A-S, B, C, PEX, D, E, F, G and R Certificates (collectively, the “Certificates”):

•	the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, X-D, B, C, PEX and D Certificates, which are the Classes of Certificates that are offered by this free writing prospectus (collectively, the “Offered Certificates”); and

•	the Class A-4FL, A-4FX, E, F, G and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this free writing prospectus.

•	On the Closing Date, the Trust will also issue uncertificated regular interests in REMIC III referred to in this free writing prospectus as the “Class A-4FX Regular Interest”, the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”. The Regular Interests are not offered by this free writing prospectus.

None of the Class A-4FL, A-4FX, E, F, G or R Certificates or the Class A-4FX, A-S, B or C Regular Interests are being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such Certificates or Regular Interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”). The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A, X-B or X-D Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class A-S, B and C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for Class A-S, B and C Certificates, in each case only in the manner described under “—Exchanges of Exchangeable Certificates” in this free writing prospectus. The Class A-S, B, C and PEX Certificates are sometimes collectively referred to herein as the “Exchangeable Certificates”.

The Class A-S, B and C Regular Interests will have principal balances equal to the initial principal balances of the Class A-S, B and C Certificates, respectively. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests. Each of the Class A-S, B and C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C Regular Interests, respectively. The Class PEX Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C Regular Interests. We sometimes refer to the Class PEX Certificates’ beneficial interests in the Class A-S, B and C Regular Interests as the “Class A-S component”, “Class B component” and “Class C component” of the Class PEX Certificates.

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Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C Regular Interests that is represented by the Class A-S, B and C Certificates, on the one hand, and the Class PEX Certificates, on the other hand, will be increased or decreased accordingly. The initial aggregate certificate principal balance of the Class A-S, B and C Certificates on the cover page represents the principal balance of such classes without giving effect to any exchange. The principal balance of the Class PEX Certificates on the cover page is equal to the aggregate of the principal balances of the Class A-S, B and C Certificates and represents the maximum principal balance of the Class PEX Certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C Regular Interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C Certificates, respectively, and each of the related components of the Class PEX Certificates. The principal balances of the Class A-S, B and C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX Certificates issued on the Closing Date.

The respective notional amounts of the Class X-A, X-B and X-D Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates and the Class A-S, B and C Regular Interests, as applicable. The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests. The notional amount of the Class X-B Certificates will be comprised of one (1) component corresponding to the Class B Regular Interest. The notional amount of the Class X-D Certificates will be comprised of one (1) component corresponding to the Class D Certificates. Each component of the Class X-A, X-B or X-D Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Class of Principal Balance Certificates or Regular Interests, as applicable, from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests outstanding from time to time, the Class X-B Certificates will have a notional amount equal to the principal balance of the Class B Regular Interest outstanding from time to time and the Class X-D Certificates will have a notional amount equal to the principal balance of the Class D Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount. They will be residual interest Certificates. The holders of the Class R Certificates are not expected to receive any material payments.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class. The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then-outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class. Certificate factors will be reported monthly in the Certificate Administrator’s report.

Exchanges of Exchangeable Certificates

Exchanges. Class A-S, B and C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part. This process may occur repeatedly. In the event that the principal balance of the Class A-S, B, C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange, each of the Class A-S, B and C Certificates will be required in order to exchange such Certificates for Class PEX Certificates, using the initial principal balances of the individual Certificates being exchanged (rather than the outstanding principal balance), in each case, in the applicable Exchange Proportion (defined below). This Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances). The aggregate principal

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balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion” consists of Class A-S, B and C certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 31.50%, 38.58% and 29.92%, respectively, of the aggregate original certificate principal balances of all Class A-S, B and C certificates involved in the exchange.

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates. Any Realized Losses or other shortfalls, including as a result of the application of Appraisal Reduction Amounts, allocated to Class A-S, B and C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates.”

Procedures and Fees. If a Certificateholder wishes to exchange Class A-S, B and C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, B and C Certificates, such Certificateholder must notify the Certificate Administrator in writing or by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Class A-S, B and C Certificates to be exchanged and the Class PEX Certificates to be received (or vice versa), the principal balance of the Class A-S, B and C (or Class PEX) Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to exchange the Certificates.

The principal and interest entitlements of the Certificates received must equal the entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on Class A-S, B and C Certificates, or Class PEX Certificates, as applicable, will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Class A-4FX, A-S, B and C Regular Interests.

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Deposits. On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

•	All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)	amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)	amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan, and

(f)	amounts deposited in the Collection Account in error.

•	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to the Mortgage Loans for that distribution date.

•	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses. Notwithstanding anything hereinto the contrary,

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for so long as Wells Fargo Bank acts as the Certificate Administrator, all funds held in the Distribution Account will remain uninvested.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

•	to make distributions on the Certificates;

•	to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

•	to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

•	to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;

•	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

•	to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

•	with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained by the Certificate Administrator in its name for the benefit of the Trustee and the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

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Notwithstanding anything hereinto the contrary, for so long as Wells Fargo Bank acts as the Certificate Administrator, all funds held in the Interest Reserve Account will remain uninvested.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the beginning of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

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Interest Distributions. All of the Classes of the Certificates will bear interest, except for the Class R Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates (other than the Class PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that Class and interest accrual period;

•	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date;

•	with respect to the Class A-4FX, A-S, B and C Regular Interests and each Class of Certificates other than the Class A-4FL Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days; and

•	with respect to the Class A-4FL Certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to, but excluding, the related distribution date. With respect to the Class A-4FL Certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that if the pass-through rate for the Class A-4FL Certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-4FL Certificates will be the same as the Class A-4FX Regular Interest.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the sum of the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and each of the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable), as described below will be entitled to receive the sum of—

•	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

•	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

•	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

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“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

•	In the case of the Class B and C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

•	If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B and/or C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or the Class D Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D Certificates and (if necessary) Class C Regular Interest (in that order) (and, therefore the Class C Certificates and the Class C component of the Class PEX Certificates) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

•	If any such Trust Advisor Expenses were previously allocated to the Class B or C Regular Interests or the Class D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B and C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C

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components of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

•	If any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C or PEX Certificates) or any of the Class A-4FX, A-S, B or C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued for certain prior interest accrual periods (from the date(s) at which the applicable dollar amount(s) being reinstated were most recently written down on that Class (whether such written down amount(s) were written down as a result of the Realized Loss whose recovery has resulted in the reinstatement or as a result of subsequent allocations of Realized Loss(es) unrelated to such Realized Loss whose recovery has resulted in the reinstatement), and at the applicable pass-through rate(s) for such prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, X-B or X-D Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) or Regular Interests, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests.

With respect to each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates (other than the Class PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests for the initial interest accrual period is shown in the table and the related footnotes appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class [_] Certificates and for the Class [_] Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

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The pass-through rate applicable to the Class [_] Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class [_] Certificates for each interest accrual period will be a variable rate equal to the WAC Rate for the distribution date that corresponds to that interest accrual period minus a specified percentage.

The pass-through rates for the Class [_] Certificates and the Class [_] Regular Interests for each subsequent interest accrual period will, in the case of each of those Classes, equal to the lesser of:

•	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and

•	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate on the Class A-4FX Regular Interest and the Class A-4FX Certificates will be a per annum rate equal to [_]%.

The pass-through rate on the Class A-4FL Certificates will be a per annum rate equal to LIBOR plus [_]%; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL Certificates may convert to the pass-through rate applicable to the Class A-4FX Regular Interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests, weighted according to the respective aggregate outstanding principal balances of those Classes and such Regular Interests immediately prior to that distribution date. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class B Regular Interest for the same distribution date. The pass-through rate applicable to the Class X-D Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class D Certificates for the same distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that determination date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to either:

•	in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan; or

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•	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.	the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet in the preceding paragraph will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the preceding paragraph will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate, (ii) except with respect to any Non-Serviced Pari Passu Mortgage Loan, the trust advisor fee rate, (iii) the applicable master servicing fee rate (which is inclusive of any primary servicing or subservicing fee payable from the master servicing fee to the applicable primary servicer or subservicer) and (iv) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. The Master Servicer, to the extent sufficient funds are on deposit in the Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means an amount equal to the total, without duplication, of the following—

1.	all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made

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for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.	all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.	all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

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Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-SB or D Certificates or the Class A-4FX, A-S, B or C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B or C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or Class D Certificates on that distribution date. “Control-Eligible Certificates” means the Class E, F and G Certificates.

The Class A-S, B and C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, B and C Regular Interests, respectively, on that distribution date. The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, B and C Regular Interests for that distribution date. The Class R Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates and the Class A-4FX, A-S, B and C Regular Interests on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

•	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

•	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

•	to the holders of the Class A-3 Certificates in an amount equal to the lesser of —

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1 and A-2 Certificates as described in the preceding bullet points), and

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2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

•	on a pro rata basis, to the holders of the Class A-4 Certificates and to the Class A-4FX Regular interest (and, therefore, to the holders of the Class A-4FL and A-4FX Certificates) in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2 and A-3 Certificates as described in the preceding bullet points), and

2.	the aggregate principal balances of the Class A-4 Certificates and the Class A-4FX Regular Interest immediately prior to that distribution date;

•	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

•	to the holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Regular Interest immediately prior to that distribution date;

•	to the holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX and A-S Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class B Regular Interest immediately prior to that distribution date;

•	to the holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX, A-S and B Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class C Regular Interest immediately prior to that distribution date;

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•	to the holders of the Class D Certificates in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX, A-S, B and C Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class D Certificates immediately prior to that distribution date.

•	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or Regular Interests with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4 and/or A-SB Certificates or the Class A-4FX Regular Interest are outstanding at a time when the aggregate principal balance of the Class A-S, B and C Regular Interests (and therefore, the Class A-S, B, C and PEX Certificates) and the Class D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

The Class A-S, B and C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, B and C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date. The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, B and C Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the

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Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•	first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates and the Class A-4FX Regular Interest, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

•	second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

•	third, to reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

•	fourth, sequentially to the holders of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and the Class D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as

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described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

•	fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B and C Regular Interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

•	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (on a pro rata basis based on the write-offs previously experienced by such Classes in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses)) and then the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and Class D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.	the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums and/or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this free writing prospectus); and

•	any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.	if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

Any portion of the Available Distribution Amount distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one

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hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C Regular Interests, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such Class or Regular Interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S Regular Interests for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S Regular Interests as described above, and (3) to the Class X-B Certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or

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deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, E, F, G or R Certificates.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated. The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of each Serviced Loan Combination, of amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any group of cross-collateralized Mortgage Loans will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related mortgage loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such

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express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

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In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination) and exclusive, if applicable, in the case of a Serviced Loan Combination if the related Mortgaged Property has become an REO Property, of any amounts payable to the holder of the related Serviced Pari Passu Companion Loan pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; and

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees).

Any payments, collections and recoveries related to a Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the Pooling and Servicing Agreement and the related intercreditor agreement. Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and/or the related intercreditor agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage

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Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the Certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

•	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•	first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

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Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FL and A-4FX Certificates), pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FL and A-4FX Certificates) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the principal balance of the Class A-4FX Regular Interest will be allocated between the Class A-4FL and A-4FX Certificates based on their respective percentage interests in the Class A-4FX Regular Interest. Any reduction of the principal balance of the Class A-S, B or C Regular Interest will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest) to, but not including, the Due Date in such collection period, and

2.	all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

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•	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above. With respect to a Serviced Loan Combination, only the related Mortgage Loan’s portion of any such losses will be treated as a Realized Loss of the Trust.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination, the related master servicer (the “Other Master Servicer”) will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar, but not necessarily identical, to the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then the Other Master Servicer (or the trustee under such

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agreement, as applicable) will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

•	arises out of a default (or where default is reasonably foreseeable) on a Mortgage Loan or a Serviced Pari Passu Companion Loan, or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

•	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

•	any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

•	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.	any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.	any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and

3.	any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

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•	rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

•	any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

•	with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related Other Securitization Servicing Agreement will be, or are expected to be, paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor or operating advisor with respect to any Non-Serviced Pari Passu Mortgage Loan (each, an “Other Trust Advisor”), will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the applicable Other Securitization Servicing Agreement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•	the interest otherwise distributable on the Class B and C Regular Interests (and, therefore, on the Class B, C and/or PEX Certificates, as applicable) and Class D Certificates on that distribution date, and

•	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise

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distributable on such distribution date on the Class D Certificates and the Class C and B Regular Interests (and, therefore, on the Class C and B Certificates and the Class C and B components of the Class PEX Certificates, as applicable), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-D, E, F or G Certificates or the Class A-4FX or A-S Regular Interest (and, therefore, the Class A-4FL, A-4FX and A-S Certificates and the Class A-S component of the Class PEX Certificates, as applicable) on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates, and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable)) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class D Certificates and the Class C, B and A-S Regular Interests, in that order, in each case until the principal balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus).

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans, other than balloon payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the applicable Other Securitization Servicing Agreement, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

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•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

•	the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

•	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property. In addition, neither the Master Servicer nor the Trustee will make any monthly debt service advance with respect to any amounts due to be paid by the swap counterparty for distribution to the Class A-4FL Certificates or any amounts due on a Pari Passu Companion Loan or Subordinate Companion Loan.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•	the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan will be subject to provisions in the applicable Other Securitization Servicing Agreement relating to the calculation of appraisal reductions that are substantially similar, but not necessarily identical, to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.

Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan; provided, however, that with respect to the 11 Madison Avenue Mortgage Loan,

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appraisal reduction amounts allocated in accordance with the MAD 2015-11MD Trust and Servicing Agreement and the related Intercreditor Agreement will first be allocated to the holders of the 11 Madison Avenue Subordinate Companion Loans until their principal balances are reduced to zero.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of the same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property. With respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, each of the Master Servicer, the Special Servicer and the Trustee may make its own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer, Other Special Servicer or Other Trustee.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for

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consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any

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collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund (or, in the case of certain fees with respect to a Serviced Pari Passu Companion Loan, from collections in respect thereof) and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “Source of Payment” for such limitations.

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Type	Recipient	Amount	Frequency	Source of Payment

Fees
Master Servicing Fee	Master Servicer and sub-servicers	The product of (i) the per annum master servicing fee rate (or in the case of a Serviced Pari Passu Companion Loan, the applicable pari passu primary servicing fee rate) for the related Mortgage Loan or Serviced Pari Passu Companion Loan, (ii) the Stated Principal Balance of that Mortgage Loan or the stated principal balance of that Serviced Pari Passu Companion Loan, as the case may be, and (iii) a fraction, the numerator of which is either (a) 30 or (b) the actual number of days in the applicable interest accrual period, and the denominator of which is 360. The fraction described in clause (iii) of the immediately preceding sentence will match the interest accrual basis of the subject Mortgage Loan or Serviced Pari Passu Companion Loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.00375% per annum to 0.0725% per annum. With respect to each Mortgage Loan for which a primary servicer acts as primary servicer or a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that primary servicer or sub-servicer, as the case may be.	Monthly.	Interest payments on the related Mortgage Loan or Serviced Pari Passu Companion Loan (including any related REO Mortgage Loan or REO Companion Loan) and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan or Serviced Pari Passu Companion Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest or general collections.
Special Servicing Fee	Special Servicer	For any Specially Serviced Mortgage Loan, REO Mortgage Loan or REO Companion Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case, excluding any Non-Serviced Pari Passu Mortgage Loan).	Monthly.	Any and all collections on the Mortgage Loans and any related Serviced Pari Passu Companion Loan (including any related REO Mortgage Loan or REO Companion Loan).
Workout Fee	Special Servicer	1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan (and any related Serviced Pari Passu Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.	Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan and any related Serviced Pari Passu Companion Loan (including any related REO Mortgage Loan or REO Companion Loan).

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Type	Recipient	Amount	Frequency	Source of Payment

Liquidation Fee	Special Servicer	(a) 1.00% of the liquidation proceeds received in connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) (and any related Serviced Pari Passu Companion Loan) from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.	Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.
Trustee Fee	Trustee	The fixed monthly fee of $210 payable to the Trustee by the Certificate Administrator from the Certificate Administrator’s fee pursuant to the Pooling and Servicing Agreement.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans in the pool, to the extent included in the amounts remitted by the Master Servicer.
Certificate Administrator Fee	Certificate Administrator	The product of the portion of a rate equal to 0.0045% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.
Trust Advisor Fee	Trust Advisor	The product of the portion of a rate equal to 0.00275% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

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Type	Recipient	Amount	Frequency	Source of Payment

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.
Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.
Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)
Any and all amounts collected for checks returned for insufficient funds on the Mortgage Loans and any Serviced Pari Passu Companion Loan;(1)
All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;(1)
Any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;(1) and
Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)
Expenses
Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any applicable Servicing Advances.	From time to time.	Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).

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Type	Recipient	Amount	Frequency	Source of Payment

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Monthly Debt Service Advances	Master Servicer and Trustee	The amount of any applicable monthly debt service advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance, or the Special Servicer, determines it is nonrecoverable, from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Interest on Monthly Debt Service Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)	Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).	From time to time.	Any and all collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination	Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or expenses incurred in connection with the replacement of the Special Servicer) or, with respect to the Other Trust Advisor, the related Non-Serviced Pari Passu Mortgage Loan.	From time to time.	Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and C Regular Interests (and therefore, the Class B and C Certificates) and the Class D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

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Type	Recipient	Amount	Frequency	Source of Payment

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.
CREFC® Intellectual Property Royalty License Fee	CREFC®	With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.	Monthly.	Any and all collections on the Mortgage Loans.

(1)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

In general, with respect to any Non-Serviced Pari Passu Mortgage Loan, at all times, (a) references in the table to the Special Servicer and the Trust Advisor will mean the applicable Other Special Servicer and the applicable Other Trust Advisor, if any, except that (i) the rights to compensation will be governed by the applicable Other Securitization Servicing Agreement, and (ii) the applicable Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Non-Serviced Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the applicable Other Master Servicer or Other Special Servicer, respectively, and (c) the Master Servicer will not be entitled, and the applicable Other Master Servicer will be entitled, to a primary servicing fee accruing at a rate equal to 0.00125% (0.125 basis points) per annum (with respect to the 11 Madison Avenue Mortgage Loan) or 0.05% (5 basis points) per annum (with respect to the Patrick Henry Mall Mortgage Loan).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this free writing prospectus as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-4FX, A-S, B and C Regular Interests in reduction of the principal balance of the Certificates;

2.	the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests allocable to the interest distributable on that Class of Certificates or Regular Interest and, with respect to the Class A-4FL Certificates (i) information that the amount of interest distributed on such Class is the Class A-4FL Certificates’ allocable portion of the interest distributable with respect to the Class A-4FX Regular Interest, and (ii) whether a conversion event has occurred and is continuing with respect to the swap contract related to the Class A-4FL Certificates;

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3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.	the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.	the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-4FL and A-4FX Certificates, (ii) the Class A-S Certificates and Class A-S component of the Class PEX Certificates, (iii) the Class B Certificates and Class B component of the Class PEX Certificates, and (iv) the Class C Certificates and Class C component of the Class PEX Certificates, in each case for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-4FX, A-S, B and C Regular Interests or the swap counterparty allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.	the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.	the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.	the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

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18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.	the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.	with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.	with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.	a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R Certificates;

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period;

31.	the amount of any (A) payment by the swap counterparty under the swap contract with respect to the Class A-4FL Certificates as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any rating agency trigger event;

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32.	the amount of and identification of any payments on the Class A-4FL Certificates in addition to the amount of principal and interest due thereon; and

33.	the Certificate Administrator’s determination of the LIBOR rate for the interest accrual period related to the current distribution date.

On each distribution date, the Certificate Administrator will make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this free writing prospectus as Annex F.

Information Available Electronically. The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the free writing prospectus, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)        The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the free writing prospectus that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)        The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)        The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)        The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

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(E)        The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.	notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.	any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;

10.	any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.	any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.	any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)        An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)        An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, (i) to the extent that the Subordinate Class Representative or any holder of a certificate in the Subordinate Class is a Borrower Party in respect of any Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Loan only) such Excluded Controlling Class Holder will be prohibited from obtaining any Excluded Information with respect to such related Excluded Controlling Class Loan,

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and (ii) all Excluded Information will be made available under one separate tab or heading rather than under the separate tabs or headings described in clauses (A) through (G) of the preceding paragraph. In addition, such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee and the Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new investor certification pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder to certify in such new investor certification that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Subordinate Class Representative or any holder of a Certificate in the Subordinate Class is not an Excluded Controlling Class Holder, such person will certify and agree that it will not share any Excluded Information with any Excluded Controlling Class Holder.

Furthermore notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry. As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Excluded Information” means, information solely related to any Excluded Controlling Class Loan, which includes any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Mortgage Loans conducted by the Special Servicer or any Excluded Special Servicer, and such other information specifically pertaining to such Excluded Controlling Class Loan as may be specified in the Pooling and Servicing Agreement (other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level). For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Loan) will not be considered “Excluded Information”.

“Excluded Controlling Class Loan” means a Mortgage Loan or Loan Combination with respect to which the Subordinate Class Representative or any holder of a Certificate in the Subordinate Class is a Borrower Party.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Excluded Special Servicer, if any, the Trustee, the Certificate Administrator, the Trust Advisor, any Mortgage Loan Seller, any person (including the Subordinate Class Representative) who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Pari Passu Companion Loan, and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website; provided, however, that in no event may a borrower, a mortgagor, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person; provided, further, that any Excluded Controlling Class Holder, solely with respect to the related Excluded Controlling Class Loan, and the Special Servicer if it obtains knowledge that it is a Borrower Party, solely with respect to the related Excluded Special Servicer Loan, will not be considered a Privileged Person; provided, further, that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Loan or the Special Servicer’s right to access information with respect to any Mortgage Loan or Serviced Loan Combination other than an Excluded Special Servicer Loan.

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The Subordinate Class Representative and each certificateholder of the Subordinate Class will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to any Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information. The Special Servicer shall be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it does not have knowledge that it is then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement shall apply only with respect to any Mortgage Loan or Serviced Loan Combination for which the Special Servicer has obtained knowledge that it is a Borrower Party and only with respect to the information related to that Mortgage Loan or Serviced Loan Combination.

Notwithstanding any provision to the contrary herein, neither the Master Servicer nor the Certificate Administrator will have any obligation to restrict access by the Special Servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the mortgage loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO will keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”). Such NRSRO will be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website. An NRSRO

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Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate or the Subordinate Class Representative and that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case (1) if such person is the Subordinate Class Representative or a beneficial owner of a Certificate of the Subordinate Class, such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement other than Excluded Information as set forth in the Pooling and Servicing Agreement, or (2) if such person is not the Subordinate Class Representative or a beneficial owner of a Certificate of the Subordinate Class, such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has accelerated the related mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“Borrower Party” means (i) a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate thereof, (ii) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a Mortgaged Property, (iii) any person that owns, directly or indirectly, 25% or more of a beneficial interest in any mezzanine lender of any mezzanine loan related to a Mortgage Loan that has accelerated such mezzanine loan as set forth in clause (iv) or (iv) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a Mortgage Loan that has accelerated such mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (c) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such Mortgage Loan. For purposes of the foregoing definition, “affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person.

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“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files: (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information. The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a Borrower Party (or, (1) with respect to the Subordinate Class Representative or any holder of a certificate of the Subordinate Class, solely if such person is not a Borrower Party with respect to the related Mortgage Loan, or (2) with respect to the Special Servicer, solely if such Special Servicer has not obtained knowledge that it is a Borrower Party with respect to the related Mortgage Loan), rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)	the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)	the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation) in accordance with the provisions of the Pooling and Servicing Agreement.

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The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it is required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-195164). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A, X-B and X-D Certificates among the holders of the Class X-A, X-B and/or X-D Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class R Certificates. Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class. Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General. We intend to deliver the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D Certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A, X-B and X-D Certificates in minimum notional amount denominations of $1,000,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services, a portion of which will be paid to the Trustee as the Trustee fee. The Certificate Administrator’s fee will accrue with respect to each and every Mortgage Loan at 0.0045% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis. The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement. The Certificate Administrator fee is

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payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund. In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct. In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination, the related certificate administrator (each, an “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan or Subordinate Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to this

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free writing prospectus (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)        any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)        no such amendment will adversely affect any holder of a Serviced Pari Passu Companion Loan related to a Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c)        no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain federal district courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice. In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If the United States Supreme Court grants certiorari in the Retirement Bd. of the Policemen’s Annuity case and reverses the Second Circuit decision, or any of the other rulings by the federal district courts is affirmed on appeal, that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

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In the event that subsequent to the date of this free writing prospectus the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, at the sole cost and expense of the Depositor and without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with (1) the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment and (2) the consent of the holder(s) of the Serviced Pari Passu Companion Loan(s) materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of a Serviced Pari Passu Companion Loan without the consent of such holder of a Serviced Pari Passu Companion Loan, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby and the consent of the holder of any affected Serviced Pari Passu Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, (vi) otherwise materially adversely affect the holder of any Serviced Pari Passu Companion Loan without the consent of such holder, or (vii) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition to other limitations described above, no amendment may be made to the Pooling and Servicing Agreement that would adversely affect the swap counterparty under the swap contract without the consent of the swap counterparty. For the avoidance of doubt, any exchange by a holder of a Class A-4FL Certificate of any portion of its aggregate outstanding certificate principal balance for an equal aggregate outstanding certificate principal balance of Class A-4FX Certificates will not be deemed to be an amendment.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that materially adversely affects any Serviced Pari Passu Companion Loan without the consent of the holder of such Serviced Pari Passu Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

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Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.	the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder. The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

•	within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

•	if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

•	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.	the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

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•	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then-outstanding Certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder or group of holders of all of the then-outstanding Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement. No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates, and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution that maintains the following minimum short-term and long-term unsecured debt ratings (or, in the case of any particular rating, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar and, if applicable, an analogous rating agency confirmation from each Companion Loan Rating Agency):

	Fitch	Moody’s

Short-Term Unsecured Debt Rating	“F-1”	“P-1”(1)

Long-Term Unsecured Debt Rating	“A-”	“A2” if it has a short-term unsecured debt rating of at least “P-1”(1)

(1)	The Trustee may maintain a long-term unsecured debt rating of “Baa2” by Moody’s and a short-term unsecured debt rating of at least “P-2” by Moody’s if the Master Servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s (or such lower rating as is the subject of a Rating Agency Confirmation by Moody’s and Morningstar). This provision will not, however, impose any obligation on the Master Servicer to maintain such rating.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the

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Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The Certificate Administrator is required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer. The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan. The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance. The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. See “—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. Also see “—Matters Regarding the Certificate Administrator and the Tax Administrator” above in this free writing prospectus.

With respect to any Non-Serviced Loan Combination serviced pursuant to the another securitization, the related trustee under such securitization (each, an “Other Trustee”) is expected to be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and is expected to be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

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Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may (and, if it fails to do so within ten (10) business days, the requesting Master Servicer must as soon as practicable) remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above. Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal. The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or the Certificates or any borrower, unless that Certificateholder has previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such

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notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding. No one or more holders of Certificates will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee will be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on—

•	the price at which that Certificate is purchased by an investor,

•	the rate, timing and amount of distributions on that Certificate, and

•	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

•	the pass-through rate for that Certificate,

•	the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

•	the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments. The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans. Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales or other releases of real properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, and collections made in connection with sales of Mortgage Loans following

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default or purchases or other removals of Mortgage Loans from the Trust Fund. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A, X-B and X-D Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans. This will tend to shorten the weighted average lives of the Offered Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the Offered Certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, A-2, A-3 and A-4 Certificates and/or the Class A-4FX Regular Interest were outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class X-A, X-B or X-D Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A, X-B or X-D Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans. Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4 or A-SB Certificates and the Class A-4FX or A-S Regular Interest will result in a reduction in the notional amount of the Class X-A Certificates, each payment of principal in reduction of the principal balance of the Class B Regular Interest will result in a reduction in the notional amount of the Class X-B Certificates, and each payment of principal in reduction of the principal balance of the Class D Certificates will result in a reduction in the notional amount of the Class X-D Certificates. Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B and Class X-D Certificates may, be lower than that assumed at the time of purchase. Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans

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from the Trust Fund. Prior to investing in the Class X-A, X-B or X-D Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. The rating(s) on the Class X-A, X-B or X-D Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

•	the amount of distributions on your Offered Certificates,

•	the yield to maturity of your Offered Certificates,

•	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

•	if you are purchasing Class X-A, X-B or X-D Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

•	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

•	you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you. The notional amount of the Class X-A, X-B and X-D Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates or Regular Interests on which that notional amount is based. Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust

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Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that has been determined to be nonrecoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

•	prevailing interest rates;

•	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

•	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

•	the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

•	the quality of management of the Mortgaged Properties;

•	the servicing of the Mortgage Loans;

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•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

•	the relative importance of those factors;

•	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any Offered Certificate with a principal balance refers to the average amount of time that will elapse from the assumed settlement date of November 12, 2015 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate with a principal balance is determined by:

•	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

•	summing the results; and

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•	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate with a principal balance will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

•           the weighted average life of that Class, and

•           the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	85%	85%	85%	85%	85%
November 2017	68%	68%	68%	68%	68%
November 2018	47%	47%	47%	46%	42%
November 2019	21%	20%	19%	17%	16%
November 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.74	2.72	2.70	2.68	2.65

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.87	4.85	4.82	4.79	4.57

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.74	9.71	9.67	9.61	9.40

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.89	9.87	9.85	9.83	9.62

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	99%	99%	99%	99%	99%
November 2021	80%	80%	80%	80%	80%
November 2022	60%	60%	60%	60%	60%
November 2023	38%	38%	38%	38%	38%
November 2024	15%	15%	15%	15%	15%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.44	7.44	7.44	7.44	7.44

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.93	9.93	9.93	9.93	9.68

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.97	9.94	9.93	9.74

Percentages of Initial Certificate Principal Balance Outstanding for the
Class PEX Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.94	9.94	9.93	9.93	9.69

Percentages of Initial Certificate Principal Balance Outstanding for the
Class D Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	10.01	10.01	10.01	9.99	9.76

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Yield Sensitivity of the Class X-A, X-B and X-D Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S Regular Interest. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class B Regular Interest and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class B Regular Interest. The yield to investors on the Class X-D Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class D Certificates and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class D Certificates. If you are contemplating an investment in the Class X-A, X-B or X-D Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

•	determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus
2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including November 1, 2015 to but excluding the assumed settlement date; and
•	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates. Consequently, they do not purport to reflect the return on any investment on a Class of Offered Certificates when reinvestment rates are considered.

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Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class X-D Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class PEX Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class D Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables. The tables are presented for illustrative purposes only. Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables. In addition, we cannot assure you that—

•	the Mortgage Loans will prepay at any particular rate,

•	the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

•	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

•	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

•	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

•	no Mortgage Loan will otherwise be prepaid prior to maturity, and

•	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used. You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

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SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and, in the case of any Serviced Loan Combination, the related Serviced Pari Passu Companion Loans and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of November 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee. In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

In addition to the Pooling and Servicing Agreement, any Serviced Loan Combination will also be serviced and administered in accordance with the related intercreditor agreement. For more detailed information, please see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus. In reviewing the remainder of this section, you should be aware that the control, consultation and/or other rights of the holder of any Serviced Pari Passu Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative (other than with respect to any Excluded Loan) and/or the Trust Advisor otherwise described in this section.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) include, unless otherwise specifically indicated, Serviced Pari Passu Mortgage Loans and (b) do not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans. In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect to the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer and Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to each Non-Serviced Pari Passu Mortgage Loan. Similarly, in certain instances, references are made that specifically include the Serviced Mortgage Loans and/or the Serviced Loan Combinations when discussing the servicing of the Mortgage Loans in this free writing prospectus. Those references are not intended to imply that when specific references to those terms are not included that the Master Servicer and/or Special Servicer are not required to perform those duties with respect to the Serviced Mortgage Loans and/or the Serviced Loan Combinations.

Servicing of each of the 11 Madison Avenue Mortgage Loan and the Patrick Henry Mall Mortgage Loan is being handled under the MAD 2015-11MD Trust and Servicing Agreement and the WFCM 2015-SG1 Pooling and Servicing Agreement, respectively. While servicing provisions of the MAD 2015-11MD Trust and Servicing Agreement and the WFCM 2015-SG1 Pooling and Servicing Agreement are substantially similar in all material respects, but not necessarily identical, to the servicing provisions of the Pooling and Servicing Agreement discussed in this free writing prospectus, there may be differences and prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus for a discussion of certain considerations related to the servicing of the 11 Madison Avenue Mortgage Loan and the Patrick Henry Mall Mortgage Loan.

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In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

•	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) and Serviced Loan Combinations as to which no Servicing Transfer Event has occurred and is continuing, and

•	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) and Serviced Loan Combinations which have become Corrected Mortgage Loans and as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans), any Serviced Loan Combinations and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

•	in the best interests and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holders of the related Serviced Pari Passu Companion Loan(s) (as determined by the Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

•	in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of a Serviced Loan Combination, the related intercreditor agreement, and

•	to the extent consistent with the foregoing, in accordance with the following standards:

•	with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

•	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,
2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and
3.	in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan

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Combination, to the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s)), as a collective whole, on a present value basis; and
•	without regard to any potential conflict of interest arising from—

1.	any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,
2.	the ownership of any Certificate or any interest in a Serviced Pari Passu Companion Loan by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,
3.	the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,
4.	the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,
5.	the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,
6.	the ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates, of any other mortgage loans or real property,
7.	the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and
8.	the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For discussions of certain servicing-related issues concerning the Non-Serviced Loan Combinations, see “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” below, as well as “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

As used in this free writing prospectus, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Loan Combination, including any REO Mortgage Loan or REO Companion Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.	the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the Master Servicer or the Special Servicer, on or before the Due Date of such balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer, as applicable (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided

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that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan (or, in the case of any Serviced Loan Combination, in respect of the Mortgage Loan included in the same Loan Combination), a Servicing Transfer Event will occur immediately);
2.	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;
3.	the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan)) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan)) that (a) the borrower is likely not to make one or more assumed monthly debt service payments as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);
4.	there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing

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Agreement) under the related mortgage loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer and to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Loan Combination or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Loan Combination, the interests of the holder(s) of the related Serviced Pari Passu Companion Loan(s)), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Loan Combination (or, if no cure period is specified, sixty (60) days);
5.	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;
6.	the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;
7.	the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;
8.	the Master Servicer or the Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or
9.	the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative (other than with respect to any Excluded Loan)) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the mortgage loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder(s) of the related Serviced Pari Passu Companion Loan(s)) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

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•	with respect to the circumstances described in clauses 1 and 2 immediately above, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of such Mortgage Loan or Serviced Loan Combination, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

•	with respect to the circumstances described in clauses 3, 5, 6, 7 and 9 immediately above, those circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer;

•	with respect to the circumstances described in clause 4 immediately above, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

•	with respect to the circumstances described in clause 8 immediately above, the proceedings are terminated.

provided that with respect to a Serviced Loan Combination, neither the related Serviced Pari Passu Mortgage Loan nor the Serviced Loan Combination will be a Corrected Mortgage Loan unless both the related Serviced Pari Passu Mortgage Loan and the entire Serviced Loan Combination are Corrected Mortgage Loans.

If a Servicing Transfer Event exists with respect to any Serviced Pari Passu Mortgage Loan or Serviced Pari Passu Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination with respect to which it is engaged to act as Special Servicer as to which a Servicing Transfer Event has occurred and is continuing. The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan and Serviced Loan Combination.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to make monthly debt service advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan and REO Companion Loan, if applicable, receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan and REO Companion Loan, if applicable, and render such incidental services with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in the Pooling and Servicing Agreement. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Serviced Loan Combinations with respect to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

The Master Servicer will transfer servicing of a Mortgage Loan or Serviced Loan Combination to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan or Serviced Loan Combination. The Special Servicer will return the servicing of that Mortgage Loan or Serviced Loan Combination to the Master Servicer, and that Mortgage Loan or Serviced Loan Combination will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan or Serviced Loan Combination cease to exist. Notwithstanding the transfer of the servicing of any Mortgage Loan or Serviced Loan Combination to

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the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis employed in servicing Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer may be required to consult with the Trust Advisor with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan. With respect to each Non-Serviced Loan Combination, other than the 11 Madison Avenue Loan Combination, the trust advisor (or equivalent party) with respect to the related Other Securitization Servicing Agreement will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this free writing prospectus. With respect to the 11 Madison Avenue Loan Combination, the MAD 2015-11MD Trust and Servicing Agreement does not provide for a trust advisor, operating advisor or equivalent party.

As used in this free writing prospectus, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property and “REO Companion Loan” means the successor mortgage loan to a Serviced Pari Passu Companion Loan deemed to be outstanding with respect to any REO Property related to a Serviced Loan Combination.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

•	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, including—

1.	each such Mortgage Loan and Serviced Pari Passu Companion Loan that is, or as to which the related Serviced Loan Combination is, a Specially Serviced Mortgage Loan,
2.	each such Mortgage Loan and Serviced Pari Passu Companion Loan as to which the corresponding Mortgaged Property has become an REO Property, and
3.	each such Mortgage Loan and Serviced Pari Passu Companion Loan as to which defeasance has occurred; and
•	in the case of each such Mortgage Loan or Serviced Pari Passu Companion Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan or Serviced Pari Passu Companion Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

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2.	accrue at a master servicing fee rate (or, in the case of a Serviced Pari Passu Companion Loan, at the applicable pari passu primary servicing fee rate), on a loan-by-loan basis,
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan or Serviced Pari Passu Companion Loan, and
4.	be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Pari Passu Companion Loan or, upon liquidation of the Mortgage Loan and any related Serviced Pari Passu Companion Loan, if applicable, to the extent such interest collections on deposit in the Collection Account or the Serviced Pari Passu Companion Loan Custodial Account, as applicable, are not sufficient with respect to the Mortgage Loans and any Serviced Pari Passu Companion Loan, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be primary serviced or sub-serviced by a primary servicer or sub-servicer that will be entitled to a primary servicing fee or sub-servicing fee with respect to each such Mortgage Loan, including, without limitation, PAR, which will primary service certain Mortgage Loans. The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan is included in the applicable master servicing fee rate for each of those Mortgage Loans. In the case of a Pari Passu Mortgage Loan: (1) that primary servicing fee will be payable to the Master Servicer during such time (if any) as such Mortgage Loan constitutes a Serviced Pari Passu Mortgage Loan, and (2) that primary servicing fee will be payable to the applicable Other Master Servicer during such time (if any) as such Mortgage Loan constitutes a Non-Serviced Pari Passu Mortgage Loan.

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls. The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees earned by the Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.0025% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer will pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative (other than with respect to any Excluded Loan)).

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Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and
2.	each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, in each case as to which the corresponding Mortgaged Property has become an REO Property;
•	in the case of each Mortgage Loan or Serviced Pari Passu Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month, and
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and
•	except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan (except in the case of any Serviced Pari Passu Companion Loan) and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee. The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan worked out by the Special Servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, if any, and each payment of principal received on the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, for so long as it remains a worked-out Mortgage Loan.

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The workout fee with respect to any worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, will cease to be payable if that worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. However, a new workout fee would become payable if the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero will be adjusted in the following manner: (i) the workout fee rate will be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer will not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer will be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans (and any Serviced Pari Passu Companion Loan) that were worked out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee. The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) serviced by the Special Servicer for which a full, partial or discounted payoff is obtained from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges. The “Liquidation Fee Rate” will be a rate equal to 1.00% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the

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purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises. Furthermore, no liquidation fee will be payable at the expense of the Trust Fund in connection with the repurchase or replacement of any Serviced Pari Passu Companion Loan in connection with the other securitization under circumstances similar to those described above. However, the Pooling and Servicing Agreement will entitle the Special Servicer to a liquidation fee payable out of the proceeds of such Serviced Pari Passu Companion Loan if such Serviced Pari Passu Companion Loan is repurchased or replaced by a responsible repurchase party pursuant to the applicable mortgage loan purchase agreement for the related securitization transaction if such repurchase or replacement does not occur within the time period in which the responsible repurchase party must cure, repurchase or substitute such Serviced Pari Passu Companion Loan.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, in the aggregate will be reduced by the amount of any Offsetting Modification Fees. Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by the Special Servicer, the Special Servicer must deliver or cause to be delivered to the Master Servicer within two (2) business days following the related determination date, and, if so delivered, the Master Servicer must deliver or cause to be delivered to the Certificate Administrator within three (3) business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Loan Combination or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan, Serviced Loan Combination or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-

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Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Pari Passu Companion Loan) in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, and any purchaser of any Mortgage Loan, Serviced Pari Passu Companion Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property or Serviced Pari Passu Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation. The Master Servicer will be entitled to the following items as additional master servicing compensation, in each case, related to a Mortgage Loan or Serviced Pari Passu Companion Loan or, in the case of penultimate bullet below, related to an investment account maintained by the Master Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan:

•	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under the Pooling and Servicing Agreement);

•	(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially

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Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans;

•	(x) 100% of consent fees on Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of consent fees on Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Pari Passu Companion Loan;

•	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans;

•	(x) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is not required in connection with the associated action and (y) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action;

•	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

•	interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

•	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and, if applicable, any Serviced Pari Passu Companion Loan, in each case which it is responsible for servicing:

•	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

•	50% of Modification Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the

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Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	(x) 100% of Assumption Fees collected during the related collection period with respect to Specially Serviced Mortgage Loans, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to Specially Serviced Mortgage Loans;

•	(x) 100% of consent fees on Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable), and (y) 50% of consent fees on Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;

•	(x) 50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action, and (y) 100% of other loan processing fees actually paid by the borrowers under the Specially Serviced Mortgage Loans;

•	interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

•	a portion of late payment charges and Default Interest.

As used in this free writing prospectus, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this free writing prospectus, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this free writing prospectus, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related mortgage loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver

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or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) will be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee will be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this free writing prospectus, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), Serviced Pari Passu Companion Loan, REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in it again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there will be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise. If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement will constitute obligations solely of the Special Servicer and not of any other party hereto. If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement will not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer and the related special servicer for the other securitization under which such Non-Serviced Loan Combination is serviced (the “Other Special Servicer”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to the provisions set forth above, although the compensation payable to an Other Master Servicer or Other Special Servicer may be greater, and modification fees, assumption

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fees, default interest, late payment charges and other charges and fees allocable to offset trust fund expenses may be less, than would be the case under the Pooling and Servicing Agreement. See “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Compensation of the Trust Advisor. The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

•	will be earned with respect to each and every Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,
2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and
3.	each such Mortgage Loan as to which defeasance has occurred; and
•	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at the trust advisor fee rate, on a loan-by-loan basis,
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and
4.	be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00275% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor will be entitled to receive the trust advisor consulting fee. The trust advisor consulting fee will be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee will be paid except to the extent such fee is actually paid by the related borrower (and in no event will such fee be paid from the Trust Fund); (ii) the Trust Advisor will be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, will be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver. In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents. In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions will not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with the Non-Serviced Loan Combinations, the Trust Advisor will have no duty to consult with the related Other Special Servicer and, in each case, will not be entitled to any trust

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advisor ongoing fees or trust advisor consulting fees with respect to the related Mortgage Loans. The trust advisor appointed under the WFCM 2015-SG1 Pooling and Servicing Agreement (an “Other Trust Advisor”) will be entitled to compensation with respect to the Patrick Henry Mall Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above. See “Description of the Offered Certificates—Fees and Expenses”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Investment of Accounts. Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in the Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments. See “—Collection Account” below. The Master Servicer or Special Servicer—

•	will be entitled to retain any interest or other income earned on those funds, and

•	will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or the Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan, any Serviced Pari Passu Companion Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”). The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances. Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination). Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency Servicing Advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency Servicing Advance on a Specially Serviced Mortgage Loan and request the Master Servicer to make such emergency Servicing Advance. If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance (with interest on such advance) within five business days following the Special Servicer’s request for reimbursement, upon which the Master Servicer will be deemed to have made the Servicing Advance. Notwithstanding the foregoing, the

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Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account and/or the Serviced Pari Passu Companion Loan Custodial Account, as applicable.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or any related Mortgaged Property or REO Property; provided that, in the case of any Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer, the related Other Special Servicer or the related Other Trustee will make servicing advances with respect to such Non-Serviced Pari Passu Mortgage Loan pursuant to the related Other Securitization Servicing Agreement.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, any related Serviced Pari Passu Companion Loan (if applicable) or any related REO Property. If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time, subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest. The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding. In addition, the Special Servicer may, at its option and in its sole discretion, make a determination, subject to the Servicing Standard, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such determination will be conclusive and binding on the Master Servicer and the Trustee and such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool or a Serviced Pari Passu Companion Loan will be reimbursable from the Collection Account and/or the Serviced Pari Passu Companion Loan Custodial Account, as applicable, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its

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sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below). If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any

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collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account and/or the Serviced Pari Passu Companion Loan Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, or any related REO Property. This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity. The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of a Serviced Loan Combination, subject to the additional provisions described below). Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account and/or the Serviced Pari Passu Companion Loan Custodial Account, as applicable) and that advance or interest thereon is paid from general collections on the Mortgage Pool on deposit in the Collection Account as described above, then the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will be required to make servicing advances with respect to such Non-Serviced Loan Combination on terms substantially similar in all material respects, but not necessarily identical, to the terms of the Pooling and Servicing Agreement relating to servicing advances, and each of them is expected to be entitled to receive interest on servicing advances made by those parties in accordance with the related Other Securitization Servicing Agreement, and any such advance, with interest thereon, will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement (if and to the extent not borne by any related Subordinate Companion Loan(s)). See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

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Trust Advisor Expenses. The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses. In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class D Certificates and the Class C, B and A-S Regular Interests for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than with respect to (1) any Excluded Loan and (2) any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative (other than with respect to any Excluded Loan), among others, an asset status report with respect to that Specially Serviced Mortgage Loan and the related Mortgaged Property or Properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

•	a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

•	the most current rent roll or maintenance schedule (as applicable) and income or operating statement available for the related Mortgaged Property or Properties;

•	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

•	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

•	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period (other than with respect to any Excluded Loan)), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request) and the

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Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website). During a Subordinate Control Period (other than with respect to any Excluded Loan), if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period (other than with respect to any Excluded Loan), the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative (other than with respect to any Excluded Loan) disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period (other than with respect to any Excluded Loan), the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative. Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and, except in the case of any Excluded Loan, the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect (other than with respect to any Excluded Loan)) of each Final Asset Status Report to the Certificate Administrator. Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative (other than with respect to any Excluded Loan), as applicable, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative (other than with respect to any Excluded Loan) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period (other than with respect to any Excluded Loan)) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in

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respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative (other than with respect to any Excluded Loan) and/or the Trust Advisor, as applicable. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor. Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction or advice for it to act, in any manner that would—

•	require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•	expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in the Subordinate Class. “Subordinate Class” means the most subordinate Class among the Control-Eligible Certificates that (i) during a Subordinate Control Period, has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance. Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the Majority Subordinate Certificateholder has sold or transferred, in the aggregate, a majority of the Class E Certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative. No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a

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Specially Serviced Mortgage Loan prior to its purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan. Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Subordinate Control Period” will exist when the aggregate principal balance of the Class E Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class E Certificates.

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates. It is anticipated that Eightfold Real Estate Capital Fund IV, L.P. or an affiliate will (i) purchase the Class E, F and G Certificates on the Closing Date and (ii) become the initial Majority Subordinate Certificateholder and be appointed as the initial Subordinate Class Representative.

Subordinate Class Representative. The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”). This right may be exercised at any time and from time to time. The Subordinate Class Representative may resign at any time. If at any time the Majority Subordinate Certificateholder has not appointed a Subordinate Class Representative (unless the Majority Subordinate Class Representative has expressly waived its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder), then the Majority Subordinate Certificateholder will be deemed to be the Subordinate Class Representative. To the extent that any holder of a Certificate in the Subordinate Class or the Subordinate Class Representative is a Borrower Party with respect to any Mortgage Loan or Loan Combination, such Mortgage Loan or Loan Combination, as applicable, will constitute an Excluded Controlling Class Loan and such Subordinate Class Representative or holder of a Certificate in the Subordinate Class will constitute an “Excluded Controlling Class Holder”. To the extent that the Majority Subordinate Certificateholder or the Subordinate Class Representative is a Borrower Party with respect any Mortgage Loan or Loan Combination, such Mortgage Loan or Loan Combination, as applicable, will constitute an “Excluded Loan” and such Subordinate Class Representative or Majority Subordinate Certificateholder will constitute an “Excluded Holder”.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to (x) any Excluded Loan or (y) any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until, except with respect to any Excluded Loan, the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within 10 business days (or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it. However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, if affected, the holder of any Serviced Pari Passu Companion Loan, as a collective whole. Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement. During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—

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Replacement of the Special Servicer” below (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan).

With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), the Subordinate Class Representative will be permitted to request that the related Other Special Servicer consult with it on a non-binding basis with respect to material actions under the related Other Securitization Servicing Agreement, which are substantially similar, but not necessarily identical, in all material respects to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement. No such rights are expected to be granted to the Subordinate Class Representative or any other person with respect to the 11 Madison Avenue Mortgage Loan.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class E Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class E Certificates and (ii) the aggregate principal balance of the Class E Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class E Certificates. A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class E Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class E Certificates or (ii) during such time as the Class E Certificates are the most subordinate class among the Class E, F and G Certificates that have a then-outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to the related other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan). During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove an existing Special Servicer. With respect to any Non-Serviced Pari Passu Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to the related other securitization.

Notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

•	require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•	expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

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•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the consultation rights of the holder of the Pari Passu Companion Loan included in any Serviced Loan Combination that we describe in this free writing prospectus.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), provisions that are substantially similar in all material respects (but not necessarily identical) will apply with respect to the subordinate class representative under the related Other Securitization Servicing Agreement. See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Liability to Borrowers. In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund. However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph. With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), substantially similar but not necessarily identical provisions will or are expected to apply with respect to the subordinate class representative under the related Other Securitization Servicing Agreement. See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The Trust Advisor

General. The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and, in the case of each Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan(s). The Trust Advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in

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accordance with the requirements of the Pooling and Servicing Agreement) of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the Special Servicer pursuant to the Pooling and Servicing Agreement with respect to Specially Serviced Mortgage Loans. The review and report generally will be based on: (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer, (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Special Servicer’s obligations under the Pooling and Servicing Agreement and the Servicing Standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement. In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are primarily to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard. The Trust Advisor will have no liability to any Certificateholders, any particular Certificateholder or the holder of any Serviced Pari Passu Companion Loan for actions taken or not taken under the Pooling and Servicing Agreement. No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement. The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including, without limitation, any Certificateholder. See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus below. For the avoidance of doubt, the Trust Advisor is not an “investment adviser” within the meaning of the Investment Company Act, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), the Other Trust Advisor under the related other securitization will act as trust advisor with respect to the related Non-Serviced Loan Combination pursuant to the related Other Securitization Servicing Agreement, and will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this section. With respect to the 11 Madison Avenue Mortgage Loan, the MAD 2015-11MD Trust and Servicing Agreement, which governs the servicing of the 11 Madison Avenue Mortgage Loan, does not provide for a trust or operating advisor or equivalent party.

The Trust Advisor will have no rights or duties with respect to any Non-Serviced Pari Passu Mortgage Loans, any Non-Serviced Pari Passu Companion Loan, and Non-Serviced Subordinate

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Companion Loans or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such Non-Serviced Pari Passu Mortgage Loans, Non-Serviced Pari Passu Companion Loans or Non-Serviced Subordinate Companion Loans.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer, and (iii) during any control or consultation period (as set forth in clauses (i) and (ii) above), such other additional limited non-privileged information and documentation provided by the Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement, and (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be delivered to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year. Solely as used in connection with the Trust Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Trust Advisor of the items required to be reviewed pursuant to the Pooling and Servicing Agreement.

No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that the Special Servicer was obligated to service. In addition, in the event the Special Servicer is replaced during the prior calendar year, the Trust Advisor’s annual report will only relate to the entity that was acting as the Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. The Trust Advisor will provide the Special Servicer, the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) and the holder of each Serviced Pari Passu Companion Loan with a copy of such annual report. The Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator. In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment. Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this free writing prospectus as Annexes E-1 and E-2. In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Special Servicer’s obligation to comply with the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. Each annual report will be required to comply with the confidentiality

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requirements described in this free writing prospectus regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with a related borrower under a Specially Serviced Mortgage Loan or any other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans in the manner required under the Pooling and Servicing Agreement. During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced by the Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer. The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period. With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor will not be required, in connection with its preparation of any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report. The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

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The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement and (B) under the circumstances described in the following sentence. If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and (unless such Privileged Information relates to an Excluded Loan) the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, (e) such disclosure is expressly authorized or required under another provision of the Pooling and Servicing Agreement and/or (f) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but will not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to (i) the Trust Advisor and (ii) during a Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. The Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of the asset status reports within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) and the holder of any Serviced Pari Passu Companion Loan, as applicable, as a collective whole. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and will be required to provide any comments it may have within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor. Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the Special Servicer. Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

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The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or (other than with respect to any Excluded Loan) Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any affected Serviced Pari Passu Companion Loan, as applicable) as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees. The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity. The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that such indemnification will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that such indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any Mortgaged Property or any REO Property (other than any Mortgaged Property or REO Property relating to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property or REO Property obtained under the Pooling and Servicing Agreement.

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Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application by the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion. The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (with respect to any Appraisal Reduction Amount calculations, once such information is received from the Master Servicer) (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the Special Servicer in the exercise of its discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion. During any Collective Consultation Period (other than with respect to any Excluded Loan), the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the related information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations. During any Collective Consultation Period (other than with respect to any Excluded Loan), if the Trust Advisor and the Subordinate Class Representative agree on such matters and provide written notice of such agreement to the Special Servicer, the Special Servicer will be required to perform its calculations in accordance with such agreement. Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures or, in the case of any Excluded Loan, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website, and, if applicable, to any holder of a related Serviced Pari Passu Companion Loan. The Special Servicer will have the opportunity to respond and deliver its own report to the Certificate Administrator, which shall post the report to the Certificate Administrator’s Website, and, if applicable, to any holder of a related Serviced Pari Passu Companion Loan. No other action will be required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder or the Subordinate Class Representative on its behalf will have the right to terminate the Special Servicer (other than with respect to any Excluded Loan), with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, (ii) the successor special servicer is a Qualified Replacement Special Servicer and (iii) the successor special servicer delivers to the Depositor and any applicable depositor related to an other securitization that includes a Serviced Pari

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Passu Companion Loan, the information required pursuant to Item 6.02 of the Form 8-K Current Report regarding itself in its role as successor special servicer. Notwithstanding anything to the contrary, if the Depositor or any applicable depositor related to an other securitization that includes a Serviced Pari Passu Companion Loan, if applicable, fails to file any required Form 8-K Current Report in connection with such appointment in a timely manner, such appointment will be void ab initio.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Certificates on an aggregate basis, requesting a vote to terminate the Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator and Trustee of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) and the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer. Any such termination will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination. If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to any Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer. The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders. The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation. In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and

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constitutes a Qualified Replacement Special Servicer. Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then (i) the proposed termination and replacement will have no further force or effect, (ii) the Certificate Administrator will post such notice to the Certificate Administrator’s Website in accordance with the Pooling and Servicing Agreement and (iii) the Certificate Administrator will notify the Trustee and the then-current Special Servicer. The costs and expenses of administering the notices, solicitation of votes and otherwise incurred by the Certificate Administrator, the Trustee or the Trust Advisor in connection with the proposed removal and replacement (including the costs and expenses associated with obtaining Rating Agency Confirmations and the applicable opinion of counsel) will constitute expenses of the Trust Fund to be paid by withdrawal from the Distribution Account. None of the Special Servicer, any Certificateholder or any other person will have any cause of action against the Trust Advisor or any other person based upon or arising from the Trust Advisor’s recommendation for replacement of, or determination not to recommend the replacement of, the Special Servicer, or the result of the vote of the Certificateholders.

Notwithstanding the foregoing, if the Special Servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Loan”), such Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. During a Subordinate Control Period, if the Excluded Special Servicer Loan is not also an Excluded Loan, the Majority Subordinate Certificateholder or the Subordinate Class Representative will appoint (and may thereafter replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If an Excluded Special Servicer Loan is also an Excluded Loan, the largest Subordinate Class Certificateholder (by Certificate Principal Balance) that is not an Excluded Controlling Class Holder will appoint (and may thereafter replace with or without cause) the Excluded Special Servicer for the related Excluded Special Servicer Loan in accordance with the terms of the Pooling and Servicing Agreement. During a Collective Consultation Period, the largest Subordinate Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Special Servicer and neither the Majority Subordinate Certificateholder nor the Subordinate Class Representative will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan. During a Senior Consultation Period, none of the Majority Subordinate Certificateholder, the Subordinate Class Representative or any other Subordinate Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

During a Senior Consultation Period (or during a Subordinate Control Period if the Excluded Special Servicer Loan is also an Excluded Loan and all holders of Certificates in the Subordinate Class are also Excluded Controlling Class Holders with respect to such Excluded Special Servicer Loan, or during a Collective Consultation Period if all Subordinate Class Certificateholders are also Excluded Controlling Class Holders with respect to such Excluded Special Servicer Loan), upon resignation of the Special Servicer with respect to an Excluded Special Servicer Loan, such resigning Special Servicer will use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning Special Servicer fails to appoint an Excluded Special Servicer within 30 days of the Special Servicer’s notice of resignation, such resigning Special Servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of a successor Excluded Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination will no longer be an Excluded Special Servicer Loan, (3) such Special Servicer will become a Special Servicer again for the such related Mortgage Loan or Loan Combination and (4) such Special Servicer will be entitled to all special servicing compensation with

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respect to such Mortgage Loan or Loan Combination earned during such time on and after such Mortgage Loan or Loan Combination is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) such person is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (x) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this free writing prospectus, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to each Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), during any “subordinate control period” (or equivalent period), the majority subordinate certificateholder (or equivalent party) under the related Other Securitization Servicing Agreement, or the subordinate class representative (or equivalent party) under such related Other Securitization Servicing Agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer. In addition, with respect to each Non-Serviced Pari Passu Mortgage Loan (other than the 11 Madison Avenue Mortgage Loan), during any “collective consultation period” or “senior consultation period” (or equivalent period) under such related Other Securitization Servicing Agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer, with or without cause, may be requested, and a successor special servicer may be appointed, pursuant to terms substantially similar, but not necessarily identical, in all material respects to those in the Pooling and Servicing Agreement.

With respect to the 11 Madison Avenue Mortgage Loan, at the written direction of holders of principal balance certificates under the MAD 2015-11MD Trust and Servicing Agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the MAD 2015-11MD Special Servicer, with or without cause, may be requested, and a successor special servicer designated by the certificateholders of the MAD 2015-11MD Trust may be appointed pursuant to terms of the MAD 2015-11 Trust and Servicing Agreement.

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Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

•	a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or Serviced Loan Combination or the outstanding principal balance of the Mortgage Loan or Serviced Loan Combination, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

•	the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

•	the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period (other than with respect to any Excluded Loan)) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period (other than with respect to any Excluded Loan)) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

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Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan and, if applicable, REO Companion Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan or, if applicable, REO Companion Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.

Notwithstanding the foregoing, however:

•	the Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

•	the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates or that requiring or maintaining such insurance coverage would not be consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations or deposit accounts that are rated not lower than “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include Moody’s and/or Morningstar) or (B) one NRSRO (which may include Moody’s or Morningstar) and A.M. Best Company) or “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include Fitch and/or Morningstar) or (B) one NRSRO (which may include Fitch or Morningstar) and A.M. Best Company)) or has received a Rating Agency Confirmation from each such Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (and, if a Serviced Loan Combination is involved, the Serviced Pari Passu Companion Loan Custodial Account, with such deposits to be pro rata according to the outstanding principal balances of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s)) from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent

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that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). With respect to any Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms substantially similar in all material respects, but not necessarily identical, to those described above. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”: With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include Moody’s and/or Morningstar) or (B) one NRSRO (which may include Moody’s or Morningstar) and A.M. Best Company), and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include Fitch and/or Morningstar) or (B) one NRSRO (which may include Fitch or Morningstar) and A.M. Best Company)), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to both: (x) any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company and (y) any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch, (d) “A (low)” by DBRS, Inc. (“DBRS”) or (e) “A:X” by A.M. Best Company; provided, however, that any claims-paying ability rating that satisfies the requirement in the preceding clause (x) will also satisfy the requirement in clause (y); and provided further, however, that (A) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and Serviced Loan Combination, the Master Servicer (with respect to any such Mortgage Loan and, if applicable, any Serviced Loan Combination that, in either case, is not a Specially Serviced Mortgage Loan) or the Special Servicer (with respect to any such Mortgage Loan and, if applicable, any Serviced Loan Combination that, in either case, is a Specially Serviced Mortgage Loan), will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of such Mortgage Loan or Serviced Loan Combination or a further encumbrance of the related Mortgaged Property. However, subject to the related mortgage loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable, and, to the extent such actions relate to a Serviced Loan Combination, the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s). Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate

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Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination, in each case, that is not a Specially Serviced Mortgage Loan, to the extent the transfer is allowed under the terms of the related mortgage loan documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

•	the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then-aggregate mortgage pool balance, or a Serviced Loan Combination is involved and the related pooling and servicing agreement would require Rating Agency Confirmation if such Serviced Loan Combination was serviced thereunder; and

•	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates and the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to a Specially Serviced Mortgage Loan) or the Master Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan that is not, or as to which the related Serviced Loan Combination is not, a Specially Serviced Mortgage Loan) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

•	modify, waive or amend any term of any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	extend the maturity of any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	defer or forgive the payment of late payment charges on any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	permit the release, addition or substitution of collateral securing any Mortgage Loan or Serviced Pari Passu Companion Loan;

•	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan or Serviced Pari Passu Companion Loan; or

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•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

•	Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to, or consent to, a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund or Serviced Pari Passu Companion Loan, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan or Serviced Pari Passu Companion Loan, (2) materially and adversely affect the security for that Mortgage Loan or Serviced Pari Passu Companion Loan or (3) constitute a Material Action (including any Material Action in connection with a defeasance), except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

•	With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan or Serviced Pari Passu Companion Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan or Serviced Pari Passu Companion Loan, or
2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or Serviced Pari Passu Companion Loan,

unless a material default on the Mortgage Loan or Serviced Pari Passu Companion Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan or Serviced Pari Passu Companion Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders and the holders of any Serviced Pari Passu Companion Loan(s) as a collective whole, on a present value basis than would liquidation.

•	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	five years prior to the Rated Final Distribution Date, and
2.	if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.
•	Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), if doing so would result in an Adverse REMIC Event.

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•	Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan (or any related Serviced Pari Passu Companion Loan) unless all related fees and expenses are paid by the borrower.

•	The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Loan Combination), unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—
(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and
(b)	there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and
2.	received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related mortgage loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral (and, in the case of any Serviced Loan Combination, an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, if applicable).
•	With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release will be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or holder of a Serviced Pari Passu Companion Loan or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set

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forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approvals of annual budgets to operate a Mortgaged Property, other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed by the Special Servicer); (vi) approving a change of the property manager that does not otherwise constitute a Material Action pursuant to clause 10 of the definition thereof at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less), (vii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related mortgage loan documents that do not include any other approval or exercise), or (viii) modifications to cure any ambiguity in, or to correct or supplement any provision of an intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification of an intercreditor agreement (other than with respect to any Excluded Loan) during any Subordinate Control Period; provided that such modification, waiver, consent or amendment (A) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan (or a Serviced Pari Passu Companion Loan) to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (B) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing. Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

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In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within (x) for consents other than in connection with a Serviced Loan Combination, 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, or (y) for consents in connection with a Serviced Loan Combination, 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after the time period provided in the related intercreditor agreement (provided that such time period will be deemed to have commenced upon the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision), such consent will be deemed to have been granted. If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, any of the following actions:

1.	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;
2.	any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination;
3.	following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Loan Combination or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;
4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;
5.	any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;
6.	any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;
7.	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a

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waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;
8.	any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));
9.	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;
10.	any property management company changes (with respect to a Mortgage Loan with a principal balance equal to or greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve such changes under the mortgage loan documents);
11.	releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than those that are permitted to be undertaken by the Master Servicer without the consent of the Special Servicer pursuant to the Pooling and Servicing Agreement; provided, however, that releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to the Mortgage Loans specified in the Pooling and Servicing Agreement will constitute Material Actions;
12.	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;
13.	any determination of an Acceptable Insurance Default;
14.	any determination by the Master Servicer or the Special Servicer, as applicable, to transfer a Mortgage Loan or Loan Combination to the Special Servicer under the circumstances described in paragraph 3, 4 or 9 of the definition of “Servicing Transfer Event”;
15.	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at

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the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan;
16.	the adoption or implementation of a budget submitted by a Borrower with respect to a Mortgage Loan or Serviced Loan Combination (to the extent lender approval is required under the related Mortgage Loan documents), if (i) the Mortgage Loan or Serviced Loan Combination for the related Mortgaged Property is on the CREFC® servicer watch list or (ii) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related Borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Loan Combination), subject in each case to any deemed approval expressly set forth in the related Mortgage Loan documents; or
17.	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a Borrower.

Required Appraisals

Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Pari Passu Companion Loan, the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

•	an appraisal had previously been obtained within the prior nine months, and

•	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan) during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative (other than with respect to any Excluded Loan) and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

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•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative. The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative. Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

•	the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, and such second appraisal is not received by the Special Servicer (using efforts consistent with the Servicing Standard to obtain such appraisal), 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

•	if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard. Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated

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information. If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect. With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this free writing prospectus; and
2.	the date on which the relevant Appraisal Trigger Event occurred; and
•	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of, without duplication:
(a)	the Stated Principal Balance of that Mortgage Loan;
(b)	to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;
(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;
(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;
(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and
(f)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and
2.	“y” is equal to the sum of:
(a)	the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;
(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

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•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

•	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

•	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

•	the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.	no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or
2.	there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan. After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to a Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of such Serviced Loan Combination as if it were a single “Mortgage Loan” owned by the Trust, the resulting amount will then be allocated to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

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As used in this free writing prospectus, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, by the Special Servicer in a manner that—

1.	materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Pari Passu Companion Loan;
2.	except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely); or
3.	in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;
•	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

•	the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer or the Special Servicer, on or before the Due Date of the balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer will be required to promptly forward such commitment to the Special Servicer) which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms that are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those described above (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary and, in the case of the 11 Madison Avenue Loan Combination, any calculation of an Appraisal Reduction Amount that takes into account the related Subordinate Companion Loans will first be allocated to the Subordinate Companion Loans). See “—Additional

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Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Mortgage Loan or the related Serviced Pari Passu Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Collection Account

General. The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans. With respect to the Serviced Loan Combinations, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Serviced Pari Passu Companion Loan Custodial Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to the Serviced Pari Passu Companion Loans. The Trust will be entitled to amounts on deposit in the Serviced Pari Passu Companion Loan Custodial Account only to the extent that those amounts are not payable to the holders of the related Serviced Pari Passu Companion Loan(s). The Collection Account and the Serviced Pari Passu Companion Loan Custodial Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account and the Serviced Pari Passu Companion Loan Custodial Account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. The Master Servicer must deposit or cause to be deposited in the Collection Account or the Serviced Pari Passu Companion Loan Custodial Account, as applicable, generally within two business days following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans and Serviced Pari Passu Companion Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans or Serviced Pari Passu Companion Loans, as applicable. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans or applicable Serviced Pari Passu Companion Loan, as applicable, and the sales proceeds of any sale of any Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus. Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from the Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (the order set forth below not constituting an order of priority for such withdrawals) (each an “Authorized Collection Account Withdrawal”):

1.	to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—
(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;
(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

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(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;
2.	to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements, that relate to a Serviced Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Serviced Pari Passu Companion Loan(s) and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);
3.	to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);
4.	in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan(s) or the related Non-Serviced Subordinate Companion Loans, any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;
5.	to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;
6.	to withdraw amounts deposited in the Collection Account in error; and
7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

The Master Servicer may make withdrawals from the Serviced Pari Passu Companion Loan Custodial Account for any one or more of the following purposes (the order set forth below not constituting an order of priority for such withdrawals): (i) to pay to the holder(s) of the Serviced Pari

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Passu Companion Loan(s) any amounts received on or with respect to the related Serviced Pari Passu Companion Loan(s) or any successor REO Companion Loan with respect thereto that are deposited in the Serviced Pari Passu Companion Loan Custodial Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder(s) of the related Serviced Pari Passu Companion Loan(s) for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Serviced Pari Passu Loan Combination(s) (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of the Serviced Pari Passu Companion Loan Custodial Account or otherwise at the expense of the holder(s) of the related Serviced Pari Passu Companion Loan(s) under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of the related Serviced Pari Passu Loan Combination(s) (or any related REO Property), amounts owed by the holder(s) of the related Serviced Pari Passu Companion Loan(s) to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in the Serviced Pari Passu Companion Loan Custodial Account in error; and (v) to clear and terminate the Serviced Pari Passu Companion Loan Custodial Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Serviced Loan Combination(s).

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Pari Passu Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Serviced Pari Passu Companion Loan Custodial Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination but, to the extent that the amount on deposit in the Serviced Pari Passu Companion Loan Custodial Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced Pari Passu Companion Loan Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, in the best interest of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s) as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, to sell the entire Serviced Pari Passu Loan Combination) the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan (or Serviced Pari Passu Loan Combination) on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Pari Passu Loan Combination, on behalf of the Certificateholders and the holder(s) of the related Serviced Pari Passu Companion Loan(s)) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

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The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (other than with respect to any Excluded Loan, and at any time other than during a Senior Consultation Period) and the Majority Subordinate Certificateholder (other than with respect to any Excluded Loan, and at any time other than during a Senior Consultation Period), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination) will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by (i) the Special Servicer if no Interested Person is making an offer, or (ii) the Trustee if an Interested Person is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received). Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Special Servicer will require that all offers be submitted to the Trustee in writing. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination), any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Purchase Price for any Defaulted Mortgage Loan (other than a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination) will in all cases be deemed a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).

Notwithstanding the provisions described above, the sale of any Defaulted Mortgage Loan that consists of a Serviced Loan Combination will be governed by the provisions of the related intercreditor agreement as described under “Description of the Mortgage Pool—Loan Combinations”.

Whether any cash offer constitutes a fair price for a Serviced Pari Passu Loan Combination related to a Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an “Interested Person” (as defined in the related intercreditor agreement), and by the Trustee if the highest offeror is an “Interested Person” (as defined in the related intercreditor agreement); provided, however, that no offer from an “Interested Person” (as defined in the related intercreditor agreement) for a Serviced Pari Passu Loan Combination will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other bona fide offers are received from independent third parties. In determining whether any offer received represents a fair price for any

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such Serviced Pari Passu Loan Combination, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by (i) the Special Servicer if no “Interested Person” (as defined in the related intercreditor agreement) is making an offer, or (ii) the Trustee if an “Interested Person” (as defined in the related intercreditor agreement) is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Serviced Pari Passu Loan Combination, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received). Where any “Interested Person” (as defined in the related intercreditor agreement) is among those submitting offers with respect to a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the Special Servicer will require that all offers be submitted to the Trustee in writing. In determining whether any such offer from a person other than an “Interested Person” (as defined in the related intercreditor agreement) constitutes a fair price for any such Serviced Pari Passu Loan Combination, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any such offer from an “Interested Person” (as defined in the related intercreditor agreement) constitutes a fair price for any such Serviced Pari Passu Loan Combination, any appraisal will be instructed to take into account (in addition to the results of any appraisal or updated appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Trustee will act in a commercially reasonable manner in making such determination.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person for a Serviced Pari Passu Loan Combination constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to such Serviced Pari Passu Loan Combination, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Pari Passu Loan Combination. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party in relation to making its determination will be covered by, and reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that, the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

In connection with the sale of any Defaulted Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (other than with respect to any Excluded Loan), during any Subordinate Control Period, or consult with the Subordinate Class Representative (other than with respect to any Excluded Loan), during any Collective Consultation Period, and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard. In addition, in considering any such sale, the Special Servicer will consider the interests of the Certificateholders (and the holder of any related Serviced Pari Passu Companion Loan, if applicable, as a collective whole). In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

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Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan) and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan) and the Trust Advisor and, to the extent a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the holder of the related Serviced Pari Passu Companion Loan, if applicable (as a collective whole), and the Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, the holder of the related Serviced Pari Passu Companion Loan (as a collective whole). In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

The Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it deems necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee. In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer. Notwithstanding the foregoing, but subject to the last sentence of this paragraph, in the event that an offer from the Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, then such offer will be deemed to be a fair price and the Trustee will not be required to make any such determination (provided such offer is the highest cash offer received and at least two independent offers have been received). Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with

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respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and, if applicable, otherwise meet the requirements of the related intercreditor agreement. In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer (or the Trustee, if applicable) will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Trustee will be entitled to conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making any such determination. The Purchase Price for any REO Property (which, in connection with an REO Property related to a Serviced Loan Combination, will be construed and calculated with respect to the entire Serviced Loan Combination) will in all cases be deemed a fair price. No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers (not including the offer of the Special Servicer or any affiliate) have been received. In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust (and the holder of any applicable REO Companion Loan) in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

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If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures or the IRS does not deny an application for an extension of time, or

•	the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it. The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

•	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare

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properties. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”). The funds held in each such REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for (i) the payment of taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the applicable REO Properties and certain third-party expenses in accordance with the Pooling and Servicing Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Pooling and Servicing Agreement), (ii) the reimbursement of certain expenses in respect of the REO Properties and (iii) the payment of repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property). The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) for which it is acting as Master Servicer every calendar year beginning in 2016, or every second calendar year beginning in 2017 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000. However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the Master Servicer must, at the request and

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expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2016 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list. Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan. Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report (x) promptly following preparation, to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer), (y) if there has been a material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, promptly following preparation, to the Majority Subordinate Certificateholder (other than with respect to any Excluded Loan that is a Specially Serviced Mortgage Loan), the Subordinate Class Representative (other than with respect to any Excluded Loan that is a Specially Serviced Mortgage Loan) (and, if a Mortgaged Property or REO Property relates to any Serviced Loan Combination, the holder(s) of the related Serviced Pari Passu Companion Loan(s) if and to the extent required under the applicable intercreditor agreement), and the Rating Agencies (subject to the Pooling and Servicing Agreement) and (z) if there has been no material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period (other than with respect to any Excluded Loan that is a Specially Serviced Mortgage Loan)), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period (other than with respect to any Excluded Loan that is a Specially Serviced Mortgage Loan)), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, if applicable pursuant to the terms of the applicable intercreditor agreement, any holder of a Serviced Pari Passu Companion Loan, in each case within thirty (30) days following such request.

Commencing with respect to the calendar year ending December 31, 2016 (as to annual information) and the calendar quarter ending on March 31, 2016 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents. In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) and collect all such items promptly following their preparation. The Master Servicer (in the case of all Mortgaged Properties securing Serviced Mortgage Loans) or Special Servicer (in the case of REO Properties other than REO Properties related to any Non-Serviced Pari Passu Mortgage Loans), as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to each year and with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

•	if all the following conditions are satisfied—

(a)	delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the mortgage loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

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(b)	the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)	within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

•	then all the following provisions will apply:

(i)	in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)	if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to Serviced Mortgage Loans or Serviced Loan Combination that are not Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period (other than with respect to any Excluded Loan), which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of a Master Servicer) or “CSS3” (in the case of a Special Servicer), if Fitch is the nonresponding Rating Agency (ii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) either (a) the applicable replacement master servicer or special servicer has the master servicer or special servicer, as applicable, ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, the applicable replacement master servicer or special servicer is currently acting as the master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO and a responsible officer of the Trustee does not have actual knowledge that Morningstar has, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of certificates of such CMBS transaction publicly citing servicing concerns of the applicable replacement servicer as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency; and (z) with

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respect to a replacement or successor Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)	in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the Special Servicer or the Master Servicer, as applicable, will be required to (A) obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period (other than with respect to any Excluded Loan)) or consult with the Subordinate Class Representative (during any Collective Consultation Period (other than with respect to any Excluded Loan)), and (B) consult with the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period (other than with respect to any Excluded Loan)), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer or the Master Servicer, as applicable; and

(iv)	promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) if the holder(s) of such Serviced Pari Passu Companion Loan(s) have notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable rule 17g-5 information provider and the location of the applicable rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this free writing prospectus “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Serviced Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s), that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in a downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written

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waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, and, if a Serviced Loan Combination is involved, the commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) are no longer rated by a hired rating agency for such commercial mortgage-backed securities, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan. “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

(i)	the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, the Serviced Pari Passu Companion Loan Custodial Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

(ii)	any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)	any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency Servicing Advance, three business days) following the date on which written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

(iv)	any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as

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the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)	any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or any holder of a Serviced Pari Passu Companion Loan, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)	the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)	either Fitch or Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Pari Passu Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch or Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Pari Passu Companion Loan Rating Agency), as applicable, within 60 days of such event) and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action;

(viii)	either (A) the Master Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of actual knowledge of such failure by the Master Servicer or the Special Servicer, as the case may be (if the Master Servicer or Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) within the prior 12 months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event);

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(ix)	any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of a Serviced Pari Passu Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made; or

(x)	any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this clause (ix) will be terminated at the direction of the Depositor).

When a single entity acts as both the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in clause (vii) or (viii) above) in one capacity will constitute a Servicer Termination Event in both such capacities.

“Pari Passu Companion Loan Rating Agency” means, any NRSRO rating a Serviced Pari Passu Companion Loan Security.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Pari Passu Mortgage Loan or any successor REO Mortgage Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period (except to the extent that the Servicer Termination Event relates to an Excluded Loan), the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder or as the holder of a Serviced Pari Passu Companion Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Notwithstanding the foregoing, if a Servicer Termination Event affecting a Serviced Pari Passu Companion Loan occurs and remains unremedied with respect to the Special Servicer, and the Special Servicer is not otherwise terminated, then at the written direction of the holder of such Serviced Pari Passu Companion Loan, the Trustee will be required to terminate the Special Servicer solely with respect to the related Serviced Loan Combination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

•	appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative (provided that the replacement need not be reasonably acceptable to the Subordinate Class Representative as the successor related to any Excluded Loan) to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

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Upon a Servicer Termination Event, the holders of Certificates entitled to 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period (other than to the extent a Servicer Termination Event affects an Excluded Loan), may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided that (1) the successor is the subject of a Rating Agency Confirmation from each Rating Agency and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any Serviced Pari Passu Companion Loan, and (2) if such successor (in the case of a successor to the resigning or terminated Master Servicer) does not have a master servicer rating from Fitch that is “CMS3” or above, such successor is reasonably acceptable to the Subordinate Class Representative and, if such successor has a master servicer rating from Fitch that is “CMS3” or above, the Subordinate Class Representative has been consulted with respect to the identity of (although it need not have approved) such successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii) or (viii) under the definition of “Servicer Termination Event” that appears in this free writing prospectus, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as the Master Servicer for a period of up to 45 days.

If a Servicer Termination Event under clause (ix) under the definition of “Servicer Termination Event” relating to a Serviced Pari Passu Companion Loan occurs on the part of the Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting the related Serviced Pari Passu Loan Combination and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the affected holder of such Serviced Pari Passu Companion Loan will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the second paragraph or in the third or fourth paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates (and the holder of any Serviced Pari Passu Companion Loan, if affected) affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

•	the Servicer Termination Events described in clauses (i), (ii), (vii) and (viii) under the definition of “Servicer Termination Event” may only be waived by all of the holders of the affected Classes of Certificates (and, with respect to any Serviced Pari Passu Loan Combination, the holder of the related Serviced Pari Passu Companion Loan, if affected);

•	the holder of the affected Serviced Pari Passu Companion Loan will be exclusively entitled to waive any Servicer Termination Event described in clause (ix) of the definition of Servicer Termination Event that arises with respect to such Serviced Pari Passu Companion Loan;

•	the Depositor will be exclusively entitled to waive any Servicer Termination Event described in clause (x) under the definition of Servicer Termination Event (but if any Serviced Loan

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Combination is involved and such Serviced Pari Passu Companion Loan is the subject of another securitization, the Depositor may not grant such a waiver without the consent of each other depositor with respect to each other securitization); and

•	no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor set forth in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders) and (iv) delivery by such holders to the Certificate Administrator and Trustee of an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan that the appointment of such replacement trust advisor will not result in a downgrade of such commercial mortgage-backed securities (which confirmation will be obtained at the expense of such holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Trustee will immediately replace the Trust Advisor with the replacement trust advisor. If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after written notice has been given to the Trust Advisor, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee will be required to, terminate the Trust Advisor. In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and

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Servicing Agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. If the Trustee is unable to find a replacement trust advisor within thirty (30) days of the termination of the Trust Advisor, the Depositor will be permitted to find a replacement trust advisor. Unless and until a replacement trust advisor is appointed, no party may act as the Trust Advisor.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions provided in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement trust advisor. The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor). During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative if the replacement Trust Advisor is a special servicer that (i) is rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage-backed securitization transaction as of the Closing Date (otherwise no such approval will be required); provided that such approval will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

The Master Servicer or Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation will become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the

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Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, the Master Servicer and the Special Servicer will each have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period, other than with respect to any Excluded Loan) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation from each Rating Agency (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Pari Passu Companion Loan), (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment).

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations or deposit accounts of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A-” by Fitch (or, if not rated by Fitch, an equivalent (or higher) rating by (1) any two other NRSROs (which may include Moody’s and/or Morningstar) or (2) one NRSRO (which may include Moody’s or Morningstar) and A.M. Best Company) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include Fitch and/or Morningstar) or (B) one NRSRO (which may include Fitch or Morningstar) and A.M. Best Company)) or a Rating Agency Confirmation from each such Rating Agency with respect to which such rating is not satisfied has been received, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or any holder of a Serviced Pari Passu Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing

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Agreement or for errors in judgment. None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust. Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties. For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the mortgage loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Pari Passu Companion Loan(s)) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus. The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination, the related depositor and any related Other Master Servicer or Other Special Servicer will, or are expected to, be entitled to limitations on liability and indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are, or are expected to be, substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts (in the case of the 11 Madison Avenue Loan Combination, to the extent not otherwise borne by the holder of the related Subordinate Companion Loans).

The Depositor, the Master Servicer, the Special Servicer and the Trust Advisor will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or, if a Serviced Loan Combination is involved,

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the rights of the Certificateholders and the holder(s) of the related Serviced Pari Passu Companion Loan(s)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.

Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Pari Passu Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Pari Passu Loan Combination (with the amount paid from the Collection Account from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Serviced Pari Passu Companion Loan Custodial Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Serviced Pari Passu Loan Combination, but, to the extent that the amount on deposit in the Serviced Pari Passu Companion Loan Custodial Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement will be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Serviced Pari Passu Companion Loan Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the Collection Account. The Master Servicer or the Special Servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the loss, liability or expense allocable to such Serviced Pari Passu Companion Loan. The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above. Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this free writing prospectus.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder or any holder(s) of any Serviced Pari Passu Companion Loan(s) for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of

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measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and, if applicable, the holder of any Serviced Pari Passu Companion Loan, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders or particular holder of a Serviced Pari Passu Companion Loan, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the Underwriters, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with

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respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations

Each of the 11 Madison Avenue Mortgage Loan and the Patrick Henry Mall Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and such Non-Serviced Pari Passu Mortgage Loans and any related REO Property will be serviced under the applicable Other Securitization Servicing Agreement. With respect to any such Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer under the applicable Other Securitization Agreement generally is required to make servicing advances on the related Loan Combination and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on the related Non-Serviced Pari Passu Mortgage Loan and make monthly debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the applicable Other Securitization Servicing Agreement may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Non-Serviced Pari Passu Mortgage Loan:

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•	The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise the Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to the related Loan Combination. The obligation of the Master Servicer to provide information and collections and make monthly debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to each Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

•	If the Trustee receives a request from any party to an Other Securitization Servicing Agreement for consent to or approval of a modification, waiver or amendment of such Other Securitization Servicing Agreement and/or the related intercreditor agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of such Other Securitization Agreement in effect as of the Closing Date or a change in servicer under such Other Securitization Servicing Agreement, then the Trustee shall not grant such consent or approval unless it receives the consent of the Master Servicer under the Pooling and Servicing Agreement, the consent of the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period and other than with respect to any Non-Serviced Pari Passu Mortgage Loan that is an Excluded Loan) and a Rating Agency Confirmation (at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, otherwise from the applicable Collection Account) from each Rating Agency to the effect that such consent or approval would not result in an adverse rating event with respect to any Class of rated Certificates. During the continuation of any “servicer termination event” (or other similar term) under an Other Securitization Servicing Agreement, each of the Trustee, the Master Servicer and the Special Servicer shall have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer or the Servicer in connection with such enforcement shall be an Additional Trust Fund Expense.

Servicing of the 11 Madison Avenue Loan Combination

The 11 Madison Avenue Mortgage Loan and any related REO Property will be serviced pursuant to the MAD 2015-11MD Trust and Servicing Agreement by the MAD 2015-11MD Master Servicer and the MAD 2015-11MD Special Servicer. The servicing terms of the MAD 2015-11MD Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are generally similar, but differ in certain respects from, the servicing terms of the Pooling and Servicing Agreement. In that regard, in the case of the MAD 2015-11MD Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the MAD 2015-11MD Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	No party related to this securitization will have any consent, consultation or control rights with respect to the servicing of the 11 Madison Avenue Mortgage Loan.

•	There is no majority subordinate certificateholder or subordinate class representative (or equivalent parties) with respect to the MAD 2015-11MD Trust. However, the holders of requisite voting rights allocated to certain principal balance certificates issued by the MAD 2015-11MD Trust will have the right to replace with or without cause, the MAD 2015-11MD Special Servicer with respect to the 11 Madison Avenue Loan Combination as described above under “Description of the Mortgage Pool—The 11 Madison Avenue Loan Combination—Special Servicer Appointment Rights”. In addition, the MAD 2015-11MD Special Servicer may also resign under the MAD 2015-11MD Trust and Servicing Agreement in certain circumstances.

•	There is no trust advisor or operating advisor or equivalent party (and therefore no trust advisor fee) with respect to the MAD 2015-11MD Trust.

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•	The primary servicing fee rate payable to the MAD 2015-11MD Master Servicer under the MAD 2015-11MD Trust and Servicing Agreement is 0.00125% per annum (which, for the avoidance of doubt, is paid in connection with such MAD 2015-11MD Master Servicer’s primary servicing obligations for the 11 Madison Avenue Mortgage Loan).

•	Special servicing fees (calculated at the rate of 0.125% per annum under the MAD 2015-11MD Trust and Servicing Agreement), work-out fees (calculated at 0.250% under the MAD 2015-11MD Trust and Servicing Agreement) and liquidation fees (calculated at 0.250% under the MAD 2015-11MD Trust and Servicing Agreement) payable under the MAD 2015-11MD Trust and Servicing Agreement with respect to the 11 Madison Avenue Loan Combination are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement, except that the work-out and liquidation fee definitions do not include a cap on the total amount of work-out fees, liquidation fees and modification fees equal to the lesser of $1,000,000 or 1.0% as provided in the Pooling and Servicing Agreement.

•	In addition, any party to the MAD 2015-11MD Trust and Servicing Agreement that makes a property advance or administrative advance with respect to the 11 Madison Avenue Loan Combination will be entitled to reimbursement for that advance, with interest at a prime rate, in a manner similar to the reimbursement of servicing advances under the Pooling and Servicing Agreement.

•	Items with respect to the 11 Madison Avenue Loan Combination that are the equivalent of ancillary fees, consent fees, assumption fees and/or modification fees and that are allocated as additional servicing compensation may be allocated between the MAD 2015-11MD Master Servicer and the MAD 2015-11MD Special Servicer in proportions that are different than the allocation between the Master Servicer and the Special Servicer of such fees collected on mortgage loans serviced under the Pooling and Servicing Agreement.

•	No items with respect to the 11 Madison Avenue Loan Combination that are the equivalent of ancillary fees, consent fees, assumption fees, modification fees and/or penalty charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except and solely to the extent that such items are received by the Issuing Entity with respect to the 11 Madison Avenue Mortgage Loan.

•	The requirement of the MAD 2015-11MD Master Servicer under the MAD 2015-11MD Trust and Servicing Agreement to make the equivalent of compensating interest payments in respect of the 11 Madison Avenue Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make compensating interest payments in respect of the Serviced Pari Passu Companion Loans under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, except that the MAD 2015-11MD Master Servicer’s obligation generally will be capped at the amount of its servicing fee calculated at a rate of 0.00125% per annum.

•	The parties to the MAD 2015-11MD Trust and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the MAD 2015-11MD Trust and Servicing Agreement at least to the same extent that parties to the Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement. To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the MAD 2015-11MD Trust and Servicing Agreement and/or the 11 Madison Avenue Intercreditor Agreement to, the 11 Madison Avenue Loan Combination or the related mortgaged property, the Issuing Entity, as holder of the 11 Madison Avenue Mortgage Loan, will be responsible for its pro rata share of amounts allocable to the 11 Madison Avenue Pari Passu Companion Loans and the 11 Madison Avenue Mortgage Loan (including out of general collections of the Issuing Entity, if necessary, and notwithstanding that the MAD 2015-11MD

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Trust will only be liable for such amounts to the extent of the principal balance of the 11 Madison Avenue Standalone Par Passu Companion Loans included in such trust).

•	Although the matters to which notice or rating agency confirmation with respect to the rating agencies under the MAD 2015-11MD Trust and Servicing Agreement are similar in all material respects to, but not identical to, the matters with respect to the Rating Agencies under the Pooling and Servicing Agreement, the matters as to which notice or rating agency confirmation is required (and whether it is notice and/or rating agency confirmation that is required) will differ.

•	The provisions of the MAD 2015-11MD Trust and Servicing Agreement also vary from the Pooling and Servicing Agreement with respect to timing, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts, permitted investments and insurance, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The servicing transfer events of the MAD 2015-11MD Trust and Servicing Agreement that would cause the 11 Madison Avenue Loan Combination to become specially serviced are similar to, but not identical to, the corresponding provisions under the Pooling and Servicing Agreement.

•	The conditions of the MAD 2015-11MD Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

The MAD 2015-11MD Master Servicer, the MAD 2015-11MD Special Servicer, the MAD 2015-11MD Certificate Administrator, the MAD 2015-11MD Trustee and the MAD 2015-11MD Depositor and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the 11 Madison Avenue Intercreditor Agreement.

See also “Description of the Mortgage Pool—Loan Combinations—The 11 Madison Avenue Loan Combination” in this free writing prospectus.

Servicing of the Patrick Henry Mall Loan Combination

The Patrick Henry Mall Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan. The Patrick Henry Mall Loan Combination and any related REO Property will each be serviced under the WFCM 2015-SG1 Pooling and Servicing Agreement. With respect to such Non-Serviced Pari Passu Mortgage Loan, the WFCM 2015-SG1 Master Servicer under the WFCM 2015-SG1 Pooling and Servicing Agreement generally is required to make servicing advances on the related Loan Combination and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on the related Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the Trust Fund as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make monthly debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the WFCM 2015-SG1 Pooling and Servicing Agreement may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

The WFCM 2015-SG1 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Patrick Henry Mall Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Pari Passu Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Non-Serviced Pari Passu Companion Loan. Such terms include, without limitation:

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•	The WFCM 2015-SG1 Master Servicer and WFCM 2015-SG1 Special Servicer must satisfy customary servicer rating criteria and the WFCM 2015-SG1 Master Servicer and the WFCM 2015-SG1 Special Servicer are subject to servicer termination events, in each case that are substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

•	The WFCM 2015-SG1 Pooling and Servicing Agreement provides for a special servicing fee, liquidation fee, and workout fee with respect to the related Non-Serviced Pari Passu Mortgage Loan that are payable to the WFCM 2015-SG1 Special Servicer and that are substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable to the Special Servicer under the Pooling and Servicing Agreement, and the special servicing fee, the liquidation fee and the workout fee will accrue or be calculated, as applicable, at 0.25% per annum, 1.00% and 1.00% per annum.

•	During any senior consultation or similar period under the WFCM 2015-SG1 Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the WFCM 2015-SG1 Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor has the right to recommend the replacement of the WFCM 2015-SG1 Special Servicer.

•	The WFCM 2015-SG1 Master Servicer will be entitled to a primary servicing fee accruing at a rate equal to 0.05% per annum.

•	The WFCM 2015-SG1 Special Servicer is required to take actions with respect to the WFCM 2015-SG1 Pooling and Servicing Agreement if such Mortgage Loan becomes a Defaulted Mortgage Loan that are substantially similar in all material respects (but not necessarily identical) to or the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	The WFCM 2015-SG1 Master Servicer and WFCM 2015-SG1 Special Servicer (a) will have substantially similar rights related to resignation as those in the Pooling and Servicing Agreement and (b) will be subject to servicer termination events will be substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

•	Under the WFCM 2015-SG1 Pooling and Servicing Agreement, the servicing transfer events that would cause the Patrick Henry Mall Loan Combination to become specially serviced are will be substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

•	The specific types of actions constituting material actions under the WFCM 2015-SG1 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Material Actions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The rating agencies rating the securities issued under the WFCM 2015-SG1 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the WFCM 2015-SG1 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement

•	Collections on the Patrick Henry Mall Loan Combination will be maintained under the WFCM 2015-SG1 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The servicing provisions of the WFCM 2015-SG1 Pooling and Servicing Agreement relating to performing inspections and collecting operating information, the provisions relating to

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limitations on liability of the WFCM 2015-SG1 Special Servicer and the provisions relating to collections on REO Properties pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement will be substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

•	The WFCM 2015-SG1 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, eligibility requirements for service providers and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The requirement of the WFCM 2015-SG1 Master Servicer under the WFCM 2015-SG1 Pooling and Servicing Agreement to make the equivalent of compensating interest payments in respect of the Patrick Henry Mall Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make compensating interest payments in respect of the Serviced Pari Passu Companion Loans under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, except that the WFCM 2015-SG1 Master Servicer’s obligation generally will be capped at the amount of its servicing fee calculated at a rate of 0.01% per annum.

•	The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to each Non-Serviced Pari Passu Mortgage Loan (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party is required to promptly notify the Master Servicer and the WFCM 2015-SG1 Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Non-Serviced Pari Passu Companion Loans for that holder’s allocable share of the amount so paid.

See “Description of the Mortgage Pool—Loan Combinations—The Patrick Henry Mall Loan Combination” in this free writing prospectus.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement and any claim, controversy or dispute arising under or related to or in connection with the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial in any action, claim, suit, proceeding or counterclaim relating to or arising out of the Pooling and Servicing Agreement. Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, each Other Securitization Servicing Agreement and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Trust Fund consisting of (i)  the Class A-4FX Regular Interest, the Class A-4FX/A-4FL distribution account and the swap contract and (ii) the Class A-S, B and C Regular Interests will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly, (a)  the Class A-4FL Certificates will evidence undivided beneficial interests in the swap contract and their percentage interest in the Class A-4FX Regular Interest and the proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account, (b) the Class A-4FX Certificates will evidence undivided beneficial interests in their percentage interest in the Class A-4FX Regular Interest and proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account, and (c) the Exchangeable Certificates will evidence undivided beneficial interests in the applicable percentage interests in the Class A-S, B and C Regular Interests.

The assets of REMIC I will generally include—

•	the Mortgage Loans,

•	any REO Properties acquired on behalf of the Certificateholders,

•	the Collection Account,

•	the REO Account, and

•	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates and the Class A-4FX, A-S, B and C Regular Interests will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

•	the Class A-S, B, C and PEX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-S, B and C Regular Interests,

•	the Class X-A Certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

•	the Class X-B Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III,

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•	the Class X-D Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-D Certificates’ notional amount, and the Class X-D Certificates will generally be treated as debt obligations of, REMIC III,

•	the Class A-4FL Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the swap contract, the Class A-4FX Regular Interest and the proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account,

•	the Class A-4FX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-4FX Regular Interest and the related sub-account of the Class A-4FX/A-4FL distribution account, and

•	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status. If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied. The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below and for the avoidance of doubt, except as otherwise indicated, it is assumed that none of the REMICs making up the Trust Fund will fail to comply with the ongoing requirements of the Code for REMIC status.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

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In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS and Treasury Department have issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests. The IRS and the Treasury Department have not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 through 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class [_], [_], [_] and [_] Certificates and the Class [_] Regular Interest will be issued at a premium, and that the Class [_] and [_] Certificates and the Class [_] and [_] Regular Interests will be issued with more than a de minimis amount of original issue discount. Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder. If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

In addition, we anticipate that the Certificate Administrator will treat the Class X-A, X-B and X-D Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A, X-B or X-D Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

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When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the Trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this free writing prospectus. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the Master Servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates. In that case, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates. If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described herein.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, B and C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest. The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, B and C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, B and C Certificates, as described herein. A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, B and C Regular Interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, B and C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, B and C Certificates, will not be taxable. See “Material Federal Income Tax Consequences—REMICS—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

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Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates. For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh plan (collectively, with an ERISA Plan, a “Plan”). ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be

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subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted an exemption to the predecessor of Wells Fargo Securities, LLC (the “Exemption”). The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. We expect that the Exemption generally will apply to the Offered Certificates.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•	the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

•	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they receive the ratings as required by the Exemption, and we believe that each of the Rating Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its

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own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

•	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•	in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

We believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to us or which we cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

Some of the relief provided by the Exemption does not apply to Plans sponsored by any member of the Restricted Group.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, the swap counterparty, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC, as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-05 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

•	Wells Fargo Securities, LLC,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC, and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity

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contract). Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any underwriter or the Trust that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act. The Issuing Entity will be relying upon an exclusion or

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exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

•	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

•	except in the case of the Class X-A, X-B and X-D Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in November 2048.

The ratings on the Offered Certificates take into consideration—

•	the credit quality of the Mortgage Loans,

•	structural and legal aspects associated with the Offered Certificates, and

•	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

•	the tax attributes of the Offered Certificates or of the Trust Fund,

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•	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

•	the likelihood, timing or frequency of prepayments of principal on the Mortgage Loans,

•	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

•	whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

•	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A, X-B or X-D Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. The notional amounts of the Class X-A, X-B and X-D Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A, X-B and X-D Certificates should be evaluated independently from similar ratings on other types of securities.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class. As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s and Morningstar. Based on preliminary feedback from those five (5) NRSROs at that time, the Depositor hired the Rating Agencies to rate the Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates. Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of Moody’s, the Depositor only requested ratings for certain Classes of Certificates, due in part to the final subordination levels provided by Moody’s for the Classes of Certificates. If the Depositor had selected Moody’s to rate those other Classes of Certificates not rated by it, its ratings of those other Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch and Morningstar. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other NRSRO (except insofar as the matter involves a Mortgage Loan with in a loan combination and such other rating organization is hired to rate the securities backed by the

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related Pari Passu Companion Loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding. However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance. In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

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INDEX OF DEFINED TERMS

1
11 Madison Avenue Companion Loans	163
11 Madison Avenue Intercreditor Agreement	164
11 Madison Avenue Loan Combination	163
11 Madison Avenue Mortgage Loan	163
11 Madison Avenue Mortgaged Property	163
11 Madison Avenue Non-Standalone Pari Passu Companion Loans	163
11 Madison Avenue Noteholders	164
11 Madison Avenue Pari Passu Companion Loans	163
11 Madison Avenue Standalone Companion Loans	163
11 Madison Avenue Standalone Pari Passu Companion Loans	163
11 Madison Avenue Subordinate Companion Loan Holders	164
11 Madison Avenue Subordinate Companion Loans	163
3
30/360 Basis	149
A
Acceptable Insurance Default	359
Actual/360 Basis	148
Additional Servicer	394
Additional Trust Fund Expense	282
Administrative Fee Rate	268
Adverse Grantor Trust Event	195
Adverse REMIC Event	195
Affected Investor	66
AIFMD	66
ALTA	226
Appraisal Institute	201
Appraisal Reduced Interest Amount	278
Appraisal Reduction Amount	370
Appraisal Trigger Event	372
Assessment of Compliance	395
Assumption Application Fees	337
Assumption Fees	337
Attestation Report	395
Authorized Collection Account Withdrawal	373
Available Distribution Amount	274
B
Base Interest Fraction	275
Basis	228
Basis Data Tape	233
Basis Deal Team	233
Basis Investment	228
Basis Mortgage Loans	228
Basis Real Estate Capital	228
borrower party	14
Borrower Party	300
C
C3CM	214
C3CM Mortgage Loans	214
C3MF	214
Certificate Administrator	242
Certificate Administrator’s Website	296
Certificateholder	257
Certificates	258
C-III Capital Group	214
C-III Parent	214
CityPlace I Controlling Note Holder	161
CityPlace I Intercreditor Agreement	160
CityPlace I Loan Combination	160
CityPlace I Mortgage Loan	160
CityPlace I Mortgaged Property	160
CityPlace I Non-Controlling Note Holder	161
CityPlace I Noteholders	160
CityPlace I Pari Passu Companion Loan	160
Class	257
Class A-4FX Regular Interest	258
Class A-S component	258
Class A-S Regular Interest	258
Class A-SB Planned Principal Balance	272
Class B component	258
Class B Regular Interest	258
Class C component	258
Class C Regular Interest	258
Clearstream	55, 263
Closing Date	198
CMBS	247
Code	57
Collection Account	373
Collective Consultation Period	348
Companion Loan Rating Agency	387
Complaint	243
Control-Eligible Certificates	270
Corrected Mortgage Loan	328
CRE Loans	205
CREFC®	301
CREFC® Intellectual Property Royalty License Fee	268
CREFC® Intellectual Property Royalty License Fee Rate	268
CREFC® Reports	301
CRR	66
Cure Event	170
Cure Payment	169
Custodian	242
Cut-off Date	139
Cut-off Date Pool Balance	139
Cut-off Date Principal Balance	139

412

D
DBRS	361
Default Interest	194
Defaulted Mortgage Loan	269
Demand Entities	206
Demand Letter	207
Depositor	197
Designated Sub-Servicer	394
Designated Trust Advisor Expenses	284
Disclosable Special Servicer Fees	334
Discount Rate	275
Distribution Account	260
Distribution Date Statement	293
Dodd-Frank Act	67
DOL	405
DTC	55
Due Date	148
Due Diligence Requirement	66
E
EDGAR	302
EEA	viii, 66
ELUR	186
ERISA	405
ERISA Plan	405
ESA	186, 189, 225
EU PROSPECTUS DIRECTIVE	viii
Euroclear	55, 263
Exchange Act	206
Exchange Date	260
Exchange Proportion	260
Exchangeable Certificates	258
excluded controlling class holder	15, 81
Excluded Controlling Class Holder	297, 347
excluded controlling class loan	81
Excluded Controlling Class Loan	298
Excluded Holder	347
Excluded Information	298
excluded loan	15
Excluded Loan	347
excluded special servicer	7
Excluded Special Servicer	357
excluded special servicer loan	7
Excluded Special Servicer Loan	357
Exemption	406, 407
Exemption Rating Agency	406
Exemption-Favored Party	407
F
FDEP	189
FDIC	249
FEMA	180
FIEL	ix
Final Asset Status Report	345
Fitch	245
FSMA	ix
Funds	249
G
Government Securities	149
Grantor Trust	401
H
High Net Worth Companies, Unincorporated Associations, Etc.	ix
I
Interest Reserve Account	262
Interested Person	381
Investor Certification	300
Investor Q&A Forum	297
Investor Registry	297
IRS	64
Issuing Entity	196
K
KBRA	253
L
Lennar	249
Liberty Island	235
Liberty Island Data Tape	240
Liberty Island Deal Team	239
Liberty Island Mortgage Loans	235
Liberty Island’s Parent	235
Liquidation Fee Rate	333
Loan Combination	140
Lock-out Period	149
Loss of Value Payment	194
LUST	186
M
MAD 2015-11MD Certificate Administrator	164
MAD 2015-11MD Depositor	164
MAD 2015-11MD master servicer	6
MAD 2015-11MD Master Servicer	164
MAD 2015-11MD special servicer	7
MAD 2015-11MD Special Servicer	164
MAD 2015-11MD Trust	163
MAD 2015-11MD trust and servicing agreement	6
MAD 2015-11MD Trust and Servicing Agreement	140, 164
MAD 2015-11MD trustee	18
MAD 2015-11MD Trustee	164
Majority Subordinate Certificateholder	346
Master Servicer	243
Material Action	366
Midland	246
Modification Fees	337
Moody’s	245
Morningstar	245
Mortgage Loan	140
Mortgage Loan Purchase Agreement	190

413

Mortgage Loan Sellers	198
Mortgage Loans	139
Mortgage Pass-Through Rate	267
Mortgage Pool	139
Mortgaged Property	140
N
Net Aggregate Prepayment Interest Shortfall	264
NJDEP	186
Non-Serviced Loan Combination	141
non-serviced pari passu companion loan	17
Non-Serviced Pari Passu Companion Loan	141
non-serviced pari passu companion loans	17
non-serviced pari passu mortgage loan	17
Non-Serviced Pari Passu Mortgage Loan	141
Non-Serviced Subordinate Companion Loan	141
non-serviced subordinate companion loans	17
Notice of Foreclosure/DIL	170
NRSRO	298
NRSRO Certification	299
O
OCC	198
Offered Certificates	258
Offsetting Modification Fees	338
Originator	206
Originators	198
Other Certificate Administrator	172, 303
other master servicer	6
Other Master Servicer	171, 281
other securitization servicing agreement	6
Other Securitization Servicing Agreement	140, 172
other special servicer	7, 8
Other Special Servicer	171, 338
Other Trust Advisor	283, 340
Other Trustee	171, 308
P
P&I	245
PAR	235, 251
PAR Primary Servicing Agreement	253
Pari Passu Companion Loan	140
pari passu mortgage loan	17
Pari Passu Mortgage Loans	140
Participants	263
Party in Interest	405
Patrick Henry Mall Controlling Note Holder	172
Patrick Henry Mall Intercreditor Agreement	171
Patrick Henry Mall Loan Combination	171
Patrick Henry Mall Mortgage Loan	171
Patrick Henry Mall Mortgaged Property	171
Patrick Henry Mall Non-Controlling Note Holder	173
Patrick Henry Mall Noteholder	171
Patrick Henry Mall Pari Passu Companion Loan	171
Patrick Henry Mall Pari Passu Companion Loans	171
PCR	225
Permitted Investments	262
Permitted Special Servicer/Affiliate Fees	335
PL	187, 201
Plan	405
PMCC	235, 251
PML	187, 201, 218
Pooling and Servicing Agreement	324
PPA	245
Prepayment Interest Excess	265
Prepayment Interest Shortfall	265
Prepayment Premium	276
Principal Balance Certificates	258
Principal Distribution Amount	268
Privileged Information	352
Privileged Person	298
PTCE 95-60	408
PTE	407
Purchase Price	194
PWP	235
Q
Qualification Criteria	205, 213
Qualified Insurer	361
Qualified Replacement Special Servicer	358
R
Rating Agencies	409
Rating Agency	409
Rating Agency Confirmation	384
RCM	249
Recovered Interest Amounts	266
Regular Interests	258
Regulation AB	395
REIT	402
Relevant Member State	viii
Relevant Persons	ix
REMIC	57
REMIC Pool	401
REO Account	381
REO Companion Loan	330
REO Mortgage Loan	330
Repurchase Election Notice	170
Repurchase Option Notice	170
Requesting Party	383
Required Claims-Paying Ratings	361
Responsible Repurchase Party	192
Restricted Group	407
Retention Requirement	66
Rialto	248
Rialto Mortgage	208

414

Rialto Mortgage Data Tape	212
Rialto Mortgage Loans	208
Rialto Mortgage Review Team	212
RMBS	243
Rule 15Ga-1	206
Rule 17g-5	287
Rule 17g-5 Information Provider	384
Rule 17g-5 Information Provider’s Website	385
S
S&P	245
SEL	187, 201
Senior Consultation Period	348
serviced loan combination	17
Serviced Loan Combination	140
serviced mortgage loan	17
Serviced Mortgage Loan	140
serviced pari passu companion loan	17
Serviced Pari Passu Companion Loan	140
Serviced Pari Passu Companion Loan Custodial Account	373
Serviced Pari Passu Companion Loan Securities	387
Serviced Pari Passu Loan Combination	140
serviced pari passu mortgage loan	17
Serviced Pari Passu Mortgage Loan	140
Servicer Termination Event	385
Servicing Advances	340
Servicing Function Participant	394
Servicing Transfer Event	326
Sheraton Lincoln Harbor Hotel Controlling Note Holder	158
Sheraton Lincoln Harbor Hotel Intercreditor Agreement	157
Sheraton Lincoln Harbor Hotel Loan Combination	157
Sheraton Lincoln Harbor Hotel Mortgage Loan	156
Sheraton Lincoln Harbor Hotel Mortgaged Property	156
Sheraton Lincoln Harbor Hotel Non- Controlling Note Holder	158
Sheraton Lincoln Harbor Hotel Noteholders	157
Sheraton Lincoln Harbor Hotel Pari Passu Companion Loan	156
Similar Requirements	66
SMMEA	408
Société Générale	222
Société Générale Data Tape	227
Société Générale Deal Team	226
Société Générale Mortgage Loans	223
Solvency II	66
Special Servicer	246
Specially Designated Mortgage Loan Documents	191
Specially Serviced Mortgage Loan	326
Sponsor	198
Sponsors	198
subordinate class	11
Subordinate Class	346
Subordinate Class Representative	347
Subordinate Companion Loan	140
Subordinate Control Period	347
Sub-Servicing Entity	387
T
TIA	304
TIA Applicability Determination	305
Triggering Event of Default	165
Trimont	253
Trust	196
Trust Advisor	253
Trust Advisor Expenses	283
Trust Fund	139
Trustee	241
U
U.S. Bank	207
UCC	246
UPB	245
V
Volcker Rule	67
W
WAC Rate	267
Wachovia	243
Wachovia Bank	198
Wells Fargo Bank	198, 242
Wells Fargo Bank Data Tape	204
Wells Fargo Bank Deal Team	203
WFCM 2015-SG1 Certificate Administrator	171
WFCM 2015-SG1 Depositor	171
WFCM 2015-SG1 master servicer	6
WFCM 2015-SG1 Master Servicer	171
WFCM 2015-SG1 pooling and servicing agreement	6
WFCM 2015-SG1 Pooling and Servicing Agreement	140, 172
WFCM 2015-SG1 special servicer	8
WFCM 2015-SG1 Special Servicer	171, 248
WFCM 2015-SG1 Trust Advisor	172
WFCM 2015-SG1 Trustee	171
Woodbridge	207
Workout Fee Projected Amount	333
WTNA	241
Y
Yield Maintenance Charge	276
Yield Maintenance Discount Rate	151

415

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Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(4)	Unit of Measure
1	745 Atlantic Avenue	WFB		745 Atlantic Avenue	Boston	MA	02111	Office	CBD	1988	2014	174,231	Sq. Ft.
2	Sheraton Lincoln Harbor Hotel	RMF		500 Harbor Boulevard	Weehawken	NJ	07086	Hospitality	Full Service	1991	2015	358	Rooms
3	CityPlace I	WFB		185 Asylum Street	Hartford	CT	06103	Office	CBD	1983	2010	884,366	Sq. Ft.
4	Courtyard Marriott - Tacoma	SG		1515 Commerce Street	Tacoma	WA	98402	Hospitality	Limited Service	2005	2014	162	Rooms
5	11 Madison Avenue	WFB		11 Madison Avenue	New York	NY	10010	Office	CBD	1932	2015	2,285,043	Sq. Ft.
6	Hampton Inn & Suites - Jacksonville Beach	WFB		1515 First Street North	Jacksonville Beach	FL	32250	Hospitality	Limited Service	1976	2014	177	Rooms
7	Patrick Henry Mall	SG		12300 Jefferson Avenue	Newport News	VA	23602	Retail	Regional Mall	1988	2005	432,401	Sq. Ft.
8	Philadelphia Design & Distribution Center	WFB		4422-88 Wissahickon Avenue	Philadelphia	PA	19129	Mixed Use	Industrial/Office/Retail	1926	2006	678,810	Sq. Ft.
9	Warren Industrial Center	Basis		Various	Warren	MI	48092	Industrial	Flex	Various	Various	284,381	Sq. Ft.
9.01	27485 George Merrelli	Basis		27485 George Merrelli Avenue	Warren	MI	48092	Industrial	Flex	2006		79,551	Sq. Ft.
9.02	27767 George Merrelli	Basis		27767 George Merrelli Avenue	Warren	MI	48092	Industrial	Flex	2004		150,000	Sq. Ft.
9.03	7111 East 11 Mile Road	Basis		7111 East 11 Mile Road	Warren	MI	48092	Industrial	Flex	1966	2001	54,830	Sq. Ft.
10	Brooks Landing Apartments	RMF		3055 Floyd Avenue	Modesto	CA	95355	Multifamily	Garden	2005		232	Units
11	Palouse Mall	LIG I		1850 West Pullman Road	Moscow	ID	83843	Retail	Anchored	1976	NAV	391,856	Sq. Ft.
12	Silver Rock Apartments	Basis		9830 Camino Villa	San Antonio	TX	78250	Multifamily	Garden	1996		328	Units
13	Ross Portfolio	Basis		Various	Various	Various	Various	Various	Various	Various		205,408	Sq. Ft.
13.01	Kohl’s - Lakewood, CO	Basis		3150 South Wadsworth Boulevard	Lakewood	CO	80227	Retail	Single Tenant	2003		88,408	Sq. Ft.
13.02	Ronpak	Basis		10900-10950 San Sevaine Way	Mira Loma	CA	91752	Industrial	Manufacturing	1987		117,000	Sq. Ft.
14	Lawton Town Center	WFB		191, 223, 261, 295, 321, 379, 273, 341, 421, 449, 473 Northwest 2nd Street	Lawton	OK	73507	Retail	Anchored	2014		207,609	Sq. Ft.
15	Zephyr Commons	WFB		7838 Gall Boulevard	Zephyrhills	FL	33541	Retail	Anchored	2009		115,318	Sq. Ft.
16	Ole London Towne Apartments	RMF		1680 O’Neal Lane	Baton Rouge	LA	70816	Multifamily	Garden	1978	2013	372	Units
17	Covington Plaza	WFB		6306-6410 West Jefferson Boulevard	Fort Wayne	IN	46804	Retail	Anchored	1979	1985	182,866	Sq. Ft.
18	Bernstein Portfolio	LIG I		Various	Various	Various	Various	Various	Various	Various		250,842	Sq. Ft.
18.01	Oxford Lake Business Park	LIG I		2001 Westside Parkway	Alpharetta	GA	30004	Office	Suburban	1988		102,692	Sq. Ft.
18.02	400 North Business Park	LIG I		1111 Alderman Drive	Alpharetta	GA	30005	Office	Suburban	1988		85,769	Sq. Ft.
18.03	Corporate Campus at Meadows	LIG I		6445 Shiloh Road	Alpharetta	GA	30005	Office	Suburban	2001		53,280	Sq. Ft.
18.04	Miami Gardens	LIG I		5900 Northwest 183rd Street	Unincorporated	FL	33015	Retail	Shadow Anchored	1999		9,101	Sq. Ft.
19	Mountain Valley Center	WFB		426-726 Southwest Mount Si Boulevard	North Bend	WA	98045	Retail	Anchored	1991	2005	86,664	Sq. Ft.
20	Ashley Place Apartments	CIIICM		5709 Electra Lane	Charlotte	NC	28212	Multifamily	Garden	1971		266	Units
21	Barclay Square	SG		13847 Walsingham Road	Largo	FL	33774	Retail	Anchored	1988	2009	99,054	Sq. Ft.
22	Windsor Square	RMF		101-245 Seven Oaks Drive North	Knoxville	TN	37922	Retail	Anchored	1984	2014	296,329	Sq. Ft.
23	Holiday Inn - Lafayette	SG		515 South Street	Lafayette	IN	47901	Hospitality	Full Service	2002	2011	147	Rooms
24	260 East Brown Street	WFB		260 East Brown Street	Birmingham	MI	48009	Office	Suburban	1986	2014	50,337	Sq. Ft.
25	Hilton Garden Inn Oshkosh	SG		1355 West 20th Avenue	Oshkosh	WI	54902	Hospitality	Limited Service	2001	2012	126	Rooms
26	Louisville Apartments - Ashton Park	LIG I	Crossed Portfolio A	7600 Beulah Church Road	Louisville	KY	40228	Multifamily	Garden	2013		100	Units
27	Louisville Apartments - St. James	LIG I	Crossed Portfolio A	8035 Aspen Glen Drive	Louisville	KY	40228	Multifamily	Garden	2013		30	Units
28	Bossier Corners	CIIICM		2001-2035 Airline Drive; 2951-2955 E. Texas Street	Bossier City	LA	71111	Retail	Anchored	1965	1997	140,863	Sq. Ft.
29	Courtyard Marriott Philadelphia Bensalem	CIIICM		3280 Tillman Drive	Bensalem	PA	19020	Hospitality	Limited Service	2014		124	Rooms
30	Security Public Storage - Richmond	WFB		801 Madeline Road	Richmond	CA	94806	Self Storage	Self Storage	2001		104,092	Sq. Ft.
31	Princessa Plaza	RMF		18500-18580 Via Princessa	Santa Clarita	CA	91387	Mixed Use	Office/Retail	2004		37,058	Sq. Ft.
32	Manchester Run Shopping Center	SG		1047 & 1051 South Willow Street	Manchester	NH	03103	Retail	Anchored	1993		63,232	Sq. Ft.
33	Hilton Garden Inn Peachtree City	SG		2010 Commerce Drive North	Peachtree City	GA	30269	Hospitality	Limited Service	2010		93	Rooms
34	Reynolds MHC Portfolio 1	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various	Various	607	Pads
34.01	Lansing Park Terrace	RMF		3435 West St. Joseph Street	Lansing	MI	48917	Manufactured Housing Community	Manufactured Housing Community	1960	2009	192	Pads
34.02	Oakwood Meadows	RMF		100 Avon Road	Sparta	WI	54656	Manufactured Housing Community	Manufactured Housing Community	1980	1999	125	Pads
34.03	Cedar Knob & Oak Creek Estates	RMF		5198 Chaparral Road; 265 Andre Loop	Killeen; Salado	TX	76542; 76571	Manufactured Housing Community	Manufactured Housing Community	1974		121	Pads
34.04	Valli Village	RMF		600 South East Ewing Street	Grimes	IA	50111	Manufactured Housing Community	Manufactured Housing Community	1970		67	Pads
34.05	Evergreen Village MHC	RMF		146 North Smith Street	Hesperia	MI	49421	Manufactured Housing Community	Manufactured Housing Community	1985	2004	102	Pads
35	Infinite Self Storage Nora	CIIICM		8802 Evergreen Avenue	Indianapolis	IN	46240	Self Storage	Self Storage	2001		138,668	Sq. Ft.
36	Beach MHP	CIIICM		38703 North Sheridan Road	Beach Park	IL	60099	Manufactured Housing Community	Manufactured Housing Community	1957		208	Pads
37	Northport Loop Office	CIIICM		45531 East Northport Loop	Fremont	CA	94538	Mixed Use	Office/Industrial	1998		70,206	Sq. Ft.
38	Burlington Coat Factory - Independence	CIIICM		11910 East US Highway 40	Independence	MO	64055	Retail	Single Tenant	2013		60,000	Sq. Ft.
39	Horizons Office Center	RMF		1401 Forum Way	West Palm Beach	FL	33401	Office	CBD	1985		64,247	Sq. Ft.
40	Central Self Storage	WFB		95-1080 Lehiwa Street	Mililani	HI	96789	Self Storage	Self Storage	2008		44,200	Sq. Ft.
41	College Village	Basis		1153 East Lexington Avenue	High Point	NC	27262	Retail	Anchored	1958	2014	142,673	Sq. Ft.
42	Kohl’s - Wadsworth	RMF		1119 Williams Reserve Boulevard	Wadsworth	OH	44281	Retail	Single Tenant	2005		88,408	Sq. Ft.
43	Comfort Inn & Suites Beachfront - Galveston	CIIICM		6302 Seawall Boulevard	Galveston	TX	77551	Hospitality	Limited Service	2003	2014	100	Rooms
44	Tides at Calabash	RMF		7112 Town Center Road	Sunset Beach	NC	28468	Multifamily	Garden	2011		168	Units
45	8350 & 8366 Westheimer	Basis		8350 & 8366 Westheimer Road	Houston	TX	77063	Retail	Unanchored	2000	2006	23,116	Sq. Ft.
46	Advantage Mini Storage	CIIICM		9402 North Navarro Street	Victoria	TX	77904	Self Storage	Self Storage	1996	2015	135,435	Sq. Ft.
47	Midtown Marketplace	CIIICM		1241 & 1409 Frederick Boulevard	Portsmouth	VA	23707	Retail	Anchored	2014		45,760	Sq. Ft.
48	Fresh Thyme Market	CIIICM		11481 East 116th Street	Fishers	IN	46037	Retail	Single Tenant	2015		28,564	Sq. Ft.
49	Holiday Inn Express Somerset	RMF		132 Lewis Drive	Somerset	PA	15501	Hospitality	Limited Service	2012		72	Rooms
50	Best Western - La Grande	RMF		1711 21st Street	La Grande	OR	97850	Hospitality	Limited Service	1994	2015	65	Rooms
51	The Pines Apartments	WFB		238 Southwest Gage Boulevard	Topeka	KS	66606	Multifamily	Garden	1979		178	Units
52	Courtyards at Valley View	RMF		13214 St. Lawrence Circle	Farmers Branch	TX	75244	Multifamily	Garden	1968	2015	95	Units
53	Best Western Plus South Bay	CIIICM		15000 Hawthorne Boulevard	Lawndale	CA	90260	Hospitality	Limited Service	1983	2015	100	Rooms
54	Reynolds MHC Portfolio 3	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		401	Pads
54.01	Riverside	RMF		4400 Gibson Street	Muskogee	OK	74403	Manufactured Housing Community	Manufactured Housing Community	1975		192	Pads
54.02	Tuckaway MHC & Storage	RMF		212 Anker Lane	Germantown Hills	IL	61548	Manufactured Housing Community	Manufactured Housing Community	1970		118	Pads
54.03	Camino Park	RMF		4200 Robin Road	Eau Claire	WI	54703	Manufactured Housing Community	Manufactured Housing Community	1972		53	Pads
54.04	Prairie Place	RMF		3710 Daffodil Drive	Bloomington	IL	61705	Manufactured Housing Community	Manufactured Housing Community	2003		38	Pads
55	Fairfield Inn & Suites - Warner Robins	LIG I		221 Margie Drive	Warner Robins	GA	31088	Hospitality	Limited Service	2006	2012	74	Rooms
56	Champion Hills	CIIICM		3725 Champion Hills Drive	Memphis	TN	38125	Office	Suburban	2001	2006	77,453	Sq. Ft.
57	21 West Shopping Center	SG		520 West 21st Street	Norfolk	VA	23517	Retail	Unanchored	1920	2004	28,679	Sq. Ft.
58	Southcoast Beaches Center	RMF		207-299 Atlantic Boulevard; 100-112 1st Street	Atlantic Beach; Neptune Beach	FL	32233; 32266	Retail	Unanchored	1940	2000	30,885	Sq. Ft.
59	La Quinta Inn & Suites Smyrna	CIIICM		2537 Highwood Boulevard	Smyrna	TN	37167	Hospitality	Limited Service	2010	2013	76	Rooms
60	14 Mile & Middlebelt	WFB		29275-29315 West 14 Mile Road; 32902-32990 Middlebelt Road	Farmington Hills	MI	48334	Retail	Anchored	1957	1975	50,592	Sq. Ft.
61	Gulfport Plaza	RMF		9350 US Highway 49	Gulfport	MS	39503	Retail	Shadow Anchored	1995	2008	34,087	Sq. Ft.
62	Infinite Self Storage New Lenox	CIIICM		21827 South Schoolhouse Road	New Lenox	IL	60451	Self Storage	Self Storage	2000		52,575	Sq. Ft.
63	Hampton Inn & Suites - Cape Coral	RMF		619 Southeast 47th Terrace	Cape Coral	FL	33904	Hospitality	Limited Service	2006	2014	75	Rooms
64	AA Climate Control Self Storage	CIIICM		9040 Highway 105	Beaumont	TX	77713	Self Storage	Self Storage	2010		82,390	Sq. Ft.
65	Avalon MHC	CIIICM		387 Webster Road	Auburn	AL	36832	Manufactured Housing Community	Manufactured Housing Community	1992		217	Pads
66	Harris Teeter - Darnestown, MD	WFB		14101 Darnestown Road	Darnestown	MD	20874	Retail	Single Tenant	1999	2006	43,256	Sq. Ft.
67	Park West Self Storage	WFB		10012 Trinity Parkway	Stockton	CA	95219	Self Storage	Self Storage	2004		83,310	Sq. Ft.
68	Infinite Self Storage Plainfield	CIIICM		2179 Metropolis Parkway	Plainfield	IN	46168	Self Storage	Self Storage	2008		62,850	Sq. Ft.
69	Silverstone & Key Estates MHP	CIIICM		Various	Various	OH	Various	Manufactured Housing Community	Manufactured Housing Community	Various		226	Pads
69.01	Silverstone MHP	CIIICM		735 Eastlake Drive	Ashland	OH	44805	Manufactured Housing Community	Manufactured Housing Community	1977		144	Pads
69.02	Key Estates MHP	CIIICM		230 Wittlesey Avenue	Norwalk	OH	44857	Manufactured Housing Community	Manufactured Housing Community	1973		82	Pads
70	Redan Village	SG		3829 Redan Rd. and 1 Carteret Place	Decatur	GA	30032	Multifamily	Garden	1984	2014	154	Units
71	Valleyfield Apartments	SG		5421 & 5437 Covington Highway	Decatur	GA	30035	Multifamily	Garden	1984		132	Units
72	Big Ben Self Storage	RMF		528 Dover Road	Clarksville	TN	37042	Self Storage	Self Storage	2006	2013	87,550	Sq. Ft.
73	Royal Lane Office	CIIICM		5005 West Royal Lane	Irving	TX	75063	Office	Suburban	1983	2004	73,344	Sq. Ft.
74	Infinite Self Storage Greenfield	CIIICM		1794 Fields Boulevard	Greenfield	IN	46140	Self Storage	Self Storage	1999	2006	57,675	Sq. Ft.
75	Walgreens - Franklin	RMF		9527 South 27th Street	Franklin	WI	53132	Retail	Single Tenant	2000		15,120	Sq. Ft.
76	A-Safe Mini Storage Portfolio	CIIICM		Various	Various	LA	71360	Self Storage	Self Storage	Various		76,660	Sq. Ft.
76.01	A-Safe Mini Storage Pineville	CIIICM		2549 Monroe Highway	Pineville	LA	71360	Self Storage	Self Storage	2002		37,190	Sq. Ft.
76.02	A-Safe Mini Storage Ball	CIIICM		4905 Monroe Highway	Ball	LA	71360	Self Storage	Self Storage	1994		39,470	Sq. Ft.
77	City Center Retail - Lansing	WFB		200-240 M.A.C.; 301 East Grand River Avenue	East Lansing	MI	48823	Retail	Unanchored	2001		19,231	Sq. Ft.
78	Parkway Pointe	CIIICM		3425-3427 Freedom Drive	Springfield	IL	62704	Retail	Anchored	1994	2013	24,500	Sq. Ft.
79	Infinite Self Storage LaPorte	CIIICM		1310 West 18th Street	LaPorte	IN	46350	Self Storage	Self Storage	1999	2008	62,950	Sq. Ft.
80	DaVita Dialysis (Lakewood, CO)	Basis		1750 Pierce Street	Lakewood	CO	80214	Office	Medical	1985		13,852	Sq. Ft.
81	Getzville Plaza	CIIICM		2305-2361 Millersport Highway	Getzville	NY	14068	Retail	Anchored	1965	1995	34,524	Sq. Ft.
82	Riviera Estates & Elm Grove MHP	CIIICM		Various	Various	ID	Various	Various	Various	Various	Various	83	Pads
82.01	Elm Grove MHP	CIIICM		405 East Fairview Avenue	Meridian	ID	83642	Mixed Use	Manufactured Housing Community/Retail	1958	2003	39	Pads
82.02	Riviera Estates MHP	CIIICM		1200 South Artesian Road	Eagle	ID	83616	Manufactured Housing Community	Manufactured Housing Community	1972		44	Pads
83	CVS - Montgomery, AL	WFB		3190 Zelda Road	Montgomery	AL	36106	Retail	Single Tenant	2005		11,970	Sq. Ft.
84	US 23 Self Storage	CIIICM		5450 Columbus Pike	Lewis Center	OH	43035	Self Storage	Self Storage	2001		61,200	Sq. Ft.
85	Idaho Self Storage	CIIICM		10908 West Fairview Avenue	Boise	ID	83713	Self Storage	Self Storage	2003		61,665	Sq. Ft.
86	WAG - Staten Island	WFB		758 Arthur Kill Road	Staten Island	NY	10312	Retail	Single Tenant	2004		13,650	Sq. Ft.
87	CVS - Douglas, GA	WFB		912 West Ward Street	Douglas	GA	31533	Retail	Single Tenant	2004		10,880	Sq. Ft.
88	Valley Palms MHC	CIIICM		25 South 102nd Street	Mesa	AZ	85205	Manufactured Housing Community	Manufactured Housing Community	1962		101	Pads
89	Summerhaven MHP	CIIICM		650 Summerhaven	Forney	TX	75126	Manufactured Housing Community	Manufactured Housing Community	1970		133	Pads

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(4)	Unit of Measure
90	Benbrook Commons	RMF		8905 Benbrook Boulevard	Benbrook	TX	76126	Retail	Unanchored	1982	2008	16,163	Sq. Ft.
91	Bell Plaza	WFB		4209-4255 West Bell Road	Phoenix	AZ	85053	Retail	Unanchored	1979		25,824	Sq. Ft.
92	Shadow Trace	SG		997 North Hairston Road	Stone Mountain	GA	30083	Multifamily	Garden	1984		81	Units
93	James Plaza	CIIICM		20801 Hall Road	Macomb	MI	48042	Retail	Shadow Anchored	2015		8,335	Sq. Ft.
94	Scioto Apartments	Basis		3274 Mapleway Lane	Columbus	OH	43204	Multifamily	Garden	1977	2006	80	Units
95	Cahaba Mobile Home Estates	CIIICM		103 Madison Drive	Trussville	AL	35173	Manufactured Housing Community	Manufactured Housing Community	1968		157	Pads
96	Infinite Self Storage South Chicago	CIIICM		434 East Sauk Trail	South Chicago Heights	IL	60411	Self Storage	Self Storage	2001		48,350	Sq. Ft.
97	Oaks MHC	CIIICM		3240 South Getty Street	Norton Shores	MI	49444	Manufactured Housing Community	Manufactured Housing Community	1954		169	Pads
98	Ivywood Apartments	Basis		1550 Clough Street	Bowling Green	OH	43402	Multifamily	Garden	1979		67	Units
99	Lake Bambi MHP	CIIICM		6105 Land O’Lakes Boulevard	Land O’Lakes	FL	34638	Manufactured Housing Community	Manufactured Housing Community	1975		70	Pads
100	Little Street Village MHP	CIIICM		247 Marmandie Road	River Ridge	LA	70123	Manufactured Housing Community	Manufactured Housing Community	1970		69	Pads
101	Westgate Park MHC	CIIICM		2511 and 2565 Southwest 4th Avenue	Ontario	OR	97914	Manufactured Housing Community	Manufactured Housing Community	1965	2014	104	Pads
102	Newberry Woods Apartments	Basis		23972 Newberry Drive	Clinton Township	MI	48035	Multifamily	Garden	1985		61	Units

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(4)(5)	Original Balance ($)(5)	Cut-off Date Balance ($)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate
1	745 Atlantic Avenue	402	70,000,000	70,000,000	7.1%	70,000,000	N	8/5/2015	9/11/2015	8/11/2025		8/11/2025		4.17000%	0.00275%	0.00450%	0.00500%	0.00050%	4.15725%
2	Sheraton Lincoln Harbor Hotel	223,464	60,000,000	60,000,000	6.1%	58,276,108	N	10/1/2015	11/6/2015	10/6/2023	11/6/2023	10/6/2025		4.99000%	0.00275%	0.00450%	0.00500%	0.00050%	4.97725%
3	CityPlace I	90	45,000,000	45,000,000	4.6%	45,000,000	N	9/10/2015	10/11/2015	9/11/2025		9/11/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
4	Courtyard Marriott - Tacoma	201,389	32,625,000	32,625,000	3.3%	26,468,734	N	10/9/2015	12/1/2015		12/1/2015	11/1/2025		4.60000%	0.00275%	0.00450%	0.00500%	0.00050%	4.58725%
5	11 Madison Avenue	334	30,500,000	30,500,000	3.1%	30,500,000	N	8/18/2015	10/6/2015	9/6/2025		9/6/2025		3.56020%	0.00000%	0.00450%	0.00375%	0.00050%	3.55145%
6	Hampton Inn & Suites - Jacksonville Beach	164,520	29,120,000	29,120,000	2.9%	24,878,497	N	6/26/2015	8/11/2015	7/11/2017	8/11/2017	7/11/2025		4.51000%	0.00275%	0.00450%	0.02500%	0.00050%	4.47725%
7	Patrick Henry Mall	221	26,700,000	26,564,477	2.7%	21,480,324	N	6/30/2015	8/5/2015		8/5/2015	7/5/2025		4.35200%	0.00000%	0.00450%	0.05250%	0.00050%	4.29450%
8	Philadelphia Design & Distribution Center	38	26,000,000	26,000,000	2.6%	23,714,488	N	10/6/2015	11/11/2015	10/11/2020	11/11/2020	10/11/2025		4.30000%	0.00275%	0.00450%	0.00500%	0.00050%	4.28725%
9	Warren Industrial Center	89	25,350,000	25,350,000	2.6%	20,671,008	N	10/8/2015	12/1/2015		12/1/2015	11/1/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
9.01	27485 George Merrelli		9,027,580	9,027,580	0.9%
9.02	27767 George Merrelli		8,367,870	8,367,870	0.8%
9.03	7111 East 11 Mile Road		7,954,550	7,954,550	0.8%
10	Brooks Landing Apartments	105,603	24,500,000	24,500,000	2.5%	24,500,000	N	9/28/2015	11/6/2015	10/6/2025		10/6/2025		4.60000%	0.00275%	0.00450%	0.00500%	0.00050%	4.58725%
11	Palouse Mall	59	23,075,000	23,075,000	2.3%	19,908,829	N	10/9/2015	12/1/2015	11/1/2017	12/1/2017	11/1/2025		4.89000%	0.00275%	0.00450%	0.05250%	0.00050%	4.82975%
12	Silver Rock Apartments	69,817	22,900,000	22,900,000	2.3%	20,947,862	N	8/11/2015	10/1/2015	9/1/2020	10/1/2020	9/1/2025		4.48000%	0.00275%	0.00450%	0.00500%	0.00050%	4.46725%
13	Ross Portfolio	98	20,085,000	20,085,000	2.0%	19,143,925	N	10/8/2015	12/1/2015	11/1/2022	12/1/2022	11/1/2025		4.69500%	0.00275%	0.00450%	0.00500%	0.00050%	4.68225%
13.01	Kohl’s - Lakewood, CO		12,155,000	12,155,000	1.2%
13.02	Ronpak		7,930,000	7,930,000	0.8%
14	Lawton Town Center	93	19,400,000	19,400,000	2.0%	16,155,575	N	9/23/2015	11/11/2015	10/11/2016	11/11/2016	10/11/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
15	Zephyr Commons	147	17,000,000	17,000,000	1.7%	15,575,714	N	9/4/2015	10/11/2015	9/11/2020	10/11/2020	9/11/2025		4.58000%	0.00275%	0.00450%	0.00500%	0.00050%	4.56725%
16	Ole London Towne Apartments	43,683	16,250,000	16,250,000	1.6%	14,544,720	N	9/29/2015	11/6/2015	10/6/2019	11/6/2019	10/6/2025		4.46000%	0.00275%	0.00450%	0.00500%	0.00050%	4.44725%
17	Covington Plaza	88	16,125,000	16,125,000	1.6%	14,164,253	N	9/24/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.65000%	0.00275%	0.00450%	0.03250%	0.00050%	4.60975%
18	Bernstein Portfolio	63	15,750,000	15,750,000	1.6%	12,022,881	N	10/9/2015	12/1/2015		12/1/2015	11/1/2025		5.58000%	0.00275%	0.00450%	0.05250%	0.00050%	5.51975%
18.01	Oxford Lake Business Park		5,650,224	5,650,224	0.6%
18.02	400 North Business Park		4,343,610	4,343,610	0.4%
18.03	Corporate Campus at Meadows		3,813,901	3,813,901	0.4%
18.04	Miami Gardens		1,942,265	1,942,265	0.2%
19	Mountain Valley Center	158	13,700,000	13,683,118	1.4%	11,020,134	N	10/6/2015	11/11/2015		11/11/2015	10/11/2025		4.35000%	0.00275%	0.00450%	0.00500%	0.00050%	4.33725%
20	Ashley Place Apartments	50,376	13,400,000	13,400,000	1.4%	12,348,348	N	9/25/2015	11/5/2015	11/5/2020	12/5/2020	10/5/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
21	Barclay Square	129	12,750,000	12,750,000	1.3%	12,750,000	N	8/14/2015	10/1/2015	9/1/2025		9/1/2025		4.28000%	0.00275%	0.00450%	0.00500%	0.00050%	4.26725%
22	Windsor Square	41	12,100,000	12,100,000	1.2%	10,905,545	N	9/18/2015	11/6/2015	10/6/2019	11/6/2019	10/6/2025		4.82000%	0.00275%	0.00450%	0.00500%	0.00050%	4.80725%
23	Holiday Inn - Lafayette	81,633	12,000,000	12,000,000	1.2%	9,847,348	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.94100%	0.00275%	0.00450%	0.05500%	0.00050%	4.87825%
24	260 East Brown Street	228	11,500,000	11,500,000	1.2%	10,133,578	N	9/16/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.79000%	0.00275%	0.00450%	0.05250%	0.00050%	4.72975%
25	Hilton Garden Inn Oshkosh	88,730	11,180,000	11,180,000	1.1%	10,223,918	N	7/27/2015	9/1/2015	8/1/2020	9/1/2020	8/1/2025		4.46000%	0.00275%	0.00450%	0.00500%	0.00050%	4.44725%
26	Louisville Apartments - Ashton Park	83,462	8,463,000	8,463,000	0.9%	8,047,451	N	7/31/2015	9/1/2015	8/1/2022	9/1/2022	8/1/2025		4.44000%	0.00275%	0.00450%	0.05250%	0.00050%	4.37975%
27	Louisville Apartments - St. James	83,462	2,387,000	2,387,000	0.2%	2,269,794	N	7/31/2015	9/1/2015	8/1/2022	9/1/2022	8/1/2025		4.44000%	0.00275%	0.00450%	0.05250%	0.00050%	4.37975%
28	Bossier Corners	76	10,725,000	10,725,000	1.1%	9,408,077	N	7/17/2015	9/1/2015	8/1/2018	9/1/2018	8/1/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
29	Courtyard Marriott Philadelphia Bensalem	84,483	10,500,000	10,475,848	1.1%	6,612,875	N	9/17/2015	11/1/2015		11/1/2015	10/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
30	Security Public Storage - Richmond	96	10,000,000	9,987,403	1.0%	8,015,697	N	10/1/2015	11/1/2015		11/1/2015	10/1/2025		4.25000%	0.00275%	0.00450%	0.00500%	0.00050%	4.23725%
31	Princessa Plaza	262	9,700,000	9,700,000	1.0%	8,308,869	N	10/2/2015	11/6/2015	4/6/2017	5/6/2017	10/6/2025		5.07000%	0.00275%	0.00450%	0.00500%	0.00050%	5.05725%
32	Manchester Run Shopping Center	150	9,500,000	9,488,033	1.0%	7,614,912	N	10/1/2015	11/1/2015		11/1/2015	10/1/2025		4.25000%	0.00275%	0.00450%	0.00500%	0.00050%	4.23725%
33	Hilton Garden Inn Peachtree City	101,774	9,500,000	9,465,003	1.0%	7,692,220	N	7/16/2015	9/1/2015		9/1/2015	8/1/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
34	Reynolds MHC Portfolio 1	15,490	9,412,500	9,402,545	1.0%	7,744,637	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		5.02000%	0.00275%	0.00450%	0.00500%	0.00050%	5.00725%
34.01	Lansing Park Terrace		3,693,605	3,689,698	0.4%
34.02	Oakwood Meadows		1,894,156	1,892,153	0.2%
34.03	Cedar Knob & Oak Creek Estates		1,486,185	1,484,613	0.2%
34.04	Valli Village		1,216,631	1,215,344	0.1%
34.05	Evergreen Village MHC		1,121,923	1,120,736	0.1%
35	Infinite Self Storage Nora	67	9,351,000	9,351,000	0.9%	8,194,862	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
36	Beach MHP	42,742	8,900,000	8,890,251	0.9%	7,286,907	N	9/30/2015	11/1/2015		11/1/2015	10/1/2025		4.87000%	0.00275%	0.00450%	0.00500%	0.00050%	4.85725%
37	Northport Loop Office	121	8,500,000	8,490,624	0.9%	6,952,478	N	9/30/2015	11/5/2015		11/5/2015	10/5/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
38	Burlington Coat Factory - Independence	137	8,250,000	8,210,828	0.8%	6,227,636	N	7/27/2015	9/1/2015		9/1/2015	8/1/2025		4.62000%	0.00275%	0.00450%	0.00500%	0.00050%	4.60725%
39	Horizons Office Center	124	7,950,000	7,950,000	0.8%	7,313,808	N	9/22/2015	11/6/2015	10/6/2020	11/6/2020	10/6/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
40	Central Self Storage	178	7,860,000	7,860,000	0.8%	7,860,000	N	9/23/2015	11/11/2015	10/11/2025		10/11/2025		4.51000%	0.00275%	0.00450%	0.00500%	0.00050%	4.49725%
41	College Village	54	7,650,000	7,650,000	0.8%	7,029,990	N	10/7/2015	12/1/2015	11/1/2020	12/1/2020	11/1/2025		4.77000%	0.00275%	0.00450%	0.00500%	0.00050%	4.75725%
42	Kohl’s - Wadsworth	85	7,500,000	7,475,199	0.8%	5,577,294	N	9/11/2015	10/6/2015		10/6/2015	9/6/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
43	Comfort Inn & Suites Beachfront - Galveston	71,925	7,200,000	7,192,528	0.7%	5,939,612	N	9/15/2015	11/5/2015		11/5/2015	10/5/2025		5.10000%	0.00275%	0.00450%	0.00500%	0.00050%	5.08725%
44	Tides at Calabash	40,774	6,850,000	6,850,000	0.7%	6,531,099	N	9/9/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2020		4.73000%	0.00275%	0.00450%	0.00500%	0.00050%	4.71725%
45	8350 & 8366 Westheimer	292	6,750,000	6,750,000	0.7%	5,935,691	N	10/6/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
46	Advantage Mini Storage	49	6,600,000	6,600,000	0.7%	5,802,776	N	7/27/2015	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.69000%	0.00275%	0.00450%	0.00500%	0.00050%	4.67725%
47	Midtown Marketplace	140	6,400,000	6,400,000	0.6%	5,185,254	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		4.56000%	0.00275%	0.00450%	0.00500%	0.00050%	4.54725%
48	Fresh Thyme Market	221	6,318,000	6,318,000	0.6%	5,549,882	N	7/24/2015	9/5/2015	9/5/2018	10/5/2018	8/5/2025		4.57000%	0.00275%	0.00450%	0.00500%	0.00050%	4.55725%
49	Holiday Inn Express Somerset	83,209	6,000,000	5,991,056	0.6%	4,516,166	N	9/28/2015	11/6/2015		11/6/2015	10/6/2025		5.18000%	0.00275%	0.00450%	0.00500%	0.00050%	5.16725%
50	Best Western - La Grande	92,159	6,000,000	5,990,335	0.6%	4,445,643	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
51	The Pines Apartments	32,416	5,770,000	5,770,000	0.6%	5,064,926	N	9/29/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.62000%	0.00275%	0.00450%	0.00500%	0.00050%	4.60725%
52	Courtyards at Valley View	60,526	5,750,000	5,750,000	0.6%	5,189,048	N	9/11/2015	10/6/2015	9/6/2019	10/6/2019	9/6/2025		4.89000%	0.00275%	0.00450%	0.00500%	0.00050%	4.87725%
53	Best Western Plus South Bay	57,372	5,750,000	5,737,194	0.6%	4,741,600	N	8/26/2015	10/5/2015		10/5/2015	9/5/2025		5.09000%	0.00275%	0.00450%	0.00500%	0.00050%	5.07725%
54	Reynolds MHC Portfolio 3	14,050	5,640,000	5,633,907	0.6%	4,626,936	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		4.93000%	0.00275%	0.00450%	0.00500%	0.00050%	4.91725%
54.01	Riverside		1,891,591	1,889,548	0.2%
54.02	Tuckaway MHC & Storage		1,724,686	1,722,823	0.2%
54.03	Camino Park		1,057,065	1,055,923	0.1%
54.04	Prairie Place		966,658	965,614	0.1%
55	Fairfield Inn & Suites - Warner Robins	74,335	5,525,000	5,500,759	0.6%	4,206,326	N	7/14/2015	9/1/2015		9/1/2015	8/1/2025		5.50000%	0.00275%	0.00450%	0.05250%	0.00050%	5.43975%
56	Champion Hills	70	5,460,000	5,460,000	0.6%	4,579,435	N	10/7/2015	12/1/2015	11/1/2016	12/1/2016	11/1/2025		4.78000%	0.00275%	0.00450%	0.00500%	0.00050%	4.76725%
57	21 West Shopping Center	176	5,050,000	5,044,250	0.5%	4,111,548	N	9/3/2015	11/1/2015		11/1/2015	10/1/2025		4.70200%	0.00275%	0.00450%	0.00500%	0.00050%	4.68925%
58	Southcoast Beaches Center	162	5,000,000	5,000,000	0.5%	5,000,000	N	9/17/2015	11/6/2015	10/6/2025		10/6/2025		4.32000%	0.00275%	0.00450%	0.00500%	0.00050%	4.30725%
59	La Quinta Inn & Suites Smyrna	65,789	5,000,000	5,000,000	0.5%	3,700,245	N	10/5/2015	12/1/2015		12/1/2015	11/1/2025		4.72000%	0.00275%	0.00450%	0.00500%	0.00050%	4.70725%
60	14 Mile & Middlebelt	97	4,900,000	4,888,002	0.5%	3,979,495	N	9/8/2015	10/11/2015		10/11/2015	9/11/2025		4.63000%	0.00275%	0.00450%	0.00500%	0.00050%	4.61725%
61	Gulfport Plaza	143	4,867,500	4,867,500	0.5%	4,293,782	N	8/28/2015	10/6/2015	9/6/2018	10/6/2018	9/6/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
62	Infinite Self Storage New Lenox	91	4,785,000	4,785,000	0.5%	4,193,393	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
63	Hampton Inn & Suites - Cape Coral	61,333	4,600,000	4,600,000	0.5%	3,574,046	N	9/17/2015	11/6/2015	10/6/2016	11/6/2016	10/6/2025		4.92000%	0.00275%	0.00450%	0.00500%	0.00050%	4.90725%
64	AA Climate Control Self Storage	55	4,500,000	4,500,000	0.5%	3,958,020	N	10/6/2015	12/5/2015	11/5/2018	12/5/2018	11/5/2025		4.71000%	0.00275%	0.00450%	0.00500%	0.00050%	4.69725%
65	Avalon MHC	20,665	4,500,000	4,484,239	0.5%	3,673,422	N	7/29/2015	9/1/2015		9/1/2015	8/1/2025		4.78000%	0.00275%	0.00450%	0.00500%	0.00050%	4.76725%
66	Harris Teeter - Darnestown, MD	104	4,500,000	4,477,877	0.5%	2,582,743	N	9/11/2015	10/11/2015		10/11/2015	9/11/2026		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
67	Park West Self Storage	53	4,400,000	4,400,000	0.4%	4,400,000	N	9/23/2015	11/11/2015	10/11/2025		10/11/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
68	Infinite Self Storage Plainfield	69	4,360,000	4,360,000	0.4%	3,820,939	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
69	Silverstone & Key Estates MHP	19,108	4,325,000	4,318,338	0.4%	3,234,230	N	9/30/2015	11/1/2015		11/1/2015	10/1/2025		5.00000%	0.00275%	0.00450%	0.00500%	0.00050%	4.98725%
69.01	Silverstone MHP		2,900,000	2,895,533	0.3%
69.02	Key Estates MHP		1,425,000	1,422,805	0.1%
70	Redan Village	27,560	4,260,000	4,244,175	0.4%	3,444,618	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.50000%	0.00275%	0.00450%	0.00500%	0.00050%	4.48725%
71	Valleyfield Apartments	31,021	4,110,000	4,094,732	0.4%	3,323,327	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.50000%	0.00275%	0.00450%	0.00500%	0.00050%	4.48725%
72	Big Ben Self Storage	45	3,900,000	3,900,000	0.4%	3,361,460	N	8/31/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
73	Royal Lane Office	53	3,900,000	3,895,598	0.4%	3,179,318	N	10/1/2015	11/5/2015		11/5/2015	10/5/2025		4.74000%	0.00275%	0.00450%	0.00500%	0.00050%	4.72725%
74	Infinite Self Storage Greenfield	68	3,895,000	3,895,000	0.4%	3,413,430	N	10/6/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
75	Walgreens - Franklin	238	3,600,000	3,595,748	0.4%	2,914,906	N	10/2/2015	11/6/2015		11/6/2015	10/6/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
76	A-Safe Mini Storage Portfolio	46	3,550,000	3,550,000	0.4%	3,056,008	N	7/30/2015	9/1/2015	8/1/2017	9/1/2017	8/1/2025		4.80000%	0.00275%	0.00450%	0.00500%	0.00050%	4.78725%
76.01	A-Safe Mini Storage Pineville		1,900,000	1,900,000	0.2%
76.02	A-Safe Mini Storage Ball		1,650,000	1,650,000	0.2%
77	City Center Retail - Lansing	182	3,500,000	3,491,637	0.4%	2,854,028	N	9/11/2015	10/11/2015		10/11/2015	9/11/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
78	Parkway Pointe	141	3,450,000	3,450,000	0.3%	3,026,374	N	7/31/2015	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
79	Infinite Self Storage LaPorte	53	3,360,000	3,360,000	0.3%	2,944,577	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
80	DaVita Dialysis (Lakewood, CO)	236	3,270,000	3,270,000	0.3%	2,671,791	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.81000%	0.00275%	0.00450%	0.00500%	0.00050%	4.79725%
81	Getzville Plaza	95	3,267,000	3,267,000	0.3%	2,756,391	N	9/21/2015	11/1/2015	10/1/2016	11/1/2016	10/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
82	Riviera Estates & Elm Grove MHP	37,821	3,150,000	3,139,154	0.3%	2,578,259	N	7/27/2015	9/5/2015		9/5/2015	8/5/2025		4.86000%	0.00275%	0.00450%	0.00500%	0.00050%	4.84725%
82.01	Elm Grove MHP		1,850,000	1,843,630	0.2%
82.02	Riviera Estates MHP		1,300,000	1,295,524	0.1%
83	CVS - Montgomery, AL	258	3,091,000	3,083,629	0.3%	2,840,539	N	9/11/2015	10/11/2015		10/11/2015	9/11/2020		4.76000%	0.00275%	0.00450%	0.00500%	0.00050%	4.74725%
84	US 23 Self Storage	49	3,015,000	3,015,000	0.3%	2,462,619	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.80000%	0.00275%	0.00450%	0.00500%	0.00050%	4.78725%
85	Idaho Self Storage	49	3,000,000	3,000,000	0.3%	2,510,984	N	8/11/2015	10/1/2015	9/1/2016	10/1/2016	9/1/2025		4.71000%	0.00275%	0.00450%	0.00500%	0.00050%	4.69725%
86	WAG - Staten Island	205	2,800,000	2,800,000	0.3%	2,800,000	N	9/14/2015	11/11/2015	10/11/2020		10/11/2020		4.45000%	0.00275%	0.00450%	0.00500%	0.00050%	4.43725%
87	CVS - Douglas, GA	238	2,600,000	2,593,724	0.3%	2,387,082	N	9/11/2015	10/11/2015		10/11/2015	9/11/2020		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
88	Valley Palms MHC	24,505	2,475,000	2,475,000	0.3%	2,136,092	N	7/21/2015	9/1/2015	8/1/2017	9/1/2017	8/1/2025		4.90000%	0.00275%	0.00450%	0.00500%	0.00050%	4.88725%
89	Summerhaven MHP	17,763	2,362,500	2,362,500	0.2%	1,939,270	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		4.95000%	0.00275%	0.00450%	0.00500%	0.00050%	4.93725%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(4)(5)	Original Balance ($)(5)	Cut-off Date Balance ($)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate
90	Benbrook Commons	146	2,362,500	2,357,413	0.2%	1,958,218	N	9/4/2015	10/6/2015		10/6/2015	9/6/2025		5.25000%	0.00275%	0.00450%	0.00500%	0.00050%	5.23725%
91	Bell Plaza	89	2,300,000	2,297,166	0.2%	2,099,863	N	10/2/2015	11/11/2015		11/11/2015	10/11/2020		4.35000%	0.00275%	0.00450%	0.07250%	0.00050%	4.26975%
92	Shadow Trace	26,446	2,150,000	2,142,162	0.2%	1,743,850	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
93	James Plaza	239	2,000,000	1,995,192	0.2%	1,629,231	N	8/13/2015	10/5/2015		10/5/2015	9/5/2025		4.72000%	0.00275%	0.00450%	0.00500%	0.00050%	4.70725%
94	Scioto Apartments	23,725	1,900,000	1,898,028	0.2%	1,567,397	N	9/18/2015	11/1/2015		11/1/2015	10/1/2025		5.10000%	0.00275%	0.00450%	0.00500%	0.00050%	5.08725%
95	Cahaba Mobile Home Estates	11,920	1,875,000	1,871,375	0.2%	1,748,302	N	8/7/2015	10/1/2015		10/1/2015	9/1/2020		5.75000%	0.00275%	0.00450%	0.00500%	0.00050%	5.73725%
96	Infinite Self Storage South Chicago	36	1,721,000	1,721,000	0.2%	1,508,219	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
97	Oaks MHC	9,231	1,560,000	1,560,000	0.2%	1,281,795	N	10/5/2015	12/1/2015		12/1/2015	11/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
98	Ivywood Apartments	21,619	1,450,000	1,448,502	0.1%	1,196,946	N	9/11/2015	11/1/2015		11/1/2015	10/1/2025		5.12000%	0.00275%	0.00450%	0.00500%	0.00050%	5.10725%
99	Lake Bambi MHP	19,458	1,365,000	1,362,029	0.1%	1,129,609	N	9/2/2015	10/5/2015		10/5/2015	9/5/2025		5.20000%	0.00275%	0.00450%	0.00500%	0.00050%	5.18725%
100	Little Street Village MHP	19,565	1,350,000	1,350,000	0.1%	1,009,433	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		5.00000%	0.00275%	0.00450%	0.00500%	0.00050%	4.98725%
101	Westgate Park MHC	12,487	1,300,000	1,298,602	0.1%	1,067,194	N	10/5/2015	11/5/2015		11/5/2015	10/5/2025		4.95000%	0.00275%	0.00450%	0.00500%	0.00050%	4.93725%
102	Newberry Woods Apartments	19,651	1,200,000	1,198,704	0.1%	984,454	N	9/29/2015	11/1/2015		11/1/2015	10/1/2025		4.93000%	0.00275%	0.00450%	0.00500%	0.00050%	4.91725%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)
1	745 Atlantic Avenue	Actual/360	247,304.17	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(88),O(5)	0	5	114,800,000
2	Sheraton Lincoln Harbor Hotel	Actual/360	321,726.38	Interest-only, Amortizing Balloon	Actual/360	120	119	96	95	360	360	1	L(25),D(91),O(4)	0	0	128,000,000
3	CityPlace I	Actual/360	181,093.75	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	5	114,500,000
4	Courtyard Marriott - Tacoma	Actual/360	167,250.23	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(89),O(7)	3	5	45,000,000
5	11 Madison Avenue	Actual/360	91,745.20	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0	0	2,350,000,000
6	Hampton Inn & Suites - Jacksonville Beach	Actual/360	147,719.84	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4	L(28),D(88),O(4)	0	5	41,600,000
7	Patrick Henry Mall	Actual/360	132,947.20	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0	155,000,000
8	Philadelphia Design & Distribution Center	Actual/360	128,666.57	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	37,000,000
9	Warren Industrial Center	Actual/360	132,237.60	Amortizing Balloon		120	120	0	0	360	360	0	L(6),GRTR 2% or YM (112),O(2)	5	5	33,800,000
9.01	27485 George Merrelli															13,000,000
9.02	27767 George Merrelli															12,050,000
9.03	7111 East 11 Mile Road															8,750,000
10	Brooks Landing Apartments	Actual/360	95,481.94	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	35,900,000
11	Palouse Mall	Actual/360	122,324.98	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	5	31,400,000
12	Silver Rock Apartments	Actual/360	115,758.96	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(91),O(3)	7	5	31,200,000
13	Ross Portfolio	Actual/360	104,108.05	Interest-only, Amortizing Balloon	Actual/360	120	120	84	84	360	360	0	L(24),D(93),O(3)	5	5	31,100,000
13.01	Kohl’s - Lakewood, CO															18,900,000
13.02	Ronpak															12,200,000
14	Lawton Town Center	Actual/360	98,758.57	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	28,600,000
15	Zephyr Commons	Actual/360	86,946.47	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(87),O(7)	0	5	24,750,000
16	Ole London Towne Apartments	Actual/360	81,950.60	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	0	24,600,000
17	Covington Plaza	Actual/360	83,146.44	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(24),GRTR 1% or YM(92),O(4)	0	5	21,600,000
18	Bernstein Portfolio	Actual/360	97,472.69	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	5	5	22,300,000
18.01	Oxford Lake Business Park															8,000,000
18.02	400 North Business Park															6,150,000
18.03	Corporate Campus at Meadows															5,400,000
18.04	Miami Gardens															2,750,000
19	Mountain Valley Center	Actual/360	68,200.22	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)	0	5	22,000,000
20	Ashley Place Apartments	Actual/360	70,710.70	Interest-only, Amortizing Balloon	Actual/360	120	119	61	60	360	360	1	L(25),D(92),O(3)	0	0	18,125,000
21	Barclay Square	Actual/360	46,232.92	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	19,275,000
22	Windsor Square	Actual/360	63,630.87	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	0	16,400,000
23	Holiday Inn - Lafayette	Actual/360	63,986.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	5	5	17,200,000
24	260 East Brown Street	Actual/360	60,267.02	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	5	15,350,000
25	Hilton Garden Inn Oshkosh	Actual/360	56,382.01	Interest-only, Amortizing Balloon	Actual/360	120	117	60	57	360	360	3	L(27),D(86),O(7)	0	5	17,200,000
26	Louisville Apartments - Ashton Park	Actual/360	42,579.60	Interest-only, Amortizing Balloon	Actual/360	120	117	84	81	360	360	3	L(27),D(89),O(4)	5	5	12,070,000
27	Louisville Apartments - St. James	Actual/360	12,009.63	Interest-only, Amortizing Balloon	Actual/360	120	117	84	81	360	360	3	L(27),D(89),O(4)	5	5	3,490,000
28	Bossier Corners	Actual/360	54,917.03	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	14,300,000
29	Courtyard Marriott Philadelphia Bensalem	Actual/360	69,179.40	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(92),O(3)	0	0	17,100,000
30	Security Public Storage - Richmond	Actual/360	49,193.99	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	17,750,000
31	Princessa Plaza	Actual/360	52,487.46	Interest-only, Amortizing Balloon	Actual/360	120	119	18	17	360	360	1	L(25),D(91),O(4)	0	0	14,000,000
32	Manchester Run Shopping Center	Actual/360	46,734.29	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	15,800,000
33	Hilton Garden Inn Peachtree City	Actual/360	48,361.16	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	15,800,000
34	Reynolds MHC Portfolio 1	Actual/360	50,643.45	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,910,000
34.01	Lansing Park Terrace															5,070,000
34.02	Oakwood Meadows															2,600,000
34.03	Cedar Knob & Oak Creek Estates															2,030,000
34.04	Valli Village															1,670,000
34.05	Evergreen Village MHC															1,540,000
35	Infinite Self Storage Nora	Actual/360	47,658.36	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	12,500,000
36	Beach MHP	Actual/360	47,072.53	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	12,810,000
37	Northport Loop Office	Actual/360	44,802.30	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	11,920,000
38	Burlington Coat Factory - Independence	Actual/360	45,474.24	Amortizing Balloon		120	117	0	0	312	309	3	L(27),D(90),O(3)	0	0	11,100,000
39	Horizons Office Center	Actual/360	41,903.33	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	10,700,000
40	Central Self Storage	Actual/360	30,032.84	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	5	14,500,000
41	College Village	Actual/360	39,998.29	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(94),O(2)	5	5	10,200,000
42	Kohl’s - Wadsworth	Actual/360	43,191.30	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	11,230,000
43	Comfort Inn & Suites Beachfront - Galveston	Actual/360	39,092.38	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	10,900,000
44	Tides at Calabash	Actual/360	35,650.31	Interest-only, Amortizing Balloon	Actual/360	60	58	24	22	360	360	2	L(26),D(27),O(7)	0	0	13,350,000
45	8350 & 8366 Westheimer	Actual/360	35,008.05	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5	9,000,000
46	Advantage Mini Storage	Actual/360	34,190.44	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	9,250,000
47	Midtown Marketplace	Actual/360	32,656.42	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(90),O(6)	0	0	8,900,000
48	Fresh Thyme Market	Actual/360	32,275.69	Interest-only, Amortizing Balloon	Actual/360	120	117	37	34	360	360	3	L(27),D(90),O(3)	0	0	8,500,000
49	Holiday Inn Express Somerset	Actual/360	35,707.51	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	10,800,000
50	Best Western - La Grande	Actual/360	34,207.04	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	9,200,000
51	The Pines Apartments	Actual/360	29,648.59	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	7,750,000
52	Courtyards at Valley View	Actual/360	30,481.85	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	0	7,800,000
53	Best Western Plus South Bay	Actual/360	31,184.29	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	9,600,000
54	Reynolds MHC Portfolio 3	Actual/360	30,035.91	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,110,000
54.01	Riverside															2,720,000
54.02	Tuckaway MHC & Storage															2,480,000
54.03	Camino Park															1,520,000
54.04	Prairie Place															1,390,000
55	Fairfield Inn & Suites - Warner Robins	Actual/360	33,928.33	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(89),O(4)	5	5	8,200,000
56	Champion Hills	Actual/360	28,580.76	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(93),O(3)	0	0	8,050,000
57	21 West Shopping Center	Actual/360	26,197.28	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	5	0	7,000,000
58	Southcoast Beaches Center	Actual/360	18,300.00	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0	0	11,100,000
59	La Quinta Inn & Suites Smyrna	Actual/360	28,419.66	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	8,700,000
60	14 Mile & Middlebelt	Actual/360	25,207.50	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5	6,940,000
61	Gulfport Plaza	Actual/360	25,655.90	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	6,525,000
62	Infinite Self Storage New Lenox	Actual/360	24,387.26	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	6,830,000
63	Hampton Inn & Suites - Cape Coral	Actual/360	26,677.17	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1	L(25),D(91),O(4)	0	0	8,600,000
64	AA Climate Control Self Storage	Actual/360	23,365.76	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(93),O(3)	0	0	6,540,000
65	Avalon MHC	Actual/360	23,555.57	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0	6,000,000
66	Harris Teeter - Darnestown, MD	Actual/360	28,957.32	Amortizing Balloon		132	130	0	0	240	238	2	L(26),D(102),O(4)	0	5	8,700,000
67	Park West Self Storage	Actual/360	17,110.50	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	5	8,000,000
68	Infinite Self Storage Plainfield	Actual/360	22,221.20	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	6,070,000
69	Silverstone & Key Estates MHP	Actual/360	25,283.52	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(92),O(3)	0	0	5,790,000
69.01	Silverstone MHP															3,870,000
69.02	Key Estates MHP															1,920,000
70	Redan Village	Actual/360	21,584.79	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	6,000,000
71	Valleyfield Apartments	Actual/360	20,824.77	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	5,600,000
72	Big Ben Self Storage	Actual/360	20,579.98	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	0	5,600,000
73	Royal Lane Office	Actual/360	20,320.75	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	7,350,000
74	Infinite Self Storage Greenfield	Actual/360	19,851.28	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	5,300,000
75	Walgreens - Franklin	Actual/360	18,326.33	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,630,000
76	A-Safe Mini Storage Portfolio	Actual/360	18,625.62	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(90),O(3)	0	0	5,240,000
76.01	A-Safe Mini Storage Pineville															2,730,000
76.02	A-Safe Mini Storage Ball															2,510,000
77	City Center Retail - Lansing	Actual/360	18,257.66	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5	5,000,000
78	Parkway Pointe	Actual/360	17,665.62	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	4,710,000
79	Infinite Self Storage LaPorte	Actual/360	17,124.59	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	4,800,000
80	DaVita Dialysis (Lakewood, CO)	Actual/360	17,176.33	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	5	5	5,100,000
81	Getzville Plaza	Actual/360	17,498.05	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0	4,800,000
82	Riviera Estates & Elm Grove MHP	Actual/360	16,641.39	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0	4,670,000
82.01	Elm Grove MHP															2,850,000
82.02	Riviera Estates MHP															1,820,000
83	CVS - Montgomery, AL	Actual/360	16,142.76	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(30),O(4)	0	5	4,790,000
84	US 23 Self Storage	Actual/360	15,818.66	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	4,560,000
85	Idaho Self Storage	Actual/360	15,577.17	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(91),O(3)	0	0	4,410,000
86	WAG - Staten Island	Actual/360	10,556.39	Interest-only, Balloon	Actual/360	60	59	60	59	0	0	1	L(25),D(31),O(4)	0	5	4,100,000
87	CVS - Douglas, GA	Actual/360	13,484.58	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(30),O(4)	0	5	4,330,000
88	Valley Palms MHC	Actual/360	13,135.49	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(90),O(3)	0	0	3,810,000
89	Summerhaven MHP	Actual/360	12,610.32	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	3,900,000

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)
90	Benbrook Commons	Actual/360	13,045.81	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	3,250,000
91	Bell Plaza	Actual/360	11,449.67	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(29),O(6)	0	5	3,700,000
92	Shadow Trace	Actual/360	11,009.01	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	3,200,000
93	James Plaza	Actual/360	10,396.81	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	3,000,000
94	Scioto Apartments	Actual/360	10,316.05	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	3,040,000
95	Cahaba Mobile Home Estates	Actual/360	10,941.99	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(10),O(24)	0	0	2,570,000
96	Infinite Self Storage South Chicago	Actual/360	8,771.26	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	2,400,000
97	Oaks MHC	Actual/360	8,355.36	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,260,000
98	Ivywood Apartments	Actual/360	7,890.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	2,140,000
99	Lake Bambi MHP	Actual/360	7,495.36	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	1,900,000
100	Little Street Village MHP	Actual/360	7,891.97	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0	2,120,000
101	Westgate Park MHC	Actual/360	6,939.01	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	1,830,000
102	Newberry Woods Apartments	Actual/360	6,390.62	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	2,140,000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(8)	U/W NCF DSCR (x)(5)(8)	Cut-off Date LTV Ratio(5)(7)(8)	LTV Ratio at Maturity(5)(7)(8)	Cut-off Date U/W NOI Debt Yield(5)(8)	Cut-off Date U/W NCF Debt Yield(5)(8)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
1	745 Atlantic Avenue	6/30/2015									1.90	1.79	61.0%	61.0%	8.1%	7.6%	8,747,978	3,107,951
2	Sheraton Lincoln Harbor Hotel	8/20/2015									1.79	1.60	62.5%	60.7%	11.5%	10.3%	22,491,786	13,268,309
3	CityPlace I	8/5/2015									2.24	1.87	69.2%	69.2%	10.8%	9.0%	22,053,021	13,489,391
4	Courtyard Marriott - Tacoma	6/24/2015									1.84	1.61	72.5%	58.8%	11.3%	9.9%	9,276,386	5,582,745
5	11 Madison Avenue	7/1/2015									3.97	3.89	32.5%	32.5%	14.3%	14.1%	163,039,756	53,546,158
6	Hampton Inn & Suites - Jacksonville Beach	6/12/2015									2.08	1.87	70.0%	59.8%	12.7%	11.4%	9,439,938	5,755,870
7	Patrick Henry Mall	4/24/2015									1.83	1.66	61.7%	49.9%	11.0%	10.0%	16,870,516	6,342,794
8	Philadelphia Design & Distribution Center	7/8/2015									2.01	1.73	70.3%	64.1%	11.9%	10.3%	4,898,762	1,793,302
9	Warren Industrial Center	9/4/2015									1.56	1.46	75.0%	61.2%	9.8%	9.1%	3,110,022	633,457
9.01	27485 George Merrelli	9/4/2015															1,024,098	183,500
9.02	27767 George Merrelli	9/4/2015															1,127,296	313,365
9.03	7111 East 11 Mile Road	9/4/2015															958,626	136,593
10	Brooks Landing Apartments	6/17/2015									1.86	1.81	68.2%	68.2%	8.7%	8.5%	3,391,806	1,257,027
11	Palouse Mall	7/20/2015									1.75	1.49	73.5%	63.4%	11.1%	9.5%	4,587,587	2,020,905
12	Silver Rock Apartments	7/8/2015									1.31	1.25	73.4%	67.1%	8.0%	7.6%	3,649,376	1,826,227
13	Ross Portfolio	Various									1.38	1.29	64.6%	61.6%	8.6%	8.0%	2,277,954	559,452
13.01	Kohl’s - Lakewood, CO	8/28/2015															1,407,906	375,611
13.02	Ronpak	8/26/2015															870,048	183,840
14	Lawton Town Center	8/5/2015									1.39	1.31	67.8%	56.5%	8.5%	8.0%	2,122,975	476,228
15	Zephyr Commons	7/16/2015									1.41	1.31	68.7%	62.9%	8.7%	8.0%	2,174,217	700,131
16	Ole London Towne Apartments	7/7/2015									1.71	1.60	66.1%	59.1%	10.4%	9.7%	4,030,271	2,343,910
17	Covington Plaza	8/7/2015									1.51	1.37	74.7%	65.6%	9.3%	8.5%	2,340,510	833,473
18	Bernstein Portfolio	Various									1.49	1.26	70.6%	53.9%	11.1%	9.4%	2,300,508	557,687
18.01	Oxford Lake Business Park	4/26/2015															825,294	200,067
18.02	400 North Business Park	4/26/2015															634,445	153,802
18.03	Corporate Campus at Meadows	4/27/2015															557,074	135,045
18.04	Miami Gardens	8/17/2015															283,695	68,773
19	Mountain Valley Center	8/10/2015									1.55	1.48	62.2%	50.1%	9.2%	8.9%	1,745,290	479,956
20	Ashley Place Apartments	7/27/2015									1.42	1.34	73.9%	68.1%	9.0%	8.5%	2,131,059	929,325
21	Barclay Square	7/15/2015									2.08	1.96	66.1%	66.1%	9.1%	8.5%	1,733,433	578,186
22	Windsor Square	7/24/2015									1.65	1.35	73.8%	66.5%	10.4%	8.5%	1,774,518	512,980
23	Holiday Inn - Lafayette	6/2/2015									2.21	1.85	69.8%	57.3%	14.1%	11.8%	5,490,819	3,796,137
24	260 East Brown Street	8/4/2015									1.45	1.32	74.9%	66.0%	9.1%	8.3%	1,620,099	569,875
25	Hilton Garden Inn Oshkosh	5/12/2015									2.17	1.84	65.0%	59.4%	13.1%	11.1%	4,422,100	2,954,636
26	Louisville Apartments - Ashton Park	8/1/2015									1.47	1.43	69.7%	66.3%	8.9%	8.6%	1,139,647	383,778
27	Louisville Apartments - St. James	8/1/2015									1.47	1.43	69.7%	66.3%	8.9%	8.6%	318,448	108,126
28	Bossier Corners	6/25/2015									1.94	1.70	75.0%	65.8%	11.9%	10.4%	1,759,515	483,359
29	Courtyard Marriott Philadelphia Bensalem	7/29/2015									1.64	1.46	61.3%	38.7%	13.0%	11.6%	3,758,827	2,397,744
30	Security Public Storage - Richmond	8/26/2015									1.70	1.67	56.3%	45.2%	10.1%	9.9%	1,520,753	516,781
31	Princessa Plaza	6/30/2015									1.41	1.32	69.3%	59.3%	9.2%	8.6%	1,199,472	311,359
32	Manchester Run Shopping Center	8/22/2015									1.96	1.87	60.1%	48.2%	11.6%	11.1%	1,522,863	422,573
33	Hilton Garden Inn Peachtree City	4/30/2015									2.92	2.64	59.9%	48.7%	17.9%	16.2%	3,935,692	2,243,772
34	Reynolds MHC Portfolio 1	Various									1.61	1.56	72.8%	60.0%	10.4%	10.1%	1,827,656	850,442
34.01	Lansing Park Terrace	6/22/2015															662,387	328,763
34.02	Oakwood Meadows	7/14/2015															349,668	173,561
34.03	Cedar Knob & Oak Creek Estates	7/8/2015															345,234	158,287
34.04	Valli Village	7/18/2015															268,680	100,206
34.05	Evergreen Village MHC	6/22/2015															201,687	89,625
35	Infinite Self Storage Nora	8/24/2015									1.35	1.32	74.8%	65.6%	8.3%	8.0%	1,135,421	362,353
36	Beach MHP	9/2/2015									1.51	1.49	69.4%	56.9%	9.6%	9.5%	1,460,709	606,653
37	Northport Loop Office	8/17/2015									1.44	1.30	71.2%	58.3%	9.1%	8.2%	1,476,797	701,337
38	Burlington Coat Factory - Independence	6/19/2015									1.33	1.31	74.0%	56.1%	8.8%	8.7%	927,420	201,548
39	Horizons Office Center	6/9/2015									1.55	1.32	74.3%	68.4%	9.8%	8.3%	1,619,306	837,478
40	Central Self Storage	8/5/2015									1.78	1.74	54.2%	54.2%	8.2%	8.0%	1,155,563	512,281
41	College Village	8/14/2015									1.56	1.35	75.0%	68.9%	9.8%	8.5%	1,112,365	362,113
42	Kohl’s - Wadsworth	6/4/2015									1.27	1.27	66.6%	49.7%	8.8%	8.8%	673,674	13,473
43	Comfort Inn & Suites Beachfront - Galveston	4/29/2015									2.17	1.95	66.0%	54.5%	14.2%	12.7%	2,610,854	1,591,139
44	Tides at Calabash	8/6/2015									1.55	1.46	51.3%	48.9%	9.7%	9.1%	1,407,907	742,908
45	8350 & 8366 Westheimer	9/10/2015									1.33	1.25	75.0%	66.0%	8.3%	7.8%	870,988	310,985
46	Advantage Mini Storage	6/10/2015									1.35	1.32	71.4%	62.7%	8.4%	8.2%	811,908	257,227
47	Midtown Marketplace	8/24/2015									1.51	1.40	71.9%	58.3%	9.3%	8.5%	788,372	195,884
48	Fresh Thyme Market	6/9/2015									1.44	1.35	74.3%	65.3%	8.8%	8.3%	569,852	11,397
49	Holiday Inn Express Somerset	7/16/2015									1.96	1.77	55.5%	41.8%	14.0%	12.6%	2,087,252	1,247,005
50	Best Western - La Grande	8/3/2015									2.18	1.99	65.1%	48.3%	15.0%	13.6%	1,962,825	1,066,883
51	The Pines Apartments	8/14/2015									1.57	1.42	74.5%	65.4%	9.7%	8.8%	1,288,503	729,757
52	Courtyards at Valley View	8/13/2015									1.34	1.28	73.7%	66.5%	8.5%	8.1%	938,052	447,391
53	Best Western Plus South Bay	7/28/2015									2.01	1.76	59.8%	49.4%	13.1%	11.5%	2,332,003	1,580,733
54	Reynolds MHC Portfolio 3	Various									1.70	1.66	69.5%	57.1%	10.9%	10.6%	1,129,928	517,381
54.01	Riverside	7/6/2015															460,605	207,556
54.02	Tuckaway MHC & Storage	7/11/2015															365,501	188,264
54.03	Camino Park	7/14/2015															159,951	73,518
54.04	Prairie Place	7/11/2015															143,870	48,043
55	Fairfield Inn & Suites - Warner Robins	12/26/2014									1.50	1.35	67.1%	51.3%	11.1%	10.0%	1,490,860	882,127
56	Champion Hills	8/27/2015									2.16	1.70	67.8%	56.9%	13.5%	10.7%	1,554,911	815,486
57	21 West Shopping Center	7/27/2015									1.49	1.39	72.1%	58.7%	9.3%	8.7%	679,794	211,279
58	Southcoast Beaches Center	7/6/2015									3.42	3.29	45.0%	45.0%	15.0%	14.4%	1,119,995	368,133
59	La Quinta Inn & Suites Smyrna	6/29/2015									2.22	1.99	57.5%	42.5%	15.2%	13.6%	1,982,965	1,224,889
60	14 Mile & Middlebelt	8/7/2015									1.55	1.41	70.4%	57.3%	9.6%	8.7%	724,823	254,948
61	Gulfport Plaza	7/28/2015									1.58	1.49	74.6%	65.8%	10.0%	9.4%	631,334	145,182
62	Infinite Self Storage New Lenox	8/31/2015									1.36	1.33	70.1%	61.4%	8.3%	8.1%	573,076	175,955
63	Hampton Inn & Suites - Cape Coral	6/4/2015									2.46	2.19	53.5%	41.6%	17.1%	15.3%	2,162,578	1,373,706
64	AA Climate Control Self Storage	8/21/2015									1.42	1.37	68.8%	60.5%	8.8%	8.5%	655,498	258,503
65	Avalon MHC	5/6/2015									1.41	1.37	74.7%	61.2%	8.9%	8.7%	613,805	214,648
66	Harris Teeter - Darnestown, MD	7/10/2015									1.40	1.38	51.5%	29.7%	10.9%	10.7%	598,219	110,088
67	Park West Self Storage	8/11/2015									2.42	2.36	55.0%	55.0%	11.3%	11.0%	785,099	288,799
68	Infinite Self Storage Plainfield	8/24/2015									1.37	1.34	71.8%	62.9%	8.4%	8.2%	573,083	207,246
69	Silverstone & Key Estates MHP	7/30/2015									1.53	1.50	74.6%	55.9%	10.8%	10.5%	849,989	384,826
69.01	Silverstone MHP	7/30/2015															559,365	244,699
69.02	Key Estates MHP	7/30/2015															290,624	140,127
70	Redan Village	6/2/2015									1.68	1.50	70.7%	57.4%	10.3%	9.1%	1,012,572	577,476
71	Valleyfield Apartments	6/2/2015									1.67	1.51	73.1%	59.3%	10.2%	9.2%	910,353	492,996
72	Big Ben Self Storage	7/20/2015									1.46	1.40	69.6%	60.0%	9.2%	8.9%	545,279	185,246
73	Royal Lane Office	8/4/2015									1.92	1.57	53.0%	43.3%	12.0%	9.8%	981,688	512,965
74	Infinite Self Storage Greenfield	9/4/2015									1.37	1.33	73.5%	64.4%	8.4%	8.2%	484,962	158,349
75	Walgreens - Franklin	6/16/2015									1.30	1.27	63.9%	51.8%	7.9%	7.8%	295,999	10,193
76	A-Safe Mini Storage Portfolio	6/10/2015									1.47	1.44	67.7%	58.3%	9.3%	9.0%	672,154	343,591
76.01	A-Safe Mini Storage Pineville	6/10/2015															356,680	178,501
76.02	A-Safe Mini Storage Ball	6/10/2015															315,475	165,090
77	City Center Retail - Lansing	7/27/2015									1.68	1.50	69.8%	57.1%	10.5%	9.4%	499,482	132,492
78	Parkway Pointe	6/12/2015									1.33	1.30	73.2%	64.3%	8.2%	8.0%	393,318	111,140
79	Infinite Self Storage LaPorte	8/31/2015									1.36	1.32	70.0%	61.3%	8.3%	8.1%	397,160	117,123
80	DaVita Dialysis (Lakewood, CO)	8/31/2015									1.38	1.29	64.1%	52.4%	8.7%	8.1%	479,351	194,157
81	Getzville Plaza	8/7/2015									1.69	1.49	68.1%	57.4%	10.9%	9.6%	504,791	149,911
82	Riviera Estates & Elm Grove MHP	6/9/2015									1.41	1.37	67.2%	55.2%	8.9%	8.7%	505,869	224,933
82.01	Elm Grove MHP	6/9/2015															301,432	135,713
82.02	Riviera Estates MHP	6/9/2015															204,438	89,220
83	CVS - Montgomery, AL	7/29/2015									1.42	1.42	64.4%	59.3%	8.9%	8.9%	278,662	2,787
84	US 23 Self Storage	8/4/2015									1.89	1.84	66.1%	54.0%	11.9%	11.6%	532,131	173,524
85	Idaho Self Storage	7/20/2015									1.42	1.37	68.0%	56.9%	8.8%	8.5%	486,584	221,704
86	WAG - Staten Island	7/22/2015									2.14	2.13	68.3%	68.3%	9.7%	9.6%	577,228	305,852
87	CVS - Douglas, GA	7/19/2015									1.54	1.53	59.9%	55.1%	9.6%	9.6%	251,917	2,519
88	Valley Palms MHC	5/26/2015									1.34	1.31	65.0%	56.1%	8.5%	8.3%	356,226	145,401
89	Summerhaven MHP	8/28/2015									1.60	1.56	60.6%	49.7%	10.3%	10.0%	529,615	287,133

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(8)	U/W NCF DSCR (x)(5)(8)	Cut-off Date LTV Ratio(5)(7)(8)	LTV Ratio at Maturity(5)(7)(8)	Cut-off Date U/W NOI Debt Yield(5)(8)	Cut-off Date U/W NCF Debt Yield(5)(8)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
90	Benbrook Commons	7/17/2015									1.53	1.40	72.5%	60.3%	10.1%	9.3%	352,236	113,345
91	Bell Plaza	8/10/2015									1.81	1.63	62.1%	56.8%	10.8%	9.7%	407,550	158,371
92	Shadow Trace	6/2/2015									1.62	1.43	66.9%	54.5%	10.0%	8.8%	518,611	305,198
93	James Plaza	6/24/2015									1.43	1.37	66.5%	54.3%	9.0%	8.6%	232,526	53,930
94	Scioto Apartments	8/10/2015									2.04	1.84	62.4%	51.6%	13.3%	12.0%	487,625	235,352
95	Cahaba Mobile Home Estates	7/2/2015									1.75	1.69	72.8%	68.0%	12.3%	11.8%	432,615	202,213
96	Infinite Self Storage South Chicago	8/31/2015									1.38	1.32	71.7%	62.8%	8.5%	8.0%	391,579	245,860
97	Oaks MHC	9/3/2015									1.65	1.57	69.0%	56.7%	10.6%	10.1%	440,964	275,455
98	Ivywood Apartments	7/28/2015									1.90	1.69	67.7%	55.9%	12.4%	11.0%	355,930	176,129
99	Lake Bambi MHP	6/19/2015									1.45	1.41	71.7%	59.5%	9.5%	9.3%	273,120	143,053
100	Little Street Village MHP	7/10/2015									1.93	1.89	63.7%	47.6%	13.5%	13.3%	260,820	78,143
101	Westgate Park MHC	8/21/2015									1.57	1.50	71.0%	58.3%	10.1%	9.6%	303,367	172,808
102	Newberry Woods Apartments	8/6/2015									2.22	1.98	56.0%	46.0%	14.2%	12.7%	394,327	224,042

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	745 Atlantic Avenue	5,640,027	43,558	296,873	5,299,596	99.9%	8/4/2015			TTM 3/31/2015	2,915,563	2,983,882	-68,319	0	-68,319
2	Sheraton Lincoln Harbor Hotel	9,223,477	1,012,130	0	8,211,347	83.9%	7/31/2015	197	166	TTM 7/31/2015	21,537,690	12,888,669	8,649,021	964,753	7,684,268	197	166
3	CityPlace I	8,563,631	221,092	1,187,138	7,155,402	94.0%	8/1/2015			TTM 7/31/2015	21,936,948	13,415,233	8,521,715	0	8,521,715
4	Courtyard Marriott - Tacoma	3,693,641	463,819	0	3,229,822	81.2%	7/16/2015	155	126	TTM 6/30/2015	9,276,386	5,451,792	3,824,594	0	3,824,594	155	126
5	11 Madison Avenue	109,493,598	457,009	1,605,307	107,431,283	97.8%	8/1/2015			TTM 5/31/2015	70,265,498	23,876,107	46,389,392	0	46,389,392
6	Hampton Inn & Suites - Jacksonville Beach	3,684,068	377,598	0	3,306,470	85.2%	8/31/2015	164	131	TTM 8/31/2015	9,727,645	5,845,451	3,882,194	0	3,882,194	159	136
7	Patrick Henry Mall	10,527,722	293,750	709,328	9,524,644	91.1%	4/30/2015			TTM 4/30/2015	16,865,877	5,742,170	11,123,707	0	11,123,707
8	Philadelphia Design & Distribution Center	3,105,460	135,762	295,051	2,674,646	87.0%	9/30/2015			TTM 6/30/2015	5,069,912	1,796,847	3,273,065	0	3,273,065
9	Warren Industrial Center	2,476,564	42,657	121,067	2,312,840	100.0%	11/1/2015			Actual 2014	3,521,541	640,950	2,880,591	0	2,880,591
9.01	27485 George Merrelli	840,598	11,933	45,556	783,110	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
9.02	27767 George Merrelli	813,931	22,500	44,808	746,624	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
9.03	7111 East 11 Mile Road	822,033	8,225	30,704	783,105	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
10	Brooks Landing Apartments	2,134,778	58,000	0	2,076,778	97.8%	9/9/2015			TTM 9/30/2015	3,255,090	1,241,666	2,013,424	57,997	1,955,427
11	Palouse Mall	2,566,681	121,475	259,989	2,185,216	93.8%	6/14/2015			TTM 6/30/2015	4,101,484	2,087,854	2,013,630	0	2,013,630
12	Silver Rock Apartments	1,823,148	85,936	0	1,737,212	97.3%	8/25/2015			TTM 6/30/2015	3,580,706	1,847,080	1,733,626	0	1,733,626
13	Ross Portfolio	1,718,502	30,811	73,584	1,614,107	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Kohl’s - Lakewood, CO	1,032,294	13,261	39,852	979,181	100.0%	11/1/2015			Actual 2014	1,060,896	25,175	1,035,721	0	1,035,721
13.02	Ronpak	686,208	17,550	33,732	634,926	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
14	Lawton Town Center	1,646,747	20,761	74,304	1,551,682	92.6%	9/9/2015			Annualized 7 7/31/2015	1,866,687	316,047	1,550,640	0	1,550,640
15	Zephyr Commons	1,474,086	23,064	86,969	1,364,054	97.9%	7/27/2015			TTM 6/30/2015	2,376,128	890,771	1,485,357	0	1,485,357
16	Ole London Towne Apartments	1,686,361	111,600	0	1,574,761	92.5%	9/16/2015			TTM 7/31/2015	3,923,032	2,312,255	1,610,777	0	1,610,777
17	Covington Plaza	1,507,037	45,717	93,620	1,367,700	81.4%	9/23/2015			TTM 7/31/2015	2,466,891	852,881	1,614,010	0	1,614,010
18	Bernstein Portfolio	1,742,821	62,710	202,347	1,477,765	89.4%	8/3/2015			TTM 4/30/2015	2,269,030	486,678	1,782,352	0	1,782,352
18.01	Oxford Lake Business Park	625,227	22,497	72,591	530,140	90.3%	8/3/2015			TTM 4/30/2015	814,002	174,593	639,409	0	639,409
18.02	400 North Business Park	480,644	17,295	55,804	407,545	80.6%	8/3/2015			TTM 4/30/2015	625,764	134,218	491,545	0	491,545
18.03	Corporate Campus at Meadows	422,028	15,185	48,999	357,844	100.0%	8/3/2015			TTM 4/30/2015	549,451	117,850	431,601	0	431,601
18.04	Miami Gardens	214,922	7,733	24,953	182,236	100.0%	8/3/2015			TTM 4/30/2015	279,813	60,016	219,797	0	219,797
19	Mountain Valley Center	1,265,335	20,500	31,425	1,213,410	91.2%	7/1/2015			TTM 6/30/2015	1,752,341	439,549	1,312,792	0	1,312,792
20	Ashley Place Apartments	1,201,734	66,500	0	1,135,234	97.7%	7/1/2015			TTM 6/30/2015	2,229,993	914,646	1,315,347	0	1,315,347
21	Barclay Square	1,155,247	30,707	36,749	1,087,791	98.2%	8/3/2015			TTM 6/30/2015	1,308,184	479,252	828,931	0	828,931
22	Windsor Square	1,261,538	47,893	179,280	1,034,365	99.0%	8/24/2015			TTM 7/31/2015	1,724,154	539,921	1,184,233	0	1,184,233
23	Holiday Inn - Lafayette	1,694,681	274,541	0	1,420,141	65.5%	6/30/2015	123	80	TTM 6/30/2015	5,490,749	3,668,147	1,822,602	0	1,822,602	123	80
24	260 East Brown Street	1,050,224	10,061	89,105	951,058	99.9%	6/30/2015			Actual 2014	1,621,406	581,174	1,040,232	0	1,040,232
25	Hilton Garden Inn Oshkosh	1,467,464	221,105	0	1,246,359	72.7%	6/30/2015	107	78	TTM 6/30/2015	4,422,100	2,989,586	1,432,514	0	1,432,514	107	78
26	Louisville Apartments - Ashton Park	755,869	22,500	0	733,369	100.0%	9/16/2015			TTM 5/31/2015	543,521	145,843	397,678	0	397,678
27	Louisville Apartments - St. James	210,322	6,750	0	203,572	100.0%	9/16/2015			TTM 5/31/2015	330,797	62,742	268,055	0	268,055
28	Bossier Corners	1,276,156	28,173	130,658	1,117,326	98.1%	7/14/2015			TTM 4/30/2015	1,429,060	371,826	1,057,234	0	1,057,234
29	Courtyard Marriott Philadelphia Bensalem	1,361,083	150,353	0	1,210,730	63.4%	7/31/2015	105	70	TTM 9/30/2015	3,758,827	2,192,938	1,565,889	113,669	1,452,220	105	70
30	Security Public Storage - Richmond	1,003,971	15,681	0	988,291	96.7%	9/22/2015			TTM 8/31/2015	1,528,975	519,766	1,009,209	0	1,009,209
31	Princessa Plaza	888,114	7,466	46,563	834,085	85.8%	8/25/2015			TTM 8/31/2015	1,079,615	261,428	818,187	0	818,187
32	Manchester Run Shopping Center	1,100,290	17,073	32,664	1,050,553	100.0%	10/1/2015			TTM 7/31/2015	1,537,360	429,616	1,107,744	0	1,107,744
33	Hilton Garden Inn Peachtree City	1,691,920	157,428	0	1,534,493	80.1%	7/31/2015	115	92	TTM 7/31/2015	3,935,692	2,253,110	1,682,582	0	1,682,582	115	92
34	Reynolds MHC Portfolio 1	977,214	30,984	0	946,230	83.4%	9/15/2015			TTM 8/31/2015	1,705,241	758,458	946,784	0	946,784
34.01	Lansing Park Terrace	333,624	11,534	0	322,090	80.7%	9/15/2015			TTM 8/31/2015	592,936	302,793	290,143	0	290,143
34.02	Oakwood Meadows	176,107	6,200	0	169,907	99.2%	9/15/2015			TTM 8/31/2015	350,398	149,161	201,238	0	201,238
34.03	Cedar Knob & Oak Creek Estates	186,947	5,050	0	181,897	80.2%	9/15/2015			TTM 8/31/2015	334,224	155,282	178,942	0	178,942
34.04	Valli Village	168,474	3,250	0	165,224	94.0%	9/15/2015			TTM 8/31/2015	250,229	58,003	192,226	0	192,226
34.05	Evergreen Village MHC	112,062	4,950	0	107,112	65.7%	9/15/2015			TTM 8/31/2015	177,454	93,219	84,235	0	84,235
35	Infinite Self Storage Nora	773,068	20,800	0	752,268	91.1%	8/19/2015			TTM 8/31/2015	1,098,907	361,306	737,601	0	737,601
36	Beach MHP	854,056	10,400	0	843,656	94.2%	9/9/2015			TTM 6/30/2015	1,462,556	611,758	850,798	0	850,798
37	Northport Loop Office	775,460	10,531	68,042	696,887	100.0%	9/30/2015			TTM 7/31/2015	1,378,831	603,697	775,135	2,533	772,602
38	Burlington Coat Factory - Independence	725,872	9,000	0	716,872	100.0%	11/1/2015			TTM 3/31/2015	969,000	188,029	780,971	0	780,971
39	Horizons Office Center	781,828	12,849	107,014	661,965	93.4%	7/13/2015			TTM 6/30/2015	1,553,318	788,650	764,668	0	764,668
40	Central Self Storage	643,283	14,868	0	628,415	95.4%	7/30/2015			TTM 7/31/2015	1,128,170	517,706	610,465	0	610,465
41	College Village	750,253	21,401	78,896	649,956	89.2%	7/31/2015			TTM 8/28/2015	1,066,723	315,032	751,691	71,398	680,293
42	Kohl’s - Wadsworth	660,201	0	0	660,201	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
43	Comfort Inn & Suites Beachfront - Galveston	1,019,715	104,434	0	915,280	56.2%	9/30/2015	126	71	TTM 9/30/2015	2,610,854	1,432,205	1,178,649	0	1,178,649	126	71
44	Tides at Calabash	664,999	42,000	0	622,999	93.5%	9/1/2015			TTM 8/31/2015	1,368,855	734,047	634,808	0	634,808
45	8350 & 8366 Westheimer	560,003	7,166	28,353	524,484	93.9%	8/1/2015			TTM 8/31/2015	721,647	307,639	414,008	0	414,008
46	Advantage Mini Storage	554,681	13,274	0	541,407	78.7%	9/23/2015			TTM 6/30/2015	811,908	241,012	570,896	0	570,896
47	Midtown Marketplace	592,487	6,864	38,621	547,002	97.8%	8/19/2015			NAV	NAV	NAV	NAV	NAV	NAV
48	Fresh Thyme Market	558,455	4,285	30,076	524,095	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
49	Holiday Inn Express Somerset	840,246	83,490	0	756,756	66.6%	6/30/2015	119	79	TTM 6/30/2015	2,087,252	1,205,345	881,906	0	881,906	119	79
50	Best Western - La Grande	895,942	78,513	0	817,429	75.2%	7/31/2015	114	82	TTM 7/31/2015	2,048,169	968,956	1,079,213	0	1,079,213	114	86
51	The Pines Apartments	558,746	51,910	0	506,836	95.5%	7/31/2015			TTM 7/31/2015	1,293,264	727,704	565,560	0	565,560
52	Courtyards at Valley View	490,661	23,750	0	466,911	95.8%	8/26/2015			TTM 8/31/2015	897,616	430,151	467,466	0	467,466
53	Best Western Plus South Bay	751,271	93,280	0	657,991	79.7%	6/30/2015	78	61	TTM 6/30/2015	2,365,979	1,472,534	893,445	24,611	868,834	78	62
54	Reynolds MHC Portfolio 3	612,547	15,800	0	596,747	73.6%	9/15/2015			TTM 8/31/2015	1,129,928	505,618	624,310	0	624,310
54.01	Riverside	253,049	7,000	0	246,049	69.8%	9/15/2015			TTM 8/31/2015	460,605	198,194	262,411	0	262,411
54.02	Tuckaway MHC & Storage	177,237	4,650	0	172,587	65.3%	9/15/2015			TTM 8/31/2015	365,501	178,347	187,154	0	187,154
54.03	Camino Park	86,433	2,300	0	84,133	88.7%	9/15/2015			TTM 8/31/2015	159,951	76,146	83,805	0	83,805
54.04	Prairie Place	95,827	1,850	0	93,977	97.4%	9/15/2015			TTM 8/31/2015	143,870	52,931	90,939	0	90,939
55	Fairfield Inn & Suites - Warner Robins	608,734	59,634	0	549,099	61.3%	12/31/2014	90	55	Actual 2014	1,512,317	886,021	626,296	0	626,296	90	55
56	Champion Hills	739,425	24,785	130,150	584,490	91.5%	7/21/2015			TTM 7/31/2015	1,576,280	790,133	786,148	0	786,148
57	21 West Shopping Center	468,516	7,170	25,000	436,346	94.6%	7/1/2015			TTM 6/30/2015	648,479	168,882	479,597	0	479,597
58	Southcoast Beaches Center	751,861	4,633	25,296	721,933	100.0%	8/1/2015			TTM 7/31/2015	1,228,532	370,319	858,213	0	858,213
59	La Quinta Inn & Suites Smyrna	758,076	79,319	0	678,757	76.2%	6/30/2015	101	70	TTM 6/30/2015	2,158,454	1,312,010	846,444	0	846,444	101	77
60	14 Mile & Middlebelt	469,875	10,118	32,497	427,260	98.1%	6/30/2015			TTM 6/30/2015	777,385	252,369	525,016	0	525,016
61	Gulfport Plaza	486,152	8,502	17,843	459,807	100.0%	8/25/2015			TTM 6/30/2015	500,365	112,575	387,790	0	387,790
62	Infinite Self Storage New Lenox	397,121	7,886	0	389,234	87.4%	8/19/2015			TTM 8/31/2015	561,758	173,696	388,062	0	388,062
63	Hampton Inn & Suites - Cape Coral	788,872	86,503	0	702,369	76.5%	6/30/2015	107	78	TTM 6/30/2015	2,265,707	1,416,086	849,621	0	849,621	107	81
64	AA Climate Control Self Storage	396,995	12,359	0	384,637	84.9%	9/23/2015			Annualized 6 8/31/2015	655,498	253,314	402,184	0	402,184
65	Avalon MHC	399,157	10,850	0	388,307	99.1%	9/1/2015			TTM 6/30/2015	573,918	205,912	368,006	0	368,006
66	Harris Teeter - Darnestown, MD	488,130	8,651	0	479,479	100.0%	11/1/2015			TTM 6/30/2015	459,736	6,505	453,231	0	453,231
67	Park West Self Storage	496,300	12,497	0	483,804	99.0%	8/11/2015			TTM 7/31/2015	785,099	301,246	483,853	0	483,853
68	Infinite Self Storage Plainfield	365,837	9,428	0	356,410	88.2%	8/19/2015			TTM 9/30/2015	555,724	203,835	351,889	0	351,889
69	Silverstone & Key Estates MHP	465,163	11,300	0	453,863	79.2%	8/1/2015			TTM 6/30/2015	894,033	376,487	517,546	0	517,546
69.01	Silverstone MHP	314,665	7,200	0	307,465	83.3%	8/1/2015			TTM 6/30/2015	564,705	236,351	328,353	0	328,353
69.02	Key Estates MHP	150,498	4,100	0	146,398	72.0%	8/1/2015			TTM 6/30/2015	329,328	140,136	189,193	0	189,193
70	Redan Village	435,096	47,586	0	387,510	98.1%	5/31/2015			TTM 5/31/2015	957,378	584,023	373,355	0	373,355
71	Valleyfield Apartments	417,356	40,392	0	376,964	95.5%	5/31/2015			TTM 5/31/2015	909,515	501,799	407,717	0	407,717
72	Big Ben Self Storage	360,033	13,133	0	346,900	88.2%	6/10/2015			TTM 6/30/2015	544,888	157,243	387,644	0	387,644
73	Royal Lane Office	468,722	29,338	56,622	382,763	95.2%	5/31/2015			TTM 8/31/2015	995,850	484,248	511,602	21,870	489,733
74	Infinite Self Storage Greenfield	326,613	8,651	0	317,962	89.1%	8/19/2015			TTM 8/31/2015	484,962	158,008	326,954	0	326,954
75	Walgreens - Franklin	285,806	5,594	0	280,212	100.0%	11/1/2015			TTM 7/31/2015	339,760	0	339,760	0	339,760
76	A-Safe Mini Storage Portfolio	328,563	7,406	0	321,157	96.1%	6/4/2015			TTM 5/31/2015	671,810	332,363	339,447	0	339,447
76.01	A-Safe Mini Storage Pineville	178,179	3,597	0	174,582	98.9%	6/4/2015			TTM 5/31/2015	354,937	176,151	178,786	0	178,786
76.02	A-Safe Mini Storage Ball	150,384	3,809	0	146,575	93.4%	6/4/2015			TTM 5/31/2015	316,873	156,212	160,661	0	160,661
77	City Center Retail - Lansing	366,990	3,846	35,447	327,697	100.0%	8/17/2015			TTM 7/31/2015	527,476	122,530	404,946	0	404,946
78	Parkway Pointe	282,179	3,675	2,222	276,282	100.0%	9/30/2015			TTM 5/31/2015	399,436	100,616	298,821	0	298,821
79	Infinite Self Storage LaPorte	280,037	9,443	0	270,594	86.0%	8/19/2015			TTM 9/30/2015	398,927	110,886	288,041	0	288,041
80	DaVita Dialysis (Lakewood, CO)	285,194	2,770	16,221	266,203	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
81	Getzville Plaza	354,880	12,513	28,792	313,575	96.6%	6/4/2015			TTM 6/30/2015	518,997	153,191	365,807	38,746	327,060
82	Riviera Estates & Elm Grove MHP	280,936	6,625	0	274,311	92.8%	6/1/2015			Various	519,520	187,499	332,021	0	332,021
82.01	Elm Grove MHP	165,719	4,425	0	161,294	92.3%	6/1/2015			Annualized 7 5/31/2015	315,082	109,308	205,774	0	205,774
82.02	Riviera Estates MHP	115,217	2,200	0	113,017	93.2%	6/1/2015			TTM 5/31/2015	204,438	78,191	126,247	0	126,247
83	CVS - Montgomery, AL	275,875	1,197	0	274,678	100.0%	11/1/2015			TTM 5/31/2015	287,280	0	287,280	0	287,280
84	US 23 Self Storage	358,608	9,180	0	349,428	98.8%	8/31/2015			TTM 8/31/2015	542,707	144,446	398,261	0	398,261
85	Idaho Self Storage	264,880	9,250	0	255,630	97.4%	7/14/2015			TTM 6/30/2015	491,509	214,297	277,211	0	277,211
86	WAG - Staten Island	271,375	1,365	0	270,010	100.0%	11/1/2015			Actual 2014	294,048	2,941	291,107	0	291,107
87	CVS - Douglas, GA	249,398	1,088	0	248,310	100.0%	11/1/2015			TTM 5/31/2015	258,732	0	258,732	0	258,732
88	Valley Palms MHC	210,825	5,050	0	205,775	92.1%	6/1/2015			Annualized 6 6/30/2015	393,342	134,287	259,055	0	259,055
89	Summerhaven MHP	242,482	6,650	0	235,832	93.2%	8/1/2015			TTM 8/31/2015	553,359	264,640	288,720	8,295	280,425

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
90	Benbrook Commons	238,891	3,233	16,163	219,496	91.2%	8/26/2015			TTM 6/30/2015	324,328	114,784	209,544	0	209,544
91	Bell Plaza	249,179	5,165	20,692	223,323	87.5%	9/18/2015			TTM 6/30/2015	579,854	180,428	399,426	0	399,426
92	Shadow Trace	213,413	24,786	0	188,627	100.0%	5/31/2015			TTM 5/31/2015	505,584	315,852	189,732	0	189,732
93	James Plaza	178,596	1,250	6,668	170,678	79.6%	8/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
94	Scioto Apartments	252,273	24,000	0	228,273	98.8%	8/19/2015			TTM 7/31/2015	509,177	245,328	263,849	0	263,849
95	Cahaba Mobile Home Estates	230,402	9,050	0	221,352	91.7%	10/2/2015			TTM 6/30/2015	432,615	166,390	266,225	0	266,225
96	Infinite Self Storage South Chicago	145,719	7,253	0	138,466	86.2%	8/19/2015			TTM 8/31/2015	392,586	244,883	147,703	0	147,703
97	Oaks MHC	165,509	8,450	0	157,059	73.4%	9/1/2015			TTM 8/31/2015	444,668	265,108	179,560	0	179,560
98	Ivywood Apartments	179,802	20,100	0	159,702	95.5%	8/3/2015			TTM 3/31/2015	366,598	174,905	191,693	0	191,693
99	Lake Bambi MHP	130,067	3,500	0	126,567	95.7%	6/1/2015			TTM 6/30/2015	322,275	131,271	191,004	0	191,004
100	Little Street Village MHP	182,677	3,450	0	179,227	88.4%	7/31/2015			TTM 6/30/2015	274,179	58,286	215,892	0	215,892
101	Westgate Park MHC	130,559	5,450	0	125,109	79.8%	8/21/2015			Annualized 7 7/31/2015	303,367	143,359	160,007	0	160,007
102	Newberry Woods Apartments	170,285	18,300	0	151,985	93.4%	8/19/2015			TTM 7/31/2015	404,786	220,558	184,228	0	184,228

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	745 Atlantic Avenue	Actual 2014	3,131,508	2,850,475	281,033	0	281,033			Actual 2013	7,075,753	3,357,131	3,718,622	0	3,718,622
2	Sheraton Lincoln Harbor Hotel	Actual 2014	21,731,120	12,899,299	8,831,821	1,088,225	7,743,597	197	166	Actual 2013	20,217,239	12,699,713	7,517,525	1,020,135	6,497,390	187
3	CityPlace I	Actual 2014	21,944,773	13,157,286	8,787,487	0	8,787,487			Actual 2013	21,778,620	12,717,548	9,061,072	0	9,061,072
4	Courtyard Marriott - Tacoma	Actual 2014	8,240,179	5,083,541	3,156,638	0	3,156,638	144	118	Actual 2013	8,359,559	5,241,203	3,118,356	0	3,118,356	144
5	11 Madison Avenue	Actual 2014	69,880,799	23,175,050	46,705,749	0	46,705,749			Actual 2013	69,947,780	22,896,733	47,051,047	0	47,051,047
6	Hampton Inn & Suites - Jacksonville Beach	Actual 2014	9,001,682	5,464,693	3,536,989	0	3,536,989	150	124	Actual 2013	7,708,831	5,027,516	2,681,315	0	2,681,315	136
7	Patrick Henry Mall	Actual 2014	16,827,786	5,687,874	11,139,912	0	11,139,912			Actual 2013	16,241,360	5,575,097	10,666,262	0	10,666,262
8	Philadelphia Design & Distribution Center	Actual 2014	5,202,073	1,703,327	3,498,745	0	3,498,745			Actual 2013	5,328,805	1,925,316	3,403,489	0	3,403,489
9	Warren Industrial Center	Actual 2013	3,434,582	560,577	2,874,005	0	2,874,005			Actual 2012	3,578,172	453,014	3,125,158	0	3,125,158
9.01	27485 George Merrelli	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.02	27767 George Merrelli	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.03	7111 East 11 Mile Road	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10	Brooks Landing Apartments	Actual 2014	3,036,473	1,213,535	1,822,938	58,000	1,764,938			Actual 2013	2,827,175	1,185,390	1,641,785	57,996	1,583,789
11	Palouse Mall	Actual 2014	4,450,234	2,029,491	2,420,742	0	2,420,742			Actual 2013	4,291,272	2,050,306	2,240,966	0	2,240,966
12	Silver Rock Apartments	Actual 2014	3,549,481	1,753,207	1,796,274	0	1,796,274			Actual 2013	3,599,493	1,735,084	1,864,409	0	1,864,409
13	Ross Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Kohl’s - Lakewood, CO	Actual 2013	1,060,896	22,105	1,038,791	0	1,038,791			NAV	NAV	NAV	NAV	NAV	NAV
13.02	Ronpak	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
14	Lawton Town Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15	Zephyr Commons	Actual 2014	2,274,669	703,003	1,571,667	0	1,571,667			Actual 2013	2,158,739	646,888	1,511,851	0	1,511,851
16	Ole London Towne Apartments	Actual 2014	3,810,122	2,251,137	1,558,985	0	1,558,985			Actual 2013	3,718,663	2,006,051	1,712,611	0	1,712,611
17	Covington Plaza	Actual 2014	2,467,234	877,721	1,589,513	0	1,589,513			Actual 2013	2,271,553	807,454	1,464,099	0	1,464,099
18	Bernstein Portfolio	Actual 2014	2,232,784	517,817	1,714,967	0	1,714,967			Actual 2013	2,027,068	515,356	1,511,712	0	1,511,712
18.01	Oxford Lake Business Park	Actual 2014	800,999	185,764	615,235	0	615,235			Actual 2013	727,199	184,881	542,318	0	542,318
18.02	400 North Business Park	Actual 2014	615,768	142,806	472,962	0	472,962			Actual 2013	559,034	142,127	416,907	0	416,907
18.03	Corporate Campus at Meadows	Actual 2014	540,674	125,391	415,283	0	415,283			Actual 2013	490,860	124,795	366,065	0	366,065
18.04	Miami Gardens	Actual 2014	275,343	63,856	211,487	0	211,487			Actual 2013	249,975	63,553	186,422	0	186,422
19	Mountain Valley Center	Actual 2014	1,754,613	421,172	1,333,441	0	1,333,441			Actual 2013	1,778,848	424,272	1,354,575	0	1,354,575
20	Ashley Place Apartments	Actual 2014	2,187,204	894,886	1,292,318	0	1,292,318			Actual 2013	2,041,769	863,493	1,178,276	0	1,178,276
21	Barclay Square	Actual 2014	1,298,496	460,378	838,118	0	838,118			Actual 2013	1,295,317	435,279	860,037	0	860,037
22	Windsor Square	Actual 2014	1,579,067	555,958	1,023,109	0	1,023,109			Actual 2013	1,471,922	525,905	946,017	0	946,017
23	Holiday Inn - Lafayette	Actual 2014	5,228,982	3,610,803	1,618,179	0	1,618,179	121	77	Actual 2013	4,708,062	3,524,873	1,183,189	0	1,183,189	120
24	260 East Brown Street	Actual 2013	1,657,658	561,235	1,096,423	0	1,096,423			Actual 2012	1,513,534	570,631	942,903	0	942,903
25	Hilton Garden Inn Oshkosh	Actual 2014	4,317,387	2,987,821	1,329,566	0	1,329,566	106	75	Actual 2013	4,449,066	3,041,389	1,407,677	0	1,407,677	103
26	Louisville Apartments - Ashton Park	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
27	Louisville Apartments - St. James	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
28	Bossier Corners	Actual 2014	1,342,154	415,192	926,962	0	926,962			Actual 2013	1,439,384	390,048	1,049,337	0	1,049,337
29	Courtyard Marriott Philadelphia Bensalem	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Security Public Storage - Richmond	Actual 2014	1,398,614	503,899	894,715	0	894,715			Actual 2013	1,360,673	507,065	853,608	0	853,608
31	Princessa Plaza	Actual 2014	1,079,860	275,146	804,714	0	804,714			Actual 2013	939,058	229,619	709,438	0	709,438
32	Manchester Run Shopping Center	Actual 2014	1,566,108	415,414	1,150,694	0	1,150,694			Actual 2013	1,465,296	414,986	1,050,310	0	1,050,310
33	Hilton Garden Inn Peachtree City	Actual 2014	3,770,487	2,303,164	1,467,323	0	1,467,323	111	88	Actual 2013	3,426,626	2,207,228	1,219,398	0	1,219,398	101
34	Reynolds MHC Portfolio 1	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.01	Lansing Park Terrace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.02	Oakwood Meadows	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.03	Cedar Knob & Oak Creek Estates	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.04	Valli Village	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.05	Evergreen Village MHC	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
35	Infinite Self Storage Nora	Actual 2014	1,032,868	368,529	664,338	0	664,338			Actual 2013	950,506	336,536	613,970	0	613,970
36	Beach MHP	Actual 2014	1,437,094	579,971	857,123	0	857,123			Actual 2013	1,402,361	586,112	816,249	0	816,249
37	Northport Loop Office	Actual 2014	1,341,726	594,615	747,111	6,774	740,337			Actual 2013	1,201,608	517,031	684,577	36,812	647,765
38	Burlington Coat Factory - Independence	Actual 2014	969,000	189,120	779,880	0	779,880			NAV	NAV	NAV	NAV	NAV	NAV
39	Horizons Office Center	Actual 2014	1,588,583	775,763	812,820	0	812,820			Actual 2013	1,393,527	784,438	609,089	0	609,089
40	Central Self Storage	Actual 2014	1,031,383	499,273	532,110	0	532,110			Actual 2013	842,252	453,542	388,710	0	388,710
41	College Village	Actual 2014	1,065,373	297,543	767,831	0	767,831			Actual 2013	1,089,377	301,534	787,843	0	787,843
42	Kohl’s - Wadsworth	Actual 2014	673,674	0	673,674	0	673,674			Actual 2013	673,674	0	673,674	0	673,674
43	Comfort Inn & Suites Beachfront - Galveston	Actual 2014	1,640,767	1,252,726	388,040	0	388,040	127	45	NAV	NAV	NAV	NAV	NAV	NAV	NAV
44	Tides at Calabash	Actual 2013	1,141,850	714,193	427,657	0	427,657			Actual 2012	802,371	671,687	130,684	0	130,684
45	8350 & 8366 Westheimer	Actual 2014	673,605	271,546	402,059	0	402,059			Actual 2013	674,993	199,500	475,493	0	475,493
46	Advantage Mini Storage	Actual 2014	803,277	240,886	562,391	0	562,391			Actual 2013	784,723	240,470	544,253	0	544,253
47	Midtown Marketplace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
48	Fresh Thyme Market	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
49	Holiday Inn Express Somerset	Actual 2014	1,982,423	1,129,651	852,772	0	852,772	116	75	Actual 2013	1,756,775	1,178,636	578,139	0	578,139	123
50	Best Western - La Grande	Actual 2014	1,964,202	903,817	1,060,385	0	1,060,385	110	82	Actual 2013	1,819,992	835,213	984,779	0	984,779	105
51	The Pines Apartments	Actual 2014	1,245,401	702,538	542,863	0	542,863			Actual 2013	1,226,584	689,192	537,393	0	537,393
52	Courtyards at Valley View	Actual 2014	840,785	435,529	405,256	0	405,256			Actual 2013	781,454	403,204	378,250	0	378,250
53	Best Western Plus South Bay	Actual 2014	2,036,898	1,479,121	557,777	21,485	536,292	79	55	Actual 2013	2,873,146	1,946,377	926,770	8,214	918,556	65
54	Reynolds MHC Portfolio 3	Actual 2014	1,047,605	447,862	599,744	0	599,744			NAV	NAV	NAV	NAV	NAV	NAV
54.01	Riverside	Actual 2014	460,861	195,255	265,606	0	265,606			Actual 2013	371,281	166,862	204,419	0	204,419
54.02	Tuckaway MHC & Storage	Actual 2014	296,436	173,089	123,347	0	123,347			Actual 2013	259,021	174,415	84,605	0	84,605
54.03	Camino Park	Actual 2014	158,134	38,138	119,996	0	119,996			NAV	NAV	NAV	NAV	NAV	NAV
54.04	Prairie Place	Actual 2014	132,174	41,379	90,795	0	90,795			Actual 2013	104,628	23,292	81,336	0	81,336
55	Fairfield Inn & Suites - Warner Robins	Actual 2013	1,487,110	872,067	615,043	0	615,043	88	54	Actual 2012	1,565,462	951,057	614,405	0	614,405	85
56	Champion Hills	Actual 2014	1,545,972	786,642	759,329	0	759,329			Actual 2013	1,527,413	756,638	770,775	0	770,775
57	21 West Shopping Center	Actual 2014	649,961	176,503	473,458	0	473,458			Actual 2013	628,355	183,882	444,473	0	444,473
58	Southcoast Beaches Center	Actual 2014	1,137,408	327,532	809,876	0	809,876			Actual 2013	939,305	314,962	624,343	0	624,343
59	La Quinta Inn & Suites Smyrna	Actual 2014	2,036,560	1,198,116	838,444	0	838,444	94	72	Actual 2013	1,794,955	1,146,833	648,122	0	648,122	88
60	14 Mile & Middlebelt	Actual 2014	747,240	248,708	498,532	0	498,532			Actual 2013	743,100	254,746	488,354	0	488,354
61	Gulfport Plaza	Actual 2014	499,402	107,734	391,668	0	391,668			Actual 2013	499,197	115,087	384,110	0	384,110
62	Infinite Self Storage New Lenox	Actual 2014	502,653	152,399	350,255	0	350,255			Actual 2013	489,259	145,202	344,057	0	344,057
63	Hampton Inn & Suites - Cape Coral	Actual 2014	1,864,489	1,262,705	601,784	0	601,784	98	67	Actual 2013	1,688,852	1,109,531	579,322	0	579,322	91
64	AA Climate Control Self Storage	TTM 8/31/2015	622,293	256,931	365,362	0	365,362			Actual 2014	566,795	238,355	328,440	0	328,440
65	Avalon MHC	Actual 2014	515,273	191,367	323,906	0	323,906			Actual 2013	429,116	177,169	251,947	0	251,947
66	Harris Teeter - Darnestown, MD	Actual 2014	471,977	5,602	466,375	0	466,375			Actual 2013	456,500	4,353	452,147	0	452,147
67	Park West Self Storage	Actual 2014	759,548	329,010	430,538	0	430,538			Actual 2013	757,368	321,399	435,969	0	435,969
68	Infinite Self Storage Plainfield	Actual 2014	497,124	188,754	308,370	0	308,370			Actual 2013	460,171	176,515	283,656	0	283,656
69	Silverstone & Key Estates MHP	Actual 2014	870,937	371,565	499,373	0	499,373			Actual 2013	875,348	368,540	506,808	0	506,808
69.01	Silverstone MHP	Actual 2014	562,409	237,351	325,058	0	325,058			Actual 2013	571,972	243,692	328,280	0	328,280
69.02	Key Estates MHP	Actual 2014	308,528	134,213	174,315	0	174,315			Actual 2013	303,376	124,848	178,529	0	178,529
70	Redan Village	Actual 2014	905,833	606,194	299,639	0	299,639			NAV	NAV	NAV	NAV	NAV	NAV
71	Valleyfield Apartments	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
72	Big Ben Self Storage	Actual 2014	527,037	158,598	368,438	0	368,438			Actual 2013	517,640	138,657	378,983	0	378,983
73	Royal Lane Office	Actual 2014	951,433	489,391	462,042	16,719	445,323			Actual 2013	959,088	502,208	456,880	102,666	354,215
74	Infinite Self Storage Greenfield	Actual 2014	475,218	155,287	319,930	0	319,930			Actual 2013	430,908	159,692	271,216	0	271,216
75	Walgreens - Franklin	Actual 2014	339,760	0	339,760	0	339,760			Actual 2013	339,760	0	339,760	0	339,760
76	A-Safe Mini Storage Portfolio	Actual 2014	653,427	306,902	346,525	0	346,525			Actual 2013	601,667	281,108	320,559	418	320,141
76.01	A-Safe Mini Storage Pineville	Actual 2014	344,391	162,339	182,052	0	182,052			Actual 2013	323,486	152,594	170,892	418	170,474
76.02	A-Safe Mini Storage Ball	Actual 2014	309,037	144,563	164,474	0	164,474			Actual 2013	278,181	128,514	149,667	0	149,667
77	City Center Retail - Lansing	Actual 2014	462,492	65,189	397,303	0	397,303			Actual 2013	464,948	125,091	339,858	0	339,858
78	Parkway Pointe	Actual 2014	395,090	93,340	301,750	0	301,750			NAV	NAV	NAV	NAV	NAV	NAV
79	Infinite Self Storage LaPorte	Actual 2014	390,604	116,803	273,801	0	273,801			Actual 2013	356,648	111,594	245,054	0	245,054
80	DaVita Dialysis (Lakewood, CO)	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
81	Getzville Plaza	Actual 2014	502,122	135,417	366,704	22,164	344,541			Actual 2013	494,522	140,746	353,776	29,165	324,611
82	Riviera Estates & Elm Grove MHP	Actual 2014	480,254	210,438	269,816	0	269,816			Actual 2013	457,665	218,345	239,320	0	239,320
82.01	Elm Grove MHP	Actual 2014	279,056	113,457	165,599	0	165,599			Actual 2013	259,869	122,007	137,862	0	137,862
82.02	Riviera Estates MHP	Actual 2014	201,198	96,981	104,217	0	104,217			Actual 2013	197,796	96,338	101,458	0	101,458
83	CVS - Montgomery, AL	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
84	US 23 Self Storage	Actual 2014	555,772	146,544	409,228	0	409,228			Actual 2013	490,090	138,859	351,230	0	351,230
85	Idaho Self Storage	Actual 2014	484,304	215,675	268,628	0	268,628			Actual 2013	452,165	193,665	258,500	0	258,500
86	WAG - Staten Island	Actual 2013	294,048	2,941	291,107	0	291,107			Actual 2012	295,000	2,950	292,050	0	292,050
87	CVS - Douglas, GA	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
88	Valley Palms MHC	TTM 9/30/2014	288,199	161,339	126,860	0	126,860			Actual 2013	280,419	163,727	116,692	0	116,692
89	Summerhaven MHP	Actual 2014	534,710	273,200	261,510	0	261,510			NAV	NAV	NAV	NAV	NAV	NAV

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
90	Benbrook Commons	Actual 2014	326,066	103,348	222,718	0	222,718			Actual 2013	332,862	78,938	253,924	0	253,924
91	Bell Plaza	Actual 2014	562,864	180,212	382,652	0	382,652			Actual 2013	557,560	171,400	386,159	0	386,159
92	Shadow Trace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
93	James Plaza	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
94	Scioto Apartments	Actual 2014	502,550	243,244	259,306	0	259,306			Actual 2013	485,125	242,220	242,905	0	242,905
95	Cahaba Mobile Home Estates	Actual 2014	447,690	175,595	272,095	0	272,095			Actual 2013	442,471	195,941	246,530	0	246,530
96	Infinite Self Storage South Chicago	Actual 2014	359,757	239,652	120,105	0	120,105			Actual 2013	378,808	224,215	154,592	0	154,592
97	Oaks MHC	Actual 2014	441,159	266,722	174,437	0	174,437			Actual 2013	443,536	288,455	155,081	0	155,081
98	Ivywood Apartments	Actual 2014	360,829	178,581	182,248	0	182,248			Actual 2013	349,937	178,606	171,331	0	171,331
99	Lake Bambi MHP	Actual 2014	296,260	141,289	154,971	0	154,971			Annualized 8 12/31/2013	236,119	142,419	93,700	0	93,700
100	Little Street Village MHP	Actual 2014	264,814	55,614	209,200	0	209,200			Actual 2013	264,139	68,225	195,914	0	195,914
101	Westgate Park MHC	Actual 2014	286,572	141,268	145,304	0	145,304			Actual 2013	285,403	152,599	132,804	0	132,804
102	Newberry Woods Apartments	Actual 2014	397,219	213,054	184,165	0	184,165			Actual 2013	401,498	208,677	192,821	0	192,821

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	745 Atlantic Avenue		N	WeWork	131,171	75.3%	4/30/2029	Cambridge Consultants	30,781	17.7%	6/30/2024	Dain, Torpy, Le Ray, Weist & Garner, PC	9,848	5.7%	11/30/2021
2	Sheraton Lincoln Harbor Hotel	155	N
3	CityPlace I		N	United Healthcare Services, Inc	444,735	50.3%	4/30/2023	Bank of America	68,931	7.8%	3/31/2018	McCarter & English LLP	46,443	5.3%	10/31/2018
4	Courtyard Marriott - Tacoma	118	N
5	11 Madison Avenue		N	Credit Suisse	1,266,051	55.4%	5/31/2037	Sony	578,791	25.3%	1/31/2031	Yelp	152,232	6.7%	4/30/2025
6	Hampton Inn & Suites - Jacksonville Beach	106	N
7	Patrick Henry Mall		N	J.C. Penney	85,212	19.7%	10/31/2020	Dick’s Sporting Goods	50,250	11.6%	1/31/2022	Forever 21	21,017	4.9%	10/31/2022
8	Philadelphia Design & Distribution Center		N	City of Philadelphia	184,128	27.1%	6/30/2016	Resources for Human Development	108,107	15.9%	9/30/2021	Wissahickon Charter School	53,889	7.9%	7/31/2026
9	Warren Industrial Center		N	Various	Various	Various	Various
9.01	27485 George Merrelli		N	Detroit Testing Laboratory, Inc.	79,551	100.0%	11/30/2016
9.02	27767 George Merrelli		N	Android Industries-Sterling Heights, L.L.C.	150,000	100.0%	12/31/2019
9.03	7111 East 11 Mile Road		N	General Motors LLC	54,830	100.0%	2/28/2017
10	Brooks Landing Apartments		N
11	Palouse Mall		N	Winco Foods	52,759	13.5%	1/31/2031	Macy’s	41,588	10.6%	1/29/2020	Ross Dress for Less	30,187	7.7%	1/31/2021
12	Silver Rock Apartments		N
13	Ross Portfolio		N	Various	Various	Various	Various
13.01	Kohl’s - Lakewood, CO		N	Kohl’s	88,408	100.0%	1/31/2025
13.02	Ronpak		N	Ronpak, Inc.	117,000	100.0%	7/31/2030
14	Lawton Town Center		N	Kohls -- Ground Lease	55,469	26.7%	1/31/2035	Dick’s Sporting Goods	45,000	21.7%	1/31/2025	Bed Bath & Beyond	20,400	9.8%	1/31/2025
15	Zephyr Commons		N	Publix	54,340	47.1%	4/30/2029	Staples	18,437	16.0%	12/31/2019	Pet Supermarket	7,800	6.8%	1/31/2016
16	Ole London Towne Apartments		N
17	Covington Plaza		N	The Fresh Market	22,496	12.3%	8/31/2020	Office Depot	21,944	12.0%	3/31/2022	Planet Fitness	18,200	10.0%	3/31/2023
18	Bernstein Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
18.01	Oxford Lake Business Park		N	Priority Payment Systems	69,426	67.6%	10/31/2020	Traffic Tech, Inc.	5,865	5.7%	9/30/2018	Diagnostic Reference Group	5,551	5.4%	4/30/2016
18.02	400 North Business Park		N	Amerifleet Transportation, Inc.	15,724	18.3%	7/31/2019	Tier One, Inc.	7,248	8.5%	8/31/2021	Pediatric Physicians	6,172	7.2%	4/30/2016
18.03	Corporate Campus at Meadows		N	PCL Industrial Construction	27,087	50.8%	6/30/2017	Huddle, Inc.	12,778	24.0%	7/31/2020	Schnabel Engineering South, LLC	8,263	15.5%	7/31/2017
18.04	Miami Gardens		N	Pasteur Medical Miami Gardens	5,486	60.3%	12/31/2021	Sprint Spectrum, L.P.	2,400	26.4%	6/30/2016	Buckeye Check Cashing of Florida	1,215	13.4%	7/31/2019
19	Mountain Valley Center		N	Safeway	51,864	59.8%	11/30/2016	Los Cabos	5,991	6.9%	8/31/2019	Taco Time	3,184	3.7%	5/31/2021
20	Ashley Place Apartments		N
21	Barclay Square		N	Wal-Mart	42,018	42.4%	2/15/2024	Get Fitness	11,157	11.3%	12/31/2019	Tuesday Morning	8,629	8.7%	7/31/2019
22	Windsor Square		N	Burlington Coat Factory	100,035	33.8%	12/31/2018	Old Time Pottery, LLC.	67,817	22.9%	12/31/2024	Big Lots	42,233	14.3%	1/31/2018
23	Holiday Inn - Lafayette	67	N
24	260 East Brown Street		N	R. H. Bluestein / Co.	8,832	17.5%	3/31/2016	Broder / Sachse Real Estate	8,138	16.2%	8/31/2019	Wunderlich Securities, Inc.	8,103	16.1%	4/30/2016
25	Hilton Garden Inn Oshkosh	74	N
26	Louisville Apartments - Ashton Park		N
27	Louisville Apartments - St. James		N
28	Bossier Corners		N	Office Depot	31,200	22.1%	3/31/2020	2nd & Charles	21,166	15.0%	10/31/2024	Stage Stores	20,942	14.9%	1/31/2024
29	Courtyard Marriott Philadelphia Bensalem	NAV	N
30	Security Public Storage - Richmond		N
31	Princessa Plaza		N	Canyon Country Dialysis Center, LLC	7,492	20.2%	12/31/2022	Brennan Huges, DMD	3,308	8.9%	3/31/2024	Canyon Pediatric Dental Partnership aka Adventure Dental	2,422	6.5%	6/30/2016
32	Manchester Run Shopping Center		N	Sports Authority	42,668	67.5%	11/30/2023	Petco	20,564	32.5%	12/31/2018
33	Hilton Garden Inn Peachtree City	79	N
34	Reynolds MHC Portfolio 1		N
34.01	Lansing Park Terrace		N
34.02	Oakwood Meadows		N
34.03	Cedar Knob & Oak Creek Estates		N
34.04	Valli Village		N
34.05	Evergreen Village MHC		N
35	Infinite Self Storage Nora		N
36	Beach MHP		N
37	Northport Loop Office		N	Contract Metal Products	28,455	40.5%	8/31/2030	American Reprographics	17,200	24.5%	12/14/2019	Spin Transfer Tech	11,951	17.0%	12/31/2020
38	Burlington Coat Factory - Independence		N	Burlington Coat Factory	60,000	100.0%	2/28/2029
39	Horizons Office Center		N	Brown & Brown of Florida, Inc.	9,745	15.2%	12/31/2019	Rosenthal, Levy, Simon & Ryles P.A.	8,827	13.7%	10/11/2020	Cardiology Associates of Palm Beach, P.A.	8,353	13.0%	5/31/2019
40	Central Self Storage		N
41	College Village		N	Food Lion	29,000	20.3%	12/31/2024	High Point University	20,000	14.0%	5/31/2018	Goodwill Industries	11,000	7.7%	2/28/2017
42	Kohl’s - Wadsworth		N	Kohl’s Illinois, Inc.	88,408	100.0%	10/31/2025
43	Comfort Inn & Suites Beachfront - Galveston	NAV	N
44	Tides at Calabash		N
45	8350 & 8366 Westheimer		N	Mattress Firm	4,725	20.4%	5/31/2018	Lone Star Foods (Saravana Bhavan)	4,595	19.9%	5/31/2024	CiCi’s Pizza	3,953	17.1%	6/30/2020
46	Advantage Mini Storage		N
47	Midtown Marketplace		N	TJ Maxx	24,000	52.4%	1/31/2026	CATO Corportation	4,000	8.7%	1/31/2021	Hibbett Sporting Goods, Inc.	4,000	8.7%	8/31/2020
48	Fresh Thyme Market		N	Fresh Thyme Farmers Market	28,564	100.0%	8/31/2030
49	Holiday Inn Express Somerset	67	N
50	Best Western - La Grande	76	N
51	The Pines Apartments		N
52	Courtyards at Valley View		N
53	Best Western Plus South Bay	55	N
54	Reynolds MHC Portfolio 3		N
54.01	Riverside		N
54.02	Tuckaway MHC & Storage		N
54.03	Camino Park		N
54.04	Prairie Place		N
55	Fairfield Inn & Suites - Warner Robins	57	N
56	Champion Hills		N	Littler Mendelson	26,222	33.9%	6/30/2018	Primary Care Services	20,561	26.5%	12/31/2021	Sysco Guest Supplies	6,047	7.8%	1/31/2016
57	21 West Shopping Center		N	Total Wine & More	10,398	36.3%	5/31/2019	Real Pro 1, LLC (dba RE/MAX)	3,735	13.0%	6/30/2021	Moe’s Southwest Grill	2,517	8.8%	5/31/2019
58	Southcoast Beaches Center		N	Ragtime	8,248	26.7%	4/30/2023	North Beach Fish Camp	5,421	17.6%	8/31/2017	Flying Iguana	4,243	13.7%	1/31/2018
59	La Quinta Inn & Suites Smyrna	64	N
60	14 Mile & Middlebelt		N	J Pomodoro’s Fresh Mkt, LLC	27,037	53.4%	8/31/2018	Walgreen Co.	12,011	23.7%	7/31/2024	Tomatoes Pizza	2,480	4.9%	9/30/2031
61	Gulfport Plaza		N	PETCO Animal Supplies Stores, Inc.	12,125	35.6%	1/31/2026	CATO Fashion	5,000	14.7%	1/31/2020	Hibachi Express	4,560	13.4%	8/31/2019
62	Infinite Self Storage New Lenox		N
63	Hampton Inn & Suites - Cape Coral	60	N
64	AA Climate Control Self Storage		N
65	Avalon MHC		Y
66	Harris Teeter - Darnestown, MD		N	Harris Teeter	43,256	100.0%	10/31/2026
67	Park West Self Storage		N
68	Infinite Self Storage Plainfield		N
69	Silverstone & Key Estates MHP		N
69.01	Silverstone MHP		N
69.02	Key Estates MHP		N
70	Redan Village		N
71	Valleyfield Apartments		N
72	Big Ben Self Storage		N
73	Royal Lane Office		N	Family Legacy Missions International	10,541	14.4%	3/31/2018	FTGU Medical Consulting, LLC	7,559	10.3%	5/31/2016	Samumed, LLC	2,115	2.9%	2/28/2018
74	Infinite Self Storage Greenfield		N
75	Walgreens - Franklin		N	Walgreens	15,120	100.0%	11/30/2070
76	A-Safe Mini Storage Portfolio		N
76.01	A-Safe Mini Storage Pineville		N
76.02	A-Safe Mini Storage Ball		N
77	City Center Retail - Lansing		N	CVS	12,880	67.0%	1/31/2025	COSI	3,050	15.9%	6/30/2017	Due & A (OMI Sushi)	1,918	10.0%	6/30/2020
78	Parkway Pointe		N	Aldi Inc.	21,000	85.7%	10/31/2033	Eyemart Express	3,500	14.3%	12/31/2025
79	Infinite Self Storage LaPorte		N
80	DaVita Dialysis (Lakewood, CO)		N	DaVita Dialysis	13,852	100.0%	6/30/2026
81	Getzville Plaza		N	Dollar General	8,003	23.2%	3/31/2018	Town Dry Cleaners	2,700	7.8%	4/30/2017	Elmo’s	2,450	7.1%	1/31/2020
82	Riviera Estates & Elm Grove MHP		N	Various	Various	Various	Various	Various	Various	Various	Various
82.01	Elm Grove MHP		N	Idaho Pizza Company	12,000	30769.2%	3/31/2018	Rodda Paints	4,500	11538.5%	5/31/2016
82.02	Riviera Estates MHP		N
83	CVS - Montgomery, AL		N	CVS	11,970	100.0%	1/31/2031
84	US 23 Self Storage		N
85	Idaho Self Storage		N
86	WAG - Staten Island		N	Walgreens	13,650	100.0%	7/30/2052
87	CVS - Douglas, GA		N	CVS	10,880	100.0%	1/31/2030
88	Valley Palms MHC		N
89	Summerhaven MHP		N

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
90	Benbrook Commons		N	Anytime Fitness	4,305	26.6%	11/30/2017	Edward D Jones & Co.	1,485	9.2%	1/31/2020	Skytalk-Metro PCS	1,450	9.0%	11/30/2021
91	Bell Plaza		N	West Marine Products Inc	5,394	20.9%	6/30/2016	Title Max of Arizona	3,300	12.8%	10/31/2017	Circle K Stores Inc	3,200	12.4%	6/4/2019
92	Shadow Trace		N
93	James Plaza		N	AT&T	2,010	24.1%	10/15/2025	Starbucks	1,872	22.5%	4/30/2025	Jersey Mike’s	1,423	17.1%	6/30/2020
94	Scioto Apartments		N
95	Cahaba Mobile Home Estates		N
96	Infinite Self Storage South Chicago		N
97	Oaks MHC		N
98	Ivywood Apartments		N
99	Lake Bambi MHP		N
100	Little Street Village MHP		N
101	Westgate Park MHC		N
102	Newberry Woods Apartments		N

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(10)(11)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
1	745 Atlantic Avenue	Bloomberg, LP	2,225	1.3%	1/31/2017					6/19/2015	5/6/2015
2	Sheraton Lincoln Harbor Hotel									8/21/2015	8/21/2015
3	CityPlace I	PricewaterhouseCoopers LLP	46,374	5.2%	6/30/2018	Murtha Cullina LLP	46,366	5.2%	4/30/2020	7/22/2015	8/7/2015
4	Courtyard Marriott - Tacoma									7/9/2015	7/13/2015		7/9/2015
5	11 Madison Avenue	WME	103,426	4.5%	9/30/2030	Young & Rubicam, Inc.	99,107	4.3%	3/30/2019	4/30/2015	4/30/2015
6	Hampton Inn & Suites - Jacksonville Beach									5/1/2015	6/10/2015
7	Patrick Henry Mall	Old Navy Clothing Co.	16,741	3.9%	2/28/2017	Bailey’s Pub & Grille	8,265	1.9%	1/31/2021	5/8/2015	5/8/2015
8	Philadelphia Design & Distribution Center	Northwestern Human Services	52,716	7.8%	4/30/2019	New Material Culture	42,278	6.2%	8/31/2016	7/7/2015	7/7/2015
9	Warren Industrial Center									9/14/2015	9/14/2015
9.01	27485 George Merrelli									9/14/2015	9/14/2015
9.02	27767 George Merrelli									9/14/2015	9/14/2015
9.03	7111 East 11 Mile Road									9/14/2015	9/14/2015
10	Brooks Landing Apartments									6/29/2015	6/29/2015		6/24/2015
11	Palouse Mall	Bed Bath & Beyond	24,683	6.3%	1/31/2018	Rite Aid	22,164	5.7%	9/27/2021	7/29/2015	7/30/2015
12	Silver Rock Apartments									7/20/2015	7/2/2015
13	Ross Portfolio									9/24/2015	Various		Various
13.01	Kohl’s - Lakewood, CO									9/24/2015	9/16/2015
13.02	Ronpak									9/24/2015	9/23/2015		9/23/2015
14	Lawton Town Center	JoAnn’s	18,000	8.7%	1/31/2025	Petco	12,500	6.0%	1/31/2025	7/23/2015	7/27/2015
15	Zephyr Commons	Humana Marketpoint, Inc.	4,968	4.3%	10/31/2017	Mattress Firm	3,800	3.3%	6/30/2019	7/29/2015	7/29/2015
16	Ole London Towne Apartments									7/17/2015	7/16/2015
17	Covington Plaza	Jophiel	9,798	5.4%	12/31/2019	Woodhouse Spa	9,238	5.1%	8/14/2017	8/21/2015	8/18/2015
18	Bernstein Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	10/9/2014	Various
18.01	Oxford Lake Business Park	Complete Health Diagnostics	4,378	4.3%	2/29/2020	ATLATL Communication Engineers	3,827	3.7%	2/29/2020	10/9/2014	10/10/2014
18.02	400 North Business Park	Alpharetta Karate for Kids	5,772	6.7%	6/30/2017	Corrigo Incorporated	4,298	5.0%	4/30/2018	10/9/2014	10/9/2014
18.03	Corporate Campus at Meadows	Cold River Land, LLC	5,152	9.7%	11/30/2015					10/9/2014	10/10/2014
18.04	Miami Gardens									10/9/2014	10/10/2014
19	Mountain Valley Center	Arby’s	3,153	3.6%	6/30/2017	Jay Berry’s	2,756	3.2%	11/30/2022	8/13/2015	8/14/2015	9/3/2015	8/13/2015
20	Ashley Place Apartments									7/31/2015	7/31/2015
21	Barclay Square	Goodyear Tires	6,000	6.1%	11/30/2018	Beef O Brady’s	3,600	3.6%	9/30/2021	6/24/2015	6/22/2015
22	Windsor Square	Carmike Cinemas, Inc.	22,860	7.7%	4/30/2020	Amvets National Service Fnd	17,767	6.0%	1/31/2018	7/28/2015	7/28/2015
23	Holiday Inn - Lafayette									6/10/2015	6/12/2015
24	260 East Brown Street	Mbank	6,861	13.6%	6/30/2017	Valstone Partners, LLC	5,160	10.3%	2/28/2021	7/30/2015	7/30/2015
25	Hilton Garden Inn Oshkosh									5/8/2015	5/13/2015
26	Louisville Apartments - Ashton Park									7/10/2015	6/1/2015
27	Louisville Apartments - St. James									7/10/2015	6/1/2015
28	Bossier Corners	Kid to Kid	11,819	8.4%	7/31/2020	Tuesday Morning	11,200	8.0%	7/31/2016	5/29/2015	5/29/2015
29	Courtyard Marriott Philadelphia Bensalem									8/11/2015	8/10/2015
30	Security Public Storage - Richmond									8/26/2015	8/27/2015		8/27/2015
31	Princessa Plaza	Rochelle Cohen Feldman, M.D.	2,306	6.2%	12/31/2019	Dr. Elsa Garcia EVG Veterinary Hospital, Inc	1,943	5.2%	6/7/2025	9/22/2015	7/8/2015		9/22/2015
32	Manchester Run Shopping Center									8/24/2015	8/21/2015
33	Hilton Garden Inn Peachtree City									5/14/2015	5/13/2015
34	Reynolds MHC Portfolio 1									Various	Various
34.01	Lansing Park Terrace									7/27/2015	7/21/2015
34.02	Oakwood Meadows									7/21/2015	7/21/2015
34.03	Cedar Knob & Oak Creek Estates									7/22/2015	7/23/2015
34.04	Valli Village									7/21/2015	7/21/2015
34.05	Evergreen Village MHC									7/21/2015	7/21/2015
35	Infinite Self Storage Nora									9/3/2015	9/3/2015
36	Beach MHP									9/2/2015	9/2/2015
37	Northport Loop Office	UCT	9,000	12.8%	10/31/2018	VM Pharma	3,600	5.1%	8/31/2020	8/27/2015	8/28/2015		8/27/2015
38	Burlington Coat Factory - Independence									6/25/2015	6/25/2015
39	Horizons Office Center	Extensible Computing LLC dba SL Powers	5,228	8.1%	7/31/2020	Palm Beach Prosthodontics, P.A.	5,173	8.1%	4/30/2023	6/16/2015	6/29/2015
40	Central Self Storage									8/10/2015	8/10/2015
41	College Village	Rainbow Apparel	8,595	6.0%	1/31/2021	Advance Auto Parts	8,325	5.8%	3/31/2021	8/26/2015	8/31/2015
42	Kohl’s - Wadsworth									6/22/2015	6/22/2015
43	Comfort Inn & Suites Beachfront - Galveston									4/29/2015	4/30/2015
44	Tides at Calabash									8/21/2015	8/21/2015
45	8350 & 8366 Westheimer	Panda Express, Inc.	2,785	12.0%	10/31/2017	Prime Comm. (At&t)	1,875	8.1%	7/31/2020	9/15/2015	9/15/2015
46	Advantage Mini Storage									7/1/2015	6/11/2015
47	Midtown Marketplace	VA ABC Board #361	3,200	7.0%	7/31/2022	Dunkin Donuts	1,750	3.8%	9/30/2025	9/4/2015	9/3/2015
48	Fresh Thyme Market									6/12/2015	6/12/2015
49	Holiday Inn Express Somerset									7/29/2015	7/29/2015
50	Best Western - La Grande									8/17/2015	8/17/2015
51	The Pines Apartments									8/19/2015	8/19/2015
52	Courtyards at Valley View									8/19/2015	8/18/2015
53	Best Western Plus South Bay									7/30/2015	7/30/2015		7/30/2015
54	Reynolds MHC Portfolio 3									Various	7/21/2015
54.01	Riverside									7/21/2015	7/21/2015
54.02	Tuckaway MHC & Storage									7/21/2015	7/21/2015
54.03	Camino Park									7/22/2015	7/21/2015
54.04	Prairie Place									7/21/2015	7/21/2015
55	Fairfield Inn & Suites - Warner Robins									1/14/2015	1/15/2015
56	Champion Hills	Applied Underwriters	5,676	7.3%	6/30/2017	Hair Club/Fatima Enterprises	4,735	6.1%	11/30/2025	9/4/2015	9/4/2015		9/4/2015
57	21 West Shopping Center	Katana Japanese Streakhouse	2,304	8.0%	12/5/2023	Atlantic Food Group (dba Jersey Mike’s)	1,725	6.0%	10/31/2015	8/5/2015	8/5/2015
58	Southcoast Beaches Center	Mezza Luna	4,135	13.4%	6/30/2018	M Shack	2,067	6.7%	11/30/2016	7/15/2015	7/12/2015
59	La Quinta Inn & Suites Smyrna									7/7/2015	7/7/2015
60	14 Mile & Middlebelt	Greis Jewelers, Inc.	2,207	4.4%	11/30/2019	Joseph Xavier Salon, Inc.	982	1.9%	MTM	8/7/2015	8/7/2015
61	Gulfport Plaza	Gamestop	3,166	9.3%	1/31/2020	South Mississippi Smiles, PLLC	2,880	8.4%	11/30/2018	8/5/2015	8/5/2015
62	Infinite Self Storage New Lenox									9/3/2015	9/3/2015
63	Hampton Inn & Suites - Cape Coral									6/26/2015	6/26/2015
64	AA Climate Control Self Storage									8/21/2015	8/21/2015
65	Avalon MHC									5/13/2015	5/13/2015
66	Harris Teeter - Darnestown, MD									7/20/2015	7/20/2015
67	Park West Self Storage									8/26/2015	8/26/2015		8/26/2015
68	Infinite Self Storage Plainfield									9/3/2015	9/3/2015
69	Silverstone & Key Estates MHP									8/17/2015	8/17/2015
69.01	Silverstone MHP									8/17/2015	8/17/2015
69.02	Key Estates MHP									8/17/2015	8/17/2015
70	Redan Village									6/2/2015	6/3/2015
71	Valleyfield Apartments									5/31/2015	6/2/2015
72	Big Ben Self Storage									7/29/2015	7/29/2015
73	Royal Lane Office	Main Street Renewal LLC	2,041	2.8%	5/31/2016	Horizon Digital Finance	2,003	2.7%	12/31/2015	8/19/2015	8/21/2015
74	Infinite Self Storage Greenfield									9/3/2015	9/3/2015
75	Walgreens - Franklin									7/6/2015	7/23/2015
76	A-Safe Mini Storage Portfolio									6/19/2015	Various
76.01	A-Safe Mini Storage Pineville									6/19/2015	6/22/2015
76.02	A-Safe Mini Storage Ball									6/19/2015	6/19/2015
77	City Center Retail - Lansing	Cold Stone Creamery	1,383	7.2%	10/31/2017					7/23/2015	7/27/2015
78	Parkway Pointe									6/30/2015	6/30/2015
79	Infinite Self Storage LaPorte									9/3/2015	9/3/2015
80	DaVita Dialysis (Lakewood, CO)									9/16/2015	9/16/2015
81	Getzville Plaza	Best Pizza	2,400	7.0%	11/30/2017	Bank of America	2,400	7.0%	7/31/2019	2/13/2015	3/31/2015	4/9/2015
82	Riviera Estates & Elm Grove MHP									6/15/2015	6/12/2015
82.01	Elm Grove MHP									6/15/2015	6/12/2015
82.02	Riviera Estates MHP									6/15/2015	6/12/2015
83	CVS - Montgomery, AL									7/30/2015	7/30/2015
84	US 23 Self Storage									8/12/2015	8/12/2015
85	Idaho Self Storage									7/23/2015	7/22/2015
86	WAG - Staten Island									7/24/2015	7/27/2015
87	CVS - Douglas, GA									7/31/2015	7/31/2015
88	Valley Palms MHC									6/1/2015	6/1/2015
89	Summerhaven MHP									9/9/2015	9/9/2015

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(10)(11)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
90	Benbrook Commons	Treat Me Sweet	1,430	8.8%	1/31/2016	Chinese Restaurant	1,425	8.8%	5/31/2020	8/3/2015	8/3/2015
91	Bell Plaza	New Asia Kitchen	1,800	7.0%	9/30/2019	Cigar Warehouse LLC	1,240	4.8%	1/31/2018	8/24/2015	8/24/2015
92	Shadow Trace									6/2/2015	6/2/2015
93	James Plaza	Great Clips	1,333	16.0%	4/30/2020					7/7/2015	7/7/2015
94	Scioto Apartments									8/20/2015	8/18/2015
95	Cahaba Mobile Home Estates									7/9/2015	7/9/2015
96	Infinite Self Storage South Chicago									9/3/2015	9/3/2015
97	Oaks MHC									9/9/2015	9/8/2015
98	Ivywood Apartments									8/18/2015	8/4/2015
99	Lake Bambi MHP									7/8/2015	7/8/2015
100	Little Street Village MHP									7/21/2015	7/21/2015
101	Westgate Park MHC									9/10/2015	9/10/2015
102	Newberry Woods Apartments									8/14/2015	8/13/2015

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(7)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)
1	745 Atlantic Avenue		N	Y	Acquisition	1,327,560	0	Springing			0	Springing			0	Springing
2	Sheraton Lincoln Harbor Hotel		N	Y	Refinance	0	0	Springing			0	Springing			0	4% of Gross Income from Operations
3	CityPlace I		N	Y	Acquisition	0	556,806	324,801	Cash		10,375	10,373	Cash		88,437	88,473
4	Courtyard Marriott - Tacoma	11.0%	N	Y	Refinance	0	67,026	33,513	Cash		77,832	5,987	Cash		20,833	Springing
5	11 Madison Avenue		N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
6	Hampton Inn & Suites - Jacksonville Beach		N	Y	Acquisition	0	297,772	37,221	Cash		0	Springing			0	31,192
7	Patrick Henry Mall		N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
8	Philadelphia Design & Distribution Center		N	Y	Refinance	74,875	108,830	13,604	Cash		36,534	12,178	Cash		0	11,314
9	Warren Industrial Center		N	Y	Refinance	0	143,395	35,849	Cash		2,029	2,029	Cash		0	3,555
9.01	27485 George Merrelli		N	Y
9.02	27767 George Merrelli		N	Y
9.03	7111 East 11 Mile Road		N	Y
10	Brooks Landing Apartments	5.0%	N	Y	Refinance	0	256,792	34,938	Cash		48,220	4,018	Cash		0	4,833
11	Palouse Mall		N	Y	Acquisition	115,750	0	Springing			0	Springing			10,120	10,120
12	Silver Rock Apartments		N	Y	Acquisition	0	547,271	60,808	Cash		22,269	7,423	Cash		0	7,164
13	Ross Portfolio	Various	N	Y	Acquisition	0	66,805	Springing	Cash		26,714	6,678	Cash		0	Springing
13.01	Kohl’s - Lakewood, CO		N	Y
13.02	Ronpak	12.0%	N	Y
14	Lawton Town Center		N	Y	Refinance	0	48,789	12,661; Springing	Cash		28,416	4,737; Springing	Cash		0	2,595; Springing
15	Zephyr Commons		N	Y	Refinance	0	0	Springing			0	Springing			0	1,441
16	Ole London Towne Apartments		N	Y	Refinance	86,250	171,445	14,844	Cash		153,229	16,215	Cash		0	9,300
17	Covington Plaza		N	Y	Acquisition	0	0	35,453	Cash		0	Springing			0	2,286
18	Bernstein Portfolio		N	Y	Refinance	127,400	81,333	16,267	Cash		20,628	2,579	Cash		4,180	4,180
18.01	Oxford Lake Business Park		N	Y
18.02	400 North Business Park		N	Y
18.03	Corporate Campus at Meadows		N	Y
18.04	Miami Gardens		N	Y
19	Mountain Valley Center	10.0%	N	Y	Refinance	0	14,350	7,175	Cash		0	Springing			60,000	1,700
20	Ashley Place Apartments		N	Y	Refinance	76,563	18,094	9,047	Cash		74,624	9,328	Cash		199,500	5,542
21	Barclay Square		N	Y	Acquisition	66,044	0	Springing			0	Springing			0	0
22	Windsor Square		N	Y	Acquisition	13,813	184,765	19,552	Cash		20,081	Springing	Cash		0	3,991
23	Holiday Inn - Lafayette		N	Y	Acquisition	0	113,053	18,842	Cash		5,355	5,355	Cash		22,533	22,533
24	260 East Brown Street		N	Y	Refinance	0	30,897	15,448	Cash		0	Springing			0	838
25	Hilton Garden Inn Oshkosh		N	Y	Refinance	0	40,667	20,333	Cash		41,054	3,732	Cash		14,526	14,526
26	Louisville Apartments - Ashton Park		N	Y	Acquisition	0	94,346	9,435	Cash		5,875	2,938	Cash		1,875	1,875
27	Louisville Apartments - St. James		N	Y	Acquisition	0	26,603	2,660	Cash		1,657	829	Cash		565	565
28	Bossier Corners		N	Y	Acquisition	904,795	49,655	6,207	Cash		54,002	4,909	Cash		2,348	2,348
29	Courtyard Marriott Philadelphia Bensalem		N	Y	Refinance	0	40,257	13,419	Cash		23,328	3,333	Cash		6,025	6,025
30	Security Public Storage - Richmond	16.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
31	Princessa Plaza	12.0%	N	Y	Refinance	2,500	68,162	9,737	Cash		12,129	1,103	Cash		0	622
32	Manchester Run Shopping Center		N	Y	Refinance	0	108,710	21,008	Cash		11,096	1,585	Cash		0	1,423
33	Hilton Garden Inn Peachtree City		N	Y	Refinance	0	73,616	7,362	Cash		11,909	2,382	Cash		0	12,847
34	Reynolds MHC Portfolio 1		N	Y	Refinance	142,500	96,765	12,096	Cash		0	3,075	Cash		0	2,582
34.01	Lansing Park Terrace		N	Y
34.02	Oakwood Meadows		N	Y
34.03	Cedar Knob & Oak Creek Estates		N	Y
34.04	Valli Village		N	Y
34.05	Evergreen Village MHC		N	Y
35	Infinite Self Storage Nora		N	Y	Refinance	0	70,365	10,052	Cash		3,421	684	Cash		1,156	1,156
36	Beach MHP		N	Y	Refinance	9,375	43,201	21,600	Cash		2,693	1,347	Cash		867	867
37	Northport Loop Office	15.0%	N	Y	Refinance	0	55,465	7,924	Cash		4,769	2,385	Cash		878	878
38	Burlington Coat Factory - Independence		N	Y	Refinance	0	89,609	11,201	Cash		8,375	698	Cash		750	750
39	Horizons Office Center		N	Y	Acquisition	0	112,000	13,333	Cash		11,136	5,303	Cash		400,000	1,071
40	Central Self Storage		N	Y	Acquisition	0	29,301	9,767	Cash		5,282	2,641	Cash		0	1,239
41	College Village		N	Y	Acquisition	127,825	29,595	7,399	Cash		20,693	6,898	Cash		0	1,783
42	Kohl’s - Wadsworth		N	Y	Refinance	8,438	0	Springing			0	Springing			0	Springing
43	Comfort Inn & Suites Beachfront - Galveston		N	Y	Refinance	7,500	40,100	3,645	Cash		36,561	12,187	Cash		8,264	8,264
44	Tides at Calabash		N	Y	Refinance	0	0	6,178	Cash		0	Springing			0	3,500
45	8350 & 8366 Westheimer		N	Y	Refinance	0	151,330	13,757	Cash		7,532	1,883	Cash		0	597
46	Advantage Mini Storage		N	Y	Refinance	0	53,058	5,895	Cash		3,516	1,758	Cash		39,822	1,659
47	Midtown Marketplace		N	Y	Refinance	0	22,400	7,467	Cash		4,367	728	Cash		572	572
48	Fresh Thyme Market		N	Y	Acquisition	0	0	Springing			1,999	500; Springing	Cash		0	Springing
49	Holiday Inn Express Somerset		N	Y	Refinance	0	0	8,667	Cash		7,895	1,880	Cash		0	6,958
50	Best Western - La Grande		N	Y	Refinance	0	0	2,815	Cash		2,572	612	Cash		0	6,543
51	The Pines Apartments		N	Y	Refinance	36,250	44,390	8,878	Cash		50,172	7,306	Cash		0	4,326
52	Courtyards at Valley View		N	Y	Refinance	37,544	61,958	6,556	Cash		34,969	3,028	Cash		0	1,979
53	Best Western Plus South Bay	11.0%	N	Y	Refinance	83,118	33,843	3,760	Cash		14,417	2,403	Cash		100,000	7,887
54	Reynolds MHC Portfolio 3		N	Y	Refinance	121,375	33,872	4,234	Cash		0	3,523	Cash		0	1,317
54.01	Riverside		N	Y
54.02	Tuckaway MHC & Storage		N	Y
54.03	Camino Park		N	Y
54.04	Prairie Place		N	Y
55	Fairfield Inn & Suites - Warner Robins		N	Y	Refinance	0	48,599	4,860	Cash		17,966	1,382	Cash		4,970	4,970
56	Champion Hills	8.0%	N	Y	Acquisition	1,250	61,060	20,353	Cash		1,000	1,000	Cash		2,065	2,065
57	21 West Shopping Center		N	Y	Refinance	5,000	6,361	2,184	Cash		9,873	1,097	Cash		0	478
58	Southcoast Beaches Center		N	Y	Refinance	10,135	109,977	13,093	Cash		32,987	3,142	Cash		0	0
59	La Quinta Inn & Suites Smyrna		N	Y	Refinance	0	42,411	6,059	Cash		9,120	1,520	Cash		6,610	6,610
60	14 Mile & Middlebelt		N	Y	Refinance	0	22,707	7,569	Cash		0	1,826	Cash		0	843
61	Gulfport Plaza		N	Y	Acquisition	32,500	35,545	3,761	Cash		1,633	778	Cash		0	708
62	Infinite Self Storage New Lenox		N	Y	Refinance	12,282	10,759	3,586	Cash		3,079	616	Cash		570	570
63	Hampton Inn & Suites - Cape Coral		N	Y	Refinance	0	49,491	5,892	Cash		8,156	2,589	Cash		0	7,209
64	AA Climate Control Self Storage		N	Y	Acquisition	1,875	58,737	4,895	Cash		5,373	2,687	Cash		1,030	1,030
65	Avalon MHC		N	Y	Refinance	73,813	21,976	1,998	Cash		12,804	854	Cash		904	904
66	Harris Teeter - Darnestown, MD		N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
67	Park West Self Storage	7.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
68	Infinite Self Storage Plainfield		N	Y	Refinance	0	40,468	5,781	Cash		2,430	486	Cash		524	524
69	Silverstone & Key Estates MHP		N	Y	Refinance	22,813	12,914	3,229	Cash		12,916	994	Cash		942	942
69.01	Silverstone MHP		N	Y
69.02	Key Estates MHP		N	Y
70	Redan Village		N	Y	Acquisition	308,965	47,522	3,394	Cash		25,060	2,088	Cash		31,035	3,966
71	Valleyfield Apartments		N	Y	Acquisition	352,528	59,241	4,232	Cash		23,180	1,932	Cash		52,472	3,366
72	Big Ben Self Storage		N	Y	Acquisition	0	27,759	3,305	Cash		2,373	565	Cash		0	1,094
73	Royal Lane Office		N	Y	Refinance	37,500	97,586	9,759	Cash		12,383	1,769	Cash		2,445	2,445
74	Infinite Self Storage Greenfield		N	Y	Refinance	0	21,150	3,021	Cash		1,463	293	Cash		481	481
75	Walgreens - Franklin		N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
76	A-Safe Mini Storage Portfolio		N	Y	Refinance	0	51,683	5,743	Cash		2,133	711	Cash		636	636
76.01	A-Safe Mini Storage Pineville		N	Y
76.02	A-Safe Mini Storage Ball		N	Y
77	City Center Retail - Lansing		N	Y	Refinance	0	6,520	3,260; Springing	Cash		1,578	263	Cash		0	Springing
78	Parkway Pointe		N	Y	Refinance	0	26,443	5,289	Cash		1,014	1,014	Cash		306	306
79	Infinite Self Storage LaPorte		N	Y	Refinance	0	17,412	2,487	Cash		1,278	256	Cash		630	630
80	DaVita Dialysis (Lakewood, CO)		N	Y	Acquisition	27,894	12,785	Springing	Cash		1,034	148	Cash		0	231
81	Getzville Plaza		N	Y	Refinance	0	12,026	6,013	Cash		11,797	1,072	Cash		1,036	1,036
82	Riviera Estates & Elm Grove MHP		N	Y	Acquisition	45,313	13,370	4,457	Cash		2,288	1,144	Cash		552	552
82.01	Elm Grove MHP		N	Y
82.02	Riviera Estates MHP		N	Y
83	CVS - Montgomery, AL		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
84	US 23 Self Storage		N	Y	Refinance	0	22,239	4,448	Cash		1,329	443	Cash		765	765
85	Idaho Self Storage		N	Y	Refinance	0	12,894	3,224	Cash		0	766	Cash		771	771
86	WAG - Staten Island		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
87	CVS - Douglas, GA		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
88	Valley Palms MHC		N	Y	Refinance	0	8,465	941	Cash		0	409	Cash		421	421
89	Summerhaven MHP		N	Y	Acquisition	1,875	13,406	1,219	Cash		1,352	676	Cash		554	554

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(7)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)
90	Benbrook Commons		N	Y	Acquisition	12,289	36,326	3,844	Cash		2,560	1,219	Cash		0	269
91	Bell Plaza		N	Y	Refinance	14,281	4,802	4,802	Cash		5,070	845	Cash		0	430
92	Shadow Trace		N	Y	Acquisition	215,396	48,205	3,443	Cash		14,954	1,246	Cash		59,604	2,066
93	James Plaza		N	Y	Refinance	0	4,959	1,653	Cash		420	210	Cash		104	104
94	Scioto Apartments		N	Y	Refinance	3,000	15,727	5,242	Cash		13,003	1,445	Cash		0	2,000
95	Cahaba Mobile Home Estates		N	Y	Acquisition	14,375	9,642	803	Cash		1,985	993	Cash		754	754
96	Infinite Self Storage South Chicago		N	Y	Refinance	0	43,314	10,828	Cash		2,290	458	Cash		604	604
97	Oaks MHC		N	Y	Refinance	41,000	10,031	2,485	Cash		1,329	443	Cash		704	704
98	Ivywood Apartments		N	Y	Refinance	3,000	9,266	3,089	Cash		7,383	820	Cash		0	1,675
99	Lake Bambi MHP		N	Y	Acquisition	59,688	21,630	1,803	Cash		728	364	Cash		292	292
100	Little Street Village MHP		N	Y	Refinance	4,363	3,284	274	Cash		1,041	1,041	Cash		288	288
101	Westgate Park MHC		N	Y	Acquisition	12,500	13,479	1,123	Cash		752	376	Cash		454	454
102	Newberry Woods Apartments		N	Y	Refinance	3,000	7,414	3,707	Cash		7,333	1,222	Cash		0	1,525

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(10)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	745 Atlantic Avenue	0			0	Springing	0			0	0			Cambridge Consulting Reserve
2	Sheraton Lincoln Harbor Hotel	0	Cash		0	0	0			0	0			Additional Room Reserve
3	CityPlace I	0	Cash		3,000,000	110,546	4,500,000	Cash		0	0			Tenant Specific TILC Reserve
4	Courtyard Marriott - Tacoma	0	Cash		0	0	0			0	0
5	11 Madison Avenue	0			0	0	0			0	0			Tenant Specific Reserves
6	Hampton Inn & Suites - Jacksonville Beach	0	Cash		0	0	0			0	0			PIP Reserve
7	Patrick Henry Mall	0			0	0	0			0	0
8	Philadelphia Design & Distribution Center	0	Cash		0	25,455; Springing	750,000	Cash		0	0
9	Warren Industrial Center	0	Cash		500,000	10,201; Springing	500,000	Cash		0	0			Supplemental Rollover Reserve
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments	0	Cash		0	0	0			0	0
11	Palouse Mall	0	Cash		750,000	32,000	550,000	Cash		0	0
12	Silver Rock Apartments	410,000	Cash		0	0	0			0	0			Irrigation System Reserve
13	Ross Portfolio	0			0	Springing	0			0	0			Anchor Tenant Rollover Reserve
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center	150,000	Cash		0	8,750; Springing	700,000	Cash		0	0			Tenant Specific TILC Reserve
15	Zephyr Commons	0	Cash		0	7,207; Springing	260,000	Cash		0	0
16	Ole London Towne Apartments	0	Cash		0	0	0			0	0
17	Covington Plaza	82,300	Cash		500,000	8,333	300,000	Cash		0	0			Office Depot Reserve
18	Bernstein Portfolio	0	Cash		12,500	12,500	0	Cash		0	0
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center	0	Cash		0	3,150	0	Cash		0	0			Safeway Reserve
20	Ashley Place Apartments	199,500	Cash		0	0	0			0	0
21	Barclay Square	0			0	0	0			0	0
22	Windsor Square	143,678	Cash		1,537,000	Springing	1,250,000	Cash		0	0			Old Time Pottery Repair Funds
23	Holiday Inn - Lafayette	0	Cash		0	0	0			0	0			Ground Lease Reserve
24	260 East Brown Street	0	Cash		0	6,288	400,000	Cash		0	0
25	Hilton Garden Inn Oshkosh	0	Cash		0	0	0			0	0			Room Refresh Reserve
26	Louisville Apartments - Ashton Park	115,266	Cash		0	0	0			0	0
27	Louisville Apartments - St. James	34,734	Cash		0	0	0			0	0
28	Bossier Corners	0	Cash		10,417	10,417	625,000	Cash		0	0			Kid-to-Kid TI Reserve
29	Courtyard Marriott Philadelphia Bensalem	0	Cash		0	0	0			0	0			Seasonality Reserve
30	Security Public Storage - Richmond	0			0	0	0			0	0
31	Princessa Plaza	0	Cash		35,000	3,880	150,000	Cash		0	0			Dialysis Space Retenanting Funds
32	Manchester Run Shopping Center	0	Cash		0	2,722	163,000	Cash		0	0
33	Hilton Garden Inn Peachtree City	0	Cash		0	0	0			0	0
34	Reynolds MHC Portfolio 1	0	Cash		0	0	0			0	0			Borrower Owned Home Funds
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora	0	Cash		0	0	0			0	0
36	Beach MHP	0	Cash		0	0	0			0	0
37	Northport Loop Office	21,062	Cash		5,670	5,670	272,168	Cash		0	0
38	Burlington Coat Factory - Independence	0	Cash		0	0	0			0	0
39	Horizons Office Center	0	Cash		0	5,354	0	Cash		0	0
40	Central Self Storage	0	Cash		0	0	0			0	0
41	College Village	0	Cash		150,000	6,563	250,000	Cash		0	0
42	Kohl’s - Wadsworth	0			0	Springing	0			0	0
43	Comfort Inn & Suites Beachfront - Galveston	0	Cash		0	0	0			0	0			Seasonality Reserve
44	Tides at Calabash	0	Cash		0	0	0			0	0
45	8350 & 8366 Westheimer	0	Cash		5,906	2,363; Springing	50,000	Cash		0	0
46	Advantage Mini Storage	39,822	Cash		0	0	0			0	0
47	Midtown Marketplace	0	Cash		3,218	3,218	250,000	Cash		0	0			ABC Lease Replacement
48	Fresh Thyme Market	0			0	0	0			0	0			Lease Guaranty Reserve
49	Holiday Inn Express Somerset	0	Cash		0	0	0			0	0			Seasonality Reserve
50	Best Western - La Grande	0	Cash		0	0	0			0	0			PIP Reserve Funds
51	The Pines Apartments	200,000	Cash		0	0	0			0	0
52	Courtyards at Valley View	0	Cash		0	0	0			0	0			Renovation Funds
53	Best Western Plus South Bay	0	Cash		300	300	0	Cash		0	0
54	Reynolds MHC Portfolio 3	0	Cash		0	0	0			0	0			Borrower Owned Home Funds
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins	0	Cash		0	0	0			0	0			PIP Reserve
56	Champion Hills	0	Cash		285,000	4,583	350,000	Cash		0	0			HVAC Reserve
57	21 West Shopping Center	0	Cash		0	2,083	100,000	Cash		0	0			Total Wine Reserve
58	Southcoast Beaches Center	0			0	0	0			0	0
59	La Quinta Inn & Suites Smyrna	0	Cash		0	0	0			0	0			Seasonality Reserve
60	14 Mile & Middlebelt	30,000	Cash		0	2,708	0	Cash		0	0
61	Gulfport Plaza	0	Cash		0	2,834	136,000	Cash		0	0
62	Infinite Self Storage New Lenox	0	Cash		0	0	0			0	0
63	Hampton Inn & Suites - Cape Coral	0	Cash		0	0	0			0	0			Seasonality Fund
64	AA Climate Control Self Storage	37,076	Cash		0	0	0			0	0
65	Avalon MHC	0	Cash		0	0	0			0	0
66	Harris Teeter - Darnestown, MD	0			0	Springing	0			0	0
67	Park West Self Storage	0			0	0	0			0	0
68	Infinite Self Storage Plainfield	0	Cash		0	0	0			0	0
69	Silverstone & Key Estates MHP	0	Cash		0	0	0			0	0			Home Reserve
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village	0	Cash		0	0	0			0	0
71	Valleyfield Apartments	0	Cash		0	0	0			0	0
72	Big Ben Self Storage	0	Cash		0	0	0			0	0
73	Royal Lane Office	0	Cash		4,719	4,719	150,000	Cash		0	0			HVAC Reserve
74	Infinite Self Storage Greenfield	0	Cash		0	0	0			0	0
75	Walgreens - Franklin	0			0	Springing	0			0	0
76	A-Safe Mini Storage Portfolio	30,541	Cash		0	0	0			0	0			Paving Reserve
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing	0			0	Springing	0			0	0			Springing CVS Reserve
78	Parkway Pointe	0	Cash		0	0	0			0	0
79	Infinite Self Storage LaPorte	0	Cash		0	0	0			0	0
80	DaVita Dialysis (Lakewood, CO)	0	Cash		0	Springing	0			0	0
81	Getzville Plaza	0	Cash		2,399	2,399	115,152	Cash		0	0			Dollar General Reserve
82	Riviera Estates & Elm Grove MHP	0	Cash		1,031	1,031	37,125	Cash		0	0
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL	0			0	Springing	0			0	0
84	US 23 Self Storage	0	Cash		0	0	0			0	0
85	Idaho Self Storage	0	Cash		0	0	0			0	0
86	WAG - Staten Island	0			0	Springing	0			0	0			Ground Rent Reserve
87	CVS - Douglas, GA	0			0	Springing	0			0	0
88	Valley Palms MHC	0	Cash		0	0	0			0	0
89	Summerhaven MHP	0	Cash		0	0	0			0	0			Capital Improvement Reserve

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(10)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
90	Benbrook Commons	0	Cash		0	1,347	48,489	Cash		0	0			Edward Jones Free Rent Funds
91	Bell Plaza	0	Cash		100,000	1,715	0	Cash		0	0
92	Shadow Trace	0	Cash		0	0	0			0	0
93	James Plaza	0	Cash		556	556	0	Cash		0	0			Vacant Space Reserve
94	Scioto Apartments	120,000	Cash		0	0	0			0	0
95	Cahaba Mobile Home Estates	0	Cash		0	0	0			0	0
96	Infinite Self Storage South Chicago	0	Cash		0	0	0			0	0
97	Oaks MHC	0	Cash		0	0	0			0	0			Capital Improvement Reserve
98	Ivywood Apartments	100,500	Cash		0	0	0			0	0
99	Lake Bambi MHP	0	Cash		0	0	0			0	0
100	Little Street Village MHP	0	Cash		0	0	0			0	0
101	Westgate Park MHC	0	Cash		0	0	0			0	0
102	Newberry Woods Apartments	91,500	Cash		0	0	0			0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(4)(10)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(10)
1	745 Atlantic Avenue	337,093	0	0	Cash		Tenant Specific TILC Reserve	1,784,225
2	Sheraton Lincoln Harbor Hotel	1,700,000	0	0	Cash			0
3	CityPlace I	2,056,337	0	0	Cash		Rent Concession Reserve	257,028
4	Courtyard Marriott - Tacoma	0	0	0				0
5	11 Madison Avenue	81,152,102	0	0	Cash		Sony Free Rent / CS Sublease / Title Endorsement Reserve	Sony Free Rent - $18,847,898 / CS Sublease - $36,500,000 / Title Endorsement - $1,000
6	Hampton Inn & Suites - Jacksonville Beach	275,000	Springing	0	Cash		Seasonality Reserve	67,220
7	Patrick Henry Mall	0	0	0				0
8	Philadelphia Design & Distribution Center	0	0	0				0
9	Warren Industrial Center	1,000,000	0	0	Cash			0
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments	0	0	0				0
11	Palouse Mall	0	0	0				0
12	Silver Rock Apartments	120,000	0	0	Cash			0
13	Ross Portfolio	0	Springing	0				0
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center	419,500	0	0	Cash		Rent Concession Reserve	11,000
15	Zephyr Commons	0	0	0				0
16	Ole London Towne Apartments	0	0	0				0
17	Covington Plaza	300,000	0	0	Cash			0
18	Bernstein Portfolio	0	0	0				0
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center	1,000,000	0	0	Cash			0
20	Ashley Place Apartments	0	0	0				0
21	Barclay Square	0	0	0				0
22	Windsor Square	8,250	0	0	Cash			0
23	Holiday Inn - Lafayette	12,500	0	0	Cash		PIP Reserve	1,351,250
24	260 East Brown Street	0	0	0				0
25	Hilton Garden Inn Oshkosh	600,000	0	0	Cash		Zoning Reserve ($25,761.58), Debt Service Reserve ($112,764.02), and Ground Lease Reserve ($19,802.50)	158,328
26	Louisville Apartments - Ashton Park	0	0	0				0
27	Louisville Apartments - St. James	0	0	0				0
28	Bossier Corners	94,552	0	0	Cash			0
29	Courtyard Marriott Philadelphia Bensalem	134,000	26,800	134,000	Cash			0
30	Security Public Storage - Richmond	0	0	0				0
31	Princessa Plaza	0	Springing	0				0
32	Manchester Run Shopping Center	0	0	0				0
33	Hilton Garden Inn Peachtree City	0	0	0				0
34	Reynolds MHC Portfolio 1	1,700,000	0	0	Cash			0
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora	0	0	0				0
36	Beach MHP	0	0	0				0
37	Northport Loop Office	0	0	0				0
38	Burlington Coat Factory - Independence	0	0	0				0
39	Horizons Office Center	0	0	0				0
40	Central Self Storage	0	0	0				0
41	College Village	0	0	0				0
42	Kohl’s - Wadsworth	0	0	0				0
43	Comfort Inn & Suites Beachfront - Galveston	117,277	19,546	117,277	Cash			0
44	Tides at Calabash	0	0	0				0
45	8350 & 8366 Westheimer	0	0	0				0
46	Advantage Mini Storage	0	0	0				0
47	Midtown Marketplace	18,800	0	0	Cash			0
48	Fresh Thyme Market	0	Springing	0				0
49	Holiday Inn Express Somerset	75,000	0	0	Cash		PIP Reserve Funds	0
50	Best Western - La Grande	165,188	0	0	Cash			0
51	The Pines Apartments	0	0	0				0
52	Courtyards at Valley View	675,000	0	0	Cash			0
53	Best Western Plus South Bay	0	0	0				0
54	Reynolds MHC Portfolio 3	675,000	0	0	Cash			0
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins	25,000	0	0	Cash			0
56	Champion Hills	105,000	0	0	Cash			0
57	21 West Shopping Center	100,000	0	0	Cash			0
58	Southcoast Beaches Center	0	0	0				0
59	La Quinta Inn & Suites Smyrna	26,000	13,000	26,000	Cash			0
60	14 Mile & Middlebelt	0	0	0				0
61	Gulfport Plaza	0	0	0				0
62	Infinite Self Storage New Lenox	0	0	0				0
63	Hampton Inn & Suites - Cape Coral	100,000	Springing	100,000	Cash			0
64	AA Climate Control Self Storage	0	0	0				0
65	Avalon MHC	0	0	0				0
66	Harris Teeter - Darnestown, MD	0	0	0				0
67	Park West Self Storage	0	0	0				0
68	Infinite Self Storage Plainfield	0	0	0				0
69	Silverstone & Key Estates MHP	50,000	4,167	150,000	Cash			0
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village	0	0	0				0
71	Valleyfield Apartments	0	0	0				0
72	Big Ben Self Storage	0	0	0				0
73	Royal Lane Office	112,500	0	0	Cash			0
74	Infinite Self Storage Greenfield	0	0	0				0
75	Walgreens - Franklin	0	0	0				0
76	A-Safe Mini Storage Portfolio	50,000	0	0	Cash			0
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing	0	Springing	0			Springing Cosi Reserve	0
78	Parkway Pointe	0	0	0				0
79	Infinite Self Storage LaPorte	0	0	0				0
80	DaVita Dialysis (Lakewood, CO)	0	0	0				0
81	Getzville Plaza	100,000	0	0	Cash			0
82	Riviera Estates & Elm Grove MHP	0	0	0				0
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL	0	0	0				0
84	US 23 Self Storage	0	0	0				0
85	Idaho Self Storage	0	0	0				0
86	WAG - Staten Island	0	Springing	0				0
87	CVS - Douglas, GA	0	0	0				0
88	Valley Palms MHC	0	0	0				0
89	Summerhaven MHP	100,000	0	0	Cash			0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(4)(10)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(10)
90	Benbrook Commons	7,178	0	0	Cash		Metro PCS Tenant Improvement	14,500
91	Bell Plaza	0	0	0				0
92	Shadow Trace	0	0	0				0
93	James Plaza	35,000	0	0	Cash		AT&T Rent Reserve	3,890
94	Scioto Apartments	0	0	0				0
95	Cahaba Mobile Home Estates	0	0	0				0
96	Infinite Self Storage South Chicago	0	0	0				0
97	Oaks MHC	60,000	0	0	Cash			0
98	Ivywood Apartments	0	0	0				0
99	Lake Bambi MHP	0	0	0				0
100	Little Street Village MHP	0	0	0				0
101	Westgate Park MHC	0	0	0				0
102	Newberry Woods Apartments	0	0	0				0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(8)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	745 Atlantic Avenue	0	0	Cash			Fee
2	Sheraton Lincoln Harbor Hotel	0	0				Fee
3	CityPlace I	0	0	Cash			Fee
4	Courtyard Marriott - Tacoma	0	0				Fee
5	11 Madison Avenue	0	0	Cash			Fee
6	Hampton Inn & Suites - Jacksonville Beach	Springing	0	Cash			Fee
7	Patrick Henry Mall	0	0				Fee
8	Philadelphia Design & Distribution Center	0	0				Fee
9	Warren Industrial Center	0	0				Fee
9.01	27485 George Merrelli						Fee
9.02	27767 George Merrelli						Fee
9.03	7111 East 11 Mile Road						Fee
10	Brooks Landing Apartments	0	0				Fee
11	Palouse Mall	0	0			1,036,000/638,000/1,924,000	Leasehold	6/30/2066	$285,582
12	Silver Rock Apartments	0	0				Fee
13	Ross Portfolio	0	0				Fee
13.01	Kohl’s - Lakewood, CO						Fee
13.02	Ronpak						Fee
14	Lawton Town Center	0	0	Cash			Fee
15	Zephyr Commons	0	0				Fee
16	Ole London Towne Apartments	0	0				Fee
17	Covington Plaza	0	0				Fee
18	Bernstein Portfolio	0	0				Fee
18.01	Oxford Lake Business Park						Fee
18.02	400 North Business Park						Fee
18.03	Corporate Campus at Meadows						Fee
18.04	Miami Gardens						Fee
19	Mountain Valley Center	0	0				Fee
20	Ashley Place Apartments	0	0				Fee
21	Barclay Square	0	0				Fee
22	Windsor Square	0	0				Fee
23	Holiday Inn - Lafayette	0	0	Cash			Leasehold	01/01/2043	$50,000
24	260 East Brown Street	0	0				Fee
25	Hilton Garden Inn Oshkosh	0	0	Cash			Leasehold	05/31/2026	$79,210
26	Louisville Apartments - Ashton Park	0	0				Fee
27	Louisville Apartments - St. James	0	0				Fee
28	Bossier Corners	0	0				Fee
29	Courtyard Marriott Philadelphia Bensalem	0	0				Fee
30	Security Public Storage - Richmond	0	0				Fee
31	Princessa Plaza	0	0				Fee
32	Manchester Run Shopping Center	0	0				Fee
33	Hilton Garden Inn Peachtree City	0	0				Fee
34	Reynolds MHC Portfolio 1	0	0				Fee
34.01	Lansing Park Terrace						Fee
34.02	Oakwood Meadows						Fee
34.03	Cedar Knob & Oak Creek Estates						Fee
34.04	Valli Village						Fee
34.05	Evergreen Village MHC						Fee
35	Infinite Self Storage Nora	0	0				Fee
36	Beach MHP	0	0				Fee
37	Northport Loop Office	0	0				Fee
38	Burlington Coat Factory - Independence	0	0				Fee
39	Horizons Office Center	0	0				Fee
40	Central Self Storage	0	0				Fee
41	College Village	0	0				Fee
42	Kohl’s - Wadsworth	0	0				Fee
43	Comfort Inn & Suites Beachfront - Galveston	0	0				Fee
44	Tides at Calabash	0	0				Fee
45	8350 & 8366 Westheimer	0	0				Fee
46	Advantage Mini Storage	0	0				Fee
47	Midtown Marketplace	0	0				Fee
48	Fresh Thyme Market	0	0				Fee
49	Holiday Inn Express Somerset	$5,000 until the earlier of (i) a Cash Management Franchise Agreement Trigger Event or (ii) a Cash Management Franchise Agreement Trigger Event Cure.	0	Cash			Fee
50	Best Western - La Grande	0	0				Fee
51	The Pines Apartments	0	0				Fee
52	Courtyards at Valley View	0	0				Fee
53	Best Western Plus South Bay	0	0				Fee
54	Reynolds MHC Portfolio 3	0	0				Fee
54.01	Riverside						Fee
54.02	Tuckaway MHC & Storage						Fee
54.03	Camino Park						Fee
54.04	Prairie Place						Fee
55	Fairfield Inn & Suites - Warner Robins	0	0				Fee
56	Champion Hills	0	0				Fee
57	21 West Shopping Center	0	0				Fee
58	Southcoast Beaches Center	0	0				Fee
59	La Quinta Inn & Suites Smyrna	0	0				Fee
60	14 Mile & Middlebelt	0	0				Fee
61	Gulfport Plaza	0	0				Fee
62	Infinite Self Storage New Lenox	0	0				Fee
63	Hampton Inn & Suites - Cape Coral	0	0				Fee
64	AA Climate Control Self Storage	0	0				Fee
65	Avalon MHC	0	0			550,000	Fee
66	Harris Teeter - Darnestown, MD	0	0				Fee
67	Park West Self Storage	0	0				Fee
68	Infinite Self Storage Plainfield	0	0				Fee
69	Silverstone & Key Estates MHP	0	0				Fee
69.01	Silverstone MHP						Fee
69.02	Key Estates MHP						Fee
70	Redan Village	0	0				Fee
71	Valleyfield Apartments	0	0				Fee
72	Big Ben Self Storage	0	0				Fee
73	Royal Lane Office	0	0				Fee
74	Infinite Self Storage Greenfield	0	0				Fee
75	Walgreens - Franklin	0	0				Fee
76	A-Safe Mini Storage Portfolio	0	0				Fee
76.01	A-Safe Mini Storage Pineville						Fee
76.02	A-Safe Mini Storage Ball						Fee
77	City Center Retail - Lansing	Springing	0				Fee
78	Parkway Pointe	0	0				Fee
79	Infinite Self Storage LaPorte	0	0				Fee
80	DaVita Dialysis (Lakewood, CO)	0	0				Fee
81	Getzville Plaza	0	0				Fee
82	Riviera Estates & Elm Grove MHP	0	0				Fee
82.01	Elm Grove MHP						Fee
82.02	Riviera Estates MHP						Fee
83	CVS - Montgomery, AL	0	0				Fee
84	US 23 Self Storage	0	0				Fee
85	Idaho Self Storage	0	0				Fee
86	WAG - Staten Island	0	0				Leasehold	7/30/2052	$290,400
87	CVS - Douglas, GA	0	0				Fee
88	Valley Palms MHC	0	0				Fee
89	Summerhaven MHP	0	0				Fee

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(8)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
90	Benbrook Commons	0	0	Cash			Fee
91	Bell Plaza	0	0				Fee
92	Shadow Trace	0	0				Fee
93	James Plaza	0	0	Cash			Fee
94	Scioto Apartments	0	0				Fee
95	Cahaba Mobile Home Estates	0	0				Fee
96	Infinite Self Storage South Chicago	0	0				Fee
97	Oaks MHC	0	0				Fee
98	Ivywood Apartments	0	0				Fee
99	Lake Bambi MHP	0	0				Fee
100	Little Street Village MHP	0	0				Fee
101	Westgate Park MHC	0	0				Fee
102	Newberry Woods Apartments	0	0				Fee

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	745 Atlantic Avenue		Hard/Springing Cash Management
2	Sheraton Lincoln Harbor Hotel		Hard/Springing Cash Management
3	CityPlace I		Hard/Upfront Cash Management
4	Courtyard Marriott - Tacoma		Hard/Springing Cash Management
5	11 Madison Avenue		Hard/Springing Cash Management	1,075,000,000	3,233,642	310,670,000	310,670,000	2.82
6	Hampton Inn & Suites - Jacksonville Beach		Springing
7	Patrick Henry Mall		Hard/Springing Cash Management
8	Philadelphia Design & Distribution Center		Springing
9	Warren Industrial Center		Hard/Springing Cash Management
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments		Springing
11	Palouse Mall	Ground rent increases by 10% every five years. An exception is in years 31-35 which increases by 25% over the previous rent. The same 10% increase pattern applies to the option terms.	Hard/Springing Cash Management
12	Silver Rock Apartments		None
13	Ross Portfolio		Hard/Springing Cash Management
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center		Springing
15	Zephyr Commons		Springing
16	Ole London Towne Apartments		Springing
17	Covington Plaza		Springing
18	Bernstein Portfolio		Hard/Springing Cash Management
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center		Springing
20	Ashley Place Apartments		Springing
21	Barclay Square		Springing
22	Windsor Square		Hard/Springing Cash Management
23	Holiday Inn - Lafayette	Y	Hard/Springing Cash Management
24	260 East Brown Street		Springing
25	Hilton Garden Inn Oshkosh	Y	Hard/Springing Cash Management
26	Louisville Apartments - Ashton Park		Springing
27	Louisville Apartments - St. James		Springing
28	Bossier Corners		Springing
29	Courtyard Marriott Philadelphia Bensalem		Springing
30	Security Public Storage - Richmond		None
31	Princessa Plaza		Hard/Springing Cash Management
32	Manchester Run Shopping Center		Springing
33	Hilton Garden Inn Peachtree City		Springing
34	Reynolds MHC Portfolio 1		Springing
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora		Springing
36	Beach MHP		Springing
37	Northport Loop Office		Springing
38	Burlington Coat Factory - Independence		Springing
39	Horizons Office Center		Springing
40	Central Self Storage		Springing
41	College Village		Hard/Springing Cash Management
42	Kohl’s - Wadsworth		Springing
43	Comfort Inn & Suites Beachfront - Galveston		Springing
44	Tides at Calabash		Springing
45	8350 & 8366 Westheimer		Hard/Springing Cash Management
46	Advantage Mini Storage		Springing
47	Midtown Marketplace		Springing
48	Fresh Thyme Market		Springing
49	Holiday Inn Express Somerset		Hard/Springing Cash Management
50	Best Western - La Grande		Hard/Springing Cash Management
51	The Pines Apartments		None
52	Courtyards at Valley View		Springing
53	Best Western Plus South Bay		Springing
54	Reynolds MHC Portfolio 3		Springing
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins		Hard/Springing Cash Management
56	Champion Hills		Springing
57	21 West Shopping Center		Springing
58	Southcoast Beaches Center		Springing
59	La Quinta Inn & Suites Smyrna		None
60	14 Mile & Middlebelt		Springing
61	Gulfport Plaza		Springing
62	Infinite Self Storage New Lenox		Springing
63	Hampton Inn & Suites - Cape Coral		Hard/Springing Cash Management
64	AA Climate Control Self Storage		Springing
65	Avalon MHC		Springing
66	Harris Teeter - Darnestown, MD		Springing
67	Park West Self Storage		None
68	Infinite Self Storage Plainfield		Springing
69	Silverstone & Key Estates MHP		Springing
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village		Springing
71	Valleyfield Apartments		Springing
72	Big Ben Self Storage		Springing
73	Royal Lane Office		Springing
74	Infinite Self Storage Greenfield		Springing
75	Walgreens - Franklin		Springing
76	A-Safe Mini Storage Portfolio		Springing
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing		Springing
78	Parkway Pointe		Springing
79	Infinite Self Storage LaPorte		Springing
80	DaVita Dialysis (Lakewood, CO)		Hard/Springing Cash Management
81	Getzville Plaza		Springing
82	Riviera Estates & Elm Grove MHP		Springing
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL		Hard/Upfront Cash Management
84	US 23 Self Storage		Springing
85	Idaho Self Storage		Springing
86	WAG - Staten Island	Increased every 5 years as scheduled in the ground lease	Springing
87	CVS - Douglas, GA		Hard/Upfront Cash Management
88	Valley Palms MHC		None
89	Summerhaven MHP		Springing

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
90	Benbrook Commons		Hard/Springing Cash Management
91	Bell Plaza		None
92	Shadow Trace		Springing
93	James Plaza		Springing
94	Scioto Apartments		Springing
95	Cahaba Mobile Home Estates		Springing
96	Infinite Self Storage South Chicago		Springing
97	Oaks MHC		Springing
98	Ivywood Apartments		Springing
99	Lake Bambi MHP		Springing
100	Little Street Village MHP		Springing
101	Westgate Park MHC		Springing
102	Newberry Woods Apartments		Springing

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(17)	Affiliated Sponsors	Mortgage Loan Number
1	745 Atlantic Avenue						OPG Investment Holdings US Inc.		1
2	Sheraton Lincoln Harbor Hotel						Hartz Financial Corp.		2
3	CityPlace I						Kevin McCall; John T. Caldwell		3
4	Courtyard Marriott - Tacoma						Hollander Properties, LLC; Marlo G. Hollander; Mark A. Hollander		4
5	11 Madison Avenue	2.77	45.7%	10.2%	10.0%	325,000,000	SL Green Realty Corp.		5
6	Hampton Inn & Suites - Jacksonville Beach						Peter G. Abessinio; Vincent T. Abessinio		6
7	Patrick Henry Mall						PREIT Associates, L.P.		7
8	Philadelphia Design & Distribution Center						Kalmon Dolgin; Neil Dolgin; Joshua M. Dolgin		8
9	Warren Industrial Center						Eric B. Larson		9
9.01	27485 George Merrelli								9.01
9.02	27767 George Merrelli								9.02
9.03	7111 East 11 Mile Road								9.03
10	Brooks Landing Apartments						Jon Wood; Roger Kuula		10
11	Palouse Mall						Nicholas Lindsey Dean Echelbarger; Lindsey L.R. Echelbarger; Carolyn Echelbarger; Bluff’s End Trust		11
12	Silver Rock Apartments						Roosevelt T. Miller, Jr.		12
13	Ross Portfolio						Deane Earl Ross	Y -Group 2	13
13.01	Kohl’s - Lakewood, CO								13.01
13.02	Ronpak								13.02
14	Lawton Town Center						John Collett; Michael E. Robbe; Michael D. Smith; Tyler C. Covington		14
15	Zephyr Commons						NADG US Supermarket Anchored Fund (U.S.) Limited Partnership; NADG US Supermarket Anchored Fund (Canadian) Limited Partnership		15
16	Ole London Towne Apartments						James R. Hatcher; Alexis V. Lewis		16
17	Covington Plaza						Nathaniel A. Tower		17
18	Bernstein Portfolio						Craig Bernstein; Maxine Bernstein		18
18.01	Oxford Lake Business Park								18.01
18.02	400 North Business Park								18.02
18.03	Corporate Campus at Meadows								18.03
18.04	Miami Gardens								18.04
19	Mountain Valley Center						Rosanne P. Zemp		19
20	Ashley Place Apartments						Bobby Zacharias; Akkamma B. Zacharias		20
21	Barclay Square						Peter Borzak; Pine Tree Commercial Realty, LLC		21
22	Windsor Square						Gary J. Dragul		22
23	Holiday Inn - Lafayette						Pandey Hotel Corporation; Prakash Pandey		23
24	260 East Brown Street						Richard B. Broder; Todd Sachse		24
25	Hilton Garden Inn Oshkosh						Beechwood Development, LLC; Darrell Hanson; Thomas D. Arnot		25
26	Louisville Apartments - Ashton Park						Daniel Friess; Kenneth Friess; K. Erik Friess	Y -Group 4	26
27	Louisville Apartments - St. James						Daniel Friess; Kenneth Friess; K. Erik Friess	Y -Group 4	27
28	Bossier Corners						Jeffrey L. Anenberg; Al-Sal Oil Company, Inc.		28
29	Courtyard Marriott Philadelphia Bensalem						Ajesh Patel		29
30	Security Public Storage - Richmond						See Footnote 17		30
31	Princessa Plaza						Kenfield Kennedy; Felicia C. Kennedy		31
32	Manchester Run Shopping Center						Andy Silberfein		32
33	Hilton Garden Inn Peachtree City						Rajesh A. Patel		33
34	Reynolds MHC Portfolio 1						David H. Reynolds	Y -Group 3	34
34.01	Lansing Park Terrace								34.01
34.02	Oakwood Meadows								34.02
34.03	Cedar Knob & Oak Creek Estates								34.03
34.04	Valli Village								34.04
34.05	Evergreen Village MHC								34.05
35	Infinite Self Storage Nora						Jeffrey L. Kittle	Y -Group 1	35
36	Beach MHP						James W. Soboleski; Deborah L. Soboleski		36
37	Northport Loop Office						John Thomas Young; The John Thomas Young Trust Dated October 21, 1998		37
38	Burlington Coat Factory - Independence						Patrick T. Hayes		38
39	Horizons Office Center						Brian K. Waxman; Alexander D. Walker		39
40	Central Self Storage						Robert J. Dailey; Timothy D. Davis		40
41	College Village						Mortimer Klaus		41
42	Kohl’s - Wadsworth						Lynn G. Kirk; Frank W. Kirk		42
43	Comfort Inn & Suites Beachfront - Galveston						Paresha Shah; Suresh Shah		43
44	Tides at Calabash						Matthew A. Sharp; J. David Kelsey		44
45	8350 & 8366 Westheimer						Warren Clayton Smith; Paul A. Whitman		45
46	Advantage Mini Storage						Robert Williams		46
47	Midtown Marketplace						John L. Gibson, III; Michael A. Culpepper; Donna L. Whitaker; Bruce A. Berlin		47
48	Fresh Thyme Market						Artis Shepherd; Elian Shepherd		48
49	Holiday Inn Express Somerset						Kalpana Mahendra Patel; Rajani Patel		49
50	Best Western - La Grande						Bakulesh G. Patel		50
51	The Pines Apartments						Stephen C. Miller		51
52	Courtyards at Valley View						John J. Griggs, III; K. Cross Moceri		52
53	Best Western Plus South Bay						Yaping Wang		53
54	Reynolds MHC Portfolio 3						David H. Reynolds	Y -Group 3	54
54.01	Riverside								54.01
54.02	Tuckaway MHC & Storage								54.02
54.03	Camino Park								54.03
54.04	Prairie Place								54.04
55	Fairfield Inn & Suites - Warner Robins						Dilipkumar R. Patel; Bharat Patel		55
56	Champion Hills						Adir Levitas		56
57	21 West Shopping Center						Richard G. Levin; A. Eugene Loving, Jr.		57
58	Southcoast Beaches Center						Southcoast Capital Corporation		58
59	La Quinta Inn & Suites Smyrna						Hiten G. Patel; Deep C. Govan		59
60	14 Mile & Middlebelt						Mark Klar		60
61	Gulfport Plaza						Gregory M. Cervenka		61
62	Infinite Self Storage New Lenox						Jeffrey L. Kittle	Y -Group 1	62
63	Hampton Inn & Suites - Cape Coral						Punit Shah		63
64	AA Climate Control Self Storage						Joel Patrick Collier; Gregg M. Pratka		64
65	Avalon MHC						Clyde C. Leaver, III; Joseph V. Ventresca; Rubin P. Blair		65
66	Harris Teeter - Darnestown, MD						Stephen A. Goldberg		66
67	Park West Self Storage						Frank L. Crist III		67
68	Infinite Self Storage Plainfield						Jeffrey L. Kittle	Y -Group 1	68
69	Silverstone & Key Estates MHP						Laura I. Paliga		69
69.01	Silverstone MHP								69.01
69.02	Key Estates MHP								69.02
70	Redan Village						Richard James	Y -Group 5	70
71	Valleyfield Apartments						Richard James	Y -Group 5	71
72	Big Ben Self Storage						David M. Levenfeld; Ian M. Burnstein		72
73	Royal Lane Office						David Spiegel; Suzanne Cortney		73
74	Infinite Self Storage Greenfield						Jeffrey L. Kittle; Thomas E. Herman	Y -Group 1	74
75	Walgreens - Franklin						Stephen F. Anderson; Donald A. Campbell; Sarosh D. Kumana		75
76	A-Safe Mini Storage Portfolio						Mathew Preston Drennan; Karen Drennan		76
76.01	A-Safe Mini Storage Pineville								76.01
76.02	A-Safe Mini Storage Ball								76.02
77	City Center Retail - Lansing						Carl Grenadier; Glenn Grenadier; Josh Grenadier		77
78	Parkway Pointe						Michael P. Phillips		78
79	Infinite Self Storage LaPorte						Jeffrey L. Kittle	Y -Group 1	79
80	DaVita Dialysis (Lakewood, CO)						Deane Earl Ross	Y -Group 2	80
81	Getzville Plaza						Efraim Lesser		81
82	Riviera Estates & Elm Grove MHP						Mark Kelly, Peter Whitehead	Y -Group 8	82
82.01	Elm Grove MHP								82.01
82.02	Riviera Estates MHP								82.02
83	CVS - Montgomery, AL						Rene Merlander Family Trust; Merlander Family Irrevocable Trust	Y -Group 6	83
84	US 23 Self Storage						Charles C. Day; Chad C. Day		84
85	Idaho Self Storage						Brian Visser; Frederick Neser; David Head		85
86	WAG - Staten Island						Yama Rahimzada		86
87	CVS - Douglas, GA						Rene Merlander Family Trust; Merlander Family Irrevocable Trust	Y -Group 6	87
88	Valley Palms MHC						Burke Kim Heaton		88
89	Summerhaven MHP						Paul S. Liechty; David R. Hunt, Sr.; Gregory Rumsey		89

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(17)	Affiliated Sponsors	Mortgage Loan Number
90	Benbrook Commons						Wazir A. Noorani; Gulnar Noorani; Imran Noorani		90
91	Bell Plaza						Curt R. Feuer		91
92	Shadow Trace						Richard James	Y -Group 5	92
93	James Plaza						Frank G. Jonna; Peter Jonna; Christine Piligian		93
94	Scioto Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	94
95	Cahaba Mobile Home Estates						Matthew Udell		95
96	Infinite Self Storage South Chicago						Jeffrey L. Kittle	Y -Group 1	96
97	Oaks MHC						Bradley J. Schram		97
98	Ivywood Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	98
99	Lake Bambi MHP						Timothy H. Karagosian		99
100	Little Street Village MHP						Rachele C. Richardson; Brandy Cella; Priscilla Cella		100
101	Westgate Park MHC						Mark Kelly, Peter Whitehead	Y -Group 8	101
102	Newberry Woods Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	102

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FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “CIIICM” denotes C-III Commercial Mortgage LLC, “SG” denotes Société Générale, “Basis” denotes Basis Real Estate Capital II, LLC and “LIG I” denotes Liberty Island Group I LLC.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in the Free Writing Prospectus.

Mortgage loans #26 (Louisville Apartments - Ashton Park) and #27 (Louisville Apartments - St. James) are cross-collateralized and cross-defaulted. The mortgage loan documents do not allow for release of the mortgaged property.

(3)	For mortgage loan #8 (Philadelphia Design & Distribution Center), the Number of Units includes 397,716 square feet of industrial space, 227,205 square feet of office space and 53,889 square feet of retail space.

For mortgage loan #14 (Lawton Town Center), the Occupancy Rate includes the largest tenant (55,469 square feet), representing 26.7% of net rentable square feet, which leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #31 (Princessa Plaza), the Number of Units includes 24,306 square feet of medical office space, 7,024 square feet of retail space and 5,728 square feet of office space.

For mortgage loan #82.01 (Elm Grove MHP), the Number of Units and Occupancy Rate does not include 16,500 square feet of retail space at the property. The retail space is comprised of two buildings which are 100.0% occupied by two tenants.

For mortgage loan #65 (Avalon MHC), the Number of Units includes 139 sites with homes that are owned by a borrower affiliate, 133 of which homes are occupied as of the Occupancy as-of Date. There is a master lease in place and income from the home rentals was not underwritten, only pad income was underwritten.

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(4)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), the property currently has 343 rooms. During the 1st quarter of 2016, the borrower plans to reconfigure underutilized administrative and meeting space and use that space to add an additional 15 rooms, bringing room count at the Sheraton Lincoln Harbor Hotel Property to 358 rooms. The Cut-off Date Balance per Unit and underwritten metrics are based on 358 rooms. $1,700,000 has been reserved for this renovation.

(5)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), the mortgage loan represents Note A-1 of two pari passu companion notes, which have a combined Cut-off Date principal balance of $80,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Notes A-1 and A-2 in the aggregate (“Sheraton Lincoln Harbor Hotel Loan Combination”). Note A-1 represents the controlling interest in the Sheraton Lincoln Harbor Hotel Loan Combination.

For mortgage loan #3 (CityPlace I), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $79,275,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in aggregate (the “CityPlace I Loan Combination”). Note A-1 is the controlling interest in the CityPlace I Loan Combination.

For mortgage loan #7 (Patrick Henry Mall), the mortgage loan represents Note A-3 of three pari passu companion loans, which have a combined Cut-off Date principal balance of $95,711,711. Note A-1 and Note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2 and Note A-3 in aggregate (the “Patrick Henry Loan Combination”). Note A-3 is a non-controlling interest in the Patrick Henry Mall Loan Combination.

For mortgage loan #5 (11 Madison Avenue), the mortgage loan represents Note A-3-C2 of 16 pari passu notes, which have a combined Cut-off Date principal balance of $764,330,000. Only Note A-3-C2 is included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on all of the pari passu notes in the aggregate. Note A-3-C2 represents a non-controlling interest in the related loan combination.

(6)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), there is a one-time 15-day grace period for the late payment charge if the borrower fails to pay the loan at maturity.

(7)	For mortgage loan #9 (Warren Industrial Center) the Appraised Value for the mortgage loan assumes the purchase option has been executed for the 7111 East 11 Mile Road mortgage property’s largest tenant (54,830 square feet), representing 19.3% of net rentable square feet of the mortgage loan. The appraised value for the mortgage loan assuming the purchase option has not been executed is $36,650,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $36,650,000 appraised value are 69.2% and 56.4%, respectively.

For mortgage loan #28 (Bossier Corners), the Appraised Value assumes that deferred maintenance has been completed. At origination of the loan, the lender escrowed $904,795, which is the full estimated cost of such deferred maintenance. The appraised value assuming deferred maintenance has not been completed is

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$13,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming an appraised value of $13,600,000 are 78.9% and 69.2%, respectively.

(8)	For mortgage loan #11 (Palouse Mall), all LTVs, DSCRs, and Debt Yields are calculated assuming the whole loan amount of $23,075,000. The Holdbacks can be disbursed in whole or in part provided that the following conditions are satisfied: (a) Joann has signed a lease in Building “J” for a minimum of 17,680 square feet at a minimum rent of $9.00/square foot with a minimum 10 year term; (b) Sportstown has signed a lease in Building “I” for a minimum of 4,800 square feet at a minimum rent of $12.00/square foot with a minimum five year term; (c) both Joann and Sportstown are in full occupancy of their respective spaces, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels; (d) the Borrower provides evidence satisfactory to the lender in the lender’s sole discretion that the new Joann lease does not result in a violation of either co-tenancy rights or exclusive use rights under the Michaels lease; (e) Alpine Vision is in full occupancy of its space, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by a signed tenant estoppel; (f) Staples has signed a lease in the westernmost pad building adjacent to Petco for a minimum of 12,148 square feet at a minimum rent of $14.00/square foot with a minimum 10 year term; (g) both Staples and Petco are in full occupancy of their respective spaces, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels. If the Holdback has not been released by October 9, 2017, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $23,075,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are 62.0%, 46.4%, 13.2%, and 11.2%, respectively.

For mortgage loan #65 (Avalon MHC), all LTVs, DSCRs, and Debt Yields are calculated assuming the whole loan amount of $4,500,000. The Holdback can be disbursed in whole provided that the following conditions are satisfied: the debt yield is not less than 9.0%, the DSCR is not less than 1.40x, the property has a trailing 12-month net cash flow of $405,000 and the economic occupancy is not less than 90%. If the Holdback has not been released by March 1, 2017, the lender may apply up to $500,000 of the unreleased proceeds to pay down the loan, accompanied by the applicable prepayment fee to be paid by the borrower (which prepayment fee will first be paid out of the remaining $50,000 of the Holdback). Assuming $500,0000 of the Holdback balance is applied to the full loan amount of $4,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are 66.4%, 52.9%, 10.0% and 9.7%, respectively.

(9)	Mortgage loans #26 (Louisville Apartments - Ashton Park) and #27 (Louisville Apartments - St. James) were underwritten in the aggregate, with U/W Revenues divided out by Number of Units at each mortgaged property. The U/W Expenses are allocated 78% to Louisville Apartments - Ashton Park and 22% to Louisville Apartments - St. James.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

A-1-31

For mortgage loan #1 (745 Atlantic Avenue), the largest tenant (131,171 square feet), representing 75.3% of net rentable square feet, has executed a lease and is paying rent on but is not in occupancy of 5,332 square feet of its space. Build out is expected to be completed in October 2015. The second largest tenant (30,781 square feet), representing 17.7% of net rentable square feet, has executed a lease but is not in occupancy of 10,545 square feet. The second largest tenant is expected to begin construction on the expansion space in January 2016 and has a partial rent abatement through June 2017. A $210,950 rent abatement reserve was taken at closing.

For mortgage loan #5 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, has a rent abatement for approximately one year beginning June 1, 2032, unless reduced by any previously exercised termination options. The second largest tenant (578,791 of net rentable square feet), representing 25.3% of net rentable square feet, has executed a lease and taken possession, but is currently building out its space and has abated rent through August 2016. The fourth largest tenant (103,426 square feet), representing 4.5% of net rentable square feet, has executed a lease, is paying rent and has taken possession, but is currently building out its space. An $18,847,898 rent abatement reserve for the second largest tenant, an $81,152,102 tenant improvements and leasing commissions reserve and a $59,060,332 tenant improvements and leasing commissions guaranty were taken at closing.

For mortgage loan #7 (Patrick Henry Mall), the third largest tenant (21,017 square feet), representing 4.9% of the net rentable square feet, may terminate its lease upon 60 days’ notice and pay 50% of unamortized tenant improvements if the third largest tenant’s gross sales from October 19, 2014 through September 19, 2015 are less than $2,200,000.

For mortgage loan #11 (Palouse Mall), tenants comprising 12,148 square feet of space have not executed leases but were included in the U/W Revenues, tenants who have executed leases to move to new spaces comprising 22,480 square feet of space are currently in occupancy of 20,526 square feet, and tenants comprising 15,795 square feet of space have executed leases, but have not taken occupancy. A $3,598,000 Holdback was taken at closing.

For Mortgage Loan #28 (Bossier Corners), the fourth largest tenant (11,819 square feet), representing 8.4% of net rentable feet, has taken possession of and has begun paying rent on but has not taken physical occupancy of its space. The tenant is anticipated to take occupancy of its space in October 2015.

For Mortgage Loan #47 (Midtown Marketplace), the fourth largest tenant (3,200 square feet), representing 7.0% of net rentable feet, has signed a lease but has not yet taken occupancy of its space. A rent reserve of $18,800 was escrowed at loan closing.

For mortgage loan #93 (James Plaza), the largest tenant (2,010 square feet), representing 24.1% of net rentable feet, has signed a lease and taken occupancy of its space but has not yet begun to pay rent. A rent reserve of $3,890 was escrowed at closing.

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(11)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (CityPlace I), the largest tenant (444,735 square feet), representing 50.3% of net rentable square feet, may terminate any of the 15th through 20th floors (totaling 138,719 square feet) as of December 31 of 2017, 2019 or 2020 upon satisfaction of the following conditions: (i) 15 months’ written notice; (ii) terminated floors must be contiguous and shall consist of the uppermost floors leased by the tenant; and (iii) payment of all unamortized tenant improvements and leasing commissions

For mortgage loan #5 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, may terminate its lease on one full floor as of any date from May 31, 2022 through April 30, 2027 upon providing 15 months’ written notice (“5 Year Termination Option”). The largest tenant may terminate its lease on one or two full floors (but only two full floors if the 5 Year Termination Option has not been exercised) as of any date from May 31, 2027 and April 30, 2032 upon providing 15 months’ written notice (“10 Year Termination Option”). The largest tenant may terminate its lease on three full floors, reduced by any floors terminated under the 5 Year Termination Option or the 10 Year Termination Option, as of any date from May 31, 2032 through April 30, 2037 upon providing 15 months’ written notice. For each termination option, the largest tenant shall pay a termination fee equal to the unamortized portion of the transaction costs, as defined in the lease, and abated rent.

For mortgage loan #8 (Philadelphia Design & Distribution Center), the largest tenant (184,128 square feet), representing 27.1% of net rentable square feet, may terminate its lease at any time if the largest tenant obtains new voting machines which require less than the space currently leased, upon providing 180 day’s written notice and payment of one month of base rent. The second largest tenant (108,107 square feet), representing 15.9% of net rentable square feet, may terminate its lease on a portion of its space if government funding is reduced over any 12 month period as follows: (i) 10,000 square feet if funding is reduced by 10%; (ii) 15,000 square feet if funding is reduced by 15%; and (iii) 20,000 square feet if funding is reduced by 20%. The second largest tenant is required to provide 180 days’ written notice.

For mortgage loan #11 (Palouse Mall), the largest tenant (52,759 square feet), representing 13.5% of the net rentable square feet, has the one time right to terminate its lease on January 31, 2026 upon providing written notice by May 1, 2025.

For mortgage loan #18 (Bernstein Portfolio), the third largest tenant (15,724 square feet), representing 6.3% of the net rentable square feet, has the one time right to terminate its lease on August 31, 2017 upon providing written notice by March 1, 2017.

For Mortgage Loan #28 (Bossier Corners), the third largest tenant (20,942 square feet), representing 14.9% of net rentable feet, may terminate its lease effective September 30, 2017 with 180 days’ written notice and payment of all unamortized tenant improvements and leasing commissions, if the third largest tenant’s gross

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sales are less than $70 per square foot for the period from July 1, 2017 through June 30, 2018.

For mortgage loan #31 (Princessa Plaza), the third largest tenant (2,422 square feet), representing 6.5% of net rentable square feet, has the right to terminate its lease with 90 days’ notice and a termination fee equal to three months’ rent, if either of the guarantors under the lease are disabled or deceased. The fifth largest tenant (1,943 square feet), representing 5.2% of net rentable square feet, has the right to terminate its lease with 60 days’ notice and a termination fee equal to three months’ rent, if the doctor at the veterinary practice dies or is permanently disabled and unable to continue practice.

For Mortgage Loan #37 (Northport Loop Office), the fourth largest tenant (9,000 square feet), representing 12.8% of net rentable feet, may terminate its lease at any time. If the tenant vacates, the largest tenant has agreed to lease the space at the same terms as the largest tenant’s lease.

For Mortgage Loan #47 (Midtown Marketplace), the fourth largest tenant (3,200 square feet), representing 7.0% of net rentable feet, is a state authorized liquor store and has appropriations clauses in its lease allowing for early termination by giving 3 months’ notice

For Mortgage Loan #56 (Champion Hills), the second largest tenant (20,561 square feet), representing 26.5% of net rentable feet, may terminate its lease effective December 31, 2019 with 270 days’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #60 (14 Mile & Middlebelt), the second largest tenant (12,011 square feet), representing 23.7% of net rentable square feet, may terminate its lease as of July 31, 2024, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #77 (City Center Retail-Lansing), the second largest tenant (3,050 square feet), representing 15.9% of net rentable square feet, may terminate its lease at any time upon providing 150 days’ written notice.

For mortgage loan #86 (WAG – Staten Island), the sole tenant (13,650 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of October 31, 2030, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #90 (Benbrook Commons), the second largest tenant (1,485 square feet), representing 9.2% of net rentable square feet, may terminate its lease at any time with 90 days’ notice and the payment of 2 months’ rent plus any unamortized tenant improvements and leasing commissions.

For Mortgage Loan #93 (James Plaza), the second largest tenant (1,872 square feet), representing 22.5% of net rentable feet, has a one-time option to terminate its lease effective April 30, 2020 with 150 days’ written notice and payment of the unamortized portion of the tenant improvements and leasing commissions.

(12)	For mortgage loan #5 (11 Madison Avenue), the borrower currently leases a portion of space from the largest tenant (1,266,051 square feet), representing 55.4% of net

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rentable square feet, which is then subleased to the second largest tenant (578,791 square feet), representing 25.3% of net rentable square feet. Upon the expiration of the largest tenant’s lease for that subleased space on May 31, 2017, the sublease between the borrower and the second largest tenant will become a direct lease. The largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, has multiple leases that expire as follows: 186,396 square feet expiring May 31, 2017 and 1,079,655 square feet expiring May 31, 2037.

For mortgage loan #8 (Philadelphia Design & Distribution Center), the second largest tenant (108,107 square feet), representing 15.9% of net rentable square feet, has multiple leases that expire as follows: 585 square feet expiring September 30, 2016 and 107,522 square feet expiring September 30, 2021. The fourth largest tenant (52,716 square feet), representing 7.8% of net rentable square feet, has multiple leases that expire as follows: 13,800 square feet expiring September 30, 2018 and 38,916 square feet expiring April 30, 2019.

For mortgage loan #77 (City Center Retail- Lansing), the fourth largest tenant (1,383 square feet), representing 7.2% of net rentable square feet, subleases its space for an annual base rent equal to the fourth largest tenant’s base rent, expiring October 31, 2017.

(13)	For mortgage loan #24 (260 East Brown Street), the second largest tenant (8,138 square feet), representing 16.2% of net rentable square feet, is related to the sponsor.

For mortgage loan #37 (Northport Loop Office), the largest tenant (28,455 square feet), representing 40.5% of net rentable feet, is affiliated with the sponsor.

(14)	For mortgage loan #3 (CityPlace I), the Monthly Replacement Reserve adjusts to $14,739 on the monthly payment date in October 2021.

For mortgage loan #6 (Hampton Inn & Suites – Jacksonville Beach), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #23 (Holiday Inn - Lafayette), the Monthly Replacement Reserve, will be adjusted to 1/12th of 5% of the actual annual gross income at the lender’s discretion.

For mortgage loan #25 (Hilton Garden Inn Oshkosh) the Monthly Replacement Reserve, to be adjusted at the borrower’s request no more than four times during the loan term, is equal to 1/12th of 4% of the actual annual gross income for the prior year.

For mortgage loan #33 (Hilton Garden Inn Peachtree City), the Monthly Replacement Reserve, will be adjusted to 1/12th of 4% of the actual annual gross income for the prior year with the adjusted monthly amount determined annually in July.

For mortgage loans #59 (La Quinta Inn & Suites Smyrna) and #29 (Courtyard Marriott Philadelphia Bensalem), the Monthly Replacement Reserve will be in each case 1/12 of 2.0% of annual gross income for the first 12 months of the loan, 1/12

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of 3.0% of annual gross income for the following 12 months of the loan, and 1/12 of 4.0% of annual gross income thereafter.

(15)	For mortgage loan #17 (Covington Plaza), the Monthly TI/LC begins in November 2017.

For mortgage loan #19 (Mountain Valley Center), the Monthly TI/LC beings in October 2016.

(16)	For mortgage loan #15 (Zephyr Commons), on January 11, 2020, the TI/LC Reserve Cap will adjust to $200,000 if the following conditions are satisfied: (i) no event of default under the mortgage loan agreement; (ii) (a) the second largest tenant (18,437 square feet), representing 16.0% of net rentable square feet, has renewed or extended its lease on terms and conditions acceptable to the lender; or (b) at least 70% of the space currently occupied by the second largest tenant has been leased to replacement tenants acceptable to the lender; and (iii) the debt yield is at least 7.75%.

(17)	With respect to mortgage loan #30 (Security Public Storage - Richmond), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trust; BACO Realty Corporation.

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Annex A-2

Mortgage Pool Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Wells Fargo Bank, National Association	21	$329,977,555	33.4%	4.386%	116	356	1.87	x	10.2%	9.4%	63.1%	58.2%
Rialto Mortgage Finance, LLC	19	201,913,702	20.4	4.840	117	351	1.62		10.7	9.9	65.5	59.5
C-III Commercial Mortgage LLC	37	181,266,299	18.3	4.778	118	347	1.48		10.2	9.5	69.5	58.0
Société Générale	11	129,597,832	13.1	4.505	118	358	1.77		11.8	10.5	66.8	56.0
Basis Real Estate Capital II, LLC	9	90,550,234	9.2	4.685	119	360	1.36		9.1	8.4	71.3	63.0
Liberty Island Group I LLC	5	55,175,759	5.6	5.059	119	337	1.40		10.7	9.3	71.3	60.1
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-1

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Retail	33	$271,021,056	27.4%	4.606%	116	353	1.50	x	9.8%	9.0%	68.2%	58.7%
Anchored	14	160,001,153	16.2	4.601	119	360	1.48		9.8	8.9	70.0	61.1
Single Tenant	9	50,710,005	5.1	4.670	109	330	1.37		9.0	8.7	66.4	55.8
Regional Mall	1	26,564,477	2.7	4.352	116	356	1.66		11.0	10.0	61.7	49.9
Unanchored	6	24,940,465	2.5	4.651	114	359	1.77		10.6	9.8	66.2	57.7
Shadow Anchored	3	8,804,957	0.9	4.976	118	346	1.41		10.0	9.2	71.9	60.6
Hospitality	14	204,877,721	20.7	4.817	119	346	1.76		12.8	11.3	65.3	55.7
Limited Service	12	132,877,721	13.4	4.728	118	338	1.82		13.2	11.8	66.1	53.4
Full Service	2	72,000,000	7.3	4.982	119	360	1.64		11.9	10.6	63.7	60.1
Office	11	191,383,333	19.4	4.416	118	342	2.04		10.3	9.3	60.6	57.9
CBD	4	153,450,000	15.5	4.254	118	360	2.21		10.2	9.3	58.4	58.1
Suburban	6	34,663,333	3.5	5.097	120	336	1.38		10.9	9.3	69.6	57.2
Medical	1	3,270,000	0.3	4.810	120	360	1.29		8.7	8.1	64.1	52.4
Multifamily	15	121,296,303	12.3	4.604	115	360	1.50		9.2	8.7	69.3	63.7
Garden	15	121,296,303	12.3	4.604	115	360	1.50		9.2	8.7	69.3	63.7
Self Storage	16	74,284,403	7.5	4.574	119	360	1.51		9.0	8.8	66.2	58.2
Self Storage	16	74,284,403	7.5	4.574	119	360	1.51		9.0	8.8	66.2	58.2
Manufactured Housing Community	21	46,304,310	4.7	4.972	116	352	1.53		10.2	9.9	70.4	57.7
Manufactured Housing Community	21	46,304,310	4.7	4.972	116	352	1.53		10.2	9.9	70.4	57.7
Mixed Use	4	46,034,254	4.7	4.584	119	360	1.55		10.7	9.5	70.1	61.7
Industrial/Office/Retail	1	26,000,000	2.6	4.300	119	360	1.73		11.9	10.3	70.3	64.1
Office/Retail	1	9,700,000	1.0	5.070	119	360	1.32		9.2	8.6	69.3	59.3
Office/Industrial	1	8,490,624	0.9	4.840	119	359	1.30		9.1	8.2	71.2	58.3
Manufactured Housing Community/Retail	1	1,843,630	0.2	4.860	117	357	1.37		8.9	8.7	67.2	55.2
Industrial	4	33,280,000	3.4	4.737	120	360	1.42		9.5	8.8	72.5	61.3
Flex	3	25,350,000	2.6	4.750	120	360	1.46		9.8	9.1	75.0	61.2
Manufacturing	1	7,930,000	0.8	4.695	120	360	1.29		8.6	8.0	64.6	61.6
Total/Weighted Average:	118	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Florida	8	$79,724,294	8.1%	4.571%	118	354	1.79	x	11.3%	10.2%	67.1%	60.2%
California	7	70,745,221	7.2	4.694	119	359	1.63		9.5	9.0	65.1	59.5
Northern	4	47,378,027	4.8	4.568	119	359	1.74		9.3	9.0	65.0	60.4
Southern	3	23,367,194	2.4	4.948	119	360	1.42		10.0	9.1	65.4	57.6
Massachusetts	1	70,000,000	7.1	4.170	117	0	1.79		8.1	7.6	61.0	61.0
Texas	10	63,792,651	6.5	4.722	119	360	1.39		9.3	8.7	70.5	62.1
New Jersey	1	60,000,000	6.1	4.990	119	360	1.60		11.5	10.3	62.5	60.7
Indiana	7	55,409,000	5.6	4.666	119	360	1.46		9.9	9.0	73.0	63.2
Michigan	11	54,793,969	5.5	4.781	119	360	1.45		9.8	9.1	73.1	60.8
Washington	2	46,308,118	4.7	4.526	120	360	1.57		10.7	9.6	69.5	56.2
Connecticut	1	45,000,000	4.6	4.750	118	0	1.87		10.8	9.0	69.2	69.2
Pennsylvania	3	42,466,904	4.3	4.592	119	322	1.67		12.5	10.9	66.0	54.7
Georgia	9	41,848,289	4.2	5.014	114	330	1.66		12.3	10.9	67.1	53.4
Virginia	3	38,008,727	3.8	4.433	117	357	1.58		10.5	9.6	64.8	52.5
New York	3	36,567,000	3.7	3.755	114	360	3.54		13.6	13.4	38.4	37.5
Louisiana	5	31,875,000	3.2	4.564	118	357	1.63		10.9	10.0	69.2	60.8
Idaho	4	29,214,154	3.0	4.868	119	360	1.46		10.6	9.3	72.3	61.9
North Carolina	3	27,900,000	2.8	4.799	104	360	1.37		9.4	8.6	68.7	63.6
Tennessee	4	26,460,000	2.7	4.797	119	349	1.55		11.8	10.0	68.9	59.0
Illinois	6	21,534,687	2.2	4.736	119	359	1.43		9.2	9.0	70.4	59.6
Oklahoma	2	21,289,548	2.2	4.575	119	360	1.34		8.7	8.2	68.0	56.6
Ohio	6	18,155,067	1.8	4.925	119	320	1.51		10.5	10.2	68.1	52.6
Wisconsin	4	17,723,823	1.8	4.564	118	360	1.68		11.6	10.3	65.9	57.8
Colorado	2	15,425,000	1.6	4.719	120	360	1.29		8.6	8.0	64.5	59.6
Kentucky	2	10,850,000	1.1	4.440	117	360	1.43		8.9	8.6	69.7	66.3
New Hampshire	1	9,488,033	1.0	4.250	119	359	1.87		11.6	11.1	60.1	48.2
Alabama	3	9,439,243	1.0	4.966	86	358	1.45		9.6	9.4	71.0	61.9
Missouri	1	8,210,828	0.8	4.620	117	309	1.31		8.8	8.7	74.0	56.1
Hawaii	1	7,860,000	0.8	4.510	119	0	1.74		8.2	8.0	54.2	54.2
Oregon	2	7,288,937	0.7	4.786	119	310	1.90		14.1	12.9	66.2	50.1
Kansas	1	5,770,000	0.6	4.620	119	360	1.42		9.7	8.8	74.5	65.4
Mississippi	1	4,867,500	0.5	4.840	118	360	1.49		10.0	9.4	74.6	65.8
Arizona	2	4,772,166	0.5	4.635	89	360	1.46		9.6	9.0	63.6	56.4
Maryland	1	4,477,877	0.5	4.700	130	238	1.38		10.9	10.7	51.5	29.7
Iowa	1	1,215,344	0.1	5.020	119	359	1.56		10.4	10.1	72.8	60.0
Total/Weighted Average:	118	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1,198,704 - 2,000,000	10	$15,703,432	1.6%	5.034%	112	354	1.61	x	11.2%	10.6%	67.5%	56.5%
2,000,001 - 3,000,000	9	22,414,964	2.3	4.702	98	359	1.54		9.6	9.1	65.9	58.4
3,000,001 - 4,000,000	13	44,912,765	4.5	4.733	114	359	1.42		9.5	8.9	66.9	56.8
4,000,001 - 5,000,000	14	64,019,863	6.5	4.664	120	334	1.73		11.1	10.4	64.9	53.8
5,000,001 - 6,000,000	9	50,877,500	5.1	4.940	119	338	1.60		11.7	10.6	67.1	54.9
6,000,001 - 7,000,000	5	32,918,000	3.3	4.652	106	360	1.36		8.9	8.4	68.6	60.1
7,000,001 - 8,000,000	5	38,127,727	3.9	4.809	119	344	1.52		10.1	9.2	67.2	59.3
8,000,001 - 9,000,000	4	34,054,703	3.4	4.695	118	347	1.38		9.1	8.8	71.0	59.4
9,000,001 - 10,000,000	6	57,393,984	5.8	4.611	119	359	1.73		11.2	10.6	65.4	54.4
10,000,001 - 15,000,000	9	107,813,966	10.9	4.666	119	347	1.59		10.9	9.7	69.1	60.0
15,000,001 - 20,000,000	5	84,525,000	8.6	4.747	119	349	1.37		9.5	8.7	69.5	59.5
20,000,001 - 30,000,000	8	197,594,477	20.0	4.563	118	359	1.59		10.3	9.4	69.6	61.7
30,000,001 - 50,000,000	3	108,125,000	10.9	4.369	119	360	2.36		11.9	10.7	59.8	55.7
50,000,001 - 70,000,000	2	130,000,000	13.2	4.548	118	360	1.70		9.7	8.8	61.7	60.9
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-4

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1.25 - 1.30	10	$97,516,571	9.9%	4.818%	119	345	1.27	x	8.9%	8.2%	69.9%	60.5%
1.31 - 1.40	30	210,699,712	21.3	4.724	119	354	1.34		9.1	8.5	71.3	61.6
1.41 - 1.50	20	141,457,291	14.3	4.738	115	349	1.47		10.2	9.4	69.4	57.8
1.51 - 1.60	8	100,159,098	10.1	4.868	117	360	1.59		11.1	10.1	64.1	59.2
1.61 - 1.70	9	96,612,830	9.8	4.548	116	359	1.65		11.3	10.1	67.4	55.6
1.71 - 1.80	5	115,588,250	11.7	4.320	118	350	1.77		9.5	8.7	62.3	59.7
1.81 - 1.90	9	137,551,061	13.9	4.639	118	359	1.85		11.4	10.1	68.1	63.0
1.91 - 2.00	5	32,131,566	3.3	4.644	119	325	1.97		12.5	11.3	64.2	55.8
2.01 - 2.25	2	7,400,000	0.7	4.742	96	300	2.17		14.3	13.1	59.1	51.7
2.26 - 3.89	4	49,365,003	5.0	3.917	118	357	3.45		14.8	14.3	41.0	38.9
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-5

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
7.9 - 8.0	2	$26,495,748	2.7%	4.488%	118	360	1.25	x	8.0%	7.6%	72.1%	65.0%
8.1 - 9.0	30	281,068,242	28.4	4.526	118	355	1.49		8.5	8.1	67.2	61.7
9.1 - 10.0	22	172,256,659	17.4	4.695	115	360	1.46		9.5	8.8	70.4	60.9
10.1 - 11.0	18	158,707,772	16.1	4.655	118	351	1.65		10.6	9.5	67.0	58.9
11.1 - 12.0	11	194,474,390	19.7	4.808	119	353	1.61		11.5	10.1	67.6	59.4
12.1 - 13.0	4	42,915,725	4.3	4.699	114	330	1.76		12.7	11.5	67.9	54.9
13.1 - 14.0	6	31,616,278	3.2	4.827	118	345	1.79		13.4	11.5	62.5	52.8
14.1 - 17.9	9	80,946,569	8.2	4.320	119	338	2.85		15.0	13.9	50.5	43.3
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-6

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
7.6 - 8.0	11	$182,112,748	18.4%	4.417%	118	360	1.50	x	8.3%	7.8%	65.7%	61.6%
8.1 - 9.0	38	302,094,397	30.6	4.687	118	356	1.50		9.3	8.6	70.4	63.4
9.1 - 10.0	23	209,774,965	21.2	4.730	115	353	1.53		10.6	9.6	68.2	56.7
10.1 - 11.0	11	133,426,169	13.5	4.793	119	354	1.65		11.5	10.4	66.2	59.9
11.1 - 12.0	9	84,785,478	8.6	4.684	116	345	1.80		12.9	11.4	66.2	54.6
12.1 - 13.0	3	14,382,287	1.5	5.119	119	334	1.88		14.1	12.7	60.8	48.5
13.1 - 14.0	3	12,340,335	1.2	4.765	120	300	1.98		14.9	13.6	61.9	45.9
14.1 - 16.2	4	49,565,003	5.0	3.950	118	338	3.43		15.3	14.6	40.9	37.7
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-7

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
32.5 - 50.0	2	$35,500,000	3.6%	3.667%	118	0	3.81	x	14.4%	14.1%	34.3%	34.3%
50.1 - 55.0	6	32,083,475	3.2	4.681	108	318	1.76		11.1	10.3	53.1	46.6
55.1 - 60.0	7	39,973,083	4.0	4.687	115	342	1.97		13.7	12.6	57.9	46.5
60.1 - 65.0	16	241,808,547	24.5	4.549	117	351	1.63		10.1	9.3	62.2	57.0
65.1 - 70.0	32	283,881,625	28.7	4.693	118	354	1.65		10.4	9.5	68.4	61.1
70.1 - 75.0	39	355,234,652	35.9	4.722	119	355	1.43		9.9	9.0	73.2	62.8
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-8

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
29.7 - 40.0	3	$45,453,725	4.6%	4.000%	119	239	3.08	x	13.7%	13.2%	41.0%	33.7%
40.1 - 45.0	5	24,486,654	2.5	4.792	119	311	2.17		14.7	13.2	53.0	42.8
45.1 - 50.0	11	86,468,847	8.7	4.534	113	348	1.78		11.9	11.1	60.3	48.7
50.1 - 55.0	12	70,302,533	7.1	4.914	119	337	1.55		10.5	9.6	64.1	52.9
55.1 - 60.0	33	241,819,095	24.5	4.690	117	357	1.56		10.7	9.7	69.6	58.2
60.1 - 65.0	17	281,022,652	28.4	4.600	119	360	1.56		9.7	8.9	66.7	61.8
65.1 - 69.2	21	238,927,875	24.2	4.663	117	360	1.55		9.5	8.6	72.0	67.2
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-9

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
3.560 - 3.750	1	$30,500,000	3.1%	3.560%	118	0	3.89	x	14.3%	14.1%	32.5%	32.5%
4.001 - 4.250	3	89,475,436	9.1	4.187	117	359	1.79		8.7	8.2	60.4	57.9
4.251 - 4.500	14	158,613,668	16.0	4.389	116	359	1.66		10.4	9.5	66.6	59.5
4.501 - 4.750	40	390,090,354	39.5	4.633	117	354	1.58		10.2	9.3	68.9	60.6
4.751 - 5.000	32	251,590,495	25.5	4.897	118	350	1.50		10.8	9.7	68.4	59.7
5.001 - 5.250	9	45,089,294	4.6	5.098	119	351	1.63		11.7	10.7	66.4	54.7
5.251 - 5.500	1	5,500,759	0.6	5.500	117	297	1.35		11.1	10.0	67.1	51.3
5.501 - 5.750	2	17,621,375	1.8	5.598	113	306	1.31		11.2	9.7	70.8	55.4
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-10

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Original Terms to Maturity

				Weighted Average
Original Terms to Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
60	6	$19,495,893	2.0%	4.744%	58	359	1.60	x	9.9%	9.5%	60.3%	56.9%
120	95	964,507,611	97.6	4.628	119	353	1.66		10.5	9.6	66.6	58.8
132	1	4,477,877	0.5	4.700	130	238	1.38		10.9	10.7	51.5	29.7
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-11

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
58 - 60	6	$19,495,893	2.0%	4.744%	58	359	1.60	x	9.9%	9.5%	60.3%	56.9%
61-130	96	968,985,488	98.0	4.629	119	352	1.66		10.5	9.6	66.6	58.7
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-12

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
Range of Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Non-Amortizing	9	$202,810,000	20.5%	4.296%	117	0	2.19	x	10.0%	9.3%	59.0%	59.0%
240	2	14,953,725	1.5	4.896	122	239	1.44		12.4	11.3	58.4	36.0
300	9	55,975,686	5.7	5.153	119	299	1.58		12.4	11.2	65.1	49.2
301 - 360	82	714,741,969	72.3	4.680	117	359	1.52		10.4	9.5	68.8	59.8
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-13

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Non-Amortizing	9	$202,810,000	20.5%	4.296%	117	0	2.19	x	10.0%	9.3%	59.0%	59.0%
238 - 240	2	14,953,725	1.5	4.896	122	239	1.44		12.4	11.3	58.4	36.0
241 - 300	9	55,975,686	5.7	5.153	119	299	1.58		12.4	11.2	65.1	49.2
301 - 360	82	714,741,969	72.3	4.680	117	359	1.52		10.4	9.5	68.8	59.8
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Interest-only, Amortizing Balloon	42	$449,589,500	45.5%	4.686%	118	359	1.48	x	10.2%	9.2%	69.4%	62.4%
Amortizing Balloon	51	336,081,881	34.0	4.759	117	343	1.58		11.1	10.2	66.9	53.5
Interest-only, Balloon	9	202,810,000	20.5	4.296	117	0	2.19		10.0	9.3	59.0	59.0
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-15

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Refinance	69	$595,007,991	60.2%	4.715%	117	349	1.57	x	10.6%	9.8%	67.0%	57.3%
Acquisition	33	393,473,390	39.8	4.503	118	360	1.79		10.2	9.3	65.7	60.7
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-16

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Springing	71	$493,935,420	50.0%	4.642%	117	353	1.57	x	10.2%	9.5%	68.3%	59.1%
Hard/Springing Cash Management	21	391,039,039	39.6	4.619	119	352	1.77		10.8	9.8	63.8	57.0
None	7	52,829,569	5.3	4.498	116	354	1.53		9.7	9.1	66.4	58.5
Hard/Upfront Cash Management	3	50,677,353	5.1	4.748	111	358	1.83		10.6	9.0	68.4	67.9
Total/Weighted Average:	102	$988,481,381	100.0%	4.631%	117	352	1.66	x	10.5%	9.6%	66.4%	58.7%

A-2-17

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	82	$668,903,934	67.7%	84	$680,505,324	68.8%	20	$330,867,694	33.5%
Insurance Escrow	77	$607,500,752	61.5%	81	$620,800,206	62.8%	23	$393,399,174	39.8%
Replacement Reserve	50	$363,043,245	36.7%	85	$742,733,687	75.1%	16	$247,397,694	25.0%
TI/LC Reserve(1)	18	$207,169,733	38.2%	28	$317,248,048	58.4%	16	$227,472,813	41.9%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2015-C31

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	November 2015	November 2016	November 2017	November 2018	November 2019	November 2020	November 2021	November 2022	November 2023	November 2024	November 2025	November 2026
Locked Out	100.00%	97.46%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	91.35	91.20	91.26	91.32	91.37	91.41	91.46	91.50	100.00	0.00
Yield Maintenance	0.00	2.54	8.65	8.61	8.56	8.68	8.63	8.59	8.54	8.50	0.00	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.19	0.18	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance Outstanding (in millions)	$988.48	$982.92	$976.26	$968.23	$958.33	$929.01	$916.29	$902.91	$888.38	$872.45	$2.77	$0.00

Percent of Aggregate Cut-off Date Pool Balance	100.00%	99.44%	98.76%	97.95%	96.95%	93.98%	92.70%	91.34%	89.87%	88.26%	0.28%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

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Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

745 ATLANTIC AVENUE

A-3-3

745 ATLANTIC AVENUE

A-3-4

745 ATLANTIC AVENUE

CAMBRIDGE
Charlestown
Boston Logan Intl. Airport 1 mile
North Point Park
Paul Revere Park
Zakim Bridge
Charlestown Br.
Lagone Park
US Coast Guard Base
Commercial St
Old North Church
Borroughs Wharf
Sumner Tunnel
Callahan Tunnel
Maverick
Maverick St
Sumner St
East Boston
BLUE LINE
CambridgeSide Galleria
Museum of Science
GREEN LINE
MBTA
Science Park
Charles River
TD Garden
NORTH STATION
North End
Thoreau Path
O'Neill Federal Building
Causeway St
Canal St
Hanover St
Atlantic Ave
Union Wharf
Boston Sailing Center
Paul Revere House
Piers Park
Massachusetts General Hospital
Shriners Hospital For Children
Merrimac St
Haymarket
Staniford St
Suffolk County Registry
JFK Federal Bldg.
New England Holocaust Memorial
Cross St
Charles/MGH
Cambridge St
Bowdoin
BOSTON
City Hall
Faneuil Hall
28 State St.
60 State Street
Long Wharf
Boston Waterboat Marina
BLUE LINE
Beacon Hill
Joy St
Gov't. Center
State
State St
Aquarium
Central Wharf
New England Aquarium
Boston Harbor
Pinckney St
State House
1 Beacon Street
1 Boston Place
75 State Street
India St
Atlantic Ave
India Wharf
Hatch Memorial Shell
Storrow Drive
Charles St
RED LINE
School St
Suffolk University
Old South Meeting House
Milk St
1 Post Office Sq.
One and Two International Place
Rowes Wharf
Beacon St
Park St.
Financial District
Boston Common
Tremont St
Downtown Crossing
Devonshire St
Federal St
Congress St
Seaport Blvd
Federal Court House
Fisher College
Back Bay
Boston Public Gardens
Arlington St
Comm. Ave
Boylston
Millennium Place
1 Lincoln Street
One Financial Center
Independence Wharf
Federal Reserve Bank
Boston Tea Party Ships & Museum
District Hall
Courthouse
The Institute of Contemporary Art
Seaport World Trade Center
Newbury St
Essex St
Chinatown
Emerson College
Boston Children's Mus.
Congress St
Boston Fire Museum
Boston Fish Pier
GREEN LINE
Arlington
Stuart St
Wang Theatre
Tufts Univ. School of Medicine
Tufts Medical Ctr.
Kneeland St
SOUTH STATION
Summer St
Seaport District
SILVER LINE
Liberty Wharf
Blue Hills Bank Pavilion
John Hancock Building
222 Berkeley
Columbus Ave
Newbury College
New England Medical Center
ORANGE LINE
MBTA
745 Atlantic Avenue
745 Atlantic Avenue
Boston, MA 02111
World Trade Center
Ted Williams Tunnel
Silver Line Way
BACK BAY
Massachusetts Turnpike
131 Dartmouth Street
Berkeley St
Herald St.
Harrison Ave
South Boston Bypass
Boston Convention and Exhibition Center
D St
Seaport Place
Clarendon St
South End
RED LINE
Channel Center
Dartmouth St
Boston Ctr. for the Arts
E. Berkeley St.
E Berkeley St
Traveler St
Broadway
Tremont St
SILVER LINE
W 4th St
Broadway
Shawmut Ave
Union Park St.
Union Park St
W 4th St
Newton St.
MBTA
South Boston
Worcester Square
Albany St
Newton St
Harrison Ave
Boston University Medical Campus
Mass Ave Connector
Old Colony Ave
D St
Bedford
Burlington
Wakefield
Peabody
Salem
Marblehead
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Winchester
Lexington
Malden
Nahant
Lincoln
Arlington
Medford
Everett
Revere
Chelsea
Belmont
Somerville
Waltham
Winthrop
Watertown
CAMBRIDGE
Atlantic Ocean
Mass Pike
Allston
Brighton
Newton
Chestnut Hill
Brookline
BOSTON
Wellesley
Needham
Quincy
Milton
Dedham
Hingham
Dover
Westwood
Weymouth
Braintree
Norwood
Medfield
Randolph

A-3-5

No. 1 – 745 Atlantic Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$70,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$70,000,000			Location:	Boston, MA
% of Initial Pool Balance:	7.1%			Size:	174,231 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$401.77
Borrower Name:	OPG 745 Atlantic Owner (DE) LLC			Year Built/Renovated:	1988/2014
Sponsor:	OPG Investment Holdings US Inc.			Title Vesting:	Fee
Mortgage Rate:	4.170%			Property Manager:	Self-managed
Note Date:	August 5, 2015			3rd Most Recent Occupancy (As of)(2):	88.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	78.4% (12/31/2013)
Maturity Date:	August 11, 2025			Most Recent Occupancy (As of)(2):	93.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	99.9% (8/4/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	$3,718,622 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$281,033 (12/31/2014)
Call Protection:	L(27),D(88),O(5)			Most Recent NOI (As of)(3):	($68,319) (TTM 3/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$8,747,978
				U/W Expenses:	$3,107,951
Escrows and Reserves(1):				U/W NOI:	$5,640,027
				U/W NCF:	$5,299,596
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.90x
Taxes	$0	Springing	NAP	U/W NCF DSCR:	1.79x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	8.1%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield:	7.6%
TI/LC Reserve	$0	Springing	NAP	As-Is Appraised Value:	$114,800,000
Cambridge Rent Reserve	$337,093	$0	NAP	As-Is Appraisal Valuation Date:	June 30, 2015
Existing TI/LC Reserve	$1,784,225	$0	NAP	Cut-off Date LTV Ratio:	61.0%
Deferred Maintenance	$1,327,560	$0	NAP	LTV Ratio at Maturity or ARD:	61.0%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “745 Atlantic Avenue Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Boston, Massachusetts (the “745 Atlantic Avenue Property”). The 745 Atlantic Avenue Mortgage Loan was originated on August 5, 2015 by Wells Fargo Bank, National Association. The 745 Atlantic Avenue Mortgage Loan had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and accrues interest at an interest rate of 4.170% per annum. The 745 Atlantic Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the 745 Atlantic Avenue Mortgage Loan. The 745 Atlantic Avenue Mortgage Loan matures on August 11, 2025.

Following the lockout period, the borrower has the right to defease the 745 Atlantic Avenue Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the 745 Atlantic Avenue Mortgage Loan is prepayable without penalty on or after April 11, 2025.

A-3-6

745 ATLANTIC AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$70,000,000	59.1%	Purchase price	$114,500,000	96.6%
Sponsor’s new cash contribution	48,501,761	40.9	Reserves	3,448,878	2.9
			Closing costs	552,883	0.5
Total Sources	$118,501,761	100.0%	Total Uses	$118,501,761	100.0%

The Property. The 745 Atlantic Avenue Property is an 11-story, class A office building totaling 174,231 square feet and located in the central business district of Boston, Massachusetts. Built in 1988 and renovated in 2014, the 745 Atlantic Avenue Property is situated on a 0.5-acre parcel. The previous owner invested approximately $30.0 million into the 745 Atlantic Avenue Property over the past 24 months, and 2014 renovations included a complete lobby renovation, elevator and mechanical upgrades and improvements to the building’s façade. The renovation modernized the 745 Atlantic Avenue Property’s lobby from traditional, corporate finishes to include reclaimed wood, polished porcelain tile and energy-efficient LED lighting. The 745 Atlantic Avenue Property contains 152 parking spaces within a three-level below-grade parking structure, which results in a parking ratio of 0.9 spaces per 1,000 square feet of rentable area. As of August 4, 2015, the 745 Atlantic Avenue Property was 99.9% leased and 90.8% physically occupied by four tenants (see “Major Tenants” section).

The 745 Atlantic Avenue Property serves as the Boston flagship location for the tenant WeWork, which accounts for 75.3% of the net rentable area and 73.8% of underwritten base rent on multiple leases expiring in April 2029. WeWork, which initially took occupancy of a single floor at the 745 Atlantic Avenue Property in October 2013 and expanded four times over 15 months, offers flexible workspaces from single desks to small offices to help entrepreneurs with their office space needs. As of May 2015, WeWork had more than 23,000 members and 32 locations including New York, Boston, Seattle, Los Angeles, San Francisco, Chicago, Washington, D.C., London, Amsterdam and Tel Aviv. In June 2015, WeWork completed an approximately $400.0 million round of funding from Fidelity Management & Research Co. and existing investors and was valued at approximately $10.0 billion. Investors from prior fund raises included J.P. Morgan Chase & Co., Harvard Management Co. and Benchmark.

The following table presents certain information relating to the tenancy at the 745 Atlantic Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
WeWork(2)(3)	NR/NR/NR	131,171	75.3%	$44.22	$5,800,345	73.8%	4/30/2029
Cambridge Consultants(4)(5)	NR/NR/NR	30,781	17.7%	$49.67(6)	$1,528,932(6)	19.5%	6/30/2024
Dain, Torpy, Le Ray, Weist & Garner, PC	NR/NR/NR	9,848	5.7%	$41.25	$406,230	5.2%	11/30/2021
Bloomberg, LP(7)	NR/NR/NR	2,225	1.3%	$55.49	$123,464	1.6%	1/31/2017
Occupied Collateral Total		174,025	99.9%	$45.16	$7,858,971	100.0%

Vacant Space(8)		206	0.1%

Collateral Total(9)		174,231	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2016 totaling $44,129.

(2)	WeWork occupies eight office spaces totaling 125,710 square feet, one retail space comprising 5,332 square feet and one storage space comprising 129 square feet. The office spaces have Annual U/W Base Rent PSFs of $40.50 (three spaces totaling 58,417 square feet), $45.50 (two spaces totaling 35,318 square feet) and $48.50 (three spaces comprising 31,975 square feet); the retail space has an Annual U/W Base Rent PSF of $51.50; and the storage space has an Annual U/W Base Rent PSF of $16.28.

(3)	WeWork has a signed lease and is making rent payments for its 5,332-square-foot retail space but is not yet in occupancy. Build-out is expected to be completed in October 2015, and upon completion, a 1,775-square-foot portion of the space is expected to be subleased to La Colombe Holdings, Inc. to be operated as a coffee shop at a rental rate of $59.15 per square foot.

(4)	Cambridge Consultants (“Cambridge”) leases 10,545 square feet of office space with an Annual U/W Base Rent PSF of $50.00 (“Cambridge Expansion Space”) and 20,236 square feet of office space with an Annual U/W Base Rent PSF of $49.50.

(5)	Cambridge is not yet in occupancy of the Cambridge Expansion Space and will commence rental payments on the Cambridge Expansion Space on November 1, 2015. Gap rent related to the Cambridge Expansion Space was reserved at loan closing (see “Escrows” section).

(6)	Cambridge Consultants currently pays reduced rent of $44.03 per square foot on its 20,236-square-foot office space through June 30, 2017. Future rent abatements were reserved upfront (see “Escrows” section).

(7)	Bloomberg LP occupies 2,078 square feet of retail space and 147 square feet of storage space with Annual U/W Base Rent PSF of $58.00 and $20.00, respectively.

(8)	The vacant space comprises one storage space.

(9)	The chart does not include the management office and storage space occupied by UPS, which have no leases in-place and no attributed net rentable area or underwritten base rent.

A-3-7

745 ATLANTIC AVENUE

The following table presents certain information relating to the lease rollover schedule at the 745 Atlantic Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	2	2,225	1.3%	2,225	1.3%	$123,464	$55.49
2018	0	0	0.0%	2,225	1.3%	$0	$0.00
2019	0	0	0.0%	2,225	1.3%	$0	$0.00
2020	0	0	0.0%	2,225	1.3%	$0	$0.00
2021	1	9,848	5.7%	12,073	6.9%	$406,230	$41.25
2022	0	0	0.0%	12,073	6.9%	$0	$0.00
2023	0	0	0.0%	12,073	6.9%	$0	$0.00
2024	2	30,781	17.7%	42,854	24.6%	$1,528,932	$49.67
2025	0	0	0.0%	42,854	24.6%	$0	$0.00
Thereafter	8	131,171	75.3%	174,025	99.9%	$5,800,345	$44.22
Vacant	0	206	0.1%	174,231	100.0%	$0	$0.00
Total/Weighted Average	13(4)	174,231	100.0%			$7,858,971	$45.16

(1)	Information obtained from the underwritten rent roll.

(2)	The table does not include the management office and storage space occupied by UPS, which have no leases in-place and no attributed net rentable area or underwritten base rent.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	The 745 Atlantic Avenue Property is occupied by four tenants subject to 13 leases.

The following table presents historical occupancy percentages at the 745 Atlantic Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)	8/4/2015(3)(4)

88.5%	78.4%	93.9%	99.9%

(1)	Information obtained from the borrower.

(2)	Occupancy declined in 2013, as the former anchor tenant (Iron Mountain) vacated in multiple phases beginning in late 2013. The 745 Atlantic Avenue Property has averaged 94.6% occupancy since the first quarter of 2005.

(3)	Information obtained from the underwritten rent roll.

(4)	As of August 4, 2015, the 745 Atlantic Avenue Property was 99.9% leased and 90.8% physically occupied (see “Major Tenants” section).

A-3-8

745 ATLANTIC AVENUE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 745 Atlantic Avenue Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 3/31/2015(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,479,662	$2,085,402	$1,852,191	$7,858,971(2)	89.8%	$45.11
Grossed Up Vacant Space	0	0	0	3,090	0.0	0.02
Total Reimbursables	604,776	135,129	137,107	286,185	3.3	1.64
Other Income	991,315	910,976	926,265	992,836	11.3	5.70
Less Vacancy & Credit Loss	0	0	0	(393,103)(3)	(4.5)	(2.26)
Effective Gross Income	$7,075,753	$3,131,508	$2,915,563	$8,747,978	100.0%	$50.21

Total Operating Expenses	$3,357,131	$2,850,475	$2,983,882	$3,107,951	35.5%	$17.84

Net Operating Income	$3,718,622	$281,033	($68,319)	$5,640,027	64.5%	$32.37
TI/LC	0	0	0	296,873	3.4	1.70
Capital Expenditures	0	0	0	43,558	0.5	0.25
Net Cash Flow	$3,718,622	$281,033	($68,319)	$5,299,596	60.6%	$30.42

NOI DSCR	1.25x	0.09x	(0.02x)	1.90x
NCF DSCR	1.25x	0.09x	(0.02x)	1.79x
NOI DY	5.3%	0.4%	(0.1%)	8.1%
NCF DY	5.3%	0.4%	(0.1%)	7.6%

(1)	Net Operating Income in 2013, 2014 and TTM 3/31/2015 was lower than the underwritten level, as the former anchor tenant, Iron Mountain, vacated the 745 Atlantic Avenue Property in multiple phases beginning in late 2013. WeWork signed an initial lease commencing in October 2013 for 20,400 square feet and expanded multiple times (17,616 square feet in January 2014; 55,719 square feet in May 2014; 5,332 square feet in December 2014; and 31,975 square feet in January 2015). WeWork’s rent commencement dates ranged from October 2014 to April 2015. Cambridge Consultants signed an initial lease commencing July 2014 for 20,236 square feet and has signed a lease for the 10,545-square-foot Cambridge Expansion Space with a rent commencement date in November 2015.

(2)	U/W Base Rent includes contractual rent steps through April 2016 totalling $44,129.

(3)	The underwritten economic vacancy is 5.0%. The 745 Atlantic Avenue Property was 99.9% leased and 90.8% physically occupied as of August 4, 2015.

Appraisal. As of the appraisal valuation date of June 30, 2015, the 745 Atlantic Avenue Property had an “as-is” appraised value of $114,800,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 6, 2015, there was no evidence of any recognized environmental conditions at the 745 Atlantic Avenue Property.

Market Overview and Competition. The 745 Atlantic Avenue Property is located within the central business district of Boston, Massachusetts, approximately five miles southwest of Boston Logan International Airport. The 745 Atlantic Avenue Property benefits from its location directly across from South Station, one of Boston’s major transportation hubs with access to Amtrak, MTBA Commuter Rail and bus services. Additionally, the 745 Atlantic Avenue Property is less than one block away from an MBTA Red Line stop, which connects to Cambridge, and an MBTA Silver Line stop. The 745 Atlantic Avenue Property is situated within a well-established neighborhood with predominantly office, residential and retail uses and an array of nearby shops and restaurants. Situated between downtown Boston and the Seaport District, the surrounding neighborhood attracts innovative office tenants due to its live/work/play environment.

According to a third-party report, the Boston area is home to approximately 50 higher education establishments, including Harvard and MIT, and serves as a hub for life sciences research and high tech companies. In 2014, Massachusetts-based companies received over $3.5 billion in venture capital investment, behind only California in terms of total investment. In addition, during 2014, 23 Boston-area companies completed IPOs for a total of $2.5 billion. Over 40.0% of college graduates stay in the Boston area after graduation, leading to a young, highly educated population. Approximately 35.0% of Boston’s population is between the ages of 20 and 34 (compared to 20% nationwide), and over 42.0% of the city’s population holds a bachelor’s degree or higher (compared to 28% nationwide).

According to a third-party market research report, the 745 Atlantic Avenue Property is located within the Midtown submarket of the Boston office market. As of the second quarter of 2015, the submarket reported an inventory of 114 office properties totaling approximately 5.7 million square feet with a 3.7% vacancy rate. The appraiser concluded to market rents for the 745 Atlantic Avenue Property of $46.00 per square foot, modified gross, for office space on floors 1-8; $49.00 per square foot, modified gross, for office space on floors 9-11; and $15.00 per square foot, gross, for storage space. Overall, the appraiser concluded that the in-place rents at the 745 Atlantic Avenue Property are approximately 4.8% below market levels.

A-3-9

745 ATLANTIC AVENUE

The following table presents certain information relating to comparable office properties for the 745 Atlantic Avenue Property:

Competitive Set(1)

	745 Atlantic Avenue (Subject)	Two Financial Center	101 Federal Street	50 Milk Street	225 Franklin Street	100 Summer Street	Seaport East
Location	Boston, MA	Boston, MA	Boston, MA	Boston, MA	Boston, MA	Boston, MA	Boston, MA
Distance from Subject	--	0.1 mile	0.4 mile	0.5 mile	0.5 mile	0.3 mile	1.0 mile
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1988/2014	2009/NAV	1988/2000	1981/NAV	1966/1990	1974/1999	2000/NAV
Stories	11	12	31	21	33	32	16
Total GLA	174,231 SF	220,000 SF	564,101 SF	340,318 SF	943,605 SF	1,034,605 SF	503,834 SF
Occupancy	100%(2)	100%	84%	88%	93%	75%	96%

(1)	Information obtained from the appraisal and a third party market research report and the underwritten rent roll. The appraisal did not include a competitive set; the properties shown were provided as rent comparables.

(2)	As of August 4, 2015, the 745 Atlantic Avenue Property was 99.9% leased and 90.8% physically occupied.

The Borrower. The borrower is OPG 745 Atlantic Owner (DE) LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 745 Atlantic Avenue Mortgage Loan. The borrower has liability for certain nonrecourse carveouts under the 745 Atlantic Avenue Mortgage Loan.

The Sponsor. The sponsor is OPG Investment Holdings US Inc., a subsidiary of Oxford Properties Group (“Oxford”). Oxford is wholly owned by Ontario Municipal Employees Retirement System, one of Canada’s largest pension funds with approximately $72.0 billion in net assets. Established in 1960, Oxford is a global real estate investor, developer and manager with investments in office, retail, industrial, multifamily and hotel properties. Headquartered in Toronto with offices in Canada, New York, London, Boston and Washington, D.C., Oxford currently owns and manages a global real estate portfolio valued at approximately $33.0 billion. Oxford’s real estate portfolio consists of over 100 properties totaling nearly 48.0 million square feet of commercial space, over 15,000 residential units and 3,500 hotel rooms. Including the 745 Atlantic Avenue Property, Oxford owns and manages a portfolio of approximately 3.0 million square feet in Boston and Cambridge, Massachusetts.

Escrows. The loan documents provide for upfront deposits of $337,093 for a rent concession reserve ($210,950 for future rent abatements related to Cambridge Consultants and $126,143 for gap rent related to the Cambridge Expansion Space), $1,784,225 for existing tenant improvements and leasing commissions ($1,151,525 related to WeWork and $632,700 related to Cambridge Consultants) and $1,327,560 for deferred maintenance. The loan documents do not require monthly escrows for taxes, insurance, replacement reserves or tenant improvements and leasing commissions provided no Cash Trap Event Period (see “Lockbox and Cash Management” section) has occurred and is continuing. In lieu of any such escrows, the borrower may deliver a letter of credit or guaranty from an affiliate satisfying certain rating criteria of up to $5,000,000 (or, provided certain financial covenants are met, up to $20,000,000) of such escrows.

Lockbox and Cash Management. The 745 Atlantic Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all funds are swept to a lender-controlled cash management account. During a Cash Trap Event Period triggered by clause (iii) in the paragraph below, all excess funds will be swept to a subaccount for the payment of potential re-leasing expenses related to the WeWork space (the “WeWork Reserve Subaccount”).

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.20x; or (iii) the occurrence of a WeWork Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the date on which the aggregate amount of funds deposited in the WeWork Reserve Subaccount equals or exceeds the applicable WeWork Reserve Cap (as defined below).

A “WeWork Trigger Event” will occur upon the earlier of (1) WeWork, together with any of its clients operating in its space, failing to lease and pay rent with respect to at least 50.0% of the WeWork space; (2) any voluntary or involuntary bankruptcy filing filed by or against WeWork; (3) WeWork making an assignment for the benefit of creditors; or (4) WeWork becoming insolvent or unable to pay its debts as they become due.

The “WeWork Reserve Cap” is an amount equal to the product of (a) the net rentable square footage of the WeWork space that is unoccupied or dark and (b) $25.00. With regard to a WeWork Trigger Event triggered by clause (1) above, the WeWork Reserve Cap will be reduced proportionately if (I) any of the WeWork space is re-leased; (II) all tenant obligations have been paid with respect to such re-leased space; and (III) the replacement tenant has unconditionally accepted possession of such re-leased space

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745 ATLANTIC AVENUE

(“Proportionate WeWork Reduction”). A Proportionate WeWork Reduction does not apply to a WeWork Trigger Event triggered by clauses (2) through (4) above.

Property Management. The 745 Atlantic Avenue Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 745 Atlantic Avenue Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 745 Atlantic Avenue Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 36-month period following the occurrence of a casualty event.

A-3-11

SHERATON LINCOLN HARBOR HOTEL

A-3-12

SHERATON LINCOLN HARBOR HOTEL

Sheraton Lincoln Harbor Hotel
500 Harbor Boulevard
Weehawken, NJ 07086
Guttenberg
West New York
North Bergen
Weehawken
Union City
Hoboken
JERSEY CITY
MANHATTAN
HUDSON COUNTY
Hudson River
NEW JERSEY
NEW YORK
Lincoln Tunnel
Holland Tunnel
NJ TRANSIT
HBLR
PATH
Port Imperial
Lincoln Harbor
The Shops at Lincoln Harbor
LINCOLN HARBOR FERRY
Stevens Institute of Technology
Hoboken Univ. Medical Center
HOBOKEN TERMINAL
Newport Plaza
Newport Centre
PAVONIA/NEWPORT
Harsimus Cove
Harborside
EXCHANGE PLACE
Exchange Place
Museum of Russian Art
30 Hudson Street
Essex Street
Jersey City Medical Center
Jersey Avenue
Marin Blvd.
GROVE ST
Newark Liberty Intl. Airport 10 miles
JOURNAL SQUARE
Upper West Side
Henry Hudson Parkway
Midtown West
Midtown
TIMES SQUARE
Jacob Javits Convention Center
HUDSON YARDS
Port Authority-West 30th Street Midtown Heliport
Madison Square Garden
PENN STATION
HERALD SQUARE
Chelsea
Chelsea Waterside Park
HIGH LINE
Chelsea Piers Sports & Entertainment Complex
West Village
Greenwich Village
New York University
East Village
SoHo
Tribeca
Borough of Manhattan Comm. College
1 World Trade Center
9/11 Memorial
WTC
City Hall
NYC Supreme Court
NYPD Headqtrs.
Lower East Side
WILLIAMSBURG BRIDGE
MANHATTAN BRIDGE
Tonnelle Avenue
Bergenline Avenue
Kennedy Blvd.
Bergenline Ave.
32nd St.
38th St.
45th St.
51st St.
62nd St.
Broadway
Hillside Rd.
JFK Blvd. East
16th St.
14th St.
Park Ave.
9th Street
2nd Street
Tonnelle Avenue Line
West Side Ave. - Hoboken Terminal
Hudson St.
Newark St.
Observer Hwy.
Paterson Plank Rd.
Tonnelle Ave.
Grand Ave.
John F. Kennedy Blvd.
Summit Ave.
Central Ave.
Palisade Ave.
Newark Ave.
Jersey Ave.
Luis Muñoz Marin Blvd.
Montgomery St.
Grand St.
Johnston Ave.
NJ Tpke. Extension
Summit Ave.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Broadway
West End Ave.
Amsterdam Ave.
W. 57th St.
W. 42nd St.
W. 34th St.
W. 23rd St.
W. 14th St.
E. 23rd St.
E. 14th St.
West St.
Houston St.
Canal St.
Grand St.
Bowery
Allen St.
Delancey St.
3rd Ave.
2nd Ave.
1st Ave.
1
9
495
9A
78
139
Clifton
Passaic
Lodi
Rutherford
Nutley
Belleville
Kearny
Secaucus
Union City
Weehawken
Hoboken
NEWARK
JERSEY CITY
Elizabeth
Bayonne
STATEN ISLAND
Palisades Park
Fort Lee
BRONX
MANHATTAN
NEW JERSEY
NEW YORK CITY
QUEENS
BROOKLYN
Astoria
Long Island City
Flushing
Jamaica
Bedford-Stuyvesant
Brooklyn Heights
Park Slope
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
Coney Island
Rockaway Beach
Jamaica Bay
Upper New York Bay
Atlantic Ocean
LaGuardia Airport
John F. Kennedy Intl. Airport
Newark Liberty Intl. Airport
Belt Pkwy.
Staten Is. Expwy
L.I. Expwy
FDR Drive
NJ Tpke.

A-3-13

No. 2 – Sheraton Lincoln Harbor Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$60,000,000			Location:	Weehawken, NJ
% of Initial Pool Balance:	6.1%			Size(4):	358 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1)(4):	$223,464
Borrower Name:	River-PW Hotel Limited Partnership			Year Built/Renovated:	1991/2015
Sponsor:	Hartz Financial Corp.			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	October 1, 2015			3rd Most Recent Occupancy (As of):	80.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.7% (12/31/2013)
Maturity Date:	October 6, 2025			Most Recent Occupancy (As of):	84.5% (12/31/2014)
IO Period:	96 months			Current Occupancy (As of):	83.9% (7/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,517,525 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8,831,821 (12/31/2014)
Call Protection(2):	L(25),D(91),O(4)			Most Recent NOI (As of):	$8,649,021 (TTM 7/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$22,491,786
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$13,268,309
				U/W NOI:	$9,223,477
				U/W NCF:	$8,211,347
				U/W NOI DSCR(1)(4):	1.79x
Escrows and Reserves(3):				U/W NCF DSCR(1)(4):	1.60x
				U/W NOI Debt Yield(1)(4):	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(4):	10.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value(5):	$128,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 20, 2015
FF&E	$0	$86,891	NAP	Cut-off Date LTV Ratio(1):	62.5%
Additional Room Reserve	$1,700,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.7%

(1)	The Sheraton Lincoln Harbor Hotel Loan Combination, with an original balance totaling $80,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-Off Date of $60,000,000 and will be contributed to the WFCM 2015-C31 Trust. The non-controlling Note A-2 had an original principal balance of $20,000,000 and is expected to be contributed to a future trust. All statistical information related to the balances per unit, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Sheraton Lincoln Harbor Hotel Loan Combination.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of November 6, 2015. Defeasance of the Sheraton Lincoln Harbor Hotel Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) November 6, 2018. The assumed lockout period of 25 payments is based on the expected WFCM 2015-C31 Trust closing date in November 2015
(3)	See “Escrows” section.

(4)	The Sheraton Lincoln Harbor Hotel Property currently has 343 rooms. During the first quarter of 2016, the borrower plans to reconfigure underutilized administrative and meeting space and use that space to add an additional 15 rooms, bringing room count at the Sheraton Lincoln Harbor Hotel Property to 358 rooms. The Cut-off Date Balance and underwritten metrics are based on 358 rooms. $1,700,000 has been reserved for this renovation.

(5)	The appraiser concluded an “as-complete” appraised value of $130,000,000 with an “as-complete” valuation date of August 20, 2015 (assuming the completion of the 15-room expansion) and an “as-stabilized” appraised value of $143,000,000 with an “as-stabilized” valuation date of August 20, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the As-Stabilized value are 55.9% and 54.3, respectively.

The Mortgage Loan. The mortgage loan (the “Sheraton Lincoln Harbor Hotel Loan”) is part of a loan combination (the “Sheraton Lincoln Harbor Hotel Loan Combination”) which is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in a full-service hotel located in Weehawken, New Jersey (the “Sheraton Lincoln Harbor Hotel Property”). The Sheraton Lincoln Harbor Hotel Loan Combination was originated on October 1, 2015 by Rialto Mortgage Finance, LLC. The Sheraton Lincoln Harbor Hotel Loan Combination had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and accrues interest at an interest rate of 4.990% per annum. The Sheraton Lincoln Harbor Hotel Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 96 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Sheraton Lincoln Harbor Hotel Loan Combination matures on October 6, 2025. See “Description of the Mortgage Pool – Loan Combinations – The Sheraton Lincoln Harbor Hotel Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

The Sheraton Lincoln Harbor Hotel Mortgage Loan, evidenced by the controlling Note A-1 will be contributed to the WFCM 2015-C31 Trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of

A-3-14

SHERATON LINCOLN HARBOR HOTEL

$60,000,000. Note A-2 (the “Sheraton Lincoln Harbor Hotel Companion Loan”), which represents the non-controlling interest in the Sheraton Lincoln Harbor Hotel Loan Combination, had an original principal balance of $20,000,000 and is expected to be contributed to a future trust. The lender provides no assurances that the Note A-2 will not be split further.

Following the lockout period, the borrower has the right to defease the Sheraton Lincoln Harbor Hotel Loan Combination in whole, but not in part, on any date before July 6, 2025. In addition, the Sheraton Lincoln Harbor Hotel Loan Combination is prepayable without penalty on or after July 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$80,000,000	100.0%	Loan payoff(1)	$58,865,158	73.6%
			Reserves	1,700,000	2.1
			Closing costs	682,339	0.9
			Return of equity	18,752,503	23.4
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)    The Sheraton Lincoln Harbor Hotel Property was previously securitized in the MSC 2007-TOP25 transaction.

The Property. The Sheraton Lincoln Harbor Hotel Property is a 358 room (including the additional 15-rooms that are expected to be added to the hotel (as described below)), 10-story, full service hotel located in Weehawken, New Jersey, diretly across the Hudson River from Manhattan. The Sheraton Lincoln Harbor Hotel Property is situated on 1.0 acres with the main tower originally constructed in 1991 and operating as an AmeriSuites hotel. In 1999, the west tower was constructed and the hotel was converted to the Sheraton flag. The buildings are interconnected, and the west tower is accessed via an enclosed corridor from the south side of the main tower. The Sheraton Lincoln Harbor Hotel Property’s main tower is accessible off Harbor Boulevard via a driveway marked by an attached porte cochere, and there is an additional entrance to the lobby from the parking lot area to the rear of the main tower. The first floor of the main tower accommodates the lobby, registration desk, Sheraton Link (business center), restaurant, lounge, kitchen, fitness center, indoor pool, meeting space, and administrative areas. From 2009 to 2010, the Sheraton Lincoln Harbor Hotel Property underwent a $13.5 million ($39,359 per room, based on 343 rooms) four-phase property improvement plan, which included renovation, improvements and upgrades to the lobby, guestroom design package, guest room corridors, guest room interiors, the Sheraton Lincoln Harbor Hotel Property’s exterior as well as updates to the fitness center equipment and meeting space equipment and soft goods. Other amenities at the Sheraton Lincoln Harbor Hotel Property include the Sheraton Club lounge, which provides exclusive access for complimentary breakfast, all-day snacks and beverages, free Wi-Fi, and personalized service to VIP and Club guests, located on the top floor of the west tower.

Guestrooms are located on levels 2-10 of each building and are configured as suites that feature floor plans with sitting areas in addition to the bedroom. The guestroom mix (based on 343 rooms) includes 176 king bedrooms, 150 double/double bedrooms, nine executive suites and eight queen bedrooms. Guestrooms offer the Sheraton Sweet Sleeper bed package, one or two beds, dressers, sleeper-sofa, coffee table, upholstered armchair, ottoman, desk and chair, end table and lamps. Additional in-room amenities include a built-in hair dryer, iron and board, two-line phone, safe, microwave, mini-refrigerator, coffee maker, wireless high-speed Internet access, as well as a 32” or 37” flat panel television. The bathrooms feature a tub and shower combination with separate vanity area. The 20-year franchise agreement with The Sheraton LLC expires March 16, 2029.

A planned renovation budgeted at approximately $1.7 million (approximately $113,333 per additional room) will increase the guestroom count to 358 guestrooms by converting the existing administrative and meeting rooms on the second floor into 15 additional guestrooms. The second floor renovations will take place in January and February of 2016, and will include eliminating the second floor meeting space and relocating the administrative offices to the old restaurant space on the first floor as part of the ongoing restaurant renovation. The restaurant and lounge are located east of the main lobby on the first floor and total 7,100 square feet. The restaurant and lounge are undergoing a $500,000 renovation with expected completion in October 2015 which includes the addition of an entrance from the exterior of the Sheraton Lincoln Harbor Hotel Property as well as two private dining rooms that can seat 80 and 60 people each. The restaurant and lounge are leased to a borrower affiliated entity, Harbor Boulevard Restaurant, under a 50-year lease that expires on September 26, 2039, with six, eight-year renewal options remaining. In lieu of paying rent, the restaurant contributes $108,131 annually to debt service and also pays an additional charge equal to 4.0% of gross sales for room and banquet services.

Parking is provided through an easement on a parcel located adjacent to the Sheraton Lincoln Harbor Hotel Property for which there are 202 surface parking spaces resulting in a parking ratio of 0.6 spaces per room (based on 358 rooms). Parking is available to guests at the Sheraton Lincoln Harbor Hotel Property on an exclusive basis between the hours of 6:00 pm and 8:00 am Monday through Friday and at all other times on a non-exclusive basis.

A-3-15

SHERATON LINCOLN HARBOR HOTEL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash Flow at the Sheraton Lincoln Harbor Hotel Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of UW Total Revenue	U/W $ per Room(1)
Occupancy	82.7%	84.5%	83.9%	83.9%
ADR	$187.35	$196.62	$197.32	$197.37
RevPAR	$154.98	$166.23	$165.59	$165.59

Total Revenue	$20,217,239	$21,731,120	$21,537,690	$22,491,786	100.0%	$62,826
Total Department Expenses	4,827,877	4,819,385	4,803,125	5,013,164	22.3	14,003
Gross Operating Profit	$15,389,362	$16,911,735	$16,734,564	$17,478,623	77.7%	$48,823

Total Undistributed Expenses	6,376,653	6,518,952	6,619,767	6,728,867	29.9	18,796
Profit Before Fixed Charges	$9,012,708	$10,392,783	$10,114,797	$10,749,756	47.8%	$30,027

Total Fixed Charges	1,495,183	1,560,962	1,465,777	1,526,279	6.8	4,263

Net Operating Income	$7,517,525	$8,831,821	$8,649,021	$9,223,477	41.0%	$25,764
FF&E	1,020,135	1,088,225	964,753	1,012,130	4.5	2,827
Net Cash Flow	$6,497,390	$7,743,597	$7,684,268	$8,211,347	36.5%	$22,937

NOI DSCR	1.46x	1.72x	1.68x	1.79x
NCF DSCR	1.26x	1.50x	1.49x	1.60x
NOI DY	9.4%	11.0%	10.8%	11.5%
NCF DY	8.1%	9.7%	9.6%	10.3%

(1)	Based on 358 rooms. The Sheraton Lincoln Harbor Hotel Property currently has 343 rooms. During the 1st Quarter of 2016, the borrower plans to reconfigure underutilized administrative and meeting space and use that space to add an additional 15 rooms bringing room count at the Sheraton Lincoln Harbor Hotel Property to 358 rooms. The Cut-off Date Balance and underwritten metrics are based on 358 rooms. $1,700,000 has been reserved for this renovation.

Appraisal. As of the appraisal valuation date of August 20, 2015, the Sheraton Lincoln Harbor Hotel Property had an “as-is” appraised value of $128,000,000. The appraiser also concluded an “as-complete” appraised value of $130,000,000 with an “as-complete” valuation date of August 20, 2015 (assuming the completion of the 15-room expansion) and an “as-stabilized” appraised value of $143,000,000 with an “as-stabilized” valuation date of August 20, 2017.

Environmental Matters. According to a Phase I environmental assessment dated August 21, 2015, there was no evidence of any recognized environmental conditions at the Sheraton Lincoln Harbor Hotel Property. For additional information, see “Description of the Mortgage Pool – Assessments of Property Value and Condition – Environmental Assessments” in the Free Writing Prospectus.

Market Overview and Competition. The Sheraton Lincoln Harbor Hotel Property is located along the banks of the Hudson River at the southeast corner of 19th Street and Harbor Boulevard within the Lincoln Harbor neighborhood of Weehawken’s Waterfront district. The Lincoln Harbor neighborhood sits across the river from New York City and is accessible via the Lincoln Tunnel which leads into the New York City’s Hudson Yards and Garment District to the east. Lincoln Harbor serves as one of two major waterfront developments in Weehawken, which has experienced growth along the western shores of the Hudson River over the past decade. Lincoln Harbor is a 60.0-acre mixed use development opposite Midtown Manhattan that contains five office buildings totaling 1.5 million square feet completed from 1987 to 1989 and is occupied by UBS and Citicorp. One of the office buildings is being redeveloped as a 227-unit apartment building. Lincoln Harbor also accommodates more than 70,000 square feet of retail shops and restaurants, a 245-unit condominium, as well as a public park, 250 slip marina, and a waterfront walkway.

The Sheraton Lincoln Harbor Hotel Property is located in Weehawken, New Jersey, within the greater New York-Newark-Jersey City metropolitan statistical area (“NY-NJ-PA MSA”). The NY-NJ-PA MSA has an estimated population of approximately 20.1 million. According to a third party report, the unemployment rate for the NY-NJ-PA MSA was 5.6% as of April 2015. In comparison, the unemployment rate in New Jersey was 6.2% and the national unemployment rate was 5.4% for the same period. The Sheraton Lincoln Harbor Hotel Property can be more specifically described as part of the Northern New Jersey region which extends 45.0 to 55.0 miles west of Midtown Manhattan in Hudson County. Hudson County benefits from a diverse economic base and convenient accessibility to public transportation into New York City via bus, rail, and waterway services. NJ Transit provides bus and rail service throughout the region and into New York City, with additional rail service provided by Amtrak, Conrail, and the Port Authority Trans Hudson. The region is also supported by the Newark-Liberty International Airport (approximately 13.0 miles southwest of the Sheraton Lincoln Harbor Hotel Property) which is the sixth largest airport in the world for passenger travel. Top employers within Hudson County primarily consist of financial services firms including UBS Financial Services, Bank of Tokyo Mitsubishi Trust, Insurance Service Office Inc., Goldman Sachs & Co. Inc., Mellon Bank, JP Morgan Chase Bank, and Citigroup Inc. Other top employers are positioned within the education, healthcare, government, distribution, and pharmaceutical sectors.

A-3-16

SHERATON LINCOLN HARBOR HOTEL

The following table presents certain information relating to the Sheraton Lincoln Harbor Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Sheraton Lincoln Harbor Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2015 TTM	77.2%	$203.70	$157.29	83.8%	$196.35	$164.61	108.6%	96.4%	104.7%
7/31/2014 TTM	80.0%	$197.89	$158.28	84.0%	$193.11	$162.12	105.0%	97.6%	102.4%
7/31/2013 TTM	79.6%	$191.07	$152.15	81.7%	$182.20	$148.78	102.5%	95.4%	97.8%

(1)	Information obtained from a third party hospitality research report dated August 18, 2015. The competitive set includes the following hotels: Hilton Meadowlands, Courtyard Jersey City Newport, Hyatt Regency Jersey City, Westin Jersey City, Renaissance Meadowlands Hotel and Doubletree Hotel Jersey City.

The Borrower. The borrower is River-PW Hotel Limited Partnership, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Lincoln Harbor Hotel Loan Combination. Hartz Financial Corp., the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Sheraton Lincoln Harbor Hotel Loan Combination.

The Sponsor. The sponsor, Hartz Financial Corp., is a New Jersey corporation formed in 1997 and is a wholly-owned subsidiary of Hartz Mountain Industries, Inc., which is indirectly wholly-owned by The Hartz Group, Inc (“Hartz”). Hartz is a privately held enterprise with interests in real estate, oil, gas and financial management. The Hartz portfolio includes approximately 185 properties comprised of over 35.0 million square feet and 300.0 acres of land in the Northern New Jersey/New York area. The Hartz portfolio, is managed though its in-house property and asset management team, includes corporate offices, warehouse and distribution facilities, hotels, single and multi-family developments, retail centers, movie theaters, restaurants and land.

Escrows. The loan documents provide for an upfront escrow in the amount of $1,700,000 for an additional room reserve that will be used for the construction and addition of 15 rooms on the second floor of the Sheraton Lincoln Harbor Hotel Property. Within one year of the loan origination date, the borrower is required to either (i) complete all additional rooms or (ii) restore the Sheraton Lincoln Harbor Hotel Property to its original condition.

The loan documents also provide for monthly replacement reserves in an amount equal to 4.0% of operating income for the calendar month that is two months prior to when the deposit is to be made (initially estimated to be $86,891). Monthly reserves for real estate taxes and insurance premiums are required only during the occurrence and continuation of a Cash Sweep Event (see “Lockbox and Cash Management” section), in which case, the borrower will be required to deposit (i) to the real estate tax reserve, an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay real estate taxes over the then succeeding 12-month period; and (ii) to the insurance reserve, an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period.

Lockbox and Cash Management. The Sheraton Lincoln Harbor Loan Combination requires a lender-controlled lockbox account, which is already in place, and that all revenue from the Sheraton Lincoln Harbor Hotel Property is deposited directly into such lockbox account by the sponsor, borrower, manager and credit card providers. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Sweep Event, all funds in such lockbox account will be swept into a lender-controlled cash management account.

A “Cash Sweep Event” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager that has not been dismissed within 60 days; or (iii) a DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), upon such event of default having been cured; with respect to clause (ii), when such bankruptcy petition has been discharged or dismissed within 60 days or with respect to the property manager, upon the replacement of the property manager with a qualified property manager by the lender; and with respect to (iii), once the amortizing debt service coverage ratio is greater than 1.10x for six consecutive months, among other conditions.

A “DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

Property Management. The Sheraton Lincoln Harbor Hotel Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Sheraton Lincoln Harbor Hotel Property at any time one year following the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates and similar confirmations from each rating agency rating any securities backed by the Sheraton Lincoln Harbor Hotel Companion with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

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SHERATON LINCOLN HARBOR HOTEL

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sheraton Lincoln Harbor Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-20

CITYPLACE I

A-3-21

CITYPLACE I

A-3-22

CITYPLACE I

CityPlace I
185 Asylum Street
Hartford, CT 06103
Bradley Intl. Airport 11 miles
North Meadows
New Rd.
Liebert Rd.
Weston St.
Battle St.
Windsor St.
AMTRAK
XFINITY Theatre
Riverside Park
Connecticut River
Bellevue St.
Market St.
East Hartford
Cedar St.
Prospect St.
Village St.
Governor St.
Connecticut Blvd.
Yankee Expwy
Garvan St.
Asylum Hill
Huntington St.
High St.
Main St.
Chapel St.
Trumbull St.
Asylum Ave.
Farmington Ave.
Hartford Stage
XL Center
HARTFORD AMTRAK
Capital Community Tech. Coll.
Talcott St.
Constitution Plaza
Aetna
Pearl St.
Old State House
Founders Bridge
Theater Works
Downtown
Connecticut State Capitol
Bushnell Park
Wadsworth Atheneum Museum of Art
Plaza Building
Columbus Blvd.
Connecticut State Science Center
Pitkin St.
Capitol Ave.
Trinity St.
Connecticut Convention Center
Hartland St.
River Dr.
Russ St.
Broad St.
Bushnell Ctr. for the Performing Arts
Whitehead Hwy
Hartford City Hall
Frog Hollow
Oak St.
Washington St.
Hudson St.
Charter Oak Ave.
Sheldon St.
East River Dr. Ext.
Park St.
HARTFORD
Zion St.
Ward St.
Jefferson St.
Wyllys St.
Sheldon Charter Oak
Van Dyke Ave.
Huyshope Ave.
Connecticut Children's Medical Center
Hartford Hospital
Retreat Ave.
Stonington St.
Affleck St.
Allen Pl.
Hartford Baseball Grounds at Colt Meadows
Colt Park
Wilbur Cross Hwy
Vernon St.
Wawarme Ave.
Trinity College
Brownell Ave.
Maple Ave.
HARTFORD COUNTY
Naval and Marine Reserve Center
Reserve Rd.
Locust St.
School St.
Benton St.
Elliott St.
Wethersfield Ave.
South End
Webster St.
Bond St.
Meadow St.
Maxim Rd.
South Meadows
Hartford-Brainard Airport
New Britain Ave.
Granby
Windsor Locks
Broad Brook
East Windsor
Ellington
Simsbury
Windsor
Vernon
South Windsor
Bloomfield
Avon
East Hartford
Manchester
West Hartford
HARTFORD
Farmington
Wethersfield
Glastonbury
Newington
Plainville
New Britain
Rocky Hill

A-3-23

No. 3 – CityPlace I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$45,000,000			Location:	Hartford, CT
% of Initial Pool Balance:	4.6%			Size:	884,366 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$89.64
Borrower Name:	RP Asylum, LLC			Year Built/Renovated:	1983/2010
Sponsors:	Kevin McCall; John T. Caldwell			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	September 10, 2015			3rd Most Recent Occupancy (As of):	99.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.3% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	99.4% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	94.0% (8/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$9,061,072 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8,787,487 (12/31/2014)
Call Protection(2):	L(26),D(90),O(4)			Most Recent NOI (As of):	$8,521,715 (TTM 7/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$22,053,021
				U/W Expenses:	$13,489,391
Escrows and Reserves(3):				U/W NOI:	$8,563,631
				U/W NCF:	$7,155,402
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.24x
Taxes	$556,806	$324,801	NAP	U/W NCF DSCR(1):	1.87x
Insurance	$10,375	$10,373	NAP	U/W NOI Debt Yield(1):	10.8%
Replacement Reserves	$88,437	$88,473	NAP	U/W NCF Debt Yield(1):	9.0%
TI/LC Reserve	$3,000,000	$110,546	$4,500,000	As-Is Appraised Value:	$114,500,000
Tenant Specific TI/LC Reserve	$2,056,337	$0	NAP	As-Is Appraisal Valuation Date:	August 5, 2015
Rent Concession Reserve	$257,028	$0	NAP	Cut-off Date LTV Ratio(1):	69.2%
Environmental Reserve	$25,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	69.2%

(1)	The CityPlace I Loan Combination, with an original balance totaling $79,275,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and will be contributed to the WFCM 2015-C31 Trust. The non-controlling Note A-2 had an original balance of $34,275,000, has an outstanding principal balance as of the Cut-off Date of $34,275,000 and will be contributed to a future trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the CityPlace I Loan Combination.
(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of October 11, 2015. Defeasance of the CityPlace I Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) September 10, 2019. The assumed lockout period of 26 payments is based on the expected WFCM 2015-C31 Trust closing date in November 2015.
(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “CityPlace I Mortgage Loan”) is part of a loan combination (the “CityPlace I Loan Combination”) evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 39-story office building located in Hartford, Connecticut (the “CityPlace I Property”). The CityPlace I Loan Combination was originated on September 10, 2015 by Wells Fargo Bank, National Association. The CityPlace I Loan Combination had an original principal balance of $79,275,000, has an outstanding principal balance as of the Cut-off Date of $79,275,000 and accrues interest at an interest rate of 4.750% per annum. The CityPlace I Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the CityPlace I Loan Combination. The CityPlace I Loan Combination matures on September 11, 2025. See “Description of the Mortgage Pool – Loan Combinations – The CityPlace I Loan Combination” in the Free Writing Prospectus.

The CityPlace I Mortgage Loan, evidenced by the controlling Note A-1, will be contributed to the WFCM 2015-C31 Trust, had an original principal balance of $45,000,000 and has an outstanding principal balance as of the Cut-off Date of $45,000,000. Note A-2 (the “CityPlace I Companion Loan”), which represents the non-controlling interest in the CityPlace I Loan Combination, had an

A-3-24

CITYPLACE I

original principal balance of $34,275,000 and will be contributed to a future trust. The lender provides no assurances that Note A-2 will not be split further.

Following the lockout period, the borrower has the right to defease the CityPlace I Loan Combination in whole, but not in part, on any date before June 11, 2025. In addition, the CityPlace I Loan Combination is prepayable without penalty on or after June 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$79,275,000	65.8%	Purchase price	$113,250,000	94.0%
Sponsor’s new cash contribution	40,037,385	33.2	Reserves	5,993,983	5.0
Seller’s credit	1,185,001	1.0	Closing costs	1,253,404	1.0
Total Sources	$120,497,387	100.0%	Total Uses	$120,497,387	100.0%

The Property. The CityPlace I Property is a 39-story, landmark class A office tower totaling 884,366 square feet located in the Hartford, Connecticut central business district. Built in 1983, the CityPlace I Property originally served as the corporate headquarters for Aetna Life and Casualty and, through acquisitions, Travelers Insurance/Citigroup anchored the CityPlace I Property from 1996 to 2005 and then MetLife from 2005 to 2008. In October 2008, MetLife vacated the CityPlace I Property and in March 2009, United Healthcare Services, Inc. (“United Healthcare”) executed a lease for 421,528 square feet (47.7% of the net rentable area) and has since expanded to 444,735 square feet (50.3% of the net rentable area). The CityPlace I Property is comprised of two office and retail floors beneath 37 floors of office space. The second floor includes a full-service cafeteria that is leased to United Healthcare and is open to the public as well as a fitness center that is available to United Healthcare employees. The CityPlace I Property, the tallest building in Connecticut, has a saw-tooth design and, as a result, each office level is provided with at least 10 corner offices.

United Healthcare is the largest tenant, representing 50.3% of the net rentable area, and has the right to rename the CityPlace I Property. In addition, United Healthcare completed a $34.0 million ($76 per square foot) renovation of its space in 2009-2010. Other major tenants include nationally recognized companies such as Bank of America, PricewaterhouseCoopers LLP, Willis HRH, Inc., Morgan Stanley Smith Barney, Wells Fargo Advisors and Deloitte & Touche USA LLP. Approximately 63.2% of the net rentable area at the CityPlace I Property is leased to investment grade tenants and the CityPlace I Property has averaged 94.8% occupancy since 2010. Parking is provided via a three-level below grade parking garage containing 333 parking spaces, of which 235 spaces are allocated to the CityPlace I Property, resulting in a parking ratio of 0.3 spaces per 1,000 square feet of rentable area. The remaining 98 parking spaces are for use by CityPlace II, which also shares the atrium and lobby area with the CityPlace I Property. As of August 1, 2015, the CityPlace I Property was 94.0% occupied by 21 tenants.

A-3-25

CITYPLACE I

The following table presents certain information relating to the tenancy at the CityPlace I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
United Healthcare	A-/A3/A+	444,735	50.3%	$10.00(3)	$4,232,070	30.2%	4/30/2023(4)(5)
Bank of America	A/Baa1/A-	68,931	7.8%	$24.59	$1,694,738	12.1%	3/31/2018(6)
McCarter & English LLP	NR/NR/NR	46,443	5.3%	$27.98	$1,299,480	9.3%	10/31/2018(7)
PricewaterhouseCoopers LLP	NR/NR/NR	46,374	5.2%	$26.00	$1,205,724	8.6%	6/30/2018(8)
Murtha Cullina LLP	NR/NR/NR	46,366	5.2%	$25.50	$1,182,333	8.4%	4/30/2020(9)
Willis HRH, Inc.	BBB-/Baa3/BBB-	41,349	4.7%	$26.72	$1,104,828	7.9%	6/30/2016(10)
Total Major Tenants		694,198	78.5%	$15.44	$10,719,173	76.5%

Non-Major Tenants(11)		136,697	15.5%	$24.09	$3,292,464	23.5%

Occupied Collateral Total		830,895	94.0%	$16.86	$14,011,637	100.0%

Vacant Space		53,471	6.0%

Collateral Total		884,366	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 1, 2016 totaling $306,226.
(3)	Annual U/W Base Rent PSF for United Healthcare excludes 21,528 square feet (2.4% of the net rentable area) of cafeteria space which has no associated rent. Annual U/W Base Rent PSF including the cafeteria space is $9.52 per square foot.
(4)	United Healthcare has the right to terminate space on any of floors 15-20 (totaling 138,719 square feet or 15.7% of the net rentable area) effective on any or all of the following dates: December 31, 2017; December 31, 2019 and/or December 31, 2020. With respect to any such termination, (i) the contraction space must consist of a full floor or contiguous floors and the contraction space must be the highest leased floor or floors at the time of contraction; (ii) United Healthcare must provide at least 15 months’ notice; and (iii) United Healthcare must pay a termination fee equal to unamortized landlord costs.
(5)	United Healthcare has either two 5-year or one 10-year renewal option.
(6)	Bank of America has two 5-year renewal options.
(7)	McCarter & English LLP has two 5-year renewal options.
(8)	PricewaterhouseCoopers LLP has either one 6-month or two 5-year renewal options.
(9)	Murtha Cullina LLP has two 5-year renewal options.
(10)	Willis HRH, Inc. has two 5-year renewal options.
(11)	Non-Major Tenants includes the mail room and management office totaling 2,596 square feet (0.3% of the net rentable area) which do not have leases or associated rent.

The following table presents certain information relating to the lease rollover schedule at the CityPlace I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	3,082	0.3%	3,082	0.3%	$6,000	$1.95
2015	1	0	0.0%	3,082	0.3%	$0	$0.00
2016	3	51,844	5.9%	54,926	6.2%	$1,338,687	$25.82
2017	3	8,333	0.9%	63,259	7.2%	$136,512	$16.38
2018	4	163,400	18.5%	226,659	25.6%	$4,243,262	$25.97
2019	3	59,577	6.7%	286,236	32.4%	$1,478,164	$24.81
2020	2	58,634	6.6%	344,870	39.0%	$1,507,435	$25.71
2021	1	3,702	0.4%	348,572	39.4%	$51,960	$14.04
2022	0	0	0.0%	348,572	39.4%	$0	$0.00
2023	1	444,735	50.3%	793,307	89.7%	$4,232,070	$10.00(5)
2024	0	0	0.0%	793,307	89.7%	$0	$0.00
2025	0	0	0.0%	793,307	89.7%	$0	$0.00
Thereafter	2	37,588	4.3%	830,895	94.0%	$1,017,547	$27.07
Vacant	0	53,471	6.0%	884,366	100.0%	$0	$0.00
Total/Weighted Average	21	884,366	100.0%			$14,011,637	$16.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM includes the mail room and management office totaling 2,596 square feet (0.3% of the net rentable area) which do not have leases or associated rent.
(5)	Annual U/W Base Rent PSF for United Healthcare excludes 21,528 square feet (2.4% of the net rentable area) of cafeteria space which has no associated rent. Annual U/W Base Rent PSF including the cafeteria space is $9.52 per square foot.

A-3-26

CITYPLACE I

The following table presents historical occupancy percentages at the CityPlace I Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/1/2015(2)
99.2%	99.3%	99.4%	94.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the CityPlace I Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,019,766	$14,081,900	$14,122,265	$14,011,637(1)	63.5%	$15.84
Grossed Up Vacant Space	0	0	0	1,386,003	6.3	1.57
Total Reimbursables	6,816,027	6,942,796	6,909,627	7,220,371	32.7	8.16
Other Income	158,527	164,389	127,610	127,610	0.6	0.14
Parking Income	784,300	797,507	819,265	847,165	3.8	0.96
Less Vacancy & Credit Loss	0	(41,819)	(41,819)	(1,539,764)(2)	(7.0)	(1.74)
Effective Gross Income	$21,778,620	$21,944,773	$21,936,948	$22,053,021	100.0%	$24.94

Total Operating Expenses	$12,717,548	$13,157,286	$13,415,233	$13,489,391	61.2%	$15.25

Net Operating Income	$9,061,072	$8,787,487	$8,521,715	$8,563,631	38.8%	$9.68
TI/LC	0	0	0	1,187,138	5.4	1.34
Capital Expenditures	0	0	0	221,092	1.0	0.25
Net Cash Flow	$9,061,072	$8,787,487	$8,521,715	$7,155,402	32.4%	$8.09

NOI DSCR	2.37x	2.30x	2.23x	2.24x
NCF DSCR	2.37x	2.30x	2.23x	1.87x
NOI DY	11.4%	11.1%	10.7%	10.8%
NCF DY	11.4%	11.1%	10.7%	9.0%

(1)	Base Rent includes contractual rent steps through May 1, 2016 totaling $306,226.
(2)	The underwritten economic vacancy is 10.0%. The CityPlace I Property was 94.0% physically occupied as of August 1, 2015.

Appraisal. As of the appraisal valuation date of August 5, 2015, the CityPlace I Property had an “as-is” appraised value of $114,500,000.

Environmental Matters. According to the Phase I environmental report dated August 7, 2015, there was no evidence of any recognized environmental conditions at the CityPlace I Property.

Market Overview and Competition. The CityPlace I Property is located in the Hartford, Connecticut central business district (“CBD”), approximately equidistant from New York, New York and Boston, Massachusetts. The CityPlace I Property has convenient access to Interstate 91 which provides north/south access throughout the state and Interstate 84 which provides east/west access. The Connecticut Governor is focused on revitalizing the Hartford CBD through a number of incentive programs in efforts to position the city as a true 24-hour destination, which has prompted a number of suburban companies and institutions to relocate into the city. In recent quarters, the CBD has seen the relocation of University of Connecticut’s West Hartford campus (approximately 130,000 square feet), CareCentrix (approximately 74,000 square feet), CohnReznick (approximately 50,000 square feet), Whittlesey & Hadley (approximately 25,000 square feet) and Backnine Networks (approximately 20,000 square feet), and several other companies are currently evaluating a downtown relocation. In addition, Hartford is witnessing a number of new residential developments and conversions with an anticipated delivery of more than 2,000 new residential units expected in the Hartford CBD in the coming quarters. Complementing the approximately $300.0 million of on-going residential development are a number of new retail and entertainment options. Most notably, the Front Street District has attracted Capital Grille, Nix’s Seafood, Ted’s Montana Grill, Infinity Music Hall & Bistro and Spotlight Theaters. In addition, the Connecticut Convention Center, Hartford Marriot Hotel and the Connecticut Science Center are located directly across the street from the Front Street District, with easy access to the riverfront. The XL Center, Hartford’s primary entertainment venue and second home to the University of Connecticut men’s and women’s basketball teams, is located across the street from the CityPlace I Property. In 2014, the Connecticut State Legislature approved $38.0 million for renovations to the XL Center that included improvements to the main concourse and concessions level, new signage and lighting, luxury seating and the installation of a new bar inside the arena. According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the CityPlace I Property was 23,416, 155,867 and 278,475, respectively, while the 2015 estimated average household income within the same radii was $42,214, $49,995 and $67,369, respectively.

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CITYPLACE I

According to the appraisal, the CityPlace I Property is located in the Hartford office market and the Downtown Hartford office submarket, which, as of the second quarter of 2015, comprises 38 buildings totaling approximately 7.7 million square feet of office space. As of the second quarter of 2015, the class A Downtown Hartford office submarket vacancy rate was 15.7% and the average class A asking rent within the submarket was $23.05 per square foot on a gross basis. Based on the mix of different office suites and floors, storage space, and retail components at the CityPlace I Property, the appraiser concluded to a blended market rate of $17.58 per square foot.

The following table presents certain information relating to comparable office properties for the CityPlace I Property:

Competitive Set(1)

	CityPlace I (Subject)	One Financial Plaza	One State Street	100 Pearl Street	Metro Center One
Location	Harford, CT	Harford, CT	Harford, CT	Harford, CT	Harford, CT
Distance from Subject	--	0.3 miles	0.7 miles	0.2 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1983/2010	1974/2002	1982/NAV	1989/2008	1986/1998
Stories	39	26	24	17	12
Total GLA	884,366 SF	609,266 SF	468,162 SF	281,182 SF	293,639 SF
Total Occupancy	94%	91%	85%	96%	98%

(1) Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is RP Asylum, LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CityPlace I Loan Combination. Kevin McCall and John T. Caldwell are the guarantors of certain nonrecourse carveouts under the CityPlace I Loan Combination. In lieu of a nonrecourse carveout for losses related to the breach of any representation, warranty, covenant or indemnification provisions in the CityPlace I loan documents concerning environmental laws or hazardous substances, the borrower obtained a $3.0 million environmental insurance policy. There is no evidence of any recognized environmental conditions at the CityPlace I Property (see “Environmental Matters” section).

The Sponsor. The sponsors, Kevin McCall and John T. Caldwell, are the CEO and President, respectively, of Paradigm Properties (“Paradigm”), a private real estate investor and operator formed in 1997. Paradigm currently owns, manages or is in the process of developing 31 commercial real estate properties located in Massachusetts, Michigan, Ohio and the greater Philadelphia area. Mr. McCall and Mr. Caldwell both have over 30 years of real estate experience. The sponsors disclosed six prior defaults between 2004 and 2007. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $556,806 for real estate taxes; $10,375 for insurance premiums, $88,437 for replacement reserves, $257,028 for rent concessions related to the Deloitte & Touche USA LLP lease, and $25,000 for the environmental insurance deductible. The loan documents also provide for ongoing monthly escrows in the amount of $324,801 for real estate taxes, $10,373 for insurance premiums and $88,473 for replacement reserves until the September 2021 payment date and $14,739 thereafter.

The loan documents require an upfront reserve in an amount equal to $3,000,000 for tenant improvements and leasing commissions (“TI/LC”) with ongoing monthly deposits of $110,546 (subject to a cap of $4,500,000). The loan documents also require upfront reserves in an amount equal to $2,056,337 for outstanding TI/LC obligations for Deloitte & Touche USA LLP ($1,236,644), Brown Rudnick ($598,970) and CBRE ($220,723).

Lockbox and Cash Management. The CityPlace I Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager directs tenants to pay rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x (based on a hypothetical 30-year amortization period, disregarding interest-only periods); or (iii) the occurrence of a United Healthcare Trigger Event Period (as defined below). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.20x (based on a hypothetical 30-year amortization period) for two consecutive calendar quarters; and with respect to clause (iii), upon the end of such United Healthcare Trigger Event Period. In the event that the Cash Trap Event Period results from a United Healthcare Trigger Event Period, the excess cash flow held by the lender will be capped at $13,350,000 (including any amounts held in the TI/LC reserve) or, in the case of a partial termination of the United Healthcare lease, as described in the United Healthcare Trigger Event Period.

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CITYPLACE I

A “United Healthcare Trigger Event Period” will commence upon the earlier of (i) United Healthcare or its parent company files bankruptcy or an involuntary bankruptcy proceeding is filed against United Healthcare or its parent company; (ii) United Healthcare defaults under its lease, enters into a material lease modification, terminates its lease or ceases to be open for business; or (iii) United Healthcare exercises its option to terminate a portion of its space. A United Healthcare Trigger Event Period will end, with respect to clause (i), when (A) a plan of reorganization is confirmed pursuant to a final order of the bankruptcy court and the lease is affirmed and assumed pursuant to the bankruptcy proceedings or (B) one or more acceptable replacement tenants leases the United Healthcare space and are open for business and paying unabated rent; with respect to clause (ii), when (x) the lender receives acceptable evidence that United Healthcare has resumed operations, (y) the default under the lease is cured, or (z) one or more acceptable replacement tenants leases the United Healthcare space and are open for business and paying unabated rent; and with respect to clause (iii), excess cash flow is swept into the TI/LC reserve and the balance, inclusive of termination fees, reaches $30.00 per square foot of terminated space.

Property Management. The CityPlace I Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the CityPlace I Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) rating agency confirmation from Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CityPlace I Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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COURTYARD MARRIOTT - TACOMA

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COURTYARD MARRIOTT - TACOMA

Courtyard Marriott - Tacoma
1515 Commerce Street
Tacoma, WA 98402
Commencement Bay
Federal Way
KING COUNTY
PORT OF TACOMA
TACOMA
Downtown
North End
Central Tacoma
South Tacoma
Fircrest
University Place
Eastside
South End
Lakewood
Midland
Parkland
PIERCE COUNTY
PUYALLUP INDIAN RESERVATION
Sea-Tac Intl. Airport 19 miles
Tacoma Stadium
Broadway Center for the Performing Arts
Center for Urban Waters
Tacoma Art Museum
Greater Tacoma Convention Center
St. Joseph Medical Center
Tacoma General Hospital
Bates Technical College
Wright Park
Puget Park
University of Puget Sound
Franklin Park
Tacoma Community College
Allenmore Hospital & Medical Center
Allenmore Public Golf Course
Cheney Stadium
Fircrest Golf Course
University of Washington at Tacoma
TACOMA DOME
Tacoma Dome
McKinley Park
Tacoma Mall
Woodside Pond Nature Park
South End Recr. Area
SOUTH TACOMA
Meadow Park Golf Course
Wapato Lake Park
Tacoma Place Shopping Ctr.
Clover Park Tech College
Seeley Lake
Seeley Lake County Park
Lakewood Towne Ctr.
LAKEWOOD
McChord Air Force Base
Puyallup River
Blair Waterway
Hylebos Waterway
SOUNDER COMMUTER RAIL
N. 46th St.
N. 30th St.
N. 25th St.
N. 21st St.
6th Ave.
S. 11th St.
S. 12th St.
S. 19th St.
S. 25th St.
S. 38th St.
S. 48th St.
S. 56th St.
S. 74th St.
S. 84th St.
S. 96th St.
S. 112th St.
Steilacoom Blvd.
Cirque Dr.
Ruston Way
N. Tacoma Ave.
Division Ave.
Pacific Hwy.
20th St. E.
29th St. NE
49th Ave. NE
Marine View Dr.
Browns Pt. Blvd.
E. Alexander Ave.
Port of Tacoma Rd.
E. 11th St.
S. Tacoma Way
Tacoma Ave.
Pacific Ave.
McKinley Ave.
E. Portland Ave.
Waller Rd.
Pioneer Way
S. Union Ave.
S. Sprague Ave.
S. Tyler St.
S. Pine St.
S. Hosmer St.
Ainsworth Ave.
Alameda Ave.
Orchard St.
Bridgeport Way
Lakewood Dr.
N. Pearl St.
N. Orchard St.
N. Stevens St.
N. Proctor St.
N. Alder St.
SEATTLE
Everett
Marysville
Redmond
Kirkland
Bellevue
Renton
Kent
Auburn
Shoreline
Federal Way
TACOMA
Lakewood

A-3-31

No. 4 – Courtyard Marriott - Tacoma

Loan Information	Property Information
Mortgage Loan Seller:	Société Générale	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$32,625,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$32,625,000	Location:	Tacoma, WA
% of Initial Pool Balance:	3.3%	Size:	162 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$201,389
Borrower Name:	Tacoma Hospitality DE LLC	Year Built/Renovated:	2005/2014
Sponsors:	Hollander Properties, LLC; Marlo G. Hollander; Mark A. Hollander	Title Vesting:	Fee
Mortgage Rate:	4.600%	Property Manager:	Self-managed
Note Date:	October 9, 2015	3rd Most Recent Occupancy (As of):	78.8% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	82.0% (12/31/2013)
Maturity Date:	November 1, 2025	Most Recent Occupancy (As of):	81.5% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	81.2% (7/16/2015)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(2):	$3,118,356 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	$3,156,638 (12/31/2014)
Call Protection:	L(24),D(89),O(7)	Most Recent NOI (As of)(2):	$3,824,594 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$9,276,386
U/W Expenses:	$5,582,745
U/W NOI:	$3,693,641
U/W NCF:	$3,229,822
U/W NOI DSCR:	1.84x
U/W NCF DSCR:	1.61x
Escrows and Reserves(1):	U/W NOI Debt Yield:	11.3%
U/W NCF Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,000,000
Taxes	$67,026	$33,513	NAP	As-Is Appraisal Valuation Date:	June 24, 2015
Insurance	$77,832	$5,987	NAP	Cut-off Date LTV Ratio:	72.5%
FF&E	$20,833	Springing	$0	LTV Ratio at Maturity or ARD:	58.8%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Courtyard Marriott - Tacoma Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited service hotel located in Tacoma, Washington (the “Courtyard Marriott - Tacoma Property”). The Courtyard Marriott - Tacoma Mortgage Loan was originated on October 9, 2015 by Société Générale. The Courtyard Marriott - Tacoma Mortgage Loan had an original principal balance of $32,625,000, has an outstanding principal balance as of the Cut-off Date of $32,625,000 and accrues interest at an interest rate of 4.600% per annum. The Courtyard Marriott - Tacoma Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Courtyard Marriott - Tacoma Mortgage Loan matures on November 1, 2025.

Following the lockout period, the borrower has the right to defease the Courtyard Marriott - Tacoma Mortgage Loan in whole, but not in part, on any date before May 1, 2025. In addition, the Courtyard Marriott - Tacoma Mortgage Loan is prepayable without penalty on or after May 1, 2025.

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COURTYARD MARRIOTT - TACOMA

Sources and Uses

Sources			Uses
Original loan amount	$32,625,000	100.0%	Loan payoff(1)	$20,413,832	62.6%
			Reserves	165,691	0.5
			Closing costs	462,640	1.4
			Return of equity	11,582,837	35.5
Total Sources	$32,625,000	100.0%	Total Uses	$32,625,000	100.0%

(1)	The Courtyard Marriott – Tacoma Property was previously securitized in the MLCFC 2006-4 transaction.

The Property. The Courtyard Marriott - Tacoma Property is a six-story, 162-room limited service hotel located in the central business district of Tacoma, Washington, immediately adjacent to the Tacoma Convention and Trade Center, which offers 117,000 square feet of flexible event space. Built in 2005 and renovated in 2014, the Courtyard Marriott - Tacoma Property consists of two attached buildings. The Courtyard Marriott - Tacoma Property guestrooms configuration includes 60 king guestrooms, 92 double/queen guestrooms, four two-room suites and six premium suites. Amenities at the Courtyard Marriott - Tacoma Property include an indoor pool and spa, fitness center, guest laundry, meeting space and business center. The Courtyard Marriott - Tacoma Property contains four commercial tenants, including a full service restaurant, event center, spa and Union Bank branch. The Courtyard Marriott - Tacoma Property has seven parking spaces and a use agreement with the city of Tacoma for 80 offsite spaces at the Convention Center Parking Garage, which is located across the street from the Courtyard Marriott - Tacoma Property. The sponsor developed the Courtyard Marriott - Tacoma Property in 2005 at a cost of approximately $18.0 million and has invested over $10.7-million since opening, indicating a total cost basis of approximately $28.7-million. The Courtyard Marriott - Tacoma Property underwent an extensive renovation in 2014 in conjunction with a $2.8 million property improvement plan (“PIP”) to meet brand standards and update the suites, guestrooms, and the lobby breakfast area. The PIP guest room improvements included upgrades to the furniture, drapery, carpet and artwork. The Courtyard Marriott - Tacoma Property franchise agreement with Marriott International, Inc. expires in June 2025.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Courtyard Marriott - Tacoma Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 6/30/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	82.0%	81.5%	81.2%	81.2%
ADR	$144.30	$144.42	$154.67	$154.67
RevPAR	$118.28	$117.68	$125.60	$125.60

Total Revenue	$8,359,559	$8,240,179	$9,276,386	$9,276,386	100.0%	$57,262
Total Department Expenses	2,359,322	2,281,826	2,520,283	2,520,269	27.2	15,557
Gross Operating Profit	$6,000,237	$5,958,353	$6,756,103	$6,756,117	72.8%	$41,704

Total Undistributed Expenses	2,553,596	2,463,436	2,588,442	2,588,476	27.9	15,978
Profit Before Fixed Charges	$3,446,641	$3,494,917	$4,167,661	$4,167,641	44.9%	$25,726

Total Fixed Charges	328,285	338,279	343,067	474,000	5.1	2,926

Net Operating Income	$3,118,356	$3,156,638	$3,824,594	$3,693,641	39.8%	$22,800
FF&E	0	0	0	463,819	5.0	2,863
Net Cash Flow	$3,118,356	$3,156,638	$3,824,594	$3,229,822	34.8%	$19,937

NOI DSCR	1.55x	1.57x	1.91x	1.84x
NCF DSCR	1.55x	1.57x	1.91x	1.61x
NOI DY	9.6%	9.7%	11.7%	11.3%
NCF DY	9.6%	9.7%	11.7%	9.9%

(1)

The Total Revenue increase from 2013 to TTM 6/30/2015 is due to renovations at the Courtyard Marriott – Tacoma Property which reduced available rooms by approximately 1,610 rooms in 2013 and 2,256 rooms in 2014. Additionally, food and beverage revenue increased by approximately $273,000 following PIP completion in 2014.

Appraisal. As of the appraisal valuation date of June 24, 2015, the Courtyard Marriott - Tacoma Property had an “as-is” appraised value of $45,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 13, 2015, there was no evidence of any recognized environmental conditions at the Courtyard Marriott - Tacoma Property.

Market Overview and Competition. The Courtyard Marriott - Tacoma Property is located in downtown Tacoma, Washington, immediately adjacent to the Tacoma Convention and Trade Center, which offers approximately 117,000 square feet of flexible event space. Located approximately 30.0 miles southwest of Seattle, Tacoma is the third largest city in the State of Washington. Primary access to the Courtyard Marriott - Tacoma Property is available via Commerce Street with ingress and egress also available via Pacific Avenue, which is the primary north/south artery in downtown Tacoma. Located approximately 13.0 miles south of the Courtyard Marriott - Tacoma Property, the Joint Base Lewis-McChord military base is the largest employer in Tacoma. The second

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COURTYARD MARRIOTT - TACOMA

largest employer, located approximately 1.4 miles northwest of the Courtyard Marriott - Tacoma Property, is the Multicare Health System, the largest provider of health care services in the city of Tacoma. Franciscan Health System is located less than half a mile south east of the Courtyard Marriott - Tacoma Property. Additionally, there are numerous museums in Downtown Tacoma, including the LeMay Automobile Museum and The Museum of Glass. Also, the University of Washington Tacoma campus is situated on 46 acres less than half a mile south east of the Courtyard Marriott - Tacoma Property. According to the appraisal, demand segmentation at the Courtyard Marriott - Tacoma Property is 65.0% Commercial, 22.0% Meeting and Group and 13.0% Leisure/Tourism.

The following table presents certain information relating to the Courtyard Marriott - Tacoma Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Courtyard Marriott - Tacoma			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2015 TTM	71.1%	$139.38	$99.05	80.8%	$155.37	$125.59	113.7%	111.5%	126.8%
6/30/2014 TTM	67.3%	$129.98	$87.51	76.2%	$143.80	$109.52	113.1%	110.6%	125.2%
6/30/2013 TTM	66.5%	$128.88	$85.74	79.3%	$142.08	$112.73	119.3%	110.2%	131.5%

(1)	Information obtained from a third party hospitality report dated July 17, 2015. The competitive set includes the following hotels: Hotel Murano, Courtyard Seattle Federal Way, Silver Cloud Inn Tacoma Waterfront, Hampton Inn Suites Tacoma Mall, and Holiday Inn Express & Suites Tacoma Downtown.

The Borrower. The borrower is Tacoma Hospitality DE LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Courtyard Marriott - Tacoma Mortgage Loan. Marlo G. Hollander is the guarantor of certain nonrecourse carveouts under the Courtyard Marriott - Tacoma Mortgage Loan.

The Sponsors. The sponsors are Hollander Properties, LLC, Marlo G. Hollander and Mark A. Hollander. The sponsors have more than 50 years of combined of real estate experience owning and hotels, and currently have an ownership interest in six hotel properties in the Pacific Northwest region.

Operating Lessee. The borrower leases the Courtyard Marriott – Tacoma Property to Hollander Investments, Inc. (the “Courtyard Marriott – Tacoma Operating Lessee”), pursuant to an operating lease (the “Courtyard Marriott - Tacoma Operating Lease”). The Courtyard Marriott - Tacoma Operating Lessee is an affiliate of the borrower. Pursuant to the Courtyard Marriott – Tacoma Operating Lease, the Courtyard Marriott - Tacoma Operating Lessee receives revenue from the operation of the Courtyard Marriott – Tacoma Property and pays the borrower, as rent, an amount equal to the debt service on the Courtyard Marriott – Tacoma Mortgage Loan, plus reserves and other costs of ownership, all taxes and insurance. The Courtyard Marriott – Tacoma Operating Lessee is not a single purpose bankruptcy remote entity. The Courtyard Marriott – Tacoma Operating Lease is encumbered by the Courtyard Marriott – Tacoma Property mortgage. See “Risk Factors-Risks Related to the Mortgage Loans-The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $67,026 for real estate taxes, $77,832 for insurance premiums and $20,833 for FF&E. The loan documents provide for monthly escrows of $33,513 for real estate taxes and $5,987 for insurance premiums.

Ongoing monthly FF&E reserves are not required as long as (i) the balance in the FF&E subaccount is at least $250,000; (ii) the lender receives (no less frequently than every nine months) copies of a franchisor inspection report which shows required capital, ADA, fire and/or life safety repairs with an estimated cost less than or equal to $100,000 and the borrower provides evidence of completion of such repairs no later than 60 days after the franchisor’s required completion date for such work; (iii) the Marriott Brand Standard Audit score of the Courtyard Marriott – Tacoma Property is no less than 85 as determined during the most recent annual property inspection conducted by a third party auditor; and (iv) the franchisor has not instituted a current PIP.

Lockbox and Cash Management. The Courtyard Marriott - Tacoma Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager are deposited into the lockbox account within one business day of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all excess funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the date that is 12 months before the expiration of the franchise agreement, if the term of the franchise agreement has not been extended for at least 10 years. A Cash Management Period will expire with respect to clause (i), upon the event of default being cured, provided no other event of default has occurred and is continuing; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; and with respect to clause (iii), upon the franchise agreement being extended for at least 10 years or the borrower entering into a replacement franchise agreement in form and substance and with a franchisor reasonably acceptable to the lender and the balance in the capital reserve subaccount being equal to or exceeding 120% of the budget for any PIP required by the franchisor in connection with such extension, renewal or replacement of the franchise agreement.

Property Management. The Courtyard Marriott - Tacoma Property is managed by an affiliate of the borrower.

A-3-34

COURTYARD MARRIOTT - TACOMA

Assumption. The borrower has the unlimited right to transfer the Courtyard Marriott - Tacoma Property provided that certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee complies with single purpose bankruptcy remote entity requirements and the transferee and guarantor satisfy the lender’s credit review and underwriting standards; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Courtyard Marriott - Tacoma Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 11.0%.

A-3-35

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A-3-36

11 MADISON AVENUE

A-3-37

11 MADISON AVENUE

11 MADISON AVE

Floor	Tenant / Lease Expiration
29	Mechanical/Roof[1]; Sony 1/2031[2]
28	Sony 1/2031[2]
27	Sony 1/2031[2]
26	Sony 1/2031[2]
25	Sony 1/2031[2]
24	Sony 1/2031[2]
23	Sony 1/2031[2]
22	Sony 1/2031[2]
21	Sony 1/2031[2]
20	Sony 1/2031[2]
19	Sony 1/2031[2]
18	WME 9/2030
17	WME 9/2030; Vacant
16	Yelp 4/2025
15	Vacant; Mechanical
14	Yelp 4/2025
13	Credit Suisse 5/2017[3]
12	Young & Rubicam 3/2019
11	Credit Suisse 5/2017[3]
10	Credit Suisse 5/2037
9	Credit Suisse 5/2037
8	Credit Suisse 5/2037
7	Credit Suisse 5/2037
6	Credit Suisse 5/2037
5	Credit Suisse 5/2037
4	Credit Suisse 5/2037
3	Credit Suisse 5/2037
2	Sony 1/2031[2]; Credit Suisse 5/2037
M	Sony 1/2031[2]; Eleven Madison Park 12/2017
G	Fidelity 12/2028; Arcade[4]; Sony 1/2031[2]; Eleven Madison Park 12/2017; Credit Suisse 5/2037
1B	Credit Suisse 5/2037
2B	Credit Suisse 5/2037
3B	Sony 1/2031[2]; Credit Suisse 5/2037; Vacant; Eleven Madison Park 12/2017; Young & Rubicam 3/2019
4B	Mechanical

VACANT | MECHANICAL | ARCADE | 2017 | 2019 | 2025 | 2028 | 2030+

NOTES:

[1] Includes two antenna tenants with leases expiring 6/2016.

[2] Space is subleased from Credit Suisse to the landlord through 5/2017 to accommodate the lease to Sony, who took possession 2/2015.

[3] Credit Suisse has the option to extend its lease on these floors through 5/2037, which must be exercised by 4/2016.

[4] Arcade Space: Martin's News and Sundry Shops 5/2017; Vacant retail.

A-3-38

11 MADISON AVENUE

11 Madison Avenue
11 Madison Avenue
New York, NY 10010
MANHATTAN
Midtown
East Side
Garment District
Kips Bay
Gramercy Park
Flatiron District
Chelsea
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
TIMES SQUARE
Port Authority Bus Terminal
Bryant Park
New York Public Library
Grand Central Terminal
Republic Bank Tower
New York Times Building
Lefcourt Manhattan Bldg.
The Morgan Library & Museum
Manhattan Center
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Madison Square Garden
Manhattan Mall
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
LONG ISLAND RAILROAD
Lexington Avenue Campus, Touro College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
FDR Drive
Fashion Institute of Technology
NY Life Insurance Bldg.
Madison Square Park
Metropolitan Life Building
Baruch College
VA New York Harbor Medical Center
Flatiron Building
Gramercy Park
Cabrini Medical Center
Theo. Roosevelt Birthplace Natl. Historic Site
NYU Hospital for Joint Diseases
NY Film Academy School of Film & Acting
Beth Israel Medical Center
Union Square
Con Edison Building
New York Eye & Ear Infirmary
Forbes Galleries
NYU American Language Institute
Village Temple
Benjamin N. Cardozo School of Law
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Grace Church
Tompkins Square Park
Cooper Union
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Washington Square
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
Broadway
Greenwich Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
4th Ave.
Irving Pl.
University Pl.
Astor Pl.
Waverly Pl.
Washington Pl.
Bleecker St.
Hudson St.
W. 11th St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
W. 4th St.
E. 39th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
34TH ST/ PENN STA.
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
23RD ST/ 8TH AVE
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST/ 8TH AVE
14TH ST
6TH AVE
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQ
8TH AVE/14TH ST
14TH ST/ 7TH AVE
3RD AVE/ 14TH ST
1ST AVE/ 14TH ST
8TH ST/ NYU
4TH ST/ WASHINGTON SQ
CHRISTOPHER/ SHERIDAN ST
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
East River
Park Slope
Prospect Park

A-3-39

No. 5 – 11 Madison Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	AAAsf/A2 (sca.pd)/AA+			Property Type:	Office
Original Principal Balance(1):	$30,500,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$30,500,000			Location:	New York, NY
% of Initial Pool Balance:	3.1%			Size:	2,285,043 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$334.49
Borrower Names(2):	Various			Year Built/Renovated:	1932-1950/1994-1997, 2015
Sponsor:	SL Green Realty Corp.			Title Vesting(6):	Fee
Mortgage Rate:	3.5602%			Property Manager:	Self-managed
Note Date:	August 18, 2015			3rd Most Recent Occupancy (As of):	99.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2013)
Maturity Date:	September 6, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(7):	97.8% (8/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$47,051,047 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$46,705,749 (12/31/2014)
Call Protection(3):	L(26),D(87),O(7)			Most Recent NOI (As of)(8):	$46,389,392 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(4):	Yes
Additional Debt Type(1)(4):	Pari Passu and subordinate notes; Mezzanine

				U/W Revenues:	$163,039,756
Escrows and Reserves(5):				U/W Expenses:	$53,546,158
				U/W NOI(8):	$109,493,598
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(8):	$107,431,283
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	3.97x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	3.89x
Replacement Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	14.3%
Rollover Reserve	$0	Springing	NAP	U/W NCF Debt Yield(1):	14.1%
Lease Costs Reserve	$81,152,102	$0	NAP	As-Is Appraised Value(9):	$2,350,000,000
Sony Free Rent Reserve	$18,847,898	$0	NAP	As-Is Appraisal Valuation Date(9):	July 1, 2015
CS Sublease Reserve	$36,500,000	$0	NAP	Cut-off Date LTV Ratio(1)(9):	32.5%
Title Endorsement Reserve	$1,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(9):	32.5%

(1)	The 11 Madison Avenue Loan Combination (as defined below), totaling $1,075,000,000, is comprised of 16 pari passu senior notes with an aggregate balance of $764,330,000 (Notes A-1-S1 through A-3-C2) and three subordinate notes with an aggregate balance of $310,670,000 (Notes B-1-S, B-2-S and B-3-S). The non-controlling senior Note A-3-C2 had an original balance of $30,500,000, has an outstanding principal balance of $30,500,000 as of the Cut-off Date and will be contributed to the WFCM 2015-C31 Trust. Nine of the senior notes with a combined outstanding principal balance of $397,530,000 and the three subordinate notes with a combined outstanding principal balance of $310,670,000 were contributed to the MAD 2015-11MD transaction. Note A-3-C1, which had an original principal balance of $35,000,000, was contributed to the WFCM 2015-NXS3 Trust; Note A-1-C1, which had an original principal balance of $70,000,000, is expected to be contributed to the COMM 2015-CCRE26 Trust; Note A-1-C2, which had an original principal balance of $70,000,000, is expected to be contributed to the COMM 2015-CCRE27 Trust; and the remaining four non-controlling notes, which had an aggregate original principal balance of $161,300,000 are expected to be contributed to future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 16 senior notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes and subordinate notes totaling $1,075,000,000 are 45.7%, 2.77x and 10.2%, respectively. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes, subordinate notes and mezzanine debt (aggregate debt is $1.4 billion) are 59.6%, 1.97x and 7.8%, respectively.
(2)	See “The Borrowers” section.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of October 6, 2015. Defeasance of the 11 Madison Avenue Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 18, 2018. The assumed lockout period of 26 payments is based on the expected WFCM 2015-C31 Trust closing date in November 2015.
(4)	See “Subordinate and Mezzanine Indebtedness” section.
(5)	See “Escrows” section.
(6)	See “Condominium” section.
(7)	See “Historical Occupancy” section.
(8)	See “Cash Flow Analysis” section.
(9)	See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 based on an “as-stabilized” valuation date of July 1, 2018, which results in an “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 28.3% based on the senior debt.

A-3-40

11 MADISON AVENUE

The Mortgage Loan. The mortgage loan (the “11 Madison Avenue Mortgage Loan”) is part of a loan combination (the “11 Madison Avenue Loan Combination”) evidenced by 16 pari passu senior promissory notes (Notes A-1-S1 through A-3-C2) and three subordinate notes (Notes B-1-S, B-2-S and B-3-S) secured by an office building located in New York, New York (the “11 Madison Avenue Property”). The 11 Madison Avenue Loan Combination was co-originated on August 18, 2015 by Wells Fargo Bank, National Association, German American Capital Corporation and Morgan Stanley Bank, N.A. The 11 Madison Avenue Loan Combination had an original principal balance of $1,075,000,000, has an outstanding principal balance as of the Cut-off Date of $1,075,000,000 and accrues interest at an interest rate of 3.5602% per annum. The 11 Madison Avenue Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination matures on September 6, 2025. See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combinations—The 11 Madison Avenue Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

The 11 Madison Avenue Mortgage Loan, evidenced by Note A-3-C2, which will be contributed to the WFCM 2015-C31 Trust, had an original principal balance of $30,500,000, has an outstanding principal balance as of the Cut-off Date of $30,500,000 and represents a senior pari passu non-controlling interest in the 11 Madison Avenue Loan Combination. Nine of the senior pari passu notes (Notes A-1-S1 through A-3-S3) and all of the subordinate notes, which were contributed to the MAD 2015-11MD Trust, had an original aggregate principal balance of $708,200,000 and will represent the controlling interest in the 11 Madison Avenue Loan Combination. Note A-3-C1, which had an original principal balance of $35,000,000, was contributed to the WFCM 2015-NXS3 Trust; Note A-1-C1, which had an original principal balance of $70,000,000, is expected to be contributed to the COMM 2015-CCRE26 Trust; Note A-1-C2, which had an original principal balance of $70,000,000, is expected to be contributed to the COMM 2015-CCRE27 Trust; and the remaining non-controlling notes, which had an aggregate original principal balance of $161,300,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-3-C2	$30,500,000	WFCM 2015-C31	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3(1)	$397,530,000	MAD 2015-11MD	Yes(2)
B-1-S, B-2-S, B-3-S(1)	$310,670,000	MAD 2015-11MD	Yes(2)
A-1-C1(3), A-1-C2(4), A-1-C3	$209,600,000	GACC(5)	No
A-2-C1, A-2-C2	$91,700,000	MS(5)	No
A-3-C1(6)	$35,000,000	WFCM 2015-NXS3	No
Total	$1,075,000,000

(1)	Contributed to the MAD 2015-11MD Trust. The notes are originally held by GACC, MS and WFB.
(2)	The 11 Madison Avenue Loan Combination is serviced and administered according to the 11 MAD 2015-11MD Trust and Servicing Agreement.
(3)	The A-1-C1 note with an original balance of $70.0 million is expected to be contributed to the COMM 2015-CCRE26 transaction.
(4)	The A-1-C2 note with an original balance of $70.0 million is expected to be contributed to the COMM 2015-CCRE27 transaction.
(5)	GACC – “German American Capital Corporation”; MS – “Morgan Stanley Bank, N.A.”; and WFB – “Wells Fargo Bank, N.A.”
(6)	Contributed to the WFCM 2015-NXS3 transaction.

A-3-41

11 MADISON AVENUE

Following the lockout period, the borrowers have the right to defease the 11 Madison Avenue Loan Combination in whole, but not in part, on any date before March 6, 2025. In addition, the 11 Madison Avenue Loan Combination is prepayable without penalty on or after March 6, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 18, 2018.

Sources and Uses

Sources			Uses
Original loan combination amount	$1,075,000,000	42.2%	Purchase price(1)	$2,285,000,000	89.7%
Mezzanine A loan	150,000,000	5.9	Leasing/Base building costs	139,562,788	5.5
Mezzanine B loan	175,000,000	6.9	Reserves	100,000,000	3.9
Sponsor equity contribution	1,147,232,451	45.0	Closing costs	22,669,663	0.9

Total Sources	$2,547,232,451	100.0%	Total Uses	$2,547,232,451	100.0%

(1)	Purchase price includes the $39,000,000 CS Sublease Reserve. $2,500,000 of the CS Sublease Reserve was paid down at origination.

The Property. The 11 Madison Avenue Property consists of the fee interests in 27 condominium units and the leasehold interests in nine condominium units (see “Condominium” section) of a 29-story, 2,285,043 square foot, class A office tower located directly east of Manhattan’s Madison Square Park. The 11 Madison Avenue Property enjoys frontage on Madison Square Park and occupies an entire city “super block” between Park Avenue South, Madison Avenue, and East 24th and East 25th Streets. Developed by MetLife as part of its headquarters complex, the 11 Madison Avenue Property was constructed in three phases between 1932 and 1950: phase I - from 1932 to 1938, half of the building was built along Park Avenue between 24th and 25th Street; phase II - from 1938 to 1941, the northwest section of the building was completed; and phase III - from 1947 to 1950, the final phase, the southwest quadrant, was completed. Due to the Property’s unique and high quality construction, the 11 Madison Avenue Property was added to the National Register of Historic Places in 1996.

The 11 Madison Avenue Property was originally designed as a 100-story tower, which would have made it the tallest building in the world at that time. However, following the Great Depression, plans were scaled back to the building’s present 29-story design. The 11 Madison Avenue Property’s robust infrastructure was engineered to serve the 100-story design and features three chiller plants, seven generators, an uninterrupted power supply, abundant electric capacity with dual points of entry and 46 elevators including two additional elevators currently being constructed for Sony’s exclusive use. Between 1994 and 1997, Credit Suisse and MetLife collectively modernized the 11 Madison Avenue Property at a cost exceeding $700.0 million. During that time, MetLife invested $400.0 million in technological enhancements and established the 11 Madison Avenue Property as a sought after headquarter location due to its modern building systems, large floor plates, landmark status, and park-fronting location. Furthermore, during that time, Credit Suisse invested an additional $300.0 million to create its North American headquarters in the 11 Madison Avenue Property, adding dedicated emergency generators, supplemental HVAC systems, its own uninterrupted power supply facility (additionally upgraded for $30.0 million in 2011), and other miscellaneous electrical upgrades.

The 11 Madison Avenue Property is currently undergoing a number of base building projects totaling approximately $86.0 million, which, when combined with leasing commissions and Sony’s and Credit Suisse’s Landlord build-outs, will result in over $279.0 million of capital invested into the 11 Madison Avenue Property between 2015 and 2018. The capital will be invested to modernize and update the 11 Madison Avenue Property to current headquarters standard, including a new building management system, elevator modernization, chiller plant/cooling towers upgrade, increased ventilation capacity, private entrance and sky lobby for Sony, new 28th floor window line and a new usable rooftop garden. The 11 Madison Avenue Property has a strong long-term tenant base that includes two headquarters tenants (Credit Suisse and Sony, 55.4% and 25.3% of net rentable area, respectively), each of which has leases expiring beyond the term of the 11 Madison Avenue Loan Combination (with the exception of Credit Suisse’s space on the 11th and 13th floors and a portion of the first floor storage space).

Condominium. The 11 Madison Avenue Property is comprised of the fee interests in 27 condominium units and leasehold interests (with the reversionary right to the related fee simple interests) in nine condominium units of the borrowers. In 1993, Credit Suisse entered into an agreement with the New York City Industrial Development Agency (“NYC IDA”) and the 11 Madison Avenue Property was converted into separate condominium units for purposes of conveying the fee simple estate to the NYC IDA for those units which are leased to Credit Suisse in order to provide financing and tax benefits. The NYC IDA terminates on December 31, 2016 and, at that time, the fee interest in the nine condominium units will automatically revert to the borrowers. The 11 Madison Avenue Loan Combination provides that upon any such reversion of condominium units to the borrower, such condominium units will automatically be subject to the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination borrowers control the entire condominium board.

A-3-42

11 MADISON AVENUE

The following table presents certain information relating to the tenancy at the 11 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Credit Suisse(2)	A/A1/A	1,079,655	47.2%	$63.98	$69,072,667	46.7%	5/31/2037(3)(4)
Credit Suisse (Option)(5)	A/A1/A	186,396	8.2%	$26.18	$4,879,731	3.3%	5/31/2017
Sony(6)	BB-/Ba1/BBB-	578,791	25.3%	$73.75(7)	$42,688,648(7)	28.9%	1/31/2031
Yelp	NR/NR/NR	152,232	6.7%	$85.00	$12,939,720	8.7%	4/30/2025
WME	NR/NR/NR	103,426	4.5%	$85.02	$8,793,250	5.9%	9/30/2030
Young & Rubicam, Inc.	BBB+/NR/BBB	99,107	4.3%	$74.65	$7,398,075	5.0%	3/30/2019
Total Major Tenants		2,199,607	96.3%	$66.27	$145,772,091	98.5%

Non-Major Tenants		34,571	1.5%	$62.06	$2,145,532	1.5%

Occupied Total		2,234,178	97.8%	$66.21	$147,917,623	100.0%

Vacant Space		50,865	2.2%

Collateral Total		2,285,043	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Credit Suisse recently signed a new lease for 1,079,655 square feet and Annual U/W Base Rent and Annual U/W Base Rent PSF for such space represents the rental rate commencing in June 2017 totaling $69,072,667 ($63.98 per square foot). Current annual rent for such space is $26,427,872 ($24.49 per square foot).
(3)	Credit Suisse has the right to (i) contract its space by one full floor effective between May 2022 and April 2027 with at least 15 months’ notice (“5 Year Option”); (ii) contract its space by one or two full floors (but only two full floors if the 5 Year Option has not been exercised) effective between May 2027 and April 2032 with 15 months’ notice (“10 Year Option); and (iii) contract its space on three full floors, reduced by any floors terminated under the 5 Year Option or 10 Year Option effective between May 2032 and April 2037 with 15 months’ notice. For each contraction option, a termination fee is required equal to the unamortized portion of the expenses as outlined in the lease.
(4)	Credit Suisse has 12 months of abated rent beginning in June 2032.
(5)	Consists of the below market rents on floors 11 and 13 as well as a portion of the first floor storage space. Credit Suisse has an option on this space to extend through 2037 at $73.81 PSF, which must be exercised by April 1, 2016.
(6)	The borrower currently leases a portion of Sony’s space from Credit Suisse and, in turn, subleases that space to Sony. Upon the expiration of Credit Suisse’s lease for that space on May 31, 2017, the sublease between the landlord and Sony will become a direct lease.
(7)	Sony received 12 months free rent commencing on the delivery date of each of its spaces; all remaining free rent following the origination date was reserved upfront.

A-3-43

11 MADISON AVENUE

The following table presents certain information relating to the lease rollover schedule at the 11 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016(4)	2	2	0.0%	2	0.0%	$87,584	$43,792.00
2017(5)	3	198,966	8.7%	198,968	8.7%	$5,252,776	$26.40
2018	0	0	0.0%	198,968	8.7%	$0	$0.00
2019	1	99,107	4.3%	298,075	13.0%	$7,398,075	$74.65
2020	0	0	0.0%	298,075	13.0%	$0	$0.00
2021	0	0	0.0%	298,075	13.0%	$0	$0.00
2022	0	0	0.0%	298,075	13.0%	$0	$0.00
2023	0	0	0.0%	298,075	13.0%	$0	$0.00
2024	0	0	0.0%	298,075	13.0%	$0	$0.00
2025	1	152,232	6.7%	450,307	19.7%	$12,939,720	$85.00
Thereafter(5)	4	1,783,871	78.1%	2,234,178	97.8%	$122,239,468	$68.52
Vacant	0	50,865	2.2%	2,285,043	100.0%	$0	$0.00
Total/Weighted Average	11	2,285,043	100.0%			$147,917,623	$66.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	2016 includes two antenna leases with 1 square foot attributed to each lease.
(5)	Credit Suisse occupies multiple suites with 1,079,655 square feet (47.2% of the net rentable area) on leases expiring on May 31, 2037 and 186,396 (8.2% of the net rentable area) on leases expiring on May 31, 2017. Credit Suisse has an option to extend the lease on the 186,396 square feet through May 31, 2037 by providing notice by April 1, 2016.

The following table presents historical occupancy percentages at the 11 Madison Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/1/2015(2)(3)
99.1%	87.5%	94.0%	97.8%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.
(3)	As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) have taken possession of their respective spaces and are currently completing their buildouts.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 11 Madison Avenue Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	Year 3 Budget	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$52,888,225	$52,592,579	$53,715,326(1)	$154,501,514	$147,917,623(1)	90.7%	$64.73
Straight Line Rents	0	0	0	0	$1,932,702(2)	1.2	0.85
Grossed Up Vacant Space	0	0	0	0	4,796,680	2.9	2.10
Total Reimbursables	15,059,977	14,780,924	13,408,807	3,799,446	5,509,992	3.4	2.41
Other Income(3)	2,724,962	2,996,156	3,461,086	8,005,327	7,679,439	4.7	3.36
Less Vacancy & Credit Loss	(725,384)	(488,860)	(319,721)	0	(4,796,680)(4)	(2.9)	(2.10)
Effective Gross Income	$69,947,780	$69,880,799	$70,265,498	$166,306,287	$163,039,756	100.0%	$71.35

Total Operating Expenses	$22,896,733	$23,175,050	$23,876,107	$53,628,277	$53,546,158(5)	32.8%	$23.43

Net Operating Income	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$109,493,598	67.2%	$47.92
TI/LC	0	0	0	0	1,605,307	1.0	0.70
Capital Expenditures	0	0	0	0	457,009	0.3	0.20
Net Cash Flow	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$107,431,283	65.9%	$47.01

NOI DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.97x
NCF DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.89x
NOI DY(6)	6.2%	6.1%	6.1%	14.7%	14.3%
NCF DY(6)	6.2%	6.1%	6.1%	14.7%	14.1%

(1)	The increase in U/W Base Rent over TTM 5/31/2015 Base Rent is due in part to Credit Suisse executing a lease extension for 1,079,655 square feet (47.2% of net rentable area) commencing on June 1, 2017 increasing its total base rent by $42.6 million and Sony executing a lease in February 2015 for 578,791 square feet (25.3% of net rentable area) with annual rent of $42.7 million.
(2)	Straight Line Rents is equal to the difference between Sony’s annual base rent during the first calendar year in which it will make rent payments and the average rent for Sony’s space over the 11 Madison Avenue Loan Combination term.
(3)	Other Income includes percentage rent, sundry income, tenant utility billbacks and miscellaneous revenue.
(4)	The underwritten economic vacancy is 2.9%. As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) took possession of their respective spaces and are currently completing their buildouts.
(5)	The 11 Madison Avenue Property historically benefited from an NYC IDA, which resulted in a reduced property tax expense. The NYC IDA exemptions will expire on December 31, 2016 and full taxes were underwritten.
(6)	Based on the 16 senior notes totaling $764,330,000.

Appraisal. As of the appraisal valuation date of July 1, 2015, the 11 Madison Avenue Property had an “as-is” appraised value of $2,350,000,000. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 with an “as-stabilized” valuation date of July 1, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated April 30, 2015, there was no evidence of any recognized environmental conditions at the 11 Madison Avenue Property.

Market Overview and Competition. The 11 Madison Avenue Property is located in downtown Manhattan and overlooks Madison Square Park, giving the building an unobstructed view of the park. Located in Manhattan’s Midtown South Neighborhood, the 11 Madison Avenue Property has direct access to the number 6 subway line which, along with the nearby N, R, Q, F and M lines, provides connections from the Upper East Side and Grand Central Station to Union Square, Downtown Manhattan and Brooklyn. Additionally, the 11 Madison Avenue Property is within walking distance of the Flatiron, Gramercy and Chelsea neighborhoods. The 11 Madison Avenue Property is located in the Midtown South office market, which includes 66.6 million square feet of office space. The Midtown South office market includes 35 class A buildings totaling 17.3 million square feet. The 11 Madison Avenue Property is one of seven trophy office buildings in the Midtown South office market. The Midtown South office market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The 11 Madison Avenue Property is located in the Madison/Union Square submarket. The Madison/Union Square submarket contains over 32.0 million square feet of office space and is Midtown South’s largest submarket. The Madison/Union Square submarket contains 10.4 million square feet of class A space (including the 11 Madison Avenue Property). As of the first quarter of 2015, the Midtown South office market exhibited a vacancy rate of 7.0% with an asking rental rate of $63.28 per square foot, gross and the Madison/Union Square submarket had an overall vacancy rate of 7.3% with an asking rent of $64.22 per square foot, gross.

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11 MADISON AVENUE

The following table presents certain information relating to comparable office properties to the 11 Madison Avenue Property:

Competitive Set(1)

Property	NRA	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Occupancy (including Sublease availability)
One Madison Avenue	1,443,908	0	0	100.0%	100.0%
41 Madison Avenue	532,525	0	55,126	100.0%	89.7%
51 Madison Avenue	974,653	0	0	100.0%	100.0%
63 Madison Avenue	636,660	0	8,296	100.0%	98.7%
114 Fifth Avenue	287,804	0	19,326	100.0%	93.3%
160 Fifth Avenue	117,900	0	0	100.0%	100.0%
200 Fifth Avenue	594,089	0	0	100.0%	100.0%
770 Broadway	911,213	0	0	100.0%	100.0%
111 Eighth Avenue	2,300,000	0	0	100.0%	100.0%
51 Astor Place	307,839	0	0	100.0%	100.0%
Total / Weighted Average	8,106,591	0	82,748	100.0%	99.0%
(1)	Information obtained from the appraisal.

The Borrowers. The borrowers, 11 Madison Avenue Owner LLC, 11 Madison Avenue Owner 2 LLC, 11 Madison Avenue Owner 3 LLC, 11 Madison Avenue Owner 4 LLC, 11 Madison Avenue Owner 5 LLC and 11 Madison Avenue Owner 6 LLC (collectively the “TIC Owners”) and 11 Madison EAT Lender LLC (together with the TIC Owners, the borrowers), are each a single purpose Delaware limited liability company entity with two independent directors. Each of the TIC Owners is a tenant-in-common owner of the 11 Madison Avenue Property and they collectively own 100% of the fee and/or leasehold interest in the 11 Madison Avenue Property which they have master leased to 11 Madison EAT Lender LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan Combination. SL Green Realty Corp. (“SLG”) is the guarantor of certain nonrecourse carveouts under the 11 Madison Avenue Loan Combination.

The Sponsors. The sponsor of the 11 Madison Avenue Loan Combination is SLG (rated Baa3/BBB-/BB+ by Moody’s/Fitch/S&P), an S&P 500 company and New York City’s largest office landlord, which is a fully integrated real estate investment trust that is focused primarily on acquiring, managing, and maximizing value of Manhattan commercial properties. As of June 30, 2015, SLG held interests in 120 Manhattan properties totaling 44.1 million square feet, which consists of ownership interests in 29.0 million square feet of commercial buildings and debt and preferred equity investments secured by 15.1 million square feet of properties. In addition to its Manhattan investments, SL Green held ownership interests in 37 suburban properties totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

Escrows. The loan documents provide for upfront reserves in the amount of $18,847,898 for free rent related to the Sony lease, $36,500,000 for rent due to Credit Suisse for the space subleased to Sony and $1,000 for fees related to title endorsements. The borrowers owe $140.2 million in outstanding tenant improvements and leasing commissions and landlord work obligations related to the Sony, Credit Suisse, Yelp and WME leases (“Lease Costs”); loan documents provide for an upfront reserve in an amount of $81,152,102 for the Lease Costs and the sponsor provided a guaranty to the lender to fund the balance of the Lease Costs (currently $59,060,332). Upon the long-term unsecured S&P credit rating of the sponsor being less than BB+, the borrowers are required to deposit an amount equal to any Lease Costs covered by the guaranty or, so long as no event of default has occurred and is continuing, the borrowers may elect to apply all excess cash flow to the Lease Costs account until the required amount is fully funded.

Lease Costs
Lease Costs	Outstanding Amount
Credit Suisse Landlord Base Building Work	21,591,448
Sony Landlord Base Building Work	19,931,438
Credit Suisse Tenant Improvements(1)	43,898,724
Sony Tenant Improvements	43,641,509
Other Tenant Improvements	4,533,205
Credit Suisse Leasing Commissions	4,529,626
Sony Leasing Commissions	0
Other Leasing Commissions	2,086,484
Total Lease Costs	$140,212,434
(1)	Includes $33,806,313 in anticipated work allowance under the 2017 Credit Suisse Lease

During the continuance of a Trigger Period (as defined below), the borrowers will deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place, an amount equal to one-twelfth of the insurance premiums payable in the next 12 months and (iii) $342,756 for annual capital expenditures.

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11 MADISON AVENUE

During the continuance of a Lease Sweep Period (as defined below), the lender will cause all excess cash flow to be deposited into the Rollover Reserve subaccount.

Lockbox and Cash Management. The 11 Madison Avenue Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within ten business days of receipt. Prior to the occurrence of a Trigger Period (as defined below), all cash flow is distributed to the borrowers. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) a Low Debt Yield Trigger Period (as defined below); (iii) a default by the borrowers of any major lease obligation; (iv) a Lease Collateral Sweep Period (as defined below); (v) a Lease Sweep Period (as defined below); or (vi) a Mezzanine Loan A or Mezzanine Loan B loan default.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the 11 Madison Avenue Loan Combination net cash flow debt yield falls below 7.50% or the aggregate debt (inclusive of mezzanine loans) net cash flow debt yield falls below 5.75% for two consecutive calendar quarters. A Low Debt Yield Trigger Period will cease to exist if either (i) the 11 Madison Avenue Loan Combination net cash flow debt yield exceeds 7.50% and the aggregate debt net cash flow yield exceeds 5.75% for two consecutive calendar quarters; or (ii) the borrowers provide cash or a letter of credit to the lender in the amount that if applied to the outstanding principal balance would cause the 11 Madison Avenue Loan Combination net cash flow debt yield to be equal to or greater than 7.50% and the aggregate debt net cash flow debt yield to be equal to or greater than 5.75%.

A “Lease Collateral Sweep Period” will commence if the long-term unsecured S&P credit rating of the sponsor falls below BB+. The Lease Collateral Sweep Period will cease to exist if either (i) all Lease Costs have been fully funded in cash into the Lease Costs Reserve account or (ii) the sponsor meets the minimum credit rating of BB+ by S&P.

A “Lease Sweep Period” will commence upon a bankruptcy proceeding in which the tenant and/or guarantor under either the Credit Suisse lease or the Sony lease, or its respective parent entity, (each a “Major Tenant”) is the debtor. A Lease Sweep Period will end upon the earlier to occur of (i) in the event either of the Major Tenant leases are rejected in the applicable bankruptcy proceeding, the date on which a sufficient portion of the space occupied under the defaulted Major Tenant lease is re-leased so as to achieve an 11 Madison Avenue Loan Combination net cash flow debt yield of 7.50% or greater and an aggregate debt net cash flow debt yield of 5.75%; (ii) the date of an assumption or assignment of the applicable Major Tenant lease out of bankruptcy or (iii) the date on which the amount of $75.00 per rentable square foot of the defaulted Major Tenant lease is deposited into the Rollover Reserve account for approved leasing costs.

Property Management. The 11 Madison Avenue Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the 11 Madison Avenue Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) the replacement guarantor has a net worth not less than $500.0 million and liquid assets not less than $50.0 million; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates and similar confirmations from each rating agency rating any securities backed by any 11 Madison Avenue Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 11 Madison Avenue Loan Combination includes three subordinate notes with an aggregate original principal balance of $310,670,000 that were contributed to the MAD 2015-11MD transaction. See “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

German American Capital Corporation, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association (collectively “Mezzanine Lender”) have made a $150,000,000 mezzanine loan (“Mezzanine Loan A”) to 11 Madison Mezz 1 LLC, 11 Madison Mezz 2 LLC, 11 Madison Mezz 3 LLC, 11 Madison Mezz 4 LLC, 11 Madison Mezz 5 LLC, 11 Madison Mezz 6 LLC and 11 Madison Mezz Borrower LLC. The Mezzanine Lender also made a $175,000,000 mezzanine loan (“Mezzanine Loan B”) to 11 Madison Second Mezz 1 LLC, 11 Madison Second Mezz 2 LLC, 11 Madison Second Mezz 3 LLC, 11 Madison Second Mezz 4 LLC, 11 Madison Second Mezz 5 LLC, 11 Madison Second Mezz 6 LLC and 11 Madison Second Mezz Borrower LLC. Mezzanine Loan A and Mezzanine Loan B accrue interest at an interest rate of 4.650% per annum and 4.850% per annum, respectively, and require payments of interest only. The Mezzanine Loan A and Mezzanine Loan B are coterminous with the 11 Madison Loan Combination.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 11 Madison Avenue Property, provided however, that the borrower will not be required to spend more than 200.0% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan

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11 MADISON AVENUE

documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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HAMPTON INN & SUITES - JACKSONVILLE BEACH

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HAMPTON INN & SUITES - JACKSONVILLE BEACH

Hampton Inn & Suites - Jacksonville Beach
1515 First Street North
Jacksonville Beach, FL 32250
JACKSONVILLE
Atlantic Ocean
St. Johns River
Jacksonville Intl. Airport 10 miles
TIMUCUAN ECOLOGICAL & HISTORICAL PRESERVE
FT. GEORGE ISLAND CULTURAL STATE PARK
Huguenot Memorial Park
Naval Aviation Depot
Heckscher Dr
Ferry
Mayport Naval Station
Fort Caroline National Memorial
City Park
Mill Cove
Chicopit Bay
Fort Caroline Rd
Arlington Hills
Jacksonville University
Merrill Rd
McCormick Rd
Wonderwood Dr
Dunes City Golf Club
Monument Rd
East Arlington
Mill Cove Golf Club
Jacksonville Executive at Craig Airport
Downtown 1 mile
Lone Star Rd
Arlington
Arlington Expwy
Regency Square Mall
Atlantic Blvd
Sandalwood
Harbour Place
Dutton Is. Park and Preserve
Selva Marina Country Club
Queen Harbor Golf Course
Atlantic Beach
Beaches Town Center
Neptune Beach
Jacksonville Beach
Jacksonville Beach Pier
Alden Rd
FSCJ South Campus
Beach Blvd
Memorial Hospital
Windy Hill
Comcast
Hodges Stadium
University of North Florida
Jacksonville Golf & Country Club
Adventure Landing
Baptist Medical Center Beaches
Mayo Clinic Jacksonville
NOVA Southeastern University
St. Vincent's Medical Ctr. Southside
Blue Cross & Blue Shield
St. Johns Town Ctr.
Glen Kernan Golf & Country Club
Butler Blvd
South Beach Shopping Ctr.
Ponte Vedra Beach
ST. JOHNS COUNTY
Palm Valley
TPC Sawgrass 2 miles
Markets At Town Center
FBI
Baymeadows
Vistakon
San Pablo Creek Conservation Easement
FSCJ Deerwood Center
Deerwood Golf Club
Mayo Clinic Primary Care Center
Deerwood
Deerwood Village
Baymeadows Rd
Sunbeam Rd
DUVAL COUNTY
Southside
Hood Rd
The Avenues Mall
Deer Creek Country Club
Losco Rd
Greenland Rd
Philips Hwy
Bayward

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No. 6 – Hampton Inn & Suites - Jacksonville Beach

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$29,120,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$29,120,000			Location:	Jacksonville Beach, FL
% of Initial Pool Balance:	2.9%			Size:	177 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$164,520
Borrower Name:	Pios Grande Jacksonville Resort LLC			Year Built/Renovated:	1976/2014
Sponsors:	Peter G. Abessinio; Vincent T. Abessinio			Title Vesting:	Fee
Mortgage Rate:	4.510%			Property Manager:	MHF Jacksonville Beach Manager IV LLC
Note Date:	June 26, 2015			3rd Most Recent Occupancy (As of):	57.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	78.2% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	83.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	85.2% (8/31/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(2):	$2,681,315 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,536,989 (12/31/2014)
Call Protection:	L(28),D(88),O(4)			Most Recent NOI (As of):	$3,882,194 (TTM 8/31/2015)
Lockbox Type:	Springing
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$9,439,938
				U/W Expenses:	$5,755,870
				U/W NOI:	$3,684,068
				U/W NCF:	$3,306,470
Escrows and Reserves(1):				U/W NOI DSCR:	2.08x
				U/W NCF DSCR:	1.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.7%
Taxes	$297,772	$37,221	NAP	U/W NCF Debt Yield:	11.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,600,000
FF&E Reserve	$0	$31,192	NAP	As-Is Appraisal Valuation Date:	June 12, 2015
PIP Reserve	$275,000	Springing	NAP	Cut-off Date LTV Ratio:	70.0%
Seasonality Reserve	$67,220	Springing	NAP	LTV Ratio at Maturity or ARD:	59.8%

(1)	See “Escrows” section.

(2)	The Hampton Inn & Suites – Jacksonville Beach Property was converted from a Comfort Inn to a Hampton Inn in June 2012.

The Mortgage Loan. The mortgage loan (the “Hampton Inn & Suites – Jacksonville Beach Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a limited service hotel located in Jacksonville Beach, Florida (the “Hampton Inn & Suites – Jacksonville Beach Property”). The Hampton Inn & Suites – Jacksonville Beach Mortgage Loan was originated on June 26, 2015 by Wells Fargo Bank, National Association. The Hampton Inn & Suites – Jacksonville Beach Mortgage Loan had an original principal balance of $29,120,000, has an outstanding principal balance as of the Cut-off Date of $29,120,000 and accrues interest at an interest rate of 4.510% per annum. The Hampton Inn & Suites – Jacksonville Beach Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hampton Inn & Suites – Jacksonville Beach Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Hampton Inn & Suites – Jacksonville Beach Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the Hampton Inn & Suites – Jacksonville Beach Mortgage Loan is prepayable without penalty on or after April 11, 2025.

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HAMPTON INN & SUITES - JACKSONVILLE BEACH

Sources and Uses

Sources			Uses
Original loan amount	$29,120,000	68.4%	Purchase price	$41,500,000	97.4%
Sponsor’s new cash contribution	13,469,026	31.6	Reserves	639,992	1.5
			Closing costs	449,034	1.1
Total Sources	$42,589,026	100.0%	Total Uses	$42,589,026	100.0%

The Property. The Hampton Inn & Suites – Jacksonville Beach Property is a seven-story, 177-room, limited service hotel located in Jacksonville Beach, Florida. Built in 1976 and extensively renovated between 2011 and 2014, the Hampton Inn & Suites – Jacksonville Beach Property features 40 king guestrooms, 116 double queen guestrooms, three two-room suites, 10 studio suites, and eight handicap accessible guestrooms. Each guestroom features a flat screen television, a desk & chair, a small refrigerator, a microwave oven, a coffeemaker and complimentary high speed internet. The Hampton Inn & Suites – Jacksonville Beach Property offers 2,624 square feet of meeting space, a lagoon-style swimming pool with waterfalls, fitness center, business center, guest laundry, a convenience shop, complimentary breakfast and Tides Beach Bar and Grille. The Hampton Inn & Suites – Jacksonville Beach Property includes 164 surface level parking spaces, resulting in a parking ratio of 0.9 spaces per room.

The 2011/2012 renovations cost approximately $6.9 million and converted the Hampton Inn & Suites – Jacksonville Beach Property from a Comfort Inn. The renovation included upgrades to the lobby, public space and guestrooms. The seller completed an approximately $549,104 property improvement plan (“PIP”) renovation in 2014, which included upgrades to guestrooms, common areas, the swimming pool, and the exterior. Additionally, the sponsor expects to complete a $250,000 PIP renovation by May 2017, which was reserved upfront. According to the appraisal, the 2014 market mix of the Hampton Inn & Suites – Jacksonville Beach Property was 50% leisure, 35% commercial, and 15% meeting and group. The franchise agreement with Hilton expires in June 2030.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hampton Inn & Suites – Jacksonville Beach Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	78.2%	83.0%	85.2%	80.0%
ADR	$135.66	$149.94	$159.45	$164.23
RevPAR	$106.13	$124.40	$135.84	$131.39

Total Revenue	$7,708,831	$9,001,682	$9,727,645	$9,439,938	100.0%	$53,333
Total Department Expenses	2,060,916	2,255,193	2,416,757	2,378,101	25.2	13,436
Gross Operating Profit	$5,647,915	$6,746,489	$7,310,888	$7,061,837	74.8%	$39,897

Total Undistributed Expenses	2,649,537	2,654,010	2,842,094	2,774,472	29.4	15,675
Profit Before Fixed Charges	$2,998,378	$4,092,479	$4,468,794	$4,287,365	45.4%	$24,222

Total Fixed Charges	317,063	555,490	586,600	603,297	6.4	3,408

Net Operating Income	$2,681,315(1)	$3,536,989(1)	$3,882,194	$3,684,068	39.0%	$20,814
FF&E	0	0	0	377,598	4.0	2,133
Net Cash Flow	$2,681,315	$3,536,989	$3,882,194	$3,306,470	35.0%	$18,681

NOI DSCR	1.51x	2.00x	2.19x	2.08x
NCF DSCR	1.51x	2.00x	2.19x	1.87x
NOI DY	9.2%	12.1%	13.3%	12.7%
NCF DY	9.2%	12.1%	13.3%	11.4%

(1) Net Operating Income increased from 2013 to 2014 following renovations at the Hampton Inn & Suites Property that were completed in 2014.

The Appraisal. As of the appraisal valuation date of June 12, 2015, the Hampton Inn & Suites – Jacksonville Beach Property had an “as-is” appraised value of $41,600,000.

Environmental Matters. According to a Phase I environmental assessment dated June 10, 2015, there was no evidence of any recognized environmental conditions at the Hampton Inn & Suites – Jacksonville Beach Property.

Market Overview and Competition. The Hampton Inn & Suites – Jacksonville Beach Property is located in Jacksonville Beach, Florida, approximately 17.5 miles west of the Jacksonville central business district. The Hampton Inn – Jacksonville Beach Property is situated along 1st Street North, one of the primary thoroughfares in the area, approximately six blocks north of Downtown Jacksonville Beach. Downtown Jacksonville Beach offers numerous attractions including Adventure Landing and Shipwreck Island Water Park (the largest family entertainment center in northeast Florida), Beach Museum and History Park, the J. Johnson Gallery, and the Jacksonville Beach Golf Club. Per the appraisal, Downtown Jacksonville Beach has gone through extensive redevelopment over the past 20 years through the construction of new offices and an outdoor entertainment pavilion, the development of park areas, numerous restaurants, a public pier, and the addition of upscale residential developments.

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HAMPTON INN & SUITES - JACKSONVILLE BEACH

The Hampton Inn & Suites – Jacksonville Beach Property benefits from its beachfront location on the Atlantic Ocean and approximately 5.8 miles northeast of Mayo Clinic Jacksonville, which primarily provides adult medical and surgical care. In 2008, Mayo Clinic opened the 650,000-square-foot, 304-bed, Mayo Clinic Hospital on the Jacksonville campus, which is expected to accommodate 500 beds. The Hampton Inn & Suites – Jacksonville Beach Property is also located approximately 1.8 miles south of Beaches Town Center (one of Jacksonville’s primary tourist destinations containing 18 restaurants and 17 retail shops). The largest corporate room night generators at the Hampton Inn & Suites – Jacksonville Beach Property include Mayo Clinic, Mevion Medical Systems, General Electric, BAE Systems, and Jacksonville University. A third party hospitality research report identified six competitive hospitality properties, containing 593 rooms, which exhibited average occupancy, ADR, and RevPAR of 83.4%, $133.38, and $111.18, respectively, for the trailing 12-month period ending August 31, 2015.

The following table presents certain information relating to the Hampton Inn & Suites – Jacksonville Beach Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites – Jacksonville Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	83.4%	$133.38	$111.18	85.2%	$159.65	$135.99	102.2%	119.7%	122.3%
8/31/2014 TTM	77.9%	$124.41	$96.87	79.7%	$148.74	$118.48	102.3%	119.6%	122.3%
8/31/2013 TTM	74.6%	$116.54	$86.89	75.4%	$134.60	$101.51	101.2%	115.5%	116.8%

(1)	Information obtained from a third party hospitality research report dated September 17, 2015. The competitive set includes: Courtyard Jacksonville Beach Oceanfront, Hampton Inn Jacksonville Pointe Vedra Beach Mayo Clinic Area, Four Points by Sheraton Jacksonville Beachfront, Fairfield Inn & Suites Jacksonville Beach, Holiday Inn Express Jacksonville Beach, and Hampton Inn & Suites Jacksonville Beach Boulevard Mayo.

The Borrower. The borrower is Pios Grande Jacksonville Resort LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Inn & Suites – Jacksonville Beach Loan. PIOS Grande Holdings LLC is the guarantor of certain nonrecourse carveouts under the Hampton Inn & Suites – Jacksonville Beach Loan.

The Sponsors. The sponsors are Peter G. Abessinio and Vincent T. Abessinio, co-presidents of Roch Capital Inc. (“Roch Capital”), a capital management firm with a focus on long-term investments that currently has $1.6 billion of assets under management. Founded in 2013, Roch Capital’s real estate portfolio consists of 887,000 square feet of office space, 823 hotel rooms, and 1,147 multifamily and student housing units valued at approximately $280.5 million.

Escrows. The loan documents provide for upfront escrows in the amount of $297,772 for real estate taxes, $275,000 for planned PIP renovations, and $67,220 for a seasonality reserve. The loan documents also provide for ongoing monthly reserves in the amount of $37,221 for real estate taxes and $31,192 for FF&E reserves. In addition, if, at any time, the franchisor requires additional PIP work under the franchise agreement, the borrower will be required to deposit an amount equal to 110.0% of the estimated cost of any additional PIP work. If, immediately following the monthly payment date occurring in January of each year, the amount on deposit in the seasonality reserve account is less than $121,000, the borrower is required make monthly deposits equal to one-ninth of such deficit in February through October of such year (currently $13,444). The loan documents do not require monthly deposits for insurance as long as (i) no event of default has occurred or is continuing; (ii) the Hampton Inn & Suites – Jacksonville Beach Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Hampton Inn & Suites – Jacksonville Beach Mortgage Loan requires that the borrower establish a lender-controlled lockbox account and the borrower and manager direct all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 8.0% at the end of any calendar month; or (iii) an event of default under the franchise agreement. A Cash Trap Event Period will end with respect to clause (i) upon the cure of such event of default; with respect to clause (ii) upon the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar quarters; and with respect to clause (iii) upon the cure of an event of default under the franchise agreement or the borrower entering into a replacement franchise agreement satisfactory to the lender.

Property Management. The Hampton Inn & Suites – Jacksonville Beach Property is managed by MHF Jacksonville Beach Manager IV LLC.

Assumption. The borrower has a two-time right to transfer the Hampton Inn & Suites – Jacksonville Beach Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s, and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

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HAMPTON INN & SUITES - JACKSONVILLE BEACH

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hampton Inn & Suites – Jacksonville Beach Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Hampton Inn & Suites – Jacksonville Beach Property during the loan term. At the time of loan closing, the Hampton Inn & Suites – Jacksonville Beach Property had windstorm insurance coverage.

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PATRICK HENRY MALL

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PATRICK HENRY MALL

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PATRICK HENRY MALL

Richmond 50 miles
Yorktown Naval Weapons Station
Gloucester Point
York River
Yorktown
Lackey
Busch Gardens
Chesapeake Bay
Colonial National Historic Park
JAMES CITY COUNTY
AMTRAK
Newport News Golf Club at Deer Run
Newport News Park
YORK COUNTY
G.W. Mem. Hwy
Poquoson River
North Newport News
Newport News/ Williamsburg Intl. Airport
Felker Army Air Field
Newport Crossings Shopping Ctr.
Kiln Creek Golf Course
Victory Blvd
Poquoson
Fort Eustis Military Reservation
Victory Crossing Shopping Ctr.
Hampton Hwy
Back River
NASA Langley Research Center
Langley Air Force Base
Patrick Henry Mall
12300 Jefferson Avenue
Newport News, VA 23602
Riverview Farm Park
Warwick Blvd
City Ctr. at Oyster Point
Central Newport News
Port Warwick
The Hamptons Golf Course
Christopher Newport Univ.
Riverside Hospital
Jefferson Ave
Sandy Bottom Nature Park
James River Country Club
Hampton
James River
The Mariners' Museum
Todds Ln
Peninsula Town Ctr.
W. Mercury Blvd
Hampton Roads Convention Ctr.
Hampton Coliseum
Newmarket Plaza
Fort Monroe National Monument
NEWPORT NEWS AMTRAK
Hampton University
Victoria Blvd
ISLE OF WIGHT COUNTY
Newport News
Hampton Roads Beltway
HAMPTON ROADS BRIDGE TUNNEL
James River Bridge
26th St
16th St
Monitor-Merrimac Overlook
Norfolk Intl. Airport 12 miles
Victory Arch
Hampton Roads
Norfolk Naval Air Station
Bartlett
Monitor-Merrimac Bridge-Tunnel
NORFOLK
Craney Island US Naval Reservation
Tidewater Community College
Cedar Point Golf Club
Old Dominion University
Suffolk
BALTIMORE
WEST VIRGINIA
WASHINGTON DC
MARYLAND
DEL.
VIRGINIA
RICHMOND
Chesapeake Bay
Atlantic Ocean
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA

A-3-59

No. 7 – Patrick Henry Mall

Loan Information	Property Information
Mortgage Loan Seller:	Société Générale	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Retail
Original Principal Balance(1):	$26,700,000	Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$26,564,477	Location:	Newport News, VA
% of Initial Pool Balance:	2.7%	Size:	432,401 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF(1):	$221.35
Borrower Name:	PR Patrick Henry LLC	Year Built/Renovated:	1988/2005
Sponsor:	PREIT Associates, L.P.	Title Vesting:	Fee
Mortgage Rate:	4.352%	Property Manager:	Self-managed
Note Date:	June 30, 2015	3rd Most Recent Occupancy (As of):	97.8% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	96.5% (12/31/2013)
Maturity Date:	July 5, 2025	Most Recent Occupancy (As of):	97.4% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	91.1% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	4 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$10,666,262 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$11,139,912 (12/31/2014)
Call Protection:	L(28),D(88),O(4)	Most Recent NOI (As of):	$11,123,707 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$16,870,516
Additional Debt Type(1):	Pari Passu	U/W Expenses:	$6,342,794
U/W NOI:	$10,527,722
U/W NCF:	$9,524,644
U/W NOI DSCR(1):	1.83x
U/W NCF DSCR(1):	1.66x
Escrows and Reserves(2):	U/W NOI Debt Yield(1):	11.0%
U/W NCF Debt Yield(1):	10.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$155,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 24, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.7%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	49.9%

(1)	The Patrick Henry Mall Loan Combination, totaling $96,200,000, is comprised of three pari passu notes (Note A-1, Note A-2, and Note A-3). The non-controlling Note A-3 had an original principal balance of $26,700,000, has an outstanding principal balance as of the Cut-Off Date of $26,564,477 and will be contributed to the WFCM 2015-C31 Trust. Notes A-1 (the controlling Note) and A-2 had a combined original principal balance of $69,500,000, and were contributed to the WFCM 2015-SG1 Trust. All statistical financial information related to the balances per SF, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Patrick Henry Mall Mortgage Loan”) is part of a loan combination (the “Patrick Henry Mall Loan Combination”) that is evidenced by three promissory notes that are secured by a first mortgage encumbering a regional mall located in Newport News, Virginia (the “Patrick Henry Mall Property”). The Patrick Henry Mall Loan Combination was co-originated on June 30, 2015 by Prudential Mortgage Capital Company and Société Générale. The Patrick Henry Mall Loan Combination had an original principal balance of $96,200,000, has an outstanding principal balance as of the Cut-off Date of $95,711,711 and accrues interest at an interest rate of 4.352% per annum. The Patrick Henry Mall Loan Combination had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Patrick Henry Mall Loan Combination matures on July 5, 2025.

The Patrick Henry Mall Mortgage Loan, evidenced by non-controlling Note A-3, will be contributed to the WFCM 2015-C31 Trust, had an original principal balance of $26,700,000 and has an outstanding balance as of the Cut-Off Date of $26,564,477. Notes A-1 and A-2 (the “Patrick Henry Mall Companion Loans”), were contributed to the WFCM 2015-SG1 trust and had an aggregate original principal balance of $69,500,000. Note A-1 represents the controlling interest in the Patrick Henry Mall Loan Combination. See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combinations—The Patrick Henry Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Patrick Henry Mall Loan Combination in whole, but not in part, on any date before April 5, 2025. In addition, the Patrick Henry Mall Loan Combination is prepayable without penalty on or after April 5, 2025.

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PATRICK HENRY MALL

Sources and Uses

Sources			Uses
Original loan combination amount	$96,200,000	100.0%	Loan payoff(1)	$85,025,854	88.4%
			Closing costs	1,028,993	1.1
			Return of equity	10,145,153	10.5
Total Sources	$96,200,000	100.0%	Total Uses	$96,200,000	100.0%

(1)	The Patrick Henry Mall Loan Combination is refinancing an existing Prudential balance sheet loan.

The Property. The Patrick Henry Mall Property is a single-story regional mall located in Newport News, Virginia, approximately 65.8 miles southeast of Richmond, Virginia. The Patrick Henry Mall Property contains approximately 716,558 square feet of retail space, of which 432,401 square feet (the “Patrick Henry Mall Mortgaged Property”) serve as collateral for the Patrick Henry Mall Loan Combination. Built in 1988, the Patrick Henry Mall Property is comprised of two buildings situated on a 46.8-acre parcel. The Patrick Henry Mall Property is anchored by Dillard’s (not part of the collateral), Macy’s (not part of the collateral), Dick’s Sporting Goods, and J.C. Penney along with a variety of national retailers such as Forever 21, Old Navy Clothing Co., Victoria’s Secret, Express, Pandora, and Foot Locker. The Patrick Henry Mall Property underwent a $28.9 million renovation in 2005, which included $20.6 million in structural expansions, along with $5.5 million in tenant improvements. Based on the original acquisition price of $104.9 million along with the 2005 renovation and other capital improvements, the borrower will have 30.3% cash equity ahead of the Patrick Henry Mall Loan Combination based on a total cost basis of $137.8 million. As of March 31, 2015, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $405 per square foot with an average occupancy cost of 14.5%. The Patrick Henry Mall Property contains 3,243 surface parking spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. As of April 30, 2015, the Patrick Henry Mall Mortgaged Property was 91.1% occupied by 102 tenants.

The following table presents certain information relating to the tenancy at the Patrick Henry Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s(4)	BBB-/Baa3/BBB-	144,157	ANCHOR OWNED – NOT PART OF COLLATERAL
Macy’s	BBB+/Baa2/BBB+	140,000	ANCHOR OWNED – NOT PART OF COLLATERAL

Anchor Tenant - Collateral
Dick’s Sporting Goods	NR/NR/NR	50,250	11.6%	$12.44	$625,000	6.2%	NAV	NAV	1/31/2022(5)
J.C. Penney	CCC/Caa1/CCC+	85,212	19.7%	$5.50	$468,666	4.6%	$138	5.3%	10/31/2020(6)
Total Anchor Tenants – Collateral		135,462	31.3%	$8.07	$1,093,666	10.8%

Major Tenants - Collateral
Forever 21	NR/NR/NR	21,017	4.9%	$17.67	$371,370	3.7%	$142	12.2%	10/31/2022
Old Navy Clothing Co.	BBB-/Baa3/BBB-	16,741	3.9%	$20.25	$339,005	3.3%	$294	6.9%	2/28/2017
Bailey’s Pub & Grille	NR/NR/NR	8,265	1.9%	$25.85	$213,642	2.1%	NAV	NAV	1/31/2021
Red Robin	NR/NR/NR	7,854	1.8%	$15.41	$121,030	1.2%	NAV	NAV	12/31/2020
Total Major Tenants – Collateral		53,877	12.5%	$19.40	$1,045,048	10.3%

Non-Major Tenants – Collateral		204,672	47.3%	$39.03	$7,987,907	78.9%

Occupied Collateral Total		394,011	91.1%	$25.70	$10,126,621	100.0%

Vacant Space		38,390	8.9%

Collateral Total		432,401	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016, totaling $118,986.
(3)	Some tenants at the Patrick Henry Mall Property are not required to report sales and in such cases, Sales PSF and Occupancy Costs are not available. Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2015.
(4)	Dillard’s owns their store and parcel, and does not make rental payments, however, they do contribute common area maintenance payments.
(5)	Dick’s Sporting Goods has three, five-year renewal options.
(6)	J.C. Penney has six, five-year renewal options.

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PATRICK HENRY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Patrick Henry Mall Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2011	2012	2013	2014	TTM 3/31/2015	TTM 3/31/2015 Occupancy Cost
J.C. Penney	$190	$185	$123	$138	$138	5.3%
Forever 21	$280(4)	$111(4)	$149	$141	$142	12.2%
Old Navy Clothing Company	$294	$313	$309	$298	$294	6.9%
Express	$253	$223	$229	$213	$216	21.9%
The Gap	$198	$200	$193	$156	$149	11.7%
Charlotte Russe	$149	$145	$156	$170	$174	11.7%
Victoria’s Secret	$500	$491	$545	$571	$582	8.2%
The Shoe Department	$157	$167	$168	$163	$165	18.2%
New York & Company	$245	$242	$242	$243	$247	23.8%
Finish Line	$358	$412	$410	$435	$434	15.2%
Bath & Body Works	$581	$600	$628	$627	$639	7.9%
Champs Sports	$267	$340	$455	$478	$464	14.5%
Cotton On	$50(5)	$198	$211	$218	$214	20.1%
LensCrafters	$544	$524	$530	$518	$511	12.3%
Fye	$214	$181	$220	$216	$215	8.0%
DTLR	$601	$522	$548	$485	$519	12.2%
Foot Locker	$509	$536	$413	$560	$592	11.1%

Total In-Line (<10 000 square feet)	$382	$389	$392	$386	$405	14.5%
Total In-Line Occupancy Costs	14.5%	14.4%	14.4%	15.0%	14.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.
(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given periods.
(4)	Forever 21 expanded from 6,722 square feet to 21,017 square feet in 2012.
(5)	Represents partial year sales due to Cotton On’s lease beginning in September 2011.

The following table presents certain information relating to the lease rollover schedule at the Patrick Henry Mall Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,544	0.6%	2,544	0.6%	$229,219	$90.10
2015	5	9,958	2.3%	12,502	2.9%	$416,430	$41.82
2016	17	54,526	12.6%	67,028	15.5%	$1,983,389	$36.38
2017	20	51,565	11.9%	118,593	27.4%	$1,612,806	$31.28
2018	12	20,396	4.7%	138,989	32.1%	$940,902	$46.13
2019	14	22,647	5.2%	161,636	37.4%	$957,771	$42.29
2020	10	106,325	24.6%	267,961	62.0%	$1,149,372	$10.81
2021	4	18,109	4.2%	286,070	66.2%	$552,991	$30.54
2022	7	81,967	19.0%	368,037	85.1%	$1,558,908	$19.02
2023	2	2,146	0.5%	370,183	85.6%	$99,117	$46.19
2024	7	20,614	4.8%	390,797	90.4%	$560,150	$27.17
2025	1	3,214	0.7%	394,011	91.1%	$65,566	$20.40
Thereafter	0	0	0.0%	394,011	91.1%	$0	$0.00
Vacant	0	38,390	8.9%	432,401	100.0%	$0	$0.00
Total/Weighted Average	102	432,401	100.0%			$10,126,621	$25.70

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

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PATRICK HENRY MALL

The following table presents historical occupancy percentages at the Patrick Henry Mall Mortgaged Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)
97.8%(3)	96.5%(3)	97.4%(3)	91.1%(3)

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The Patrick Henry Mall Property’s historical occupancy (inclusive of Macy’s and Dillard’s; not part of the collateral) was 98.7% for 2012, 97.9% for 2013, and 98.4% for 2014. The current occupancy inclusive of non-owned anchors is 94.6%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Patrick Henry Mall Mortgaged Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,835,155	$10,081,712	$10,124,465	$10,126,621(1)	60.0%	$23.42
Grossed Up Vacant Space	0	0	0	1,557,166	9.2	3.60
Percentage Rent	498,222	459,048	494,219	361,568	2.1	0.84
Total Reimbursables	4,428,697	4,896,837	4,928,111	5,063,246	30.0	11.71
Other Income	1,526,971	1,451,412	1,402,693	1,402,693	8.3	3.24
Less Vacancy & Credit Loss	(47,685)	(61,223)	(83,611)	(1,640,777)(2)	(9.7)	(3.79)
Effective Gross Income	$16,241,360	$16,827,786	$16,865,877	$16,870,516	100.0%	$39.02

Total Operating Expenses	$5,575,097	$5,687,874	$5,742,170	$6,342,794	37.6%	$14.67

Net Operating Income	$10,666,262	$11,139,912	$11,123,707	$10,527,722	62.4%	$24.35
TI/LC	0	0	0	709,328	4.2	1.64
Capital Expenditures	0	0	0	293,750	1.7	0.68
Net Cash Flow	$10,666,262	$11,139,912	$11,123,707	$9,524,644	56.5%	$22.03

NOI DSCR(3)	1.86x	1.94x	1.94x	1.83x
NCF DSCR(3)	1.86x	1.94x	1.94x	1.66x
NOI DY(3)	11.1%	11.6%	11.6%	11.0%
NCF DY(3)	11.1%	11.6%	11.6%	10.0%

(1)	U/W Base Rent includes contractual rent steps through July 2016, totaling $118,986.
(2)	The underwritten economic vacancy is 13.3%. The Patrick Henry Mall Mortgaged Property was 91.1% physically occupied as of April 30, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.

Appraisal. As of the appraisal valuation date of April 24, 2015, the Patrick Henry Mall Mortgaged Property had an “as-is” appraised value of $155,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2015, there was no evidence of any recognized environmental conditions at the Patrick Henry Mall Mortgaged Property.

Market Overview and Competition. The Patrick Henry Mall Property is located in Newport News, Virginia and is part of the Virginia Beach-Norfolk-Newport News metropolitan statistical area that is also referred to as Hampton Roads. As of 2014, Newport News was the fifth most populous city in Virginia with many local residents working in the government sector (including those employed by Newport News Shipbuilding, a joint U.S. Air Force – U.S. Army installation at Joint Base Langley–Eustis along with other military bases and suppliers). Newport News also serves as a junction between railroads from Richmond, Virginia and the Atlantic Ocean with the Newport News Marine Terminals located at the east end of the city. The city’s economy is very connected to the military and the location on the harbor and along James River facilitates a large boating industry, taking advantage of several miles of waterfront. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Patrick Henry Mall Property was 10,917, 81,325 and 171,329, respectively. The estimated average household income within the same radii was $56,008, $57,027 and $60,369, respectively.

According to a third-party market research report, the Patrick Henry Mall Property is located within the Newport News/Hampton retail submarket of the Norfolk/Hampton Roads retail market. As of the first quarter of 2015, the submarket reported a total retail inventory of 5.1 million square feet with a 9.9% vacancy rate and average asking rents of $13.09 per square foot, on a triple-net basis.

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PATRICK HENRY MALL

The following table presents certain information relating to comparable retail properties for the Patrick Henry Mall Property:

Competitive Set(1)

	Patrick Henry Mall (Subject)	Peninsula Town Center	MacArthur Center	The Gallery at Military Circle	Chesapeake Square
Location	Newport News, VA	Hampton, VA	Norfolk, VA	Norfolk, VA	Chesapeake, VA
Distance from Subject	--	7.6 miles	21.6 miles	23.6 miles	20.5 miles
Property Type	Regional Mall	Lifestyle Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1988/2005	2010/NAV	1999/NAV	1969/1999	1989/1999
Anchors	Dillard’s, Macy’s, J.C. Penney, Dick’s Sporting Goods	J.C. Penney, Macy’s, Cinema	Dillard’s, Nordstrom	Macy’s, Cinema	JC Penney, Macy’s, Sears, Target, Burlington Coat Factory
Total GLA	432,401 SF	736,027 SF	936,273 SF	1,016,656 SF	792,428 SF
Total Occupancy	91%	97%	96%	81%	87%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is PR Patrick Henry LLC, a Delaware limited liability company and single purpose entity with two independent directors controlled by the principals of PREIT Associates, L.P. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patrick Henry Mall Loan Combination. PREIT Associates, L.P. is the guarantor of certain nonrecourse carveouts under the Patrick Henry Mall Loan Combination.

The Sponsor. The sponsor is PREIT Associates, L.P., an entity that is 97% owned/controlled by Pennsylvania Real Estate Investment Trust (“PREIT”), which acts as the general partner, and 3% owned by other minority limited partners. PREIT, a Pennsylvania business trust, is a publicly traded real estate investment trust that was established in 1960 and is primarily engaged in the ownership, management, leasing, acquisition, redevelopment, development and disposition of shopping malls. As of December 31, 2014, the company owned interests in 42 retail properties, 32 of which are operating shopping malls.

Escrows. The loan documents do not require monthly escrows for real estate taxes, insurance premiums and capital expenditures as long as (i) no event of default has occurred and is continuing, and (ii) the Patrick Henry Mall Loan Combination debt service coverage ratio is greater than 1.25x. Upon the occurrence of the Patrick Henry Loan Combination debt service being less than or equal to 1.25x, the borrower will be required to make monthly deposits: (i) for the payment of real estate taxes, in an amount equal to one-twelfth of the annual amount of such taxes; (ii) for the payment of insurance premiums, in an amount equal to one-twelfth of the amount of the annual premiums due and payable; and (iii) for replacement reserves, an amount equal to $24,500 per month.

Lockbox and Cash Management. The Patrick Henry Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all excess funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the Patrick Henry Mall Loan Combination debt service coverage ratio falling below 1.25x. A Cash Management Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the Patrick Henry Mall Loan Combination debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Patrick Henry Mall Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Patrick Henry Mall Mortgaged Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates and similar confirmations from each rating agency rating securities backed by a Patrick Henry Mall Companion Loan. Additionally, under the terms of the Patrick Henry Mall Loan Combination documents, the transferee is required to assume the borrower’s obligations and the execution of any required assignments or new financing statements as a condition to transfer.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

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PATRICK HENRY MALL

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Patrick Henry Mall Mortgaged Property. The loan documents also require business interruption insurance covering a period not less than 24 months and then a 180-day extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Patrick Henry Mall Mortgaged Property. At the time of loan closing, the Patrick Henry Mall Mortgaged Property had insurance for windstorms.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

A-3-66

PHILADELPHIA DESIGN & DISTRIBUTION CENTER

Philadelphia Design & Distribution Center
4422-88 Wissahickon Avenue
Philadelphia, PA 19129
PHILADELPHIA
Cedarbrook
Elkins Park
MONTGOMERY COUNTY
Melrose Park
Cheltenham
West Oak Lane
East Oak Lane
Wister
Olney
LaSalle University
Einstein Medical Center
Olney Plaza Shopping Center
Rising Sun Plaza
Tacony Creek Park
Wister Woods Park
PHILADELPHIA COUNTY
Wissahickon Valley Park
Manayunk
Philadelphia University
Hunting Park
East Falls
Nicetown
Bala Cynwyd
West Laurel Hill Cemetery
Schuylkill Expwy
Bala Cynwyd Shopping Center
Philadelphia College of Osteopathic Medicine
St. Christopher's Hospital for Children
Fairmount Park
North Central Philadelphia
Kensington
Mann Music Center
Wynnefield
Temple University
Brewerytown
Fishtown
Port Richmond Village
Philadelphia Zoo
Fairmount
Northern Liberties
Delaware Expwy
Delaware River
Petty Island
Phila. Museum of Art
The Franklin Institute
University City
Kirkbride Center
Drexel University
Walnut Hill
Mercy Philadelphia Hospital
University of Pennsylvania
Center City
Ben Franklin Bridge
CAMDEN COUNTY
Camden
Philadelphia Intl. Airport 12 miles
PA
NJ
Ashbourne Country Club
Melrose Country Club
PENNSYLVANIA
NEW JERSEY
TRENTON
CAMDEN
WILMINGTON

A-3-67

No. 8 – Philadelphia Design & Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$26,000,000			Specific Property Type:	Industrial/Office/Retail
Cut-off Date Principal Balance:	$26,000,000			Location:	Philadelphia, PA
% of Initial Pool Balance:	2.6%			Size:	678,810 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$38.30
Borrower Names(1):	Various			Year Built/Renovated:	1926/2006
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	October 6, 2015			3rd Most Recent Occupancy (As of):	95.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.1% (12/31/2014)
Maturity Date:	October 11, 2025			Most Recent Occupancy (As of):	94.6% (3/31/2015)
IO Period:	60 months			Current Occupancy (As of):	87.0% (9/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,403,489 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,498,745 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,273,065 (TTM 6/30/2015)
Lockbox Type:	Springing
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,898,762
				U/W Expenses:	$1,793,302
				U/W NOI:	$3,105,460
				U/W NCF:	$2,674,646
Escrows and Reserves(3):				U/W NOI DSCR:	2.01x
				U/W NCF DSCR:	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.9%
Taxes	$108,830	$13,604	NAP	U/W NCF Debt Yield:	10.3%
Insurance	$36,534	$12,178	NAP	As-Is Appraised Value:	$37,000,000
Replacement Reserves	$0	$11,314	NAP	As-Is Appraisal Valuation Date:	July 8, 2015
TI/LC Reserve	$0	$25,455	$750,000	Cut-off Date LTV Ratio:	70.3%
Deferred Maintenance	$74,875	$0	NAP	LTV Ratio at Maturity or ARD:	64.1%

(1)	See “The Borrowers” section.
(2)	See “The Sponsors” section.
(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Philadelphia Design & Distribution Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use building located in Philadelphia, Pennsylvania (the “Philadelphia Design & Distribution Center Property”). The Philadelphia Design & Distribution Center Mortgage Loan was originated on October 6, 2015 by Wells Fargo Bank, National Association. The Philadelphia Design & Distribution Center Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 4.300% per annum. The Philadelphia Design & Distribution Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Philadelphia Design & Distribution Center Mortgage Loan matures on October 11, 2025.

Following the lockout period, the borrower has the right to defease the Philadelphia Design & Distribution Center Mortgage Loan in whole, but not in part, on any date before July 11, 2025. In addition, the Philadelphia Design & Distribution Center Mortgage Loan is prepayable without penalty on or after July 11, 2025.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff(1)	$21,667,491	83.3%
			Reserves	220,239	0.8
			Closing costs	260,138	1.0
			Return of equity	3,852,132	14.8
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The Philadelphia Design & Distribution Center Property was previously securitized in the WBCMT 2006-C27 transaction.

The Property. The Philadelphia Design & Distribution Center Property is a two-story, mixed-use industrial/office/retail building totaling 678,810 square feet and located in Philadelphia, Pennsylvania, approximately 6.7 miles north of the central business district. Constructed in 1926 and most recently renovated in 2006, the Philadelphia Design & Distribution Center Property contains approximately 313,476 square feet of industrial space (46.2% of net rentable area) and 364,934 square feet of office/retail space (53.8% of net rentable area). The Philadelphia Design & Distribution Center Property contains 436 surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area.

Tenants occupying approximately 65.4% of the net rentable area have been in occupancy at the Philadelphia Design & Distribution Center Property for at least 10 years, and tenants occupying approximately 41.1% of the net rentable area have been in occupancy for at least 15 years. Based on underwritten base rent, the three largest tenants at the Philadelphia Design & Distribution Center Property account for 50.8% of net rentable area and 54.0% of annual underwritten base rent and have been in occupancy on average for 16 years. The largest tenant at the Philadelphia Design & Distribution Center Property, Resources for Human Development (108,107 square feet; 15.9% of net rentable area), which houses its headquarters at the Philadelphia Design & Distribution Center Property, has been in occupancy since 1999 and has extended the term of its lease several times, most recently through September 2021. The second largest tenant, City of Philadelphia (184,128 square feet; 27.1% of net rentable area; rated A-/A2/A+ by Fitch/Moody’s/S&P), has been in occupancy at the Philadelphia Design & Distribution Center Property since 1995 and uses approximately 58.7% of the industrial space at the Philadelphia Design & Distribution Center Property to store voting machines and equipment. The third largest tenant, Northwestern Human Services (52,716 square feet; 7.8% of net rentable area) is a community-based, nonprofit, human services provider that is headquartered in Pennsylvania. As of September 30, 2015 the Philadelphia Design & Distribution Center Property was 87.0% occupied by 21 tenants. Since 2006, the Philadelphia Design & Distribution Center Property has maintained an average occupancy rate of 95.1%.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

The following table presents certain information relating to the tenancy at the Philadelphia Design & Distribution Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Resources for Human Development	NR/NR/NR	108,107	15.9%	$8.23(3)	$889,413	22.5%	Various(4)(5)
City of Philadelphia	A-/A2/A+	184,128	27.1%	$3.40	$625,200	15.8%	6/30/2016(6)(7)
Northwestern Human Services	NR/NR/NR	52,716	7.8%	$11.79(8)	$621,576	15.7%	Various(9)
Wissahickon Charter School	NR/NR/NR	53,889	7.9%	$8.69(10)	$468,395	11.8%	7/31/2026(11)
GSA (U.S. Government)	AAA/Aaa/AA+	24,552	3.6%	$15.65(12)	$384,354	9.7%	8/31/2016(13)(14)
Total Major Tenants		423,392	62.4%	$7.06	$2,988,938	75.5%

Non-Major Tenants		167,499	24.7%	$5.78	$968,368	24.5%

Occupied Collateral Total		590,891	87.0%	$6.70	$3,957,306	100.0%

Vacant Space		87,919	13.0%

Collateral Total		678,810	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes contractual rent steps through June 30, 2016 totaling $27,936.
(3)	Resources for Human Development occupies space under 10 separate leases: 41,759 square feet of office space (6.2% of net rentable area; $11.18 per square foot); 2,940 square feet of office space (0.4% of net rentable area; $9.78 per square foot); 7,474 square feet of industrial space (1.1% of net rentable area; $6.91 per square foot); 23,783 square feet of industrial space (3.5% of net rentable area; $6.41 per square foot); 21,060 square feet of industrial space (3.1% of net rentable area; $6.18 per square foot); 2,200 square feet of industrial space (0.3% of net rentable area; $5.98 per square foot); and 8,306 square feet of industrial space (1.2% of net rentable area; $5.57 per square foot).
(4)	Resources for Human Development leases 107,522 square feet (15.8% of net rentable area) on leases that expire on September 30, 2021 and 585 square feet (0.1% of net rentable area) on a lease that expires on September 30, 2016. No base rent was underwritten for the 585 square foot space.
(5)	Resources for Human Development has three 5-year renewal options.
(6)	City of Philadelphia has two 1-year renewal options.
(7)	City of Philadelphia has the right to terminate its lease any time with 180 days’ prior written notice if the tenant obtains new voting machines which require less than approximately 184,128 square feet of space.
(8)	Northwestern Human Services occupies space under two separate leases: 38,916 square feet of office space (5.7% of net rentable area; $13.79 per square foot) and 13,800 square feet of industrial space (2.0% of net rentable area; $6.15 per square foot).
(9)	Northwestern Human Services leases 38,916 square feet (5.7% of net rentable area) on a lease that expires on April 30, 2019 and 13,800 square feet (2.0% of net rentable area) on a lease that expires on September 30, 2018.
(10)	Wissahickon Charter School occupies space under two separate leases: 34,491 square feet of office space (5.1% of net rentable area; $11.33 per square foot) and 19,398 square feet of industrial space (2.9% of net rentable area; $4.00 per square foot).
(11)	Wissahickon Charter School has one 5-year renewal option.
(12)	GSA (U.S. Government) occupies space under two separate leases; 11,557 square feet of office space (1.7% of net rentable area; $15.70 per square foot) and 12,995 square feet of office space (1.9% of net rentable area; $15.62 per square foot).
(13)	GSA (U.S. Government) has one 2-year renewal option.
(14)	GSA (U.S. Government) has the right to terminate its lease any time with 90 days’ prior written notice.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

The following table presents certain information relating to the lease rollover schedule at the Philadelphia Design & Distribution Center Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	11	282,454	41.6%	282,454	41.6%	$1,401,988	$4.96
2017	3	21,895	3.2%	304,349	44.8%	$119,796	$5.47
2018	2	23,800	3.5%	328,149	48.3%	$135,743	$5.70
2019	3	80,921	11.9%	409,070	60.3%	$739,768	$9.14
2020	0	0	0.0%	409,070	60.3%	$0	$0.00
2021	14	127,932	18.8%	537,002	79.1%	$1,091,616	$8.53
2022	0	0	0.0%	537,002	79.1%	$0	$0.00
2023	0	0	0.0%	537,002	79.1%	$0	$0.00
2024	0	0	0.0%	537,002	79.1%	$0	$0.00
2025	0	0	0.0%	537,002	79.1%	$0	$0.00
Thereafter	2	53,889	7.9%	590,891	87.0%	$468,395	$8.69
Vacant	0	87,919	13.0%	678,810	100.0%	$0	$0.00
Total/Weighted Average	35(5)	678,810	100.0%			$3,957,306	$6.70

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The table does not include roof space, an ATM, and a drop-box leased to FedEx, which have no leases in-place and no attributed square footage or underwritten base rent.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(5)	The Philadelphia Design & Distribution Center Property is occupied by 21 tenants subject to 35 leases.

The following table presents historical occupancy percentages at the Philadelphia Design & Distribution Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	3/31/2015(1)	9/30/2015(2)
95.0%	98.1%	94.6%	87.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Philadelphia Design & Distribution Center Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,271,352	$4,159,909	$4,167,799	$3,957,306(1)	80.8%	$5.83
Grossed Up Vacant Space	0	0	0	439,595	9.0	0.65
Total Reimbursables	1,046,542	1,032,574	892,999	932,342	19.0	1.37
Other Income	10,911	9,589	9,114	9,114	0.2	0.01
Less Vacancy & Credit Loss	0	0	0	(439,595)(2)	(9.0)	(0.65)
Effective Gross Income	$5,328,805	$5,202,073	$5,069,912	$4,898,762	100.0%	$7.22

Total Operating Expenses	$1,925,316	$1,703,327	$1,796,847	$1,793,302	36.6%	$2.64

Net Operating Income	$3,403,489	$3,498,745	$3,273,065	$3,105,460	63.4%	$4.57
TI/LC	0	0	0	295,051	6.0	0.43
Capital Expenditures	0	0	0	135,762	2.8	0.20
Net Cash Flow	$3,403,489	$3,498,745	$3,273,065	$2,674,646	54.6%	$3.94

NOI DSCR	2.20x	2.27x	2.12x	2.01x
NCF DSCR	2.20x	2.27x	2.12x	1.73x
NOI DY	13.1%	13.5%	12.6%	11.9%
NCF DY	13.1%	13.5%	12.6%	10.3%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include a contractual rent step through June 30, 2016 totaling $27,936.
(2)	The underwritten economic vacancy is 10.0%. The Philadelphia Design & Distribution Center Property was 87.0% physically occupied as of September 30, 2015.

Appraisal. As of the appraisal valuation date of July 8, 2015, the Philadelphia Design & Distribution Center Property had an “as-is” appraised value of $37,000,000.

Environmental Matters. According to the Phase I environmental report dated July 7, 2015, there was no evidence of any recognized environmental conditions at the Philadelphia Design & Distribution Center Property.

Market Overview and Competition. The Philadelphia Design & Distribution Center Property is situated on a 19.9-acre site along the Roosevelt Expressway, approximately 5.6 miles north of downtown Philadelphia. The Philadelphia Design & Distribution Center Property is located on the border of the Nicetown and East Falls neighborhoods. Each neighborhood is a fully developed area within the City of Philadelphia with the Nicetown neighborhood dominated largely by industrial uses and the East Falls neighborhood consisting mainly of residential uses. According to the appraisal, there is little land available for additional industrial development in the immediate vicinity of the Philadelphia Design & Distribution Center Property, and acquiring land zoned for industrial uses has become increasingly difficult in both the city and surrounding metropolitan areas. The Philadelphia Design & Distribution Center Property’s location along the Roosevelt Expressway gives it convenient access to Interstate 76, which is the main thoroughfare for the area connecting North Philadelphia to downtown and westerly through Harrisburg to Pittsburg. The 2015 estimated population within a one-, three- and five-mile radius of the Philadelphia Design & Distribution Center Property was 35,094, 369,014 and 942,105, respectively, and the average estimated household income within the same radii was $45,504, $42,666 and $56,958, respectively.

According to a third party market research report, the Philadelphia Design & Distribution Center Property is located in the North Philadelphia submarket of the Philadelphia industrial market. As of the second quarter of 2015, the North Philadelphia submarket contained approximately 2.7 million square feet of industrial flex space with a 3.9% vacancy rate and average asking rent of $11.10 per square foot on a gross basis. For the same period, the North Philadelphia submarket contained 87.7 million square feet of total industrial space with an 11.1% vacancy rate and average asking rent of $3.98 per square foot on a gross basis. According to the same third party market research report, the Philadelphia Design & Distribution Center Property is located in the Northwest Philadelphia submarkets of the Philadelphia office and retail markets. As of the second quarter of 2015, the Northwest Philadelphia office submarket contained approximately 6.0 million square feet of office space with a 13.1% vacancy rate and average asking rent of $19.23 per square foot on a gross basis. For the same period, the North Philadelphia retail submarket contained 8.8 million square feet of total retail space with an 4.4% vacancy rate and average asking rent of $16.55 per square foot on a gross basis. Based on the mix of different spaces and components at the Philadelphia Design & Distribution Center Property, the appraiser concluded to an overall market occupancy of 92.0% and a blended market rate of $8.31 per square foot on a gross basis, implying that the blended underwritten base rent ($6.70 per square foot) is approximately 19.4% below the appraiser’s blended market rate.

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

The following table presents certain information relating to comparable office properties for the Philadelphia Design & Distribution Center Property:

Office Competitive Set(1)

	Philadelphia Design & Distribution Center (Subject)	5548 Chestnut Street	700 Cottman Avenue	2010 Levick Street	1163-65 S. Broad Street
Location	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA
Distance from Subject	--	6.7 miles	7.7 miles	6.6 miles	8.4 miles
Property Type	Mixed Use(2)	Office	Office	Office	Office
Year Built/Renovated	1926/2006	2006/NAV	2009/NAV	1990/NAV	1995/NAV
Total GLA	678,810 SF(2)	46,000 SF	20,000 SF	9,5000 SF	59,498 SF
Total Occupancy	87%	88%	100%	100%	100%

(1)	Information obtained from the appraisal, underwritten rent roll, and a third party market research report. The appraisal did not include a competitive set; the properties shown were provided as rent comparables.
(2)	The Philadelphia Design & Distribution Center Property contains 313,476 square feet of industrial space and 364,934 square feet of office/retail space.

The following table presents certain information relating to comparable industrial properties for the Philadelphia Design & Distribution Center Property:

Industrial Competitive Set(1)

	Philadelphia Design & Distribution Center (Subject)	10814 Northeast Avenue	5601 Tulip Street	10980 Dutton Road	12401 McNulty Road
Location	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA
Distance from Subject	--	13.1 miles	7.7 miles	14.0 miles	14.5 miles
Property Type	Mixed Use(2)	Industrial	Industrial	Industrial	Industrial
Year Built/Renovated	1926/2006	1983/NAV	1922/NAV	1970/NAV	1988/NAV
Total GLA	678,810 SF(2)	217,000 SF	136,337 SF	12,000 SF	229,755 SF
Total Occupancy	87%	86%	100%	100%	100%

(1)	Information obtained from the appraisal, underwritten rent roll, and a third party market research report. The appraisal did not include a competitive set; the properties shown were provided as rent comparables.
(2)	The Philadelphia Design & Distribution Center Property contains 313,476 square feet of industrial space and 364,934 square feet of office/retail space.

The Borrowers. The borrower structure is comprised of two tenants-in-common: Forty Seven Hundred LP (a Delaware limited partnership) and IMD Forty Seven Hundred LLC (a Delaware limited liability company), each of which is a single purpose entity with one independent director. Margaret Dolgin and Cindy Dolgin are the guarantors of certain nonrecourse carveouts under the Philadelphia Design & Distribution Center Mortgage Loan.

The Sponsors. The sponsors are Kalmon Dolgin, Neil Dolgin and Joshua M. Dolgin, principals of Kalmon Dolgin Affiliates, Inc. (“KDA”). KDA is a full-service commercial real estate firm specializing in asset and property management, development, construction, investment, and brokerage. Founded in 1904, the fourth-generation, New York-based company has a portfolio of approximately 4.5 million square feet of retail, office, and warehouse space located throughout the United States. Kalmon Dolgin, Neil Dolgin and Joshua M. Dolgin, principals of the sponsor, disclosed two prior deeds-in-lieu of foreclosure in 2010 and 2011. See “Description of the Mortgage Pool –Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $108,830 for real estate taxes, $36,534 for insurance and $74,875 for deferred maintenance. The loan documents also provide for ongoing monthly escrows in the amount of $13,604 for real estate taxes, $12,178 for insurance premiums, $11,314 for replacement reserves and $25,445 for tenant improvements and leasing commissions (subject to a cap of $750,000 so long as no Cash Trap Event Period (see “Lockbox and Cash Management” section) exists).

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Philadelphia Design & Distribution Center Mortgage Loan requires the borrower to establish a lender-controlled lockbox account and

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PHILADELPHIA DESIGN & DISTRIBUTION CENTER

that the borrower and manager direct all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield falling below 8.0% at the end of any calendar month. A Cash Trap Event Period will end with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters.

Property Management. The Philadelphia Design & Distribution Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Philadelphia Design & Distribution Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Philadelphia Design & Distribution Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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WARREN INDUSTRIAL CENTER

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WARREN INDUSTRIAL CENTER

Warren Industrial Center
1 27485 George Merrelli Warren, MI
2 27767 George Merrelli Warren, MI
3 7111 East 11 Mile Road Warren, MI
Troy
STERLING HEIGHTS
Madison Heights
OAKLAND COUNTY
WARREN
Center Line
MACOMB COUNTY
Roseville
Eastpointe
Hazel Park
Ferndale
WAYNE COUNTY
DETROIT
Highland Park
Big Beaver Rd
Maple Rd
15 Mile Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
7 Mile Rd
Mound Rd
Van Dyke Ave
Chicago Rd
Martin Rd
Reuther Frwy
Walter P. Reuther Frwy
Frazho Rd
Engleman Rd
Stephens Rd
Toepfer Dr
Outer Dr East
Schoenherr Rd
Groesbeck Hwy
Gratiot Ave
Hoover Rd
Sherwood Ave
Mount Elliott St
Conner St
Hayes St
Kelly Rd
Dequindre Rd
Ryan Rd
John R Rd
John R St
Chrysler Frwy
Stephenson Hwy
Conant St
Woodward Ave
Oakland Mall
The Shops at Sterling Ponds
Warren Community Center & Park
Halmich Park
GM Technical Center
U.S. Army Tank Automotive Research, Development and Engineering Center
St. John Macomb Medical Ctr.
Macomb Comm. College-South Campus
Hazel Park Harness Raceway
General Motors Powertrain Plant
Chrysler Stamping Plant
Chrysler-Warren Truck Assembly Plant
Southeast Michigan Surgical Hosp.
Michigan State Fairgrounds
Farwell Park
Chrysler Tool & Die
Bel Air-8 Mile Shopping Ctr.
Chrysler Assembly Plant
Kindred Hospital Detroit
Bessy Playground
Heilmann Playfield
Palmer Park
Jayne Playfield
Coleman A. Young Intl. Airport
75
696
53
97
102
3
1
8
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Southfield
MICHIGAN
Livonia
DETROIT
Canton
Westland
Dearborn
WINDSOR
Lake St. Clair
U.S. CANADA
ONTARIO

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No. 9 – Warren Industrial Center

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$25,350,000			Specific Property Type:	Flex
Cut-off Date Principal Balance:	$25,350,000			Location:	Warren, MI
% of Initial Pool Balance:	2.6%			Size:	284,381 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$89.14
Borrower Name:	Warren Industrial Investors LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Eric B. Larson			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	October 8, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(As of):	100.0% (12/31/2013)
Maturity Date:	November 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	100.0% (11/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,125,158 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,874,005 (12/31/2013)
Call Protection:	L(6);GRTR 2% or YM(112);O(2)			Most Recent NOI (As of):	$2,880,591 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,110,022
				U/W Expenses:	$633,457
				U/W NOI(2):	$2,476,564
				U/W NCF:	$2,312,840
Escrows and Reserves(1):				U/W NOI DSCR:	1.56x
				U/W NCF DSCR:	1.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$143,395	$35,849	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$2,029	$2,029	NAP	As-Is Appraised Value(3):	$33,800,000
Replacement Reserves	$0	$3,555	NAP	As-Is Appraisal Valuation Date:	September 4, 2015
TI/LC Reserve	$500,000	$10,201	$500,000	Cut-off Date LTV Ratio(3):	75.0%
Supplemental Rollover Reserve	$1,000,000	NAP	NAP	LTV Ratio at Maturity or ARD(3):	61.2%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.
(3)	The As-Is Appraised Value of $33,800,000 assumes that the GM Purchase Option is exercised (see “Purchase Option” section). The appraisal also concluded to a market value of $36,650,000, assuming the GM Purchase Option is not exercised, and assuming a market value of $11,600,000 for the GM Building. Based on the $36,650,000 hypothetical appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 69.2% and 56.4%, respectively.

The Mortgage Loan. The mortgage loan (the “Warren Industrial Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio of three industrial properties located in Warren, Michigan (the “Warren Industrial Center Properties”). The Warren Industrial Center Mortgage Loan was originated on October 8, 2015 by Basis Real Estate Capital II, LLC. The Warren Industrial Center Mortgage Loan had an original principal balance of $25,350,000, has an outstanding principal balance as of the Cut-off Date of $25,350,000 and accrues interest at an interest rate of 4.750% per annum. The Warren Industrial Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Warren Industrial Center Mortgage Loan matures on November 1, 2025.

Following the lockout period, the borrower has the right to prepay the Warren Industrial Center Mortgage Loan in whole, or in part (see “Purchase Option” and “Partial Release” sections), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 2.0% of the principal amount being prepaid on any date before October 1, 2025. In addition, the Warren Industrial Center Mortgage Loan is prepayable without penalty on or after October 1, 2025.

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WARREN INDUSTRIAL CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,350,000	100.0%	Loan payoff	$22,258,223	87.8%
			Closing costs	970,253	3.8
			Reserves	1,645,424	6.5
			Return of equity	476,099	1.9
Total Sources	$25,350,000	100.0%	Total Uses	$25,350,000	100.0%

The Properties. The Warren Industrial Center Properties comprise three adjacent industrial warehouse/flex properties totaling 284,381 square feet located in Warren, Michigan, approximately 12.3 miles northeast of downtown Detroit. The Warren Industrial Center Properties are situated along George Merrelli Avenue, just north of I-696. The Warren Industrial Center Properties range in size from 54,830 square feet to 150,000 square feet with building clear heights ranging from 16 feet to 36 feet. Built between 1966 and 2006, the Warren Industrial Center Properties were 100.0% occupied as of November 1, 2015 by Detroit Testing Laboratory, Inc. (“Element-DTL”), Android Industries-Sterling Heights, L.L.C. (“Android”) and General Motors LLC (“GM”). The Warren Industrial Center Properties are located on part of the Detroit Arsenal Tank Plant (the “DATP”) redevelopment site that was used for tank production until 1982. A portion of the site is still used by the US Army Tank-automotive and Armaments Command and the balance was sold to the city of Warren and comprises the Arsenal Industrial District, a Renaissance Zone that originally provided tax incentives to the tenants.

The following table presents certain information relating to the Warren Industrial Center Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
The Element Building	$9,027,580	35.6%	100.0%	2006/NAP	79,551	$13,000,000	69.4%
The Android Building	$8,367,870	33.0%	100.0%	2004/NAP	150,000	$12,050,000	69.4%
The GM Building(1)	$7,954,550	31.4%	100.0%	1966/2001	54,830	$8,750,000	90.9%
Total/Weighted Average	$25,350,000	100.0%	100.0%		284,381	$33,800,000(1)	75.0%(1)

(1)	As of the appraisal valuation date of September 4, 2015, the Warren Industrial Center Properties had an aggregate “as-is” appraised value of $33,800,000, which assumes the GM Purchase Option (see “Purchase Option” section) is executed. The appraiser also concluded to an aggregate “as-is” appraised value of $36,650,000, which assumes that the GM Purchase Option is not executed. The Cut-off Date LTV Ratio for the Warren Industrial Center Mortgage Loan based on the $36,650,000 appraised value is 69.2%, which results in an LTV Ratio at Maturity of 56.4%. GM has not expressed interest in exercising the GM Purchase Option.

27485 George Merrelli (the “Element Building”)

The Element Building is a one-story, class C, R&D and high-technology testing facility situated on a 6.0-acre parcel. Constructed in 2006 by the Warren Industrial Center Mortgage Loan sponsor as the headquarters for Element-DTL, the Element Building contains 79,551 square feet of net rentable area, which includes approximately 50.0% of net rentable area of finished office and lab space. Element-DTL uses the facility for vibration testing, electric and hybrid battery testing, calibration services, chemical and thermal analysis, electronics testing and other testing services. The Element Building is improved with full climate control, acoustical walls, reinforced floors, a floor drainage system and redundant power. Ceiling clear height in the warehouse area is 25 feet, and the Element Building includes an outdoor testing space. The Element Building contains 125 surface parking spaces, resulting in a parking ratio of 1.6 spaces per 1,000 square feet of rentable area. As of November 1, 2015, the Element Building was 100.0% occupied by Element-DTL.

27767 George Merrelli (the “Android Building”)

The Android Building is a two-story, class C, industrial building situated on an 8.3-acre parcel. Constructed in 2004 for Android by the Warren Industrial Center Mortgage Loan sponsor, the Android Building contains 150,000 square feet of net rentable area, which includes 15,000 square feet (10% of net rentable area) of finished office space, a clear height of 36 feet in the warehouse area and 24 truck wells and overhead doors. Android performs engine, tire and wheel assembly at the Android Building servicing both the Chrysler assembly plant in Sterling Heights (located 5.3 miles north of the Android Building) and the GM Hamtramck Assembly Center in Detroit (located 9.6 miles south of the Android Building). The Android Building features 220 surface parking spaces, resulting in a parking ratio of 1.5 spaces per 1,000 square feet of rentable area. As of November 1, 2015, the Android Building was 100.0% occupied by Android.

7111 East 11 Mile Road (the “GM Building”)

The GM Building is a one-story, class C, warehouse building situated on two parcels containing a total of 25.2 acres. Constructed in 1966 and renovated in 2001 by the Warren Industrial Center Mortgage Loan sponsor, the GM Building contains a total of 54,830 square feet of net rentable area, which includes approximately 9,321 square feet (17% of net rentable area) of finished office space and a clear height of 16 feet in the warehouse area. GM manages and services its entire corporate fleet, handles lease turn-ins and auctions vehicles from this location. The GM Building features 2,717 surface parking spaces, resulting in a parking ratio of 49.6 spaces per 1,000 square feet of rentable area. As of November 1, 2015, the GM Building was 100.0% occupied by GM.

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WARREN INDUSTRIAL CENTER

The following table presents certain information relating to the tenancy at the Warren Industrial Center Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Android Industries-Sterling Heights, L.L.C.	NR/NR/NR	150,000	52.7%	$6.36	$954,000	36.6%	12/31/2019
Detroit Testing Laboratory, Inc.	NR/NR/NR	79,551	28.0%	$12.00	$954,612	36.6%	11/30/2016(1)
General Motors LLC	BBB-/Ba1/BBB-	54,830	19.3%	$12.74	$698,534	26.8%	2/28/2017(2)
Occupied Collateral Total		284,381	100.0%	$9.17	$2,607,146	100.0%

Vacant Space		0	0.0%

Collateral Total		284,381	100.0%

(1)	Detroit Testing Laboratory, Inc. (“Element-DTL”) has two remaining 5-year extension options; the first lease extension contains a rental rate of $14.00 per square foot increasing by $0.25 per square foot annually. As an incentive for Element-DTL to extend early, the sponsor has presented Element-DTL with three separate term and rental rate options all commencing at the current 11/30/2016 lease expiration: 1) a 5-year option at $13.00 per square foot with annual $0.25 per square foot increases; 2) a 10-year option at $12.75 per square foot with annual $0.25 per square foot increases; and 3) a 15-year option at $12.00 per square foot with annual $0.25 per square foot increases. The lender has underwritten the 15-year option rent starting at $12.00 per square foot, which is the mark down from the current rent of $13.20 per square foot. A lease extension is expected to be signed within the next month or two after the tenant receives Element-DTL board approval.

(2)	General Motors LLC has one remaining 5-year extension option.

The following table presents certain information relating to the lease rollover schedule at the Warren Industrial Center Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	79,551	28.0%	79,551	28.0%	$954,612	$12.00
2017	1	54,830	19.3%	134,381	47.3%	$698,534	$12.74
2018	0	0	0.0%	134,381	47.3%	$0	$0.00
2019	1	150,000	52.7%	284,381	100.0%	$954,000	$6.36
2020	0	0	0.0%	284,381	100.0%	$0	$0.00
2021	0	0	0.0%	284,381	100.0%	$0	$0.00
2022	0	0	0.0%	284,381	100.0%	$0	$0.00
2023	0	0	0.0%	284,381	100.0%	$0	$0.00
2024	0	0	0.0%	284,381	100.0%	$0	$0.00
2025	0	0	0.0%	284,381	100.0%	$0	$0.00
Thereafter	0	0	0.0%	284,381	100.0%	$0	$0.00
Vacant	0	0	0.0%	284,381	100.0%	$0	$0.00
Total/Weighted Average	3	284,381	100.0%			$2,607,146	$9.17

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Warren Industrial Center Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the leases.

(2)	Information obtained from the underwritten rent roll.

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WARREN INDUSTRIAL CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Warren Industrial Center Properties:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,096,425	$2,921,441	$2,838,408	$2,607,146(1)	83.8%	$9.17
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	275,392	302,934	466,362	441,057	14.2	1.55
Other Income(2)	206,354	210,208	216,770	225,504	7.3	0.79
Less Vacancy & Credit Loss	0	0	0	($163,685)(3)	(5.3)	(0.58)
Effective Gross Income	$3,578,172	$3,434,582	$3,521,541	$3,110,022	100.0%	$10.94

Total Operating Expenses	$453,014	$560,577	$640,950	$633,457	20.4%	$2.23

Net Operating Income	$3,125,158	$2,874,005	$2,880,591	$2,476,564(1)	79.6%	$8.71
TI/LC	0	0	0	121,067	3.9	0.43
Capital Expenditures	0	0	0	42,657	1.4	0.15
Net Cash Flow	$3,125,158	$2,874,005	$2,880,591	$2,312,840	74.4%	$8.13

NOI DSCR	1.97x	1.81x	1.82x	1.56x
NCF DSCR	1.97x	1.81x	1.82x	1.46x
NOI DY	12.3%	11.3%	11.4%	9.8%
NCF DY	12.3%	11.3%	11.4%	9.1%

(1)	U/W Base Rent and Net Operating Income are lower than historical Net Operating Income because the Android lease is structured with rent step-downs related to tenant improvement amortization. The final rent step-down occurs in January 2016, and the underwritten base rent for Android excludes the tenant improvement amortization premium.

(2)	Other Income is the in-place parking revenue per the GM lease.

(3)	The underwritten economic vacancy is 5.0%. The Warren Industrial Center Properties were 100.0% physically occupied as of November 1, 2015.

Appraisal. As of the appraisal valuation date of September 4, 2015, the Warren Industrial Center Properties had an aggregate “as-is” appraised value of $33,800,000, which assumes the GM Purchase Option (see “Purchase Option” section) is executed. The appraiser also concluded to an aggregate “as-is” appraised value of $36,650,000, which assumes that the GM Purchase Option is not executed.

Environmental Matters. According to a Phase I environmental report dated September 14, 2015, there was no evidence of any recognized environmental conditions at the Warren Industrial Center Properties.

Market Overview. The Warren Industrial Center Properties are located in Warren, Michigan approximately 12.3 miles northeast of downtown Detroit and 29.8 miles southeast of the Detroit Metropolitan Wayne County Airport. Warren is located near the center of metropolitan Detroit, bisected by Interstate 696 and Van Dyke Road, with proximity to Interstate 75 (5.1 miles west) and Interstate 94 (6.3 miles east). The 2010 census places the city of Warren’s population at 134,056, making it the largest city in Macomb County, the third largest city in Michigan, and metropolitan Detroit’s largest suburb. The Detroit area and its immediate suburbs are also served by a square grid network of major arterial roads. Interstate 94 connects to Kings Highway 401, linking Detroit to Ontario, Canada, and providing highway access into southern Ontario cities. There are a number of single tenant users in the immediate area surrounding the Warren Industrial Center Properties including Sennett Steel, Macomb Community College (Technical Education Center), United Auto Workers Training Facility, Encore Capital Group, and Michigan DNR. The city of Warren serves as a key research and development hub for the automotive industry with the headquarter location for U.S. Manufacturing, along with other industrial/flex users, located immediately north of the Warren Industrial Center Properties. Approximately 1.6 miles north of the Warren Industrial Center Properties is the GM Tech Center which houses over 19,000 employees in engineering, design, research and development. Also nearby are the Chrysler Warren Truck Assembly Plant (Dodge City), the Sterling Heights Assembly and Stamping Plant, Detroit Axle, and the GM Powertrain plant.

According to a third-party market research report, as of the second quarter of 2015, the Detroit industrial market contained approximately 550.8 million square feet in 16,743 buildings and had a vacancy rate of 6.8%, with average asking rents of $4.97 per square foot, triple net. The Warren Industrial Center Properties are located in the West of Van Dyke/Macomb industrial submarket, which contains over 54.0 million square feet (approximately 10.0% of the Detroit industrial market) and is characterized as having little land available for development. As of the second quarter of 2015, the West of Van Dyke/Macomb industrial submarket had a vacancy rate of 2.0%, having absorbed more than 1.4 million square feet of space over the past three years, with positive net absorption in every year since 2009. The appraiser surveyed 16 comparable buildings and found that in-place lease rates at these properties ranged from $6.25 per square foot to $17.70 per square foot triple net and concluded that the lease rates at the Warren Industrial Center Properties are considered to be market based and supported.

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WARREN INDUSTRIAL CENTER

The following table presents certain information relating to comparable multifamily properties for the Warren Industrial Center Properties:

Competitive Set(1)

	Warren Industrial Center	Patterson Dental	GKN Automotive	Huntsman International	Faurecia SA	GSA

Location	Warren, MI	Auburn Hills, MI	Auburn Hills, MI	Auburn Hills, MI	Auburn Hills, MI	Ann Arbor, MI
Distance from Subject	--	23 miles	21 miles	19 miles	21 miles	47 miles
Property Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built/Renovated	Various/Various	2006	2015	1999	2014	2008
Total SF	284,381	19,509	178,000	94,000	278,000	53,000
Rent/SF	$9.17/Net	$10.03/Net	$11.90/Net	$12.87/Net	$11.37/Net	$17.70/Net
Total Occupancy	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower.  The borrower is Warren Industrial Investors LLC, a Delaware limited liability company and a single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Warren Industrial Center Mortgage Loan. The borrower is primarily owned by Lorenzo Cavaliere of Cavaliere Companies (16.2%), Eric Larson of Larson Realty Group (24.1% and managing member), and The Build Fund, a union pension investment fund (50.0%). Eric B. Larson and Fara H. Cavaleire are the guarantors of certain non-recourse carveouts under the Warren Industrial Center Mortgage Loan.

The Sponsor.  The sponsor is Eric Larson, President and CEO of Larson Realty Group (“Larson”). Founded in 1999, Larson has developed, acquired or managed more than 2.1 million square feet of commercial real estate and has consulted on significant redevelopment projects in the City of Detroit and the City of Miami. Larson has developed and managed projects including the 760,000-square-foot Argonaut Building in Detroit and the approximately 493,000-square-foot 150 W. Jefferson building in Detroit. Larson currently owns eight office/mixed-use/industrial/retail properties in Michigan totaling approximately 560,000 square feet.

Escrows. The loan documents provide for upfront reserves in the amount of $143,395 for real estate taxes, $2,029 for insurance premiums, $500,000 for the tenant rollover reserve to be used for general re-tenanting costs and $1,000,000 for supplemental rollover reserves, to be used specifically for the lease renewals for Element-DTL and GM. The loan documents require monthly deposits of $35,849 for real estate taxes, $2,029 for insurance premiums, $3,555 for replacement reserves and $10,201 for tenant rollover reserves. Monthly tenant rollover reserves are subject to a cap of $500,000 but spring beyond the cap if there is an event of default or if the debt service coverage ratio is less than 1.20x.

Lockbox and Cash Management. The Warren Industrial Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to deposit their rents directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Warren Industrial Center Properties be deposited into the lockbox account within two business days. Prior to the occurrence of a Trigger Event Period (as defined below) all funds on deposit in the lockbox account are disbursed to the borrower. Upon the occurrence of a Trigger Event Period, all funds in the lockbox account are swept to a lender-controlled sub-account.

A “Trigger Event Period” will commence upon the earlier of (i) an event of default; (ii) the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters; or (iii) the occurrence of an Anchor Tenant Trigger Event (as defined below). A Trigger Event Period will end with respect to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; and with respect to clause (iii), upon an Anchor Tenant Cure Event (as defined below).

An “Anchor Tenant Trigger Event” will commence upon the earlier of (i) a bankruptcy action with respect to an Anchor Tenant (as defined below); (ii) an Anchor Tenant defaulting (beyond applicable notice or cure periods) under its lease; (iii) an Anchor Tenant providing notice to terminate its lease or terminating its lease prior to the stated expiration date; or (iv) an Anchor Tenant failing to renew its lease prior to the stated expiration date; or, if the lease is silent, no later than 12 months prior to expiration, however this shall not include (1) the failure of Element-DTL to renew its lease for the period commencing on December 1, 2016 but shall include the failure of Element - DTL to renew for a term of at least five years for the period commencing December 1, 2021 and (2) the failure of GM to renew its lease for the period commencing March 1, 2017, but shall include the failure of GM to renew for a term of at least three years commencing after the expiration of the renewal period commencing March 1, 2020.

An “Anchor Tenant Cure Event” will occur with regard to clause (i), upon the Anchor Tenant no longer being insolvent or subject to bankruptcy proceedings, reaffirming its lease and paying full, unabated rent; with regard to clause (ii), upon the Anchor Tenant curing all defaults under its lease; with regard to clause (iii) upon the Anchor Tenant revoking or rescinding its notice of intent to terminate or its termination of its lease, and affirming that its lease is in full force and effect; and with regard to clause (iv), upon the Anchor Tenant renewing or extending its lease on terms acceptable to lender. In addition, an Anchor Tenant Trigger Event may be cured by the borrower leasing the entire applicable Anchor Tenant space to an acceptable replacement tenant on a lease acceptable to the lender and the replacement tenant is in occupancy, open for business and paying full, unabated rent.

“Anchor Tenant” means Element-DTL, Android, and GM, or any replacement of such tenants.

Property Management. The Warren Industrial Center Properties are managed by an affiliate of the borrower.

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WARREN INDUSTRIAL CENTER

Assumption. The borrower has a one-time right to transfer the Warren Industrial Center Properties provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Purchase Option. GM has the one-time right to purchase the GM Building for $8,750,000 at any time through February 2017. As of October 9, 2015 GM has not expressed interest in exercising the GM Purchase Option.

Partial Release. In the event GM exercises the GM Purchase Option, the borrower may obtain the release of the GM Building by paying down the loan in an amount equal to 110% of the allocated loan amount and further subject to the satisfaction of all other customary terms and conditions, including, without limitation, the following conditions: (i) no event of default beyond applicable notice and cure periods; (ii) the minimum debt yield on the remaining properties shall not be less than the greater of the debt yield as of the closing date, which is 9.1%, or the debt yield immediately prior to the release of the GM Building, (iii) the minimum debt service coverage ratio for the remaining properties shall not be less than the greater of the debt service coverage ratio as of the closing date, which is 1.46x, or the debt service coverage ratio immediately prior to the release of the GM Building; (iv) the loan-to-value ratio on the remaining properties shall be no greater than 75.0% and (v) confirmation by Moody’s, Fitch, and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

If on the date of the release of the GM Building the average unexpired remaining term of the leases in place for the remaining Warren Industrial Center Properties is less than five years, or, if on the release of the GM Building, the borrower is unable to satisfy the minimum debt yield and debt service ratio requirements as outlined above, the lender may condition the release of the GM Building upon the borrower entering into a master lease of the Warren Industrial Center Properties as tenant for a term of at least five years from the date of the release of the GM Building at a rent equal to the rent then payable under the remaining leases or such greater amount as is necessary to satisfy the minimum debt yield and debt service ratio requirements, as outlined above.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Warren Industrial Center Properties, as well as business interruption insurance for an unlimited number of months based on actual losses sustained.

A-3-83

BROOKS LANDING APARTMENTS

A-3-84

BROOKS LANDING APARTMENTS

Brooks Landing Apartments
3055 Floyd Avenue
Modesto, CA 95355
MODESTO
Escalon
Oakdale
Oakdale Recreation Area
Riverbank
Salida
Empire
Bystrom
Ceres
West Modesto
Riverdale Park
Bret Harte
Hughson
Keyes
SAN JOAQUIN COUNTY
STANISLAUS COUNTY
Sacramento 68 miles
Fresno 90 miles
Kaiser Permanente-Modesto Med. Ctr.
Vintage Faire Mall
Briggsmore Plaza
Briggsmore Square
Doctors Medical Center
McHenry Village
Memorial Hospital
Modesto Junior College
East La Loma Park
Modesto Creekside Golf Course
10th St. Plaza
McHenry Mansion
Gallo Ctr. for the Arts
Modesto City-County Airport
Modesto Marketplace
John Thurman Field
Modesto Dryden Golf Course
River Oaks Golf Course
Ceres Plaza
Whitmore Plaza
Crossroads at Riverbank
Golden State Hwy
Tuolumne R.
Santa Fe Rd
East River Rd
Patterson Rd
Kiernan Ave
Claribel Rd
Bangs Ave
Pelandale Ave
Snyder Ave
Standiford Ave
Sylvan Ave
Milnes Rd
Floyd Ave
Briggsmore Ave
Parker Rd
Orangeburg Ave
Roseburg Ave
Woodland Ave
Scenic Dr
Needham St
Maze Blvd
Yosemite Blvd
California Ave
River Rd
Paradise Rd
Hatch Rd
Whitmore Ave
Santa Fe Ave
McHenry Ave
Oakdale Rd
Roselle Ave
Terminal Ave
Claus Rd
Crane Rd
Church St
Carpenter Rd
Crows Landing Rd
Central Ave
Mitchell Rd
99
108
132
219
OREGON
NEVADA
CALIFORNIA
Crescent City
Klamath Falls
Eureka
Redding
Winnemucca
Chico
Ukiah
Reno
Sparks
Fernley
Carson City
SACRAMENTO
Santa Rosa
Davis
Napa
Elk Grove
Stockton
Oakland
SAN FRANCISCO
Modesto
SAN JOSE
Merced
Santa Cruz
Fresno
Salinas
Monterey
Visalia
Pacific Ocean
SIERRA NEVADA MTS.
COAST RANGES
Pyramid Lake
Lake Tahoe

A-3-85

No. 10 – Brooks Landing Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$24,500,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$24,500,000	Location:	Modesto, CA
% of Initial Pool Balance:	2.5%	Size:	232 Units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit:	$105,603
Borrower Name:	Brooks Landing California Partners, LLC	Year Built/Renovated:	2005/NAP
Sponsors:	Jon Wood and Roger Kuula	Title Vesting:	Fee
Mortgage Rate:	4.600%	Property Manager:	Self-managed
Note Date:	September 28, 2015	3rd Most Recent Occupancy (As of):	91.5% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.4% (12/31/2013)
Maturity Date:	October 6, 2025	Most Recent Occupancy (As of):	96.6% (12/31/2014)
IO Period:	120 months	Current Occupancy (As of):	97.8% (9/9/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI (As of):	$1,641,785 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,822,938 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,013,424 (TTM 9/30/2015)
Lockbox Type:	Springing
Additional Debt:	None	U/W Revenues:	$3,391,806
Additional Debt Type:	NAP	U/W Expenses:	$1,257,027
U/W NOI:	$2,134,778
U/W NCF:	$2,076,778
U/W NOI DSCR:	1.86x
Escrows and Reserves(1):	U/W NCF DSCR:	1.81x
U/W NOI Debt Yield:	8.7%
U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,900,000
Taxes	$256,792	$34,938	NAP	As-Is Appraisal Valuation Date:	June 17, 2015
Insurance	$48,220	$4,018	NAP	Cut-off Date LTV Ratio:	68.2%
Replacement Reserves	$0	$4,833	NAP	LTV Ratio at Maturity or ARD:	68.2%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Brooks Landing Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Modesto, California (the “Brooks Landing Apartments Property”). The Brooks Landing Apartments Mortgage Loan was originated on September 28, 2015 by Rialto Mortgage Finance, LLC. The Brooks Landing Apartments Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,500,000 and accrues interest at an interest rate of 4.600% per annum. The Brooks Landing Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Brooks Landing Apartments Mortgage Loan. The Brooks Landing Apartments Mortgage Loan matures on October 6, 2025.

Following the lockout period, the borrower has the right to defease the Brooks Landing Apartments Mortgage Loan in whole, but not in part, on any date before July 6, 2025. In addition, the Brooks Landing Apartments Loan is prepayable without penalty on or after July 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$24,500,000	100.0%	Loan payoff(1)	$22,934,216	93.6%
			Reserves	305,012	1.2
			Closing costs	568,380	2.3
			Return of equity	692,192	2.8
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%

(1)      The Brooks Landing Apartments Property was previously securitized in the BACM 2007-1 transaction.

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BROOKS LANDING APARTMENTS

The Property. The Brooks Landing Apartments Property is a garden-style multifamily property comprised of 232 units in eight, two- and three-story buildings located in Modesto, California. Constructed in 2005, the Brooks Landing Apartments Property is situated on a 9.4-acre site. Community amenities include controlled access gates, an outdoor swimming pool/spa, and a clubhouse with business center, game room, movie theatre, billiards table and fitness center. Unit amenities include fully-equipped kitchens, tile flooring, walk-in closets and balconies. The borrower reported capital expenditures totaling approximately $285,000 since 2012, which included various updates and repairs to unit interiors, HVAC system, parking lot, signage and roofs. The Brooks Landing Apartments Property contains 290 surface parking spaces, reflecting a parking ratio of 1.3 spaces per unit. As of September 9, 2015, the Brooks Landing Apartments Property was 97.8% occupied.

The following table presents certain information relating to the unit mix of the Brooks Landing Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	68	29.3%	786	$1,071
2 Bedroom / 1 Bath	48	20.7%	999	$1,150
2 Bedroom / 2 Bath	116	50.0%	1,064	$1,215
Total/Weighted Average	232	100.0%	969	$1,159

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Brooks Landing Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/9/2015(2)
91.5%	94.4%	96.6%	97.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brooks Landing Apartments Property:

Cash Flow Analysis

	2013		2014		TTM 9/30/2015		U/W		% of UW Total Effective Gross Income	U/W $ per Unit
Base Rent	$2,731,296		$2,882,279		$3,064,330		$3,156,228		93.1%	$13,604
Grossed Up Vacant Space	0		0		0		70,320		2.1	303
Concessions	0		0		0		0		0.0	0
Other Income(1)	319,055		307,561		326,588		325,921		9.6	1,405
Less Vacancy & Credit Loss	(223,176)		(153,367)		(135,828)		(160,663	)(2)	(4.7)	(693)
Effective Gross Income	$2,827,175		$3,036,473		$3,255,090		$3,391,806		100.0%	$14,620

Total Operating Expenses	$1,185,390		$1,213,535		$1,241,666		$1,257,027		37.1	$5,418

Net Operating Income	$1,641,785		$1,822,938		$2,013,424		$2,134,778		62.9%	$9,202
Capital Expenditures	57,996		58,000		57,997		58,000		1.7	250
Net Cash Flow	$1,583,789		$1,764,938		$1,955,427		$2,076,778		61.2%	$8,952

NOI DSCR	1.43	x	1.59	x	1.76	x	1.86	x
NCF DSCR	1.38	x	1.54	x	1.71	x	1.81	x
NOI DY	6.7%		7.4%		8.2%		8.7%
NCF DY	6.5%		7.2%		8.0%		8.5%

(1)	Other Income includes RUBS, parking and other income.
(2)	The underwritten economic vacancy is 5.0%. The Brooks Landing Apartments Property was 97.8% physically occupied as of September 9, 2015.

Appraisal. As of the appraisal valuation date of June 17, 2015, the Brooks Landing Apartments Property had an “as-is” appraised value of $35,900,000.

Environmental Matters. According to a Phase I environmental assessment dated June 29, 2015, there was no evidence of any recognized environmental conditions at the Brooks Landing Apartments Property.

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BROOKS LANDING APARTMENTS

Market Overview and Competition. The Brooks Landing Apartments Property is located in Modesto, California, approximately 79.0 miles south of Sacramento and 92.0 miles east of San Francisco. The Brooks Landing Apartments Property is situated within the Modesto metropolitan statistical area and the San Joaquin Valley, one of the nation’s largest agricultural areas. Major economic demand drivers for the Modesto metropolitan statistical area include agriculture, healthcare/education and tourism. Healthcare and educational institutions represent the majority of the top employers in the Modesto metropolitan statistical area, including Modesto City Schools, Memorial Medical Center, Doctors Medical Center, Modesto Junior College, Sutter Gould Medical Foundation, MedAmerica, Sylvan School District and Kaiser Permanente. Primary regional access to the area is provided by State Route 108 (McHenry Avenue), State Route 132 (Yosemite Boulevard), and Highway 99, all of which connect in downtown Modesto, approximately 6.1 miles southwest of the Brooks Landing Apartments Property. The neighborhood surrounding the Brooks Landing Apartments Property is developed with residential, commercial and institutional properties. Approximately 4.0 miles west of the Brooks Landing Apartments Property is a major retail corridor along State Route 108 which includes Wal-Mart, Hobby Lobby, Burlington Coat Factory, Target and Marshalls. Residential properties in the neighborhood are primarily located along secondary streets and include single-family and multifamily uses. The 2015 estimated population within a one-, three-, and five-mile radius of the Brooks Landing Apartments Property was 12,756, 77,473 and 189,404, respectively, and the estimated average household income within the same radii was $84,859, $70,673, and $65,639, respectively.

According to a third party market research report, the Brooks Landing Apartments Property is located in the Modesto MSA multifamily market, which reported a 1.5% vacant rate as of the first quarter of 2015. The appraiser identified a competitive set totaling 4,923 units with a 3.6% vacancy rate and an average rental rate of $995 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Brooks Landing Apartments Property:

Competitive Set(1)

	Brooks Landing Apartments (Subject)	Live Oak Apartments	The Villas at Villagio	Valley Oak Apartments	Meadow Lake Apartments	Crown Ridge Apartments	Park Lakewood Apartments
Location	Modesto	Modesto	Modesto	Modesto	Modesto	Modesto	Modesto
Distance to Subject	--	1.5 miles	0.2 miles	1.3 miles	1.0 miles	2.5 miles	1.0 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Walk-Up	Garden
Number of Units	232	328	240	208	196	184	126
Average Rent (per unit)
1BR	$1,071	$814	$1,130	$939	$770	$860	$820
2BR	$1,150-$1,240	$949	$1,330	$1,074	$850-$935	$990-$1,000	$1,000-$1,035
3BR	NAP	NAP	$1,482	NAP	NAP	$1,175	NAP
Total Occupancy	98%	97%	95%	97%	96%	97%	96%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Brooks Landing California Partners, LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brooks Landing Apartments Mortgage Loan. Roger Kuula and Jon Wood are the guarantors of certain nonrecourse carveouts under the Brooks Landing Apartments Mortgage Loan.

The Sponsors. The sponsors, Roger Kuula and Jon Wood, are co-founders of American Capital Group (“ACG”). ACG is a privately-held commercial real estate developer and home builder established in 1986. ACG is headquartered in Bellevue, Washington and operates regional offices in Sacramento, California and Scottsdale, Arizona. ACG has developed and currently maintains a portfolio of 74 multifamily properties totaling approximately 11,926 units located throughout 10 western states. Mr. Kuula serves as Chairman and Chief Executive Officer of ACG. Mr. Wood is responsible for ACG’s finance, acquisition, development and sales. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provided for upfront reserves in the amount of $256,792 for real estate taxes and $48,220 for insurance premiums. The loan documents also provide for ongoing monthly reserves in the amount of $34,938 for real estate taxes, $4,018 for insurance premiums and $4,833 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Brooks Landing Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require upon a Cash Management Trigger Event that all revenues received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of the borrower, guarantor or the property manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrower or guarantor and 120 days for the property manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of the borrower, guarantor, or the property manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 30 days for

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BROOKS LANDING APARTMENTS

the borrower or guarantor and 120 days for the property manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the manager with a qualified property manager acceptable to the lender.

Property Management. The Brooks Landing Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Brooks Landing Apartments Property commencing one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C31 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brooks Landing Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 5.0%

A-3-89

No. 11 – Palouse Mall

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,075,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,075,000			Location:	Moscow, ID
% of Initial Pool Balance:	2.3%			Size:	391,856 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$58.89
Borrower Name:	Palouse Mall LLC			Year Built/Renovated(3):	1976/NAV
Sponsors(1):	Various			Title Vesting(4):	Leasehold
Mortgage Rate:	4.890%			Property Manager:	Jameson Commercial Property Management, LLC
Note Date:	October 9, 2015			3rd Most Recent Occupancy (As of):	97.1% (11/7/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.2% (12/14/2013)
Maturity Date:	November 1, 2025			Most Recent Occupancy (As of):	89.4% (1/14/2015)
IO Period:	24 months			Current Occupancy (As of)(5):	93.8% (6/14/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,240,966 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,420,742 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(6):	$2,013,630 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,587,587
Escrows and Reserves(2):				U/W Expenses:	$2,020,905
				U/W NOI(6):	$2,566,681
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$2,185,216
Taxes	$0	Springing	NAP	U/W NOI DSCR:	1.75x
Insurance	$0	Springing	NAP	U/W NCF DSCR:	1.49x
Replacement Reserves	$10,120	$10,120	NAP	U/W NOI Debt Yield:	11.1%
Deferred Maintenance	$115,750	$0	NAP	U/W NCF Debt Yield:	9.5%
TI/LC Reserve	$750,000	$32,000	$550,000	As-Is Appraised Value:	$31,400,000
JoAnn and Sportstown Holdback	$1,036,000	$0	NAP	As-Is Appraisal Valuation Date:	July 20, 2015
Alpine Vision Holdback	$638,000	$0	NAP	Cut-off Date LTV Ratio:	73.5%
Staples & Petco Holdback	$1,924,000	$0	NAP	LTV Ratio at Maturity or ARD:	63.4%

(1)	The sponsors are Nicholas Lindsey Dean Echelbarger, Lindsey L.R. Echelbarger, Carolyn Echelbarger and Bluff’s End Trust, a Washington irrevocable trust.
(2)	See “Escrows” section.
(3)	The Palouse Mall Property was developed in 1976 with multiple additions and renovations made thereafter.
(4)	The Palouse Mall Property is subject to a ground lease dated October 2, 1974, as further amended & restated on July 1, 2006 (the “Ground Lease”) with a new 60-year term, which expires June 30, 2066. The Ground Lease has three, ten-year options, which, if all such renewal options are exercised, would extend the expiration of the Ground Lease to June 30, 2096. The lessor under the Ground Lease is The Regents of the University of Idaho. The Ground Lease is not subordinate to the Palouse Mall Mortgage Loan, however, the lender received an executed estoppel by the ground lessor that provides lender protections for securitization. The current annual ground rent payment is $285,582 until June 2016. From there, the Ground Lease rent payment will increase by 10% over the immediately preceding five-year period and will remain fixed at that level for five years until the 31st year of the term (where the ground rent increases to 25% over the immediately preceding five-year period). Upon the end of that five-year period, ground rent reverts back to increasing by 10% every five years. Ground rent payments were underwritten to the annualized average monthly ground rent payment over a 12 year period.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Palouse Mall mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a 13-building anchored retail shopping center located in Moscow, Idaho, which is in North Central Idaho adjacent to the Washington state line (the “Palouse Mall Property”). The Palouse Mall Property is subject to a Ground Lease with the University of Idaho. The Palouse Mall Property is situated on a 43.4-acre site, which includes an adjacent 173-room Best Western Inn with an attached convention center, which is on a ground sublease with the borrower. The Palouse Mall Property comprises 391,856 square feet and is anchored by Winco Foods and Macy’s and other tenants including a variety of national retailers such as Old Navy, Ross Dress for Less, Rite Aid, Bed Bath & Beyond, Starbucks, Buffalo Wild Wings, GameStop, and Panda Express. The Palouse Mall Property includes an indoor mall component, although many of the retail spaces have exterior access. The Palouse Mall Property is located on West Pullman Road, also known as Highway 8, which has the highest traffic volume in Moscow (according to a third-party market research report). The Palouse Mall Property is directly across the street from University of Idaho campus, which has over

A-3-90

PALOUSE MALL

12,000 students and nearly 3,200 faculty and staff on campus. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Palouse Mall Property was 3,904, 25,151 and 27,087, respectively, and the estimated average household income within the same radii was $25,333, $35,757 and $36,200, respectively. As of June 14, 2015, the Palouse Mall Property was 93.8% occupied by 47 tenants, which takes into the account the following assumptions: (i) new tenants Staples and Petco are in occupancy and paying rent, (ii) existing tenants Sportstown and JoAnn Fabrics successfully relocate to their new locations at the premises, and (iii) new tenant Alpine Vision Center is in occupancy and paying rent. Without factoring in these assumptions, the property was approximately 92.0% occupied by 49 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$23,075,000	64.4%	Purchase price	$31,000,000	86.5%
Sponsor’s new cash contribution Other sources	11,121,869	31.0	Reserves	4,473,870	12.5
	1,639,253	4.6	Closing costs	362,252	1.0
Total Sources	$35,836,122	100.0%	Total Uses	$35,836,122	100.0%

The following table presents certain information relating to the tenancy at the Palouse Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Winco Foods	NR/NR/NR	52,759	13.5%	$2.92	$153,936	4.7%	$823	1.1%	1/31/2031(4)(5)
Macy’s	BBB+/Baa2/BBB+	41,588	10.6%	$2.88	$119,964	3.6%	$159	2.4%	1/29/2020
Total Anchor Tenants		94,347	24.1%	$2.90	$273,900	8.3%

Major Tenants
Bed Bath & Beyond	NR/Baa1/A-	24,683	6.3%	$8.86	$218,790	6.7%	NAV	NAV	1/31/2018(6)
Rite Aid	B/B2/B	22,164	5.7%	$9.00	$199,476	6.1%	$174	2.5%	9/27/2021
Staples(7)	BBB-/Baa2/BBB-	12,148	3.1%	$14.00	$170,072	5.2%	NAV	NAV	12/31/2026(7)
Petco(7)	NR/B3/B	11,924	3.0%	$14.00	$166,936	5.1%	NAV	NAV	1/31/2026
JoAnn Fabrics(8)	NR/B3/B	17,680	4.5%	$9.00	$159,120	4.8%	$114	7.0%	1/31/2026
Total Major Tenants		88,599	22.6%	$10.32	$914,394	27.8%

Non-Major Tenants		184,707	47.1%	$11.37(9)	$2,100,607	63.9%

Total Occupied Collateral		367,653	93.8%	$8.95(9)	$3,288,901	100.0%

Vacant Space		24,203	6.2%

Collateral Total		391,856	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2016, totaling $37,510.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	Winco Foods has three, five-year renewal options.
(5)	Winco Foods has the right to terminate its lease starting January 31, 2026 upon nine months prior notice to the landlord.
(6)	Bed Bath & Beyond has four, five-year renewal options.
(7)	Staples is expected to be leasing a portion of the Palouse Mall Property (formerly occupied by Office Depot), which is being split with Petco. The Petco lease has been executed and work is underway, while the Staples lease has not yet been signed (the Lease Expiration Date is an expected date since the lease has not been signed). The lender has structured a holdback for Staples and Petco in the amount of $1,924,000, which will be released to the borrower once each of the following have occurred: (a) Staples has signed a lease for a minimum of 12,148 square feet at a minimum rent of $14.00 per square foot with a minimum 10 year term; and (b) both Staples and Petco are in full occupancy of their respective spaces, open for business, and paying full rent.
(8)	JoAnn Fabrics currently leases 14,049 square feet at the Palouse Mall Property that runs through June 2018. The tenant is planning to relocate to a larger space, part of which is currently occupied by Sportstown. The Sportstown lease runs through May 2016. JoAnn Fabrics will occupy the new space totaling 17,680 square feet while Sportstown will relocate within the Palouse Mall Property. The lender has structured a holdback for JoAnn Fabrics and Sportstown where funds will be released to the borrower once each of the following have occurred: (a) JoAnn Fabrics has signed a lease for its new location for a minimum of 17,680 square feet at a minimum rent of $9.00 per square foot with a minimum 10 year term; (b) Sportstown has signed a lease in its new location at the premises for a minimum of 4,800 square feet at a minimum rent of $12.00 per square foot with a minimum 5 year term; (c) both JoAnn Fabrics and Sportstown are in full occupancy of their respective spaces, open for business, and paying full rent; and (d) the borrower provides evidence satisfactory to lender in lender’s sole discretion that the new JoAnn Fabrics lease does not result in a violation of either co-tenancy rights or exclusive use rights under the Michaels lease.
(9)	The Annual U/W Base Rent PSF for Non-Major Tenants and Total Occupied Collateral excludes Annual U/W Base Rent associated with Best Western Inn, which is subject to a ground sublease and has no attributed square footage. The ground sublease rent is included in Other Income in the “Cash Flow Analysis” section.

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PALOUSE MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Palouse Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)

Tenant Name	2012	2013	2014	Occupancy Cost
Winco Foods	$814	$821	$823	1.1%
Macy’s	$163	$167	$159	2.4%
Rite Aid	$187	$171	$174	2.5%
JoAnn Fabrics	$111	$112	$114	7.0%
Old Navy	$223	$225	$236	4.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	The Historical Sales (PSF) reflect those tenants who reported sales during the given periods.

The following table presents certain information relating to the lease rollover schedule at the Palouse Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	1,305	0.3%	1,305	0.3%	$15,660	$12.00
2017	16	69,302	17.7%	70,607	18.0%	$744,630	$10.74
2018	6	35,906	9.2%	106,513	27.2%	$398,597	$11.10
2019	5	20,410	5.2%	126,923	32.4%	$306,502	$15.02
2020	6	57,474	14.7%	184,397	47.1%	$360,278	$6.27
2021	4	72,990	18.6%	257,387	65.7%	$504,703	$6.91
2022	2	6,401	1.6%	263,788	67.3%	$83,760	$13.09
2023	1	1,789	0.5%	265,577	67.8%	$53,667	$30.00
2024	0	0	0.0%	265,577	67.8%	$0	$0.00
2025	1	2,253	0.6%	267,830	68.3%	$67,590	$30.00
Thereafter	5	99,823	25.5%	367,653	93.8%	$753,514	$7.55
Vacant	0	24,203	6.2%	391,856	100.0%	$0	$0.00
Total/Weighted Average	47	391,856	100.0%			$3,288,901	$8.95

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space and rent attributed to the Best Western Inn, which is subject to a ground sublease.

The following table presents historical occupancy percentages at the Palouse Mall Property:

Historical Occupancy

11/7/2012(1)	12/14/2013(1)	1/14/2015(1)	6/14/2015(2)
97.1%	95.2%	89.4%	93.8%

(1)	Information obtained from the borrower. Year-end historical occupancies are not available, as the borrower recently acquired the Palouse Mall Property and the seller did not provide such information.
(2)	Information obtained from the underwritten rent roll, which assumes the following: (i) new tenants Staples and Petco are in occupancy and paying rent, (ii) existing tenants Sportstown and JoAnn Fabrics successfully relocate to their new locations at the premises, and (iii) new tenant Alpine Vision Center is in occupancy and paying rent. Without factoring in these assumptions, the property was approximately 92.0% occupied by 49 tenants

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PALOUSE MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Palouse Mall Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,043,452	$2,986,985	$2,801,771(1)	$3,288,901(1)	71.7%	$8.39
Grossed Up Vacant Space	0	0	0	304,116	6.6	0.78
Percentage Rent	547,408	577,831	511,969	254,023	5.5	0.65
Total Reimbursables	683,525	824,755	733,254	979,417	21.3	2.50
Other Income(2)	16,887	60,663	54,490	65,246	1.4	0.17
Less Vacancy & Credit Loss	0	0	0	(304,116)(3)	(6.6)	(0.78)
Effective Gross Income	$4,291,272	$4,450,234	$4,101,484	$4,587,587	100.0%	$11.71

Total Operating Expenses	$2,050,306	$2,029,491	$2,087,854	$2,020,905	44.1%	$5.16

Net Operating Income	$2,240,966	$2,420,742	$2,013,630	$2,566,681	55.9%	$6.55
TI/LC	0	0	0	259,989	5.7	0.66
Capital Expenditures	0	0	0	121,475	2.6	0.31
Net Cash Flow	$2,240,966	$2,420,742	$2,013,630	$2,185,216	47.6%	$5.58

NOI DSCR	1.53x	1.65x	1.37x	1.75x
NCF DSCR	1.53x	1.65x	1.37x	1.49x
NOI DY	9.7%	10.5%	8.7%	11.1%
NCF DY	9.7%	10.5%	8.7%	9.5%

(1)	The increase in the U/W Base Rent and U/W Net Operating Income from TTM 6/30/2015 is attributed to underwriting Staples and Petco (not yet in place) and Sportstown and JoAnn Fabrics in their proposed locations, as well as contractual rent steps through March 2016 totaling $37,510.
(2)	Other Income includes $34,000 of ground sublease rent from Best Western Inn.
(3)	The underwritten economic vacancy is 8.4%. The Palouse Mall Property was 93.8% leased as of June 14, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $750,000 for tenant improvements and leasing commissions, $115,750 for deferred maintenance, $10,120 for replacement reserves, and $3,598,000 in holdbacks for JoAnn Fabrics & Sportstown, Alpine Vision, and Staples & Petco (described in further detail below). Ongoing monthly reserves are required in amounts equal to $32,000 (only upon the tenant improvement and leasing commission reserve balance falling below $550,000) for tenant improvements and leasing commissions, and $10,120 for replacement reserves.

JoAnn and Sportstown Holdback ($1,036,000): Joann Fabrics is an existing tenant that currently occupies 14,049 square feet on a lease that runs through June 2018, but is planning to relocate to a group of four spaces (three of which are vacant, and one of which is currently leased by Sportstown). The Sportstown lease runs through May 2016. JoAnn Fabrics is expected to ultimately occupy all four spaces totaling 17,680 square feet, while Sportstown is expected to relocate to another space within the premises.

Funds will be released to the borrower once all of the following have occurred: (a) existing tenant JoAnn Fabrics has signed a lease in Building “J“ for a minimum of 17,680 square feet at a minimum rent of $9.00 per square foot with a minimum 10 year term; (b) existing tenant Sportstown has signed a lease on Building “I” for a minimum of 4,800 square feet at a minimum rent of $12.00 per square foot with a minimum five year term; (c) both JoAnn Fabrics and Sportstown are in full occupancy of their respective spaces, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels; and (d) the borrower has provided evidence satisfactory to the lender in the lender’s sole discretion that the new JoAnn Fabrics lease does not result in a violation of either co-tenancy rights or exclusive use rights under the Michaels lease.

Alpine Vision Holdback ($638,000): Alpine Vision signed a lease at the Palouse Mall Property effective July 1, 2015 and is not yet in occupancy or paying rent as of the cut-off date. Funds will be released to the borrower once Alpine Vision is in full occupancy of its space, open for business, and paying full rent (with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by a signed tenant estoppel).

Staples and Petco Holdback ($1,924,000): Staples is expected to be leasing a portion of the Palouse Mall Property (formerly occupied by Office Depot), which is being split with Petco. The Petco lease has been executed and work is underway, while the Staples lease has not yet been signed.

Funds will be released to the borrower once all of the following have occurred: (a) Staples has signed a lease on the westernmost pad building adjacent to Petco for a minimum of 12,148 square feet at a minimum rent of $14.00 per square foot with a minimum 10 year term; and (b) both Staples and Petco are in full occupancy of their respective spaces, open for business, and paying full rent (with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels).

Any funds remaining in the holdbacks two years following origination may, at the lender’s sole discretion, be applied by the lender to the outstanding balance of the Palouse Mall Mortgage Loan.

A-3-93

No. 12 – Silver Rock Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$22,900,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$22,900,000			Location:	San Antonio, TX
% of Initial Pool Balance:	2.3%			Size:	328 units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$69,817
Borrower Name:	SA Silver Rock Partners, LLC			Year Built/Renovated:	1996/NAP
Sponsor:	Roosevelt T. Miller, Jr.			Title Vesting:	Fee
Mortgage Rate:	4.480%			Property Manager:	Self-managed
Note Date:	August 11, 2015			3rd Most Recent Occupancy (As of):	96.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2013)
Maturity Date:	September 1, 2025			Most Recent Occupancy (As of):	95.1% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	97.3% (8/25/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-Only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,864,409 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,796,274 (12/31/2014)
Call Protection:	L(26),D(91),O(3)			Most Recent NOI (As of):	$1,733,626 (TTM 6/30/2015)
Lockbox Type:	None
Additional Debt:	None			U/W Revenues:	$3,649,376
Additional Debt Type:	NAP			U/W Expenses:	$1,826,227
				U/W NOI:	$1,823,148
				U/W NCF:	$1,737,212
				U/W NOI DSCR:	1.31x
Escrows and Reserves:				U/W NCF DSCR:	1.25x
				U/W NOI Debt Yield:	8.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.6%
Taxes	$547,271	$60,808	NAP	As-Is Appraised Value:	$31,200,000
Insurance	$22,269	$7,423	NAP	As-Is Appraisal Valuation Date:	July 8, 2015
Replacement Reserves	$0	$7,164	$410,000	Cut-off Date LTV Ratio:	73.4%
Irrigation System Reserve(1)	$120,000	$0	NAP	LTV Ratio at Maturity or ARD:	67.1%

(1)	Irrigation System Reserve relates to $120,000 for required repairs related to the irrigation system.

The Silver Rock Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a fee interest in a multifamily property containing 19 garden-style buildings located in San Antonio, Texas (the “Silver Rock Apartments Property”), approximately 12.0 miles northwest of the central business district. The Silver Rock Apartments Property is a gated community that was built in 1996 and comprises 328 units totaling 298,196 square feet. The unit mix is made up of 124 one-bedroom/one-bathroom units, 164 two-bedroom/two-bathroom units and 40 three-bedroom/two-bathroom units. Amenities at the Silver Rock Apartments Property include a fitness center, playground, outdoor swimming pool, dog park and clubhouse with on-site management and leasing office. Unit amenities include full size washer/dryer connections, private patios or balconies, and exterior storage rooms. The Silver Rock Apartments Property’s immediate area is primarily residential with supporting commercial uses along nearby arterial roads, such as Bandera Road and Old Prue Road. Residential appeal is generated by its location within western San Antonio, the area’s well-regarded school district and general affordability. Large retail draws include Bandera Pointe, an 889,855 square foot retail property anchored by Target, Barnes & Noble, Lowes and Kohl’s, located approximately 1.3 miles northwest of the Silver Rock Apartments Property and Ingram Park Mall, a regional mall anchored by Dillard’s, JC Penney, Sears, Macy’s and Bealls, located approximately 6.2 miles southeast of the Silver Rock Apartments Property. The University of Texas-San Antonio is located approximately five miles north of the Silver Rock Apartments Property, and major area employers such as USAA and Valero Energy are located within seven miles. The Silver Rock Apartments Property features 340 surface parking spaces, 104 covered carports, and 56 detached garage spaces for a total of 500 parking spaces, resulting in an overall parking ratio of 1.5 spaces per unit. As of August 25, 2015, the Silver Rock Apartments Property was 97.3% occupied. The borrower plans to invest approximately $1.1 million to make capital improvements within 18 months of loan closing, which will include $870,000 of interior renovations and $230,000 of exterior renovations.

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SILVER ROCK APARTMENTS

According to a third party market research report, the Silver Rock Apartments Property is located in the Far West submarket of the San Antonio multifamily market. As of the first quarter 2015, the San Antonio multifamily market contained 145,002 units, with a 7.4% vacancy and average monthly asking rent of $1.03 per square foot. The Far West multifamily submarket contained 15,830 units, with a 7.1% vacancy rate and average monthly asking rent of $1.09 per square foot as of the first quarter of 2015. The average underwritten monthly rent at the Silver Rock Apartments Property is $0.97 per square foot. There are currently 16 multifamily properties containing 4,805 units under construction within an 8-mile radius of the Silver Rock Apartments Property. According to the appraiser, these new Class A projects will not compete directly with Silver Rock Apartments Property due to distance (the closest new property is located 4.5 miles southwest of the Silver Rock Apartments Property) and price point.

Sources and Uses

Sources			Uses
Original loan amount	$22,900,000	69.4%	Purchase price	$31,050,000	94.1%
Sponsor’s new cash contribution	10,110,998	30.6	Reserves	689,540	2.1
			Closing costs	1,271,458	3.9
Total Sources	$33,010,998	100.0%	Total Uses	$33,010,998	100.0%

The following table presents certain information relating to the unit mix of the Silver Rock Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom/1 Bathroom	124	37.8%	691	$729
2 Bedroom/2 Bathroom	164	50.0%	1,002	$929
3 Bedroom/2 Bathroom	40	12.2%	1,205	$1,142
Total/Weighted Average	328	100.0%	909	$879

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Silver Rock Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/25/2015(2)
96.0%	93.9%	95.1%	97.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Silver Rock Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,542,725	$3,451,320	$3,448,453	$3,240,403	88.8%	$9,879
Grossed Up Vacant Space	0	0	0	235,951	6.5	719
Concessions	0	0	0	0	0.0	0
Other Income	460,918	456,764	456,163	456,163	12.5	1,391
Less Vacancy & Credit Loss	(404,150)	(358,603)	(323,910)	(283,141)	(7.8)	(863)
Effective Gross Income	$3,599,493	$3,549,481	$3,580,706	$3,649,376	100.0%	$11,126

Total Operating Expenses	$1,735,084	$1,753,207	$1,847,080	$1,826,227	50.0%	$5,568

Net Operating Income	$1,864,409	$1,796,274	$1,733,626	$1,823,148	50.0%	$5,558
Capital Expenditures	0	0	0	85,936	2.4	262
Net Cash Flow	$1,864,409	$1,796,274	$1,733,626	$1,737,212	47.6%	$5,296

NOI DSCR	1.34x	1.29x	1.25x	1.31x
NCF DSCR	1.34x	1.29x	1.25x	1.25x
NOI DY	8.1%	7.8%	7.6%	8.0%
NCF DY	8.1%	7.8%	7.6%	7.6%

(1)	The underwritten economic vacancy is 6.0%. The Silver Rock Apartments Property was 97.3% physically occupied as of August 25, 2015.

A-3-95

No. 13 - Ross Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance(1):	$20,085,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$20,085,000			Location:	Various – See Table
% of Initial Pool Balance:	2.0%			Size:	205,408 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$97.78
Borrower Names:	Wadsworth Realty, LLC and San Sevaine Realty, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Deane Earl Ross			Title Vesting:	Fee
Mortgage Rate:	4.695%			Property Manager:	Self-managed
Note Date:	October 8, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	November 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	84 months			Current Occupancy (As of):	100.0% (11/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$1,038,791 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of) (4):	$1,035,721 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No			U/W Revenues:	$2,277,954
Additional Debt Type:	NAP			U/W Expenses:	$559,452
				U/W NOI:	$1,718,502
				U/W NCF:	$1,614,107
				U/W NOI DSCR:	1.38x
Escrows and Reserves:				U/W NCF DSCR:	1.29x
				U/W NOI Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.0%
Taxes(1)	$66,804	Springing	NAP	As-Stabilized Appraised Value:	$31,100,000
Insurance	$26,714	$6,678	NAP	As-Stabilized Appraisal Valuation Date:	Various
Replacement Reserve(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.6%
TI/LC Reserve(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	61.6%

(1)	Monthly Tax escrow is equal to one twelfth of annual property tax obligation and springs upon any of the following: (i) an event of default; (ii) lease default of Anchor Tenant (Kohl’s or Ronpak); (iii) Anchor Tenant Trigger Event (Anchor Tenant is subject of bankruptcy action, provides written notice to terminate its lease or does go dark, fails to provide 12 months prior notice of its intent to renew at lease expiration, or defaults under its lease and does not cure the default pursuant to the lease); (iv) Anchor Tenant is no longer in occupancy and open for business or is no longer paying the full unabated rent; or (v) Anchor Tenant fails to pay the taxes or provide evidence of such payments.
(2)	Monthly Replacement Reserve of $2,568 springs upon any of the following: (i) Anchor Tenant is no longer responsible to perform and complete, at its sole expense, the replacements in accordance with the requirements of its lease; (ii) Anchor Tenant is in default beyond any applicable notice and/or cure period under its lease; or (iii) event of default.
(3)	Monthly TI/LC Reserve of $5,820 springs upon an event of default.
(4)	Historical NOI represents Kohl’s operating statements only. Kohl’s represents 60.3% of the overall underwritten NOI. Ronpak is a sale leaseback and operating history was not available.

The Ross Portfolio mortgage loan is evidenced by a single promissory note that is secured by two deeds of trust encumbering the borrowers’ fee interest in two properties totaling 205,408 square feet (the “Ross Portfolio Properties”). The Ross Portfolio Properties consist of two triple net lease properties, an 88,408 square foot retail property that was built in 2003 and is fully occupied by Kohl’s (the “Kohl’s Property”), and a 117,000 square foot industrial property that was built in 1987 and is fully occupied by Ronpak, Inc. (the “Ronpak Property”).

The Kohl’s Property is located in Lakewood, Colorado, approximately ten miles southwest of the Denver central business district within close proximity to numerous residential neighborhoods and is accessible through Route 121 and Route 285. These routes encompass the periphery of Denver and provide access to I-70 and I-225. Within a one and three-mile radius of the Kohl’s Property, there are 7,073 and 50,115 households respectively and the median household income within the same radii was $55,044 and $59,252, respectively. According to a third-party market research company, the Kohl’s Property is located in the West retail submarket of Denver. As of second quarter 2015, the total retail submarket consisted of 22.7 million square feet over 2,219 properties and the average vacancy was 5.2%, with 182,873 square feet of net absorption year to date. The Kohl’s Property features

A-3-96

ROSS PORTFOLIO

509 surface parking spaces on a 9.8-acre parcel resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. The Kohl’s Property is 100.0% occupied by Kohl’s through January 31, 2025 with eight, 5-year renewal options. The lease is guaranteed by the parent company, Kohl’s Corporation (rated BBB+/BBB/Baa1 by Fitch/S&P/Moody’s).

The Ronpak Property is located in Mira Loma, California, with primary access provided by Route 60, a major arterial that crosses the Riverside County area and is 15 minutes from Ontario International Airport. Ronpak, Inc., founded in 1947, is a leading manufacturer of custom printed paper bags, packages and food wraps. The Ronpak Property features 60 surface parking spaces on a 7.0-acre parcel resulting in a parking ratio of 0.5 parking spaces per 1,000 square feet of net rentable area. The Ronpak Property has 13 loading docks, 24’ clear heights, 4,500 square feet of office space and is fully sprinklered. In 2015, the estimated population within a three-mile and five-mile radius of the Ronpak Property was 58,607 and 161,580 respectively, while median household income within the same radii was $52,176 and $65,064, respectively. The Ronpak Property has been 100.0% occupied by Ronpak, Inc. since it was built in 1987 and has a current lease expiration of July 31, 2030 with three, 5-year renewal options. This transaction represents a sale-leaseback for Ronpak, Inc.

Sources and Uses

Sources			Uses
Original loan amount	$20,085,000	63.5%	Purchase price	$30,905,000	97.8%
Sponsor’s new cash contribution	11,521,614	36.5	Reserves	93,519	0.3
			Closing costs	608,096	1.9
Total Sources	$31,606,614	100.0%	Total Uses	$31,606,614	100.0%

The following table presents certain information relating to the Ross Portfolio Properties:

Property Name – Location	Property Type	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Kohl’s – Lakewood, CO	Retail	Single Tenant	$12,155,000	60.5%	100.0%	2003/NAP	88,408	$18,900,000
Ronpak – Mira Loma, CA	Industrial	Manufacturing	$7,930,000	39.5%	100.0%	1987/NAP	117,000	$12,200,000
Total/Weighted Average			$20,085,000	100.0%	100.0%		205,408	$31,100,000

The following table presents certain information relating to the tenants at the Ross Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Kohl’s	BBB+/Baa1/BBB	88,408	43.0%	$12.60	$1,113,941	60.3%	1/31/2025
Ronpak, Inc.	NR/NR/NR	117,000	57.0%	$6.26	$732,000	39.7%	7/31/2030
Occupied Collateral Total		205,408	100.0%	$8.99	$1,845,941	100.0%

Vacant Space		0	0.0%

Collateral Total		205,408	100.0%

(1)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

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ROSS PORTFOLIO

 The following table presents certain information relating to the lease rollover schedule at the Ross Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	88,408	43.0%	88,408	43.0%	$1,113,941	$12.60
Thereafter	1	117,000	57.0%	205,408	100.0%	$732,000	$6.26
Vacant	0	0	0.0%	205,408	100.0%	$0	$0.00
Total/Weighted Average	2	205,408	100.0%			$1,845,941	$8.99

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Ross Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from in-place leases.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Ross Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,845,941	81.0%	$8.99
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables(2)	555,032	24.4	2.70
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss(3)	($123,019)	(5.4)	(0.60)
Effective Gross Income	$2,277,954	100.0%	$11.09

Total Operating Expenses	$559,452	24.6%	$2.72

Net Operating Income	$1,718,502	75.4%	$8.37

TI/LC	73,584	3.2	0.36
Capital Expenditures	30,811	1.4	0.15
Net Cash Flow	$1,614,107	70.9%	$7.86

NOI DSCR	1.38x
NCF DSCR	1.29x
NOI DY	8.6%
NCF DY	8.0%

(1)	Historical operating statements were not provided by the Ronpak Property seller; however, the Ross Portfolio Properties are single tenant buildings. Tenants have each been in place for more than 10 years and the leases are on a triple net basis.
(2)	Leases are on a triple net basis. Expenses are fully reimbursable.
(3)	The underwritten economic vacancy is 5.0% for Ronpak, Inc. and 5.2% for Kohl’s. The Ross Portfolio Properties were 100.0% physically occupied as of November 1, 2015.

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A-3-99

No. 14 – Lawton Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$19,400,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$19,400,000			Location:	Lawton, OK
% of Initial Pool Balance:	2.0%			Size:	207,609 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$93.44
Borrower Name:	LTC Retail LLC			Year Built/Renovated:	2014/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.540%			Property Manager:	Self-managed
Note Date:	September 23, 2015			3rd Most Recent Occupancy(8):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(8):	NAV
Maturity Date:	October 11, 2025			Most Recent Occupancy(8):	NAV
IO Period:	12 months			Current Occupancy (As of):	92.6% (9/9/2015)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(9):	NAV
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI(9):	NAV
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,550,640 (Annualized YTD 7/31/2015)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,122,975
				U/W Expenses:	$476,228
				U/W NOI:	$1,646,747
Escrows and Reserves:				U/W NCF:	$1,551,682
				U/W NOI DSCR	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.31x
Taxes(2)	$48,789	$12,661	NAP	U/W NOI Debt Yield:	8.5%
Insurance(3)	$28,416	$4,737	NAP	U/W NCF Debt Yield:	8.0%
Replacement Reserve(4)	$0	$2,595	$150,000	As-Is Appraised Value:	$28,600,000
TI/LC Reserve(5)	$0	$8,750	$700,000	As-Is Appraisal Valuation Date:	August 5, 2015
Tenant Specific TI/LC(6)	$419,500	$0	NAP	Cut-off Date LTV Ratio:	67.8%
Rent Concession Reserve(7)	$11,000	$0	NAP	LTV Ratio at Maturity or ARD:	56.5%

(1)	The sponsors are John Collett, Michael E. Robbe, Michael D. Smith and Tyler C. Covington.

(2)	Monthly deposits for taxes will increase to include taxes related to the Kohl’s parcel upon (i) an event of default; (ii) Kohl’s no longer being obligated to pay taxes directly or is not making tax payments directly; (iii) the borrower not providing the lender with evidence of tax payment; or (iv) Kohl’s lease not being in full force or effect.

(3)	Monthly deposits for insurance premiums will increase to include insurance related to the Kohl’s parcel upon (i) an event of default; (ii) Kohl’s not maintaining insurance as required; (iii) the borrower not providing the lender with evidence of insurance; or (iv) Kohl’s lease not being in full force or effect.

(4)	The replacement reserve is capped at $150,000 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the Lawton Town Center Property is being adequately maintained.

(5)	The TI/LC reserve is capped at $700,000 as long as (i) no event of default has occurred and is continuing and (ii) the debt yield is at least 7.0%.

(6)	The Tenant Specific TI/LC reserve is related to the UPS lease ($17,500) and the vacant space ($402,000).

(7)	The Rent Concession reserve is related to the UPS lease.

(8)	See “Historical Occupancy” section.

(9)	See “Cash Flow Analysis” section.

The Lawton Town Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 207,609 square foot, class A anchored retail center (the “Lawton Town Center Property”) located in Lawton, Oklahoma, which is positioned approximately 75.0 miles southwest of Oklahoma City, Oklahoma. Constructed in 2014, the Lawton Town Center Property is situated on a 22.6-acre site and is anchored by Dick’s Sporting Goods, Bed Bath & Beyond and Kohl’s, which is on a ground lease. The Lawton Town Center Property features 992 surface parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 square feet of rentable area. The estimated 2015 population within a one-, three- and five-mile radius of the Lawton Town Center Property was 3,762, 45,627 and 229,938, respectively, while the 2015 estimated average household income within the same radii was $43,506, $50,875 and $55,188, respectively. As of September 9, 2015, the Lawton Town Center Property was 92.6% occupied by 13 tenants.

According to the appraisal, the Lawton Town Center Property is located in the Lawton retail market which, as of the second quarter of 2015, was comprised of 194 buildings totaling 1.8 million square feet. As of the second quarter of 2015, the Lawton retail market reported a vacancy rate of 2.7% and an averge annual rental rate of $6.91 per square foot, triple-net.

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LAWTON TOWN CENTER

Sources and Uses

Sources			Uses
Original loan amount	$19,400,000	100.0%	Loan payoff	$18,540,293	95.6%
			Reserves	507,705	2.6
			Closing costs	145,124	0.7
			Return of equity	206,878	1.1
Total Sources	$19,400,000	100.0%	Total Uses	$19,400,000	100.0%

The following table presents certain information relating to the tenancy at the Lawton Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenant
Dick’s Sporting Goods	NR/NR/NR	45,000	21.7%	$9.50	$427,500	23.8%	NAV	NAV	1/31/2025(3)
Bed Bath & Beyond	NR/Baa1/A-	20,400	9.8%	$11.00	$224,400	12.5%	NAV	NAV	1/31/2025(4)
Kohl’s(5)	BBB+/Baa1/BBB	55,469	26.7%	$3.97	$220,000	12.2%	NAV	NAV	1/31/2035(6)
Total Anchor Tenant		120,869	58.2%	$7.21	$871,900	48.5%

Major Tenant
Petco	NR/B2/B	12,500	6.0%	$13.25	$165,625	9.2%	NAV	NAV	1/31/2025(7)
Ulta	NR/NR/NR	10,000	4.8%	$14.50	$145,000	8.1%	NAV	NAV	5/31/2024(8)
JoAnn Fabric	NR/NR/NR	18,000	8.7%	$7.50	$135,000	7.5%	NAV	NAV	1/31/2025(9)
Total Major Tenant		40,500	19.5%	$11.00	$445,625	24.8%

Other Tenants		30,790	14.8%	$15.60	$480,383	26.7%

Occupied Collateral Total		192,159	92.6%	$9.36	$1,797,908	100.0%

Vacant Space		15,450	7.4%

Collateral Total		207,609	100.0%

(1)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Most tenants are not required to report sales.

(3)	Dick’s Sporting Goods has four, 5-year renewal options.

(4)	Bed Bath & Beyond has four, 5-year renewal options

(5)	Kohl’s is on a ground lease and owns its own improvements.

(6)	Kohl’s has eight, 5-year renewal options.

(7)	Petco has three, 5-year renewal options.

(8)	Ulta has three, 5-year renewal options.

(9)	JoAnn Fabrics has four, 5-year renewal options.

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LAWTON TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Lawton Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	3	12,710	6.1%	12,710	6.1%	$181,300	$14.26
2020	1	1,330	0.6%	14,040	6.8%	$25,270	$19.00
2021	0	0	0.0%	14,040	6.8%	$0	$0.00
2022	1	1,750	0.8%	15,790	7.6%	$32,813	$18.75
2023	0	0	0.0%	15,790	7.6%	$0	$0.00
2024	1	10,000	4.8%	25,790	12.4%	$145,000	$14.50
2025	6	110,900	53.4%	136,690	65.8%	$1,193,525	$10.76
Thereafter	1	55,469	26.7%	192,159	92.6%	$220,000	$3.97
Vacant	0	15,450	7.4%	207,609	100.0%	$0	$0.00
Total/Weighted Average	13	207,609	100.0%			$1,797,908	$9.36

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Lawton Town Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/9/2015(2)
NAV	NAV	NAV	92.6%

(1)	Historical occupancy is not available as the Lawton Town Center Property was constructed in 2014.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Lawton Town Center Property:

Cash Flow Analysis(1)

	Annualized YTD 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,761,660	$1,797,908	84.7%	$8.66
Grossed Up Vacant Space	0	243,400	11.5	1.17
Total Reimbursables	219,149	325,067	15.3	1.57
Free Rent Adjustment	(114,122)	0	0.0	0.00
Less Vacancy and Credit Loss	0	(243,400)(2)	(11.5)	(1.17)
Effective Gross Income	$1,866,687	$2,122,975	100.0%	$10.23

Total Operating Expenses	$316,047	$476,228	22.4%	$2.29

Net Operating Income	$1,550,640	$1,646,747	77.6%	$7.93

TI/LC	0	74,304	3.5	0.36
Capital Expenditures	0	20,761	1.0	0.10
Net Cash Flow	$1,550,640	$1,551,682	73.1%	$7.47

NOI DSCR	1.31x	1.39x
NCF DSCR	1.31x	1.31x
NOI DY	8.0%	8.5%
NCF DY	8.0%	8.0%

(1)	Histoical cash flow is not available as the Lawton Town Center Property was constructed in 2014.

(2)	The underwritten economic vacancy is 11.9%. The Lawton Town Center Property was 92.6% physically occupied as of September 9, 2015.

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A-3-103

No. 15 – Zephyr Commons

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$17,000,000	Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$17,000,000	Location:	Zephyrhills, FL
% of Initial Pool Balance:	1.7%	Size:	115,318 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$147.42
Borrower Name:	SF Zephyr Commons LP	Year Built/Renovated:	2009/NAP
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.580%	Property Manager:	Primerica Group One, Inc.
Note Date:	September 4, 2015	3rd Most Recent Occupancy (As of):	98.9% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	98.9% (12/31/2013)
Maturity Date:	September 11, 2025	Most Recent Occupancy (As of):	97.9% (12/31/2014)
IO Period:	60 months	Current Occupancy (As of):	97.9% (7/27/2015)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of):	$1,511,851 (12/31/2013)
Call Protection:	L(26),D(87),O(7)	2nd Most Recent NOI (As of):	$1,571,667 (12/31/2014)
Lockbox Type:	Springing	Most Recent NOI (As of):	$1,485,357 (TTM 6/30/2015)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$2,174,217
U/W Expenses:	$700,131
U/W NOI:	$1,474,086
U/W NCF:	$1,364,054
U/W NOI DSCR	1.41x
Escrows and Reserves:	U/W NCF DSCR:	1.31x
U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.0%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$24,750,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 16, 2015
Replacement Reserve	$0	$1,441	NAP	Cut-off Date LTV Ratio:	68.7%
TI/LC Reserve(4)	$0	$7,207	(4)	LTV Ratio at Maturity or ARD:	62.9%

(1)	The sponsors are NADG US Supermarket Anchored Fund (U.S.) Limited Partnership and NADG US Supermarket Anchored Fund (Canadian) Limited Partnership.

(2)	Ongoing monthly reserves for taxes are not required as long as (i) no event of default has occurred and is continuing; and (ii) the borrower provides proof of payment prior to delinquency.

(3)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Zephyr Commons Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(4)	Prior to January 11, 2020, the TI/LC reserve is capped at $260,000 as long as (i) there is no event of default; and (ii) the net cash flow debt yield is at least 7.75%. On or after January 11, 2020, the TI/LC reserve is capped at $200,000 as long as (i) there is no event of default; (ii) Staples has exercised its renewal option on terms acceptable to the lender, or a replacement tenant occupying at least 70.0% of the Staples space has executed a lease on terms and conditions acceptable to lender and the replacement tenant is in occupancy, paying unabated rent, and all applicable TI/LCs have been completed; and (iii) the net cash flow debt yield is at least 7.75%.

The Zephyr Commons mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A, anchored retail center containing 115,318 square feet and located in Zephyrhills, Florida, (the “Zephyr Commons Property”) approximately 32.1 miles north of the Tampa central business district. Constructed in 2009, the Zephyr Commons Property is situated on a 21.8-acre site and is anchored by a Publix grocery store. The Zephyr Commons Property contains 623 surface parking spaces resulting in a parking ratio of 5.4 spaces per 1,000 square feet of rentable area. The estimated 2015 population within a one-, three- and five-mile radius of the Zephyr Commons Property was 4,510, 27,686, and 53,504, respectively, and the 2015 estimated average household income within the same radii was $49,843, $50,260, and $51,243, respectively. As of July 27, 2015, the property was 97.9% occupied by 19 tenants.

According to the appraisal, the Zephyr Commons Property is located in the Pasco County retail submarket, which contained 23.2 million square feet of retail space as of the first quarter of 2015. For the same period, the submarket reported a vacancy rate of 8.6%, which is down from 9.9% as of the first quarter of 2013. The appraiser concluded to an average market rent at the Zephyr Commons Property of $16.24 per square foot, triple net.

A-3-104

ZEPHYR COMMONS

Sources and Uses

Sources			Uses
Original loan amount	$17,000,000	99.4%	Loan payoff	$16,986,552	99.4%
Sponsor’s new cash contribution	97,406	0.6	Closing costs	110,854	0.6
Total Sources	$17,097,406	100.0%	Total Uses	$17,097,406	100.0%

The following table presents certain information relating to the tenancy at the Zephyr Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenant
Publix	NR/NR/NR	54,340	47.1%	$11.25	$611,325	36.7%	$568	2.7%	4/30/2029(3)
Total Anchor Tenant		54,340	47.1%	$11.25	$611,325	36.7%

Major Tenant
Staples	BBB-/Baa2/BBB-	18,437	16.0%	$13.50	$248,900	14.9%	NAV	NAV	12/31/2019(4)
Pet Supermarket	NR/NR/NR	7,800	6.8%	$17.00	$132,600	8.0%	NAV	NAV	1/31/2016(5)
Mattress Firm	NR/NR/B+	3,800	3.3%	$26.50	$100,700	6.0%	NAV	NAV	6/30/2019(6)
Five Guys	NR/NR/NR	2,866	2.5%	$25.88	$74,172	4.4%	$275	11.3%	6/30/2021(7)
Total Major Tenant		32,903	28.5%	$16.91	$556,372	33.4%

Other Tenants		25,672	22.3%	$19.45	$499,205	29.9%

Occupied Collateral Total		112,915	97.9%	$14.76	$1,666,902	100.0%

Vacant Space		2,403	2.1%

Collateral Total		115,318	100.0%

(1)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales PSF and occupancy costs are for the trailing 12-month period ending December 31, 2014.

(3)	Publix has seven, 5-year renewal options

(4)	Staples has four, 5-year renewal options.

(5)	Pet Supermarket has two, 5-year renewal options.

(6)	Mattress Firm has two, 5-year renewal options.

(7)	Five Guys has two, 5-year renewal options.

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ZEPHYR COMMONS

The following table presents certain information relating to the lease rollover schedule at the Zephyr Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	5	14,200	12.3%	14,200	12.3%	$267,600	$18.85
2017	1	4,968	4.3%	19,168	16.6%	$67,858	$13.66
2018	2	4,400	3.8%	23,568	20.4%	$75,750	$17.22
2019	6	28,041	24.3%	51,609	44.8%	$479,154	$17.09
2020	3	4,100	3.6%	55,709	48.3%	$91,042	$22.21
2021	1	2,866	2.5%	58,575	50.8%	$74,172	$25.88
2022	0	0	0.0%	58,575	50.8%	$0	$0.00
2023	0	0	0.0%	58,575	50.8%	$0	$0.00
2024	0	0	0.0%	58,575	50.8%	$0	$0.00
2025	0	0	0.0%	58,575	50.8%	$0	$0.00
Thereafter	1	54,340	47.1%	112,915	97.9%	$611,325	$11.25
Vacant	0	2,403	2.1%	115,318	100.0%	$0	$0.00
Total/Weighted Average	19	115,318	100.0%			$1,666,902	$14.76

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Zephyr Commons Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/27/2015(2)

98.9%	98.9%	97.9%	97.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Zephyr Commons Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,629,133	$1,714,475	$1,770,512	$1,666,902	76.7%	$14.45
Grossed Up Vacant Space	0	0	0	64,881	3.0	0.56
Total Reimbursables	518,085	547,684	593,546	518,104	23.8	4.49
Other Income	11,520	12,510	12,070	10,920	0.5	0.09
Less Vacancy & Credit Loss	0	0	0	(86,589)(1)	(4.0)	(0.75)
Effective Gross Income	$2,158,739	$2,274,669	$2,376,128	$2,174,217	100.0%	$18.85

Total Operating Expenses	$646,888	$703,003	$890,771	$700,131	32.2%	$6.07

Net Operating Income	$1,511,851	$1,571,667	$1,485,357	$1,474,086	67.8%	$12.78
TI/LC	0	0	0	86,969	4.0	0.75
Capital Expenditures	0	0	0	23,064	1.1	0.20
Net Cash Flow	$1,511,851	$1,571,667	$1,485,357	$1,364,054	62.7%	$11.83

NOI DSCR	1.45x	1.51x	1.42x	1.41x
NCF DSCR	1.45x	1.51x	1.42x	1.31x
NOI DY	8.9%	9.2%	8.7%	8.7%
NCF DY	8.9%	9.2%	8.7%	8.0%

(1)	The underwritten economic vacancy is 5.0%. The Zephyr Commons Property was 97.9% physically occupied as of July 27, 2015.

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Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General. For purposes of the statistical information regarding the Mortgage Loans set forth in this free writing prospectus, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)	“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date. The appraisals for certain of the Mortgaged Properties state a hypothetical value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this free writing prospectus, except (a) with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bossier Corner, securing approximately 1.1% of the Cut-off Date Pool Balance by allocated loan amount, as to which the a value provided in the related appraisal that takes into account certain capital reserves and assumes the related repairs have been completed and paid for has been used, and (b) where we specifically state otherwise. See the footnotes to Annex A-1 to this free writing prospectus.

(3)	“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the

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amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)	“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. See also the footnotes to Annex A-1 in this free writing prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this free writing prospectus. In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)	“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service

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as shown on Annex A-1 to this free writing prospectus. In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, 12 months of principal and interest payments is used as the annual debt service. In the case of any Mortgage Loan that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service. Unless clearly indicated otherwise, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate annual debt service payable under all of those Mortgage Loans. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this free writing prospectus.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(6)	“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this free writing prospectus. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the

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aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity than is shown on Annex A-1 to this free writing prospectus.

(7)	“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

(8)	“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)	“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

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•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

•	will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust

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Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•	will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;

•	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this free writing prospectus;

•	the pass-through rate for each interest-bearing Class of Certificates is as described in this free writing prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this free writing prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

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•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

•	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2015; and

•	the Offered Certificates are settled with investors on November 12, 2015.

(15)	“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may

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have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b)  if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year. In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross

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revenues. In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus. See also Annex A-1 and the footnotes thereto.

(16)	“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was

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calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date. Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this free writing prospectus.

(17)	“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(18)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date. Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this free writing prospectus.

You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations

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under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller. Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a mortgage file, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.          Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.          Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.          Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.          Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.        Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.        Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no

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modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.          Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.          Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the

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Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.          Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

10.        Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.        Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.        Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or

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deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.        Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.        Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.        Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.      Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released

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funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.        Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.        Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

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20.        No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.         REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.        Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.        Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any

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full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

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29.        Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.        Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

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32.        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from

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the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

36.        Ground Leases. For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)        The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)        The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)        The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)        The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is

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the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)        Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)        The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)        The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)        A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)          The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)         Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)        In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)        Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37.        Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.        Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.        Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.        Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior

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record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering

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or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.        Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.        Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Loan Combination.

48.        Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.        Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1. Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this free writing prospectus or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	CityPlace I (Loan No. 3)	$79,275,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in the amount of $45,000,000 and Note A-2 in the amount of $34,275,000). Wells Fargo is contributing Note A-1 to the WFCM 2015-C31 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2015-C31 Trust. Note A-2 is expected to be included in a future securitization; however, the lender makes no assurances that any non-securitized Note will not be further split or otherwise re-combined.

(2) Whole Loan; Ownership of Mortgage Loans	11 Madison Avenue (Loan No. 5)	The Mortgaged Property is security for 16 pari passu senior loans aggregating $764,330,000 and 3 pari passu subordinate loans aggregating $310,670,000. The senior loan to borrower is secured on a pari passu basis by various notes: (i) Note A-1-S1 in the amount of $75,220,000, Note A-1-S2 in the amount of $75,220,000 and Note A-1-S3 in the amount of $75,220,000, each payable to German American Capital Corporation; (ii) Note A-2-S1 in the amount of $33,127,500, Note A-2-S2 in the amount of $33,127,500, and Note A-2-S3 in the amount of $33,127,500, each payable to Morgan Stanley Bank, N.A.; (iii) Note A-3-S1 in the amount of $23,662,500, Note A-3-S2 in the amount of $23,662,500, and Note A-3-S3 in the amount of $23,662,500, each payable to Wells Fargo Bank, N.A.; (iv) Note A-1-C1 in the amount of $70,000,000, Note A-1-C2 in the amount of $70,000,000 and Note A-1-C3 in the amount of $69,000,000, each payable to German American Capital Corporation; (v) Note A-2-C1 in the amount of $50,000,000 and Note A-2-C2, each payable to Morgan Stanley Bank, N.A.; and (vi) Note A-3-C1 in the amount of $35,000,000 and Note A-3-C2 in the amount of $30,500,000, each payable to Wells Fargo Bank, N.A. Wells Fargo is contributing Note A-3-C2 to the WFCM 2015-C31 Trust. The notes identified in clauses (i), (ii) and (iii) above have been contributed to the MAD 2015-11MD securitization. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the MAD 2015-11MD securitization.

(8) Permitted Liens; Title Insurance	Philadelphia Design & Distribution Center (Loan No. 8)	The Mortgaged Property is subject to a deed of façade and open space easement recorded in 1990 for historic preservation purposes. The agreement restricts the owner’s right to alter the façade, and, in the event of a casualty, requires that the façade be restored unless more than 25%-30% of the facade is destroyed (depending on the side of the building affected) and insurance proceeds are less than 85% of the costs of restoration, among other things. If the building is totally destroyed, the agreement restricts the height and character of any replacement structures.

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(8) Permitted Liens; Title Insurance	Zephyr Commons (Loan No. 15)	Tenant (Publix) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof

(8) Permitted Liens; Title Insurance	Mountain Valley Center (Loan No. 19)	Tenant (Taco Time) has Right of First Refusal (ROFR) to purchase its pad site if bona fide offer received as to pad site only borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	260 East Brown Street (Loan No. 24)	Until February 28, 2021, tenant (Valstone Partners, L.L.C.) has Right of First Offer (ROFO) to purchase subject property if borrower desires to sell property and bona fide offer received borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Harris Teeter – Darnestown, MD (Loan No. 66)	Tenant (Harris Teeter Inc.) has Right of First Offer (ROFO) to purchase subject property if borrower desires to sell property and bona fide offer received borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	City Center Retail – Lansing (Loan No. 77)	(i) Fractional Condominium. Borrower owns both commercial units in a mixed use condominium regime including 39 residential units, together with related parking rights in an adjacent parking garage owned by the City of East Lansing, MI. The retail units comprise 27.97% of the total association ownership. The condominium documents require major votes to be determined by 80% of the commercial unit owners and 80% of the residential unit owners, such that the borrower’s approval is required for all major actions of the owners’ association. The loan documents provide for springing recourse to the borrower and guarantor if there is any modification or termination of the condominium documents or if the property is subject to a partition action without the lender’s consent. (ii) Parking Lease. Borrower has parking lease with City of East Lansing for portion of multi-level parking garage that expires July 16, 2044 (loan matures September 11, 2025). The property relies upon the parking lease for zoning compliance (zoning report indicates 58 total parking spaces required v. 78 parking spaces leased from City). The loan documents provide for personal liability to the borrower and guarantors for losses from failure to pay amounts due under the Parking Lease to the extent revenue is available, and for springing recourse to the borrower and guarantors if the Parking Lease is terminated.

(8) Permitted Liens; Title Insurance	WAG – Staten Island (Loan No. (86)	Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(15) Actions Concerning Mortgage Loan	WAG – Staten Island (Loan No. (86)	Guarantor (Yama Rahimzada), a member of Y & R Management LLC, has been named with all members of such LLC as a defendant in lawsuit arising out of property sale by the LLC to plaintiffs. The master tenant at the property went into bankruptcy, and the plaintiffs allege fraud and breach of contract, among other things, related to the defendants’ withholding of information about the master tenant’s financial condition, and are seeking damages against defendants for approximately $100 million. The lawsuit was filed in December 2012. Cross motions for summary judgment are pending. The guarantor’s stated net worth as of June 1, 2015 was $56.7 million.

(18) Insurance	745 Atlantic Avenue (Loan No. 1)	(i) Insurance Deductible. Loan documents permit property insurance deductible of up to $100,000. (ii) Terrorism Insurance Cap. If TRIA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage required by the loan documents. (iii) Rent Loss Coverage Limits. The loan documents provide for 36 months’ rent loss

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coverage, but do not require any extended period of indemnity.

(18) Insurance	Lawton Town Center (Loan No. 14)	Kohl’s pad site is leased fee where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee

(18) Insurance	Zephyr Commons (Loan No. 15)	Provisions of Publix (#1 tenant) lease prevail with respect to applicability and control over disbursement of available casualty proceeds.

(18) Insurance	Mountain Valley Center (Loan No. 19)	(i) Leased Fee. Chase Bank pad site is leased fee where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (ii) Safeway Insurance. Albertson’s Holdings LLC d/b/a Safeway (#1 tenant; 51,864 sf and 58% of NRA) is obligated to provide insurance in accordance with its lease, which does not require (A) that tenant-provided insurance name lender as loss payee or additional insured under the property and liability policies, respectively; (B) that the lender or an approved insurance trustee control disbursement of available casualty proceeds for any casualty exceeding 5% of the outstanding principal amount of the loan; and (C) that third party insurance include rent loss or terrorism coverage.

(18) Insurance	CVS – Montgomery, AL (Loan No. 83)	Borrower’s obligation to provide required insurance (including rent loss and terrorism coverage) is suspended if tenant (Big B Drugs, Inc., operating as CVS Pharmacy) elects to provide third party insurance in accordance with its lease, but the lease has no rent abatement or termination remedies for any reason other than total condemnation during the loan term. Tenant is permitted to provide all risk coverage for 90% of the building’s reasonable replacement value. Further, if the CVS lease is in full force effect and there is no lease or loan default, the provisions of the CVS lease shall control disbursement of any casualty proceeds.

(18) Insurance	WAG – Staten Island (Loan No. (86)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(18) Insurance	CVS – Douglas, GA (Loan No. 87)	Borrower’s obligation to provide required insurance (including rent loss and terrorism coverage) is suspended if tenant (Big B Drugs, Inc., operating as CVS Pharmacy) elects to provide third party insurance in accordance with its lease, but the lease has no rent abatement or termination remedies for any reason other than total condemnation during the loan term. Tenant is permitted to provide all risk coverage for 90% of the building’s reasonable replacement value. Further, if the CVS lease is in full force effect and there is no lease or loan default, the provisions of the CVS lease shall control disbursement of any casualty proceeds.

(26) Local Law Compliance	Bell Plaza (Loan No. 91)	Cyberland (1,200 sf; 4.65% of NRA) is an internet café use that is not permitted in the underlying Phoenix, AZ zoning district. The tenant is currently dark, but paying rent. Its lease expires December 31, 2015. The lender did not include the related lease for loan underwriting purposes.

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(28) Recourse Obligations	745 Atlantic Avenue (Loan No. 1)	SPE Borrower-only on required non-recourse carve-out events (including misappropriation of rents and proceeds, fraud, criminal acts resulting in forfeiture, breaches of environmental covenants or commission of material physical waste at property) and springing recourse events (including voluntary or non-collusive involuntary bankruptcy filings or breaches of permitted transfer provisions in loan documents). Borrower has a stated net worth of $44.6 million as of June 30, 2015. The loan documents provide for soft/ springing cash management, with an in-place deposit account control agreement and springing recourse to the borrower personal for intentional non-compliance with cash management requirements. Further, the Phase I environmental site assessment did not identify any recognized environmental conditions.

(31) Acts of Terrorism Exclusion	11 Madison Avenue (Loan No. 5)	(i) Terrorism Insurance Cap. If TRIA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism coverage) required by the loan documents. (ii) Captive Insurer for Terrorism Insurance. The loan documents provide that the borrower may obtain terrorism coverage in excess of $100 million from Belmont Insurance Company, a non-rated captive insurer, provided that (A) such insurer remains a licensed captive insurance company owned by SL Green Realty Corp. or its operating partnership, (B) there is a U.S. Government backstop for an amount equal to the then applicable federal share of compensation for insured losses of an insurer under TRIA and borrower obtains reinsurance with a cut-through endorsement acceptable to lender with a qualified carrier for the non-backstopped balance of coverage; and (C) no such terrorism insurance shall have a sunset or expiration if TRIA expires.

(31) Acts of Terrorism Exclusion	Mountain Valley Center (Loan No. 19)	Albertson’s Holdings LLC d/b/a Safeway (#1 tenant; 51,864 sf and 58% of NRA) is obligated to provide insurance in accordance with its lease, which does not require that third party insurance include terrorism coverage.

(31) Acts of Terrorism Exclusion	WAG – Staten Island (Loan No. (86)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(33) Single Purpose Entity	Zephyr Commons (Loan No. 15)	Borrower is recycled SPE that previously owned property other than the mortgaged property. Borrower owned outlots adjacent to the mortgaged property, and conveyed the outlots to a third party prior to loan origination. A Phase I environmental site assessment was obtained with respect to prior owned property that indicated no recognized environmental conditions, and the loan documents include personal liability to borrower and guarantor for losses related to prior owned property.

(33) Single Purpose Entity	Bell Plaza (Loan No. 91)	Borrower is recycled SPE that previously owned property other than the mortgaged property. Borrower owned an outlot used as a Taco Bell restaurant adjacent to the mortgaged property, and conveyed the outlot to a third party prior to loan origination. A Phase I environmental site assessment was obtained with respect to prior owned property that indicated no recognized environmental conditions, and the loan documents include personal liability to borrower and guarantor for losses related to prior owned property.

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(36) Ground Lease	WAG – Staten Island (Loan No. (86)	The entirety of borrower’s interest in mortgaged property is leasehold. Latest ground lease expiration is July 30, 2052 (loan maturity is October 11, 2020). The loan documents include a springing ground rent reserve requirement for the ground rent amount if Walgreens fails to make its ground lease payment. The loan documents further provide for springing recourse to the borrower and guarantor if the ground lease is terminated for any reason. Variations: (J)(K): In the event of a casualty or condemnation, the ground lease provides that the terms of the Walgreen’s lease govern the application and disbursement of proceeds. During the loan term, Walgreen’s has the obligation to restore the improvements following casualty without any rent abatement or termination remedies. The lease is silent as to condemnation. Walgreen’s has provided notice of its self-insurance election.

(42) Organization of Mortgagor	CVS – Montgomery, AL (Loan No. 83) CVS – Douglas, GA (Loan No. 87)	Desiree Silo, co-trustee of guarantor trusts (Rene Merlander Family Trust and The Merlander Family Irrevocable Trust) filed bankruptcy in 2007 following a divorce. The guarantor trusts’ stated net worth/ liquidity as of August 26, 2015 is approximately $21.2 million/$6.4 million. The loan documents require that the guarantor trusts maintain a combined minimum net worth/ liquidity of $10 million/$600,000 over the life of the loan.

(43) Environmental Conditions	CityPlace I (Loan No. 3)	In lieu of obtaining a non-recourse carve-out for environmental liability from the guarantor (i.e., only the SPE borrower has environmental carve-out liability), the lender obtained a $3 million lender pollution legal liability-type environmental insurance policy from Great American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing, and the loan documents include the requirement for a $25,000 environmental insurance deductible reserve. Great American has an S & P rating of “A+”.

(43) Environmental Conditions	14 Mile & Middlebelt (Loan No. 60)	A Phase II environmental site assessment was conducted in 2005 to evaluate potential soil and groundwater contamination from on-site dry cleaning operations and an adjacent property’s CITGO-branded gas station that was identified with an open leaking underground storage tank (LUST) case. No on-site impacts to soil and groundwater were identified from the dry cleaning operation, but elevated levels of benzene and metal lead were present in groundwater samples. Subsequent sampling in 2008 and 2009 found no elevated levels of contaminants at the subject property. No documentation has been provided indicating the timing or actions required to attain “no further action” status. Nor has a “responsible party” been identified. The property is deemed to have a recognized environmental condition arising from historical contamination and the open LUST case. The environmental consultant concluded that vapor migration is not considered to be represent a significant concern at this time, and the lender determined that no further action was required.

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Rialto Mortgage Finance, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(1) Complete Mortgage File	Sheraton Lincoln Harbor Hotel (Loan No. 2) Holiday Inn Express Somerset (Loan No. 49) Best Western – La Grande (Loan No. 50) Hampton Inn & Suites – Cape Coral (Loan No. 63)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor and, if required by the existing comfort letter, request that the franchisor deliver a replacement comfort letter in favor of the Trust. With respect to the Mortgage Loans listed, the Mortgage File does not contain the replacement comfort letter.

(2) Whole Loan; Ownership of Mortgage Loans	Sheraton Lincoln Harbor Hotel (Loan No. 2)	The Mortgage Loan is evidenced by a $60,000,000 Note A-1. The Mortgaged Property is also security for the pari passu Note A-2, which has an original principal balance of $20,000,000. The Sheraton Lincoln Harbor Hotel Loan Combination is being serviced pursuant to the Pooling and Servicing Agreement.

(5) Hospitality Provisions	Sheraton Lincoln Harbor Hotel (Loan No. 2) Holiday Inn Express Somerset (Loan No. 49) Best Western – La Grande (Loan No. 50)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC, under which the franchisor may elect to issue a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor. At the franchisor’s option, the franchisor may issue a replacement comfort letter. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the Trust within a reasonable time.

(15) Actions Concerning Mortgage Loan	Holiday Inn Express Somerset (Loan No. 49)	The guarantors under the Mortgage Loan (Kalpana Mahendra Patel and Rajani Patel) (the “Guarantors”) each had an ownership interest in a borrower (the “CNB Borrower”) under a loan secured by another property (the “CNB Property”) that was the subject of a foreclosure by CNB Bank, FKA County National Bank (“CNB”). In January 2013, CNB obtained a judgment against 17 individuals and entities (including the Guarantors) in the amount of $2,928,057.08. CNB received approximately $1,897,953 in connection with the sale of the CNB Property. The owners of the CNB Borrower made a payment to CNB in the amount of $290,000. The Guarantors indicated that the $290,000 payment was made in settlement of any deficiency balance that might be due in connection with the judgment; however the CNB Borrower did not receive a release from CNB. Although no collection efforts have been made by CNB since the deficiency payment was made, the judgment remains open.

(26) Local Law Compliance	Windsor Square (Loan No. 22)	The portion of the Mortgaged Property that is used as a movie theater is legal nonconforming as to use. In the event of a casualty greater than 50% of the value of the related building, the Borrower would be required to obtain special use approval to rebuild the movie theater parcel as a movie theater. Otherwise, this parcel would need to be rebuilt in compliance with local zoning laws, which would permit a new retail

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

structure.

(26) Local Law Compliance	Big Ben Self Storage (Loan No. 72)	The self storage use at the Mortgaged Property is legal nonconforming. The zoning ordinance provides that the use may continue unless this use is inactive or abandoned for a period of twelve months, in which case the Borrower would be required to obtain special use approval to continue such use.

(28) Recourse Obligations	Sheraton Lincoln Harbor Hotel (Loan No. 2)

The Guarantor is capitalized solely with a $5,000,000 demand note and is liable under similar guaranties on other loans.

With respect to recourse for waste, the Mortgage Loan provides for recourse for intentional, material physical waste only.

(28) Recourse Obligations	Windsor Square (Loan No. 22)	With respect to recourse for waste, the Mortgage Loan provides recourse only (i) to the extent the Mortgaged Property generates sufficient cash flow to prevent such waste and (ii) if such waste is the result of an affirmative act of the Borrower.

(28) Recourse Obligations	Princessa Plaza (Loan No. 31)	With respect to recourse for waste, the Mortgage Loan provides for recourse for intentional, material physical waste only.

(42) Organization of Mortgagor	Windsor Square (Loan No. 22)	The Guarantor (Gary J. Dragul) filed Chapter 7 personal bankruptcy in 1993, which was discharged in 1994.

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C-III Commercial Mortgage LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(5) Hospitality Provisions	Courtyard Marriott Philadelphia Bensalem (Loan No. 29) Comfort Inn & Suites Beachfront – Galveston (Loan No. 43) La Quinta Inn & Suites Smyrna (Loan No. 59)	With respect to each of the subject Mortgage Loans, the related mortgage loan documents contain an executed comfort letter in favor of C-III Commercial Mortgage LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period as required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.
(5) Hospitality Provisions	Best Western Plus South Bay (Loan No. 53)	The related franchisor does not issue a customary comfort letter. The letter issued is only an agreement to send notice to the lender of any potential or actual cancellation of membership, and is otherwise not a binding agreement per its terms. However, per the terms of the related franchisor’s bylaws, a foreclosure of a mortgage is exempt from any transfer restrictions under the related franchise documents, provided the mortgagee completes required documentation within 30 days.

(8) Permitted Liens; Title Insurance	Infinite Self Storage Greenfield (Loan No. 74)	The related Mortgaged Property consists of two or more noncontiguous parcels.

(8) Permitted Liens; Title Insurance	Parkway Pointe (Loan No. 78)	The related Mortgaged Property is subject to a right of first refusal on the part of a tenant.

(18) Insurance	All C3CM Mortgage Loans (Loan Nos. 20, 28, 29, 35, 36, 37, 38, 43, 46, 47, 48, 53, 56, 59, 62, 64, 65, 68, 69, 73, 74, 76, 78, 79, 81, 82, 84, 85, 88, 89, 93, 95, 96, 97, 99, 100 and 101)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

(18) Insurance	Comfort Inn & Suites Beachfront – Galveston (Loan No. 43)	The related Mortgaged Property is covered by property insurance coverage for windstorms, including “named storms”, provided by the Texas Windstorm Insurance Association, which is not rated.

(18) Insurance	Fresh Thyme Market (Loan No. 48)	The subject Mortgage Loan permits the related borrower to rely on insurance provided by the sole tenant at the related Mortgaged Property. Pursuant to the terms of the related lease, the related tenant is responsible for maintaining insurance (e.g., liability and business interruption insurance). Such insurance may be issued by an insurance company with a financial strength rating of “A-:VII” from A.M. Best Company.

(26) Local Law	Ashley Place	For each of the subject Mortgage Loans, the related Mortgaged Property

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

Compliance

Apartments (Loan No. 20)

Bossier Corners (Loan No. 28)

Infinite Self Storage Nora (Loan No. 35)

Beach MHP (Loan No. 36)

Comfort Inn & Suites Beachfront – Galveston (Loan No. 43)

Advantage Mini Storage (Loan No. 46)

Best Western Plus South Bay (Loan No. 53)

Avalon MHC (Loan No. 65)

Infinite Self Storage Plainfield (Loan No. 68)

Parkway Pointe (Loan No. 78)

Infinite Self Storage LaPorte (Loan No. 79)

Getzville Plaza (Loan No. 81)

Riviera Estates & Elm Grove MHP (Loan No. 82)

Idaho Self Storage (Loan No. 85)

Valley Palms MHC (Loan No. 88)

Summerhaven MHP (Loan No. 89)

Cahaba Mobile Home Estates

constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(Loan No. 95) Oaks MHC (Loan No. 97) Westgate Park MHC (Loan No. 101)

(26) Local Law Compliance	Lake Bambi MHP (Loan No. 99) Little Street Village MHP (Loan No. 100)	For each of the subject Mortgage Loans, the related Mortgaged Property is legally nonconforming as to use, setbacks and/or density. Based on a review by an insurance consultant, law and ordinance insurance was not available; however, there is a recourse carveout for losses resulting from failure to conform to zoning regulations.

(29) Mortgage Releases	Bossier Corners (Loan No. 28) Riviera Estates & Elm Grove MHP (Loan No. 82)	With respect to each of the subject Mortgage Loans, the related loan documents permit the release of a vacant or unimproved parcel of land at the related Mortgaged Property, subject to, among other conditions, the remaining collateral satisfying certain loan-to-value ratio and debt service coverage ratio tests.

(31) Acts of Terrorism Exclusion	All C3CM Mortgage Loans (Loan Nos. 20, 28, 29, 35, 36, 37, 38, 43, 46, 47, 48, 53, 56, 59, 62, 64, 65, 68, 69, 73, 74, 76, 78, 79, 81, 82, 84, 85, 88, 89, 93, 95, 96, 97, 99, 100 and 101)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

(31) Acts of Terrorism Exclusion	Fresh Thyme Market (Loan No. 48)	The subject Mortgage Loan permits the related borrower to rely on insurance provided by the sole tenant at the related Mortgaged Property. Pursuant to the terms of the related lease, the related tenant is responsible for maintaining insurance (e.g., liability and business interruption insurance). Such insurance may be issued by an insurance company with a financial strength rating of “A-:VII” from A.M. Best Company.

(32) Due on Sale or Encumbrance	Bossier Corners (Loan No. 28) Riviera Estates & Elm Grove MHP (Loan No. 82)	Any transfer of the related Mortgaged Property in connection with a release contemplated by an exception to Representation and Warranty No. 29 is a permitted transfer under the related loan documents.

(34) Defeasance	All C3CM Mortgage Loans (except Northport Loop Office, which does not provide for defeasance) (Loan Nos. 20, 28, 29, 35, 36, 38, 43, 46, 47, 48, 53, 56, 59, 62, 64, 65, 68, 69, 73, 74, 76, 78, 79,	The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

81, 82, 84, 85, 88, 89, 93, 95, 96, 97, 99, 100 and 101)

(43) Environmental Conditions	Infinite Self Storage New Lenox (Loan No. 62)	A potable water well is located on the related Mortgaged Property and, due to the related Mortgaged Property’s location, is subject to impact from the industrial use of the surrounding area. Testing of water supplied by the on-site domestic water well revealed contaminants below the applicable maximum contaminant limits, with the exception of a plasticizer used in manufacturing of articles made of PVC. The environmental consultant recommended that the office located at the related Mortgaged Property use bottled water for drinking and use well water for sanitary purposes only.

(43) Environmental Conditions	Infinite Self Storage South Chicago (Loan No. 96)	A recognized environmental condition was identified off-site at two upgradient facilities located to the west of the related Mortgaged Property. A potable water well located on the related Mortgaged Property is subject to impact from these upgradient sites. Testing of water supplied by the on-site domestic water well revealed contaminants below the applicable maximum contaminant limits, with the exception of total petroleum hydrocarbon-diesel, which was detected slightly above its method detection limit. The environmental consultant recommended that the office located at the related Mortgaged Property use bottled water for drinking and use well water for sanitary purposes only.

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Société Générale

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	Patrick Henry Mall (Loan No. 7)

$96,200,000 loan to the Mortgagor is secured on a pari passu basis by various notes (A-1 Note in the amount of $48,100,000; A-2 Note in the amount of $21,400,000; A-3 Note in the amount of $26,700,000). Liberty Island Group I LLC contributed the A-1 Note to the WFCM 2015-SG1 Trust, and Société Générale contributed the A-2 Note to the WFCM 2015-SG1 Trust and is contributing the A-3 Note to the WFCM 2015-C31 Trust.

Prudential Asset Resources, Inc. is the primary servicer of the Mortgage Loan. The Mortgage Loan is serviced pursuant to the WFCM 2015-SG1 Pooling and Servicing Agreement and the terms of a primary servicing agreement between Wells Fargo Bank, National Association and Prudential Asset Resources.

(5) Hospitality Provisions	Courtyard Marriott – Tacoma (Loan No. 4) Holiday Inn – Lafayette (Loan No. 23)	The Mortgage Loan documents contain an executed comfort letter in favor of Société Générale. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to the franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.
(7) Lien; Valid Assignment	Patrick Henry Mall (Loan No. 7)	$96,200,000 loan to the Mortgagor is secured on a pari passu basis by various notes (A-1 Note in the amount of $48,100,000; A-2 Note in the amount of $21,400,000; A-3 Note in the amount of $26,700,000). Liberty Island Group I LLC contributed the A-1 Note to the WFCM 2015-SG1 Trust, and Société Générale contributed the A-2 Note to the WFCM 2015-SG1 Trust and is contributing the A-3 Note to the WFCM 2015-C31 Trust. The Mortgage Loan will be serviced pursuant to the WFCM 2015-SG1 Trust Pooling and Servicing Agreement.

(28) Recourse Obligations	Barclay Square (Loan No. 21)	The provisions in the Mortgage Loan Documents providing for recourse in connection with waste at the related Mortgaged Property provides recourse for intentional material waste only.

(28) Recourse Obligations	Manchester Run Shopping Center (Loan No. 32)	The borrower’s recourse liabilities are subject to a guaranty cap of (i) twenty five percent (25%) of principal due on the date of a springing recourse event or (ii) the borrower’s recourse liabilities.

(33) Single Purpose Entity	Patrick Henry Mall (Loan No. 7)	In addition to the Mortgaged Property, the Mortgagor previously owned the space at the mall currently occupied by Dillard’s. An indemnity from the Mortgagor and guarantor was obtained with respect to any fees, costs or damages incurred by the lender in connection with the ownership of the previously owned property. In addition, a Phase I conducted on the previously owned property revealed no evidence of any environmental impacts.

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Basis Real Estate Capital II, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Warren Industrial Center (Loan No. 9)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than 10%, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Ross Portfolio (Loan No. 13)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $500,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	College Village (Loan No. 41)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $300,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	8350 & 8366 Westheimer (Loan No. 45)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is: (a) in the case of casualty, the lesser of (x) $300,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan; and (b) in the case of condemnation, the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Scioto Apartments (Loan No. 94) Newberry Woods Apartments (Loan No. 102)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than $250,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.
(18) Insurance	Silver Rock Apartments (Loan No. 12) DaVita Dialysis (Lakewood, CO) (Loan No. 80)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.
(18) Insurance	Ivywood Apartments (Loan No. 98)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $250,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(28). Recourse Obligations	Warren Industrial Center (Loan No. 9) Silver Rock Apartments (Loan No. 12) College Village	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only, instead of material physical waste.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(Loan No. 41) 8350 & 8366 Westheimer (Loan No. 45)

(28). Recourse Obligations	Ross Portfolio (Loan No. 13) DaVita Dialysis (Lakewood, CO) (Loan No. 80)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for physical waste, instead of material physical waste.
(28). Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 9, 12, 13, 41, 45, 80, 94, 98 and 102)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

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Liberty Island Group I, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	All Liberty Island Mortgage Loans (Loan Nos. 11, 18, 26, 27, 55)	Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFCM Commercial Mortgage Trust 2015-C31 subject to the terms of a primary servicing agreement.

(8) Permitted Liens; Title Insurance	Bernstein Portfolio (Loan No. 18)	With respect to the Mortgaged Property identified on Annex A-1 as Bernstein Portfolio – Miami Gardens, a Declaration of Covenants, Conditions, Restrictions and Easements states that no business or professional tenant at the Mortgaged Property may occupy more than 1,500 square feet; however, a medical tenant at the Mortgaged Property occupies in excess of 5,000 square feet. In addition, a Declaration of Covenants, Conditions, Restrictions and Easements states that the building may not exceed 9,136 square feet; however, according to the survey the building’s footprint is 9,161.4 square feet. The loan agreement provides for loss recourse to the Mortgagor and the guarantor for any losses related to the violation of these use restrictions.

(8) Permitted Liens; Title Insurance	Fairfield Inn & Suites - Warner Robins (Loan No. 55)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the Mortgaged Property if there is transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, but is subordinate to the interests of bona fide lenders who are not competitors and are approved by franchisor.

(18) Insurance	Palouse Mall (Loan No. 11)	With regard to certain tenants, the lender has not yet been named as loss payee/additional insured on all policies. The loan agreement requires the Mortgagor to provide certificates that the lender has been named as a loss payee/additional insured on all policies within 20 days of the origination of the Mortgage Loan. In addition, the loan agreement provides for loss recourse to the Mortgagor and the guarantor for any losses related to the failure by the Mortgagor to maintain, or cause a tenant to maintain, insurance on the Mortgaged Property as required by the loan agreement (and provide lender with adequate evidence of such insurance).

(26) Local Law Compliance	Bernstein Portfolio (Loan No. 18)	With respect to the Mortgaged Property identified on Annex A-1 as Bernstein Portfolio – Miami Gardens, the Mortgaged Property constitutes a legal nonconforming structure. The Mortgaged Property height of one story does not meet the minimum requirement of three stories. Following a casualty or destruction, the Mortgaged Property may not be restored or repaired to the same specifications if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. The loan agreement provides for loss recourse to the Mortgagor and the guarantor for any losses

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

related to any insufficiency of insurance proceeds to pay off the entire allocated loan amount in the event lender has elected to apply such insurance proceeds to the payment of the Mortgage Loan following a major casualty.

(36) Ground Lease	Palouse Mall (Loan No. 11)	(K) If the Mortgaged Property is substantially damaged or destroyed and if tenant chooses to terminate the Ground Lease, any insurance proceeds must first be applied to clearing the land rather than applied to the payment of the outstanding principal balance of the Mortgage Loan.

(45) Appraisal	Fairfield Inn & Suites - Warner Robins (Loan No. 55)	The related appraised value is as of December 26, 2014, which is not within 6 months of the Mortgage Loan origination date.

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31, Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, X-D, B, C, PEX and D certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

D-1

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish

D-2

any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

D-3

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN-E or IRS Form W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

D-4

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

D-5

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Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: Wells Fargo Commercial Mortgage Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31

Trust Advisor: Trimont Real Estate Advisors, LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.	The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.	The Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

3.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

E-1-2

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of November 1, 2015.

E-1-3

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Annex E-2

Form of Trust Advisor Annual Report2
(Collective Consultation Period and Senior Consultation Period)

Report Date:       Report will be delivered annually no later than [INSERT DATE].

Transaction:        Wells Fargo Commercial Mortgage Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31

Trust Advisor:     Trimont Real Estate Advisors, LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.	The Trust Advisor reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS]

2.	[If report is rendered during a Senior Consultation Period, add:] The Trust Advisor met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’ NAMES AND TITLES]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.	The Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount

2     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Asset Status Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with [if report is rendered during Senior Consultation Period: the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.	The Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.

b.	The Trust Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formulas] required to be utilized for such calculation.

c.	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

E-2-2

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the [Special Servicer or the] Subordinate Class Representative. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of November 1, 2015.

E-2-3

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Annex F

Form of Distribution Date Statement

F-1

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	Wells Fargo Commercial Mortgage Trust 2015-C31 Commercial Mortgage Pass-Through Certificates Series 2015-C31	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/15
8480 Stagecoach Circle		Record Date:	11/30/15
Frederick, MD 21701-4747		Determination Date:	12/11/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Trust Advisor
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Trimont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: John D’Amico Phone Number: (404) 581-1695

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2015-C31 Commercial Mortgage Pass-Through Certificates Series 2015-C31	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/15
8480 Stagecoach Circle		Record Date:	11/30/15
Frederick, MD 21701-4747		Determination Date:	12/11/15

Certificate Distribution Detail

Class (1)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (2)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) The balances of the Class A-S, Class B, Class C certificates represent the balance of their respective Regular Interest, as detailed in the Pooling and Servicing Agreement. A portion of these classes may be exchanged and held in Class PEX. For details on the current status and payments of Class PEX, see page 4.

(2) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2015-C31 Commercial Mortgage Pass-Through Certificates Series 2015-C31	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/15
8480 Stagecoach Circle		Record Date:	11/30/15
Frederick, MD 21701-4747		Determination Date:	12/11/15

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2015-C31 Commercial Mortgage Pass-Through Certificates Series 2015-C31	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/15
8480 Stagecoach Circle		Record Date:	11/30/15
Frederick, MD 21701-4747		Determination Date:	12/11/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEX Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Frederick, MD 21701-4747		Determination Date:	12/11/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Other Required Information

Available Distribution Amount (1)	0.00

Current LIBOR	0.00%
Next Month’s LIBOR	0.00%	Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Trimont Real Estate Advisors, LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

See footnotes on last page of this section.

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (1)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (1)	WAC	Weighted Avg DSCR (2)

Totals							Totals

(1) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(2) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(3) The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

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Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

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NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

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Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

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Frederick, MD 21701-4747		Determination Date:	12/11/15

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

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Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

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Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

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Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

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Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

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Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

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Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

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Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

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Frederick, MD 21701-4747		Determination Date:	12/11/15

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

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Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

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Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

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Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
December 2015	67,302,000.00	May 2020	67,302,000.00
January 2016	67,302,000.00	June 2020	67,302,000.00
February 2016	67,302,000.00	July 2020	67,302,000.00
March 2016	67,302,000.00	August 2020	67,302,000.00
April 2016	67,302,000.00	September 2020	67,302,000.00
May 2016	67,302,000.00	October 2020	67,301,699.89
June 2016	67,302,000.00	November 2020	66,340,703.40
July 2016	67,302,000.00	December 2020	65,269,300.47
August 2016	67,302,000.00	January 2021	64,276,738.66
September 2016	67,302,000.00	February 2021	63,280,150.31
October 2016	67,302,000.00	March 2021	62,031,158.76
November 2016	67,302,000.00	April 2021	61,025,461.10
December 2016	67,302,000.00	May 2021	59,933,191.71
January 2017	67,302,000.00	June 2021	58,918,982.95
February 2017	67,302,000.00	July 2021	57,818,443.48
March 2017	67,302,000.00	August 2021	56,795,655.29
April 2017	67,302,000.00	September 2021	55,768,717.50
May 2017	67,302,000.00	October 2021	54,655,809.46
June 2017	67,302,000.00	November 2021	53,620,190.05
July 2017	67,302,000.00	December 2021	52,498,846.24
August 2017	67,302,000.00	January 2022	51,454,475.52
September 2017	67,302,000.00	February 2022	50,405,867.33
October 2017	67,302,000.00	March 2022	49,109,698.81
November 2017	67,302,000.00	April 2022	48,051,577.42
December 2017	67,302,000.00	May 2022	46,908,368.82
January 2018	67,302,000.00	June 2022	45,841,315.46
February 2018	67,302,000.00	July 2022	44,689,427.83
March 2018	67,302,000.00	August 2022	43,613,370.79
April 2018	67,302,000.00	September 2022	42,519,841.19
May 2018	67,302,000.00	October 2022	41,340,469.26
June 2018	67,302,000.00	November 2022	40,237,723.10
July 2018	67,302,000.00	December 2022	39,023,870.14
August 2018	67,302,000.00	January 2023	37,888,824.21
September 2018	67,302,000.00	February 2023	36,749,175.55
October 2018	67,302,000.00	March 2023	35,355,087.88
November 2018	67,302,000.00	April 2023	34,205,165.77
December 2018	67,302,000.00	May 2023	32,967,640.63
January 2019	67,302,000.00	June 2023	31,808,037.13
February 2019	67,302,000.00	July 2023	30,561,104.77
March 2019	67,302,000.00	August 2023	29,391,742.19
April 2019	67,302,000.00	September 2023	28,217,637.23
May 2019	67,302,000.00	October 2023	26,956,614.09
June 2019	67,302,000.00	November 2023	25,708,723.98
July 2019	67,302,000.00	December 2023	24,365,612.94
August 2019	67,302,000.00	January 2024	23,107,182.04
September 2019	67,302,000.00	February 2024	21,843,631.62
October 2019	67,302,000.00	March 2024	20,395,666.36
November 2019	67,302,000.00	April 2024	19,121,084.08
December 2019	67,302,000.00	May 2024	17,752,036.44
January 2020	67,302,000.00	June 2024	16,466,698.50
February 2020	67,302,000.00	July 2024	15,087,199.67
March 2020	67,302,000.00	August 2024	13,791,019.50
April 2020	67,302,000.00	September 2024	12,489,565.69

G-1

Distribution Date	Class A-SB Planned Principal Balance ($)
October 2024	11,094,407.17
November 2024	9,781,981.38
December 2024	8,376,161.47
January 2025	7,052,675.38
February 2025	5,723,804.15
March 2025	4,126,961.34
April 2025	2,786,184.65
May 2025	1,352,816.35
June 2025	751.10
July 2025 and
thereafter	0.00

G-2

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	one or more multifamily and commercial mortgage loans;

•	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

August 3, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi
WHERE YOU CAN FIND MORE INFORMATION	vi
SUMMARY OF PROSPECTUS	1
RISK FACTORS	8
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	23
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	24
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	25
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	25
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	26
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

i

We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	29
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	29
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	33
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	34
Litigation Concerns	34
DESCRIPTION OF THE TRUST FUNDS	35
General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40
YIELD CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
THE SPONSOR	46
THE DEPOSITOR	47
USE OF PROCEEDS	47
DESCRIPTION OF THE CERTIFICATES	48
General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59
General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60

ii

Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	71
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72
DESCRIPTION OF CREDIT SUPPORT	73
General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to CMBS	75
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75
General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	76
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	87
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90
General	90
REMICs	91
Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102
Grantor Trusts	117
Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	118

iii

STATE AND OTHER TAX CONSEQUENCES	128
ERISA CONSIDERATIONS	128
General	128
Prohibited Transaction Exemptions	129
LEGAL INVESTMENT	132
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	134
GLOSSARY	134

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement (SEC File No. 333-195164), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

vi

[THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	•	mortgage assets;

	•	collection accounts;

	•	forms of credit support;

	•	cash flow agreements; and

	•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	•	one or more multifamily and commercial mortgage loans;

	•	commercial mortgage-backed securities;

	•	direct obligations of the United States or other government agencies; and

	•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	•	shopping centers;

	•	retail buildings or centers;

	•	hotels, motels and other hospitality properties;

	•	office buildings;

	•	nursing homes, assisted living facilities and similar properties;

	•	hospitals or other healthcare related facilities;

	•	industrial properties;

1

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

2

	•	may be converted from a fixed to a floating interest rate; or

	•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	•	scheduled payments to maturity;

	•	payments that adjust from time to time;

	•	negative amortization or accelerated amortization;

	•	full amortization or require a balloon payment due on its stated maturity date;

	•	prohibitions on prepayment;

	•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	•	all mortgage loans will have original terms to maturity of not more than 40 years;

	•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	•	all mortgage loans will have been originated by persons other than the depositor; and

	•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be

3

maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	•	subordination of one or more classes of certificates;

	•	over-collateralization;

	•	letters of credit;

	•	insurance policies;

	•	bonds;

	•	repurchase obligations;

	•	guarantees;

	•	reserve funds; and/or

	•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	•	guaranteed investment contracts;

	•	interest rate swap or exchange contracts;

	•	interest rate cap or floor agreements;

	•	currency exchange agreements; and/or

	•	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the

4

pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related

5

outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

• “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

• any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of

6

any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein and in the accompanying prospectus supplement.

7

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a

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faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

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•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund

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following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

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•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with

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short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors. In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

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•	in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	the construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the mortgaged property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the mortgaged property provides;

•	the mortgaged property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

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Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

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Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

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•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot provide assurance that cash flow in respect of a hospitality property during busier periods will be sufficient to offset any shortfalls that occur at that property during slower periods or that the mortgage loans secured by hospitality properties provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings;

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

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•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

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•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval

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could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a healthcare-related property will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

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The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing,

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zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

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Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

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Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the mortgage loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

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Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect

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rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in

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such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

•	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

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The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

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State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it. Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

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•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements.

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Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities. In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other

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considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates. See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

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The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases. To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus. Alternatively, to the

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extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the

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lien of the mortgage. As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property. Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan. The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each

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mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

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In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent

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that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund). In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of

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certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment

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standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls

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below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment

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plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor. Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations. Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates. Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

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Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988. The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets. The depositor is generally not engaged in any activities except those related to the securitization of assets. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-715-6133. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date. The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other

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person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any

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other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the

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accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

•	the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

•	the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

•	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

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Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

•	A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

•	An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

•	Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

•	A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

•	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

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Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)            the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)           the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)          the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)          the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)           the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)          the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)         the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

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(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)          with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)           the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)          the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)         if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)        any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer. See “Description of the Pooling and Servicing

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Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to

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facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

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DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

•               if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

•               if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates. Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

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DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or

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the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller. In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. It is expected that in most cases the warranting party will be the related mortgage loan seller. However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor. Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of

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certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation. A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)            all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)           all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)          all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

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(iv)           any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)            any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)           any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)          all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)         any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)           to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)            all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)           any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)          any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)             to make distributions to the certificateholders on each distribution date;

(ii)            to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)           to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent

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liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)            to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)             if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)            to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)           to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)          if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)            to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)             to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)            to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)           if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)          to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged

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property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)          to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)           to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)          to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)         to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer

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would be reimbursed under a pooling and servicing agreement. See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers. If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related

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mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)             either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)            either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance

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owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account. The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will

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decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)            a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)            a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)            the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)            a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm,

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prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion

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such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

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No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates. To the extent specified in the related prospectus

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supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer. If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS. Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

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Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

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Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to

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later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform

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Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations

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discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the

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performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the

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procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

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Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

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Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account

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to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue

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under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state

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bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not

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constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement

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of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V

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authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”). It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose “functional currency” is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the

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related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

•	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as

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assets qualifying under section 7701(a)(19)(C) of the Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

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•	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates. If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

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The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a “qualified floating rate,”

•	an “objective rate,”

•	a combination of a single fixed rate and one or more “qualified floating rates,”

•	a combination of a single fixed rate and one “qualified inverse floating rate,” or

•	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts

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determined, for each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

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•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

•	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small,

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amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

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Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption

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price will be considered to be purchased at a premium. You may elect under section 171 of the Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election. The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses. Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income

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in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income. You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General. The Exchangeable Certificates for a series may represent either (1) beneficial ownership of proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate. The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee.

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Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

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The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the

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REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Inducement Fees. Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder. Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability. Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their

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after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for

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this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

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The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

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•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain. A Treasury Notice dated October 27, 2006, applies a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

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•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

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Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

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Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

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•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status. This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs. The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

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REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

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•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

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Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

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Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

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Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

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•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

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•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

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With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any

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payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a less than de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

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•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

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The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

•	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage

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loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

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The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS,

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will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some

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grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is

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not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”. In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates. We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative

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exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any

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credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or

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such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating. Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency. In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more Plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one Exemption Rating Agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

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LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as

132

underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the

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related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust. In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$905,696,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2015-C31
as Issuing Entity

COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES,
SERIES 2015-C31

Wells Fargo Commercial Mortgage
Securities, Inc.
as Depositor

Wells Fargo Bank,
National Association
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Société Générale
Basis Real Estate Capital II, LLC
Liberty Island Group I LLC
as Sponsors and Mortgage Loan
Sellers

FREE WRITING PROSPECTUS

WELLS FARGO SECURITIES
SOCIETE GENERALE

Citigroup                    Morgan Stanley

Free Writing Prospectus

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	62
CAPITALIZED TERMS USED IN THIS FREE
WRITING PROSPECTUS	139
DESCRIPTION OF THE MORTGAGE POOL	139
TRANSACTION PARTIES	196
DESCRIPTION OF THE OFFERED CERTIFICATES	257
YIELD AND MATURITY CONSIDERATIONS	310
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	324
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	400
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	401
STATE AND OTHER TAX CONSEQUENCES	405
ERISA CONSIDERATIONS	405
LEGAL INVESTMENT	408
LEGAL MATTERS	409
RATINGS	409
INDEX OF DEFINED TERMS	412

Prospectus

Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing
Agreements	59
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans and
Leases	75
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	133
Ratings	134
Glossary	134